As filed with the Securities and Exchange Commission on August 28, 2015

Registration No. 333-205733

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

CollabRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7374 (Primary Standard Industrial Classification Code Number)	68-0370244 (I.R.S. Employer Identification Number)

44 Montgomery Street, Suite 800

San Francisco, California 94104

(415) 248-5350

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas R. Mika

President and Chief Executive Officer

44 Montgomery Street, Suite 800

San Francisco, California 94104

(415) 248-5350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:
William Davisson, Esq. Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, California 94025 (650) 752-3114	Seamus Lagan Chief Executive Officer Medytox Solutions, Inc. 400 S. Australian Avenue, Suite 800 West Palm Beach, Florida 33401 (561) 855-1626	J. Thomas Cookson, Esq. Akerman LLP One Southeast Third Avenue, 25th Floor Miami, Florida 33131 (305) 374-5600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and the effective time of the merger of CollabRx Merger Sub, Inc., a wholly owned subsidiary of CollabRx, Inc., with and into Medytox Solutions, Inc., as described in the Agreement and Plan of Merger dated as of April 15, 2015, as attached as Annex A to the joint proxy statement/prospectus forming part of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]		Accelerated filer [_]
Non-accelerated filer [_]	(Do not check if a smaller reporting company)	Smaller reporting company [X]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) [_]

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) [_]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.

PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS
—SUBJECT TO COMPLETION DATED AUGUST 28, 2015

Dear Stockholders:

The board of directors of each of CollabRx, Inc. (“CollabRx”) and Medytox Solutions, Inc. (“Medytox”) has unanimously approved a merger of CollabRx Merger Sub, Inc., a wholly owned subsidiary of CollabRx (“Merger Sub”), with and into Medytox, with Medytox continuing as a wholly owned subsidiary of CollabRx. The merger will be effected by Medytox and CollabRx under an Agreement and Plan of Merger by and among Medytox, CollabRx and Merger Sub, dated as of April 15, 2015. Upon completion of the merger, Medytox will continue its corporate existence under the Nevada Revised Statutes (“NRS”) and CollabRx will be named “Rennova Health, Inc.” and continue its corporate existence under the laws of Delaware. The combined company will have its headquarters in West Palm Beach, Florida, the location of Medytox’s current headquarters.

In the merger, (i) each share of Medytox common stock will be converted into the right to receive such number of shares of CollabRx common stock equal to the Exchange Ratio (as defined in the Merger Agreement and described below), (ii) each share of Medytox Series B Preferred Stock will be converted into the right to receive one share of CollabRx Series B Preferred Stock, which will be designated prior to the closing of the merger, (iii) each share of Medytox Series D Preferred Stock will be converted into the right to receive one share of CollabRx Series D Preferred Stock, which will be designated prior to the closing of the merger, (iv) each share of Medytox Series E Preferred Stock will be converted into the right to receive one share of CollabRx Series E Preferred Stock, which will be designated prior to the closing of the merger, (v) each option and warrant to purchase shares of CollabRx common stock will continue in existence pursuant to its terms, (vi) each restricted stock unit for CollabRx common stock will settle prior to the closing of the merger in accordance with its terms, and (vii) Medytox’s equity incentive plan will be assumed by CollabRx and each outstanding option to purchase shares of Medytox common stock will be assumed by CollabRx and converted into an option to purchase shares of CollabRx common stock (with proportional adjustment to the number of shares underlying the option and the exercise price, each in accordance with the Exchange Ratio). The Exchange Ratio will be calculated such that holders of CollabRx equity prior to the closing of the merger (including all outstanding CollabRx common stock and all restricted stock units, options and warrants exercisable for shares of CollabRx common stock) will hold 10% of CollabRx’s common stock following the closing of the merger, and holders of Medytox equity prior to the closing of the Merger (including all outstanding Medytox common stock and all outstanding options exercisable for shares of Medytox common stock, but less certain options that will be cancelled contingent upon the closing pursuant to agreements between Medytox and such optionees) will hold 90% of CollabRx’s common stock following the closing of the merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx common stock after the closing and certain option grants expected to be made at or immediately following the closing of the merger are excluded from such ownership percentages.

CollabRx shares currently trade on NASDAQ under the symbol “CLRX” and Medytox shares currently trade over the counter under the symbol “MMMS.” In connection with the closing of the merger, Medytox shares will cease trading on the over the counter Bulletin Board and be deregistered under the federal securities laws, and we intend to submit a listing application with NASDAQ for the shares of common stock of the combined company following the merger. If the application is approved, we expect the common stock of the combined company will trade on NASDAQ under the symbol “RNVA.”

We cannot complete the merger unless a sufficient number of CollabRx stockholders approve the issuance of CollabRx common stock and other securities in connection with the merger, Medytox stockholders approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and the other related proposals being submitted to the CollabRx stockholders and Medytox stockholders are approved. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the CollabRx or Medytox special stockholder meeting in person, please vote your shares as promptly as possible so that your shares may be represented and voted at your meeting. Please note that a failure to vote your shares or return your proxy card may result in a failure to establish a quorum for the CollabRx special meeting or the Medytox special meeting.

After careful consideration, the board of directors of each of CollabRx and Medytox has unanimously approved the merger agreement and the merger. The CollabRx board of directors unanimously recommends that CollabRx stockholders vote “FOR” each of the proposals being submitted to a vote of the CollabRx stockholders at the CollabRx special meeting. The Medytox board of directors unanimously recommends that Medytox stockholders vote “FOR” each of the proposals being submitted to a vote of the Medytox stockholders at the Medytox special meeting.

The obligations of CollabRx and Medytox to complete the merger are subject to the satisfaction or waiver of the conditions in the merger agreement. Additional information about CollabRx, Medytox and the merger is contained in the accompanying joint proxy statement/prospectus. You should read the entire joint proxy statement/prospectus carefully. In particular, we urge you to read the information under “Risk Factors” beginning on page 23.

We thank you for your consideration and continued support.

Sincerely,
Thomas R. Mika President and Chief Executive Officer CollabRx, Inc.	Seamus Lagan Chief Executive Officer Medytox Solutions, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the joint proxy statement/prospectus or determined that the joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This document is dated _________, 2015, and is first being mailed to stockholders of CollabRx and Medytox on or about ________, 2015.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by CollabRx, constitutes a prospectus of CollabRx under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the CollabRx shares of common stock and other securities to be issued to Medytox stockholders in connection with the merger. This joint proxy statement/prospectus also constitutes a joint proxy statement for both Medytox and CollabRx under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This joint proxy statement/prospectus also constitutes a notice of meeting with respect to the special meeting of Medytox stockholders and a notice of meeting with respect to the special meeting of CollabRx stockholders.

You should rely only on the information contained in this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated __________, 2015. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to Medytox stockholders or CollabRx stockholders nor the issuance by CollabRx of shares of common stock and other securities pursuant to the merger will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation. Information contained in this joint proxy statement/prospectus regarding Medytox has been provided by Medytox and information contained in this joint proxy statement/prospectus regarding CollabRx has been provided by CollabRx.

Medytox Solutions, Inc.
400 S. Australian Avenue, Suite 800
West Palm Beach, Florida 33401

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2015

To the Stockholders of Medytox Solutions, Inc.:

You are cordially invited to attend a special meeting of stockholders of Medytox Solutions, Inc., a Nevada corporation, to be held at the offices of Akerman LLP, located at 777 South Flagler Drive, Suite 1100 West Tower, West Palm Beach, Florida 33401, on [•], 2015, at [•] a.m., local time. The purpose of the meeting shall be to consider and vote upon the following matters:

1.	To approve and adopt the Agreement and Plan of Merger, dated as of April 15, 2015, by and among CollabRx, Inc., CollabRx Merger Sub, Inc., a direct wholly owned subsidiary of CollabRx formed for the purpose of the merger, and Medytox Solutions, Inc., a copy of which is attached as Annex A to the joint proxy statement/prospectus (the "Merger Agreement"), pursuant to which Medytox will become a wholly owned subsidiary of CollabRx, and the transactions contemplated by such agreement.

2.	To approve any motion to adjourn the special meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Merger Agreement and the transactions contemplated thereby.

Stockholders also will consider and act on such other business as may properly come before the special meeting or any adjournment or postponement thereof.

THE MEDYTOX BOARD OF DIRECTORS RECOMMENDS THAT MEDYTOX
STOCKHOLDERS VOTE “FOR” EACH OF THE PROPOSALS.

The Merger Agreement and the proposed merger are described in detail in the accompanying joint proxy statement/prospectus. Please read the joint proxy statement/prospectus carefully in deciding how to vote.

The record date for the Medytox special meeting is September 4, 2015. Only holders of record of Medytox common stock, Medytox Series B Preferred Stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock at the close of business on the record date are entitled to notice of, and to vote at, the Medytox special meeting, or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the special meeting will be available for inspection by any stockholder at the special meeting and during normal business hours at Medytox’s corporate headquarters.

The approval and adoption by Medytox stockholders of the Merger Agreement and the transactions contemplated by such agreement is a condition to the merger and requires (i) the affirmative vote of a majority of the voting power of the Medytox stockholders, which includes holders of Medytox common stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock and (ii) the affirmative vote of a majority of the outstanding shares of Medytox Series B Preferred Stock, voting separately. Each share of Medytox common stock, Medytox Series B Preferred Stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock is entitled to one vote for each outstanding Medytox share. Your vote is very important. Your failure to vote your shares will have the same effect as a vote “against” the approval and adoption of the Merger Agreement and the transactions contemplated by such agreement. Whether or not you plan to attend the special meeting, please promptly vote your Medytox shares by calling the toll-free number found on your proxy card, accessing the internet site found on your proxy card, or by marking, dating, signing and returning all proxy cards you receive. By providing your proxy, you do not restrict your right to vote in person at the Medytox special meeting. If your Medytox shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction form furnished by the record holder.

Do not send any Medytox share certificates at this time. If we complete the merger, we will notify you of the procedures for exchanging your share certificates for shares of common stock or other securities of the combined entity.

By Order of the Board of Directors,

Seamus Lagan
Chief Executive Officer and Director

West Palm Beach, Florida
[•], 2015

CollabRx, Inc.
44 Montgomery Street, Suite 800
San Francisco, California 94104

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On [•], 2015

To the Stockholders of CollabRx, Inc.:

We are pleased to invite you to attend the special meeting of stockholders of CollabRx, Inc. (“CollabRx”), which will be held at the offices of Goodwin Procter LLP located at 135 Commonwealth Drive, Menlo Park, California 94025 on [•], 2015, at [•] a.m., local time, to consider and act upon the following matters:

Proposal 1:	To approve the issuance of shares of CollabRx common stock and other securities exercisable or convertible for shares of CollabRx common stock, which we refer to as the CollabRx Share Issuance, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 15, 2015 (the “Merger Agreement”), by and among CollabRx, Inc., CollabRx Merger Sub, Inc. (“Merger Sub”), a direct wholly owned subsidiary of CollabRx formed for the purpose of the merger, and Medytox Solutions, Inc. (“Medytox”), a copy of which is attached as Annex A to the joint proxy statement/prospectus.
Proposal 2:	To approve an amendment to the CollabRx Certificate of Incorporation, as amended, to effect a reverse split of CollabRx’s common stock at a specific ratio from 1-for-2.5 to 1-for-10, to be effected immediately prior to the effective time of the merger.
Proposal 3:	To approve an amendment to the CollabRx Certificate of Incorporation, as amended, to increase the number of authorized shares of CollabRx common stock from 50,000,000 to 150,000,000 shares, effective as of the effective time of the merger.
Proposal 4:	To approve an amendment to the CollabRx 2007 Incentive Award Plan to increase the number of shares authorized to be issued under the plan and to increase the maximum number of shares any one individual may receive in any calendar year, effective as of the effective time of the merger.
Proposal 5:	To vote upon in an advisory (non-binding) basis the “golden parachute” compensation that may become payable to CollabRx’s named executive officers in connection with the Merger Agreement as required by Item 402(t) of Regulation S-K and Section 14A(b) of the Securities Exchange Act of 1934, as amended.
Proposal 6:	To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.

COLLABRX’S BOARD OF DIRECTORS RECOMMENDS VOTING
“FOR” EACH OF THE PROPOSALS.

The above matters, the Merger Agreement and the proposed merger are described in detail in the accompanying joint proxy statement/prospectus. Please read the joint proxy statement/prospectus carefully in deciding how to vote.

All CollabRx stockholders are cordially invited to attend the special meeting. Only those stockholders of record at the close of business on September 4, 2015 are entitled to notice of and to vote at the special meeting and any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the special meeting will be available for inspection by any stockholder at the special meeting and during normal business hours at CollabRx’s corporate headquarters during the 10-day period immediately prior to the date of the special meeting.

Approval of each of Proposals 1, 2, 3 and 4 by the stockholders of CollabRx is a condition to the completion of the merger. The affirmative vote, in person or by proxy, of a majority of CollabRx’s common stock outstanding and entitled to vote is required for Proposals 2 and 3. The affirmative vote, in person or by proxy, of a majority of the shares of CollabRx’s common stock voting on Proposals 1, 4 and 6 is required for approval of such proposals. The affirmative vote, in person or by proxy, of a majority of the shares of CollabRx’s common stock voting on Proposal 5 is not required, but is for advisory purposes. Your vote is very important. Whether or not you plan to attend the special meeting, please promptly vote your shares in one of the following manners by (i) visiting the internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs.

By Order of the Board of Directors,

Thomas R. Mika
President and Chief Executive Officer

San Francisco, California

[•], 2015

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THE MERGER AND MEETINGS	1
SUMMARY	10
Information about the Companies	10
Summary of the Merger	11
Recommendation of the Medytox Board of Directors and Medytox’s Reasons for the Merger	12
Recommendation of the CollabRx Board of Directors and CollabRx’s Reasons for the Merger	12
Opinion of Ladenburg Thalmann & Co. Inc.	13
Risk Factors	14
Closing and Timing of the Merger	14
Merger Consideration to Medytox Stockholders	14
Appraisal and Dissenters’ Rights	15
Treatment of Medytox Options and Other Medytox Equity-Based Awards	15
Management of the Combined Company Following the Merger	15
Interests of Medytox’s Directors and Officers in the Merger	16
Interests of CollabRx’s Directors and Officers in the Merger	17
No Medytox “Golden Parachute” Compensation	18
CollabRx “Golden Parachute” Compensation	18
Conditions to Completion of the Merger	18
No Solicitation; Board Recommendations	19
Change of Recommendation	19
Termination of the Merger Agreement	20
Expenses and Termination Fee	20
Anticipated Accounting Treatment	21
Voting and Support Agreements	21
Material U.S. Federal Income Tax Consequences of the Merger	21
Comparative Per Share Data	21
Comparative Per Share Market Price Data	22
RISK FACTORS	23
Risks Related to the Merger	23
Risks Related to the Combined Company if the Merger is Completed	26
Risks Related to Medytox	28
Risks Related to CollabRx	39
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	50
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND DATA	51
COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA	52
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDENDS INFORMATION	53
Market Prices	53
Dividends	54
THE SPECIAL MEETING OF MEDYTOX STOCKHOLDERS	55
Overview	55
Date, Time and Place of the Medytox Special Meeting	55
Attendance	55
Proposals	55
Record Date; Outstanding Shares; Shares Entitled to Vote	55
Quorum	55
Vote Required; Recommendation of Medytox Board of Directors	56
Share Ownership and Voting by Medytox Officers and Directors	56
Voting Your Shares	56
Shares Held in Street Name	57
Costs of Solicitation	57
Other Business	58
Assistance	58

i

THE SPECIAL MEETING OF COLLABRX STOCKHOLDERS	59
Date, Time and Place	59
Purpose	59
Recommendation of the CollabRx Board of Directors	59
Record Date; Stockholders Entitled to Vote	60
Voting by CollabRx’s Directors and Executive Officers	60
Quorum	60
Required Vote	60
Voting of Proxies by Holders of Record	60
Shares Held in Street Name	61
Attending the Meeting; Voting in Person	61
Revocation of Proxies	62
Solicitation of Proxies	62
INFORMATION ABOUT THE COMPANIES	63
Medytox Solutions, Inc.	63
CollabRx, Inc.	64
CollabRx Merger Sub, Inc.	64
THE MERGER	65
General	65
Background of the Merger	65
Recommendation of the Medytox Board of Directors; Medytox’s Reasons for the Merger	73
Recommendation of the CollabRx Board of Directors; CollabRx’s Reasons for the Merger	74
Opinion of CollabRx’s Financial Advisor	75
CollabRx Closing Stock Price Performance	76
Board of Directors and Management After the Merger	79
Interests of Medytox’s Directors and Officers in the Merger	79
Interests of CollabRx’s Directors and Officers in the Merger	81
Regulatory Approvals Required	83
NASDAQ Listing of CollabRx Shares	83
Delisting and Deregistration of Medytox Shares	83
Resale of CollabRx Shares Received by Medytox Stockholders in the Merger	83
Anticipated Accounting Treatment	84
Material Relationships with Financial Advisors	84
Appraisal and Dissenters’ Rights	84
THE MERGER AGREEMENT	85
Structure of the Merger and Concurrent Transactions	85
Closing and Effective Time of the Transactions	85
Merger Consideration	85
Exchange of Shares	87
Medytox Stock Options, Other Equity-Based Awards and the D&D Convertible Note.	87
Listing of CollabRx Stock	88
Governance Structure After the Merger	88
Representations and Warranties	89
Conduct of Business by CollabRx and Medytox	91
Stockholder Meetings and Board Recommendations	93
No Solicitation	94
Efforts to Consummate	97
Indemnification and Insurance	97
Employee Benefits	98
Certain Other Covenants	98
Conditions to Completion of the Merger	99
Termination of the Merger Agreement	101
Effect of Termination	102
Termination Fees	103
Other Expenses	104
Amendments; Waivers	104
Governing Law	104

ii

VOTING AGREEMENTS	105
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, MERGER AND OWNERSHIP OF COLLABRX CAPITAL STOCK	106
INFORMATION WITH RESPECT TO MEDYTOX’S BUSINESS	110
Business Strategy	112
MEDYTOX’S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	121
Results of Operations	121
Disputed Subsidiary	122
Liquidity and Capital Resources	123
Liquidity and Capital Resources during the year ended December 31, 2014 compared to the year ended December 31, 2013	124
Liquidity and Capital Resources during the six months ended June 30, 2015 compared to the six months ended June 30, 2014	125
Critical Accounting Policies and Estimates	126
INFORMATION WITH RESPECT TO COLLABRX’S BUSINESS	128
Customers	136
Marketing, Sales and Service	136
Intellectual Property	136
Competition	137
Governmental Regulations	138
Segment and Geographical Information	140
Employees	140
Facilities	140
Research and Development	140
Legal Proceedings	140
COLLABRX’S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	141
Corporate Information	141
Company Background	141
Overview of our Current Business	141
The CollabRx Merger	144
Discontinued Operations	146
Critical Accounting Policies and Estimates	147
Revenue Recognition and Deferred Revenue	148
Accounts Receivable – Allowance for Sales Returns and Doubtful Accounts	148
Fair Value Measurements	149
Intangible Assets and Goodwill	149
Impairment of Long-Lived Assets	150
Income Taxes	150
Accounting for Stock-Based Compensation	150
Results of Operations	151
Quantitative and Qualitative Market Risk Disclosure	158
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	159
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS As of June 30, 2015	160
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS For the Six Months Ended June 30, 2015	161
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS For the Twelve Months Ended December 31, 2014	162

iii

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	163
MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGER	164
Directors and Executive Officers of the Combined Company Following the Merger	164
Directors	164
Executive Officers	166
Director Independence	166
Board Leadership Structure of the Combined Company	167
Board Committees of the Combined Company	167
Certain Relationships and Related Person Transactions	169
Director Compensation	170
Executive Compensation	173
Medytox Summary Compensation Table	173
Seamus Lagan, Chief Executive Officer	174
MEDYTOX PROPOSAL NO. 1 – APPROVAL AND ADOPTION OF MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY	175
Adoption of Merger Agreement	175
Recommendation of Medytox Board of Directors	175
MEDYTOX PROPOSAL NO. 2 - POSSIBLE ADJOURNMENT OF THE MEDYTOX SPECIAL MEETING	176
Possible Adjournment of Medytox Special Meeting	176
Recommendation of Medytox Board of Directors	176
COLLABRX PROPOSAL NO. 1 - APPROVAL OF THE ISSUANCE OF SHARES OF COLLABRX COMMON STOCK AND OTHER SECURITIES EXERCISABLE OR CONVERTIBLE FOR COLLABRX COMMON STOCK IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT	177
Recommendation of the CollabRx Board of Directors	177
COLLABRX PROPOSAL NO. 2 - APPROVAL OF AN AMENDMENT TO THE COLLABRX CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF COLLABRX’S COMMON STOCK, TO BE EFFECTED IMMEDIATELY PRIOR TO THE EFFECTIVE TIME OF THE MERGER	178
Purpose of the Reverse Stock Split	178
Possibility that the Reverse Stock Split Will Fail to Achieve the Desired Effects; Other Possible Consequences	179
Board Discretion to Implement Reverse Stock Split	180
Effect of the Reverse Stock Split on Registration and Voting Rights	180
Effect of the Reverse Stock Split on Stock Options, Warrants and Par Value	180
Effective Date	180
Exchange of Stock Certificates	180
No Appraisal Rights	182
Cash Payment in Lieu of Fractional Shares	182
Federal Income Tax Consequences of the Reverse Stock Split	182
Recommendation of the CollabRx Board of Directors	182
COLLABRX PROPOSAL NO. 3 - APPROVAL OF AN AMENDMENT TO THE COLLABRX CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COLLABRX COMMON STOCK FROM 50,000,000 TO 150,000,000, EFFECTIVE AS OF THE EFFECTIVE TIME OF THE MERGER	183
Reason for the Amendment	183
Principal Effects of Increase in Authorized Shares	183
Risks and Possible Disadvantages Associated with the Increase in Authorized Shares	183
Recommendation of the CollabRx Board of Directors	183

iv

COLLABRX PROPOSAL NO. 4 - APPROVAL OF THE AMENDMENT TO THE COLLABRX, INC. 2007 INCENTIVE AWARD PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE PLAN AND TO INCREASE THE MAXIMUM NUMBER OF SHARES ANY ONE INDIVIDUAL MAY RECEIVE IN ANY CALENDAR YEAR, EFFECTIVE AS OF THE EFFECTIVE TIME OF THE MERGER	184
Administration	184
Eligibility	184
Limitation on Awards and Shares Available	184
Awards	185
Amendment and Termination	186
New Plan Benefits	186
Recommendation of the CollabRx Board of Directors	186
COLLABRX PROPOSAL NO. 5 - ADVISORY (NON-BINDING) APPROVAL OF THE MERGER-RELATED COMPENSATION OF COLLABRX’S NAMED EXECUTIVE OFFICERS	187
Recommendation of the CollabRx Board of Directors	187
COLLABRX PROPOSAL NO. 6 - POSSIBLE ADJOURNMENT OF THE COLLABRX SPECIAL MEETING	188
Recommendation of the CollabRx Board of Directors	188
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS OF MEDYTOX	189
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS OF COLLABRX	191
DESCRIPTION OF COLLABRX SHARES	192
DESCRIPTION OF CAPITAL STOCK	192
General	192
Common Stock	192
Preferred Stock	192
Options	198
Restricted Stock Units	198
Warrants	198
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws	199
Exchange Listing	200
Transfer Agent and Registrar	200
COMPARISON OF RIGHTS OF HOLDERS OF COLLABRX COMMON STOCK AND MEDYTOX COMMON STOCK	201
LEGAL MATTERS	210
EXPERTS	210
FUTURE STOCKHOLDER PROPOSALS	211
Medytox	211
CollabRx	211
WHERE YOU CAN FIND MORE INFORMATION	212
Index to Financial Statements	F-1

Annex A	Agreement and Plan of Merger
Annex B	Nevada Revised Statutes
Annex C	Opinion of Ladenburg Thalmann & Co, Inc.
Annex D	Stockholders Agreement, dated as of April 15, 2015, among CollabRx, Inc., Thomas R. Mika and certain Medytox Solutions, Inc. stockholders identified therein.
Annex E	Form of Voting and Support Agreement entered into by Medytox Stockholders
Annex F	Voting and Support Agreement entered into by CollabRx Stockholder
Annex G	Amendments to Certificate of Incorporation of CollabRx
Annex H	Amendment to 2007 Incentive Award Plan
Annex I	Forms of Certificates of Designations

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References to “Medytox” and “CollabRx” in this joint proxy statement/prospectus refer to Medytox Solutions, Inc. and CollabRx, Inc., respectively. References to the “combined company” refer to CollabRx and its consolidated subsidiaries, including Medytox and its subsidiaries, after the merger. Except as otherwise noted, references to “we,” “us” or “our” refer to Medytox or CollabRx as the context requires. References to “Merger Sub” refer to CollabRx Merger Sub, Inc., a newly formed, direct, wholly-owned subsidiary of CollabRx.

References to the “merger agreement” refer to that certain Agreement and Plan of Merger, dated as of April 15, 2015, among Medytox, CollabRx, and Merger Sub. References to the “merger” refer to the merger of Merger Sub with and into Medytox, with Medytox surviving as the surviving company and as a direct, wholly-owned subsidiary of CollabRx as contemplated under the merger agreement.

References to “Medytox common stock” refer to common stock, par value $0.0001 per share, of Medytox, and references to “Medytox common stockholders” refer to holders of Medytox common stock.

References to “CollabRx common stock” or “CollabRx shares” refer to shares of common stock, par value $0.01 per share, of CollabRx, and references to “CollabRx stockholders” refer to holders of CollabRx shares.

Medytox owns or has rights to various trademarks, trade names or service marks, including STABLE SPOT (design), MEDYTOX SOLUTIONS INC (design) and MEDYTOX SOLUTIONS INC.

CollabRx owns or has rights to various trademarks, trade names or service marks, including COLLABRX and THERAPY FINDER, GENETIC VARIANT ANNOTATION SERVICE, and GVA.

All other trademarks or trade names referred to in this joint proxy statement/prospectus are the property of their respective owners.

Unless specifically noted otherwise, the discussion in this joint proxy statement/prospectus does not reflect adjustments necessary to fully reflect the effect of the reverse stock split contemplated by “CollabRx Proposal No. 2-Approval of an Amendment to the CollabRx Certificate of Incorporation, as amended, to Effect a Reverse Split of CollabRx’s common stock, to be effected immediately prior to the effective time of the merger.” For example, all references in this joint proxy statement/prospectus to the aggregate number of CollabRx shares to be issued to Medytox stockholders in connection with the merger, and all references to the number of outstanding CollabRx shares or CollabRx shares available for issuance under CollabRx equity-based plans, are made before taking into account the effect of the proposed reverse stock split. Specifically, the 50,000,000 CollabRx shares proposed to be available for issuance under the CollabRx 2007 Incentive Award Plan subject to “CollabRx Proposal No. 4- Approval of the Amendment to the CollabRx, Inc. 2007 Incentive Award Plan to increase the number of shares authorized to be issued under the plan,” would be reduced to fully reflect the effect of the proposed reverse stock split if the reverse stock split is effected prior to the closing of the merger.

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND MEETINGS

Set forth below are questions that you, as a Medytox stockholder or a CollabRx stockholder, may have regarding the merger and the other matters to be considered at the special meeting of stockholders of Medytox or the special meeting of stockholders of CollabRx and the answers to those questions. Medytox and CollabRx urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters to be considered at such meetings. Additional important information is also contained in the Annexes to this joint proxy statement/prospectus.

Q:	Why am I receiving this joint proxy statement/prospectus?
A:	Medytox is soliciting a proxy from holders of Medytox shares and CollabRx is soliciting a proxy from holders of CollabRx shares to approve a strategic business combination of Medytox and CollabRx and related matters. On April 15, 2015, Medytox, CollabRx, and Merger Sub entered into a merger agreement, pursuant to which Merger Sub will merge with and into Medytox, with Medytox as the surviving company and a direct, wholly-owned subsidiary of CollabRx. Upon completion of the merger, Medytox stockholders will receive CollabRx shares in exchange for their Medytox shares as described below.

Q:	What are the proposals on which I am being asked to vote?

A:	Medytox: At the special meeting of Medytox stockholders, Medytox stockholders will vote upon proposals to:

•	approve and adopt the Merger Agreement and the transactions contemplated thereby; and

•	adjourn the Medytox special meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Medytox special meeting to approve and adopt the merger agreement and the transactions contemplated thereby.

The Medytox board of directors unanimously recommends that Medytox stockholders vote their Medytox shares “FOR” approval of each of the above proposals.

CollabRx: At the special meeting of CollabRx stockholders, CollabRx stockholders will vote upon proposals to approve the following:

•	the issuance of shares of CollabRx common stock and other securities exercisable or convertible for shares of CollabRx common stock, which we refer to as the CollabRx Share Issuance, in connection with the transactions contemplated by the Merger Agreement;

•	an amendment to CollabRx’s Certificate of Incorporation, as amended, to effect a reverse split of CollabRx’s common stock at a specific ratio from 1-for-2.5 to 1-for-10 to be effective immediately prior to the effective time of the merger;

•	an amendment to CollabRx’s Certificate of Incorporation, as amended, to increase the number of authorized shares of CollabRx common stock from 50,000,000 to 150,000,000 shares, effective as of the effective time of the merger;

•	an amendment to the CollabRx, Inc. 2007 Incentive Award Plan to increase the number of shares authorized to be issued under the plan and to increase the maximum number of shares any one individual may receive in any calendar year;

•	the “golden parachute” compensation that may become payable to CollabRx's named executive officers in connection with the Merger Agreement as required by Item 402(t) of Regulation S-K and Section 14A(b) of the Securities Exchange Act of 1934 on an advisory (non-binding) basis; and

•	the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.

The CollabRx board of directors unanimously recommends that CollabRx stockholders vote their CollabRx shares “FOR” approval of each of the above proposals.

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Q:	What will I receive in the merger?

A:	At the effective time of the merger, (i) each share of Medytox common stock will be converted into the right to receive such number of shares of CollabRx common stock equal to the Exchange Ratio, (ii) each share of Medytox Series B Preferred Stock will be converted into the right to receive one share of CollabRx Series B Preferred Stock, which will be designated prior to the closing of the merger, (iii) each share of Medytox Series D Preferred Stock will be converted into the right to receive one share of CollabRx Series D Preferred Stock, which will be designated prior to the closing of the merger, (iv) each share of Medytox Series E Preferred Stock will be converted into the right to receive one share of CollabRx Series E Preferred Stock, which will be designated prior to the closing of the merger, (v) each option and warrant to purchase shares of CollabRx common stock will continue in existence pursuant to its terms, (vi) each restricted stock unit for CollabRx common stock will settle prior to the closing of the merger in accordance with its terms, and (vii) Medytox’s equity incentive plan will be assumed by CollabRx and each outstanding option to purchase shares of Medytox common stock will be assumed by CollabRx and converted into an option to purchase shares of CollabRx common stock (with proportional adjustment to the number of shares underlying the option and the exercise price, each in accordance with the Exchange Ratio). The Exchange Ratio will be calculated such that holders of CollabRx equity prior to the closing of the merger (including all outstanding CollabRx common stock and all restricted stock units, options and warrants exercisable for shares of CollabRx common stock) will hold 10% of CollabRx’s common stock following the closing of the merger, and holders of Medytox equity prior to the closing of the Merger (including all outstanding Medytox common stock and all outstanding options exercisable for shares of Medytox common stock, but less certain options that will be cancelled contingent upon the closing pursuant to agreements between Medytox and such optionees) will hold 90% of CollabRx’s common stock following the closing of the merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx common stock after the closing and certain option grants expected to be made at or immediately following the closing of the merger are excluded from such ownership percentages.

No fractional shares will be issued in connection with the merger. Any Medytox stockholder who would otherwise be entitled to receive a fraction of a CollabRx share of common stock pursuant to the merger will receive, in lieu of such fractional share, one whole share of CollabRx common stock.

CollabRx stockholders will not receive any merger consideration and will continue to hold their CollabRx shares after giving effect to the merger.

Q:	What is the value of the merger consideration?

A:	The market value of the merger consideration that Medytox stockholders will receive will depend on the price per CollabRx share at the effective time of the merger. That price will not be known at the time of the Medytox special meeting or the CollabRx special meeting and may be less or more than the current market price or the market price at the time of the stockholder meetings. The closing price on the NASDAQ Capital Market of a share of CollabRx common stock on [•], 2015, the last practicable trading day prior to the date of this joint proxy statement/prospectus, was $[•]. There will be no established market for the shares of CollabRx preferred stock.

Q:	Why are CollabRx stockholders being asked to approve the reverse stock split?

A:	The primary objective in proposing the reverse stock split proposed by “CollabRx Proposal No. 2-Approval of an Amendment to the CollabRx Certificate of Incorporation, as amended, to Effect a Reverse Split of CollabRx’s common stock to be effected immediately prior to the effective time of the merger” is to raise the per share trading price of the CollabRx shares. The CollabRx board of directors believes that the reverse stock split would, among other things, help CollabRx to maintain the listing of its common stock on the NASDAQ Capital Market.

Unless specifically noted otherwise, the discussion in this joint proxy statement/prospectus does not reflect adjustments necessary to fully reflect the effect of the reverse stock split contemplated by “CollabRx Proposal No. 2-Approval of an Amendment to the CollabRx Certificate of Incorporation, as amended, to Effect a Reverse Split of CollabRx common stock to be effected immediately prior to the effective time of the merger.” For example, all references in this joint proxy statement/prospectus to the aggregate number of CollabRx shares to be issued to Medytox stockholders in connection with the merger are made before taking into account the effect of the proposed reverse stock split.

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Q:	What percentage of the combined company will Medytox and CollabRx stockholders own following the merger?

A:	Immediately following the merger, the former stockholders of Medytox are expected to own approximately 90% of the combined company and the pre-merger stockholders of CollabRx are expected to own approximately 10% of the combined company; in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx common stock after the closing and certain option grants expected to be made at or immediately following the closing of the merger are excluded from such ownership percentages.

Q:	When and where will the stockholders meetings be held?

A:	Medytox: The Medytox special meeting will be held at the offices of Akerman LLP, located at 777 South Flagler Drive, Suite 1100 West Tower, West Palm Beach, Florida 33401, on [•], 2015, at [•] a.m., local time.

CollabRx: The CollabRx special meeting will be held at the offices of Goodwin Procter LLP located at 135 Commonwealth Drive, Menlo Park, California 94025 on [•], 2015, at [•] a.m., local time.

Q:	Who is entitled to attend the Medytox and CollabRx meetings?

A:	Medytox: All holders of Medytox common stock, Medytox Series B Preferred Stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock as of the record date for the Medytox special meeting, or their duly appointed proxies, are invited to attend the Medytox special meeting.

CollabRx: All holders of CollabRx shares as of the record date for the CollabRx special meeting, or their duly appointed proxies, are invited to attend the CollabRx special meeting.

Q:	Who is entitled to vote at the Medytox and CollabRx meetings?

A:	Medytox: Medytox has fixed September 4, 2015 as the record date for the Medytox special meeting. If you were a Medytox holder of common stock, Medytox Series B Preferred Stock, Medytox Series D Preferred Stock or Medytox Series E Preferred Stock as of the close of business on that date, you are entitled to vote on matters that come before the Medytox special meeting. All votes made by proxy must be received (whether delivered by mail, telephone or internet) no later than [•] p.m., [•] time, on [•], 2015 to be counted.

CollabRx: CollabRx has fixed [•], 2015 as the record date for the CollabRx special meeting. If you were a CollabRx stockholder as of the close of business on such date, you may vote on matters that come before the CollabRx special meeting. All votes made by proxy must be received (whether delivered by mail, telephone or internet) no later than [•] p.m., [•] time, on [•], 2015 to be counted.

Q:	How many votes do I have?

A:	Medytox: You are entitled to one vote for each outstanding Medytox share of common stock, Medytox Series B Preferred Stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock that you owned as of the close of business on the Medytox record date. As of the close of business on the Medytox record date, there were [•] shares of common stock, 5,000 shares of Series B Preferred Stock, [•] shares of Series D Preferred Stock and [•] shares of Series E Preferred Stock issued and outstanding.

CollabRx: You are entitled to one vote for each CollabRx share of common stock that you owned as of the close of business on the CollabRx record date. As of the close of business on the CollabRx record date, there were [•] outstanding CollabRx shares.

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Q:	How do I vote?

A:	Medytox: If you are a registered holder of Medytox shares as of the close of business on the record date for the Medytox special meeting, you may vote in person by attending the meeting or by proxy. You may vote in any of the following ways:

•	in person at the Medytox special meeting;

•	by internet - go to www.[•].com and follow the instructions for internet voting as shown on your proxy card. You do not need to return your proxy card if you vote using the internet;

•	by telephone - call toll free at (800) [•]-[•] and follow the instructions. You do not need to return your proxy card if you vote by telephone; or

•	by mail - complete, sign, date and mail the proxy card in the envelope and return it as soon as possible.

All votes made by proxy must be received (whether delivered by mail, telephone or the internet) no later than [•] p.m., [•] time, on [•], 2015 to be counted.

If you are a beneficial owner of Medytox shares held in “street name,” please follow the voting instructions provided by your broker, bank or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee to ensure that your shares are represented at the Medytox special meeting.

CollabRx: If you are a registered holder of CollabRx shares as of the close of business on the record date for the CollabRx special meeting, you can vote in person by attending the meeting or by proxy. You may vote in any of the following ways:

•	in person at the CollabRx special meeting;

•	by internet - go to www.[•].com and follow the instructions for internet voting shown on your proxy card. You do not need to return your proxy card if you vote using the internet;

•	by telephone - call toll free at (800) [•]-[•] and follow the instructions. You do not need to return your proxy card if you vote by telephone; or

•	by mail - complete, sign, date and mail the proxy card in the envelope and return it as soon as possible.

All votes made by proxy must be received (whether delivered by mail, telephone or internet) no later than [•] p.m., [•] time, on [•], 2015 to be counted.

If you are a beneficial owner of CollabRx shares held in “street name,” then you will have received this material from your broker or other nominee seeking your instructions as to how you wish your shares to be voted. In that case, follow the procedures specified on your broker’s or other nominee’s voting instruction form provided to you by your nominee to ensure that your shares are represented at the CollabRx special meeting.

Q:	My shares are held in “street name” by my broker, or I am a non-registered shareholder. Will my broker automatically vote my shares for me?

A:	No. If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name.” You are not the “record holder” or “registered holder” of these shares. If this is the case, this joint proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee. As the beneficial owner, unless your broker, bank or other nominee has discretionary authority over your shares, you generally have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority. This is often called a “broker non-vote.”

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Please follow the voting instructions provided by your broker, bank or other nominee so that it may vote your shares on your behalf. Please note that you may not vote shares held in street name by returning a proxy card directly to Medytox or CollabRx or by voting in person at your meeting unless you first provide a proxy from your broker, bank or other nominee.

If you are a Medytox stockholder and you do not instruct your broker, bank or other nominee on how to vote your Medytox shares, your broker, bank or other nominee will not vote your shares over which they do not have discretionary authority. This broker non-vote will have the same effect as a vote against the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, and will have no effect on the proposal to adjourn the Medytox special meeting, if necessary or appropriate, to solicit additional proxies if necessary or appropriate.

If you are a CollabRx stockholder and you do not instruct your broker, bank or other nominee on how to vote your CollabRx shares, your broker, bank or other nominee will not vote your shares over which they do not have discretionary authority. This broker-non vote will have the same effect as a vote against Proposals 2 and 3 to amend CollabRx’s Certificate of Incorporation, as amended, and will have no effect on the other proposals submitted to CollabRx stockholders.

Q:	What vote is required to approve each proposal?

A:	Medytox: The proposal at the Medytox special meeting to approve and adopt the Merger Agreement and the transactions contemplated by it requires (i) the affirmative vote of a majority of the voting power of the Medytox stockholders, which includes holders of Medytox common stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock and (ii) the affirmative vote of a majority of the outstanding shares of Medytox Series B Preferred Stock, voting separately. Each share of Medytox common stock, Medytox Series B Preferred Stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock is entitled to one vote for each outstanding Medytox share.

The proposal to approve any motion to adjourn the special meeting, or its adjournment, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement and the transactions contemplated thereby, requires the affirmative vote of at least a majority of the Medytox shares represented, in person or by proxy, at the special meeting (other than the Series B Preferred Stock), whether or not a quorum is present.

CollabRx: The affirmative vote of a majority of CollabRx shares outstanding as of the close of business on the record date for the CollabRx special meeting is required to approve Proposals 2 (reverse stock split) and 3 (increase in authorized common stock). The affirmative vote of a majority of CollabRx shares voting at the CollabRx special meeting is required to approve Proposals 1 (the CollabRx Share Issuance), 4 (amendments to incentive plan) and 6 (adjournment, even if less than a quorum is present). The affirmative vote, in person or by proxy, of a majority of the shares of CollabRx’s common stock voting on proposal 5 is not required, but is for advisory purposes.

Q:	What will happen if CollabRx shareholders do not approve the ‘golden parachute’ compensation?

A:	Approval of the ‘golden parachute’ compensation that may become payable to CollabRx’s named executive officers in connection with the merger is not a condition to completion of the merger. The vote with respect to the ‘golden parachute’ compensation is an advisory vote and will not be binding on CollabRx regardless of whether the issuance of shares of CollabRx common stock and other securities pursuant to the Merger Agreement is approved. Therefore, regardless of whether shareholders approve the ‘golden parachute’ compensation, if the issuance of shares of CollabRx common stock and other securities pursuant to the Merger Agreement is approved by the shareholders and the merger is completed, the ‘golden parachute’ compensation will still be paid to CollabRx’s named executive officers to the extent payable in accordance with the terms of compensation arrangements.

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Q:	What will happen if I fail to vote or I abstain from voting?

A:	Medytox: Failure to vote will have the effect of reducing the number of shares that can be counted towards achieving a quorum. A quorum is required to conduct any business at the special meeting. Abstentions will be treated as being present for purposes of determining the presence or absence of a quorum. If you are a Medytox stockholder and fail to vote, fail to instruct your broker, bank or other nominee to vote, or mark your proxy or voting instructions to abstain, this will have the effect of a vote against the proposal to approve and adopt the merger agreement and the transactions contemplated thereby and the adjournment proposal.

CollabRx: Failure to vote will have the effect of reducing the number of shares that can be counted towards achieving a quorum. A quorum is required to conduct any business at the special meeting. Abstentions will be treated as being present for purposes of determining the presence or absence of a quorum. Abstentions will have the effect of voting against Proposals 2 (reverse stock split) and 3 (increase in authorized common stock). Abstentions will have no effect on the other proposals submitted to CollabRx stockholders.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you are a holder of record of Medytox shares or a holder of record of CollabRx shares and sign and return your proxy card without indicating how to vote on any particular proposal, the Medytox shares or CollabRx shares represented by your proxy will be voted in accordance with the recommendations of the Medytox board of directors or the CollabRx board of directors, as applicable.

Q:	What constitutes a quorum?

A:	Medytox: A majority of the outstanding Medytox shares entitled to vote at the Medytox special meeting must be represented in person or by proxy at the Medytox special meeting in order to constitute a quorum for the transaction of business at the Medytox special meeting. Abstentions will be counted as present at the meeting for the purpose of determining whether there is a quorum.

CollabRx: Two or more stockholders representing a majority of the outstanding CollabRx shares must be present in person or represented by proxy at the CollabRx special meeting in order to constitute a quorum for the transaction of business at the CollabRx special meeting. Abstentions will be counted as present at the meeting for the purpose of determining whether there is a quorum.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes.

If you are a record holder of Medytox shares as of the close of business on the record date for the Medytox special meeting, you may revoke your proxy and change your vote at any time before it is voted at the Medytox special meeting by:

•	voting again by internet, telephone or mail at a later time before the closing of these voting facilities at [•] p.m., [•] time, on [•], 2015;

•	submitting a duly executed proxy card bearing a later date;

•	giving a written notice of revocation of the proxy’s authority to Medytox’s Corporate Secretary, 400 S. Australian Avenue, Suite 800, West Palm Beach, Florida 33401; or

•	if you are a registered stockholder, attending the Medytox special meeting and voting in person.

If you are a record holder of CollabRx shares as of the close of business on the record date for the CollabRx special meeting, you may revoke your proxy at any time before it is voted at the CollabRx special meeting by taking any of the following actions:

•	voting again by internet, telephone or mail at a later time before the closing of these voting facilities at [•] p.m., [•] time, on [•], 2015;

•	giving a written notice of revocation to CollabRx’s Corporate Secretary, 44 Montgomery Street, Suite 800, San Francisco, California 94104;

•	submitting a duly executed proxy card bearing a later date; or

•	if you are a registered stockholder, attending the CollabRx special meeting and voting in person.

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Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of Medytox shares?

A:	The merger is intended to be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. Assuming the merger qualifies as a reorganization, a holder of Medytox preferred or common stock will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of the holder’s shares of Medytox preferred or common stock for shares of CollabRx preferred or common stock pursuant to the merger. You are urged to consult your own tax advisor regarding the particular consequences to you of the merger. For a more complete discussion of the material U.S. federal income tax consequences of the merger, see “Material U.S. Federal Income Tax Consequences of the Reverse Stock Split, Merger and Ownership of CollabRx Capital Stock” beginning on page 106.

Q:	When do you expect the merger to be completed?

A:	We hope to complete the merger as soon as reasonably practicable and expect to complete the merger during the fourth calendar quarter of 2015. However, the merger is subject to various conditions, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. See “The Merger Agreement-Conditions to Completion of the Merger” beginning on page 99 and “Risk Factors” beginning on page 23.

Q:	Are stockholders entitled to appraisal and dissenter’s rights?

A:	Medytox: Yes. Section 78.3793 of the Nevada Revised Statutes, or NRS, along with the provisions of NRS 92A.300 to 92A.500, entitle any holder of shares of Medytox preferred or common stock as of the record date for the special meeting of Medytox stockholders, in lieu of receiving the merger consideration that such holder would otherwise be entitled to pursuant to the merger agreement, to dissent from the merger and obtain payment in cash for the “fair value” of Medytox shares held by the holder. Any stockholder contemplating the exercise of these dissenters’ rights should review carefully the provisions of NRS 78.3793 along with the provisions of NRS 92A.300 to 92A.500 (copies of which are attached as Annex B to this joint proxy statement/prospectus), particularly the special procedural steps required to perfect such rights. These rights may be lost if the procedural requirements of NRS 78.3793 along with the provisions of NRS 92A.300 to 92A.500 are not fully and precisely satisfied. See “The Merger-Appraisal and Dissenters’ Rights” beginning on page 84.

CollabRx: No. CollabRx stockholders are not entitled to appraisal or dissenter’s rights in connection with the merger or any of the other transactions described in this joint proxy statement/prospectus. See “The Merger-Appraisal and Dissenters’ Rights” beginning on page 84.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in this joint proxy statement/prospectus, including its Annexes, then please authorize a proxy to vote your Medytox shares or CollabRx shares as soon as possible so that your shares may be represented at the applicable stockholder meeting.

Q:	Do I need to do anything with my Medytox shares or CollabRx shares now?

A:	No.

Medytox: After the merger is completed, your Medytox shares will be converted automatically into the right to receive CollabRx shares pursuant to the merger agreement. You do not need to take any action at the current time.

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As soon as possible after the merger, the exchange agent will mail each holder of record of Medytox shares a letter of transmittal and instructions for use in surrendering the Medytox shares in exchange for CollabRx shares pursuant to the merger.

CollabRx: You do not need to do anything with your CollabRx shares in connection with the merger. If the reverse stock split is approved by CollabRx’s stockholders and effected by the CollabRx board of directors, stockholders with CollabRx shares held in book-entry form or through a bank, broker or other nominee will not be required to take any action and will see the impact of the reverse stock split reflected in their accounts on the effective date of the reverse stock split. In that case, beneficial holders may contact their bank, broker or nominee for more information. Stockholders with CollabRx shares held in certificate form will be permitted to exchange their stock certificates for book-entry shares representing the CollabRx shares resulting from the reverse stock split. Shortly after the effective date of the reverse stock split, if any, those stockholders will receive a letter of transmittal and instructions for exchanging their certificates from CollabRx’s exchange agent.

Q:	Who is soliciting my proxy?

A:	Medytox and CollabRx have jointly retained Alliance Advisors to assist in their solicitation of proxies and have agreed to pay it a fee of approximately $15,000, plus administrative disbursements. All fees and disbursements to Alliance Advisors will be paid by CollabRx.

Medytox: The Medytox board of directors and members of management are soliciting your proxy for use at the Medytox special meeting and any adjournment or postponement thereof. All associated costs of the proxy solicitation by Medytox will be borne by Medytox. In addition to the use of the mail, proxies may be solicited directly by directors, officers and other employees of Medytox, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Medytox also will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares held of record by such nominees. Medytox will request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and will reimburse them for their reasonable expenses.

CollabRx: The CollabRx board of directors and members of management are soliciting proxies for use at the CollabRx special meeting and any adjournment or postponement thereof. In accordance with the merger agreement, CollabRx will pay its own cost of soliciting proxies from its stockholders, including the cost of mailing this joint proxy statement/prospectus. In addition to solicitation of proxies by mail, proxies may be solicited by CollabRx’s officers, directors and regular employees, without additional remuneration, by personal interview, telephone or other means of communication. CollabRx will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of CollabRx shares. CollabRx may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

Q:	What if I hold shares in both Medytox and CollabRx?

A:	If you are a stockholder of both Medytox and CollabRx, you will receive two separate packages of proxy materials. A vote as a Medytox stockholder will not count as a vote as a CollabRx stockholder, and a vote as a CollabRx stockholder will not count as a vote as a Medytox stockholder. Therefore, please separately vote your Medytox shares and CollabRx shares.

Q:	Who can help answer my questions?

A:	Medytox and CollabRx stockholders who have questions about the merger or the other matters to be voted on at the Medytox special meeting or the CollabRx special meeting or desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

Alliance Advisors
200 Broadacres Drive
3rd Floor
Bloomfield, NJ 07003
Telephone: (973) 873-7700

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Medytox stockholders may also contact:

Seamus Lagan
Chief Executive Officer
Medytox Solutions, Inc.
400 S. Australian Avenue, Suite 800
West Palm Beach, Florida 33401
Telephone: (561) 855-1626

CollabRx stockholders may also contact:

Thomas R. Mika
President and Chief Executive Officer
CollabRx, Inc.
44 Montgomery Street, Suite 800
San Francisco, California 94104
Telephone: (415) 248-5350

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SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the merger and the other proposals being considered at the Medytox special meeting and the CollabRx special meeting, you should read this entire joint proxy statement/prospectus carefully, including the attached Annexes, and the other documents to which you are referred herein. See “Where You Can Find More Information” beginning on page 212.

Information about the Companies

Medytox Solutions, Inc.

400 S. Australian Avenue, Suite 800
West Palm Beach, Florida 33401
Telephone: (561) 855-1626

Medytox Solutions, Inc. (“Medytox”) is a holding company that owns and operates businesses in the medical services sector. Medytox is a new generation healthcare enterprise that delivers a single source for integrated solutions. Medytox applies its innovative approach through an outstanding suite of IT & software solutions, revenue cycle management and financial services, combined with a range of diagnostic testing and other ancillary services for the healthcare sector.

Its principal line of business is clinical laboratory blood and urine testing services, with a particular emphasis in the provision of urine drug toxicology testing to physicians, clinics and rehabilitation facilities in the United States. Testing services to rehabilitation facilities represented over 90% of Medytox’s revenues for the years ended December 31, 2014 and December 31, 2013.

Medytox, utilizing its proprietary lab ordering and reporting software, offers a complete, turn-key urine drug testing (“UDT”) program allowing physicians to proactively monitor and treat patients. The Medytox UDT program is utilized by physicians to identify and evaluate prescribed and/or non-prescribed drugs that when combined may cause adverse drug interactions dangerous to a patient’s health. With our UDT program, physicians can be more assured their patients are adhering to their therapeutic drug regimens and are in compliance with their prescribed guidelines. Our UDT program helps the health care provider achieve better outcomes for patients and in evaluating to what extent the prescribed medications and their dosages are working for the patient to achieve a better outcome towards recovery.

As a provider of clinical laboratory services, we continue to pursue our strategy of acquiring or entering into binding relationships with high-complexity laboratories that can facilitate our customers’ needs. We have successfully completed substantial expansion of our New Mexico and Florida based laboratories and have completed several acquisitions or strategic partnerships with laboratories located in different regions of the United States, allowing us to correspondingly increase our client base. These laboratories, and those we will continue to seek out, offer or can be developed to offer, the most advanced analytical technology for the processing of urine specimens including Immunoassay Analyzers (“IA”) for screens and Gas Chromatography Mass Spectrometry/Liquid Chromatography Mass Spectrometry (“GCMS/LCMS”) for confirmations. All Medytox laboratories are fully-staffed professional COLA-accredited high complexity laboratories with additional certifications such as the COLA Laboratory of Excellence Award (COLA’s Highest Commendation), Clinical Laboratory Improvement Amendments (“CLIA”) and the State of Florida’s AHCA Clinical Laboratory License for Non-Waived High Complexity testing, and we anticipate that any facilities acquired in the future will meet these stringent requirements. Our in-house billing company services all of our facilities, utilizing electronic processing of claims to the major insurance payers and eliminating the need to rely on and pay for the services of clearing houses, allowing us to maximize profit retention.

Medytox is actively expanding the services it offers its clients to include not just specialized diagnostic testing in its laboratories but medical billing services, electronic health records (“EHR”) and laboratory information systems (“LIS”) products and IT and software solutions incorporating integration of numerous electronic communication platforms in the sector in an effort to provide a single source solution to medical providers.

Medytox shares are not listed on an established public trading market, but are quoted by the OTC Markets Group, Inc., in the non-NASDAQ over the counter market under the symbol “MMMS.”

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Medytox was organized on July 20, 2005 under the laws of the State of Nevada. In the first half of 2011, management decided to reorganize as a holding company to acquire and manage a number of companies in the medical services sector. Its headquarters is located at 400 S. Australian Avenue, Suite 800, West Palm Beach, Florida 33401. Its telephone number is (561) 855-1626. It maintains a web site at http://www.medytoxsolutionsinc.com. The information contained on or connected to Medytox’s website is expressly not incorporated by reference into this joint proxy statement/prospectus. Additional information about Medytox is included elsewhere in this joint proxy statement/prospectus. See the sections titled “Information With Respect to Medytox’s Business,” “Medytox’s Management Discussion and Analysis of Financial Condition and Results of Operations” and “Medytox’s Financial Statements” beginning on pages 110, 121 and F-4, respectively.

CollabRx, Inc.

44 Montgomery Street, Suite 800
San Francisco, California 94104
Telephone: (415) 248-5350

CollabRx develops and markets medical information and clinical decision support products and services intended to set a standard for the clinical interpretation of genomics-based, precision medicine. Building on a comprehensive and specialized knowledge base, software systems that facilitate dynamic updating and automated reporting and a large network of independent expert clinical advisors, we have developed a suite of unique and differentiated information products and services. These products include a scalable system for providing high-value information on biomarkers and related therapies for inclusion in reports prepared by diagnostic labs reporting on the results from their multi-biomarker genomic-based tests. In addition, we have developed decision-support tools for physicians and patients to assist with treatment planning for advanced cancer, offered over the Internet in both web-based and mobile apps. We believe that both product sets are highly synergistic, and allow opportunities for enhancement, cross-fertilization and adoption that go beyond what each would offer individually. CollabRx shares are listed on the NASDAQ Capital Market under the symbol “CLRX.”

CollabRx, Inc., a Delaware corporation, is the formerly named Tegal Corporation, a Delaware corporation (“Tegal”), which acquired a private company of the same name on July 12, 2012. Following approval by its stockholders on September 25, 2012, Tegal amended its charter and changed its name to “CollabRx, Inc.” Tegal was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc. Tegal’s predecessor company was founded in 1972 and acquired by Motorola, Inc. in 1978. Tegal completed its initial public offering in October 1995. CollabRx’s headquarters is located at 44 Montgomery Street, Suite 800, San Francisco, California 94101. Its telephone number is (415) 248-5350. CollabRx maintains a website at http://www.collabrx.com. The information contained on or connected to CollabRx’s website is expressly not incorporated by reference into this joint proxy statement/prospectus. Additional information about CollabRx is included elsewhere in this joint proxy statement/prospectus. See the sections titled “Information with respect to CollabRx’s Business,” “CollabRx’s Management Discussion and Analysis of Financial Condition and Results of Operations” and “CollabRx’s Financial Statements” beginning on pages 128, 141 and F-71, respectively.

CollabRx Merger Sub, Inc.

c/o CollabRx, Inc.
44 Montgomery Street, Suite 800
San Francisco, California 94104
Telephone: (415) 248-5350

Merger Sub is a Nevada corporation and a newly incorporated, direct, wholly-owned subsidiary of CollabRx. Merger Sub was incorporated on March 13, 2015 for the sole purpose of effecting the merger. To date, Merger Sub has not conducted any activities other than those incidental to its incorporation, the execution of the merger agreement and the preparation of applicable filings under U.S. securities laws made in connection with the merger.

Summary of the Merger

If the merger is completed, Merger Sub will merge with and into Medytox and the separate corporate existence of Merger Sub will cease. Medytox will be the surviving company in the merger, and CollabRx will continue to be the sole stockholder of the surviving company. After the merger, CollabRx and its consolidated subsidiaries, including the surviving company and its subsidiaries, will operate as a combined company under the name Rennova Health, Inc. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. You are encouraged to read the merger agreement in its entirety because it is the legal document that governs the merger. For a more complete discussion of the merger, see “The Merger” and “The Merger Agreement” beginning on pages 65 and 85, respectively.

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Recommendation of the Medytox Board of Directors and Medytox’s Reasons for the Merger

After careful consideration, the Medytox board of directors unanimously recommends that Medytox stockholders vote “FOR” each of the proposals being submitted to a vote of the Medytox stockholders at the Medytox special meeting.

In reaching its decision, the Medytox board of directors considered a number of factors as generally supporting its decision to enter into the merger agreement, including, among others, the following:

•	the belief that the combination of Medytox’s and CollabRx’s businesses would create more value for the Medytox stockholders in the long-term than Medytox could create as an independent, stand-alone company;

•	the opportunity for the Medytox stockholders to participate in the potential future value of the combined company, including future potential value from CollabRx’s established products and products in development;

•	the exchange ratio in the merger which is intended to result in Medytox stockholders holding approximately 90% of the outstanding shares of the combined company on a fully diluted basis after the merger; provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx common stock after the closing and certain option grants expected to be made at or immediately following the closing of the merger are excluded from such ownership percentages; and

•	the governance arrangements contained in the merger agreement.

The Medytox board of directors also considered a variety of risks and other potentially negative factors concerning the merger, including, among others, the following:

•	the risk that the merger might not be completed in a timely manner;

•	risks related to certain terms of the merger agreement (including restrictions on the conduct of Medytox’s business prior to completion of the merger and the requirement that Medytox pay CollabRx a termination fee and expense reimbursement in certain circumstances);

•	risks related to the diversion of management and resources from other strategic opportunities;

•	challenges and difficulties relating to integrating the operations of Medytox and CollabRx; and

•	the fact that the combined company will need additional financing if the merger is completed.

For a more complete description of Medytox’s reasons for the merger and the recommendation of the Medytox board of directors, see “The Merger-Recommendation of the Medytox Board of Directors; Medytox’s Reasons for the Merger,” beginning on page 73.

Recommendation of the CollabRx Board of Directors and CollabRx’s Reasons for the Merger

After careful consideration, the CollabRx board of directors unanimously recommends that CollabRx stockholders vote “FOR” each of the proposals being submitted to a vote at the CollabRx special meeting.

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In reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, the CollabRx board of directors considered a number of factors, including the following:

•	the belief that the combination of CollabRx’s and Medytox’s businesses would create more value for the CollabRx stockholders in the long-term than CollabRx could create as an independent, stand-alone company;

•	the opportunity for the CollabRx stockholders to participate in the potential future value of the combined company, including future potential value from Medytox’s established products and products in development;

•	the exchange ratio in the merger which is intended to result in CollabRx equityholders holding approximately 10% of the outstanding shares of the combined company after the merger;

•	the opportunity for CollabRx to expand and supplement its management capabilities by utilizing the existing experienced management team of Medytox;

•	the opportunity for CollabRx to expand its sales and marketing activities through the established marketing and sales team of Medytox;

•	the opportunity for CollabRx to expand its informatics-based products into more comprehensive offerings in connection with the established laboratories operated by Medytox; and

•	the expectation that the combined company would have easier access to additional financing.

The CollabRx board of directors also considered a variety of uncertainties, risks and other potentially negative factors relevant to the merger, including the following:

•	the fact that CollabRx stockholders will own a significantly smaller percentage in the combined company;

•	the fact that the merger will result in a creation of Series B Preferred Stock with a significant liquidation preference;

•	the difficulty and costs inherent in the combination of two businesses and the risk that the cost savings, synergies and other benefits expected might not be fully or timely realized;

•	the risk that the merger might not be completed in a timely manner;

•	risks related to certain terms of the merger agreement (including restrictions on the conduct of CollabRx’s business prior to completion of the merger and the requirement that CollabRx pay Medytox a termination fee and expense reimbursement in certain circumstances);

•	risks related to the diversion of management and resources from other strategic opportunities;

•	challenges and difficulties relating to integrating the operations of CollabRx and Medytox; and

•	the fact that the combined company will need additional financing if the merger is completed.

For a more complete description of CollabRx’s reasons for the merger and the recommendation of the CollabRx board of directors, see “The Merger - Recommendation of the CollabRx Board of Directors; CollabRx’s Reasons for the Merger,” beginning on page 74.

Opinion of Ladenburg Thalmann & Co. Inc.

On March 17, 2015, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) delivered its opinion to the CollabRx, Inc. board of directors. The opinion stated that, as of March 17, 2015, based upon and subject to the various qualifications, considerations and assumptions set forth in the Ladenburg opinion, the Common Stock Exchange Ratio, calculated as provided in Section 1.8(b) of the Merger Agreement, was fair, from a financial point of view, to CollabRx stockholders.

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The full text of that opinion, which sets forth the assumptions made, matters considered and limitations on the respective reviews undertaken by Ladenburg in connection with its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference in this joint proxy statement/prospectus in its entirety. Ladenburg provided its opinion for the information and assistance of the CollabRx board of directors in connection with its consideration of the merger. The opinion of Ladenburg is not a recommendation as to how any stockholder should vote or act with respect to any aspect of the merger or any other matter. You should read the opinion carefully and in its entirety. For a more complete summary of Ladenburg’s opinion, see “The Merger-Opinion of CollabRx’s Financial Advisor” beginning on page 75.

Risk Factors

The merger, as well as the possibility that the merger may not be completed, poses a number of risks to Medytox and CollabRx and their respective stockholders, including, among others:

•	the exchange ratio will not be adjusted upon any change in the price of either Medytox shares or CollabRx shares;

•	the CollabRx Series B Preferred Stock will have a significant liquidation preference which could lead to little or no funds to distribute to other stockholders in the event of a liquidation, dissolution, or change of control;

•	the merger is subject to certain conditions to closing that could result in the merger not being consummated or being delayed, either of which could negatively impact the share price and future business and operating results of Medytox and CollabRx;

•	the merger agreement contains provisions that restrict Medytox’s and CollabRx’s ability to pursue alternatives to the merger and, in specified circumstances, could require Medytox or CollabRx to pay the other party a termination fee and expense reimbursement; and

•	whether or not the merger is completed, the announcement and pendency of the merger could impact or cause disruptions in the businesses of Medytox and CollabRx, which could have an adverse effect on the businesses and operating results of Medytox and CollabRx.

Medytox, CollabRx and the combined company are also subject to various risks associated with their respective businesses. These risks are discussed in greater detail under “Risk Factors” beginning on page 23. Medytox and CollabRx both encourage you to read and consider all of these risks carefully.

Closing and Timing of the Merger

The completion of the merger will occur at a date and time specified jointly by CollabRx and Medytox, which will be no later than three business days after the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the closing of the merger (other than those conditions that by their terms are to be satisfied at the closing, subject to the satisfaction or waiver of those conditions).

CollabRx and Medytox currently expect the closing to occur during the fourth calendar quarter of 2015. However, as the merger is subject to the satisfaction or waiver of the conditions described in the merger agreement, it is possible that factors outside the control of CollabRx and Medytox could result in the merger being completed at a later time, or not at all.

Merger Consideration to Medytox Stockholders

At the effective time of the merger, (i) each share of Medytox common stock will be converted into the right to receive such number of shares of CollabRx common stock equal to the Exchange Ratio, (ii) each share of Medytox Series B Preferred Stock will be converted into the right to receive one share of CollabRx Series B Preferred Stock, which will be designated prior to the closing of the merger, (iii) each share of Medytox Series D Preferred Stock will be converted into the right to receive one share of CollabRx Series D Preferred Stock, which will be designated prior to the closing of the merger, and (iv) each share of Medytox Series E Preferred Stock will be converted into the right to receive one share of CollabRx Series E Preferred Stock, which will be designated prior to the closing of the merger. The Exchange Ratio will be calculated such that holders of CollabRx equity prior to the closing of the merger (including all outstanding CollabRx common stock and all restricted stock units, options and warrants exercisable for shares of CollabRx common stock) will hold 10% of CollabRx’s common stock following the closing of the merger, and holders of Medytox equity prior to the closing of the merger (including all outstanding Medytox common stock and all outstanding options exercisable for shares of Medytox common stock, but less certain options that will be cancelled contingent upon the closing pursuant to agreements between Medytox and such optionees) will hold 90% of CollabRx’s common stock following the closing of the merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx common stock after the closing and certain option grants expected to be made at or immediately following the closing of the merger are excluded from such ownership percentages.

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CollabRx will not issue fractional CollabRx shares or certificates for fractional CollabRx shares in connection with the merger. Each Medytox stockholder who otherwise would have been entitled to receive a fraction of a CollabRx share will receive, in lieu thereof, one whole share of CollabRx common stock.

For a more complete discussion of the merger consideration, see “The Merger Agreement-Merger Consideration” beginning on page 85.

Appraisal and Dissenters’ Rights

Any Medytox shares outstanding immediately prior to the merger, and held by Medytox stockholders who have not approved the merger and who have properly exercised dissenters’ rights in the time and manner provided in the provisions of 78.3793 of the Nevada Revised Statutes or NRS and the provisions of NRS 92A.300 to 92A.500, and, as of the effective time, have neither effectively withdrawn nor lost their dissenters’ rights under the NRS, will not be converted into the right to receive the merger consideration, but will, by virtue of the merger, be entitled to only such consideration as shall be determined pursuant to the provisions of 78.3793 of the NRS and the provisions of NRS 92A.300 to 92A.500.

Appraisal or dissenters’ rights are not available to CollabRx stockholders in connection with the merger or any of the other transactions described in this joint proxy statement/prospectus.

For a more complete description of the dissenters’ rights available to Medytox stockholders, see “The Merger-Appraisal and Dissenters’ Rights” beginning on page 84.

Treatment of Medytox Options and Other Medytox Equity-Based Awards

In the merger, (i) each option and warrant to purchase shares of CollabRx common stock will continue in existence pursuant to its terms, (ii) each restricted stock unit for CollabRx common stock will settle prior to the closing of the merger in accordance with its terms, and (iii) Medytox’s equity incentive plan will be assumed by CollabRx and each outstanding option to purchase shares of Medytox common stock will be assumed by CollabRx and converted into an option to purchase shares of CollabRx common stock (with proportional adjustment to the number of shares underlying the option and the exercise price, each in accordance with the Exchange Ratio). The Exchange Ratio will be calculated such that holders of CollabRx equity prior to the closing of the merger (including all outstanding CollabRx common stock and all restricted stock units, options and warrants exercisable for shares of CollabRx common stock) will hold 10% of CollabRx’s common stock following the closing of the merger, and holders of Medytox equity prior to the closing of the merger (including all outstanding Medytox common stock and all outstanding options exercisable for shares of Medytox common stock, but less certain options that will be cancelled contingent upon the closing pursuant to agreements between Medytox and such optionees) will hold 90% of CollabRx’s common stock following the closing of the merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx common stock after the closing and certain option grants expected to be made at or immediately following the closing of the merger are excluded from such ownership percentages.

For a more complete discussion of the treatment of Medytox stock options and other equity-based awards, see “The Merger-Medytox Stock Options, Other Medytox Equity-Based Awards and the D&D Convertible Note” beginning on page 87.

Management of the Combined Company Following the Merger

In connection with the execution of the merger agreement, CollabRx, Thomas R. Mika and certain Medytox stockholders entered into a Stockholders Agreement, dated as of April 15, 2015, whereby the parties agreed to take all necessary actions to (i) set the size of the board of directors of CollabRx at seven (7) members as of the effective time of the merger, and (ii) elect to the CollabRx board two (2) directors designated by Mr. Mika, until the earliest to occur of (A) the date when Mr. Mika’s equity holdings in CollabRx fall below the Minimum Equity Percentage (as defined in the stockholders agreement), (B) the first anniversary of the date of the stockholders agreement, and (C) the date of termination of Mr. Mika’s employment with CollabRx or a subsidiary thereof. The stockholders agreement also contains customary representations and warranties and certain procedural and information rights related to the foregoing obligation to vote. A copy of the stockholders agreement is attached as Annex D to this joint proxy statement/prospectus.

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Upon completion of the merger, Mr. Mika, CollabRx’s current Chairman of the Board, President, Chief Executive Officer, Acting Chief Financial Officer, Secretary and Treasurer, will serve as Chairman of the Board of the combined company and President of the CollabRx subsidiary of the combined company, Seamus Lagan, Medytox’s current Chief Executive Officer and Director, will serve as Chief Executive Officer, President and Director of the combined company, Sebastien Sainsbury, Medytox’s current Secretary, will serve as Secretary of the combined company and Samuel Mitchell, Medytox’s current Chief Operating Officer, will serve as Chief Operating Officer of the combined company. Medytox is currently undertaking a search for a permanent Chief Financial Officer.

For a more complete discussion of the management of the combined company after the merger, see “The Merger-Board of Directors and Management After the Merger” beginning on page 79.

Interests of Medytox’s Directors and Officers in the Merger

In considering the unanimous recommendation of the Medytox board of directors to Medytox stockholders to vote in favor of the merger agreement and the transactions contemplated thereby, including the merger, and the other matters to be acted upon by the Medytox stockholders at the Medytox special meeting, Medytox stockholders should be aware that members of the Medytox board of directors and Medytox’s executive officers have interests in the merger that may be different from, or in addition to, or conflict with, the interests of Medytox stockholders.

Interests of the Medytox directors and officers relate to:

•	the board of directors of the combined company will include five current members of the Medytox board of directors, and such directors, with the exception of Seamus Lagan, are expected to receive cash and equity compensation for their board service;

•	Mr. Seamus Lagan will be appointed Chief Executive Officer, President and director of the combined company and is expected to receive cash and equity compensation for his service;

•	Mr. Christopher Diamantis will be appointed director of the combined company and is expected to receive cash and equity compensation for his service;

•	Mr. Benjamin Frank will be appointed director of the combined company and is expected to receive cash and equity compensation for his service;

•	Mr. Michael L. Goldberg will be appointed director of the combined company and is expected to receive cash and equity compensation for his service;

•	Mr. Robert Lee will be appointed director of the combined company and is expected to receive cash and equity compensation for his service;

•	Mr. Sebastien Sainsbury will be appointed Secretary of the combined company and is expected to receive cash and equity compensation for his service;

•	Mr. Samuel Mitchell will be appointed Chief Operating Officer of the combined company and is expected to receive cash and equity compensation for his service;

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•	other current officers of Medytox may become officers of the combined company and will receive compensation for their service;

•	pursuant to the terms of the merger agreement, Medytox’s current and former directors and executive officers will be entitled to certain ongoing indemnification and coverage for six years after the effective time; and

•	certain of Medytox’s officers and directors, in addition to other major stockholders, entered into a Voting and Support Agreement with CollabRx pursuant to which, among other things and subject to the terms and conditions therein, the officers and directors agreed to vote their Medytox shares in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement.

The Medytox board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that Medytox stockholders approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and related matters. Other than full disclosure of these potential conflicts of interest, the Medytox board of directors did not take any other steps to alleviate such potential conflicts of interest since it did not consider such potential conflicts of interest to be material in connection with its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, and related matters.

For a more complete discussion of the interests of the directors and executive officers of Medytox in the merger, see “The Merger-Interests of Medytox’s Directors and Officers in the Merger” beginning on page 79.

Interests of CollabRx’s Directors and Officers in the Merger

In considering the unanimous recommendations of the CollabRx board of directors to vote in favor of the issuance of CollabRx common stock and other securities in connection with the merger and the other matters to be acted upon by CollabRx stockholders at the CollabRx special meeting, CollabRx stockholders should be aware that some of CollabRx’s directors and executive officers have interests in the merger that are different from, and in addition to, the interest of CollabRx stockholders generally.

Interests of the CollabRx directors and executive officers relate to:

•	Mr. Mika received a $150,000 bonus in conjunction with the signing of the Merger Agreement;

•	the board of directors of the combined company will include two of the current members of the CollabRx board of directors, who are expected to be Dr. Paul Billings and Mr. Mika, and such directors are expected to receive cash and equity compensation for their service;

•	other current officers of CollabRx may become officers of the combined company and receive compensation for their service;

•	as of September 4, 2015, the record date for CollabRx’s special meeting, CollabRx’s directors and officers held an aggregate [●] options and [●] restricted stock units, all of which options that are then outstanding will become fully vested and exercisable at the effective time of the merger and remain exercisable for the remainder of their terms, and all of which restricted stock units that are then outstanding will be settled prior to the effective time of the merger;

•	Mr. Mika entered into a Voting and Support Agreement with Medytox pursuant to which, among other things and subject to the terms and conditions therein, he agreed to vote his CollabRx shares in favor of the merger, the merger agreement and the transactions contemplated thereby; and

•	the existing employment agreements between CollabRx and each of Mr. Mika and Clifford Baron will be terminated, and a CollabRx subsidiary will enter into Employment Agreements with each of Messrs. Mika and Baron on substantially similar terms.

For a more complete discussion of the interests of the directors and executive officers of CollabRx in the merger, see “The Merger-Interests of CollabRx’s Directors and Officers in the Merger” beginning on page 81.

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No Medytox “Golden Parachute” Compensation

There are no agreements or understandings, whether written or unwritten, between any of Medytox’s named executive officers and either Medytox or CollabRx concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the merger. The merger will not constitute a change in control under the employment agreement of any of Medytox’s named executive officers or under the Medytox Solutions, Inc. 2013 Incentive Compensation Plan. Medytox has not entered into any new agreement or arrangement to provide additional compensation in connection with the merger and no additional payments to Medytox’s named executive officers are expected to be made in connection with the merger. Therefore, the advisory stockholder vote relating to “golden parachute compensation” otherwise required by Item 402(t) of Regulation S-K is not required with respect to Medytox’s named executive officers.

CollabRx “Golden Parachute” Compensation

Some of CollabRx’s directors and executive officers have interests in the merger that are different from, and in addition to, the interests of the CollabRx stockholders generally. The CollabRx board of directors was aware of and considered these potential interests, among other matters, in approving the merger agreement and the transactions contemplated thereby and in determining to recommend that the stockholders vote for approval of the merger agreement and the transactions contemplated thereby. For more information, please see the section titled “Interests of CollabRx’s Directors and Officers in the Merger” including the table titled “Golden Parachute Compensation - CollabRx” and the accompanying footnotes.

Conditions to Completion of the Merger

The obligations of CollabRx and Medytox to consummate the transactions contemplated by the merger agreement are subject to the satisfaction or waiver by CollabRx and Medytox of certain conditions set forth in the merger agreement, including the following conditions:

•	obtaining the approval of the required percentage of CollabRx shares to approve Proposals 1, 2, 3 and 4;

•	obtaining Medytox stockholder approval of the merger agreement and consummation of the transactions contemplated thereby, including the merger;

•	the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, under the Securities Act, and no stop order having been issued;

•	no laws shall have been adopted and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity shall be in effect making the merger illegal or otherwise prohibiting consummation of the merger;

•	the shares of CollabRx common stock to be issued in the merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance;

•	the representations and warranties of the other party, other than the representations relating to the authority of such party with respect to the execution, delivery, performance, due and valid authorization and enforceability of the merger agreement, and to each party’s capital structure, (i) to the extent qualified by material adverse effect, being true and correct, and (ii) to the extent not qualified by material adverse effect, being true and correct except where the failure to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on such party, in the case of (i) and (ii), as of the closing date (except for those representations and warranties that were made as of a specified date, which need be true and correct, subject to such qualifications, only as of such specified date);

•	the representations and warranties of the other party relating to the authority of such party with respect to the execution, delivery, performance, due and valid authorization and enforceability of the merger agreement, and each party’s capital structure being true and correct in all respects (other than de minimis inaccuracies with respect to such party’s capital structure) as of the closing date;

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•	the other party having performed, in all material respects, its covenants and agreements contained in the merger agreement required to be performed prior to the closing date; and

•	since the date of the merger agreement, there having not been or occurred any material adverse effect to the other party.

In addition, the obligations of Medytox to consummate the transactions contemplated by the merger agreement are subject to the satisfaction of the following conditions as of the closing date:

•	the reverse stock split shall have been effected;

•	the key employees shall have executed and delivered their respective employment agreements; and

•	there shall be no event of default under certain agreements between Medytox and CollabRx.

Medytox and CollabRx may waive conditions to completion of the merger only to the extent legally permissible. In the event that either Medytox or CollabRx determines to waive any condition to the merger and such waiver necessitates the recirculation of this joint proxy statement/prospectus and resolicitation of proxies under applicable law, Medytox and CollabRx will recirculate this joint proxy statement/prospectus and resolicit proxies from Medytox and CollabRx stockholders.

For a more complete discussion of the conditions to completion of the merger, see “The Merger Agreement-Conditions to Completion of the Merger” beginning on page 99.

No Solicitation; Board Recommendations

Subject to certain exceptions specified in the merger agreement, each of CollabRx and Medytox agreed not to (i) solicit proposals relating to, participate or engage in discussions or negotiations with respect to, or enter into any agreement with respect to an acquisition proposal with respect to itself or (ii) disclose any non-public information or data relating to, or afford access to the properties, books, or records of, itself or any of its subsidiaries to any person that has made an acquisition proposal with respect to it.

If, however, prior to obtaining the approval of its stockholders, CollabRx or Medytox receives an unsolicited written acquisition proposal from a third party that constitutes, or that its respective board of directors determines in good faith is reasonably expected to lead to, a superior proposal, then CollabRx or Medytox, as applicable, may, subject to certain conditions included in the merger agreement, disclose any non-public information or data relating to, or afford access to the properties, books, or records of, itself or any of its subsidiaries to and participate or engage in discussions or negotiations with that third party with respect to that proposal.

For a more complete description of the prohibition on solicitations of acquisition proposals from third parties, see “The Merger Agreement-No Solicitation” beginning on page 94.

Change of Recommendation

The merger agreement generally restricts the ability of the board of directors of each of CollabRx and Medytox to withdraw its recommendation that its stockholders approve the transactions contemplated by the merger agreement or to propose publicly to recommend, adopt, or approve any acquisition proposal with respect to itself.

However, the board of directors of each of CollabRx and Medytox may change its recommendation, prior to obtaining the approval of the respective stockholders, in response to a superior offer or an intervening event if, among other things, such board of directors concludes that a failure to change its recommendation would be a breach of its fiduciary duties to its stockholders and, if requested by the other party, its representatives have negotiated in good faith with the other party for four business days regarding any amendment to the merger agreement that would allow the transaction contemplated thereby to be effected.

For a more complete description of the circumstances under which the CollabRx board of directors or Medytox board of directors may withdraw its recommendation that its stockholders approve the merger, see “The Merger Agreement-No Solicitation” beginning on page 94.

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Termination of the Merger Agreement

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time by mutual written consent of CollabRx and Medytox, as well as under certain other circumstances.

The merger agreement may be terminated:

•	by either CollabRx or Medytox if the other party’s board of directors or any committee thereof (i) makes an adverse recommendation change or (ii) publicly proposes to make an adverse recommendation change;

•	by either CollabRx or Medytox if at any time prior to obtaining the approval of its stockholders, in order to enter into a definitive agreement with respect to a superior proposal, in each case if it has complied with its obligations under the provisions described under “The Merger Agreement-No Solicitation” and, in connection with the termination of the merger agreement, it pays to the other party in immediately available funds $1 million; or

•	by either CollabRx or Medytox if at any time prior to the effective time, if any of the other party’s covenants, representations or warranties contained in the merger agreement has been breached or any of the other party’s representations and warranties has become untrue, such that any of the conditions to the closing of the merger described under “The Merger Agreement-Conditions to Completion of the Merger” will not be satisfied, and (i) such breach is incapable of being cured by December 31, 2015 and (ii) at least 30 days written notice shall have been given.

The merger agreement also may be terminated by either CollabRx or Medytox if, subject to certain conditions being met:

•	the required approval of either party’s stockholders contemplated under the merger agreement at the respective stockholders’ meeting is not obtained;

•	the transactions contemplated by the merger agreement violate any order, decree or ruling of any court or governmental body that has become final and non-appealable or if there is a law that makes the transactions contemplated in the merger agreement illegal or otherwise prohibited; or

•	the merger has not been consummated on or before December 31, 2015, subject to an extension not later than March 31, 2016 under certain circumstances.

For a more complete discussion of the circumstances under which the merger agreement may be terminated, see “The Merger Agreement-Termination of the Merger Agreement” beginning on page 101.

Expenses and Termination Fee

All costs and expenses incurred in connection with the negotiation of the merger agreement, the performance of the obligations thereunder, and the consummation of the transactions contemplated thereby will be paid by the party incurring these expenses. The merger agreement provides that each of CollabRx and Medytox will be obligated to pay a $1 million termination fee to the other party following the termination of the merger agreement by the other party in certain circumstances.

For a more complete discussion of termination fees and expenses, see “The Merger Agreement-Termination Fees” and “The Merger Agreement – Other Expenses” beginning on pages 103 and 104, respectively.

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Anticipated Accounting Treatment

The merger will be accounted for as a “reverse acquisition” pursuant to which Medytox will be considered the acquiring entity for accounting purposes in accordance with U.S. generally accepted accounting principles. As such, Medytox will allocate the total purchase consideration to CollabRx’s tangible and identifiable intangible assets and liabilities based on their relative fair values at the date of completion of the merger. Medytox’s historical results of operations will replace CollabRx’s historical results of operations for all periods prior to the merger. After completion of the merger, the results of operations of both companies will be included in the combined company’s financial statements. As required under applicable regulations under the Code, for certain consolidated tax return compliance and accounting purposes following the merger, CollabRx will calculate and file consolidated tax returns and certain financial statements as though Medytox was the surviving entity in the merger and as though Medytox were the parent to the new consolidated group. For all other purposes, CollabRx will be the surviving parent to the new consolidated group.

For a more complete discussion of the anticipated accounting treatment of the merger, see “The Merger-Anticipated Accounting Treatment” beginning on page 84.

Voting and Support Agreements

Pursuant to the merger agreement, CollabRx entered into voting agreements in the form of a Voting and Support Agreement with certain Medytox stockholders representing stockholders holding approximately 88% of Medytox’s currently outstanding shares of common stock and all of Medytox’s outstanding shares of preferred stock, pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed to vote their Medytox shares in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement and against any acquisition proposal (other than the merger), including any “superior proposal.” Medytox entered into a similar agreement with Mr. Mika, Chief Executive Officer of CollabRx. Copies of the voting agreements are attached as Annex E and F to this joint proxy statement/prospectus.

Material U.S. Federal Income Tax Consequences of the Merger

The merger is intended to be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Assuming the merger qualifies as a reorganization, holders of Medytox capital stock will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of the holder’s Medytox shares for CollabRx shares pursuant to the merger. You are urged to consult your own tax advisor regarding the particular consequences to you of the merger.

For a more complete discussion of the material U.S. federal income tax consequences of the merger, see “Material U.S. Federal Income Tax Consequences of the Reverse Stock Split, Merger and Ownership of CollabRx Capital Stock” beginning on page 106.

Tax matters are very complicated, and the tax consequences of the merger to a particular shareholder will depend in part on such shareholder’s circumstances. Accordingly, you should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Comparative Per Share Data

The following tables set forth certain historical and pro forma per share financial information for Medytox shares and CollabRx shares. The following information should be read in conjunction with the audited financial statements of Medytox and CollabRx, which are provided in this joint proxy statement/prospectus beginning on pages F-2 and F-73, respectively. The unaudited pro forma information below is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The unaudited pro forma information also does not purport to indicate balance sheet data or results of operations data as of any future date or for any future period.

Per share information for the six months ended June 30, 2015:	Medytox Historical	CollabRx Historical	Pro Forma Combined
Net income (loss)	$(0.16)	$(0.39)	$(0.06)
Book value	0.51	0.67	$0.27
Cash dividends on common stock	–	–	–

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Per share information for the year ended December 31, 2014:	Medytox Historical	CollabRx Historical	Pro Forma Combined
Net income (loss)	$0.09	$(1.75)	$0.06
Book value	0.51	0.43	0.29
Cash dividends on common stock	–	–	–

Comparative Per Share Market Price Data

Medytox shares of common stock are quoted by the OTC Markets Group, Inc., in a non-NASDAQ over the counter market under the symbol “MMMS.” CollabRx shares of common stock are listed for trading on the NASDAQ Capital Market under the symbol “CLRX.” Medytox shares of preferred stock are not quoted or listed for trading on any market. The following table lists the closing prices per CollabRx share and Medytox share on the over the counter market and NASDAQ on the following dates:

•	April 15, 2015, the last full trading day prior to the public announcement of the merger, and

•	[●], 2015, the last trading day for which this information could be calculated prior to the date of this joint proxy statement/prospectus.

	Medytox shares of common stock		CollabRx shares of common stock
April 15, 2015		$4.20		$1.05
[●], 2015	$	[●]	$	[●]

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RISK FACTORS

In addition to the other information included in this joint proxy statement/prospectus, including the matters addressed under “Cautionary Statement Concerning Forward-Looking Statements,” Medytox and CollabRx stockholders should consider carefully the following risk factors before deciding how to vote their Medytox shares at the Medytox special meeting and/or CollabRx shares at the CollabRx special meeting. If any of the risks described below actually occur, the respective businesses, operating results, financial condition or share prices of Medytox, CollabRx or the combined company could be materially adversely affected. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by Medytox and CollabRx, which later may prove to be incorrect or incomplete.

Risks Related to the Merger

The Exchange Ratio will not be adjusted in the event of any change in the price of either Medytox shares or CollabRx shares.

Upon completion of the merger, each Medytox share of common stock will be converted into the right to receive a certain number of CollabRx shares of common stock based on the Exchange Ratio. This Exchange Ratio will not be adjusted for changes in the market price of either Medytox shares or CollabRx shares between the date of signing the merger agreement and completion of the merger. Changes in the price of CollabRx shares prior to the merger will affect the value of CollabRx shares that Medytox stockholders will receive on the closing date.

The prices of Medytox shares and CollabRx shares, and the number of outstanding shares of common stock of Medytox or CollabRx, on the date of the completion of the merger may vary from the date the merger agreement was executed, the date of this joint proxy statement/prospectus and the date of each stockholder meeting. As a result, the value represented by the Exchange Ratio will also vary. These variations could result from changes in the business, operations or prospects of Medytox or CollabRx prior to or following the completion of the merger, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of Medytox or CollabRx. At the time of the Medytox special meeting, Medytox stockholders will not know with certainty the value of the CollabRx shares that they will receive upon completion of the merger.

Our Series B Preferred Stock has a significant liquidation preference.

Upon completion of the merger, the CollabRx Series B Preferred Stock will have a liquidation preference of $5,000 per share, payable upon certain liquidity events. Upon any liquidation, dissolution or winding up of CollabRx, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of CollabRx shall be distributed, either in cash or in kind, first pro rata to the holders of the Series B Preferred Stock in an amount equal to the liquidation preference; then, to any other series of preferred stock, until an amount to be determined by a resolution of the Board of Directors prior to issuances of such preferred stock, has been distributed per share, and, then, the remainder pro rata to the holders of the common stock.

Currently, the liquidation preference to which the holders of the CollabRx Series B Preferred Stock will be entitled totals approximately $25 million in the aggregate. It would be unlikely that holders of the Series B Preferred Stock would vote in favor of any corporate merger/transaction unless all or a significant portion of the value resulting from such a transaction (at least an amount equal to the Series B Preferred Stock liquidation preference) is ascribed to the Series B Preferred Stock. Therefore, absent a concession from the holders of the Series B Preferred Stock or a redemption of the Series B Preferred Stock, there may be significantly less funds remaining after the payment of the liquidation preference for holders of other preferred stock or the common stock, or CollabRx could be forced to accrue this liability on its financials.

The merger is subject to certain conditions to closing that could result in the merger not being consummated or being delayed, any of which could negatively impact the share price and future business and operating results of Medytox and CollabRx.

Consummation of the merger is subject to a number of customary conditions, including, but not limited to, the adoption and approval of the merger agreement by the Medytox stockholders, the approval of the CollabRx Share Issuance by the CollabRx stockholders, and the other conditions described under “The Merger Agreement-Conditions to Completion of the Merger” beginning on page 99. There is no assurance that Medytox and CollabRx will receive the necessary approvals or satisfy the other conditions necessary for the completion of the merger. If any conditions to the merger are not satisfied or, where waiver is permissible, not waived, the merger will not be consummated.

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Failure to complete the merger would prevent Medytox and CollabRx from realizing the anticipated benefits of the merger. Medytox and CollabRx have already and expect to continue to incur significant costs associated with transaction fees, professional services, taxes and other costs related to the merger. In the event that the merger is not completed, Medytox and CollabRx, respectively, will remain liable for these costs and expenses. Further, if the merger is not completed and the merger agreement is terminated, under certain circumstances, either Medytox or CollabRx may be required to pay the other party a termination fee of $1 million.

In addition, the current market price of Medytox shares and CollabRx shares may reflect a market assumption that the merger will occur, and a failure to complete the merger could result in a negative perception by the market of Medytox and CollabRx generally and a resulting decline in the market price of Medytox shares and CollabRx shares. Any delay in the consummation of the merger or any uncertainty about the consummation of the merger could also negatively impact the share price and future business and operating results of Medytox and CollabRx. Medytox and CollabRx cannot assure you that the merger will be consummated, that there will be no delay in the consummation of the merger or that the merger will be consummated on the terms contemplated by the merger agreement.

Medytox and CollabRx may waive one or more conditions to the merger without resoliciting stockholder approval for the merger.

Certain conditions to Medytox’s and CollabRx’s obligations to complete the merger may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by agreement of Medytox and CollabRx. In the event of a waiver of a condition, the boards of directors of Medytox and CollabRx will evaluate the materiality of any such waiver to determine whether a supplement to this joint proxy statement/prospectus, an amendment to the registration statement of which this joint proxy statement/prospectus is a part or a resolicitation of proxies is necessary. If the Medytox board of directors or the CollabRx board of directors determines any such waiver is not significant enough to require resolicitation of stockholders, it will have the discretion to complete the merger without seeking further stockholder approval.

The merger agreement contains provisions that restrict Medytox’s and CollabRx’s ability to pursue alternatives to the merger and, in specified circumstances, could require Medytox or CollabRx to pay the other party a termination fee.

Under the merger agreement, Medytox and CollabRx each agreed not to (1) take certain actions to solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, including the receipt of a “superior proposal” (as defined in the merger agreement), enter into discussions or an agreement concerning, or provide confidential information in connection with any proposals, for alternative business combination transactions. In certain specified circumstances described under “The Merger Agreement-Termination Fees,” upon termination of the merger agreement, one party would be required to pay the other party a termination fee of $1 million. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Medytox or CollabRx from considering or proposing that acquisition, even if such third party were prepared to enter into a transaction that is more favorable to Medytox, CollabRx or their respective stockholders than the proposed merger.

Whether or not the merger is completed, the announcement and pendency of the merger could impact or cause disruptions in the businesses of Medytox and CollabRx, which could have an adverse effect on the businesses and operating results of Medytox and CollabRx.

Whether or not the merger is completed, the announcement and pendency of the merger could cause disruptions in or otherwise negatively impact the businesses and operating results of Medytox and CollabRx, including among others:

•	Medytox and CollabRx employees may experience uncertainty about their future roles with the combined company, which might adversely affect Medytox’s and CollabRx’s ability to retain and hire key personnel and other employees;

•	the attention of Medytox’s and CollabRx’s management may be directed toward completion of the merger and transaction-related considerations and may be diverted from the day-to-day operations and pursuit of other opportunities that could have been beneficial to the businesses of Medytox and CollabRx; and

•	customers, distributors, independent sales agencies, vendors or suppliers may seek to modify or terminate their business relationships with Medytox or CollabRx, or delay or defer decisions concerning Medytox or CollabRx.

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These disruptions could be exacerbated by a delay in the completion of the merger or termination of the merger agreement and could have an adverse effect on the businesses, operating results or prospects of Medytox and CollabRx if the merger is not completed or the business, operating results or prospects of the combined company if the merger is completed.

Current Medytox and CollabRx stockholders will have a reduced ownership and voting interest in the combined company after the merger.

Upon completion of the merger, Medytox stockholders will own approximately 90% of the combined company and CollabRx stockholders will own approximately 10% of the combined company; provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx common stock after the closing and certain option grants expected to be made at or immediately following the closing of the merger are excluded from such ownership percentages. Medytox and CollabRx stockholders currently have the right to vote for their respective directors and on other matters affecting their respective companies. When the merger occurs, each Medytox stockholder who receives CollabRx shares in the merger will become a stockholder of the combined company with a percentage ownership of the combined company that will be smaller than the stockholder’s percentage ownership of Medytox. Correspondingly, each CollabRx stockholder will remain a stockholder of the combined company with a percentage ownership of the combined company that will be significantly smaller than the stockholder’s percentage ownership of CollabRx prior to the merger. As a result of these reduced ownership percentages, current Medytox stockholders will have less voting power in the combined company than they now have with respect to Medytox, and current CollabRx stockholders will have significantly less voting power in the combined company than they now have with respect to CollabRx.

The CollabRx shares to be received by Medytox stockholders as a result of the merger will have different rights from outstanding Medytox shares.

Following completion of the merger, Medytox stockholders will no longer be stockholders of Medytox, but will be stockholders of CollabRx, which will be renamed Rennova Health, Inc. Medytox stockholders’ rights are currently governed by the Medytox articles of incorporation and bylaws, and Nevada law. After the merger, the combined company stockholders’ rights will be governed by the combined company’s certificate of incorporation and bylaws and Delaware law.

See “Comparison of Rights of Holders of CollabRx Common Stock and Medytox Common Stock” beginning on page 201 for a discussion of the different rights associated with Medytox shares and CollabRx shares.

The opinion of CollabRx’s financial advisor will not reflect changes in circumstances between the signing of the merger agreement and completion of the merger.

CollabRx has not obtained an updated opinion from its financial advisor as of the date of this joint proxy statement/prospectus and does not expect to receive an updated opinion prior to completion of the merger. Changes in the operations and prospects of Medytox or CollabRx, general market and economic conditions and other factors that may be beyond the control of Medytox or CollabRx, and on which CollabRx’s financial advisor’s opinion was based, may significantly alter the value of Medytox or CollabRx or the prices of Medytox shares or CollabRx shares by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because CollabRx’s financial advisor will not be updating its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. The Medytox board of directors’ recommendation that Medytox stockholders vote “FOR” the proposals being submitted to the Medytox stockholders and the CollabRx board of directors’ recommendation that CollabRx stockholders vote “FOR” the proposals being submitted to CollabRx stockholders, however, are made as of the date of this joint proxy statement/prospectus. For a description of the opinion that CollabRx received from its financial advisor, please refer to “The Merger-Opinion of CollabRx’s Financial Advisor” beginning on page 75.

The directors and executive officers of Medytox and CollabRx have interests in the merger that are different from, or in addition to, those of other Medytox and CollabRx stockholders, which could have influenced their decisions to support or approve the merger.

In considering whether to approve the proposals at the meetings, Medytox and CollabRx stockholders should recognize that the directors and executive officers of Medytox and CollabRx have interests in the merger that are in addition to their interests as stockholders of Medytox or CollabRx. These interests may include, among others, continued service as a director or an executive officer of the combined company, accelerated vesting of certain equity-based awards or certain severance benefits and payment of certain amounts in connection with the merger, as applicable. These interests, among others, may influence the directors and executive officers of Medytox to support or approve the proposals at the Medytox special meeting or the directors and executive officers of CollabRx to support or approve the proposals at the CollabRx special meeting. See “The Merger - Interests of Medytox’s Directors and Officers in the Merger” and “The Merger - Interests of CollabRx’s Directors and Officers in the Merger” beginning on pages 80 and 81, respectively.

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Risks Related to the Combined Company if the Merger is Completed

The combined company will need additional financing after the merger is completed, which may not be available on favorable terms at the time it is needed and which could reduce the combined company’s operational and strategic flexibility.

The combined company will require additional working capital to fund future operations. The combined company could seek to acquire that through additional equity or debt financing arrangements, which may or may not be available on favorable terms at such time. If the combined company raises additional funds by issuing equity securities, the combined company’s stockholders will experience dilution. Debt financing, if available, may involve covenants restricting the combined company’s operations or its ability to incur additional debt. Any debt financing or additional equity that the combined company raises may contain terms that are not favorable to the combined company or its stockholders. If the combined company does not have, or is not able to obtain, sufficient funds, it may have to delay development or commercialization of its products or license to third parties the rights to commercialize products or technologies that it would otherwise seek to commercialize. The combined company also may have to reduce marketing, customer support or other resources devoted to its products or cease operations.

The combined company may be unable to successfully integrate Medytox’s and CollabRx’s operations or realize the anticipated cost savings and other potential benefits of the merger in a timely manner or at all. As a result, the value of the combined company’s shares may be adversely affected.

Medytox and CollabRx entered into the merger agreement because each company believed that the merger will be beneficial to its respective stockholders, other stakeholders and businesses. Achieving the anticipated potential benefits of the merger will depend in part upon whether the combined company is able to integrate Medytox’s and CollabRx’s operations in an efficient and effective manner. The integration process may not be completed smoothly or successfully. The necessity of coordinating geographically separated organizations, systems and facilities and addressing possible differences in business backgrounds, corporate cultures and management philosophies may increase the difficulties of integration. Medytox and CollabRx operate numerous systems, including those involving management information, purchasing, accounting and finance, sales, billing, payroll, employee benefits and regulatory compliance. Medytox and CollabRx may also have inconsistencies in standards, controls, procedures or policies that could affect the combined company’s ability to maintain relationships with customers and employees after the merger or to achieve the anticipated benefits of the merger. The integration of certain operations following the merger will require the dedication of significant management resources, which may temporarily distract management’s attention from the combined company’s day-to-day business. Employee uncertainty and lack of focus during the integration process may also disrupt the combined company’s business. Any inability of management to integrate successfully the operations of the two companies or to do so within a longer time frame than expected could have a material adverse effect on the combined company’s business and operating results. The combined company may not be able to achieve the anticipated operating and cost synergies or long-term strategic benefits of the merger. An inability to realize the full extent of, or any of, the anticipated benefits of the merger, as well as any delays encountered in the integration process, could have an adverse effect on the combined company’s business and operating results, which may affect the value of the combined company’s shares after completion of the merger.

The success of the combined company after the merger will depend in part upon the ability of Medytox and CollabRx to retain key employees of each company. Competition for qualified personnel can be very intense. In addition, key employees may depart because of issues relating to the uncertainty or difficulty of integration or a desire not to remain with the combined company. Accordingly, no assurance can be given that key employees will be retained.

Medytox and CollabRx have not yet determined the exact nature of how the businesses and operations of the two companies will be combined after the merger. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized.

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The future results of the combined company will suffer if the combined company does not effectively manage its expanded operations following completion of the merger.

Following completion of the merger, the size of the business of the combined company will increase significantly beyond the current size of either Medytox’s or CollabRx’s business. The combined company’s future success depends, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the merger.

Medytox and CollabRx will incur direct and indirect costs as a result of the merger.

Medytox and CollabRx will incur substantial expenses in connection with completing the merger, and over a period of time following completion of the merger, the combined company further expects to incur substantial expenses in connection with coordinating the businesses, operations, policies and procedures of Medytox and CollabRx. While Medytox and CollabRx have assumed that a certain level of transaction and coordination expenses will be incurred, there are a number of factors beyond the combined company’s control that could affect the total amount or the timing of these transaction and coordination expenses. For example, as discussed under “The Merger - Appraisal and Dissenters’ Rights,” NRS Section 78.3793 along with NRS Sections 92A.300 to 92A.500 entitle any holder of Medytox shares as of the record date for the special meeting of Medytox stockholders, in lieu of receiving the merger consideration that such holder would otherwise be entitled pursuant to the merger agreement, to dissent from the merger and obtain payment in cash for the “fair value” of the Medytox shares held by such holder. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately. These expenses may exceed the costs historically borne by Medytox and CollabRx.

Medytox’s and CollabRx’s actual financial positions and results of operations may differ materially from the unaudited pro forma financial data included in this joint proxy statement/prospectus.

The pro forma financial information contained in this joint proxy statement/prospectus is presented for illustrative purposes only and may not be an indication of what the combined company’s financial position or results of operations would have been had the transaction been completed on the dates indicated. The pro forma financial information was derived from the audited and unaudited historical financial statements of Medytox and CollabRx and certain adjustments and assumptions were made regarding the combined company after the transaction. The assets and liabilities of Medytox and CollabRx are reported at historical values. Purchase price estimates and allocations will be completed as additional information becomes available and as additional analyses are performed. Additionally, the value of the consideration deemed (for accounting purposes only) to be given by Medytox to complete the merger will be determined based on the value of Medytox’s common stock at the time of the completion of the merger. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have a material impact on the pro forma financial information and the combined company’s financial position and future results of operations.

The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the closing. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the share price of the combined company.

The expected officers and directors of the combined company will have the ability to exercise significant control over the combined company.

Following the effective time of the merger, the directors and executive officers of the combined company may exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of the combined company or forcing management to change its operating strategies, which may be to the benefit of management but not in the interest of the stockholders of the combined company.

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The market price of the combined company’s shares after the merger may be affected by factors different from those currently affecting Medytox shares or CollabRx shares.

Upon completion of the merger, holders of Medytox shares will become holders of CollabRx shares. The business of Medytox differs from that of CollabRx in important respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares following the merger may be affected by factors different from those currently affecting the independent results of operations of Medytox and CollabRx. For a discussion of the businesses of Medytox and CollabRx and of certain factors to consider in connection with those businesses, see “Information With Respect to Medytox’s Business” and “Information With Respect to CollabRx’s Business” beginning on pages 110 and 128, respectively.

If goodwill or other intangible assets that the combined company records in connection with the merger become impaired, the combined company could be required to take significant charges against earnings.

In connection with the accounting for the merger, the combined company expects to record a significant amount of goodwill and other intangible assets. Under U.S. generally accepted accounting principals, or GAAP, the combined company must assess, at least annually and potentially more frequently, whether the value of its goodwill and other indefinite-lived intangible assets have been impaired. Amortizing intangible assets will be assessed for impairment in the event of an impairment indicator. Any impairment of the value of goodwill or other intangible assets will result in a charge against earnings, which could materially adversely affect the combined company’s results of operations and stockholders’ equity in future periods.

If any of the events described in “Risks Related to Medytox” or “Risks Related to CollabRx” occur, those events could cause the potential benefits of the merger not to be realized.

Following completion of the merger, the combined company will be susceptible to many of the risks described under “Risks Related to Medytox” and “Risks Related to CollabRx.” To the extent any of the events in the risks described in those sections occur, those events could cause the potential benefits of the merger not to be realized and the market price of the combined company’s shares to decline.

Risks Related to Medytox

An investment in the securities of Medytox is highly speculative and subject to numerous and substantial risks. These risks include those set forth herein. You should carefully consider the risks and uncertainties described below and the other information in this proxy statement/prospectus. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.

Our business could be harmed from the loss or suspension of a license or imposition of a fine or penalties under, or future changes or changing interpretations of, CLIA or state laboratory licensing laws to which we are subject.

The clinical laboratory testing industry is subject to extensive federal and state regulation, and many of these statutes and regulations have not been interpreted by the courts. The CLIA are federal regulatory standards that apply to virtually all clinical laboratories (regardless of the location, size or type of laboratory), including those operated by physicians in their offices, by requiring that they be certified by the federal government or by a federally approved accreditation agency. CLIA does not preempt state law, which in some cases may be more stringent than federal law and require additional personnel qualifications, quality control, record maintenance and proficiency testing. The sanction for failure to comply with CLIA and state requirements may be suspension, revocation or limitation of a laboratory’s CLIA certificate, which is necessary to conduct business, as well as significant fines and/or criminal penalties. Several states have similar laws and we may be subject to similar penalties.

We cannot assure you that applicable statutes and regulations will not be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that would adversely affect our business. Potential sanctions for violation of these statutes and regulations include significant fines and the suspension or loss of various licenses, certificates and authorizations, which could have a material adverse effect on our business. In addition, compliance with future legislation could impose additional requirements on us, which may be costly.

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Healthcare plans have taken steps to control the utilization and reimbursement of healthcare services, including clinical test services.

We also face efforts by non-governmental third-party payers, including healthcare plans, to reduce utilization and reimbursement for clinical testing services.

The healthcare industry has experienced a trend of consolidation among healthcare insurance plans, resulting in fewer but larger insurance plans with significant bargaining power to negotiate fee arrangements with healthcare providers, including clinical testing providers. These healthcare plans, and independent physician associations, may demand that clinical testing providers accept discounted fee structures or assume all or a portion of the financial risk associated with providing testing services to their members through capped payment arrangements. In addition, some healthcare plans have been willing to limit the PPO or Point of Service (“POS”) laboratory network to only a single national laboratory to obtain improved fee-for-service pricing. There are also an increasing number of patients enrolling in consumer driven products and high deductible plans that involve greater patient cost-sharing.

The increased consolidation among healthcare plans also has increased the potential adverse impact of not being a contracted provider with any such insurer. The Patient Protection and Affordable Care Act (the “Health Care Reform Law”) includes provisions, including ones regarding the creation of healthcare exchanges, which may encourage healthcare insurance plans to increase exclusive contracting.

We expect continuing efforts to reduce reimbursements, to impose more stringent cost controls and to reduce utilization of clinical test services. These efforts, including future changes in third-party payer rules, practices and policies, or failing or ceasing to be a contracted provider to a healthcare plan, may have a material adverse effect on our business.

Unless we raise sufficient funds, we will not be able to succeed in our business model.

Medytox, under its current business model, commenced operations in July 2011 and has changed significantly in the past few years which may make it difficult to evaluate our business and prospects based on prior performance. Our business model requires us to secure working capital for marketing expenses. Unless we raise sufficient funds, we will not be able to succeed in our business model. If our model fails, then we will fail as a company.

Regulation by the Food and Drug Administration (“FDA”) of Laboratory Developed Tests (“LDTs”) and clinical laboratories may result in significant change, and our business could be adversely impacted if we fail to adapt.

High complexity, CLIA-certified laboratories, such as ours, frequently develop testing procedures to provide diagnostic results to customers.  These tests have been traditionally offered by nearly all complex laboratories for the last few decades and LDTs are subject to oversight of the Center for Medicare and Medicaid Services (“CMS”) through its enforcement of CLIA.  The FDA, which regulates the development and use of medical devices, has claimed that it has regulatory authority over LDTs, but has not exercised enforcement with respect to most LDTs offered by high complexity laboratories, and not sought to require these laboratories to comply with FDA regulations regarding medical devices.  During 2010, the FDA publicly announced that it has decided to exercise regulatory authority over these LDTs, and that it plans to issue guidance to the industry regarding its regulatory approach. At that time, the FDA indicated that it would use a risk-based approach to regulation and would direct more resources to tests with wider distribution and with the highest risk of injury, but that it will be sensitive to the need to not adversely impact patient care or innovation. In September 2014, the FDA announced its framework and timetable for implementing this guidance. We cannot predict the ultimate timing or form of any such guidance or regulation or their potential impact. If adopted, such a regulatory approach by the FDA may lead to an increased regulatory burden, including additional costs and delays in introducing new tests. While the ultimate impact of the FDA’s approach is unknown, it may be extensive and may result in significant change. Our failure to adapt to these changes could have a material adverse effect on our business.

Some of our activities may subject us to risks under federal and state laws prohibiting “kickbacks” and other laws designed to prohibit payments for referrals and eliminate healthcare fraud.

Federal and state anti-kickback and similar laws prohibit payment, or offers of payment, in exchange for referrals of products and services for which reimbursement may be made by Medicare or other federal and state healthcare programs. Some state laws contain similar prohibitions that apply without regard to the payor of reimbursement for the services. Under a federal statute, known as the “Stark Law” or “self-referral” prohibition, physicians, subject to certain exceptions, are prohibited from referring their Medicare or Medicaid program patients to clinical laboratories with which the physicians or their immediate family members have a financial relationship, and the laboratories are prohibited from billing for services rendered in violation of Stark Law referral prohibitions.  Violations of the federal health care programs’ anti-kickback law (the “Anti-Kickback Law”) and Stark Law may be punished by civil and criminal penalties, and/or exclusion from participation in federal health care programs, including Medicare and Medicaid.  States may impose similar penalties. The Health Care Reform Law significantly strengthened provisions of the Federal False Claims Act and Anti-Kickback Law provisions, and other health care fraud provisions, leading to the possibility of greatly increased qui tam suits by relators for perceived violations of these laws. There can be no assurance that our activities will not come under the scrutiny of regulators and other government authorities or that our practices will not be found to violate applicable laws, rules and regulations or prompt lawsuits by private citizen “relators” under federal or state false claims laws.

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Federal officials responsible for administering and enforcing the healthcare laws and regulations have made a priority of eliminating healthcare fraud. For example, the Health Care Reform Law includes significant new fraud and abuse measures, including required disclosures of financial arrangements with physician customers, lower thresholds for violations and increased potential penalties for violations. Federal funding available for combating health care fraud and abuse generally has increased. While we seek to conduct our business in compliance with all applicable laws and regulations, many of the laws and regulations applicable to our business, particularly those relating to billing and reimbursement of tests and those relating to relationships with physicians, hospitals and patients, contain language that has not been interpreted by courts. We must rely on our interpretation of these laws and regulations based on the advice of our counsel and regulatory or law enforcement authorities may not agree with our interpretation of these laws and regulations and may seek to enforce legal remedies or penalties against us for violations. From time to time we may need to change our operations, particularly pricing or billing practices, in response to changing interpretations of these laws and regulations or regulatory or judicial determinations with respect to these laws and regulations. These occurrences, regardless of their outcome, could damage our reputation and harm important business relationships that we have with healthcare providers, payors and others. Furthermore, if a regulatory or judicial authority finds that we have not complied with applicable laws and regulations, we would be required to refund amounts that were billed and collected in violation of such laws and regulations. In addition, we may voluntarily refund amounts that were alleged to have been billed and collected in violation of applicable laws and regulations. In either case, we could suffer civil and criminal damages, fines and penalties, exclusion from participation in governmental healthcare programs and the loss of licenses, certificates and authorizations necessary to operate our business, as well as incur liabilities from third-party claims, all of which could harm our operating results and financial condition. Moreover, regardless of the outcome, if we or physicians or other third parties with whom we do business are investigated by a regulatory or law enforcement authority we could incur substantial costs, including legal fees, and our management may be required to divert a substantial amount of time to an investigation.

To enhance compliance with applicable health care laws, and mitigate potential liability in the event of noncompliance, regulatory authorities, such as the Department of Health and Human Services’ Office of Inspector General (“OIG”), have recommended the adoption and implementation of a comprehensive health care compliance program that generally contains the elements of an effective compliance and ethics program described in Section 8B2.1 of the United States Sentencing Commission Guidelines Manual, and for many years the OIG has made available a model compliance program targeted to the clinical laboratory industry.  In addition, certain states require that health care providers, such as clinical laboratories, that engage in substantial business under the state Medicaid program have a compliance program that generally adheres to the standards set forth in the Model Compliance Program.  Also, under the Health Care Reform Law, the U.S. Department of Health and Human Services, or HHS, will require suppliers, such as Medytox, to adopt, as a condition of Medicare participation, compliance programs that meet a core set of requirements. While we have adopted, or are in the process of adopting, healthcare compliance and ethics programs that generally incorporate the OIG’s recommendations, and training our applicable employees in such compliance, having such a program can be no assurance that we will avoid any compliance issues.

We conduct our clinical laboratory testing business in a heavily regulated industry and changes in regulations or violations of regulations could, directly or indirectly, harm our operating results and financial condition.

The clinical laboratory testing industry is highly regulated and there can be no assurance that the regulatory environment in which we operate will not change significantly and adversely in the future. Areas of the regulatory environment that may affect our ability to conduct business include, without limitation:

•	federal and state laws applicable to billing and claims payment;

•	federal and state laboratory anti-mark-up laws;

•	federal and state anti-kickback laws;

•	federal and state false claims laws;

•	federal and state self-referral and financial inducement laws, including the federal physician anti-self-referral law, or the Stark Law;

•	coverage and reimbursement levels by Medicare and other governmental payors and private insurers;

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•	federal and state laws governing laboratory licensing and testing, including CLIA;

•	federal and state laws governing the development, use and distribution of diagnostic medical tests known as LDTs;

•	the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), along with the revisions to HIPAA as a result of the Federal Health Information Technology for Economic and Clinical Health Act (“HITECH”), and analogous state laws;

•	federal, state and foreign regulation of privacy, security, electronic transactions and identity theft;

•	federal, state and local laws governing the handling, transportation and disposal of medical and hazardous waste;

•	Occupational Safety and Health Administration (“OSHA”) rules and regulations;

•	changes to laws, regulations and rules as a result of the Health Care Reform Law; and

•	changes to other federal, state and local laws, regulations and rules, including tax laws.

These laws and regulations are extremely complex and in many instances, there are no significant regulatory or judicial interpretations of these laws and regulations. Any determination that we have violated these laws or regulations, or the public announcement that we are being investigated for possible violations of these laws or regulations, could harm our operating results and financial condition. In addition, a significant change in any of these laws or regulations may require us to change our business model in order to maintain compliance with these laws or regulations, which could harm our operating results and financial condition.

Failure to comply with complex federal and state laws and regulations related to submission of claims for clinical laboratory services can result in significant monetary damages and penalties and exclusion from the Medicare and Medicaid Programs.

We are subject to extensive federal and state laws and regulations relating to the submission of claims for payment for clinical laboratory services, including those that relate to coverage of our services under Medicare, Medicaid and other governmental health care programs, the amounts that may be billed for our services and to whom claims for services may be submitted.

Our failure to comply with applicable laws and regulations could result in our inability to receive payment for our services or result in attempts by third-party payers, such as Medicare and Medicaid, to recover payments from us that have already been made. Submission of claims in violation of certain statutory or regulatory requirements can result in penalties, including substantial civil money penalties for each item or service billed to Medicare in violation of the legal requirement, and exclusion from participation in Medicare and Medicaid. Government authorities may also assert that violations of laws and regulations related to submission or causing the submission of claims violate the federal False Claims Act (“FCA”) or other laws related to fraud and abuse, including submission of claims for services that were not medically necessary. Violations of the FCA could result in enormous economic liability. The FCA provides that all damages are trebled, and each false claim submitted is subject to a penalty of up to $11,000. For example, we could be subject to FCA liability if it was determined that the services we provided were not medically necessary and not reimbursable, particularly if it were asserted that we contributed to the physician’s referrals of unnecessary services to us. It is also possible that the government could attempt to hold us liable under fraud and abuse laws for improper claims submitted by an entity for services that we performed if we were found to have knowingly participated in the arrangement that resulted in submission of the improper claims.

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Changes in regulation and policies, including increasing downward pressure on health care reimbursement, may adversely affect reimbursement for diagnostic services and could have a material adverse impact on our business.

Reimbursement levels for health care services are subject to continuous and often unexpected changes in policies, and we face a variety of efforts by government payers to reduce utilization and reimbursement for diagnostic testing services. Changes in governmental reimbursement may result from statutory and regulatory changes, retroactive rate adjustments, administrative rulings, competitive bidding initiatives, and other policy changes.

The Health Care Reform Law includes two separate reductions in the reimbursement rates for our clinical laboratory services under the clinical laboratory fee schedule.  First, it includes a “productivity adjustment”. Second, it includes an additional 1.75 percent reduction, the first of a series of such annual reductions effective from 2011 to 2015, which would reduce the annual Consumer Price Index-based update that would otherwise determine our reimbursement for clinical laboratory services.  These reimbursement cuts could adversely affect our business.

The U.S. Congress has considered, at least yearly in conjunction with budgetary legislation, changes to the Medicare fee schedules under which we receive reimbursement. For example, currently there is no copayment or coinsurance required for clinical laboratory services. However, Congress has periodically considered imposing a 20 percent coinsurance on laboratory services. If enacted, this would require us to attempt to collect this amount from patients, although in many cases the costs of collection would exceed the amount actually received.

CMS pays laboratories on the basis of a fee schedule that is reviewed and re-calculated on an annual basis.  CMS may change the fee schedule upward or downward on billing codes that we submit for reimbursement on a regular basis; our revenue and business may be adversely affected if the reimbursement rates associated with such codes are reduced. Even when reimbursement rates are not reduced, policy changes add to our costs by increasing the complexity and volume of administrative requirements. Medicaid reimbursement, which varies by state, is also subject to administrative and billing requirements and budget pressures. Recently, state budget pressures have caused states to consider several policy changes that may impact our financial condition and results of operations, such as delaying payments, reducing reimbursement, restricting coverage eligibility and service coverage, and imposing taxes on our services.

Failure to timely or accurately bill for our services could have a material adverse effect on our business.

Billing for clinical testing services is extremely complicated and is subject to extensive and non-uniform rules and administrative requirements. Depending on the billing arrangement and applicable law, we bill various payers, such as patients, insurance companies, Medicare, Medicaid, physicians, hospitals and employer groups. Changes in laws and regulations could increase the complexity and cost of our billing process. Additionally, auditing for compliance with applicable laws and regulations as well as internal compliance policies and procedures adds further cost and complexity to the billing process. Further, our billing systems require significant technology investment and, as a result of marketplace demands, we need to continually invest in our billing systems.

Missing or incorrect information on requisitions adds complexity to and slows the billing process, creates backlogs of unbilled requisitions, and generally increases the aging of accounts receivable and bad debt expense. Failure to timely or correctly bill may lead to our not being reimbursed for our services or an increase in the aging of our accounts receivable, which could adversely affect our results of operations and cash flows. Failure to comply with applicable laws relating to billing government healthcare programs could lead to various penalties, including: (1) exclusion from participation in CMS and other government programs; (2) asset forfeitures; (3) civil and criminal fines and penalties; and (4) the loss of various licenses, certificates and authorizations necessary to operate our business, any of which could have a material adverse effect on our results of operations or cash flows.

There have been times when our accounts receivable have increased at a greater rate than revenue growth and, therefore, have adversely affected our cash flows from operations. We have taken steps to implement systems and processing changes intended to improve billing procedures and related collection results. We believe that we have made progress by reorganizing our accounts receivable and billing functions and that our allowance for doubtful accounts is adequate. However, we cannot assure that our ongoing assessment of accounts receivable will not result in the need for additional provisions. Such additional provisions, if implemented, could have a material adverse effect on our operating results.

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Our operations may be adversely impacted by the effects of extreme weather conditions, natural disasters such as hurricanes and earthquakes, health pandemics, hostilities or acts of terrorism and other criminal activities.

Our operations are always subject to adverse impacts resulting from extreme weather conditions, natural disasters, health pandemics, hostilities or acts of terrorism or other criminal activities. Such events may result in a temporary decline in the number of patients who seek clinical testing services or in our employees’ ability to perform their job duties. In addition, such events may temporarily interrupt our ability to transport specimens, to receive materials from our suppliers or otherwise to provide our services. The occurrence of any such event and/or a disruption of our operations as a result may adversely affect our results of operations.

Increased competition, including price competition, could have a material adverse impact on our net revenues and profitability.

We operate in a business that is characterized by intense competition. Our major competitors include large national laboratories that possess greater name recognition, larger customer bases, and significantly greater financial resources and employ substantially more personnel than we do. Many of our competitors have long established relationships. We cannot assure you that we will be able to compete successfully with such entities in the future.

The clinical laboratory business is intensely competitive both in terms of price and service. Pricing of laboratory testing services is often one of the most significant factors used by health care providers and third-party payers in selecting a laboratory. As a result of the clinical laboratory industry undergoing significant consolidation, larger clinical laboratory providers are able to increase cost efficiencies afforded by large-scale automated testing. This consolidation results in greater price competition. We may be unable to increase cost efficiencies sufficiently, if at all, and as a result, our net earnings and cash flows could be negatively impacted by such price competition. We may also face increased competition from companies that do not comply with existing laws or regulations or otherwise disregard compliance standards in the industry. Additionally, we may also face changes in fee schedules, competitive bidding for laboratory services or other actions or pressures reducing payment schedules as a result of increased or additional competition.

Additional competition, including price competition, could have a material adverse impact on our net revenues and profitability.

Failure to comply with environmental, health and safety laws and regulations, including the federal Occupational Safety and Health Administration Act and the Needlestick Safety and Prevention Act, could result in fines and penalties and loss of licensure, and have a material adverse effect upon Medytox’s business.

Medytox is subject to licensing and regulation under federal, state and local laws and regulations relating to the protection of the environment and human health and safety, including laws and regulations relating to the handling, transportation and disposal of medical specimens, and infectious and hazardous waste materials, as well as regulations relating to the safety and health of laboratory employees. All of Medytox’s laboratories are subject to applicable federal and state laws and regulations relating to biohazard disposal of all laboratory specimens, and they utilize outside vendors for disposal of such specimens. In addition, the federal OSHA has established extensive requirements relating to workplace safety for health care employers, including clinical laboratories, whose workers may be exposed to blood-borne pathogens such as HIV and the hepatitis B virus. These requirements, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations and other measures designed to minimize exposure to, and transmission of, blood-borne pathogens. In addition, the Needlestick Safety and Prevention Act requires, among other things, that Medytox include in its safety programs the evaluation and use of emergency controls such as safety needles if found to be effective at reducing the risk of needlestick injuries in the workplace.

Failure to comply with federal, state and local laws and regulations could subject Medytox to denial of the right to conduct business, fines, criminal penalties and/or other enforcement actions which would have a material adverse effect on its business. In addition, compliance with future legislation could impose additional requirements on us which may be costly.

Regulations requiring the use of “standard transactions” for health care services issued under HIPAA may negatively impact Medytox’s profitability and cash flows.

Pursuant to HIPAA, the Secretary of Health and Human Services has issued regulations designed to improve the efficiency and effectiveness of the health care system by facilitating the electronic exchange of information in certain financial and administrative transactions while protecting the privacy and security of the information exchanged.

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The HIPAA transaction standards are complex, and subject to differences in interpretation by payers. For instance, some payers may interpret the standards to require Medytox to provide certain types of information, including demographic information not usually provided to Medytox by physicians. As a result of inconsistent application of transaction standards by payers or Medytox’s inability to obtain certain billing information not usually provided by physicians, Medytox could face increased costs and complexity, a temporary disruption in receipts and ongoing reductions in reimbursements and net revenues. In addition, new requirements for additional standard transactions, such as claims attachments and the ICD-10-CM Code Set, could prove technically difficult, time-consuming or expensive to implement.

Failure to maintain the security of customer-related information or compliance with security requirements could damage Medytox’s reputation with customers, and cause it to incur substantial additional costs and to become subject to litigation.

Medytox receives certain personal and financial information about its customers. In addition, Medytox depends upon the secure transmission of confidential information over public networks, including information permitting cashless payments. A compromise in our security systems that results in customer personal information being obtained by unauthorized persons or our failure to comply with security requirements for financial transactions could adversely affect Medytox’s reputation with its customers and others, as well as Medytox’s results of operations, financial condition and liquidity. It could also result in litigation against Medytox or the imposition of penalties.

Failure of Medytox, third party payers or physicians to comply with the ICD-10-CM Code Set by the compliance date of October 1, 2015, could negatively impact Medytox’s reimbursement, profitability and cash flow.

Medytox believes that it is in compliance in all material respects with the current Transactions and Code Sets Rule. Medytox implemented Version 5010 of the HIPAA Transaction Standards, and is within the testing and implementation phase of the rule to adopt the ICD-10-CM code set. The compliance date for ICD-10-CM is October 1, 2015. Medytox will continue its assessment and remediation of computer systems, applications and processes for compliance with these requirements. Clinical laboratories are typically required to submit health care claims with diagnosis codes to third party payers. The diagnosis codes must be obtained from the ordering physician. The failure of Medytox, third party payers or physicians to transition within the required timeframe could have an adverse impact on reimbursement, day’s sales outstanding and cash collections.

Compliance with the HIPAA security regulations and privacy regulations may increase Medytox’s costs.

The HIPAA privacy and security regulations, including the expanded requirements under HITECH, establish comprehensive federal standards with respect to the use and disclosure of protected health information by health plans, healthcare providers and healthcare clearinghouses, in addition to setting standards to protect the confidentiality, integrity and security of protected health information. The regulations establish a complex regulatory framework on a variety of subjects, including:

•	the circumstances under which the use and disclosure of protected health information are permitted or required without a specific authorization by the patient, including but not limited to treatment purposes, activities to obtain payments for Medytox’s services, and its healthcare operations activities;

•	a patient’s rights to access, amend and receive an accounting of certain disclosures of protected health information;

•	the content of notices of privacy practices for protected health information;

•	administrative, technical and physical safeguards required of entities that use or receive protected health information; and

•	the protection of computing systems maintaining Electronic Personal Health Information (“ePHI”).

Medytox has implemented policies and procedures related to compliance with the HIPAA privacy and security regulations, as required by law. The privacy and security regulations establish a “floor” and do not supersede state laws that are more stringent. Therefore, Medytox is required to comply with both federal privacy and security regulations and varying state privacy and security laws. In addition, for healthcare data transfers from other countries relating to citizens of those countries, Medytox must comply with the laws of those other countries. The federal privacy regulations restrict our ability to use or disclose patient identifiable laboratory data, without patient authorization, for purposes other than payment, treatment or healthcare operations (as defined by HIPAA), except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations. HIPAA, as amended by HITECH, provides for significant fines and other penalties for wrongful use or disclosure of protected health information in violation of the privacy and security regulations, including potential civil and criminal fines and penalties. Due to the enactment of HITECH and an increase in the amount of monetary financed penalties, government enforcement has also increased. It is not possible to predict what the extent of the impact on business will be, other than heightened scrutiny and emphasis on compliance. If Medytox does not comply with existing or new laws and regulations related to protecting the privacy and security of health information it could be subject to significant monetary fines, civil penalties or criminal sanctions. In addition, other federal and state laws that protect the privacy and security of patient information may be subject to enforcement and interpretations by various governmental authorities and courts resulting in complex compliance issues. For example, Medytox could incur damages under state laws pursuant to an action brought by a private party for the wrongful use or disclosure of confidential health information or other private personal information.

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The clinical laboratory industry is subject to changing technology and new product introductions.

Advances in technology may lead to the development of more cost-effective technologies such as point-of-care testing equipment that can be operated by physicians or other healthcare providers in their offices or by patients themselves without requiring the services of freestanding clinical laboratories. Development of such technology and its use by Medytox’s customers could reduce the demand for its laboratory testing services and negatively impact its revenues.

Currently, most clinical laboratory testing is categorized as “high” or “moderate” complexity, and thereby is subject to extensive and costly regulation under CLIA. The cost of compliance with CLIA makes it impractical for most physicians to operate clinical laboratories in their offices, and other laws limit the ability of physicians to have ownership in a laboratory and to refer tests to such a laboratory. Manufacturers of laboratory equipment and test kits could seek to increase their sales by marketing point-of-care laboratory equipment to physicians and by selling test kits approved for home or physician office use to both physicians and patients. Diagnostic tests approved for home use are automatically deemed to be “waived” tests under CLIA and may be performed in physician office laboratories as well as by patients in their homes with minimal regulatory oversight. Other tests meeting certain FDA criteria also may be classified as “waived” for CLIA purposes. The FDA has regulatory responsibility over instruments, test kits, reagents and other devices used by clinical laboratories and has taken responsibility from the Centers for Disease Control for classifying the complexity of tests for CLIA purposes. Increased approval of “waived” test kits could lead to increased testing by physicians in their offices or by patients at home, which could affect Medytox’s market for laboratory testing services and negatively impact its revenues.

Health care reform and related products (e.g. Health Insurance Exchanges), changes in government payment and reimbursement systems, or changes in payer mix, including an increase in capitated reimbursement mechanisms and evolving delivery models, could have a material adverse impact on Medytox’s net revenues, profitability and cash flow.

Testing services are billed to private patients, Medicare, Medicaid, commercial clients, managed care organizations (“MCOs”) and third-party insurance companies. Tests ordered by a physician may be billed to different payers depending on the medical insurance benefits of a particular patient. Most testing services are billed to a party other than the physician or other authorized person that ordered the test. Increases in the percentage of services billed to government and managed care payers could have an adverse impact on Medytox’s net revenues.

The various MCOs have different contracting philosophies, which are influenced by the design of the products they offer to their members. Some MCOs contract with a limited number of clinical laboratories and engage in direct negotiation of the rates reimbursed to participating laboratories. Other MCOs adopt broader networks with a largely uniform fee structure offered to all participating clinical laboratories. In addition, some MCOs have used capitation in an effort to fix the cost of laboratory testing services for their enrollees. Under a capitated reimbursement mechanism, the clinical laboratory and the managed care organization agree to a per member, per month payment to pay for all authorized laboratory tests ordered during the month by the physician for the members, regardless of the number or cost of the tests actually performed. Capitation shifts the risk of increased test utilization (and the underlying mix of testing services) to the clinical laboratory provider.

A portion of the third-party insurance fee-for-service revenues are collectible from patients in the form of deductibles, copayments and coinsurance. As patient cost-sharing increases, collectability may be impacted.

In addition, Medicare and Medicaid and private insurers have increased their efforts to control the cost, utilization and delivery of health care services, including clinical laboratory services. Measures to regulate health care delivery in general, and clinical laboratories in particular, have resulted in reduced prices, added costs and decreased test utilization for the clinical laboratory industry by increasing complexity and adding new regulatory and administrative requirements. Pursuant to legislation passed in late 2003, the percentage of Medicare beneficiaries enrolled in Medicare managed care plans has increased. The percentage of Medicaid beneficiaries enrolled in Medicaid managed care plans has also increased, and is expected to continue to increase. Implementation of the Health Care Reform Law, the health care reform legislation passed in 2010, also may affect coverage, reimbursement, and utilization of laboratory services, as well as administrative requirements.

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Medytox expects efforts to impose reduced reimbursement, more stringent payment policies and cost controls by government and other payers to continue. If Medytox cannot offset additional reductions in the payments it receives for its services by reducing costs, increasing test volume and/or introducing new procedures, it could have a material adverse impact on Medytox’s net revenues, profitability and cash flows.

As an employer, health care reform legislation also contains numerous regulations that will require Medytox to implement significant process and record keeping changes to be in compliance. These changes increase the cost of providing healthcare coverage to employees and their families. Given the limited release of regulations to guide compliance, the exact impact to employers including Medytox is uncertain.

A failure to obtain and retain new customers, a loss of existing customers or material contracts, a reduction in tests ordered or specimens submitted by existing customers, or the inability to retain existing and create new relationships with health systems could impact Medytox’s ability to successfully grow its business.

To offset efforts by payers to reduce the cost and utilization of clinical laboratory services, Medytox needs to obtain and retain new customers and business partners. In addition, a reduction in tests ordered or specimens submitted by existing customers, without offsetting growth in its customer base, could impact Medytox’s ability to successfully grow its business and could have a material adverse impact on Medytox’s net revenues and profitability. Medytox competes primarily on the basis of the quality of testing, timeliness of test reporting, reporting and information systems, reputation in the medical community, the pricing of services and ability to employ qualified personnel. Medytox’s failure to successfully compete on any of these factors could result in the loss of customers and a reduction in Medytox’s ability to expand its customer base.

In addition, as the broader healthcare industry trend of consolidation continues, including the acquisition of physician practices by health systems, relationships with hospital-based health systems and integrated delivery networks are becoming more important. Medytox’s inability to create relationships with those provider systems and networks could impact its ability to successfully grow its business.

A failure to identify and successfully close and integrate strategic acquisition targets could have a material adverse impact on Medytox’s business objectives and its net revenues and profitability.

Part of Medytox’s strategy involves deploying capital in investments that enhance its business, which includes pursuing strategic acquisitions to strengthen its capabilities and increase its presence in key geographic areas. In the past two years, Medytox has acquired an interest in clinical laboratories in California, New Jersey and New Mexico. However, Medytox cannot assure that it will be able to identify attractive acquisition targets that are of a large enough size to have a meaningful impact on its operating results. Furthermore, the successful closing and integration of a strategic acquisition entails numerous risks, including, among others:

•	failure to obtain regulatory clearance;

•	loss of key customers or employees;

•	difficulty in consolidating redundant facilities and infrastructure and in standardizing information and other systems;

•	unidentified regulatory problems;

•	failure to maintain the quality of services that such companies have historically provided;

•	coordination of geographically-separated facilities and workforces; and

•	diversion of management’s attention from Medytox’s day-to-day business.

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Medytox cannot assure that current or future acquisitions, if any, or any related integration efforts will be successful, or that Medytox’s business will not be adversely affected by any future acquisitions, including with respect to net revenues and profitability. Even if Medytox is able to successfully integrate the operations of businesses that it may acquire in the future, Medytox may not be able to realize the benefits that it expects from such acquisitions.

Adverse results in material litigation matters could have a material adverse effect upon Medytox’s business.

Medytox may become subject in the ordinary course of business to material legal action related to, among other things, intellectual property disputes, professional liability and employee-related matters, as well as inquiries and requests for information from governmental agencies and bodies and Medicare or Medicaid carriers requesting comment and/or information on allegations of billing irregularities or billing and pricing arrangements that are brought to their attention through billing audits or third parties. Legal actions could result in substantial monetary damages as well as damage to Medytox’s reputation with customers, which could have a material adverse effect upon its business.

As a company with limited capital and human resources, we anticipate that more of management’s time and attention will be diverted from our business to ensure compliance with regulatory requirements than would be the case with a company that has well established controls and procedures. This diversion of management’s time and attention may have a material adverse effect on our business, financial condition and results of operations.

In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, or if we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal control over financial reporting when we are required to do so, investors and others may lose confidence in the reliability of our financial statements. If this occurs, the trading price of our common stock, if any, and ability to obtain any necessary equity or debt financing could suffer. In addition, in the event that our independent registered public accounting firm is unable to rely on our internal control over financial reporting in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, we may be unable to file our periodic reports with the SEC. This would likely have an adverse effect on the trading price of our common stock, if any, and our ability to secure any necessary additional financing, and could result in the delisting of our common stock. In such event, the liquidity of our common stock would be severely limited and the market price of our common stock would likely decline significantly.

An inability to attract and retain experienced and qualified personnel could adversely affect Medytox’s business.

The loss of key management personnel or the inability to attract and retain experienced and qualified employees at Medytox’s clinical laboratories could adversely affect the business. The success of Medytox is dependent in part on the efforts of key members of its management team.

In addition, the success of our clinical laboratories also depends on employing and retaining qualified and experienced laboratory professionals, including specialists, who perform clinical laboratory testing services. In the future, if competition for the services of these professionals increases, Medytox may not be able to continue to attract and retain individuals in its markets. Medytox’s revenues and earnings could be adversely affected if a significant number of professionals terminate their relationship with Medytox or become unable or unwilling to continue their employment.

Failure in Medytox’s information technology systems could significantly increase testing turn-around time or billing processes and otherwise disrupt Medytox’s operations or customer relationships.

Medytox’s laboratory operations and customer relationships depend, in part, on the continued performance of its information technology systems. Despite network security measures and other precautions Medytox has taken, its information technology systems are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptions. In addition, Medytox is in the process of integrating the information technology systems of its recently acquired subsidiaries, and Medytox may experience system failures or interruptions as a result of this process. Sustained system failures or interruption of Medytox’s systems in one or more of its laboratory operations could disrupt Medytox’s ability to process laboratory requisitions, perform testing, provide test results in a timely manner and/or bill the appropriate party. Breaches with respect to protected health information could result in violations of HIPAA and analogous state laws, and risk the imposition of significant fines and penalties. Failure of Medytox’s information technology systems could adversely affect Medytox’s business, profitability and financial condition.

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A significant deterioration in the economy could negatively impact testing volumes, cash collections and the availability of credit.

Medytox’s operations are dependent upon ongoing demand for diagnostic testing services by patients, physicians, hospitals, MCOs, and others. A significant downturn in the economy could negatively impact the demand for diagnostic testing as well as the ability of patients and other payers to pay for services ordered. In addition, uncertainty in the credit markets could reduce the availability of credit and impact Medytox’s ability to meet its financing needs in the future.

Increasing health insurance premiums and co-payments or high deductible health plans may cause individuals to forgo health insurance and avoid medical attention, either of which may reduce demand for our products and services.

Health insurance premiums, co-payments and deductibles have generally increased in recent years. These increases may cause individuals to forgo health insurance, as well as medical attention. This behavior may reduce demand for testing by our laboratories.

If goodwill or other intangible assets that we have recorded in connection with our acquisitions of other businesses become impaired, we could have to take significant charges against earnings.

As a result of our acquisitions, we have recorded, and may continue to record, a significant amount of goodwill and other intangible assets. Under current accounting guidelines, we must assess, at least annually and potentially more frequently, whether the value of goodwill and other intangible assets has been impaired. Any reduction or impairment of the value of goodwill or other intangible assets will result in additional charges against earnings, which could materially reduce our reported results of operations in future periods.

Our business has substantial indebtedness and tax liabilities.

We currently have, and will likely continue to have, a substantial amount of indebtedness. Also, as of June 30, 2015, Medytox has income tax liabilities of approximately $7.5 million. Our indebtedness and tax liabilities could, among other things, make it more difficult for us to satisfy our debt obligations, require us to use a large portion of our cash flow from operations to repay and service our debt and tax liabilities or otherwise create liquidity problems, limit our flexibility to adjust to market conditions, place us at a competitive disadvantage and expose us to interest rate fluctuations. As of June 30, 2015, we had total debt outstanding of approximately $4.0 million, all of which is short term. In addition our capital lease obligations were $3.8 million at June 30, 2015.

We expect to obtain the money to pay our expenses and pay the principal and interest on our indebtedness and tax liabilities from cash flow from our operations and potentially from other debt or equity offerings. Accordingly, our ability to meet our obligations depends on our future performance and capital raising activities, which will be affected by financial, business, economic and other factors, many of which are beyond our control. If our cash flow and capital resources prove inadequate to allow us to pay the principal and interest on our debt, and our tax liabilities and meet our other obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations, restructure or refinance our debt, which we may be unable to do on acceptable terms, and forego attractive business opportunities. In addition, the terms of our existing or future debt agreements may restrict us from pursuing any of these alternatives.

Hardware and software failures, delays in the operation of computer and communications systems, the failure to implement system enhancements or cyber security breaches may harm Medytox.

Medytox’s success depends on the efficient and uninterrupted operation of its computer and communications systems. A failure of the network or data gathering procedures could impede the processing of data, delivery of databases and services, client orders and day-to-day management of the business and could result in the corruption or loss of data. While certain operations have appropriate disaster recovery plans in place, there currently are not redundant facilities everywhere to provide IT capacity in the event of a system failure. Despite any precautions we may take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins, cybersecurity breaches and similar events at our various computer facilities could result in interruptions in the flow of data to the servers and from the servers to clients. In addition, any failure by the computer environment to provide required data communications capacity could result in interruptions in service. In the event of a delay in the delivery of data, Medytox could be required to transfer data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in the ability to deliver products and services to clients. Additionally, significant delays in the planned delivery of system enhancements, and improvements and inadequate performance of the systems once they are completed could damage Medytox’s reputation and harm the business. Finally, long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities, acts of terrorism (particularly involving cities in which Medytox has offices) and cybersecurity breaches could adversely affect the business. Although Medytox carries property and business interruption insurance, the coverage may not be adequate to compensate for all losses that may occur.

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Our corporate structure has certain anti-takeover aspects.

Under our Certificate of Incorporation, our Board of Directors has the authority to issue shares of preferred stock in one or more series and to fix the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the common stock with respect to dividends, liquidation rights and, possibly, voting rights. In addition, if senior management were to vote together, they could limit or prohibit others from attempting to take over control of Medytox and could have the effect of discouraging unsolicited acquisition proposals and other attempts to buy our company. Further, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to our stockholders.

There is a very limited trading market for our common stock.

There is a very limited trading market for our common stock. An active trading market may never develop or, if developed, be sustained. In the absence of an active trading market for our common stock investors may not be able to sell their shares when they would like to sell and may need to bear the economic risk of the investment for an indefinite period of time.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We have never declared cash dividends on our common stock and we currently do not anticipate paying any cash dividends in its foreseeable future. Accordingly, our stockholders will not realize a return on their investment unless the trading price of our common stock appreciates, which is uncertain and unpredictable.

We plan to use our stock to pay, to a large extent, for future acquisitions and this would be dilutive to investors.

We plan to use additional stock to pay, to a large extent, for future acquisitions, and believe that doing so will enable us to retain a greater percentage of our operating capital to pay for operations and marketing. Price and volume fluctuations in our stock might negatively impact our ability to effectively use our stock to pay for acquisitions, or could cause us to offer stock as consideration for acquisitions on terms that are not favorable to us and our stockholders. If we did resort to issuing stock in lieu of cash for acquisitions under unfavorable circumstances, it would result in increased dilution to investors.

Our common stock is subject to substantial dilution.

Medytox has outstanding options to purchase an aggregate of 23,855,000 shares of common stock, of which 23,325,000 are currently exercisable. Also, the D&D Convertible Note is convertible into Medytox common stock. Exercise of the options could result in substantial dilution of our common stock and a decline in its market price.

Risks Related to CollabRx

Our future growth is dependent on the successful development and introduction of new products and enhancements. There can be no assurance that we will be successful in developing and marketing, on a timely basis, new products or product enhancements, or that our new products will adequately address the changing needs of the health care marketplace.

A significant portion of our operating expense is relatively fixed and planned expenditures are based in part on expectations regarding future revenues. As a result, we are generally unable to mitigate the negative impact on margins in the short term. Accordingly, unexpected revenue shortfalls may significantly decrease our operating results from quarter to quarter. As a result, in future quarters our operating results could fall below the expectations of securities analysts or investors, in which event our stock price would likely decrease.

We have a history of losses, expect to incur substantial further losses and may not achieve or maintain profitability in the future, which in turn could further materially decrease the price of our common stock.

We had net losses of $1.3 million, $5.24 million and $3.3 million for the fiscal quarter ended June 30, 2015 and the fiscal years ended March 31, 2015 and 2014, respectively. We used cash flows from operations of $1.4 million, $3.64 million and $2.4 million in these respective periods. As of June 30, 2015, we had cash and cash equivalents of $6.1 million. We expect to continue to sustain losses for the foreseeable future. If we are not able to achieve profitability and positive cash flows, we may not be able to continue the operation of our business. It is not possible to predict when our business and results of operations will improve.

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Our quarterly operating results may continue to fluctuate.

Our revenue and operating results have fluctuated and are likely to continue to fluctuate significantly from quarter to quarter, and we cannot assure you that we will achieve profitability in the future.

Factors that could affect our quarterly operating results include:

•	operating results of CollabRx;

•	operating results of any companies that we may acquire in the future;

•	fluctuations in demand for our products, and the timing of agreements with strategic partners in the health care marketplace;

•	the timing of new products and product enhancements;

•	changes in the growth rate of the health care marketplace;

•	our ability to control costs, including operations expenses;

•	our ability to develop, induce and gain market acceptance for new products and product enhancements;

•	changes in the competitive environment, including the entry of new competitors and related discounting of products;

•	adverse changes in the level of economic activity in the United States or other major economies in which we do business;

•	renewal rates and our ability to up-sell additional products;

•	the timing of customer acquisitions;

•	the timing of revenue recognition for our sales; and

•	future accounting pronouncements or changes in our accounting policies.

Our future success depends on our ability to retain our key personnel.

We are dependent on the services of Mr. Mika, our President and Chief Executive Officer, our technical experts and other members of our senior management team. The loss of one or more of these key officers or any other member of our senior management team could have a material adverse effect on us. We may not be able to retain or replace these key personnel, and we may not have adequate succession plans in place. Mr. Mika is subject to employment conditions or arrangements that contain post-employment non-competition provisions. However, these arrangements permit Mr. Mika to terminate his employment with us upon little or no notice and the enforceability of the non-competition provisions is uncertain.

If we are unable to hire, retain and motivate qualified personnel, our business would suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel or delays in hiring required personnel, particularly in software and biotechnology, may seriously harm our business, financial condition and operating results. Our ability to continue to attract and retain highly skilled personnel will be critical to our future success. Competition for highly skilled personnel is frequently intense, especially in the San Francisco Bay Area. We intend to issue stock options as a key component of our overall compensation and employee attraction and retention efforts. In addition, we are required under GAAP to recognize compensation expense in our operating results for employee stock-based compensation under our equity grant programs, which may negatively impact our operating results and may increase the pressure to limit share-based compensation. We may not be successful in attracting, assimilating or retaining qualified personnel to fulfill our current or future needs. Also, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information.

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The personalized healthcare market is rapidly evolving and difficult to predict. If the personalized healthcare market does not evolve as we anticipate or if healthcare market participants do not perceive value in our products, our sales will not grow as quickly as anticipated and our stock price could decline.

We are in a new, rapidly evolving category within the healthcare industry that focuses on using information technology to inform personalized cancer treatment planning. As such, it is difficult to predict important market trends, including how large the personalized healthcare market will be or when and what products customers will adopt. If the market does not evolve in the way we anticipate, if organizations do not recognize the benefit that our products offer, or if we are unable to sell our products to customers, then our revenue may not grow as expected or may decline, and our stock price could decline.

New or existing technologies that are perceived to address personalized cancer treatment planning in different ways could gain wide adoption and supplant our products, thereby weakening our sales and our financial results.

The introduction of products and services embodying new technologies could render our existing products obsolete or less attractive to customers. Other technologies exist or could be developed in the future, and our business could be materially negatively affected if such technologies are widely adopted. We may not be able to successfully anticipate or adapt to changing technology or customer requirements on a timely basis, or at all. If we fail to keep up with technological changes or to convince our customers and potential customers of the value of our products even in light of new technologies, our business, operating results and financial condition could be materially and adversely affected.

We are dependent on a family of products that informs genomic-based medicine.

Our current product offering is limited to a family of products that informs genomic-based medicine using a unique approach of experts and expert systems. We expect to derive a substantial portion of our revenue from this approach and the family of products based on this approach for the foreseeable future. A decline in the price of these products, whether due to competition or otherwise, or our inability to increase sales of these products, would harm our business and operating results. We expect that this concentration of revenue from a single product family comprised of a limited number of products will continue for the foreseeable future. As a result, our future growth and financial performance will depend heavily on our ability to develop and sell enhanced versions of our products. If we fail to deliver product enhancements, new releases or new products that customers want, it will be more difficult for us to succeed.

If we are unable to introduce new products successfully and to make enhancements to existing products, our growth rates would likely decline and our business, operating results and competitive position could suffer.

Our continued success depends on our ability to identify and develop new products and to enhance and improve our existing products, and the acceptance of those products by our existing and target customers. Our growth would likely be adversely affected if:

•	we fail to introduce these new products or enhancements;

•	we fail to successfully manage the transition to new products from the products they are replacing;

•	we do not invest our development efforts in appropriate products or enhancements for markets in which we now compete and expect to compete;

•	we fail to predict the demand for new products following their introduction to market; or

•	these new products or enhancements do not attain market acceptance.

Any or all of the above problems could materially harm our business and operating results.

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If we are unable to increase market awareness of our company and our products, our revenue may not continue to grow, or may decline.

The personalized healthcare market is nascent, and we have not yet established broad market awareness of our products and services. Market awareness of our value proposition and products will be essential to our continued growth and our success, particularly for the advanced stage treatment segment of the personalized cancer treatment market. If our marketing efforts are unsuccessful in creating market awareness of our company and our products, then our business, financial condition and operating results will be adversely affected, and we will not be able to achieve sustained growth.

We compete in highly competitive markets, and competitive pressures from existing and new companies may adversely impact our business and operating results.

The markets in which we compete are highly competitive. We expect competition to intensify in the future as existing competitors bundle new and more competitive offerings with their existing products and services, and as new market entrants introduce new products into our markets. This competition could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and our failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results and financial condition. If we do not keep pace with product and technology advances and otherwise keep our product offerings competitive, there could be a material and adverse effect on our competitive position, revenue and prospects for growth.

We compete either directly or indirectly with other medical database solution companies. Some companies that offer competitive products or services are also potential customers. We do not believe that any of our principal competitors can offer the same scalable interactive expert solutions as CollabRx. The principal competitive factors in our markets include key strategic customer relationships, expert technical personnel and marketplace acceptance of our product, among others.

Many of our current and potential competitors are substantially larger and have greater financial, technical, research and development, sales and marketing, manufacturing, distribution and other resources and greater name recognition. We could also face competition from new market entrants, including our joint-development partners or other current technology partners. In addition, many of our existing and potential competitors enjoy substantial competitive advantages, such as:

•	longer operating histories;

•	the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of products;

•	broader distribution and established relationships with partners;

•	access to larger customer bases;

•	greater customer support;

•	greater resources to make acquisitions;

•	larger intellectual property portfolios; and

•	the ability to bundle competitive offerings with other products and services.

As a result, increased competition could result in loss of existing or new customers, price reductions, reduced operating margins and loss of market share. Our competitors also may be able to provide customers with capabilities or benefits different from or greater than those we can provide in areas such as technical qualifications or geographic presence, or to provide end-user customers a broader range of products, services and prices. In addition, some of our larger potential competitors have substantially broader product offerings and could leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, including through selling at zero or negative margins, product bundling or closed technology platforms. These larger potential competitors may also have more extensive relationships within existing and potential customers that provide them with an advantage in competing for business with those customers. Our ability to compete will depend upon our ability to provide a better product than our competitors at a competitive price. We may be required to make substantial investments in research, development, marketing and sales in order to respond to competition, and there is no assurance that these investments will achieve any returns for us or that we will be able to compete successfully in the future.

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Our limited operating history in the healthcare market makes it difficult for you to evaluate our current business and future prospects, and may increase the risk of your investment.

Until recently, CollabRx designed, manufactured, marketed and serviced specialized plasma etch systems used primarily in the production of micro-electrical mechanical systems devices, such as sensors, accelerometers and power devices. CollabRx’s Deep Reactive Ion Etch systems were also employed in certain sophisticated manufacturing techniques, involving 3-D interconnect structures formed by intricate silicon etching. We exited the semiconductor industry through a series of divestitures in 2010 to 2012. In July 2012, we acquired CollabRx and entered the personalized healthcare market. CollabRx was founded in 2008 to use information technology to inform personalized medicine. Our current management has only been working together with our employee base for a short period of time. This limited operating history in the healthcare market makes financial forecasting and evaluation of our business difficult. Furthermore, because we depend in part on the market’s acceptance of our products, it is difficult to evaluate trends that may affect our business. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries. If we do not address these risks successfully, our business and operating results would be adversely affected, and our stock will be adversely affected.

We do not sell our products directly to users and rely instead on contractual relationships with key market participants who derive a benefit from offering our products to their users. Our business development cycles can be long and unpredictable, and our business development efforts require considerable time and expense.

We do not sell our products directly to users. Instead, we form strategic relationships with existing market participants who derive a benefit from offering our products to their users. Our business development efforts involve educating our potential business partners about the use and benefits of our products. Such potential business partners are typically large, well-established companies with long evaluation cycles. We spend substantial time and resources on our business development efforts without any assurance that our efforts will produce any sales. In addition, partnerships are frequently subject to budget constraints, multiple approvals and unplanned administrative, processing and other delays. These factors, among others, could result in long and unpredictable sales cycles. The length of our products’ business development cycles typically range from six to twelve months based on our limited experience, but may be longer as we expand our business development efforts to other segments of the healthcare market. As a result of these lengthy business development time-lines and the uncertain benefit that our partners may derive from offering our products, it is difficult for us to predict when our partners may purchase products from us and as a result, our operating results may vary significantly and may be adversely affected.

Our customers are concentrated and therefore the loss of a significant customer may harm our business.

We generate revenues from a small number of customers. In fiscal year 2015, six customers accounted for 78% of our revenues. In fiscal year 2014, five customer accounted for 96% of our revenues. The loss of any of these customers would significantly impact our operating results in future periods.

We are exposed to risks associated with contract termination or delay.

The software products for which we receive revenue are distributed through third-parties under license or contract, with varying terms. Generally, our agreements with third-parties are subject to termination with notice and/or discretionary termination if certain revenue targets are not achieved. In addition, our agreements generally do not contain revenue or performance guarantees, so our achieved revenues may vary from targets because of changes in strategic direction of our customers, contract termination, or from delays in projected launch dates, over which we have no influence or control. The loss or delay of revenues associated with such contracts may harm our business and cause us to suffer further operating losses.

If our security is breached, our business could be disrupted, our operating results could be harmed, and customers could be deterred from using our products and services.

Our business relies on the secure electronic transmission, storage and hosting of information, including published data and proprietary databases. We face the risk of a deliberate or unintentional incident involving unauthorized access to our computer systems that could result in misappropriation or loss of assets or information, data corruption, or other disruption of business operations. Although we have devoted significant resources to protecting and maintaining the confidentiality of our information, including implementing security and privacy programs and controls, training our workforce, and implementing new technology, we have no guarantee that these programs and controls will be adequate to prevent all possible security threats. We believe that any compromise of our electronic systems, including the unauthorized access, use, or disclosure of information or a significant disruption of our computing assets and networks, would adversely affect our reputation and our ability to fulfill contractual obligations, and would require us to devote significant financial and other resources to mitigate such problems, and could increase our future cyber security costs.

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Defects or errors in our software could harm our reputation, result in significant cost to us and impair our ability to market our products.

The software applications underlying our hosted products and services are inherently complex and may contain defects or errors, some of which may be material. Errors may result from our own technology or from the interface of our software with legacy systems and data, which we did not develop. The risk of errors is particularly significant when a new product is first introduced or when new versions or enhancements of existing products are released. The likelihood of errors is increased as a result of our commitment to frequent release of new products and enhancements of existing products.

Material defects in our software could result in a reduction in sales and/or delay in market acceptance of our products. In addition, such defects may lead to the loss of existing customers, difficulty in attracting new customers, diversion of development resources or harm to our reputation. Correction of defects or errors could prove to be impossible or impractical. The costs incurred in correcting any defects or errors or in responding to resulting claims or liability may be substantial and could adversely affect our operating results.

If we experience any failure or interruption in the delivery of our services over the Internet, customer satisfaction and our reputation could be harmed and customer contracts may be terminated.

If we experience any failure or interruption in the delivery of our services over the Internet, customer satisfaction and our reputation could be harmed and lead to reduced revenues and increased expenses.

We may expand our business through new acquisitions in the future. Any such acquisitions could disrupt our business, harm our financial condition and dilute current stockholders’ ownership interests in our company.

We may pursue potential acquisitions of, and investments in, businesses, technologies or products complementary to our business and periodically engage in discussions regarding such possible acquisitions. Acquisitions involve numerous risks, including some or all of the following:

•	difficulties in identifying and acquiring complementary products, technologies or businesses;

•	substantial cash expenditures;

•	incurrence of debt and contingent liabilities, some of which we may not identify at the time of acquisition;

•	difficulties in assimilating the operations and personnel of the acquired companies;

•	diversion of management’s attention away from other business concerns;

•	risk associated with entering markets in which we have limited or no direct experience;

•	potential loss of key employees, customers and strategic alliances from either our current business or the target company’s business; and

•	delays in customer purchases due to uncertainty and the inability to maintain relationships with customers of the acquired businesses.

If we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of such acquisitions, we may incur costs in excess of what we anticipate, and management resources and attention may be diverted from other necessary or valuable activities. An acquisition may not result in short-term or long-term benefits to us. The failure to evaluate and execute acquisitions or investments successfully or otherwise adequately address these risks could materially harm our business and financial results. We may incorrectly judge the value or worth of an acquired company or business. In addition, our future success will depend in part on our ability to manage the growth anticipated with these acquisitions.

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Furthermore, the development or expansion of our business or any acquired business or companies may require a substantial capital investment by us. We may not have these necessary funds or they might not be available to us on acceptable terms or at all. We may also seek to raise funds for an acquisition by issuing equity securities or convertible debt, as a result of which our existing stockholders may be diluted or the market price of our stock may be adversely affected.

We may be subject to claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third party. Any such claims may require us to incur significant costs, to enter into royalty or licensing agreements or to develop or license substitute technology.

We cannot assure you that our software solutions and the technologies used in our product offerings do not infringe patents held by others or that they will not in the future. Any future claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is without merit, and could distract our management from our business. Moreover, any settlement or adverse judgment resulting from the claim could require us to pay substantial amounts or obtain a license to continue to use the technology that is the subject of the claim, or otherwise restrict or prohibit our use of the technology. Any required licenses may not be available to us on acceptable terms, if at all. If we do not obtain any required licenses, we could encounter delays in product introductions if we attempt to design around the technology at issue or attempt to find another provider of suitable alternative technology to permit us to continue offering the applicable software solution. In addition, we generally provide in our customer agreements that we will indemnify our customers against third-party infringement claims relating to our technology provided to the customer, which could obligate us to fund significant amounts. Infringement claims asserted against us or against our customers or other third parties that we are required or otherwise agree to indemnify may have a material adverse effect on our business, results of operations or financial condition.

We may be unable to adequately enforce or defend our ownership and use of our intellectual property and other proprietary rights.

Our success is heavily dependent upon our intellectual property and other proprietary rights. We rely upon a combination of trademark, trade secret, copyright, patent and unfair competition laws, as well as license and access agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. In addition, we attempt to protect our intellectual property and proprietary information by requiring certain of our employees and consultants to enter into confidentiality, non-competition and assignment of inventions agreements. The steps we take to protect these rights may not be adequate to prevent misappropriation of our technology by third parties or may not be adequate under the laws of some foreign countries, which may not protect our intellectual property rights to the same extent as do the laws of the United States.

Our attempts to protect our intellectual property may be challenged by others or invalidated through administrative process or litigation, and agreement terms that address non-competition are difficult to enforce in many jurisdictions and may not be enforceable in any particular case. Moreover, the degree of future protection of our intellectual property and proprietary rights is uncertain for products that are currently in the early stages of development because we cannot predict which of these products will ultimately reach the commercial market or whether the commercial versions of these products will incorporate proprietary technologies. In addition, there remains the possibility that others will “reverse engineer” our products in order to determine their method of operation and introduce competing products or that others will develop competing technology independently.

If we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail. The failure to adequately protect our intellectual property and other proprietary rights may have a material adverse effect on our business, results of operations or financial condition.

If we cease to be a “smaller reporting company” in the future, we will be required to obtain an auditor’s attestation on the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002. Complying with this requirement will increase our accounting costs, and any delay or difficulty in satisfying this requirement could adversely affect our future results of operations and our stock price.

As a smaller reporting company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires an independent registered public accounting firm to test the internal control over financial reporting of public companies, and to report on the effectiveness of such controls. If our status as a smaller reporting company changes, we may be required to comply with this auditor attestation requirement. We expect that compliance with this requirement would increase our financial compliance costs and make our audit process more time consuming and costly. In addition, we may in the future discover areas of our internal controls that need improvement, particularly with respect to businesses that we may acquire. If so, we cannot be certain that any remedial measures we take will ensure that we have adequate internal controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, or if it becomes necessary for our independent registered public accounting firm to provide us with an unqualified report regarding the effectiveness of our internal control over financial reporting and it is unable to do so, investors could lose confidence in the reliability of our financial statements. Any failure to implement required new or improved controls, or difficulties or significant costs encountered in the implementation or operation of these controls, could harm our operating results and cause us to fail to meet our financial reporting obligations, which could adversely affect our business and reduce our stock price.

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The market for cloud-based and cloud-focused solutions is at a relatively early stage of development, and if it does not develop or develops more slowly than we expect, our business could be harmed.

The market for cloud-based solutions is at an early stage relative to physical appliances and on-premise solutions, and these types of deployments may not achieve or sustain high levels of demand and market acceptance. Many factors may affect the market acceptance of cloud-based and cloud-focused solutions, including:

•	perceived security capabilities and reliability;

•	perceived concerns about the ability to scale operations for large enterprise customers;

•	concerns with entrusting a third party to store and manage critical data; and

•	the level of configurability or customizability of the solutions.

If organizations do not establish a presence in the cloud or do not perceive the benefits of our cloud-focused solutions, or if our competitors or new market entrants are able to develop cloud-focused solutions that are or are perceived to be more effective than ours, this portion of our business may not grow further or may develop more slowly than we expect, either of which would adversely affect our business and operating results.

Extensive governmental regulation could require significant compliance costs and have a material adverse effect on the demand for our products.

We do not believe that any of our current or planned products are subject to regulation by the FDA and other regulatory authorities worldwide. However, our business could be adversely affected by any increased regulation of our customers. Changes in the level of regulation, including an increase in regulatory requirements, could subject us to regulatory approvals and delays in launching our products or result in a decrease in demand for our products. Modifying our products to comply with changes in regulations or regulatory guidance could require us to incur substantial costs. Further, changing regulatory requirements may render our products obsolete or make new products or product enhancements more costly or time consuming than we currently anticipate. Failure by us or our customers to comply with applicable regulations could result in increased regulatory scrutiny and enforcement. If our products fail to comply with government regulations or guidelines, we could incur significant liability or be forced to cease offering our applicable products or services.

If any of our products are deemed to be Medical Devices, then complying with medical device regulations on a global scale will be time consuming and expensive, and could subject us to unanticipated and significant delays.

Although the FDA has not determined that any of our products are medical devices that are actively regulated under the Federal Food, Drug and Cosmetic Act and amendments thereto (collectively, the “Act”), the FDA may do so in the future. Other countries have regulations in place related to medical devices that may in the future apply to certain of our products. If any of our products are deemed to be actively regulated medical devices by the FDA or similar regulatory agencies in countries where we do business, we could be subject to extensive requirements governing pre- and post-marketing activities, including pre-market notification clearance. Complying with medical device regulations would be time consuming and expensive, and could result in unanticipated and significant delays in the release of new products or product enhancements. Further, it is possible that these regulatory agencies may become more active in regulating software and medical devices that are used in healthcare. If we are unable to obtain the required regulatory approvals for any such products, our business plans for these products could be delayed or canceled.

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The laws governing electronic health data transmissions continue to evolve and are often unclear and difficult to apply. If we or our customers do not maintain the security and privacy of patient records, we may become subject to sanctions by various government entities.

Federal, state, local and foreign laws regulate the confidentiality of patient records and the circumstances under which those records may be released. These regulations govern both the disclosure and use of confidential patient medical record information and require the users of such information to implement specified security and privacy measures. United States regulations currently in place governing electronic health data transmissions continue to evolve and are often unclear and difficult to apply. Laws in non-U.S. jurisdictions may have similar or even stricter requirements related to the treatment of patient information.

In the United States, the Health Insurance Portability and Accountability Act regulations require national standards for some types of electronic health information transactions and the data elements used in those transactions, security standards to ensure the integrity and confidentiality of health information and standards to protect the privacy of individually identifiable health information. Covered entities under HIPAA, which include health care organizations such as our customers, are required to comply with the privacy standards, the transaction regulations and the security regulations. Moreover, the recently enacted Health Information Technology for Economic and Clinical Health provisions of the American Recovery and Reinvestment Act of 2009, and associated regulatory requirements, extend many of the HIPAA obligations, formerly imposed only upon covered entities, to business associates as well, which has created additional liability risks related to the privacy and security of individually identifiable health information.

Evolving HIPAA and HITECH-related laws or regulations in the U.S. and data privacy and security laws or regulations in non-U.S. jurisdictions could restrict the ability of our clients to obtain, use or disseminate patient information. This could adversely affect demand for our products if they are not re-designed in a timely manner in order to meet the requirements of any new interpretations or regulations that seek to protect the privacy and security of patient data or enable our clients to execute new or modified health care transactions. We may need to expend additional capital, software development and other resources to modify our products to address these evolving data security and privacy issues.

If commercial third-party payers or government payers fail to provide coverage or adequate reimbursement for certain genomic tests offered by our customers, or if there is a decrease in the amount of reimbursement for our customers’ products or future products they develop, our revenue and prospects for profitability may be harmed.

In both domestic and foreign markets, sales by our customers may depend, in large part, upon the availability of reimbursement from third-party payers. These third-party payers include government healthcare programs such as Medicare, managed care providers, private health insurers, and other organizations. Physicians and patients may not order genomic test services or products from our customers unless commercial third-party payers and government payers pay for all, or a substantial portion, of the list price, and certain commercial third-party payers may not agree to reimburse our customers if CMS does not issue a positive coverage decision. There is currently no national coverage decision that determines whether and how certain genomic tests are covered by Medicare. In the absence of a national coverage decision, local Medicare contractors that administer the Medicare program in various regions have some discretion in determining coverage and therefore payment for such tests. Accordingly, if our customers do not receive full or partial reimbursement for their tests, our revenue and results of operations could be adversely affected.

In addition, there is significant uncertainty surrounding whether the use of products that incorporate new technology, such as Next Generation Sequencing (“NGS”)-based tests, for which we provide interpretative analysis, will be eligible for coverage by commercial third-party payers and government payers or, if eligible for coverage, what the reimbursement rates will be for those products. The fact that a diagnostic product has been approved for reimbursement in the past, for any particular indication or in any particular jurisdiction, does not guarantee that such a diagnostic product will remain approved for reimbursement or that similar or additional diagnostic products will be approved in the future. Reimbursement of NGS-based cancer products by commercial third party payers and government payers may depend on a number of factors, including a payor’s determination that products enabled by our molecular information platform are:

•	not experimental or investigational;

•	medically necessary;

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•	appropriate for the specific patient;

•	cost-effective;

•	supported by peer-reviewed publications;

•	included in clinical practice guidelines; and

•	supported by clinical utility studies.

The United States and foreign governments continue to propose and pass legislation designed to reduce the cost of healthcare. For example, in some foreign markets, the government controls the pricing of many healthcare products. We expect that there will continue to be federal and state proposals to implement governmental controls or impose healthcare requirements. In addition, the Medicare program and increasing emphasis on managed care in the United States will continue to put pressure on product pricing. Cost control initiatives could decrease the price that our customers would receive for any products in the future, which may limit our revenue and profitability.

Our common stock could be delisted from NASDAQ.

On June 2, 2015, we were notified by the NASDAQ that the bid price of the our common stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). In accordance with Marketplace Rule 4310(c)(8)(D), we have 180 calendar days to regain compliance. If at any time before the expiration of such 180-day period, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, we will regain compliance with the Rule. If we do not regain compliance by the expiration of such 180-day period, an additional 180 days may be granted to regain compliance, so long as we meet The Nasdaq Capital Market initial listing criteria (except for the bid price requirement).

In the future, our common stock price or our tangible net worth may fall below the NASDAQ listing requirements, or we may not comply with other listing requirements, with the result being that our common stock might be delisted. If our common stock is delisted, we may list our common stock for trading over-the-counter. Delisting from the NASDAQ could adversely affect the liquidity and price of our common stock and it could have a long-term impact on our ability to raise future capital through the sale of our common stock.

The price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

Shares of our common stock have traded on The NASDAQ Capital Market as high as $3.33 and as low as $0.48 from April 1, 2014 through June 30, 2015. The trading price of our common stock may be subject to wide fluctuations in response to various factors, some of which are beyond our control, including:

•	our quarterly or annual earnings or those of other companies in our industry;

•	announcements by us or our competitors of significant contracts or acquisitions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	general economic and stock market conditions, including disruptions in the world credit and equity markets;

•	the failure of securities analysts to cover our common stock;

•	future sales of our common stock; and

•	the other factors described in these “Risk Factors.”

In recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The price of our common stock could fluctuate based upon factors that have little to do with our performance, and these fluctuations could materially reduce our stock price.

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In the past, some companies, including companies in our industry, have had volatile market prices for their securities and have had securities class action suits filed against them. The filing of a lawsuit against us, regardless of the outcome, could have a material adverse effect on our business, financial condition and results of operations, as it could result in substantial legal costs and a diversion of our management’s attention and resources.

Our actual operating results may differ significantly from guidance provided by our management.

Although it has not been our practice in the recent past to do so, we may from time to time release guidance in our quarterly earnings releases, quarterly earnings conference call, or otherwise, regarding our future performance that represent our management’s estimates as of the date of release. This guidance, which includes forward-looking statements, would be based on projections prepared by our management. If projections are provided, they would not be prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party would examine the projections and, accordingly, no such person would express any opinion or any other form of assurance with respect thereto.

Projections would be based upon a number of assumptions and estimates that, while presented with numerical specificity, would be inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which would be beyond our control and would be based upon specific assumptions with respect to future business decisions, some of which will change. We would generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges. The principal reason that we would release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports that may be published by analysts.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, any guidance provided is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from any guidance provided and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, any guidance provided in making an investment decision in respect of our common stock. Any failure to successfully implement our operating strategy could result in the actual operating results being different from our guidance, and such differences may be adverse and material.

Provisions of Delaware law and our organizational documents may discourage takeovers and business combinations that our stockholders may consider in their best interests, which could negatively affect our stock price.

Provisions of Delaware law and our certificate of incorporation and bylaws may have the effect of delaying or preventing a change in control of our company or deterring tender offers for our common stock that other stockholders may consider in their best interests. In addition, our board of directors has adopted a shareholder rights plan, or “poison pill,” which has the effect of making it more difficult for a person to acquire control of our company in a transaction not approved by our board of directors.

Our certificate of incorporation authorizes us to issue up to 5,000,000 shares of preferred stock in one or more different series with terms to be fixed by our board of directors. Stockholder approval is not necessary to issue preferred stock in this manner. Issuance of these shares of preferred stock could have the effect of making it more difficult and more expensive for a person or group to acquire control of us, and could effectively be used as an anti-takeover device. Currently there are no shares of our preferred stock issued or outstanding.

Our bylaws provide for an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors, and require that special meetings of stockholders be called only by our chairman of the board, chief executive officer, president or the board pursuant to a resolution adopted by a majority of the board.

The anti-takeover provisions of Delaware law and provisions in our organizational documents may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging takeover attempts in the future.

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As a public company, we incur significant administrative workload and expenses.

As a public company with common stock listed on The NASDAQ Capital Market, we must comply with various laws, regulations and requirements, including certain provisions of the Sarbanes-Oxley Act of 2002, as well as rules implemented by the SEC and The NASDAQ Stock Market. Complying with these statutes, regulations and requirements, including our public company reporting requirements, continues to occupy a significant amount of the time of our board of directors and management and involves significant accounting, legal and other expenses. We have hired, and anticipate that we will continue to hire, additional accounting personnel to handle these responsibilities, which will increase our operating costs. Furthermore, these laws, regulations and requirements could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

New laws and regulations as well as changes to existing laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted by the SEC and by The NASDAQ Stock Market, would likely result in increased costs to us as we respond to their requirements. We are investing resources to comply with evolving laws and regulations, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your investment in our common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. Shares of our common stock may depreciate in value or may not appreciate in value.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains forward-looking statements. Statements contained in this joint proxy statement/prospectus that refer to Medytox’s or CollabRx’s estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Medytox’s or CollabRx’s, as applicable, current perspective of existing trends and information as of the date of this joint proxy statement/prospectus. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, Medytox’s or CollabRx’s plans, objectives, expectations and intentions and the expected timing of completion of the merger. It is important to note that Medytox’s and CollabRx’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Medytox’s and CollabRx’s current expectations depending upon a number of factors affecting Medytox’s business, CollabRx’s business and risks associated with the merger. These risks and uncertainties include those set forth under “Risk Factors” beginning on page 23, as well as, among others, uncertainties as to the timing of the merger; uncertainties as to whether Medytox stockholders and CollabRx stockholders will approve the proposals presented; the risk that competing offers will be made; the possibility that various closing conditions for the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger, or the terms of such approval; the possibility that Medytox stockholders may exercise dissenters’ rights under the NRS in connection with the merger, which would require the combined company to pay such stockholders cash for the fair value of their Medytox shares; the effects of disruption from the merger making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Medytox’s or CollabRx’s control; the failure to realize synergies and cost-savings from the merger or delay in realization thereof; the businesses of Medytox and CollabRx may not be integrated successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the merger, including adverse effects on employee retention and on the combined company’s business relationships with third parties; whether Medytox is able to realize the benefits of the merger described in the section “The Merger-Recommendation of the Medytox Board of Directors; Medytox’s Reasons for the Merger” beginning on page 72; whether CollabRx is able to realize the benefits of the merger described in the section “The Merger-Recommendation of the CollabRx Board of Directors; CollabRx’s Reasons for the Merger” beginning on page 73; the inherent uncertainty associated with financial projections; risks relating to the value of the CollabRx shares to be issued in the merger; the anticipated size of the markets and continued demand for Medytox’s and CollabRx’s products and services; the impact of competitive products and pricing; and access to available financing on a timely basis and on reasonable terms. Medytox and CollabRx caution that the foregoing list of important factors that may affect future results is not exhaustive.

When relying on forward-looking statements to make decisions with respect to Medytox and CollabRx, investors and others should carefully consider the foregoing factors and other uncertainties and potential events and read Medytox’s and CollabRx’s filings with the SEC, available at www.sec.gov for a discussion of these and other risks and uncertainties. Neither Medytox nor CollabRx undertakes any obligation to update or revise any forward-looking statement, except as may be required by law. Medytox and CollabRx qualify all forward-looking statements by these cautionary statements.

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UNAUDITED PRO FORMA  CONDENSED COMBINED FINANCIAL INFORMATION AND DATA

The following table presents selected unaudited pro forma condensed combined financial information about Medytox’s consolidated balance sheet and statements of operations, after giving effect to the merger with CollabRx. The information under “Unaudited Pro Forma Combined Statement of Operations Data” in the table below gives effect to the merger as if it had been consummated on January 1, 2014, the beginning of the earliest period presented. The information under “Unaudited Pro Forma Combined Balance Sheet Data” in the table below assumes the merger had been consummated on June 30, 2015. This unaudited pro forma condensed combined financial information may require additional pro forma adjustments including, but not limited to, acquisition accounting adjustments. Information necessary to make adjustments for acquisition accounting is not readily available. Such adjustments may be material to the currently presented pro forma financial information.

The unaudited pro forma condensed combined financial information below; (i) includes adjustments to eliminate costs associated with this anticipated transaction and certain duplicate expenses since both are SEC registrants and (ii) reflect the tax impact of such expense reductions and the tax benefit of the CollabRx losses as if the combined company filed a single tax return for periods presented. These proforma adjustments are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company.

The information presented below should be read in conjunction with the historical consolidated financial statements of Medytox and CollabRx, including the related notes, filed by each of them with the SEC and included herein, and with the unaudited pro forma condensed combined financial statements of Medytox and CollabRx, including the related notes, appearing elsewhere in this joint proxy statement/prospectus. See “Where You Can Find More Information” and “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on pages 200 and 155, respectively. The unaudited pro forma condensed combined financial information is not necessarily indicative of results that actually would have occurred or that may occur in the future had the merger been completed on the dates indicated.

Unaudited Pro Forma Combined Statement of Operations Data:

	Six months ended June 30, 2015	Year ended December 31, 2014
Net revenues	$23,302,433	$58,342,820
Gross profit, net revenues less direct costs of revenue	16,558,802	42,350,352
Operating expenses, excluding direct costs of revenue	21,176,495	30,858,615
Operating income (loss)	(4,573,693)	11,491,737
Income (loss) before income taxes	(5,430,185)	11,230,375
Net Income (loss)	(5,269,985)	5,787,191
Diluted income (loss) per common share	(0.06)	0.06

Unaudited Pro Forma Combined Balance Sheet Data:

As of June 30, 2015
Cash and cash equivalents	$6,784,923
Total current assets	30,185,579
Goodwill	3,881,813
Other intangible assets, net	4,861,372
Total assets	47,886,982
Total current liabilities	19,108,482
Note payable - related party	3,804,329
Total liabilities	23,062,162
Total shareholders’ equity	24,824,820

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COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following table presents, for the periods indicated, certain historical per share data of Medytox and CollabRx, and unaudited pro forma combined per share information giving effect to the merger of Medytox and CollabRx as if the merger had been effective for the periods presented.

The data have been derived from and should be read in conjunction with the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the accompanying notes, and the separate historical consolidated financial statements and the accompanying notes of Medytox and of CollabRx contained elsewhere in this proxy statement/prospectus. For additional information, please see the section titled “Where You Can Find More Information” beginning on page 211 of this joint proxy statement/prospectus.

The unaudited pro forma per share data are presented for informational purposes only and are not intended to represent or be indicative of the combined consolidated results of operations or financial condition that would have been reported had the merger been completed as of the date presented and should not be taken as representative of future results of operations or financial condition of Medytox and CollabRx and following the merger.

Per share information for the six months ended June 30, 2015:	Medytox Historical	CollabRx Historical	Pro Forma Combined
Net income (loss)	$(0.16)	$(0.39)	$(0.06)
Book value	0.51	0.67	0.27
Cash dividends on common stock	–	–	–

Per share information for the year ended December 31, 2014:	Medytox Historical	CollabRx Historical	Pro Forma Combined
Net income (loss)	$0.09	$(1.75)	$0.06
Book value	0.51	0.43	0.29
Cash dividends on common stock	–	–	–

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COMPARATIVE PER SHARE MARKET PRICE AND DIVIDENDS INFORMATION

Market Prices

Medytox shares are quoted by the OTC Markets Group, Inc., in the non-NASDAQ over the counter market under the symbol “MMMS.” CollabRx shares are listed for trading on the NASDAQ Capital Market under the symbol “CLRX.” The following table sets forth the closing prices per share of Medytox shares and CollabRx shares on NASDAQ and the over the counter market on the following dates:

•	April 15, 2015, the last full trading day prior to the public announcement of the merger, and

•	[●], 2015, the last trading day for which this information could be calculated prior to the date of this joint proxy statement/prospectus.

	Medytox shares	CollabRx shares
April 15, 2015	$4.20	$1.05
[●], 2015	$[●]	$[●]

The following tables set forth, for the periods indicated, the high and low sales prices per Medytox share and CollabRx share, as reported on the over the counter market and NASDAQ, respectively. For current price information, you should consult publicly available sources.

Medytox

Fiscal year ended December 31, 2013	High	Low
First Quarter(1)	$–	$–
Second Quarter	5.18	3.26
Third Quarter	5.24	0.361
Fourth Quarter	7.42	0.361

___________

(1)     There was no trading in the shares of Medytox common stock during the first quarter of 2013.

Fiscal year ended December 31, 2014	High	Low
First Quarter	$6.50	$5.00
Second Quarter	7.40	6.00
Third Quarter	7.50	6.00
Fourth Quarter	7.00	5.05

Fiscal year ending December 31, 2015	High	Low
First Quarter	$6.00	$3.00
Second Quarter	4.80	3.12
Third Quarter (through August 27, 2015)	3.25	2.10

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CollabRx

	CollabRx
Fiscal year ended March 31, 2014	High	Low
First Quarter	$3.87	$3.06
Second Quarter	4.49	3.15
Third Quarter	4.55	3.76
Fourth Quarter	4.02	3.06

Fiscal year ended March 31, 2015	High	Low
First Quarter	$3.33	$1.86
Second Quarter	2.05	1.05
Third Quarter	1.08	0.55
Fourth Quarter	2.23	0.61

Fiscal year ending March 31, 2016	High	Low
First Quarter	$1.14	$0.69
Second Quarter (through August 27, 2015)	0.77	0.45

Dividends

Neither Medytox nor CollabRx has ever declared or paid cash dividends on its shares of common stock. Medytox does accrue a monthly dividend to the holders of the Series B Preferred Stock pursuant to the terms of the Series B Preferred Stock. Dividends of $5,010,300 and $2,601,296 were accrued during the years ended December 31, 2014 and 2013, respectively. Dividend payments to the holders of Medytox Series B Preferred Stock will terminate at the effective time of the merger. The combined company currently intends to retain all future earnings for the operation and expansion of its businesses and does not anticipate declaring or paying cash dividends in the foreseeable future. Any payment of cash dividends on the combined company’s shares will be at the discretion of the combined company’s board of directors and will depend upon its results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by the combined company’s board of directors.

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THE SPECIAL MEETING OF MEDYTOX STOCKHOLDERS

Overview

This joint proxy statement/prospectus is being provided to Medytox stockholders as part of a solicitation of proxies by the Medytox board of directors for use at the special meeting of Medytox stockholders and at any adjournments of such meeting. This joint proxy statement/prospectus is being furnished to Medytox stockholders on or about [●], 2015. This joint proxy statement/prospectus provides Medytox stockholders with information they need to be able to vote or instruct their votes to be cast at the Medytox special meeting.

Date, Time and Place of the Medytox Special Meeting

Medytox will hold a special meeting of stockholders on [●], 2015, at [●] a.m. [●] time, at the offices of Akerman LLP located at 777 South Flagler Drive, Suite 1100 West Tower, West Palm Beach, Florida 33401.

Attendance

Only holders of Medytox common stock, Medytox Series B Preferred Stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock on the Medytox record date or persons holding a written proxy for any stockholders or account of Medytox as of the record date may attend the Medytox special meeting. If you are a Medytox stockholder of record (that is, you hold your shares in your own name) and you wish to attend the Medytox special meeting, please bring your proxy and evidence of your share ownership, such as your most recent account statement, to the Medytox special meeting. You should also bring valid picture identification. If your shares are held in street name in a stock brokerage account or by another nominee and wish to attend the Medytox special meeting, you need to bring a copy of a brokerage or bank statement to the Medytox special meeting reflecting your share ownership as of the Medytox record date. You should also bring valid picture identification.

Proposals

At the Medytox special meeting, Medytox stockholders will vote upon:

•	Medytox Proposal No. 1- Approval and adoption of the Merger Agreement and the transactions contemplated thereby.

•	Medytox Proposal No. 2- Approval of any motion to adjourn the special meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Merger Agreement and the transactions contemplated thereby.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of Medytox common stock, Medytox Series B Preferred Stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock as of the close of business on September 4, 2015, the record date for the Medytox special meeting, will be entitled to notice of, and to vote at, the Medytox special meeting or any adjournments thereof. As of the close of business on the Medytox record date, there were [•] shares of common stock, [•] shares of Series B Preferred Stock, [•] shares of Series D Preferred Stock and [•] shares of Series E Preferred Stock issued and outstanding. Each share of Medytox common stock, Medytox Series B Preferred Stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock is entitled to one vote for each outstanding Medytox share.

Quorum

The stockholders present, in person or by proxy, holding a majority of the outstanding Medytox shares entitled to vote as of the record date will constitute a quorum for the transaction of business at the Medytox special meeting. Abstentions will be counted as present at the meeting for the purpose of determining whether there is a quorum.

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Vote Required; Recommendation of Medytox Board of Directors

Proposal 1- Approve and Adopt the Merger Agreement and the Transactions Contemplated Thereby

Medytox stockholders are considering and voting on a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the merger. Medytox stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the merger. In particular, Medytox stockholders are directed to the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus.

The approval and adoption by Medytox stockholders of the Merger Agreement and the transactions contemplated by such agreement is a condition to the merger and requires (i) the affirmative vote of a majority of the voting power of the Medytox stockholders, which includes holders of Medytox common stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock and (ii) the affirmative vote of a majority of the outstanding shares of Medytox Series B Preferred Stock, voting separately. Each share of Medytox common stock, Medytox Series B Preferred Stock, Medytox Series D Preferred Stock and Medytox Series E Preferred Stock is entitled to one vote for each outstanding Medytox share. Abstentions to vote will have the same effect as a vote against the merger agreement proposal.

The Medytox board of directors recommends that Medytox stockholders vote “FOR” the approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger.

Proposal 2- Approval of Possible Adjournment of the Medytox Special Meeting

Medytox stockholders may be asked to vote on a proposal to adjourn the Medytox special meeting, or any adjournments thereof, to approve any motion to adjourn the special meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement and the transactions contemplated thereby. Approval of the Medytox adjournment proposal requires the affirmative vote of holders of a majority of Medytox shares represented, in person or by proxy, at the special meeting (other than the Series B Preferred Stock,) whether or not a quorum is present. Abstentions will have the same effect as a vote against this proposal.

Share Ownership and Voting by Medytox Officers and Directors

It is anticipated that as of the Medytox record date, the Medytox directors and executive officers will have the right to vote approximately [●] shares of Medytox common stock, [●] shares of Series B Preferred Stock and no shares of either Series D Preferred Stock or Series E Preferred Stock, representing approximately [●]% of Medytox common stock, Series D Preferred Stock and Series E Preferred Stock voting power entitled to vote at the meeting. Medytox directors and executive officers who are stockholders of Medytox evidenced their support “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby and “FOR” the Medytox adjournment proposal by having entered into a Company Voting and Support Agreement with CollabRx to vote in favor of the merger agreement and transactions contemplated thereby.

Voting Your Shares

Medytox stockholders may vote in person at the Medytox special meeting, or by executing and returning a proxy. Medytox recommends that you submit your proxy even if you plan to attend the Medytox special meeting. If you vote by proxy, you may change your vote, among other ways, if you attend and vote at the Medytox special meeting.

If you own Medytox shares in your own name, you are considered, with respect to those shares, the “stockholder of record.” If your Medytox shares are held by a brokerage firm, bank or other nominee, you are considered the beneficial owner of shares held in “street name.”

If you are a Medytox stockholder of record you may use the enclosed proxy card to tell the persons named as proxy holders how to vote your shares. If you properly complete, sign and date your proxy card, your shares will be voted in accordance with your instructions. The named proxy holders will vote all shares at the meeting for which proxy holders have been properly submitted and not revoked. If you sign and return your proxy card but do not mark your card to tell the proxy holders how to vote, your shares will be voted “FOR” the proposals to approve and adopt the merger agreement and the transactions contemplated thereby and to adjourn the Medytox special meeting in accordance with the recommendations of the Medytox board of directors.

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Medytox stockholders may also vote over the internet at www.[●].com or by telephone toll free at (800) [●]-[●] by close of business on the day immediately preceding the Medytox special meeting. Voting instructions are printed on the proxy card or voting information form you received. Either method of submitting a proxy will enable your shares to be represented and voted at the special meeting.

Shares Held in Street Name

If your Medytox shares are held in an account through a brokerage firm, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares by following the instructions that the broker, bank or other nominee provides you along with this joint proxy statement/prospectus. Your broker, bank or other nominee may have an earlier deadline by which you must provide instructions to it as to how to vote your shares, so you should read carefully the materials provided to you by your broker, bank or other nominee.

If you do not provide voting instructions to your brokerage firm, bank or other nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. None of the proposals at the Medytox special meeting are discretionary matters. As such, without your instructions, nominees do not have discretionary authority to vote on any of the proposals to be voted on at the Medytox special meeting.

A “broker non-vote” occurs when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of a beneficial owner, because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Because brokers, banks and other nominees do not have discretionary voting with respect to any of the proposals, if a beneficial owner of Medytox shares held in “street name” does not give voting instructions to the broker, bank or other nominee for any proposal, then those shares will not be present in person or represented by proxy at the special meeting. This broker non-vote will have the same effect as a vote against the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, and will have no effect on the proposal to adjourn the Medytox special meeting, if necessary or appropriate, to solicit additional proxies if necessary or appropriate.

If you are a Medytox stockholder of record, you may revoke your proxy and change your vote at any time before it is voted at the special meeting by:

•	voting again by telephone or on the internet, because only your latest telephone or internet vote will be counted;

•	by properly completing, signing, dating, and returning another proxy card with a later date;

•	if you are a registered stockholder, by voting in person at the meeting;

•	if you are a registered stockholder, by giving written notice of such revocation to Medytox’s Corporate Secretary prior to or at the meeting; or

•	if your shares are held in “street name” by a brokerage firm, bank or other nominee, you should follow the instructions of your brokerage firm, bank or other nominee regarding the revocation of proxies.

Your attendance at the Medytox special meeting itself will not revoke your proxy unless you give written notice of revocation to Medytox’s Corporate Secretary before the polls are closed.

Costs of Solicitation

Medytox will bear the cost of soliciting proxies from its stockholders as well as the costs associated with the filing, printing, publication and mailing of this joint proxy statement/prospectus to Medytox stockholders.

Medytox will solicit proxies on behalf of its board of directors by mail, telephone, facsimile, or other electronic means or in person. Medytox will make arrangements with brokerage firms, banks, and other nominees, and fiduciaries for forwarding proxy solicitation material to the beneficial owners of Medytox shares held of record by those persons and will reimburse them for their reasonable expenses incurred in forwarding such proxy solicitation materials.

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Medytox and CollabRx have jointly retained Alliance Advisors to assist in their solicitation of proxies and have agreed to pay it a fee of approximately $15,000, plus administrative disbursements. All fees and disbursements to Alliance Advisors will be paid by CollabRx.

Medytox stockholders should not send in their common stock certificates with their proxy cards.

As described under “The Merger Agreement-Exchange of Shares” beginning on page 87, Medytox stockholders of record will be sent materials for exchanging Medytox shares shortly after the effective time.

Other Business

The Medytox board of directors is not aware of any other business to be acted upon at the Medytox special meeting. If, however, other matters are properly brought before the Medytox special meeting, the proxy holders will vote your shares in accordance with their best judgment.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Medytox special meeting, please contact Alliance Advisors, by mail at [●] or call toll free: ([●]) [●]-[●] and follow the instructions.

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THE SPECIAL MEETING OF COLLABRX STOCKHOLDERS

This joint proxy statement/prospectus is being provided to CollabRx stockholders as part of a solicitation of proxies by the CollabRx board of directors for use at the special meeting of stockholders of CollabRx and at any adjournments of such meeting. This joint proxy statement/prospectus is being furnished to CollabRx stockholders on or about [●], 2015. This joint proxy statement/prospectus provides CollabRx stockholders with information they need to be able to vote or instruct their votes to be cast at the special meeting.

Date, Time and Place

CollabRx will hold a special meeting of stockholders on [●], 2015, at [●] a.m., local time, at the offices of Goodwin Procter LLP located at 135 Commonwealth Drive, Menlo Park, California 94025.

Purpose

At the special meeting, CollabRx stockholders will be asked to consider and vote on proposals to adopt and/or approve the following:

•	the issuance of shares of CollabRx common stock and other securities exercisable or convertible for shares of CollabRx common stock, which we refer to as the CollabRx Share Issuance, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 15, 2015, by and among CollabRx, Inc., CollabRx Merger Sub, Inc., a direct wholly owned subsidiary of CollabRx formed for the purpose of the merger, and Medytox Solutions, Inc., a copy of which is attached as Annex A to the joint proxy statement/prospectus;

•	an amendment to the CollabRx Certificate of Incorporation, as amended, to effect a reverse split of CollabRx’s common stock at a specific ratio from 1-for-2.5 to 1-for-10, to be effected immediately prior to the effective time of the merger;

•	an amendment to the CollabRx Certificate of Incorporation, as amended, to increase the number of authorized shares of CollabRx common stock from 50,000,000 to 150,000,000, effective as of the effective time of the merger;

•	an amendment to the CollabRx, Inc. 2007 Incentive Award Plan to increase the number of shares authorized to be issued under the plan and to increase the maximum number of shares any one individual may receive in any calendar year;

•	the “golden parachute” compensation that may become payable to CollabRx's named executive officers in connection with the Merger Agreement as required by Item 402(t) of Regulation S-K and Section 14A(b) of the Securities Exchange Act of 1934 on an advisory (non-binding) basis; and

•	the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.

Recommendation of the CollabRx Board of Directors

The CollabRx board of directors unanimously determined that the merger and the other transactions contemplated by the merger agreement, including the issuance of shares of CollabRx common stock and other securities exercisable or convertible for shares of CollabRx common stock to Medytox stockholders in connection with the merger, are in the best interests of CollabRx and its stockholders. At such meeting, the board of directors further unanimously approved (i) the CollabRx Share Issuance, (ii) the amendment to the Certificate of Incorporation, as amended, to effect a reverse split of CollabRx’s common stock at a specific ratio from 1-for-2.5 to 1-for-10, (iii) the amendment to the Certificate of Incorporation, as amended, to increase the number of authorized shares of CollabRx common stock from 50,000,000 to 150,000,000; and (iv) the amendment to the CollabRx 2007 Incentive Award Plan to increase the number of shares authorized to be issued under the plan and to increase the maximum number of shares any one individual may receive in any calendar year. Accordingly, the CollabRx board of directors unanimously recommends that CollabRx stockholders vote “FOR” each of the proposals listed above and explained in detail in this joint proxy statement/prospectus.

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CollabRx stockholders should carefully read this joint proxy statement/prospectus and the exhibits hereto in their entirety for more detailed information concerning the merger and the transactions contemplated by the merger agreement.

Record Date; Stockholders Entitled to Vote

The record date for the special meeting is [●], 2015. Only record holders of shares of CollabRx common stock at the close of business on that date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement. At the close of business on the record date, the only outstanding voting securities of CollabRx were its common stock, and [●] shares of CollabRx common stock were issued and outstanding.

Each share of CollabRx common stock outstanding on the record date of the special meeting is entitled to one vote on each proposal and any other matter coming before the special meeting.

Voting by CollabRx’s Directors and Executive Officers

In connection with the merger agreement, Mr. Mika executed a voting and support agreement with Medytox pursuant to which, among other things and subject to its terms and conditions, Mr. Mika agreed to vote his shares of CollabRx common stock in favor of the merger agreement and the transactions contemplated therein. A copy of the voting and support agreement is attached to this joint proxy statement/prospectus as Annex F.

Quorum

No business may be transacted at the special meeting unless a quorum is present. Two or more CollabRx stockholders representing a majority of the outstanding shares must be present in person or represented by proxy to constitute a quorum. If a quorum is not present, or if less than a majority of shares are voted in favor of the proposals listed above, then the special meeting may be adjourned to allow additional time for obtaining additional proxies (so long as such adjournment is approved by a majority of the votes cast).

No notice of an adjourned meeting of less than 30 days need be given unless after the adjournment a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

All shares of CollabRx common stock represented at the special meeting, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum. Broker non-votes will have no effect on determining the presence or absence of a quorum.

Required Vote

Proposals 2 (reverse stock split) and 3 (increase in authorized common stock) require the affirmative vote, in person or by proxy, of a majority of CollabRx’s common stock outstanding and entitled to vote. Proposals 1 (CollabRx Share Issuance), 4 (amendment to incentive plan) and 6 (Adjournment) require the affirmative vote, in person or by proxy, of a majority of the shares of CollabRx common stock voting on such proposal. The affirmative vote, in person or by proxy, of a majority of the shares of CollabRx’s common stock voting on Proposal 5 is not required, but is for advisory purposes.

Voting of Proxies by Holders of Record

If you were a record holder of CollabRx common stock at the close of business on the record date, a proxy card is enclosed for your use. CollabRx requests that you vote your shares as promptly as possible by (i) visiting the internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for voting through the internet or by telephone are provided on the enclosed proxy card. When the accompanying proxy is returned properly executed, the shares of CollabRx common stock represented by it will be voted at the special meeting or any adjournment or postponement in accordance with the instructions contained in the proxy card. Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

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If a proxy is returned without an indication as to how the shares of CollabRx common stock represented are to be voted with regard to a particular proposal, the CollabRx common stock represented by the proxy will be voted in accordance with the recommendation of the CollabRx board of directors and, therefore, “FOR” each of the proposals.

At the date hereof, the CollabRx board of directors has no knowledge of any business that will be presented for consideration at the CollabRx special meeting and that would be required to be set forth in this joint proxy statement/prospectus or the related proxy card other than the matters set forth in CollabRx Notice of Special Meeting of Stockholders.

Your vote is important. Accordingly, if you were a record holder of CollabRx common stock on the record date, please sign and return the enclosed proxy card or vote via the internet or telephone whether or not you plan to attend the special meeting in person. Proxies submitted through the specified internet website or by phone must be received by [●] p.m., New York City time, on [●], 2015.

Shares Held in Street Name

If you hold shares of CollabRx common stock through a stock brokerage account or a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to CollabRx or by voting in person at the CollabRx special meeting unless you have a “legal proxy,” which you must obtain from your broker, bank or other nominee. Please also note that brokers, banks or other nominees who hold shares of CollabRx common stock on behalf of their customers may not give a proxy to CollabRx to vote those shares without specific instructions from their customers.

If you are a CollabRx stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on any of the proposals listed above. This broker-non vote will have the same effect as a vote against Proposals 2 and 3 to amend CollabRx’s Certificate of Incorporation, as amended, and will have no effect on the other proposals submitted to CollabRx stockholders.

Attending the Meeting; Voting in Person

Only CollabRx stockholders, their duly appointed proxies, and invited guests may attend the meeting. All attendees must present government-issued photo identification (such as a driver’s license or passport) for admittance. The additional items, if any, that attendees must bring depend on whether they are stockholders of record, beneficial owners, or proxy holders. A CollabRx stockholder who holds shares directly registered in such stockholder’s name with CollabRx’s transfer agent who wishes to attend the special meeting in person should bring government-issued photo identification.

A stockholder who holds shares in “street name” through a broker, bank, trustee or other nominee (referred to as a “beneficial owner”) who wishes to attend the special meeting in person must bring proof of beneficial ownership as of the record date, such as a letter from the broker, bank, trustee or other nominee that is the record owner of such beneficial owner’s shares, a brokerage account statement or the voting instruction form provided by the broker.

A person who holds a validly executed proxy entitling such person to vote on behalf of a record owner of CollabRx common stock who wishes to attend the special meeting in person must bring the validly executed proxy naming such person as the proxy holder, signed by the CollabRx stockholder, and proof of the signing stockholder’s record ownership as of the record date.

No cameras, recording equipment or other electronic devices will be allowed in the meeting room. Failure to provide the requested documents at the door or failure to comply with the procedures for the special meeting may prevent stockholders from being admitted to the CollabRx special meeting.

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Revocation of Proxies

A CollabRx stockholder may revoke a proxy at any time before it is voted at the special meeting by taking any of the following four actions:

•	delivering written notice of revocation to CollabRx’s Corporate Secretary, at 44 Montgomery Street, Suite 800, San Francisco, California 94104;

•	delivering a proxy card bearing a later date than the proxy that you wish to revoke;

•	casting a subsequent vote via telephone or the Internet, as described above; or

•	attending the meeting and voting in person.

Merely attending the meeting will not, by itself, revoke a CollabRx stockholder’s proxy; a CollabRx stockholder must cast a subsequent vote at the meeting using forms provided for that purpose. A CollabRx stockholder’s last valid vote that CollabRx receives before or at CollabRx’s special meeting is the vote that will be counted.

Solicitation of Proxies

CollabRx is soliciting proxies for the special meeting from its stockholders. In accordance with the merger agreement, CollabRx will pay its own cost of soliciting proxies from its stockholders, including the cost of mailing this joint proxy statement/prospectus. In addition to solicitation of proxies by mail, proxies may be solicited by CollabRx’s officers, directors and regular employees, without additional remuneration, by personal interview, telephone or other means of communication.

CollabRx will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of CollabRx common stock. CollabRx may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

Medytox and CollabRx have jointly retained Alliance Advisors to assist in their solicitation of proxies and have agreed to pay it a fee of approximately $15,000, plus administrative disbursements. All fees and disbursements to Alliance Advisors will be paid by CollabRx.

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INFORMATION ABOUT THE COMPANIES

Medytox Solutions, Inc.

Medytox Solutions, Inc.
400 S. Australian Avenue, Suite 800
West Palm Beach, Florida 33401
Telephone: (561) 855-1626

Medytox Solutions, Inc. is a holding company that owns and operates businesses in the medical services sector. Medytox is a new generation healthcare enterprise that delivers a single source for integrated solutions. Medytox applies its innovative approach through an outstanding suite of IT & software solutions, revenue cycle management and financial services, combined with a range of diagnostic testing and other ancillary services for the healthcare sector.

Its principal line of business is clinical laboratory blood and urine testing services, with a particular emphasis in the provision of urine drug toxicology testing to physicians, clinics and rehabilitation facilities in the United States. Testing services to rehabilitation facilities represented over 90% of our revenues for the years ended December 31, 2014 and December 31, 2013.

Medytox, utilizing its proprietary lab ordering and reporting software, offers a complete, turn-key urine drug testing (“UDT”) program allowing physicians to proactively monitor and treat patients. Medytox’s UDT program is utilized by physicians to identify and evaluate prescribed and/or non-prescribed drugs that when combined may cause adverse drug interactions dangerous to a patient’s health. With our UDT program, physicians can be more assured their patients are adhering to their therapeutic drug regimens and are in compliance with their prescribed guidelines. Our UDT program helps the health care provider achieve better outcomes for patients and in evaluating to what extent the prescribed medications and their dosages are working for the patient to achieve a better outcome towards recovery.

As a provider of clinical laboratory services, we continue to pursue our strategy of acquiring or entering into binding relationships with high-complexity laboratories that can facilitate our customers’ needs. We have successfully completed substantial expansion of our New Mexico and Florida based laboratories and have completed several acquisitions or strategic partnerships with laboratories located in different regions of the United States, allowing us to correspondingly increase our client base. These laboratories, and those we shall continue to seek out, offer or can be developed to offer the most advanced analytical technology for the processing of urine specimens including Immunoassay Analyzers (“IA”) for screens and Gas Chromatography Mass Spectrometry/Liquid Chromatography Mass Spectrometry (“GCMS/LCMS”) for confirmations. All Medytox laboratories are fully-staffed professional COLA-accredited high complexity laboratories with additional certifications such as the COLA Laboratory of Excellence Award (COLA’s Highest Commendation), Clinical Laboratory Improvement Amendments (“CLIA”) and the State of Florida’s AHCA Clinical Laboratory License for Non-Waived High Complexity testing and we anticipate that any facilities acquired in the future will meet these stringent requirements. Our in-house billing company services all of our facilities, utilizing electronic processing of claims to the major insurance payers and eliminating the need to rely on and pay for the services of clearing houses, allowing us to maximize profit retention.

Medytox is actively expanding the services it offers its clients to include not just specialized diagnostic testing in its laboratories but medical billing services, Electronic Health Records (“EHR”) and Laboratory Information Systems (“LIS”) products and IT and software solutions incorporating integration of numerous electronic communication platforms in the sector in an effort to provide a single source solution to medical providers.

Medytox shares are not listed on an established public trading market, but are quoted by the OTC Markets Group, Inc., in the non-NASDAQ over the counter market under the symbol “MMMS.”

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CollabRx, Inc.

CollabRx, Inc.
44 Montgomery Street, Suite 800
San Francisco, California 94104
Telephone: (415) 248-5350

CollabRx develops and markets medical information and clinical decision support products and services intended to set a standard for the clinical interpretation of genomics-based, precision medicine. Building on a comprehensive and specialized knowledge base, software systems that facilitate dynamic updating and automated reporting, and a large network of independent expert clinical advisors, we have developed a suite of unique and differentiated information products and services. These products include a scalable system for providing high-value information on biomarkers and related therapies for inclusion in reports prepared by diagnostic labs reporting on the results from their multi-biomarker genomic-based tests. In addition, CollabRx has developed decision-support tools for physicians and patients to assist with treatment planning for advanced cancer, offered over the Internet in both web-based and mobile apps. CollabRx believes that both product sets are highly synergistic, and allow opportunities for enhancement, cross-fertilization and adoption that go beyond what each would offer individually. CollabRx shares are listed on the NASDAQ Capital Market under the symbol “CLRX.”

CollabRx Merger Sub, Inc.

CollabRx Merger Sub, Inc.
c/o CollabRx, Inc.
44 Montgomery Street, Suite 800
San Francisco, California 94104
Telephone: (415) 248-5350

Merger Sub is a Nevada corporation and a newly incorporated, direct, wholly-owned subsidiary of CollabRx. Merger Sub was incorporated on March 13, 2015 for the sole purpose of effecting the merger. To date, Merger Sub has not conducted any activities other than those incidental to its incorporation, the execution of the Merger Agreement and the preparation of applicable filings under U.S. securities laws made in connection with the Merger.

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THE MERGER

This section and the section titled “The Merger Agreement” describe the material aspects of the merger, including the merger agreement. While Medytox and CollabRx believe that this description covers the material terms of the merger and the merger agreement, it may not contain all of the information that is important to you. You should read carefully this entire joint proxy statement/prospectus for a more complete understanding of the merger and the merger agreement, including the attached Annexes, and the other documents to which you are referred herein. See “Where You Can Find More Information” beginning on page 211.

General

Upon the terms and subject to the conditions of the merger agreement and in accordance with the Nevada Revised Statutes, or NRS, at the effective time of the merger, Merger Sub, a direct, wholly-owned subsidiary of CollabRx and a party to the merger agreement, will merge with and into Medytox and the separate corporate existence of Merger Sub will cease. Medytox will survive the merger as a direct, wholly-owned subsidiary of CollabRx. The merger will become effective at such time as the articles of merger have been filed with the Nevada Secretary of State or at any later date or time mutually agreed to by CollabRx and Medytox and specified in the articles of merger.

At the effective time of the merger, (i) each share of Medytox common stock will be converted into the right to receive such number of shares of CollabRx common stock equal to the Exchange Ratio, (ii) each share of Medytox Series B Preferred Stock will be converted into the right to receive one share of CollabRx Series B Preferred Stock, which will be designated prior to the closing of the merger, (iii) each share of Medytox Series D Preferred Stock will be converted into the right to receive one share of CollabRx Series D Preferred Stock, which will be designated prior to the closing of the merger, (iv) each share of Medytox Series E Preferred Stock will be converted into the right to receive one share of CollabRx Series E Preferred Stock, which will be designated prior to the closing of the merger, (v) each option and warrant to purchase shares of CollabRx common stock will continue in existence pursuant to its terms, (vi) each restricted stock unit for CollabRx common stock will settle prior to the closing of the merger in accordance with its terms, and (vii) Medytox’s equity incentive plan will be assumed by CollabRx and each outstanding option to purchase shares of Medytox common stock will be assumed by CollabRx and converted into an option to purchase shares of CollabRx common stock (with proportional adjustment to the number of shares underlying the option and the exercise price, each in accordance with the Exchange Ratio). The Exchange Ratio will be calculated such that holders of CollabRx equity prior to the closing of the merger (including all outstanding CollabRx common stock and all restricted stock units, options and warrants exercisable for shares of CollabRx common stock) will hold 10% of CollabRx’s common stock following the closing of the merger, and holders of Medytox equity prior to the closing of the merger (including all outstanding Medytox common stock and all outstanding options exercisable for shares of Medytox common stock, but less certain options that will be cancelled contingent upon the closing pursuant to agreements between Medytox and such optionees) will hold 90% of CollabRx’s common stock following the closing of the merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx common stock after the closing and certain option grants expected to be made at or immediately following the closing of the merger are excluded from such ownership percentages.

CollabRx stockholders will not receive any merger consideration and will continue to hold their CollabRx shares after the merger.

CollabRx and Medytox currently expect the closing to occur during the fourth calendar quarter of 2015. However, as the merger is subject to the satisfaction or waiver of other conditions described in the merger agreement, it is possible that factors outside the control of CollabRx and Medytox could result in the merger being completed at an earlier time, a later time, or not at all.

Background of the Merger

Following the acquisition of a private company named CollabRx by Tegal Corporation in July 2012, members of CollabRx’s senior management and the board of directors met periodically to review and assess financial performance, operations and market developments in the context of CollabRx’s long-term strategic goals and plans. These periodic reviews routinely included evaluations of customers and prospective customers whose partnership with or investment in CollabRx as a development stage company might accelerate its growth and contribute to its funding. From the time of the acquisition in 2012, the need to raise additional capital to fund product and company development was fully understood and discussed at length by Mr. Mika and the board of directors of CollabRx.

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Throughout 2013 and 2014, Mr. Mika met, in person or by telephone, with representatives from over 20 financial institutions. In addition to non-deal roadshow presentations to dozens of institutional investors and analysts arranged through investment banking firms and investor relations firms, Mr. Mika and other CollabRx senior management initiated multiple contacts and discussions with companies engaged in the cancer diagnostic testing market, identifying over 20 potential strategic partners and over 10 venture capital firms actively investing in companies similar to CollabRx.

In October 2012, Mr. Mika met with the Co-Head of Healthcare Banking at Cantor Fitzgerald. On November 12, 2012, the two bankers from Cantor Fitzgerald met with Mr. Mika and the senior management of CollabRx in San Francisco to review non-public information about CollabRx’s operations, market and potentials. Cantor Fitzgerald subsequently arranged meetings with prominent health care institutional investors in the San Francisco area in March 2013. None of these meetings resulted in a firm offer of investment.

On April 10, 2013, four members of the board of directors of CollabRx met with principals of Cantor Fitzgerald in New York City to review Cantor Fitzgerald’s interest in, and capabilities to represent, CollabRx. As the year progressed, the need to raise additional capital became more urgent. Investor outreach continued during 2013, and Mr. Mika made periodic reports to the CollabRx board of directors on these activities, as well as on progress with the operations and financial condition of CollabRx.

On May 28, 2013, the CollabRx board of directors held a meeting in which Mr. Mika recommended that CollabRx focus primarily on strategic relationships with customers and that financing options through investment banks should be deferred until later in the year.

On September 17, 2013, coincident with the timing of a services agreement with a major customer, Company A, Mr. Mika made a verbal proposal for a significant investment by Company A in CollabRx. On September 19, 2013, Mr. Mika followed up with a letter proposing a strategic relationship with Company A.

On September 26, 2013, CollabRx held its annual meeting of stockholders, which was followed by a meeting of the CollabRx board of directors. In addition to reviewing operations, cash projections and business development opportunities, CollabRx’s financing strategy was reviewed at the CollabRx board of directors meeting. It was determined that Mr. Mika should continue to pursue strategic investors and initiate additional financing activities to shore up CollabRx’s balance sheet.

On October 8, 2013, Mr. Mika approached the Chief Executive Officer of Company B, a distributor of CollabRx’s on-line products about a strategic relationship, including investment. Mr. Mika provided the business plan under a confidentiality agreement that had been signed earlier in the year.

On October 16, 2013, at Mr. Mika’s request, Cantor Fitzgerald introduced Mr. Mika to Aegis Capital, with whom Cantor Fitzgerald had worked on a previous financing. On October 22, 2013, Mr. Mika met telephonically with Aegis Capital to discuss CollabRx’s financing needs.

On October 18, 2013, Company A requested a detailed business plan for review by Company A’s development committee. The confidential business plan was transmitted to Company A on November 6, 2013. The plan included non-public information that was provided under a confidentiality agreement that had been executed earlier in the year.

On October 31, 2013, Company B declined the investment because of its preparation for an initial public offering, but offered to introduce the opportunity to a limited set of its institutional investor-stockholders. Subsequently, the Chief Executive Officer of Company B informed Mr. Mika that there was no interest from any of the parties he contacted.

On November 21, 2013, Mr. Mika and other senior management of CollabRx met telephonically with Company A to discuss timeline and next steps.

To meet the short-term capital needs of CollabRx, Cantor Fitzgerald proposed a controlled equity offering with “at the market” (ATM) pricing through the filing of a registration statement on Form S-3. On November 21, 2013, the CollabRx board of directors authorized Mr. Mika to proceed with the ATM financing proposed by Cantor Fitzgerald.

On December 2, 2013, following diligence conducted by Cantor Fitzgerald for the underwriting of the ATM financing, the board of directors of CollabRx approved the ATM financing and stock sale agreements with Cantor Fitzgerald. At that meeting, Mr. Mika reviewed with the CollabRx board of directors the status of his alternative financing efforts.

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On December 13, 2013, Mr. Mika traveled to Company A’s headquarters in New Jersey to make a presentation to senior management about CollabRx capabilities and to promote the strategic investment. On January 20, 2014, a telephonic follow-up meeting was held for members of Company A’s management team who were unable to attend the previous presentation. It was expected that Company A’s development committee would meet on January 27, 2014, to review the investment proposal. On January 28, 2014, Mr. Mika was informed that the development committee had not met as expected and that the matter would be taken up the following month.

On December 20, 2013, CollabRx filed its Form S-3 registration statement with the Securities and Exchange Commission (“SEC”). On February 3, 2014, the SEC declared the previously filed Form S-3 effective, which made the ATM facility available for use, pending specific orders to be submitted by CollabRx to the trading desk of Cantor Fitzgerald.

On February 27, 2014, Mr. Mika and other senior management of CollabRx were requested to meet telephonically with Company A’s divisional management team, specifically to address two projects that would form additional justification for the strategic investment. The meeting was held and Mr. Mika was asked to wait for a decision while the proposal was reviewed internally. On March 24, 2014, Mr. Mika was informed that Company A would not be making the investment on the proposed terms. Subsequently, Mr. Mika revised the terms of the investment and asked his contact at Company A to propose the revised terms to divisional management. On April 28, 2014, the senior management team of CollabRx was invited to give a presentation in person to the divisional management team from Company A. On May 2, 2014, Mr. Mika received guidance from his main contact at Company A to further refine the terms for an equity investment in CollabRx. Later that day, Mr. Mika was informed that the divisional management had rejected the investment proposal and discussions on the subject were terminated.

In the months of March and April, 2014, the combination of trading volume and declining stock price of CollabRx allowed only a de minimis ($26,538) capital raise using the ATM facility.

On April 15, 2014, Mr. Mika contacted Aegis Capital to see if they could help with selling the stock available from the Form S-3. On April 17, 2014, Aegis Capital presented Mr. Mika with a draft engagement letter using the existing Form S-3 for a follow-on public offering. During a meeting of the board of directors on April 24, 2014, during which Mr. Mika presented a detailed review of CollabRx’s financing strategy, the option to engage Aegis Capital was unanimously approved and Mr. Mika was given the authority to proceed. On May 15, 2014, an engagement agreement was executed between CollabRx and Aegis Capital.

On April 23, 2014, Mr. Mika retained the services of Third Creek Advisors, a leading small-cap corporate governance advisory firm as Special Advisor to the board of directors of CollabRx.

On May 16, 2014, the ATM facility with Cantor Fitzgerald was terminated in favor of a follow-on public offering to be managed by Aegis Capital. On May 20, 2014, Mr. Mika updated the board of directors by email regarding the structure of the proposed offering and the potential interest from another strategic partner for an investment. Additional telephonic updates were held with the board of directors on June 4, 2014 and June 13, 2014. Formal resolutions of the board of directors and the pricing committee were reviewed and adopted at the meeting on June 13, 2014.

On June 20, 2014, a public offering was completed, resulting in gross proceeds of $1.8 million, limited in size by the regulations pertaining to the size of CollabRx’s public float and registration statements on Form S-3. Since the $1.8 million would only be sufficient to bridge CollabRx for less than six months, Mr. Mika consulted with Aegis about the possibility of doing either another public offering or a private placement to raise the needed capital.

On July 9, 2014, Mr. Mika requested a member of the CollabRx board of directors to make an introduction to Venture Fund A, a firm that had experience investing in public companies. On July 24, 2014, Mr. Mika met with a principal from Venture Fund A in the CollabRx offices. On August 5, 2014, Mr. Mika initiated a follow-up call and confirmed its interest in continued discussions regarding an investment in CollabRx. On August 7, 2014, CollabRx senior management reviewed the underlying technology of CollabRx with the principal of Venture Fund A via a web presentation. Customer references were requested and provided to Venture Fund A.

On August 8, 2014, Mr. Mika presented to the board of directors a proposal for additional financing efforts through Aegis Capital, along with a proposal to retain another banker to review strategic options, including the possible sale of CollabRx. The board of directors authorized Mr. Mika to negotiate an engagement agreement with Aegis Capital and to seek out and retain a financial advisor specialized in mergers and acquisitions to assist with finding a buyer for CollabRx. Mr. Mika also proposed that the available members of the board of directors meet on an informal but regular basis telephonically every two weeks, with corporate counsel present, to review progress with various financing activities.

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Subsequent to the meeting of the board of directors on August 8, 2014, Mr. Mika attempted to retain an investment banking firm specialized in mergers and acquisitions to take up the effort to find a buyer for CollabRx. During the months of August and September, Mr. Mika contacted and met with four such investment banking firms, all of which refused the assignment on the basis of the size of the potential transaction, the level of effort that would be required, and the available time to complete the assignment.

On August 19, 2014, at the request of Mr. Mika, Venture Fund A provided a debrief of its contacts to CollabRx customer references which were strongly positive. The principal of Venture Fund A indicated that time would be needed to generate consensus within the firm for a CollabRx investment.

On August 22, 2014, available members of the board of directors met for the regular bi-weekly teleconference, during which Mr. Mika updated the board on progress with strategic investors, venture funds and investment banking firms. Aegis Capital was invited to participate in this meeting and recommended that CollabRx prepare and file an S-1 registration statement for maximum flexibility in connection with any further efforts.

Also on August 22, 2014, the CollabRx management team visited the US headquarters of Company C, which had expressed an interest in exploratory discussions regarding an investment or acquisition of CollabRx. Company C had arranged for the business lead, the senior US division management and the foreign-based corporate development lead to be at the meeting. CollabRx provided material non-public information to Company C under a confidentiality agreement. Mr. Mika gained a commitment from Company C to complete diligence and decide whether or not an offer would be forthcoming within 30 days. In addition to several exchanges of information by email and telephone, further substantive discussions took place on September 4, September 10, October 7 and October 9, 2014, well outside the promised 30-day schedule.

On September 2, 2014, Mr. Mika contacted Venture Fund A by email to inquire about status and a call was set for September 3, 2014 during which Mr. Mika emphasized the importance of timing.

On September 5, 2014, with the approval of the board of directors, Mr. Mika executed an engagement agreement with Aegis Capital to seek a private placement for CollabRx, with certain carve-outs for funds and institutional investors with whom Mr. Mika had been in contact directly in prior months. CollabRx, along with its corporate counsel, began preparation of an offering memorandum.

On September 8, 2014, Venture Fund A requested additional information on company organization, infrastructure and status of capital raises. On September 10, 2014, Mr. Mika provided the additional requested information by email.

On September 12, 2014, Mr. Mika organized a telephonic financing discussion with available members of the board of directors. Progress was reviewed and questions were asked and answered.

On September 15, 2014, Aegis Capital reported to Mr. Mika that they had been unable to raise interest in investment from the institutional investors that they had contacted, except for one fund, Investor A. Mr. Mika was asked to review a form warrant agreement, provided by Aegis Capital on behalf of Investor A, before any further discussions would take place. Following review of the warrant agreement in consultation with Third Creek Advisors and members of the board of directors, Mr. Mika received a term sheet from Investor A on September 20, 2014.

On September 25, 2014, CollabRx held its Annual Stockholder Meeting, which was followed immediately by a board of directors meeting. At that meeting the proffered term sheet from Investor A was discussed in detail. Aegis Capital was present and answered questions from the board of directors. In addition, Third Creek Advisors was present and answered questions from the board of directors. The term sheet from Investor A proposed a $4.7 million investment, subject to certain “equity conditions,” which Mr. Mika asked Aegis Capital to clarify on behalf of Investor A. Despite several attempts to clarify the terms, a satisfactory explanation of the “equity conditions” was not forthcoming. Unable to reach an acceptable level of specificity on the “equity conditions” mentioned in the term sheet and the existence of significant protections to Investor A in the proposed warrant agreement, the board of directors declined the proposal from Investor A, believing it not to be in the best interests of CollabRx stockholders.

In a meeting held on September 25, 2014, the CollabRx board of directors re-affirmed the strategy of continuing to pursue multiple financing paths. On October 7, 2014, Mr. Mika met with Aegis Capital in New York City and asked Aegis Capital to prepare an Engagement Agreement for a public offering utilizing a registration statement on Form S-1. During that meeting, Mr. Mika discussed in general terms several other alternatives for CollabRx, including a possible sale of the assets and a reverse merger with another company. Aegis Capital offered their support for these alternatives, should CollabRx decide to pursue them.

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Also on October 7 2014, Mr. Mika met informally with Cantor Fitzgerald and discussed several alternatives for CollabRx.

On October 9, 2014, Mr. Mika spoke with the corporate development lead of Company C. On October 10, 2014, Company C requested additional information regarding revenues and customers, which was provided by Mr. Mika.

On October 10, 2014, Mr. Mika reviewed the status of discussions with Company C and others in the regular bi-weekly finance review with available members of the board of directors. Mr. Mika also reported that, despite additional efforts, he was unsuccessful in finding an investment banking firm to represent CollabRx in a sale transaction.

On October 17, 2014, Mr. Mika was contacted by Cantor Fitzgerald regarding Company D, which expressed an interest in an asset purchase. Following the exchange of confidentiality agreements, a telephonic meeting was held between Mr. Mika and the CEO and the Chief Medical Officer of Company D on October 24, 2014. Cantor Fitzgerald asked for time for additional diligence, but Mr. Mika responded that there was limited time for diligence in the absence of a letter of intent.

On October 23, 2014, Mr. Mika contacted Venture Fund A to notify it of the filing of its registration statement on Form S-1 and to see if the Fund would be interested in participating as a lead investor. The principal of Fund A requested a copy of the registration statement on Form S-1, which Mr. Mika provided.

On October 29, 2014, the SEC notified CollabRx that it would not be reviewing its Form S-1, allowing the potential public offering to go forward.

On October 31, 2014, Mr. Mika provided an update on all matters during the regular bi-weekly financing update with the available members of the board of directors.

On November 5, 2014, the CEO of Company E contacted Mr. Mika, at the suggestion of a member of the CollabRx board of directors, to discuss the business and objectives of Company E. On November 7, 2014, Company E’s CEO made an additional presentation of its business to Mr. Mika and the CollabRx senior management team. Expressing serious interest in an acquisition of CollabRx, Company E brought its senior management team to San Francisco on November 11, 2014. Non-public information was exchanged between the companies under a mutual confidentiality agreement.

On November 11, 2014, Mr. Mika had a telephone call with the corporate development lead of Company C, who notified Mr. Mika that Company C would not offer more than $1 million for the CollabRx assets. Mr. Mika informed Company C of its intent to raise additional capital with a public offering and encouraged Company C and improve its offer prior to the launch of the public offering. On November 13, 2014, Company C notified Mr. Mika by email that it would not be improving its offer and discussions with Company C were terminated on November 14, 2014.

On November 14, 2014, Aegis Capital notified Mr. Mika of its proposal to launch a $4 million public offering on November 17, 2014. During the regularly scheduled bi-weekly financing update, Mr. Mika discussed with the available members of the board of directors the status of all interested parties and the proposal from Aegis Capital to proceed with the public offering. It was agreed that Mr. Mika should proceed and that corporate counsel would prepare the appropriate resolutions for the board to proceed with the offering.

On November 17, 2014, Mr. Mika traveled to New York City for the roadshow, which commenced on November 19, 2014 with presentations to the Aegis Capital retail broker offices in New York City and Long Island, and another broker network, also on Long Island.

On November 18, 2014, the CEO of Company E contacted Mr. Mika by email reporting that the acquisition of CollabRx was beyond its current means, but encouraged further discussion in a business development context.

On November 20, 2014, Aegis Capital recommended that CollabRx withdraw its request to the SEC for effectiveness of the Form S-1, since Aegis had been unable to complete the offering at the minimum $4 million level that CollabRx required.

On November 20, 2014, Mr. Mika contacted Cantor Fitzgerald to see if Company D still had an interest in an asset purchase. Cantor Fitzgerald told Mr. Mika that it would contact Company D to determine its interest.

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Also on November 20, 2014, following CollabRx’s request to withdraw effectiveness of the Form S-1, Aegis Capital proposed that CollabRx consider a reverse merger with Medytox, which became known to Aegis Capital in connection with preliminary discussions between Medytox and a client of Aegis Capital. Aegis Capital proposed Medytox as a potential partner for CollabRx in lieu of completing the public offering at an amount less than $2 million, which was Aegis Capital’s estimate for the maximum that could be raised if the offering continued. Mr. Mika agreed to review information about Medytox, so Aegis Capital contacted Medytox and arranged for a call early the next morning, Friday, November 21, 2014.

On November 21, 2014, Mr. Mika met telephonically with Seamus Lagan, CEO of Medytox and several members of Medytox’s senior management team. Mr. Mika described the business, revenue model, markets and capabilities of CollabRx. Mr. Mika inquired when Mr. Lagan could meet to continue the discussion in person.

On November 22, 2014, Mr. Mika traveled to Nassau, Bahamas to meet with Mr. Lagan. Beginning in the mid-afternoon, Mr. Mika met with Mr. Lagan for approximately seven hours. The discussion was wide-ranging, including personal backgrounds, company histories, management styles and the basis for synergies between the two companies. Mr. Mika and Mr. Lagan discussed preliminary terms for a transaction, including valuation, post-merger capitalization, operation of CollabRx as a wholly owned subsidiary, board representation and overall structure. Mr. Mika and Mr. Lagan agreed to continue the discussion and immediately enter the diligence phase.

On November 23, 2014, while returning to San Francisco from Nassau, Aegis Capital contacted Mr. Mika to request a follow-up call, which took place at 6:00am PST on Monday, November 24, 2014. At 3:00pm PST on Monday, November 24, 2014, Mr. Mika convened an informal meeting of the Board to discuss his impressions of the meeting and the opportunity presented by Medytox.

On November 24, 2014, Company D made a non-binding offer for the assets and selected liabilities of CollabRx in the range of $1 - $3 million. Certain additional terms of the non-binding offer were discussed by email with Cantor Fitzgerald on November 25 and 26, 2014. The email containing the non-binding offer was forwarded to all the members of the board of directors of CollabRx.

Also on November 24, 2014, Venture Fund A contacted Mr. Mika asking for a status report, which Mr. Mika provided by telephone. The principal of Fund A requested an investor deck for presentation to his partners, which Mr. Mika provided by email.

Also on November 24, 2014, Medytox and CollabRx entered into a Confidentiality and Non-Circumvent Agreement.

On November 25, 2014, Aegis Capital presented Mr. Mika with a draft letter of intent covering key matters of the proposed reverse merger with Medytox, including post-merger capitalization and agreement to fund CollabRx through approval of any deal by its stockholders. The draft letter of intent was reviewed by CollabRx’s counsel and board of directors.

On November 25, 2014, Mr. Mika contacted Ladenburg to determine its interest and qualifications for providing a Fairness Opinion to the board of directors of CollabRx, should the board decide to proceed with the Medytox transaction.

On November 26, 2014, Mr. Mika and the senior management team of CollabRx made a web presentation to the partners of Venture Fund A. In a later telephone conference call on the same date, Mr. Mika responded to additional questions from Venture Fund A and was told that an offer would be forthcoming. On November 28, 2014, Fund A made a non-binding offer via email to Mr. Mika for the acquisition of CollabRx’s assets and selected liabilities for a price in the range of $2 - 3 million. The email containing the non-binding offer was forwarded by Mr. Mika to all of the members of the board of directors of CollabRx. On December 3, 2014, Mr. Mika requested by email more details about the non-binding offer, including the terms of the needed bridge financing through stockholder approval of the sale, a request to narrow the purchase price to a specific amount rather than a range, and the specific liabilities to be assumed.

On December 2, 2014, Mr. Lagan sent Mr. Mika an email containing a proposal on the post-merger capitalization. The proposal was further refined by Mr. Lagan on December 4, 2014, following the Medytox board of directors’ meeting held that same day. Further revisions were made to drafts in the days following.

On December 4, 2014, the Medytox board of directors met telephonically and reviewed the draft letter of intent covering key matters of the proposed reverse merger between Medytox and CollabRx. Following discussions, the Medytox board of directors unanimously approved the letter of intent and authorized Mr. Lagan to finalize and execute the letter of intent.

On the early morning of December 5, 2014, the CollabRx board of directors met to discuss the options that were before CollabRx but decided not to conclude the discussion until the next day, giving Venture Fund A an opportunity to refine or improve its offer, since it was bringing its team to CollabRx at 8:30am PST that day.

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On December 5, 2014, the CollabRx management team met with Fund A at the CollabRx office, during which additional information about the CollabRx business, future prospects and need for additional bridge financing to achieve stockholder approval were discussed at length. The principal of Venture Fund A called Mr. Mika at 4:00pm PST to withdraw Venture Fund A’s previous non-binding offer.

On December 6, 2014, the CollabRx board of directors met telephonically and CollabRx gave its approval to pursue the Medytox reverse merger. That same day, Mr. Mika sent the final agreed revised non-binding letter of intent to Mr. Lagan at Medytox, and both CollabRx and Medytox executed the non-binding letter. The letter of intent included a cash expense forecast for CollabRx through the end of April 2015 as a means to scale the amount of funding that Medytox would agree to provide to bridge CollabRx to stockholder approval for the merger.

The companies agreed to set up data rooms for a diligence process and CollabRx assembled a small team of its senior management to make a site visit to Medytox headquarters. On December 15, 2014, Mr. Lagan prepared and sent to Mr. Mika by email a preliminary agenda for the visit by the CollabRx team on December 17 and 18, 2014. The visit included a combination of diligence, deal discussion and business planning. During that visit, Medytox confirmed its interest in entering the cancer testing market and re-affirmed its desire for CollabRx to continue to operate as a wholly-owned subsidiary. Tentative schedules for document creation, diligence and site visits were discussed.

On December 22, 2014, Mr. Lagan made a Skype call and web presentation of Medytox to the CollabRx team, which consisted of approximately 13 employees.

On December 30, 2014, CollabRx engaged Ladenburg Thalmann (Ladenburg) to provide a Fairness Opinion on the proposed merger with Medytox.

On December 30, 2014, Mr. Mika communicated via email with Mr. Lagan on the subjects of cash requirements to be included in a funding agreement, a copy of the engagement letter with Ladenburg for the Fairness Opinion and the letter from the NASDAQ regarding the notice of a net equity deficiency.

From January 2 through January 5, 2015, the parties agreed to work together on a draft of a letter in response to the Nasdaq net equity requirement. Donohoe Associates had been retained as an expert advisor to navigate CollabRx through all issues with the Nasdaq. Permission was granted to all attorneys to speak directly to each other for the purpose of answering the Nasdaq.

On January 7, 2015, Medytox forwarded a draft of a funding agreement and a draft of a related disclosure for Form 8-K that had been proposed by Medytox’s attorneys. The terms of the funding agreement were subsequently negotiated by the companies and their respective counsel. The parties entered into a loan and security agreement on January 16, 2015. The agreement contemplated that Medytox would loan CollabRx up to $2,395,644. Also on January 16, 2015, the parties entered into a separate agreement in which CollabRx agreed that if it entered into a merger or other specified sale transactions with a party other than Medytox, under certain circumstances it would pay Medytox a fee of $1 million. Both companies coordinated the content and timing for the related Form 8-K filings and a joint press release published on January 22, 2015, which disclosed both the agreements and the non-binding letter of intent.

On January 19 and 20, 2015, Mr. Wadman, corporate controller of Medytox, visited CollabRx in San Francisco to conduct due diligence with Mr. Mika and Ms. Fonseca, CollabRx’s corporate controller.

On February 2, 2015, in response to significant price and volume moves in CollabRx common stock on the NASDAQ, Aegis Capital contacted Mr. Mika about using the still effective Form S-1 for a public offering.

On February 6, 2015, the CollabRx board of directors met and approved resolutions authorizing the public offering of stock in connection with the Form S-1. In addition, Mr. Mika updated the board on the status of the proposed merger with Medytox.

On February 9, 2015, Medytox agreed that it would waive the $1 million penalty stipulated in the agreement for the purpose of completing the public offering. The parties also discussed the anticipated changes in CollabRx's funding requirements in the event it closed a public offering. CollabRx's agreement not to make further requests for funding from Medytox until certain conditions were met and Medytox's agreement to waive the $1 million fee upon the closing of the public offering were memorialized on February 19, 2015 in an amendment to the loan and security agreement and the agreement.

On February 10, 2015, Ladenburg conducted a due diligence call with Mr. Mika for the purpose of rendering the Fairness Opinion.

On February 18, 2015, Mr. Mika and Mr. Lagan met in Washington, DC with Donohoe Associates to prepare for the NASDAQ hearing on February 19, 2015. Mr. Mika and Mr. Lagan and members of Donohoe Associates were present in person at the NASDAQ hearing. The Corporate Controller of CollabRx, the Chief Financial Officer of Medytox and outside counsel for both companies were present by telephone.

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On February 25, 2015, CollabRx announced the closing of an initial $5.52 million offering of common stock and warrants. Due to the demand for additional CollabRx common stock, Aegis Capital and CollabRx discussed the use of the CollabRx Form S-3 to raise additional capital. Later on the same day, the CollabRx board of directors authorized the company to use its Form S-3 for a second public offering of common stock. Also on February 25, 2015, Mr. Mika sent an email to Mr. Lagan regarding renegotiation of the capital structure in consideration of any additional capital raised by CollabRx.

On February 26, 2015, Mr. Mika provided an update by telephone to Ladenburg for the purpose of rendering the Fairness Opinion.

On March 2 and 3, 2015, Mr. Lagan and Ms. Hollis from Medytox visited the CollabRx offices in San Francisco. The discussion over two days included a wide range of topics, including opportunities for business integration and strategic and operational issues. Also on March 3, 2015, CollabRx repaid all amounts then outstanding to Medytox under the loan and security agreement.

On March 4 through March 10, 2015, Mr. Mika and Mr. Lagan had several discussions regarding the post-merger capital structure of the combined company.

On March 17, 2015, the CollabRx board of directors reviewed the Fairness Opinion provided by Ladenburg and by unanimous agreement authorized Mr. Mika to enter into a merger agreement with Medytox.

On March 17, 2015, CollabRx’s board of directors approved an amendment (the “Amendment to the Rights Agreement”) to the Shareholder Rights Agreement between CollabRx and Computershare Trust Company, N.A. (as successor rights agent to Registrar and Transfer Company) (“Rights Agent”), dated as of April 13, 2011 (the “Rights Agreement”). The Amendment to the Rights Agreement, among other things, renders the Rights Agreement inapplicable to the merger agreement and the transactions and other agreements contemplated thereunder. The Amendment to the Rights Agreement provides that the execution and delivery of the merger agreement and the agreements referenced therein and the consummation of the merger and the other transactions contemplated by the merger agreement will not result in Medytox or its affiliates being deemed an “Acquiring Person” under the Rights Agreement. In addition, the Amendment to the Rights Agreement provides that none of a “Stock Acquisition Date,” a “Distribution Date,” a “Section 11(a)(ii) Event” or a “Section 13 Event” (each as defined in the Rights Agreement) will occur by reason of the approval or execution of the merger agreement and the agreements referenced therein or the consummation of the merger and the other transactions contemplated by the merger agreement.

On March 19 and March 20, 2015, Mr. Mika and Mr. Lagan discussed the terms of the Engagement Agreement previously signed by CollabRx with representatives of Aegis Capital. As a result of those discussions, Aegis Capital agreed to a revised formula for the fees payable in connection with the merger transaction.

On March 28 through March 30, 2015, Mr. Mika and Mr. Lagan continued their discussion on the post-merger capitalization.

On April 10, 2015, the Medytox board of directors met telephonically and reviewed the draft merger agreement. Following discussions, the Medytox board of directors unanimously approved the merger agreement and authorized Mr. Lagan to finalize and execute the merger agreement.

On April 11, 2015, Mr. Mika and Mr. Lagan agreed on the minimum cash balance that CollabRx would have at the signing of a definitive merger agreement.

On April 15, 2015, Mr. Mika discussed with Mr. Lagan his selection and the budget for a consulting firm to assist CollabRx in an assessment of its markets and strategy.

Also, on April 15, 2015, CollabRx and Medytox executed the definitive merger agreement, and the Amendment to the Rights Agreement was executed.

On April 16, 2015, both companies issued a joint press release announcing the definitive merger agreement.

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Recommendation of the Medytox Board of Directors; Medytox’s Reasons for the Merger

After careful consideration, the Medytox board of directors unanimously recommends that Medytox stockholders vote “FOR” each of the proposals being submitted to a vote of the Medytox stockholders at the Medytox special meeting.

In reaching its decision, the Medytox board of directors considered a number of factors as generally supporting its decision to enter into the merger agreement, including, among others, the following:

•	the belief that the combination of Medytox’s and CollabRx’s businesses would create more value for the Medytox stockholders in the long-term than Medytox could create as an independent, stand-alone company;

•	the opportunity for the Medytox stockholders to participate in the potential future value of the combined company, including future potential value from CollabRx’s established products and products in development;

•	the exchange ratio in the merger which is intended to result in Medytox stockholders holding approximately 90% of the outstanding shares of the combined company on a fully diluted basis after the merger; provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx common stock after the closing and certain option grants expected to be made at or immediately following the closing of the merger are excluded from such ownership percentages; and

•	the governance arrangements contained in the merger agreement.

Uncertainties, Risks and Potentially Negative Factors

The Medytox board of directors also considered a variety of risks and other potentially negative factors concerning the merger, including, among others, the following:

•	the risk that the merger might not be completed in a timely manner;

•	risks related to certain terms of the merger agreement (including restrictions on the conduct of Medytox’s business prior to completion of the merger and the requirement that Medytox pay CollabRx a termination fee and expense reimbursement in certain circumstances);

•	risks related to the diversion of management and resources from other strategic opportunities;

•	challenges and difficulties relating to integrating the operations of Medytox and CollabRx; and

•	the fact that the combined company will need additional financing if the merger is completed.

The foregoing discussion of the information and factors considered by the Medytox board of directors is forward-looking in nature. This information should be read in light of the factors described under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 50.

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Recommendation of the CollabRx Board of Directors; CollabRx’s Reasons for the Merger

After careful consideration, the CollabRx board of directors unanimously recommends that CollabRx stockholders vote “FOR” each of the proposals being submitted to a vote at the CollabRx special meeting.

In reaching its decision to approve, and recommend to CollabRx stockholders the approval of, the merger agreement and the transactions contemplated thereby, the CollabRx board of directors considered a number of factors, including the following:

•	the belief that the combination of CollabRx’s and Medytox’s businesses would create more value for the CollabRx stockholders in the long-term than CollabRx could create as an independent, stand-alone company;

•	the opportunity for the CollabRx stockholders to participate in the potential future value of the combined company, including future potential value from Medytox’s established products and products in development;

•	the exchange ratio in the merger which is intended to result in CollabRx equityholders holding approximately 10.0% of the outstanding shares of the combined company after the merger;

•	the governance arrangements contained in the merger agreement;

•	the opportunity for CollabRx to expand and supplement its management capabilities by utilizing the existing experienced management team of Medytox;

•	the opportunity for CollabRx to expand its sales and marketing activities through the established marketing and sales team of Medytox;

•	the opportunity for CollabRx to expand its informatics-based products into more comprehensive offerings in connection with the established laboratories operated by Medytox; and

•	the expectation that the combined company would have easier access to additional financing.

Uncertainties, Risks and Potentially Negative Factors

The CollabRx board of directors also considered a variety of uncertainties, risks and other potentially negative factors relevant to the merger, including the following:

•	the fact that CollabRx stockholders will own a significantly smaller percentage in the combined company;

•	the difficulty and costs inherent in the combination of two businesses and the risk that the cost savings, synergies and other benefits expected might not be fully or timely realized;

•	the risk that the merger might not be completed in a timely manner;

•	risks related to certain terms of the merger agreement (including restrictions on the conduct of CollabRx’s business prior to completion of the merger and the requirement that CollabRx pay Medytox a termination fee and expense reimbursement in certain circumstances);

•	risks related to the diversion of management and resources from other strategic opportunities; challenges and difficulties relating to integrating the operations of CollabRx and Medytox; and

•	the fact that the combined company will need additional financing if the merger is completed.

The foregoing discussion of the information and factors considered by the CollabRx board of directors is forward-looking in nature. This information should be read in light of the factors described under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 50.

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Opinion of CollabRx’s Financial Advisor

CollabRx retained Ladenburg to render a fairness opinion to the CollabRx board of directors in connection with the merger. On March 17, 2015, Ladenburg delivered its oral opinion, subsequently confirmed in a written opinion of the same date, to the CollabRx board of directors that, based on and subject to the limitations and assumptions stated in the opinion, as of the date of the opinion, the Common Stock Exchange Ratio (as defined in the Ladenburg opinion attached hereto) calculated as provided in Section 1.8(b) of the Merger Agreement, was fair, from a financial point of view, to CollabRx stockholders.

The full text of Ladenburg’s written opinion dated March 17, 2015, which contains the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of Ladenburg’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion in its entirety and this summary is qualified by reference to the written opinion. Ladenburg’s opinion addresses solely the fairness, from a financial point of view, to CollabRx stockholders of the Common Stock Exchange Ratio as of the date of the opinion. Ladenburg’s opinion is for the use and benefit of CollabRx board of directors in connection with its consideration of the transaction. Ladenburg’s opinion may not be used by any other person, including the stockholders, lenders or creditors of CollabRx or for any other purpose without Ladenburg’s prior written consent, provided that Ladenburg has consented to the use of its opinion herein. Ladenburg’s opinion is not intended to and does not constitute an opinion or recommendation to any of CollabRx’s stockholders as to how such stockholders should vote or act with respect to the transaction, should a vote of such stockholders be required, or any matter relating thereto. Ladenburg’s opinion should not be construed as creating any fiduciary duty on its part to any party to the transaction documents or any other person.

In arriving at its opinion, Ladenburg, among other things:

•	reviewed the transaction documents;

•	reviewed the last two years of SEC filings of CollabRx and Medytox (including, but not limited to, 8Ks, 10Ks and 10Qs);

•	reviewed the last two years of financial data of CollabRx and Medytox (obtained from SEC filings and S&P Capital IQ);

•	reviewed CollabRx’s stock price and trading volume history up to the public announcement date of the transaction;

•	discussed at length with CollabRx’s CEO and other members of CollabRx’s management the current and past state of CollabRx’s business, the steps taken to raise or secure capital, which included efforts through bankers, strategic partnerships, venture capital and PE firms, the steps taken to explore the sale of CollabRx or assets, and CollabRx’s equity listing history and status with NASDAQ;

•	reviewed materials containing the history of meetings held with prospective investment bankers, investors, venture capital and PE firms and the feedback received;

•	discussed at length with CollabRx’s CEO and other members of CollabRx management the terms of the transaction, employment agreements, and stockholder ownership at closing and post-closing of the transaction;

•	reviewed and discussed at length with CollabRx’s CEO and other members of CollabRx management CollabRx’s weekly cash requirements from January 2015 through the end of April 2015, financial models and the operating assumptions underlying the models;

•	reviewed and discussed at length with Medytox’s CFO the financial models that were provided to Ladenburg, the operating assumptions underlying the financial model and the ability to satisfy working capital requirements post transaction;

•	reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Medytox;

•	reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of Medytox; and

•	performed such other analyses and examinations as were deemed appropriate.

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The following is a summary of the material analyses performed by Ladenburg in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, the CollabRx board of directors at a meeting held on March 17, 2015. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Ladenburg or of its presentation to the CollabRx board of directors on March 17, 2015.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the analyses presented by Ladenburg. The tables alone do not constitute a complete summary of the analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as an indication of the relative importance or weight given to these analyses by Ladenburg or the CollabRx board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 17, 2015, and is not necessarily indicative of current market conditions.

Analyses

Ladenburg performed the following analyses in connection with rendering its opinion to the CollabRx board of directors:

•	qualitative and quantitative review of CollabRx;

•	selected public companies analysis;

•	Medytox’s financial projections’ analysis

Each of these analyses is summarized below.

Qualitative & Quantitative Review of CollabRx

Ladenburg discussed at length with members of CollabRx’s management team information, including but not limited to, CollabRx’s historical and future operations, product development, working capital needs, partnerships, efforts to raise capital, efforts to sell CollabRx assets, CollabRx’s NASDAQ listing, and other factors deemed important to the performance and viability of CollabRx operations. The analysis also involved financial review of CollabRx and the ability to generate cash flows to sustain ongoing operations and meet working capital needs.

Ladenburg reviewed CollabRx’s projected weekly cash requirements and compared these to the projected cash available for the period between January 2015 and April 2015.

Ladenburg reviewed CollabRx’s stock performance and trading history for the period commencing January 22, 2014 and running to January 22, 2015. Ladenburg deemed January 22, 2015 to be the date a proposed transaction with Medytox was made available to the public.

CollabRx Closing Stock Price Performance

Period	Low	High	Mean
30 Day	$0.55	$1.09	$0.71
60 Day	$0.55	$1.09	$0.70
90 Day	$0.55	$1.09	$0.70
180 Day	$0.55	$1.58	$0.99
1 Year	$0.55	$3.94	$1.98

The qualitative and quantitative review of CollabRx was used by Ladenburg as a consideration to evaluate the viability of CollabRx’s operations and historical equity value.

Selected Public Companies Analysis

Ladenburg reviewed selected historical financial data of Medytox and estimated stand-alone financial data of Medytox based on projections provided by Medytox’s management. Ladenburg compared such data to corresponding financial data, where applicable, for U.S. based companies primarily listed on a U.S. exchange and that provide clinical laboratory testing services, including urine and blood testing services, that Ladenburg deemed comparable to Medytox. Ladenburg selected the comparable companies based on information obtained by searching industrial classifications and its professional judgment.

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Based on these criteria, Ladenburg identified and analyzed the following selected public companies:

•	Quest Diagnostics Inc.;

•	Laboratory Corp. of America Holdings; and

•	Bio-Reference Laboratories Inc.

For the selected public companies analysis, Ladenburg compared three valuation multiples for Medytox to valuation multiples for the selected public companies. Medytox’s valuation multiples were derived using Medytox’s EV, Medytox’s revenue for the LTM period, Medytox’s EBITDA for the LTM period, and Medytox’s P/E for the LTM period. Ladenburg then compared the Medytox multiples to valuation multiples for the selected public companies derived from their closing price per share on March 9, 2015, EV, revenue for the LTM period, EBITDA for the LTM period, and P/E for the LTM period. The tabular summary below presents the results of this comparison:

Selected Public Companies
Measurement	Medytox	Minimum	Mean	Median	Maximum
EV/LTM Revenue	1.8x	1.2x	1.7x	1.9x	2.1x
EV/LTM EBITDA	4.2x	9.1x	10.1x	10.5x	10.6x
P/E LTM	11.3x	18.3x	19.2x	19.1x	20.3x

The selected public companies analysis showed that, based on the assumptions used in the analysis, the valuation multiple of Medytox was within the range of minimum and maximum valuation multiples of the selected public companies when comparing the ratio of EV to LTM revenue.

The selected public companies analysis showed that, based on the assumptions used in the analysis, the valuation multiples of Medytox were below the range of minimum and maximum valuation multiples of the selected public companies when comparing the ratio of (i) EV to LTM EBITDA; and (ii) P/E LTM.

Medytox Financial Projections Analysis

Ladenburg discussed and reviewed Medytox’s financial projections as provided by Medytox’s management team. Ladenburg discussed at length several variables, including but not limited to:

•	market sizing and MMMS’ market share;

•	growth drivers, including maximizing capacity of current laboratories, lab consolidation, and organic growth;

•	Medytox laboratories’ current and future capacity;

•	payer landscape associated with toxicology testing;

•	pricing per toxicology sample;

•	direct lab costs;

•	net collectible revenues;

•	commission expenses;

•	information technology expenses;

•	general and administrative expenses; and

•	projected EBITDA margins.

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Implied Equity Analysis

Using an EBITDA and P/E analysis, Ladenburg calculated an estimated range of theoretical equity values for Medytox, on a stand-alone basis, using projected EBITDA, projected Net Income and projected EPS from FY2015 to FY2019. Using the projections, Ladenburg calculated the range of theoretical equity values for FY2015 based on an EBITDA exit multiple of 10.5x and P/E multiple of 20.0x. This analysis resulted in a theoretical equity value range of $313.5 million and $360.0 million for FY 2015.

Miscellaneous

The summary set forth above does not contain a complete description of the analyses performed by Ladenburg, but does summarize the material analyses performed by Ladenburg in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Ladenburg believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Ladenburg opinion. Ladenburg did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion that the Common Stock Exchange Ratio is fair, from a financial point of view, to CollabRx’s stockholders. Instead, Ladenburg concluded that the analyses, taken as a whole, supported its determination. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Ladenburg’s view of the actual value of Medytox.

No company used in the above analyses as a comparison is directly comparable to Medytox. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which Medytox were compared and other factors that could affect the public trading value or transaction value of the companies involved.

Ladenburg performed its analyses for purposes of providing its opinion to the CollabRx board of directors. In performing its analyses, Ladenburg made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Ladenburg are based upon forecasts of future results furnished to Ladenburg by Medytox’s management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Ladenburg does not assume responsibility if future results are materially different from forecasted results.

Ladenburg’s analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, March 17, 2015. Accordingly, although subsequent developments may affect Ladenburg’s opinion, Ladenburg does not assume any obligation to update, review or reaffirm our opinion to the CollabRx board of directors or any other person.

In arriving at Ladenburg’s opinion, Ladenburg has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to Ladenburg and it has further relied upon the assurances of CollabRx’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and the financial projections reviewed, Ladenburg assumed that such information was reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which Ladenburg could make its analysis and form an opinion. Ladenburg has not evaluated the solvency or fair value of CollabRx under any applicable foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. Ladenburg has not physically inspected CollabRx’s or Medytox’s properties and facilities and has not made or obtained any evaluations or appraisals of CollabRx’s or Medytox’s assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities). Ladenburg has not attempted to confirm whether CollabRx or Medytox has good title to its assets.

Ladenburg assumed that the transaction will be consummated in a manner that complies in all respects with applicable foreign, federal, state and local laws, rules and regulations. Ladenburg has assumed that the final executed forms of the transaction documents will not differ in any material respect from the proposed final form documents Ladenburg reviewed and that the transaction will be consummated on the terms set forth in the transaction documents, without further amendments thereto, and without waiver by CollabRx of conditions to any of its obligations thereunder or in the alternative that any such amendments or waivers thereto will not be detrimental to CollabRx or its stockholders in any material respect. Ladenburg also assumed that the representations and warranties of the parties thereto contained in the transaction documents are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the transaction documents. Ladenburg has not been asked to, nor does Ladenburg, offer any opinion as to the non-financial contractual terms of the transaction documents or the prospect that the conditions set forth in the transaction documents will be satisfied.

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Board of Directors and Management After the Merger

Upon completion of the merger, the board of directors of the combined company will consist of seven (7) directors, including five (5) current members of the Medytox board of directors and two (2) current members of the CollabRx board of directors. Following the merger, the directors of the combined company will be as set forth in the table below, which also indicates whether the director currently serves on the Medytox or CollabRx board of directors:

Name and Position	Term	Prior Board Service
Thomas R. Mika, Chairman	Term ending at 2016 Annual Meeting	CollabRx
Seamus Lagan, director	Term ending at 2016 Annual Meeting	Medytox
Dr. Paul Billings, director	Term ending at 2016 Annual Meeting	CollabRx
Christopher Diamantis, director	Term ending at 2016 Annual Meeting	Medytox
Benjamin Frank, director	Term ending at 2016 Annual Meeting	Medytox
Michael L. Goldberg, director	Term ending at 2016 Annual Meeting	Medytox
Robert Lee, director	Term ending at 2016 Annual Meeting	Medytox

Upon completion of the merger,

•	Mr. Mika, CollabRx’s current Chairman of the Board, President, Chief Executive Officer, Acting Chief Financial Officer, Secretary and Treasurer, will serve as Chairman of the Board of the combined company and President of the CollabRx subsidiary of the combined company;

•	Seamus Lagan, Medytox’s current Chief Executive Officer and Director, will serve as Chief Executive Officer, President and Director of the combined company;

•	Sebastien Sainsbury, Medytox’s current Secretary, will serve as Secretary of the combined company; and

•	Samuel Mitchell, Medytox’s current Chief Operating Officer, will serve as Chief Operating Officer of the combined company.

Other officers of the combined company will be chosen from the existing management teams of Medytox and CollabRx.

Interests of Medytox’s Directors and Officers in the Merger

In considering the recommendation of the Medytox board of directors to Medytox stockholders to vote in favor of the merger agreement and the transactions contemplated thereby, including the merger, and the other matters to be acted upon by Medytox stockholders at the Medytox special meeting, Medytox stockholders should be aware that certain directors and executive officers of Medytox will have interests in the merger that may be different from, or in addition to, the interests of Medytox stockholders generally or which may conflict with the interests of Medytox stockholders. The Medytox board of directors was aware of these interests and considered them, among other matters, when it evaluated, supervised the negotiation of and approved the merger agreement and the transactions contemplated thereby, and in making its recommendations to Medytox’s stockholders. These interests are described in more detail and quantified below.

Ownership Interests

As of the record date, directors and executive officers of Medytox, together with their respective affiliates, were entitled to vote 2,380,000 Medytox shares of common stock, or approximately 7.7% of the Medytox voting power on that date. Assuming the merger had been completed as of such date, all directors and executive officers of Medytox, together with their respective affiliates, would own, in the aggregate, approximately 6.9% of the outstanding shares of common stock of the combined company.

For a more complete discussion of the ownership interests of the directors and executive officers of Medytox, see “Share Ownership of Certain Beneficial Owners, Management and Directors of Medytox” beginning on page 188.

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Option Grants

It is expected that the combined company will issue options to purchase up to 14,800,000 shares of common stock of the combined company to certain directors and executive officers of Medytox after the effective time. The issuance of these options will dilute the equity interests of the stockholders of the combined company.

Positions with the Combined Company

As described under “Board of Directors and Management After the Merger,” as of the effective time of the merger:

•	The board of directors of the combined company will include all of the current members of the Medytox board of directors and such directors, with the exception of Mr. Lagan, will receive cash and equity compensation for such service.

•	Mr. Lagan will be appointed Director, President and Chief Executive Officer of the combined company and Mr. Sainsbury will serve as Secretary of the combined company and Mr. Mitchell will serve as Chief Operating Officer of the combined company. Other officers of the combined company will be chosen from the existing management teams of Medytox and CollabRx and such officers are expected to receive compensation for such service.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, Medytox’s current and former directors and executive officers will be entitled to certain ongoing indemnification and coverage for six years after the effective time. See “The Merger Agreement-Indemnification and Insurance” beginning on page 97.

Combined Company Arrangements

It is possible that, prior to the effective time, some or all of Medytox’s executive officers may discuss or enter into agreements, arrangements or understandings with Medytox and CollabRx or any of their respective affiliates regarding their continuing employment with the combined company or one or more of its affiliates. As of the date of this joint proxy statement/prospectus, such discussions have not occurred and such agreements have not been entered into. No framework regarding compensation at the combined company has been agreed upon beyond what is provided for in the merger agreement (see “The Merger Agreement-Employee Benefits” beginning on page 98 for a summary of CollabRx’s obligations to Medytox employees during the specified periods following the effective time).

Voting Agreements

In connection with the merger agreement, each of Medytox’s officers and directors who held Medytox stock at the time and certain shareholders entered into a voting agreement with CollabRx pursuant to which, among other things and subject to the terms and conditions therein, such persons agreed to vote their shares of Medytox stock in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement, as described in more detail under “Voting Agreements.”

No Medytox “Golden Parachute” Compensation

There are not any agreements or understandings, whether written or unwritten, between any of Medytox’s named executive officers and either Medytox or CollabRx concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the merger. The merger will not constitute a change in control under the employment agreement of any of Medytox’s named executive officers or under the Medytox Solutions, Inc. 2013 Incentive Compensation Plan. Medytox has not entered into any new agreement or arrangement to provide additional compensation in connection with the merger and no additional payments to Medytox’s named executive officers are expected to be made in connection with the merger. Therefore, the advisory stockholder vote relating to “golden parachute compensation” otherwise required by Item 402(t) of Regulation S-K is not required with respect to Medytox’s named executive officers.

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Interests of CollabRx’s Directors and Officers in the Merger

In considering the unanimous recommendation of the CollabRx board of directors to vote in favor of the merger agreement and the transactions contemplated thereby, including the merger, and the other matters to be acted upon by CollabRx stockholders at the CollabRx special meeting, you should be aware that some of CollabRx’s directors and executive officers have interests in the merger that are different from, and in addition to, the interests of the CollabRx stockholders generally. The CollabRx board of directors was aware of and considered these potential interests, among other matters, in approving the merger agreement and the transactions contemplated thereby and in determining to recommend that the stockholders vote for approval of the merger agreement and the transactions contemplated thereby. The following discussion sets forth certain of these interests in the merger of each person who has served as a director or executive officer of CollabRx since the beginning of its last fiscal year.

Acceleration of Options and Settlement of Restricted Stock Units

As of [•], 2015, the latest practicable date before the printing of this joint proxy statement/prospectus, directors and executive officers of CollabRx held options to purchase an aggregate of [•] shares of CollabRx common stock. In connection with the consummation of the merger, options to purchase an aggregate of [•] shares of CollabRx common stock will vest in accordance with their terms.

As of [•], 2015, the latest practicable date before the printing of this joint proxy statement/prospectus, directors and executive officers of CollabRx held an aggregate of [•] restricted stock units. In connection with the consummation of the merger, all CollabRx restricted stock units will settle in accordance with their terms.

Employment Agreements with Executive Officers

In connection with the consummation of the merger, the existing employment agreements between CollabRx and each of Thomas Mika and Clifford Baron will be terminated, and a CollabRx subsidiary will enter into Employment Agreements with each of Messrs. Mika and Baron on substantially similar terms.

Ownership Interests

As of [•], 2015, the latest practicable date before the printing of this joint proxy statement/prospectus, directors and executive officers of CollabRx, together with their respective affiliates, beneficially owned and were entitled to vote approximately [•]% of the CollabRx shares outstanding on that date. Assuming the merger had been completed as of such date, all directors and executive officers of CollabRx, together with their respective affiliates, would beneficially own, in the aggregate, approximately [•]% of the outstanding shares of common stock of the combined company.

For a more complete discussion of the ownership interests of the directors and executive officers of CollabRx, see “Share Ownership of Certain Beneficial Owners, Management and Directors of CollabRx.”

Option Grants

It is expected that the combined company will issue options to purchase up to 1,900,000 shares of common stock of the combined company to certain directors and executive officers of CollabRx at the effective time. The issuance of these options will dilute the equity interests of the stockholders of the combined company.

Positions with the Combined Company

As described under “-Board of Directors and Management After the Merger,” as of the effective time of the merger the board of directors of the combined company will include two of the current members of the CollabRx board of directors and any non-employee director will receive cash and equity compensation for such service. Other officers of the combined company will be chosen from the existing management teams of Medytox and CollabRx and such officers are expected to receive compensation for such service. It is possible that, prior to the effective time, some or all of CollabRx’s executive officers may discuss or enter into agreements, arrangements or understandings with CollabRx regarding their continuing employment with the combined company or one or more of its affiliates. As of the date of this joint proxy statement/prospectus, such discussions have not occurred and such agreements have not been entered into. No framework regarding compensation at the combined company has been agreed upon beyond what is provided for in the merger agreement (see “The Merger Agreement-Employee Benefits” beginning on page 98 for a summary of CollabRx’s obligations to Medytox employees during the specified periods following the effective time).

Voting Agreements

In connection with the merger agreement, Thomas Mika entered into a voting agreement with Medytox pursuant to which, among other things and subject to the terms and conditions therein, Mr. Mika agreed to vote his shares of CollabRx common stock in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement, as described in more detail under “Voting Agreements.”

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Quantification of Payments to CollabRx’s Named Executive Officers

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K under the Exchange Act, which requires disclosure of information about certain compensation that may be provided to CollabRx’s named executive officers that is based on or otherwise relates to the merger. The amounts included in the table are estimates based on assumptions that may or may not prove accurate on the date the merger is consummated, and the other assumptions described in the footnotes to the table below. The amounts included in the table below reflect the aggregate amounts that may be payable to each of CollabRx’s named executive officers under employment agreements, equity incentive award agreements and the merger agreement. CollabRx has no obligation to pay any tax reimbursement in connection with the merger.

Golden Parachute Compensation - CollabRx

Name		Options Awards (3)
	Cash($)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date (2)
Thomas Mika	939,000(1)	3,267	–	$ 23.00	11/15/2016
		20,730	–	$ 21.00	12/18/2017
		43,692	–	$ 11.70	11/5/2018

Clifford Baron	100,000(2)	10,000	30,000	$ 3.22	3/5/2024
		5,625	9,375	$ 1.99	7/3/2024
		–	10,000	$ 0.75	12/8/2024

Smruti Vidwans	92,500(2)	–	10,000	$ 0.75	12/8/2024
		4,500	7,500	$ 1.99	7/3/2024
		15,000	15,000	$ 3.94	7/12/2022

George Lundberg	75,000(2)	–	5,000	$ 0.75	12/8/2024
		1,687	2,813	$ 1.99	7/3/2024
		7,500	7,500	$ 3.94	7/12/2022

(1)	Mr. Mika was paid a cash bonus of $150,000 upon execution of the Merger Agreement. In addition, Mr. Mika’s employment agreement states he will receive a payment equal to two times his then-prevailing base salary, plus an amount equal to two times the average annual incentive bonus paid to Mr. Mika for the three most recently completed fiscal years in which a cash bonus program covering Mr. Mika was in effect or a cash bonus was actually paid, plus 24 months of COBRA payments on a change of control, termination without cause or resigns for good reason. This severance would be payable in two equal lump sum payments, the first within 60 days following the date of separation and the second on the first anniversary of the date of separation.

(2)	The CollabRx Board has approved a severance program for executive officers which generally provides for severance in an amount equal to six month’s base salary in the event an executive officer’s employment is terminated by CollabRx without cause or resigns for good reason, however, in the event that an executive officer is terminated by CollabRx without cause or resigns for good reason within 12 months following a change of control, CollabRx will continue to pay such executive officer’s base salary for a period of 12 months. For purposes of the executive severance program, the terms “cause,” “good reason” and “change of control” generally have the same meanings given to such terms in the employment agreements.

(3)	As of June 30, 2015.

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Narrative Disclosure to Golden Parachute Compensation Table

The tabular disclosure set forth above assumes that each of the listed CollabRx named executive officers (i) is terminated without cause or resigns for good reason in connection with the proposed merger under circumstances that entitle such individual to severance payments under CollabRx’s severance policy, and (ii) becomes entitled to accelerated vesting and/or payment in respect of all unvested equity and equity-based awards held by such named executive officer on such date (excluding, for the avoidance of doubt, any additional awards that may be granted and any new compensatory arrangements that may be entered into prior to the closing date), in accordance with their terms and the merger agreement, regardless of whether the named executive officer’s employment is terminated.

Regulatory Approvals Required

Medytox and CollabRx have determined that no regulatory approvals are required in connection with the merger. However, Medytox and CollabRx cannot assure you that other government agencies or private parties will not initiate actions to challenge the merger before or after it is completed. Any such challenge to the merger could result in a court order enjoining the merger or in restrictions or conditions that would have a material adverse effect on the combined company following the merger if the merger is completed.

NASDAQ Listing of CollabRx Shares

CollabRx shares are currently listed on the NASDAQ Capital Market under the symbol “CLRX.” Pursuant to the terms of the merger agreement, CollabRx will file a listing of additional shares notification form with NASDAQ to list the CollabRx shares issuable in connection with the merger and will file a company event notification form with NASDAQ to change CollabRx’s company name to “Rennova Health, Inc.” and its trading symbol to “RNVA” effective as of the completion of the merger. Because the merger constitutes a change of control of CollabRx, CollabRx will file a new listing application with NASDAQ.

Delisting and Deregistration of Medytox Shares

Following the effective time of the merger, Medytox shares, which currently are quoted by the OTC Markets Group, Inc. in a non-NASDAQ over the counter market under the symbol “MMMS,” will cease trading on the over the counter market. In addition, following the effective time of the merger, Medytox common stock will be deregistered under the Exchange Act.

Resale of CollabRx Shares Received by Medytox Stockholders in the Merger

The CollabRx shares to be issued in connection with the merger will be freely transferable under the Securities Act, except for shares issued to any Medytox stockholders who may be deemed to be an “affiliate” of the combined company at the time of the closing of the merger. Persons who may be deemed to be affiliates include Medytox directors or executive officers who become directors or executive officers of the combined company after the merger as well as the principal stockholders of the combined company. This joint proxy statement/prospectus does not cover resales of CollabRx shares received by any person upon the completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

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Anticipated Accounting Treatment

The merger will be accounted for as a “reverse acquisition” pursuant to which Medytox will be considered the acquiring entity for accounting purposes in accordance with U.S. generally accepted accounting principles. As such, Medytox will allocate the total purchase consideration to CollabRx’s tangible and identifiable intangible assets and liabilities based on their relative fair values at the date of completion of the merger. Medytox’s historical results of operations will replace CollabRx’s historical results of operations for all periods prior to the merger. After completion of the merger, the results of operations of both companies will be included in the combined company’s financial statements. As required under applicable regulations under the Code, for certain consolidated tax return compliance and accounting purposes following the merger, CollabRx will calculate and file consolidated tax returns and certain financial statements as though Medytox was the surviving entity in the merger and as though Medytox were the parent to the new consolidated group. For all other purposes, CollabRx will be the surviving parent to the new consolidated group.

Material Relationships with Financial Advisors

CollabRx has previously engaged Cantor Fitzgerald as an advisor, and in the last two years has paid Cantor Fitzgerald approximately $51,000.

CollabRx has engaged Aegis Capital as an advisor. In connection with its June 2014 offering, CollabRx paid Aegis Capital approximately $196,000 and issued it 27,405 warrants to purchase common stock. In connection with its February 2015 offering, CollabRx paid Aegis Capital approximately $484,000 and issued it 4,371,200 warrants to purchase common stock. In connection with its March 2015 offering, CollabRx paid Aegis Capital approximately $322,000 and issued it 70,866 warrants to purchase common stock. In connection with this merger, CollabRx expects to pay Aegis $525,000 and common stock valued at $1 million.

CollabRx has not previously engaged Ladenburg and does not have a material relationship with Ladenburg.

Appraisal and Dissenters’ Rights

CollabRx: Appraisal rights are statutory rights under Delaware law that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Appraisal rights are not available to CollabRx stockholders in connection with the merger or any of the other transactions described in this joint proxy statement/prospectus.

Medytox: Medytox stockholders are entitled to appraisal rights and payment for the fair value of their shares in connection with the merger if they properly exercise their dissenters’ rights under the provisions of Sections 92A.300 — 92A.500 of the Nevada Revised Statutes, attached to this document as Annex B. If you want to exercise these rights, you must deliver to Medytox written notice of your intent to demand payment for your shares before the vote is taken on the merger and you must not vote any of your shares in favor of the merger. You must also comply with the other requirements set forth in Annex B. Strict adherence to all of the requirements set forth in Annex B must be followed by dissenting stockholders and the failure to do so will result in forfeiture of their rights to payment, and cause such stockholders to be bound by the terms of the merger, including receipt of the merger consideration. Please read the attached Annex B carefully if you are considering dissenting.

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THE MERGER AGREEMENT

The following is a summary of the material terms of the Agreement and Plan of Merger, dated as of April 15, 2015, among Medytox Solutions, Inc., CollabRx, Inc. and CollabRx Merger Sub, Inc., which is referred to as the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified in its entirety by reference to the complete merger agreement which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not this summary or any other information contained in this joint proxy statement/prospectus. All stockholders of Medytox and CollabRx are urged to read the merger agreement carefully and in its entirety.

Structure of the Merger and Concurrent Transactions

Subject to the terms and conditions of the merger agreement and in accordance with Nevada law, CollabRx Merger Sub, Inc., a wholly owned subsidiary of CollabRx that was formed for the purpose of the merger, will be merged with and into Medytox with Medytox surviving the merger and becoming a wholly owned subsidiary of CollabRx. Accordingly, after the effective time of the merger, shares of Medytox common stock will no longer be publicly traded.

In addition, concurrently with the effective time of the merger CollabRx will contribute all of its assets (other than its newly acquired ownership interest in Medytox) to a newly organized, wholly owned subsidiary of CollabRx (and sister company of Medytox after the effective time of the merger) referred to under the merger agreement as New Sub. Concurrently with the foregoing contribution of assets to New Sub, New Sub will assume all of the obligations and liabilities of CollabRx as of the effective time of the merger. The foregoing contribution of CollabRx’s assets to New Sub is referred to as the New Sub asset contribution.

As a result of the preceding transactions, at the effective time of the merger CollabRx will be the parent company of two operating businesses, Medytox by virtue of the merger and New Sub (comprised of CollabRx’s assets prior to the merger) by virtue of the foregoing contribution of assets and assumption of liabilities.

Finally, prior to or concurrently with the effective time of the merger CollabRx will change its name to Rennova Health, Inc. (referred to in this joint proxy statement/prospectus as Rennova Health) and New Sub will be re-named and continue operating as CollabRx. For purposes of simplicity, this summary of the merger agreement continues to refer to CollabRx and New Sub by their names under the merger agreement and does not give effect to the foregoing name change.

Closing and Effective Time of the Transactions

The closing will occur as soon as practicable, but in no event later than three business days after the day on which each of the conditions to closing set forth in the merger agreement has been satisfied or waived, unless Medytox and CollabRx agree to a different date. The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Nevada or such later time as may be agreed upon by Medytox and CollabRx and as specified in the articles of merger. The New Sub asset contribution will be automatically effective upon the effective time of the merger. See “Conditions to Completion of the Merger” beginning on page 99 for a more complete description of the conditions that must be satisfied or waived.

Merger Consideration

Merger Sub

At the effective time, each share of common stock of Merger Sub issued and outstanding immediately prior to such effective time will be converted into one share of common stock of the surviving corporation.

Medytox

Reverse Stock Split. As a condition to the obligation of Medytox to close the merger, prior to the effective time CollabRx will effect a reverse stock split of its outstanding shares of common stock such that every 2.5 to 10 outstanding shares of CollabRx common stock will be converted into 1 outstanding share of CollabRx common stock. The foregoing reverse stock split will have a corresponding effect on the number of shares of CollabRx common stock which are issuable upon exercise of outstanding CollabRx stock options.

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Medytox Common Stockholders. As a result of the merger, at the effective time, holders of Medytox common stock will be entitled to receive such number of shares of CollabRx common stock as determined by the exchange ratio. Under the merger agreement, the exchange ratio will be determined immediately prior to the closing based on the following formula: the product of nine times the number of shares of CollabRx common stock outstanding immediately prior to the merger on a fully diluted basis (after giving effect to the CollabRx reverse stock split), divided by the number of shares of Medytox common stock outstanding immediately prior to the merger on a fully diluted basis, which would include all shares of Medytox common stock subject to Medytox stock options which are outstanding as of the closing date (as discussed further below under “Medytox Stock Options, Other Equity-Based Awards and the D&D Convertible Note”). Applying the foregoing exchange ratio at the closing of the merger will result in the holders of Medytox common stock on a fully diluted basis immediately prior to the closing collectively owning 90% of the outstanding shares of CollabRx common stock immediately following the closing on a fully diluted basis and the holders of CollabRx common stock on a fully diluted basis immediately prior to the closing collectively owning 10% of the outstanding shares of CollabRx common stock immediately following the closing on a fully diluted basis.

However, by agreement of the parties the foregoing division of ownership immediately following the closing excludes certain outstanding derivative securities which will be issued by CollabRx in connection with the closing as follows: shares of CollabRx common stock issuable under (1) the D&D Convertible Note (as discussed further below under “Medytox Stock Options, Other Equity-Based Awards and the D&D Convertible Note”); (2) the newly issued shares of CollabRx Series B, D and E preferred stock (as discussed further below under “Merger Consideration”); (3) new CollabRx stock options the grant of which may be approved by the CollabRx board prior to the Closing and which would be issued at the closing (as discussed further below under “Medytox Stock Options, Other Equity-Based Awards and the D&D Convertible Note”); and (4) new CollabRx stock options the grant of which may be approved by the CollabRx board at the closing and which would be issued immediately following the closing (as discussed further below under “Medytox Stock Options, Other Equity-Based Awards and the D&D Convertible Note”). As a consequence of their exclusion from the formula for determining the exchange ratio described in the preceding paragraph, upon conversion into or exercise for shares of CollabRx common stock, such derivative securities will have a dilutive effect on the 90%/10% division of ownership in effect immediately following the effective time. The derivative securities described in this paragraph are referred to in this joint proxy statement/prospectus as the excluded CollabRx securities.

Fractional Shares of Common Stock. CollabRx will not issue any fractional shares of CollabRx common stock pursuant to the merger. Instead, Medytox stockholders who would have otherwise have been entitled to receive a fraction of a share of CollabRx common stock shall receive, in lieu of such fractional share, one whole share of CollabRx common stock.

Medytox Holders of Preferred Stock. At the effective time of the merger, holders of Medytox preferred stock will be entitled to receive shares of CollabRx preferred stock as follows:

•	each share of Medytox Series B Non-Convertible Preferred Stock outstanding immediately prior to the effective time of the merger shall be converted into the right to receive one share of CollabRx Series B Convertible Preferred Stock (for a description of the terms of the CollabRx Series B Convertible Preferred Stock, see below under “Description of Capital Stock”);

•	each share of Medytox Series D Convertible Preferred Stock outstanding immediately prior to the effective time of the merger shall be converted into the right to receive one share of CollabRx Series D Convertible Preferred Stock (for a description of the terms of the CollabRx Series D Convertible Preferred Stock, see below under “Description of Capital Stock”); and

•	each share of Medytox Series E Convertible Preferred Stock outstanding immediately prior to the effective time of the merger shall be converted into the right to receive one share of CollabRx Series E Convertible Preferred Stock (for a description of the terms of the CollabRx Series E Convertible Preferred Stock, see below under “Description of Capital Stock”).

As discussed above, none of the shares of common stock issuable upon any conversion of CollabRx series B, D or E preferred stock are included in the 90%/10% division of ownership which will be in effect upon the closing of the merger. The CollabRx common stock received based on the exchange ratio and the CollabRx preferred stock received in exchange for the Medytox preferred stock, together with any additional whole shares of CollabRx common stock received in lieu of any fractional shares, are referred to as the merger consideration and the issuance by CollabRx of the merger consideration at the effective time of the merger to the applicable holders of Medytox common stock and preferred stock is referred to as the CollabRx share issuance.

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CollabRx

CollabRx Common Stockholders. CollabRx stockholders will continue to own their existing shares of CollabRx common stock after the merger (representing 10% of the outstanding shares of CollabRx common stock immediately after the effective time of the merger on a fully diluted basis, excluding the excluded CollabRx securities). CollabRx stockholders should not send in their stock certificates in connection with the merger.

Exchange of Shares

Before the effective time, CollabRx will appoint an exchange agent reasonably acceptable to Medytox to handle the exchange of Medytox common stock and Medytox preferred stock pursuant to the merger for CollabRx common stock and CollabRx preferred stock and the issuance of any whole shares of CollabRx common stock in lieu of fractional shares. Promptly after the effective time, CollabRx will send or cause the exchange agent to send to each holder of Medytox common stock and Medytox preferred stock a letter of transmittal for use in the exchange and instructions explaining how to surrender stock certificates or transfer uncertificated shares of Medytox common stock and Medytox preferred stock to the exchange agent. Holders of Medytox common stock and Medytox preferred stock that surrender their stock certificates or transfer their uncertificated shares to the exchange agent, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Medytox stockholders should not return stock certificates with the enclosed proxy card. In order to facilitate the foregoing exchange, on or as soon as reasonably practicable following the effective time CollabRx shall deposit with the exchange agent, in trust for the benefit of holders of Medytox common stock and/or Medytox preferred stock, book-entry shares (or certificates if requested) representing the CollabRx common stock and CollabRx preferred stock comprising the merger consideration.

After the effective time, holders of unexchanged shares of Medytox common stock and/or preferred stock will not be entitled to receive any dividends or other distributions payable by CollabRx after the closing until their shares of Medytox common stock and/or preferred stock are surrendered. However, once those shares are surrendered, CollabRx will pay the holder, without interest, any dividends with a record date after the effective time that were previously paid to holders of CollabRx common stock and/or preferred stock and will pay the holder (on the appropriate payment date) dividends on CollabRx common stock and/or preferred with a record date after the effective time but prior to surrender and a payment date subsequent to such surrender.

Any portion of the exchange fund that remains unclaimed by the Medytox stockholders for one year after the effective time will be delivered to CollabRx. Any holder of Medytox common stock or Medytox preferred stock that has not complied with the terms of exchange procedures in the merger agreement will thereafter look only to CollabRx for payment of the merger consideration, without any interest thereon.

Each of the exchange agent, CollabRx and Medytox shall be entitled to deduct and withhold from the merger consideration otherwise payable to any Medytox stockholder pursuant to the merger agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any applicable provision of federal, state, local or foreign tax law.

Medytox Stock Options, Other Equity-Based Awards and the D&D Convertible Note.

Medytox Option Holders. At the effective time of the merger, each outstanding option issued by Medytox to purchase shares of Medytox common stock will be converted into an option to purchase shares of CollabRx common stock on the same terms and conditions as were applicable before the merger (including expiration date, vesting conditions, and exercise provisions, but taking into account any changes to such options under the terms of the Medytox plan or award document, including any acceleration of such options, by reason of the merger) except that each option will allow the holder thereof to purchase a number of shares of CollabRx common stock equal to (1) the number of shares of Medytox common stock subject to the Medytox option before the completion of the merger multiplied by (2) the exchange ratio, rounded, if necessary, to the nearest whole share of CollabRx common stock. In addition, at the effective time of the merger, each Medytox option that has been so converted into an option to purchase shares of CollabRx common stock will have an exercise price per share equal to (1) the exercise price per share of Medytox common stock purchasable pursuant to the Medytox option before the completion of the merger divided by (2) the exchange ratio, rounded, if necessary, up to the nearest whole cent. These Medytox stock options, as converted at the effective time into options to purchase shares of CollabRx common stock (and referred to as converted CollabRx stock options), will continued to be subject to the terms of the Medytox 2013 Incentive Compensation Plan (which will be assumed by CollabRx at the effective time of the merger and is referred to as the Medytox stock plan) and are included in the 90% ownership of CollabRx common stock the former stockholders of Medytox will have upon the closing of the merger.

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CollabRx Holders of Restricted Stock Units. Prior to the effective time of the merger, CollabRx shall take such actions as may be necessary to cause each and every restricted stock unit of CollabRx to settle in accordance with its terms. These CollabRx restricted stock units, as so settled, are included in the 10% ownership of CollabRx common stock the existing stockholders of CollabRx will have upon the closing of the merger.

CollabRx Option Holders. Holders of CollabRx stock options and/or warrants will continue to hold such options and/or warrants after the merger. The terms and conditions of such options and warrants will remain unchanged, including with respect to vesting schedule. These CollabRx stock options and/or warrants, on an as-exercised basis, are included in the 10% ownership of CollabRx common stock the existing stockholders of CollabRx will have upon the closing of the merger.

New CollabRx Stock Options. The merger agreement contemplates that at or following the effective time of the merger CollabRx may issue additional options (referred to as the post-closing stock options) to purchase shares of CollabRx common stock, none of which (as discussed above) will be included in the 90%/10% division of ownership of CollabRx common stock which will be in effect upon the closing of the merger, as follows:

•	prior to or at the effective time of the merger, it is expected that the CollabRx board will issue stock options to certain employees and directors of and/or consultants to CollabRx under CollabRx’s 2007 Stock Plan (as such plan is discussed further below under “CollabRx Proposal No. 4”), but the number of shares of CollabRx common stock issuable upon exercise of any such options will not exceed the product of 3% times the number of shares of CollabRx common stock outstanding immediately following the effective time of the merger on a fully diluted basis (but excluding the excluded CollabRx securities); and

•	following the effective time of the merger, it is expected that the CollabRx board will issue further options to purchase up to 14,800,000 shares of CollabRx common stock under the CollabRx 2007 Stock Plan.

D&D Convertible Note. Medytox has issued a 10% Convertible Non-Negotiable Senior Promissory Note, dated as of December 31, 2014, in the principal amount of $3,000,000 to D&D Funding II, LLC. At the election of D&D Funding the note is convertible into Medytox common stock and warrants to acquire Medytox common stock based on the market price of Medytox common stock at the time of conversion (but giving effect to a 25% discount on such market price). The terms of the D&D Convertible Note are discussed further below under “Medytox Related Person Transactions”. Following the effective time of the merger the D&D Convertible Note will continue as an obligation of Medytox, but it will be and become convertible into shares of CollabRx common stock and warrants to acquire CollabRx common stock (in lieu of shares of Medytox common stock and warrants to acquire Medytox common stock) based on the same conversion price.

Listing of CollabRx Stock

CollabRx has agreed to cause the shares of CollabRx common stock to be issued in connection with the merger and such other shares to be reserved for issuance in connection with the merger to be approved for listing on the NASDAQ. The approval for listing of these shares on the NASDAQ is a condition to the obligations of Medytox and CollabRx to complete the merger, subject only to official notice of issuance. Because the merger constitutes a change of control of CollabRx, CollabRx will file a new listing application with NASDAQ.

Governance Structure After the Merger

Prior to the effective time of the merger the size of the CollabRx board will be increased by resolution of the CollabRx Board to seven members.

The merger agreement contemplates that immediately following the effective time of the merger those seven members of the CollabRx Board will be as follows: Thomas R. Mika, Seamus Lagan, Dr. Paul Billings, Christopher Diamantis, Benjamin Frank, Michael L. Goldberg and Robert Lee (such CollabRx board members are further discussed below under “Management of the Combined Company Following the Merger”). Of the foregoing individuals, Mr. Mika and Dr. Billings were members of the CollabRx board prior to the effective time of the merger.

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CollabRx and (assuming the merger is closed) certain former stockholders of Medytox who will be stockholders of CollabRx immediately following the effective time of the merger have entered into a stockholders agreement with Mr. Mika regarding board composition as follows:

•	at each annual or special meeting of the stockholders of CollabRx at which directors are to be elected to the CollabRx board, CollabRx will nominate and use commercially reasonable efforts to cause the stockholders of CollabRx to elect to the CollabRx Board a slate of directors which includes two members designated by Mr. Mika, one of whom shall be a senior executive of CollabRx and the other of whom shall be independent; and

•	at any such meeting of the stockholders the stockholders party to the stockholders agreement (other than Mr. Mika) will vote their shares of CollabRx common stock (in person or by proxy) in favor of the two individuals so designated by Mr. Mika to be members of the CollabRx board.

The foregoing obligations of the combined company and such stockholders relating to Mr. Mika and his designee will continue until the first anniversary of the closing date of the merger (but could be terminated earlier in certain circumstances specified under the stockholders agreement).

The merger agreement also sets forth the officers of CollabRx immediately following the effective time of the merger and allowed for a change of such officers. See Board of Directors and Management After the Merger on page 79 for a list of the officers of the combined company after the merger.

Amendments to the CollabRx Certificate of Incorporation

In connection with the merger, CollabRx’s certificate of incorporation will be amended as of the effective time in the form attached to this joint proxy/prospectus as Annex G in order to (1) change the name of CollabRx to “Rennova Health, Inc.”, (2) effect the reverse stock split of the outstanding shares of CollabRx’s common stock (as discussed further above under “Merger Consideration”) and (3) increase the authorized shares of CollabRx common stock in an amount sufficient to permit CollabRx to perform its obligations under the merger agreement relating to the merger consideration, the converted CollabRx stock options which are being assumed by CollabRx at the effective time of the merger, the post-closing stock options and the shares of CollabRx common stock issuable upon any conversion of the D&D Convertible Note, as discussed above under “Medytox Stock Options, Other Equity-Based Awards and the D&D Convertible Note”.

Also in connection with the merger, out of the shares of Preferred Stock authorized under CollabRx’s certificate of incorporation the CollabRx board will be designating the terms of and filing Certificates of Designation for the new Series B Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock (as discussed further above under “Merger Consideration”).

Representations and Warranties

The merger agreement contains a number of substantially reciprocal representations and warranties made by and to CollabRx and Merger Sub, on the one hand, and Medytox, on the other hand. The assertions embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations as agreed by CollabRx and Medytox in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocation of risk between the respective parties rather than establishing matters of facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Representations made by and to CollabRx and Merger Sub, on the one hand, and Medytox, on the other hand, in the merger agreement relate to, among other things:

•	organization, standing and power, organizational documents, subsidiaries;

•	capital structure;

•	corporate authority to enter into the merger agreement and complete the merger;

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•	governmental filings, no violations of law;

•	company reports, financial statements;

•	absence of certain changes;

•	no undisclosed material liabilities;

•	litigation;

•	compliance with laws;

•	properties;

•	contracts;

•	employee benefit plans;

•	labor matters and other employment matters;

•	tax;

•	intellectual property;

•	environmental matters;

•	insurance;

•	regulatory matters, permits;

•	interested party transactions;

•	information;

•	company ownership of parent securities;

•	brokers and finders;

•	related entity representations;

•	tax-free reorganization/contributions; and

•	no additional representations.

Significant portions of the representations and warranties of CollabRx and Medytox are qualified as to “materiality” or “material adverse effect”. For purposes of the merger agreement, a material adverse effect means, when used in connection with CollabRx or Medytox, any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the applicable entity, taken as a whole; provided, however, that a material adverse effect does not include events occurrences, facts, conditions or changes arising out of or relating to or resulting from:

(i)	changes generally affecting the economy, financial or securities markets;

(ii)	the announcement of the transaction contemplated by or compliance with the terms of the merger agreement;

(iii)	any outbreak or escalation of war or any act of terrorism;

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(iv)	general conditions in the industry in which CollabRx or Medytox, as applicable, operate;

(v)	any change in laws or the interpretation of such laws or GAAP or the interpretation of GAAP;

(vi)	disclosures under the disclosure schedules of CollabRx or Medytox, as applicable;

(vii)	in the case of CollabRx only, the circumstances set forth in the Form 8-K filed by CollabRx with the SEC on November 24, 2014 and Form 8-K filed by CollabRx with the SEC on December 31, 2014; or

(viii)	in the case of CollabRx only, CollabRx’s shortage in cash.

The representations and warranties in the merger agreement do not survive the completion of the merger or the termination of the merger agreement.

Conduct of Business by CollabRx and Medytox

Each of CollabRx and Medytox has undertaken a separate covenant that places restrictions on its and its subsidiaries conduct of business until the effective time or, if earlier, the date the merger agreement is terminated. In general, each of CollabRx and Medytox is required to and shall cause its subsidiaries to (i) conduct its business in all material respects in the usual, regular and ordinary course in substantially the same manner as prior to the merger agreement; and (ii) to the extent consistent with the foregoing obligation, use reasonable best efforts to maintain and preserve intact its business organization, employees, advantageous business relationships (including with its customers and suppliers), Medytox permits or CollabRx permits, as applicable, and retain the services of its key officers and key employees (in the case of CollabRx, including Thomas R. Mika).

In addition, as soon as practicable following the date of the merger agreement, CollabRx and Medytox agreed to cooperate in good faith to prepare and mutually agree on a monthly cash budget for CollabRx relating to each monthly period prior to the closing date and agreed that CollabRx would conduct its business at all times prior to the closing date in accordance with such monthly cash budget, provided, the parties agreed that such monthly cash budget would contemplate variances from the same mutually agreed by the parties in good faith which would not require Medytox’s prior consent and that, in all events, if the monthly cash budget is not mutually agreed by the parties, cash expenditures by CollabRx prior to the closing date would be limited to an aggregate maximum amount of $600,000 per month excluding (i) reasonable expenses related to the transactions contemplated by the merger agreement (including any disputes or litigation related to such transactions), (ii) compliance with laws and/or compliance with investigations or review by any governmental entity, (iii) repayment of principal and accrued interest under currently outstanding promissory notes in favor of certain third parties, copies of which have been made available to Medytox, and (iv) expenses related to the engagement of one of the strategic consulting firms previously disclosed to Medytox, at a rate not to exceed $500,000 per year. During January 2015, CollabRx and Medytox agreed on a monthly cash budget for CollabRx.

The companies have also agreed to certain specific restrictions which (subject to exceptions described in the merger agreement) are substantially, but not entirely, reciprocal, because, in a number of instances, an action is applicable to only one of the companies by nature. Certain of the activities that each company has agreed not to do, and to cause its subsidiaries not to do, without the prior written consent of the other (which shall not be unreasonably withheld, conditioned or delayed), are as follows:

•	declare, set aside or pay any dividends; split, combine or reclassify any of its capital stock or issue any securities in respect of shares of its capital stock, except upon the exercise of stock options or settlement of stock units or conversion of convertible securities in accordance with their terms; or purchase or redeem any shares of its capital stock, or any rights, warrants or options to acquire any such shares or other securities;

•	issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of its common stock upon the exercise of stock options or vesting of restricted shares or conversion of convertible securities, in each case that are outstanding as of the date of the merger agreement, or the issuance of the stock options and/or the D&D Convertible Note discussed above under “Medytox Stock Options, Other Equity-Based Awards and the D&D Convertible Note”);

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•	amend its articles of incorporation, bylaws or other comparable organizational documents or the organizational documents of any of its subsidiaries;

•	acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of, or by any other manner, any business or any person, or otherwise acquire or agree to acquire any assets in each case, except for acquisitions of inventory or other assets (other than property, plant and equipment) in the ordinary course of business consistent with past practice;

•	sell, assign, transfer, lease, license, mortgage or otherwise encumber or subject to any lien (other than permitted liens), or otherwise dispose of any of its properties or assets or create any security interest in such assets or properties, in each case, other than in the ordinary course of business consistent with past practice;

•	incur, redeem, prepay, repurchase, defease, cancel, or modify the terms of, any indebtedness or assume, guarantee or endorse, or otherwise become responsible for the indebtedness of any person (other than any of its wholly owned subsidiaries);

•	make any loans or advances to any person other than its wholly owned subsidiaries or as a result of ordinary advances and reimbursements to employees;

•	change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, in each case, in effect on the date of this merger agreement, except as required by changes in GAAP or regulatory accounting principles;

•	make investments in persons (other than in any of its wholly owned subsidiaries or any related entity) in excess of $50,000 in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment or acquisition;

•	make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any amended tax return, enter into any closing agreement with respect to taxes, settle any material claim or assessment from a taxing authority or surrender any right to claim a refund of a material amount of taxes;

•	subject to certain exceptions, terminate or waive any material provision of any material contract other than normal renewals of such contracts without materially adverse changes, additions or deletions of terms, or enter into or renew any agreement or contract or other binding obligation of the company or its subsidiaries containing (i) any restriction on the ability of the company and its subsidiaries, or, after the effective time of the merger, CollabRx and its Subsidiaries (including Medytox), to conduct their businesses as presently conducted or currently contemplated to be conducted after the effective time of the merger or (ii) any restriction on the company or its subsidiaries, or, after the effective time of the merger, CollabRx and its subsidiaries (including Medytox), in engaging in any type of activity or business;

•	(i) incur any capital expenditures or (ii) enter into any contract obligating the Company (or any of its Subsidiaries) to make capital expenditures, except for, in each case, capital expenditures not in excess of $50,000 in the aggregate;

•	except as required by agreements or instruments in effect on the date of the merger agreement, alter in any material respect, fail to satisfy or enter into any commitment to alter in any material respect, any material interest in any corporation, association, joint venture, partnership or business entity in which the company directly or indirectly holds any equity or ownership interest on the date of the merger agreement;

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•	except as required by the terms of benefit plans or employment agreements as in effect on the date of the merger agreement or as required by applicable law or as provided by the merger agreement, or as in the ordinary course of business consistent with past practice, (i) grant or pay to any current or former director, officer, employee or consultant of the company or any of its subsidiaries any increase in compensation, except for annual or promotional salary or wage increases in the ordinary course of business consistent with past practice not to exceed, in the aggregate for all such increases, 10% of the aggregate wage and salary expense for the prior year to the company and its subsidiaries on a consolidated basis; (ii) grant, pay, promise to pay, or enter into any benefit plan or employment agreement to pay, to any current or former director, officer, employee, consultant or service provider of the company or any of its subsidiaries any severance, retention, change in control or termination pay or any increase in actual or potential severance, retention, change in control or termination pay; (iii) increase the compensation or benefits provided or payable under any benefit plan or employment agreement; (iv) modify the terms of any equity-based award granted under any stock plan; (v) make any discretionary contributions or payments with respect to any benefit plan or employment agreement to any trust or other funding vehicle; (vi) accelerate the payment or vesting of any payment or benefit provided or to be provided to any director, officer, employee or consultant of the company or any of its subsidiaries or otherwise pay any amounts not due such individual; (vii) enter into any new or amend or modify any existing employment agreement (or agreement that would be an employment agreement if in effect on the date of the merger agreement), other than employment agreements for new hires with an annual compensation not exceeding $50,000 in the aggregate; (viii) establish any new or amend or modify any existing benefit plans (or plans that would be a benefit plan if in effect on the date of the merger agreement); or (ix) establish, adopt or enter into any collective bargaining agreement;

•	subject to certain exceptions, pay, discharge, settle, waive, release or assign or compromise any legal action, litigation, arbitration, suit, investigation or proceeding, other than any such payment, discharge, settlement or compromise (i) that involves solely money damages in an amount not in excess of $50,000 in the aggregate, and that does not create binding precedent for other pending or potential legal action, litigation, arbitration or proceeding, or (ii) pursuant to the terms of any contract in effect on the date of the merger agreement;

•	take any action, or knowingly fail to take any action within its control, which action or failure to act would reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code or as a contribution governed by Section 351 of the Internal Revenue Code;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the company or any of its subsidiaries (other than the merger);

•	fail to maintain in full force and effect the material insurance policies covering the company and its subsidiaries and their respective properties, assets and business in a form and amount consistent with past practices;

•	enter into any hedging contracts not in the ordinary course of business consistent with past practice;

•	fail to comply in all material respects with the Securities Act, the Exchange Act or the Sarbanes-Oxley Act in respect of all SEC Documents filed with or furnished to, as applicable, the SEC;

•	purchase or otherwise acquire, directly or indirectly (including by way of providing financing), any equity interests in Medytox, CollabRx or any of Medytox’s or CollabRx’s subsidiaries; or

•	commit or agree to take any of the foregoing actions.

Stockholder Meetings and Board Recommendations

Medytox has agreed, subject to applicable law and the terms of the merger agreement (including the exceptions described below under “No Solicitation”), that it will:

•	use reasonable best efforts to cause the Medytox stockholder meeting to be duly called and held as soon as reasonably practicable after the Form S-4 is declared effective to secure the Medytox stockholder approval (as defined below);

•	cause the joint proxy statement/prospectus to contain the recommendation of the Medytox board that the Medytox stockholders (consisting of a majority of each of the holders of Medytox’s common stock, Series D Convertible Preferred Stock and series E Convertible Preferred Stock, voting as separate classes, and all of the holders of Medytox’s Series B Non-convertible Preferred Stock, voting as a separate class) approve the merger agreement and the transactions contemplated under the merger agreement and the merger (the “Medytox stockholder approval”); and

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•	use reasonable best efforts to solicit and obtain the Medytox stockholder approval, and not fail to make the foregoing recommendation or withdraw, amend, modify or materially qualify, in a manner adverse to CollabRx, such recommendation or make any public statement inconsistent with such recommendation (any such action is a “change in Medytox recommendation”).

CollabRx has agreed, subject to applicable law and the terms of the merger agreement (including the exceptions describe below under “No Solicitation”), that it will:

•	use reasonable best efforts to cause the CollabRx stockholder meeting to be duly called and held as soon as reasonably practicable after the Form S-4 is declared effective to secure the CollabRx stockholder approval (as defined below);

•	cause the joint proxy statement/prospectus to contain the recommendation of the CollabRx board that the CollabRx stockholders (consisting of a majority of the holders of CollabRx’s common stock) approve the following items to the extent necessary under applicable laws and regulations:

•	the merger agreement and the transactions contemplated under the merger agreement (including the CollabRx share issuance and the New Sub asset contribution) and the merger;

•	the filing by CollabRx of Certificates of Designation relating to the portion of the merger consideration consisting of CollabRx Series B Convertible Preferred Stock, CollabRx Series D Convertible Preferred Stock and CollabRx Series E Convertible Preferred Stock;

•	an amendment to CollabRx’s certificate of incorporation to: (1) change the name of CollabRx to “Rennova Health, Inc.”; (2) effect the Reverse Stock Split; and (3) increase the authorized shares of CollabRx common stock in an amount sufficient to permit CollabRx to perform its obligations under the merger agreement relating to the merger consideration, the converted CollabRx stock options, the post-closing stock options and the D&D Convertible Note;

•	the Medytox stock plan; and

•	the election of the directors of CollabRx immediately following the effective time consistent with the summary above under “Governance Structure After the Merger” (the foregoing comprising the “CollabRx stockholder approval”); and

•	use reasonable best efforts to solicit and obtain the CollabRx stockholder approval, and not fail to make the foregoing recommendation or withdraw, amend, modify or materially qualify, in a manner adverse to Medytox, such recommendation or make any public statement inconsistent with such recommendation (any such action is a “change in CollabRx recommendation”).

No Solicitation

Each of CollabRx and Medytox has agreed that it shall not, and shall cause its subsidiaries not to, and shall not authorize or permit its and its subsidiaries’ representatives to, directly or indirectly, solicit, initiate or knowingly take an action to facilitate or encourage the submission or the making of any proposal that could reasonably be expected to lead to any proposal or offer with respect to a purchase, merger, reorganization, share exchange, consolidation, business combination, tender offer, liquidation, dissolution, extraordinary dividend or similar transaction involving 25% or more of the fair market value of the party’s consolidated assets or to which 25% or more of the party’s net revenues or net income on a consolidated basis are attributable, 25% or more of the consolidated assets of the party, taken as a whole or 25% or more of the voting equity interests of a party. Any such proposal or offer, other than with respect to a transaction permitted by the covenants described above under “Conduct of the Business of CollabRx and Medytox”, is referred to in this joint proxy statement/prospectus as an “acquisition proposal”.

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Each of CollabRx and Medytox has further agreed that it will not, and that it will cause its subsidiaries not to, and will not authorize or permit its and its subsidiaries’ representatives to, in each case except as permitted below:

•	conduct or engage in any discussions or negotiations with, disclose any non-public information relating to such party or any of its subsidiaries to, afford access to the business, properties, assets, books or records of such party or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any acquisition proposal;

•	amend or grant any waiver (other than any wavier, as required by law, of any “don’t ask don’t waive” provisions of any standstill agreements now in effect) or release under any standstill or similar agreement with respect to any class of equity securities of such party or any of its subsidiaries;

•	enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any acquisition proposal (each, an “adverse acquisition agreement”); or

•	recommend an acquisition proposal or fail to recommend against acceptance of any tender offer or exchange offer for the shares of such party’s common stock constituting an acquisition proposal within ten business days after the commencement of such offer.

Notwithstanding the restrictions described above, neither CollabRx nor Medytox is prohibited from:

•	complying with Rule 14d-9 or Rule 14e-2 under the Securities Exchange Act of 1934;

•	prior to the receipt of the CollabRx stockholder approval or the Medytox stockholder approval, as applicable, (1) participating in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited acquisition proposal in writing that the board of such party believes in good faith, after consultation with outside legal counsel, constitutes or would reasonably be expected to result in a superior proposal (as defined below); and (2) thereafter furnishing to such third party non-public information relating to such party or any of its subsidiaries pursuant to an executed confidentiality agreement that constitutes an acceptable confidentiality agreement (as such agreement is defined under the merger agreement), but in either case only if:

•	such party shall have delivered to the other party a prior written notice advising such other party that it intends to take any of such actions; and

•	any non-public information relating to such party or any of its subsidiaries made available to such third party shall have been previously made available to the other party or is made available to the other party prior to, or concurrent with, the time such information is made available to such third party;

•	following receipt of and on account of a superior proposal, make a change in CollabRx recommendation or change in Medytox recommendation, as applicable (in either case, an “adverse recommendation change”), or enter into (or permit any subsidiary to enter into) an adverse acquisition agreement, but only if:

•	such party promptly notifies the other party, in writing, at least four business days (the “notice period”) before making an adverse recommendation change or entering into (or causing a subsidiary to enter into) an adverse acquisition agreement of its intention to take such action with respect to a superior proposal, which notice shall state expressly that the party has received an acquisition proposal that the party’s board intends to declare a superior proposal and that the party’s board intends to make an adverse recommendation change and/or the party intends to enter into an adverse acquisition agreement;

•	such party attaches to such notice the most current material terms of the proposed agreement (which shall be updated on a prompt basis) and the identity of the third party making such superior proposal;

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•	such party shall, and shall cause its subsidiaries to, and shall use its reasonable best efforts to cause its and its subsidiaries’ representatives to, during the notice period, negotiate with the other party in good faith to make such adjustments in the terms and conditions of the merger agreement so that such acquisition proposal ceases to constitute a superior proposal, if the other party, in its discretion, definitively proposes to make such adjustments (it being agreed that in the event that, after commencement of the notice period, there is any material revision to the terms of a superior proposal, including, any revision in price, the notice period shall be extended, if applicable, to ensure that at least two business days remain in the notice period subsequent to the time such party notifies the other party of any such material revision (it being understood that there may be multiple extensions)); and the board of such party determines in good faith, after consulting with outside legal counsel, that such acquisition proposal continues to constitute a superior proposal after taking into account any adjustments made by the other party during the notice period in the terms and conditions of the merger agreement;

but in all events only if such party’s board determines in good faith, after consultation with outside legal counsel, that the failure to accept any such superior proposal or enter into any such adverse acquisition agreement would reasonably be expected to cause such party’s board to be in breach of its fiduciary duties under applicable law; and

•	taking any action related to any acquisition proposal that any court of competent jurisdiction orders such party to take (which order remains unstayed).

A party is required to notify the other party promptly (but in no event later than twenty-four hours) after it obtains knowledge of the receipt by it (or any of its representatives) of any bona fide acquisition proposal, any inquiry that would reasonably be expected to lead to an acquisition proposal, any request for non-public information relating to such party or any of its subsidiaries or any request for access to the business, properties, assets, books or records of such party or any of its subsidiaries by any third party in connection with an acquisition proposal. In any such notice, such party is required to identify the third party making, and details of the material terms and conditions of, any such acquisition proposal, indication or request and to keep the other party informed, on a reasonably current basis, of the status and material terms of any such acquisition proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. Such party is required to provide the other party with at least forty-eight hours prior notice of any meeting of such party’s board (or such lesser notice as is provided to the members of such party’s board) at which such party’s board is reasonably expected to consider any acquisition proposal and such party shall have promptly provided the other party with a list of any non-public information concerning such party’s business, present or future performance, financial condition or results of operations, made available to any third party, and, to the extent such information has not been previously made available to the other party, copies of such information;.

The term “superior proposal” means a bona fide written acquisition proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the applicable party’s consolidated assets or a majority of such party’s common stock, that such party’s board determines in good faith (after consultation with outside legal counsel) is more favorable from a financial point of view to the holders of such party’s common stock than the transactions contemplated by the merger agreement, taking into account (a) all financial considerations, (b) the identity of the third party making such acquisition proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such acquisition proposal, (d) the other terms and conditions of such acquisition proposal and the implications thereof on such party, including relevant legal, regulatory and other aspects of such acquisition proposal deemed relevant by such party’s board and (e) any revisions to the terms of the merger agreement and the merger proposed by the other party during the notice period described above.

Each of CollabRx and Medytox has agreed to terminate any discussions or negotiations with any person that began before the date of the merger agreement.

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Efforts to Consummate

Subject to the terms and conditions of the merger agreement, each of CollabRx and Medytox has agreed they will, and will cause their subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply as promptly as reasonably practicable with all legal requirements that may be imposed on such party or its subsidiaries with respect to the merger, the CollabRx share issuance and the other transactions contemplated by the merger agreement (including the furnishing of information for, and the preparation and filing of, all necessary and proper statements, forms, registrations, filings, notices, representation letters, and declarations related to the merger); (b) to cause the conditions to the other party’s obligation to close the merger to be satisfied and to consummate the transactions contemplated by the merger agreement in a reasonably expeditious manner (including the furnishing of customary representation letters to enable tax opinions to be rendered); and (c) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption or waiver by, any governmental entity and any other third party that is required to be obtained by CollabRx or Medytox or any of their respective subsidiaries in connection with the merger and the other transactions contemplated by the merger agreement.

Upon reasonable notice and subject to applicable law, each CollabRx and Medytox will, and will cause each of its subsidiaries to, afford to the other party and its representatives reasonable access, at such other party’s expense, during normal business hours, to all of its properties, books, contracts, commitments, financial and operating data, records, and officers and employees and the parties will, will cause their respective subsidiaries to, and will use their reasonable best efforts to cause their representatives to, make available to the other party all other information concerning their businesses, properties and personnel as the other party may reasonably request. Each of CollabRx and Medytox will, and will cause each of its subsidiaries to, provide to the other party, to the extent not publicly available, a copy of each report, schedule, registration statement and other document filed by it prior to the effective time of the merger pursuant to the requirements of the federal and state securities laws.

Indemnification and Insurance

The merger agreement provides that the parties shall cooperate and use their best efforts to defend against and respond to any threatened or actual action, whether civil, criminal or administrative, in which any individual who is now, or has been at any time prior to the date of the merger agreement, or who becomes prior to the effective time of the merger, a director or officer of CollabRx, Medytox or any of their subsidiaries or who is or was serving at the request of Medytox or any of its subsidiaries as a director or officer of another person (the “indemnified parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of Medytox or any of its subsidiaries, (ii) all acts or omissions by him taken at the request of Medytox or any of its subsidiaries at any time prior to the effective time of the merger, or (iii) the merger agreement or any of the transactions contemplated by the merger agreement, whether asserted or arising before or after the effective time of the merger. Further, from and after the effective time of the merger, CollabRx and Medytox have agreed to indemnify and hold harmless, as and to the fullest extent permitted under applicable law and CollabRx’s and Medytox’s organizational documents, each such indemnified party against any losses, claims, damages, liabilities, costs, expenses (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any such action upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual action.

The merger agreement requires that no provision of the constituent documents of CollabRx or Medytox or any of their subsidiaries relating to indemnification, advancement or exculpation be amended, modified or repealed in any manner that would adversely affect the rights or protections of any indemnified party for a period of six years after the effective time of the merger.

The merger agreement further provides that Medytox may elect to purchase, prior to the effective time of the merger, a six year prepaid “tail policy” from a broker specifically designated by CollabRx, on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’, officers’ and employees’ liability insurance maintained by Medytox and CollabRx with respect to acts or omissions occurring prior to the effective time of the merger that were committed by such directors, officers and employees in their capacity as such. CollabRx has agreed to cause any such tail policy to be maintained throughout its term.

The rights of any indemnified party under such provisions of the merger agreement are in addition to any other rights to indemnification or contribution such indemnified party may have under law or contract or otherwise. If CollabRx or Medytox or any of its successors or assigns shall (i) consolidate with or merge into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of CollabRx or Medytox (or the acquirer of such assets), as the case may be, shall assume all of the foregoing obligations of CollabRx and Medytox.

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Employee Benefits

Except as provided under the new employment agreements of Thomas R. Mika and Clifford Baron, and subject to each party's compliance with certain convenants, at the effective time of the merger CollabRx shall provide or cause Medytox to provide each Medytox employee and each CollabRx employee with compensation and benefits that are the same or substantially comparable in the aggregate to those provided to such employees as of immediately prior to the effective time of the merger.

The merger agreement provides that the parties will cause each benefit plan in which Medytox employees are eligible to participate after the effective time of the merger to take into account, to the extent consistent and compatible with the terms of the applicable benefit plan, for purposes of eligibility, vesting and benefit accrual under such benefit plans, the service of the Medytox employees with Medytox and its subsidiaries to the same extent as such service was credited for such purpose by Medytox or its subsidiaries; provided, however, that such credited service shall not result in a duplication of benefits. However, none of the terms of the merger agreement is intended to limit the ability of CollabRx or its affiliates to amend or terminate any of the Medytox benefit plans or CollabRx benefit plans in accordance with their terms after the effective time of the merger.

The merger agreement further provides that if Medytox employees become eligible to participate in CollabRx benefit plans that are health plans, to the extent allowable by the applicable insurance carrier, if any, or applicable plan, the parties shall use commercially reasonable efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable life, disability, medical, health or dental plans, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by such employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the effective time of the merger for the year in which the effective time of the merger or participation in such plans, as applicable, occurs.

The merger agreement further provides that CollabRx will terminate its 401(k) Savings & Retirement Plan (the “CollabRx 401(k) plan”) immediately prior to the closing date by resolutions adopted by CollabRx’s board reasonably acceptable to Medytox, and simultaneously amend the CollabRx 401(k) plan to the extent necessary to comply with all applicable laws to the extent not previously amended. CollabRx will notify all participants in the CollabRx 401(k) plan of the plan’s termination, and the consequences thereof, prior to the effective time of the merger.

Certain Other Covenants

The merger agreement contains additional covenants, most of which are mutual, including, among other things, agreements by each party to:

•	prepare the Form S-4 and joint proxy statement/prospectus;

•	agree to notify the other party of certain events;

•	complete certain corporate governance matters as described above, under “Governance Structure After the Merger”;

•	grant approvals and take such other actions as are necessary to eliminate or minimize the effects of state takeover statutes;

•	take any action that is required to cause the merger to qualify, and not take any actions or cause any actions to be taken which could reasonably be likely to prevent the merger from qualifying, as a tax-free reorganization/contribution, and to report the transaction as a tax-free reorganization/contribution, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended;

•	use reasonable best efforts to obtain the tax opinion referred to in the merger agreement including customary tax representation letters;

•	give the other party the opportunity to participate in the defense or settlement of any stockholder litigation against such party and its directors or executive officers relating to the merger and the other transactions contemplated by the merger agreement, and, except to the extent permitted pursuant to certain other provisions of the merger agreement, not settle or offer to settle any litigation commenced prior to or after the date of the merger agreement against such party or its directors, executive officers or similar persons by any stockholder of such party relating to the merger or the other transactions contemplated by the merger agreement without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned);

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•	promptly notify the other party in writing of any fact or circumstance that would cause any of such party ‘s representations, warranties or covenants in the merger agreement or the corresponding disclosure schedules to be untrue or incomplete in any material respect, or would cause such party to be unable to make certain certifications at closing, and such party will promptly deliver to the other party an updated version of any applicable disclosure schedule or add a new section to any applicable disclosure schedule to which such fact or circumstance relates, provided the delivery of any updated disclosure schedule by a party shall not prejudice any rights of the other party prior to the effective time of the merger;

•	take all actions reasonably necessary to cause any acquisitions or dispositions of equity securities in connection with the transactions contemplated by the merger agreement by each individual who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, with respect to Medytox, or who will become subject to such requirements with respect to CollabRx, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended;

•	consult with the other party regarding any public announcements; and

•	following the effective time of the merger take such further actions as are reasonably necessary to carry out the purposes of the merger agreement.

Conditions to Completion of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of mutual conditions, including the following:

•	Medytox stockholder approval and the CollabRx stockholder approval shall have been obtained in accordance with state law;

•	no laws shall have been adopted or promulgated by a governmental entity of competent jurisdiction and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction in the United States shall be in effect, having the effect of making the merger illegal or otherwise prohibiting consummation of the merger;

•	each of the approvals set forth in Section 3.4(a) and Section 4.4(a) of the merger agreement required to be obtained for the consummation of the merger and the other transactions contemplated by the merger agreement, other than any approvals the failure to obtain of which would not, individually or in the aggregate, have a material adverse effect on the applicable party, shall have been obtained.

•	the shares of CollabRx common stock to be issued in the merger and such other shares to be reserved for issuance in connection with the merger shall have been approved for listing on NASDAQ, subject to official notice of issuance; and

•	The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for that purpose shall be pending before the SEC.

Each of CollabRx’s and Merger Sub’s, on the one hand, and Medytox’s on the other hand, obligation to effect the merger is subject to the satisfaction or waiver of the following additional conditions:

•	(i) certain representations and warranties of the other party regarding capitalization shall be true and correct other than in de minimis respects as of the date of the merger agreement; (ii) each representation and warranty of the other party qualified by a material adverse effect shall be true and correct in all respects as of the date of the merger agreement and as of the closing date, as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date); and (iii) each of the other representations and warranties of the other party contained in the merger agreement shall be true and correct as of the date of the merger agreement and as of the closing date, as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), except in the case of foregoing clause (iii), where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be expected to have, a material adverse effect on the other party. Each party shall have received a certificate of the chief executive officer or the chief financial officer of the other party to such effect;

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•	the other party shall have performed or complied with, in all material respects, all material agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the closing date and each party shall have received a certificate of the chief executive officer or the chief financial officer of the other party to such effect;

•	since the date of the merger agreement, there shall not have occurred any event or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the other party and each party shall have received a certificate of the chief executive officer or the chief financial officer of the other party; and

•	such party shall have received an opinion from counsel, on the basis of representations and warranties set forth or referred to in such opinion, dated as of the closing date, to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations, warranties and covenants of officers of any party.

CollabRx’s and Merger Sub’s obligation to complete the merger is subject to the satisfaction or waiver of the following additional condition:

•	Medytox shall have executed and delivered the amended and restated D&D Convertible Note to the holder of such note and the same shall be in full force and effect.

In addition, Medytox’s obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•	CollabRx shall have delivered to Medytox resignation letters of certain officers of CollabRx and Merger Sub and shall have otherwise caused the directors and officers of each of CollabRx, New Sub and Medytox to be immediately following the effective time of the merger consistent with the summary of such post-closing governance under “Governance Structure After the Merger”;

•	the New Sub asset contribution shall have been consummated as of the effective time of the merger in accordance with the terms of the merger agreement;

•	there shall not have occurred and be continuing as of the effective time of the merger any event of default under the bridge note;

•	CollabRx shall have executed and delivered the amended and restated D&D Convertible Note to the holder under such note and the same shall be in full force and effect as of the effective time of the merger;

•	Thomas R. Mika shall have executed and delivered to CollabRx or the applicable subsidiary of CollabRx his new employment agreement and the same shall be in full force and effect as of the effective time of the merger; and Clifford Baron shall have executed and delivered to CollabRx or the applicable subsidiary of CollabRx his new employment agreement and the same shall be in full force and effect as of the effective time of the merger;

•	CollabRx shall have filed or caused to have been filed with the Secretary of State of the State of Delaware Certificates of Designation relating to the new CollabRx Series B Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock in the forms attached to the merger agreement, and the same shall be in full force and effect as of the effective time of the merger; and

•	the Reverse Stock Split (as discussed further above under “Merger Consideration”) shall have been effected.

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Termination of the Merger Agreement

The merger agreement may be terminated at any time before the effective time of the merger by mutual written consent of CollabRx and Medytox.

The merger agreement may also be terminated prior to the effective time of the merger by either CollabRx or Medytox if:

•	the merger has not been consummated on or before December 31, 2015 (the “outside date”); provided, however, that if by the outside date, any of the conditions relating to no laws or injunctions being in effect which would cause the consummation of the merger to be illegal and the receipt of any required approvals shall not have been satisfied but all other conditions to the parties’ obligation to consummate the merger shall have been satisfied or shall be capable of being satisfied at the closing, then the outside date may be extended from time to time by any party, in its discretion, by written notice to the other parties to a date not later than March 31, 2016; provided, that the right to so extend or terminate the merger agreement shall not be available to any party that has breached its obligations in any material respect under the merger agreement in any manner that shall have proximately caused or resulted in the failure of the merger to have been consummated by the outside date;

•	any governmental entity shall have issued a final and non-appealable order permanently enjoining, restraining, or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, provided, however, that the right to so terminate the merger agreement shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in the merger agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such order; or

•	Medytox stockholder approval or the CollabRx stockholder approval has not been obtained after a vote thereon at the Medytox stockholder meeting (or any adjournment or postponement thereof) or the CollabRx stockholder meeting (or any adjournment or postponement thereof), respectively; provided, however, Medytox may not terminate the merger agreement without CollabRx’s approval if Medytox stockholder approval was not obtained solely because (1) the consent of the holders of a majority of the outstanding Series D shares was not obtained and one or more holders of the outstanding Series D shares did not execute a support agreement with respect to such shares and/or (2) the consent of the holders of a majority of the outstanding Series E shares was not obtained and one or more holders of the outstanding Series E shares did not executed a support agreement with respect to such shares (as discussed further above under “Stockholder Meetings and Board Recommendations”).

The merger agreement may also be terminated prior to the effective time of the merger by CollabRx if:

•	prior to the receipt of the CollabRx stockholder approval, the CollabRx board authorizes CollabRx, in full compliance with the terms of the merger agreement, to enter into an adverse acquisition agreement (other than an acceptable confidentiality agreement) in respect of a superior proposal; provided, that CollabRx shall have timely paid any amounts due to Medytox in connection with any such termination; and provided, further that in the event of such termination, CollabRx substantially concurrently enters into such adverse acquisition agreement;

•	(i) a Medytox adverse recommendation change shall have occurred, (ii) Medytox shall have entered into, or publicly announced its intention to enter into, an adverse acquisition agreement (other than an acceptable confidentiality agreement), (iii) the Medytox board fails to reaffirm (publicly, if so requested by CollabRx) the Medytox board recommendation within ten business days after the date any Medytox acquisition proposal (or material modification thereto) is first publicly disclosed by Medytox or the person making such Medytox acquisition proposal, (iv) a tender offer or exchange offer relating to Medytox common stock shall have been commenced by a person unaffiliated with CollabRx and Medytox shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten business days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Medytox board recommendation and recommending that stockholders reject such tender or exchange offer, or (v) Medytox or the Medytox board (or any committee thereof) shall publicly announce its intentions to do any of the foregoing actions; or

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•	there shall have been a breach of any representation, warranty, covenant or agreement on the part of Medytox set forth in the merger agreement such that the conditions to the closing of the merger relating to the accuracy of Medytox’s representations and warranties under the merger agreement as of the date of the merger agreement or any other date or the performance by Medytox of its agreements under the merger agreement on or prior to the closing date, as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the outside date; provided, that CollabRx shall have given Medytox at least thirty days written notice prior to such termination stating CollabRx’s intention to terminate the merger agreement due to any such breach; provided, further, CollabRx shall not have the right to terminate pursuant due to any such breach if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement.

The merger agreement may also be terminated prior to the effective time of the merger by Medytox if:

•	prior to the receipt of Medytox stockholder approval, Medytox board authorizes Medytox, in full compliance with the terms of the merger agreement, to enter into an adverse acquisition agreement (other than an acceptable confidentiality agreement) in respect of a superior proposal; provided, that Medytox shall have timely paid any amounts due to CollabRx in connection with any such termination; and provided, further that in the event of such termination, Medytox substantially concurrently enters into such adverse acquisition agreement;

•	(i) a CollabRx adverse recommendation change shall have occurred, (ii) CollabRx shall have entered into, or publicly announced its intention to enter into, an adverse acquisition agreement (other than an acceptable confidentiality agreement), (iii) the CollabRx board fails to reaffirm (publicly, if so requested by Medytox) the CollabRx board recommendation within ten business days after the date any CollabRx acquisition proposal (or material modification thereto) is first publicly disclosed by CollabRx or the person making such CollabRx acquisition proposal, (iv) a tender offer or exchange offer relating to CollabRx common stock shall have been commenced by a person unaffiliated with Medytox and CollabRx shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten business days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the CollabRx board recommendation and recommending that stockholders reject such tender or exchange offer, or (v) CollabRx or the CollabRx board (or any committee thereof) shall publicly announce its intentions to do any of the foregoing actions; or

•	there shall have been a breach of any representation, warranty, covenant or agreement on the part of CollabRx set forth in the merger agreement such that the conditions to the closing of the merger relating to the accuracy of CollabRx’s representations and warranties under the merger agreement as of the date of the merger agreement or any other date or the performance by CollabRx of its agreements under the merger agreement on or prior to the closing date, as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the outside date; provided, that Medytox shall have given CollabRx at least thirty days written notice prior to such termination stating Medytox’s intention to terminate the merger agreement due to any such breach; provided, further, Medytox shall not have the right to terminate pursuant due to any such breach if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement.

Effect of Termination

If the merger agreement is terminated pursuant to any of the foregoing provisions, it will become void and of no further force and effect, with no liability on the part of any party to the merger agreement (or any stockholder, director, officer, employee, agent or representative of such party) to any other party to the merger agreement, except (i) with respect to Section 6.2(b) (as well as the Confidentiality Agreement), Section 8.5 (termination provisions), Section 8.6 (termination fees), and Article IX (miscellaneous), which shall remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the willful breach by another party of any of its representations, warranties, covenants or other agreements set forth in the merger agreement.

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Termination Fees

Termination Fees Payable by CollabRx. CollabRx has agreed to pay Medytox a termination fee of $1,000,000.00 under any of the following circumstances:

•	if the merger agreement is terminated by Medytox because (i) a CollabRx adverse recommendation change shall have occurred, (ii) CollabRx shall have entered into, or publicly announced its intention to enter into, an adverse acquisition agreement (other than an acceptable confidentiality agreement), (iii) the CollabRx board fails to reaffirm (publicly, if so requested by Medytox) the CollabRx board recommendation within ten business days after the date any CollabRx acquisition proposal (or material modification thereto) is first publicly disclosed by CollabRx or the person making such CollabRx acquisition proposal, (iv) a tender offer or exchange offer relating to CollabRx common stock shall have been commenced by a person unaffiliated with Medytox and CollabRx shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten business days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the CollabRx board recommendation and recommending that stockholders reject such tender or exchange offer, or (v) CollabRx or the CollabRx board (or any committee thereof) shall publicly announce its intentions to do any of the foregoing actions;

•	if the merger agreement is terminated by CollabRx because prior to the receipt of the CollabRx stockholder approval the CollabRx board authorizes CollabRx, in full compliance with the terms of the merger agreement, to enter into an adverse acquisition agreement (other than an acceptable confidentiality agreement) in respect of a superior proposal; or

•	if the merger agreement is terminated (i) due to CollabRx’s breach of the merger agreement and the CollabRx stockholder approval shall not have been obtained at the CollabRx stockholder meeting, (ii) by CollabRx or Medytox due to the merger not having been consummated on or prior to the outside date and the CollabRx stockholder approval shall not have been obtained at the CollabRx stockholder meeting or (iii) by CollabRx or Medytox because the CollabRx stockholder approval shall not have been obtained at the CollabRx stockholder meeting, and (A) prior to such termination or CollabRx stockholder meeting, as applicable, an acquisition proposal shall have been publicly disclosed or otherwise made or communicated to CollabRx or the CollabRx board, and not withdrawn, and (B) within twelve months following the date of such termination of the merger agreement CollabRx shall have entered into a definitive agreement with respect to any CollabRx acquisition proposal, or any CollabRx acquisition proposal shall have been consummated (in each case whether or not such CollabRx acquisition proposal is the same as the original CollabRx acquisition proposal made, communicated or publicly disclosed), provided the termination fees payable by CollabRx to Medytox under this circumstance shall be less any CollabRx expense reimbursement amount (as described below) already paid to Medytox. For purposes of determining whether any termination fee is payable in the immediately preceding circumstance, all references in the definition of acquisition proposal to 25% shall be deemed to be references to “more than 50%” instead. If a person (other than Medytox) makes an acquisition proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the CollabRx stockholder meeting, as applicable, and, within twelve months following the date of the termination of the merger agreement, such person or any of its controlled affiliates makes an acquisition proposal that is publicly disclosed, such initial acquisition proposal shall be deemed to have been “not withdrawn” for purposes of determining whether a termination fee is payable in the immediately preceding circumstance.

In addition, if the merger agreement is terminated by either CollabRx or Medytox because the CollabRx stockholder approval was not obtained at the CollabRx stockholder meeting but a termination fee is not payable to Medytox under the immediately preceding circumstance, then CollabRx shall pay to Medytox within two business days after such termination an expense reimbursement amount of $1,000,000.00.

Termination Fees Payable by Medytox. Medytox has agreed to pay CollabRx a termination fee of $1,000,000.00 under any of the following circumstances:

•	if the merger agreement is terminated by CollabRx because (i) a Medytox adverse recommendation change shall have occurred, (ii) Medytox shall have entered into, or publicly announced its intention to enter into, an adverse acquisition agreement (other than an acceptable confidentiality agreement), (iii) Medytox board fails to reaffirm (publicly, if so requested by CollabRx) Medytox board recommendation within ten business days after the date any Medytox acquisition proposal (or material modification thereto) is first publicly disclosed by Medytox or the person making such Medytox acquisition proposal, (iv) a tender offer or exchange offer relating to Medytox common stock shall have been commenced by a person unaffiliated with Medytox and Medytox shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten business days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming Medytox board recommendation and recommending that stockholders reject such tender or exchange offer, or (v) Medytox or Medytox board (or any committee thereof) shall publicly announce its intentions to do any of the foregoing actions;

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•	if the merger agreement is terminated by Medytox because prior to the receipt of Medytox stockholder approval Medytox board authorizes Medytox, in full compliance with the terms of the merger agreement, to enter into an adverse acquisition agreement (other than an acceptable confidentiality agreement) in respect of a superior proposal; or

•	if the merger agreement is terminated (i) due to Medytox’s breach of the merger agreement and Medytox stockholder approval shall not have been obtained at Medytox stockholder meeting, (ii) by Medytox or CollabRx due to the merger not having been consummated on or prior to the outside date and Medytox stockholder approval shall not have been obtained at Medytox stockholder meeting or (iii) by Medytox or CollabRx because Medytox stockholder approval shall not have been obtained at Medytox stockholder meeting, and (A) prior to such termination or Medytox stockholder meeting, as applicable, an acquisition proposal shall have been publicly disclosed or otherwise made or communicated to Medytox or Medytox board, and not withdrawn, and (B) within twelve months following the date of such termination of the merger agreement Medytox shall have entered into a definitive agreement with respect to any Medytox acquisition proposal, or any Medytox acquisition proposal shall have been consummated (in each case whether or not such Medytox acquisition proposal is the same as the original Medytox acquisition proposal made, communicated or publicly disclosed), provided the termination fees payable by Medytox to CollabRx under this circumstance shall be less any Medytox expense reimbursement amount (as described below) already paid to CollabRx. For purposes of determining whether any termination fee is payable in the immediately preceding circumstance, all references in the definition of acquisition proposal to 25% shall be deemed to be references to “more than 50%” instead. If a person (other than CollabRx) makes an acquisition proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or Medytox stockholder meeting, as applicable, and, within twelve months following the date of the termination of the merger agreement, such person or any of its controlled affiliates makes an acquisition proposal that is publicly disclosed, such initial acquisition proposal shall be deemed to have been “not withdrawn” for purposes of determining whether a termination fee is payable in the immediately preceding circumstance.

In addition, if the merger agreement is terminated by either Medytox or CollabRx because Medytox stockholder approval was not obtained at Medytox stockholder meeting but a termination fee is not payable to CollabRx under the immediately preceding circumstance, then Medytox shall pay to CollabRx within two business days after such termination an expense reimbursement amount of $1,000,000.00.

Other Expenses

Except as otherwise provided above, all costs and expenses incurred in connection with the merger agreement shall be paid by the party incurring such cost and expense, whether or not the merger is consummated.

Amendments; Waivers

The merger agreement may be amended by the parties pursuant to a written instrument, by action taken or authorized by their respective boards, at any time before or after approval of the matters presented in connection with the merger by the stockholders of Medytox or CollabRx; provided, however, that after any approval of the transactions contemplated by the merger agreement by the stockholders of Medytox or CollabRx, there may not be, without further approval of such stockholders, any amendment of the merger agreement. At any time prior to the effective time of the merger, the parties, by action taken or authorized by their respective boards, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement and (c) waive compliance with any of the agreements or conditions of the other party contained in the merger agreement; provided, however, that after any approval of the transactions contemplated by the merger agreement by the stockholders of Medytox and CollabRx, there may not be, without further approval of such stockholders any extension or waiver of this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of New York (without giving effect to such state’s choice of law principles).

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VOTING AGREEMENTS

Concurrently with the execution of the merger agreement, CollabRx entered into voting agreements in the form of a Voting and Support Agreement with certain Medytox stockholders representing stockholders holding approximately 88% of Medytox’s outstanding shares of common stock and all of Medytox’s outstanding shares of preferred stock at April 15, 2015, pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed to vote their Medytox shares in favor of the merger, the merger agreement, the transactions contemplated by the merger agreement and against any acquisition proposal (other than the merger), including any “superior proposal.” Medytox entered into a similar agreement with Thomas R. Mika, Chief Executive Officer of CollabRx.

Copies of the form of voting agreements are attached as Annex E and Annex F to this joint proxy statement/prospectus, respectively. The foregoing description of the voting agreements is subject to, and qualified in its entirety by, the full text of the voting agreements.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT,

MERGER AND OWNERSHIP OF COLLABRX CAPITAL STOCK

The following are the material U.S. federal income tax consequences of the reverse stock split, of the merger to holders of Medytox capital stock that exchange their shares of Medytox capital stock for shares of CollabRx capital stock in the merger, and of ownership of CollabRx preferred stock, conversion of CollabRx preferred stock into CollabRx common stock, and ownership CollabRx common stock received upon conversion of CollabRx preferred stock.

This discussion addresses only holders of Medytox capital stock who hold that stock, and CollabRx capital stock received in exchange for Medytox capital stock, as a “capital asset” as defined for U.S. federal income tax purposes.

This discussion does not address any non-income taxes (including the unearned income Medicare contribution tax enacted under the Health Care and Education Reconciliation Act of 2010) or any foreign, state or local tax consequences of the merger. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Medytox capital stock in light of that holder’s particular circumstances or to a holder subject to special rules (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors in partnerships, regulated investment companies, real estate investment trusts, holders who are not U.S. persons (as defined below), holders who hold shares of Medytox or CollabRx capital stock through certain foreign financial institutions (including investment funds or other investment vehicles), controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold shares of capital stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired capital stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation or holders who actually or constructively own more than 5% of Medytox or CollabRx capital stock).

For purposes of this discussion a “U.S. person” for purposes hereof is:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Medytox capital stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of partnerships holding Medytox capital stock should consult their own tax advisors.

This discussion of material U.S. federal income tax consequences is for general information purposes only and is not intended to be, and should not be construed as, tax advice. Holders of Medytox capital stock are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

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Tax consequences of the reverse stock split

The reverse stock split will be treated as a "reorganization" for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code and Medytox and holders of Medytox common stock will not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split. The aggregate tax basis and holding period of a holder's shares of Medytox common stock will carry over as the aggregate tax basis and holding period of such holder's shares of Medytox common stock after the reverse stock split.

Tax consequences of the Merger Generally

Medytox and CollabRx intend for the merger to qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. Medytox and CollabRx have not sought and will not seek any ruling from the Internal Revenue Service, or IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

Tax consequences to CollabRx, Medytox and Merger Sub

None of CollabRx, Medytox or Merger Sub will recognize any gain or loss for U.S. federal income tax purposes as a result of the merger.

Receipt of CollabRx capital stock

Each holder of Medytox capital stock who exchanges such holder’s Medytox capital stock for CollabRx capital stock generally will not recognize gain or loss. The aggregate tax basis of the CollabRx capital stock each holder receives in the merger will equal the aggregate adjusted tax basis in the shares of Medytox capital stock such holder surrenders in the merger. The holding period for the shares of CollabRx capital stock received in the merger will include the holding period of the shares of Medytox capital stock surrendered in the merger. If a holder acquired different blocks of Medytox capital stock at different times or at different prices, the CollabRx capital stock such holder receives will be allocated pro rata to each block of Medytox capital stock, and the basis and holding period of each block of CollabRx capital stock received will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Medytox capital stock exchanged for such block of CollabRx capital stock.

Merger reporting requirements

A holder of Medytox capital stock, as a result of having received CollabRx capital stock in the merger, will be required to retain records and file certain statements with their tax returns pertaining to the merger as provided pursuant to Treasury regulation Section 1.368-3. holders of Medytox capital stock should consult with their tax advisers regarding the compliance with these requirements.

Dividends

Distributions on CollabRx preferred stock (including constructive distributions and amounts received upon conversion of the preferred stock attributable to accrued and unpaid dividends that are treated as taxable distributions for U.S. federal income tax purposes, both as described below) or CollabRx common stock will be taxable dividends for U.S. federal income tax purposes to the extent paid out of CollabRx’s and Medytox’s combined current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income, subject to the discussion below. To the extent that the amount of any distribution paid on the preferred stock or common stock exceeds current and accumulated earnings and profits attributable to that share of the preferred stock or common stock, the distribution will be treated first as a tax-free return of capital and will be applied against and will reduce the holder’s adjusted tax basis (but not below zero) in that share of the preferred stock or common stock. This reduction in basis will increase any gain, or reduce any loss realized by the holder on the subsequent sale, redemption or other disposition of the preferred stock or common stock. Thereafter, the amount of any such distribution in excess of the holder’s adjusted tax basis will be taxed as capital gain.

Dividends received by a corporate holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements. Dividends paid to a non-corporate holder will constitute qualified dividend income and be eligible for taxation at preferential tax rates which also apply to long-term capital gains if the holder meets certain holding period and other applicable requirements.

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Dividends that exceed certain thresholds in relation to a holder’s tax basis in CollabRx preferred stock or common stock could be characterized as an “extraordinary dividend” under the Code. If the holder is a corporation, and has held the stock for two years or less before the dividend announcement date and receives an extraordinary dividend, the holder will generally be required to reduce its tax basis in the stock with respect to which such dividend was made by the non-taxed portion of such dividend. If the amount of the reduction exceeds the holder’s tax basis in such stock, the excess is treated as taxable gain. If a non-corporate holder and receives an extraordinary dividend that constitutes qualified dividend income (as discussed above), the holder will generally be required to treat any losses on the sale of the preferred stock or common stock as long-term capital losses to the extent of the extraordinary dividends received that qualify for the preferential rates. The deductibility of capital losses is subject to limitations.

Sale or other disposition

A sale, exchange, or other disposition of the preferred stock (other than a conversion of the preferred stock into common stock) or common stock received upon the conversion of such preferred stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition and a holder’s adjusted tax basis in the preferred stock or common stock, as the case may be. A holder’s tax basis in the preferred stock will generally be such holder’s cost and a holder’s tax basis in the common stock will generally be as described in “—Conversion of preferred stock into Common Stock.” Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for the preferred stock or our common stock, as applicable, exceeds one year. If a holder is an individual or other non-corporate holder, net long-term capital gain realized by such holder is subject to a preferential maximum tax rate of 20%. The deduction of capital losses is subject to limitations.

Conversion of preferred stock into common stock

As a general rule, a holder will not recognize any gain or loss in respect of the receipt of common stock (other than any common stock received in respect of accrued and unpaid dividends, as described below) upon the conversion of the preferred stock. The adjusted tax basis of such common stock received upon conversion will equal the adjusted tax basis of the preferred stock converted (reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash, as described below), and the holding period of such common stock received upon conversion will generally include the period during which the converted preferred stock was held prior to conversion.

Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common share, and capital gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional common share. The adjusted tax basis of any common stock received upon conversion in the event of a Change of Control that is attributable to accrued and unpaid dividends will equal its fair market value at the time it is distributed and its holding period will begin on the day following the distribution. Each holder should consult its tax advisor to determine the specific tax treatment of the receipt of cash or shares in respect of accrued and unpaid dividends on the preferred stock.

Adjustment of conversion rate

The conversion rate of the preferred stock is subject to adjustment under certain circumstances. U.S. Treasury regulations promulgated under Section 305 of the Code would treat a holder of the preferred stock as having received a constructive distribution includable in such holder’s income in the manner described above under “—Dividends,” if and to the extent that certain adjustments to the fixed conversion rates increase the proportionate interest of a holder in our assets or earnings and profits. For example, an increase in the fixed conversion rates to reflect a taxable dividend to holders of common stock will generally give rise to a deemed taxable dividend to the holders of the preferred stock to the extent of our current and accumulated earnings and profits. In addition, an adjustment to the fixed conversion rates of the preferred stock or a failure to make such an adjustment could potentially give rise to constructive distributions to holders of our common stock. Thus, under certain circumstances, holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the fixed conversion rates made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the holders of the preferred stock, however, will generally not be considered to result in a constructive dividend distribution.

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Information reporting and backup withholding

In general, information reporting will apply to dividends in respect of the preferred stock or our common stock and the proceeds from the sale, exchange or other disposition of the preferred stock or our common stock that are paid to a holder within the United States (and in certain cases, outside the United States), unless a holder is an exempt recipient and appropriately establishes that exemption. Backup withholding may apply to such payments if a holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

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INFORMATION WITH RESPECT TO MEDYTOX’S BUSINESS

Our Services

Medytox Solutions, Inc. (“Medytox” or the “Company”) is a holding company that owns and operates businesses in the medical services sector. Medytox is a new generation healthcare enterprise that delivers a single source for integrated solutions. Medytox applies its innovative approach through an outstanding suite of IT & software solutions, revenue cycle management and financial services, combined with a range of diagnostic testing and other ancillary services for the healthcare sector.

Its principal line of business is clinical laboratory blood and urine testing services, with a particular emphasis in the provision of urine drug toxicology testing to physicians, clinics and rehabilitation facilities in the United States. Testing services to rehabilitation facilities represented over 90% of the Company’s revenues for the years ended December 31, 2014 and December 31, 2013.

Medytox, utilizing its proprietary lab ordering and reporting software, offers a complete, turn-key UDT program allowing physicians to proactively monitor and treat patients. Medytox UDT program is utilized by physicians to identify and evaluate prescribed and/or non-prescribed drugs that when combined may cause adverse drug interactions dangerous to a patient’s health. With our UDT program, physicians can be more assured their patients are adhering to their therapeutic drug regimens and are in compliance with their prescribed guidelines. Our UDT program helps the health care provider achieve better outcomes for patients and in evaluating to what extent the prescribed medications and their dosages are working for the patient to achieve a better outcome towards recovery.

As a provider of clinical laboratory services, we continue to pursue our strategy of acquiring or entering into binding relationships with high-complexity laboratories that can facilitate our customers’ needs. We have successfully completed substantial expansion of our New Mexico and Florida based laboratories and have completed several acquisitions or strategic partnerships with laboratories located in different regions of the United States, allowing us to correspondingly increase our client base. These laboratories, and those we shall continue to seek out, offer or can be developed to offer the most advanced analytical technology for the processing of urine specimens including IA for screens and GCMS/LCMS for confirmations. All Medytox laboratories are fully-staffed professional COLA-accredited high complexity laboratories with additional certifications such as the COLA Laboratory of Excellence Award (COLA’s Highest Commendation), CLIA and the State of Florida’s AHCA Clinical Laboratory License for Non-Waived High Complexity testing and we anticipate that any facilities acquired in the future will meet these stringent requirements. Our in-house billing company services all of our facilities, utilizing electronic processing of claims to the major insurance payers and eliminating the need to rely on and pay for the services of clearing houses, allowing us to maximize profit retention.

The Company is actively expanding the services it offers its clients to include not just specialized diagnostic testing in its laboratories but medical billing services, EHR and LIS products and IT and software solutions incorporating integration of numerous electronic communication platforms in the sector in an effort to provide a single source solution to medical providers.

Company History

Medytox was organized July 20, 2005 under the laws of the State of Nevada. In the first half of 2011, Company management decided to reorganize as a holding company to acquire and manage a number of companies in the medical services sector.

On June 22, 2011, the Company organized Medytox Medical Management Solutions Corp. (“MMMS”), a Florida corporation, as a wholly-owned subsidiary. On October 26, 2013, MMMS changed its name to Medytox Information Technology, Inc. (“MIT”). MIT provides information technology and software solutions to our subsidiaries and outside medical service providers. MIT operates from the corporate offices in West Palm Beach, Florida.

On July 26, 2011, the Company organized Medytox Institute of Laboratory Medicine, Inc. (“MILM”), a Florida corporation, as a wholly-owned subsidiary. MILM was organized to acquire and manage medical testing laboratories. MILM operates from the corporate offices in West Palm Beach, Florida.

On August 22, 2011, the Company acquired 100% of the equity interests in Medical Billing Choices, Inc. (“MBC”), a privately-held North Carolina corporation. The company operates a medical billing service for a variety of medical providers throughout the southeastern United States from offices in Charlotte, North Carolina. MBC is the main billing company for Medytox-owned laboratories and allows Medytox to offer medical billing services to its customers.

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On February 16, 2012, Medytox Diagnostics, Inc., a wholly-owned subsidiary of the Company (“MDI”), entered into a Membership Interest Purchase Agreement for the purchase of 50.5% of the outstanding membership interests in Collectaway, LLC, and a clinical laboratory located in Palm Beach County, Florida. The name of Collectaway, LLC was changed to PB Laboratories, LLC.

On March 9, 2012, the Company formed Medytox Medical Marketing & Sales, Inc. (“MMM&S”), a Florida corporation, as a wholly-owned subsidiary that provides marketing for clinical laboratories that are owned by the Company. MMM&S operates from the corporate offices in West Palm Beach, Florida.

On April 30, 2012, the Company entered into a Senior Secured Revolving Credit Facility Agreement with TCA Global Credit Master Fund, LP. Borrowings under this agreement and subsequent amendments reached $3,025,000. The borrowings under this facility were paid in full on September 8, 2014.

On September 10, 2012, the Company entered into an agreement to purchase all of the assets and intellectual property rights to the software known as “Medytox Advantage” that it did not already own from Dash Software, LLC.

On October 12, 2012, the Company, through its wholly-owned subsidiary MDI, completed an agreement to acquire the remaining 49.5% ownership in PB Laboratories, LLC that it did not already own. The Company now owns 100% of this laboratory. Operations were merged into Epic Reference Labs, Inc. in February 2015.

On December 7, 2012, the Company, through its wholly-owned subsidiary MDI, entered into an agreement to acquire 50.5% ownership in Biohealth Medical Laboratory, Inc., a Miami-based clinical laboratory. The agreement provided that MDI would retain all earnings of the lab. The Company immediately initiated an investment program to increase the clinical lab testing capacity of blood and urine specimens at Biohealth Medical Laboratory, Inc. The Company acquired the remaining 49.5% on March 31, 2015. MDI now owns 100% of this laboratory.

On January 1, 2013, MDI purchased 100% of the stock of Alethea Laboratories, Inc. (“Alethea”). Althea operates a licensed clinical lab in Las Cruces, New Mexico and is an enrolled Medicare provider.

On January 25, 2013, MDI entered into a ten year, automatically renewable, License Agreement with Dry Spot Diagnostics AG (“Dry Spot”), a German based Laboratory for the right to use a proprietary specialty in-vitro diagnostic test system for plasma, urine and other biological fluids in its U.S. based laboratories. Medytox will pay to Dry Spot a royalty equal to 10% of the collected revenue generated from providing the Licensed Laboratory diagnostic tests to Medytox customers. Dry Spot must receive a minimum of $100,000 in 2014 and $200,000 each in 2015 and 2016.

On January 29, 2013, the Company formed Advantage Reference Labs, Inc. (“Advantage”), a Florida corporation, as a wholly-owned subsidiary to provide reference, confirmation and clinical testing services. On October 14, 2013, Advantage changed its name to EPIC Reference Labs, Inc. (“EPIC”).

On April 4, 2013, MDI purchased 100% of the membership interests of International Technologies, LLC (“International”). International operates a licensed clinical laboratory in Waldwick, New Jersey and is a licensed Medicare provider.

On July 2, 2013, the Company announced that a jury awarded MILM $2,906,844 on its breach of contract claim against Trident Laboratories, Inc. and its shareholders and awarded Seamus Lagan, currently the Company’s Chief Executive Officer and a director, $750,000 individually against Christopher Hawley for defamatory postings on the Investors Hub website. The jury rejected all claims made against the MILM parties.

On March 18, 2014, MDI, pursuant to a stock purchase agreement, purchased all of the outstanding stock of Clinlab, Inc. (“Clinlab”) from James A. Wilson and Daniel Stewart, previously the sole owners of Clinlab. Clinlab develops and markets laboratory information management systems.

On May 9, 2014, the Company formed Medical Mime, Inc. (“Mime”), a Florida corporation, as a wholly-owned subsidiary. On May 23, 2014, Mime purchased certain net assets, primarily consisting of software, of GlobalOne Information Technologies, LLC (“GlobalOne”). GlobalOne developed software and provided services for the Electronic Records Management (“ERM”) segment of the medical industry.

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On August 26, 2014, MDI purchased all of the outstanding stock of Epinex Diagnostics Laboratories, Inc. (“Epinex”), a California corporation. Epinex is a clinical laboratory in Tustin, California.

On December 6, 2014, the Company and CollabRx, Inc. (“CollabRx”) entered into a non-binding letter of intent for a potential business combination between the companies (the “Letter of Intent”). CollabRx develops and markets medical information and clinical decision support products and services intended to set a standard for the clinical interpretation of genomics-based, precision medicine in cancer.

Pursuant to the Letter of Intent, the Company agreed to advance certain funding to CollabRx in contemplation of the business combination. On January 16, 2015, the Company entered into a Loan and Security Agreement (“Loan Agreement”) with CollabRx, pursuant to which it is contemplated the Company would loan up to $2,395,644 to CollabRx and an Agreement with CollabRx, pursuant to which CollabRx agreed that in the event it enters into a merger or other sale transaction involving at least thirty-five percent (35.0%) of its shares or assets with a party other than the Company CollabRx will pay the Company a $1,000,000 fee.

On February 19, 2015, Medytox and CollabRx entered into an amendment to the Loan Agreement. The amendment sets forth CollabRx’s agreement not to request any further advances from Medytox pursuant to the Loan Agreement until after it has spent at least the greater of (i) $1,500,000 of the proceeds of a recent offering by CollabRx of shares of its common stock and warrants or (ii) 60% of the net proceeds of the offering.

On December 31, 2014, the Company borrowed $3,000,000 from D&D Funding II, LLC, an entity owned in part by a director of the Company.

On February 3, 2015, the Company borrowed $3,000,000 from Alcimede LLC, of which the CEO of the Company is the sole manager. The note has an interest rate of 6% and is due on February 2, 2016.

Business Strategy

The Company seeks to become a leading provider of laboratory and related services and solutions to medical providers. To date, we have specialized in providing urine and blood drug toxicology and comprehensive pain medication monitoring programs to physicians, clinics and rehabilitation facilities in the United States. We intend to grow through the acquisition and/or formation of additional laboratory testing facilities and related businesses in the United States. The Company operates in two segments: 1) clinical laboratory operations and 2) medical support solutions. See Note 15, “Segment Reporting,” of the Consolidated Financial Statements for information about our segments.

Clinical Laboratory Operations

The Company has five clinical laboratories, which are wholly-owned by our subsidiary, Medytox Diagnostics, Inc. (“MDI”), as follows:

Laboratory	Location
Biohealth Medical Laboratory, Inc.	Miami, FL
Alethea Laboratories, Inc.	Las Cruces, NM
International Technologies, LLC	Waldwick, NJ
EPIC Reference Labs, Inc.	Riviera Beach, FL
Epinex Diagnostics Laboratories, Inc.	Tustin CA

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Biohealth Medical Laboratory, Inc. (“Biohealth”): MDI acquired 50.5% ownership of this clinical laboratory specializing in testing blood specimens for alcohol and drugs on December 7, 2012 and the remaining 49.5% on March 31, 2015. The initial agreement allowed MDI to retain all revenues. The Company has acquired and provided additional equipment in order to allow Biohealth to test urine for drugs and medication monitoring. The lab is fully-accredited and licensed. Operations began in the fourth quarter of 2012.

Alethea Laboratories, Inc. (“Alethea”): MDI acquired 100% ownership of Alethea on January 1, 2013. Althea operates a licensed clinical lab in Las Cruces, New Mexico and is an enrolled Medicare provider. The Company secured new and larger premises for Alethea and relocated the operations of Alethea into these new premises in the first quarter of 2014 increasing the area being utilized from approximately 3,000 square feet to over 7,500 square feet. The Company has in the first quarter of 2015 secured an additional 2,500 square feet taking the total area used to approximately 10,000 square feet. The Company is acquiring and providing additional equipment in order to allow Alethea to test urine for drugs and medication monitoring. Operations at Alethea began in the first quarter of 2014.

International Technologies, LLC (“Intl Tech”): MDI acquired 100% ownership of Intl Tech on April 4, 2013. Intl Tech operates a licensed clinical lab in Waldwick, New Jersey and is an enrolled Medicare provider. The Company is acquiring and providing additional equipment in order to allow Intl Tech to test urine for drugs and medication monitoring. Operations at Intl Tech began in the first quarter of 2014.

EPIC Reference Labs, Inc. (“EPIC”): MDI formed EPIC as a wholly-owned subsidiary on January 29, 2013 to provide reference, confirmation and clinical testing services. The Company acquired necessary equipment and licenses in order to allow EPIC to test urine for drugs and medication monitoring. Operations at EPIC began in January 2014 using approximately 2,500 square feet and the premises has since been expanded to occupy approximately 12,500 square feet of a purpose built facility.

Epinex Diagnostics Laboratories, Inc. (“Epinex”): MDI acquired 100% ownership of Epinex on May 23, 2014. Epinex is a clinical laboratory in Tustin, California. The Company has renovated the existing area to include approximately 5,000 square feet of space and has provided additional lab equipment to allow Epinex to test urine for drugs and medication monitoring. Epinex began operations in February 2015.

Medical Support Solutions

The Company has six subsidiaries that provide medical support services primarily to its clinical laboratories and corporate operations and to a lesser, extent third party customers.

Medytox Medical Marketing & Sales, Inc. (“MMM&S”): MMM&S was formed on March 9, 2013 as a wholly-owned subsidiary to provide marketing, sales, and customer service exclusively for our clinical laboratories.

Medical Billing Choices, Inc. (“MBC”): MBC was acquired by the Company on August 22, 2011. MBC is our in-house billing company which compiles and sends invoices to our customers (primarily insurance companies, Medicaid, Medicare, and Preferred Provider Organizations (“PPOs”)), for reimbursement. MBC also provides such billing services for select outside third-party companies. For the years ended December 31, 2014 and 2013, 93% and 94% of MBC’s revenues were from our clinical laboratory subsidiaries, respectively.

Medytox Information Technologies, Inc. (“MIT”): MIT is a wholly-owned subsidiary that provides information technology and software solutions to our subsidiaries and outside medical service providers.

Clinlab, Inc. (“Clinlab”): Clinlab was acquired by the Company on March 18, 2014. Clinlab develops and markets laboratory information management systems. Clinlab (LIS) has installed its LIS into the Company’s laboratories to create a uniform LIS platform throughout the Company’s labs.

Medical Mime, Inc. (“Mime”): Mime was formed on May 9, 2014 as a wholly-owned subsidiary that specializes in EHR.

Platinum Financial Solutions, Ltd (“PFS”): PFS has been formed as a 100% owned foreign subsidiary of the Company to pursue the opportunity of providing financial solutions, including factoring and accounts receivable acquisition in the healthcare sector. PFS has a Florida subsidiary, Platinum Financial Solutions, LLC, through which it may do business with U.S. based customers.

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Marketing Strategy

Medytox is a holding company that owns and operates businesses in the medical services sector. Medytox seeks to deliver a single source for integrated solutions. Medytox has invested in a strong sales team, a client services team and proprietary technologies to better serve the needs of a modern-day medical provider.

The Company intends to grow from the acquisition and formation of businesses into the expansion of these businesses to provide an extensive range of services to medical providers for improved patient care.

We intend to acquire or enter into agreements with laboratories that offer or can be developed to offer the most advanced analytical technology for the processing of urine specimens including IA for screens and GCMS/LCMS for confirmations. We currently anticipate that the laboratories will be fully-staffed professional COLA-accredited high-complexity laboratories with additional certifications such as the COLA Laboratory of Excellence Award (COLA’s Highest Commendation), CLIA and the State of Florida High-Complexity ACHA License.

Competition

The Company competes in an industry that is fragmented between independently-owned and physician-owned laboratories. There are several larger players in the industry that operate as full-service clinical laboratories (processing blood, urine and other tissue). The competition ranges from smaller privately-owned laboratories (3-6 employees) to publicly-traded laboratories with multibillion dollar market capitalizations, such as Quest Diagnostics, Inc. which is traded on The New York Stock Exchange (DGX).

Governmental Regulation

General

The clinical laboratory industry is subject to significant governmental regulation at the federal, state and local levels. As described below, these regulations concern licensure and operation of clinical laboratories, claim submission and payment for laboratory services, health care fraud and abuse, security and confidentiality of health information, quality, and environmental and occupational safety.

Regulation of Clinical Laboratories

CLIA extends federal oversight to virtually all clinical laboratories by requiring that they be certified by the federal government or by a federally-approved accreditation agency. CLIA requires that all clinical laboratories meet quality assurance, quality control and personnel standards. Laboratories also must undergo proficiency testing and are subject to inspections.

Standards for testing under CLIA are based on the complexity of the tests performed by the laboratory, with tests classified as “high complexity,” “moderate complexity,” or “waived.” Laboratories performing high complexity testing are required to meet more stringent requirements than moderate complexity laboratories. Laboratories performing only waived tests, which are tests determined by the FDA to have a low potential for error and requiring little oversight, may apply for a certificate of waiver exempting them from most of the requirements of CLIA. All Company facilities hold CLIA certificates to perform high complexity testing. The sanctions for failure to comply with CLIA requirements include suspension, revocation or limitation of a laboratory’s CLIA certificate, which is necessary to conduct business, cancellation or suspension of the laboratory’s approval to receive Medicare and/or Medicaid reimbursement, as well as significant fines and/or criminal penalties. The loss or suspension of a CLIA certification, imposition of a fine or other penalties, or future changes in the CLIA law or regulations (or interpretation of the law or regulations) could have a material adverse effect on the Company.

The Company is also subject to state and local laboratory regulation. CLIA provides that a state may adopt laboratory regulations different from or more stringent than those under federal law, and a number of states have implemented their own laboratory regulatory requirements. State laws may require that laboratory personnel meet certain qualifications, specify certain quality controls, or require maintenance of certain records.

The Company believes that it is in compliance with all applicable laboratory requirements. The Company’s laboratories have continuing programs to ensure that their operations meet all such regulatory requirements, but no assurances can be given that the Company’s laboratories will pass all future licensure or certification inspections.

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There are many regulatory and legislative proposals that would increase general FDA oversight of clinical laboratories and laboratory-developed tests. The outcome and ultimate impact of such proposals on the business is difficult to predict at this time. Our point of collection testing devices are regulated by the FDA. The FDA has authority to take various administrative and legal actions for non-compliance, such as fines, product suspension, warning letters, injunctions and other civil and criminal sanctions.

Payment for Clinical Laboratory Services

In each of 2014 and 2013, the Company derived approximately 1% of its net sales directly from the Medicare and Medicaid programs. In addition, the Company’s other business depends significantly on continued participation in these programs and in other government healthcare programs, in part because clients often want a single laboratory to perform all of their testing services. In recent years, both governmental and private sector payers have made efforts to contain or reduce health care costs, including reducing reimbursement for clinical laboratory services.

Reimbursement under the Medicare program for clinical diagnostic laboratory services is subject to a clinical laboratory fee schedule that sets the maximum amount payable in each Medicare carrier’s jurisdiction. This clinical laboratory fee schedule is updated annually. Laboratories bill the program directly for covered tests performed on behalf of Medicare beneficiaries. State Medicaid programs are prohibited from paying more than the Medicare fee schedule limit for clinical laboratory services furnished to Medicaid recipients.

Payment under the Medicare fee schedule has been limited from year to year by Congressional action, including imposition of national limitation amounts and freezes on the otherwise applicable annual Consumer Price Index (“CPI”) updates. For most diagnostic lab tests, the national limitation is now 74.0% of the national median of all local fee schedules established for each test. Under a provision of the Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act of 2000 (“BIPA”), for tests performed after January 1, 2001 that the Secretary of Health and Human Services determines are new tests for which no limitation amount has previously been established, the cap is set at 100% of the median.

Medicare, Medicaid and other government program payment reductions will not have a direct adverse effect on the Company’s net earnings and cash flows, due to insignificant revenue earned.

Congressional action in 1997 required the Department of Health and Human Services (“HHS”) to adopt uniform coverage, administration and payment policies for many of the most commonly performed lab tests using a negotiated rulemaking process. The negotiated rulemaking committee established uniform policies limiting Medicare coverage for certain tests to patients with specified medical conditions or diagnoses, replacing local Medicare coverage policies which varied around the country. The final rules generally became effective in 2002, and the use of uniform policies improves the Company’s ability to obtain necessary billing information in some cases, but Medicare, Medicaid and private payer diagnosis code requirements continue to negatively impact the Company’s ability to be paid for some of the tests it performs. Due to the range of payers and policies, the extent of this impact continues to be difficult to quantify.

Future changes in federal, state and local laws and regulations (or in the interpretation of current regulations) affecting government payment for clinical laboratory testing could have a material adverse effect on the Company. In March 2010, comprehensive healthcare legislation, the Patient Protection and Affordable Care Act (“ACA”), was enacted. Many of the most significant changes from the implementation of the ACA have not yet taken effect, and its details will be shaped by regulatory efforts that have not been proposed, or have not been finalized. Based on currently available information, the Company is unable to predict what type of changes in legislation or regulations, if any, will occur.

Standard Electronic Transactions, Security and Confidentiality of Health Information

The HIPAA was designed to address issues related to the security and confidentiality of health insurance information. In an effort to improve the efficiency and effectiveness of the health care system by facilitating the electronic exchange of information in certain financial and administrative transactions, HIPAA regulations were promulgated. These regulations apply to health plans, health care providers that conduct standard transactions electronically and health care clearinghouses (“covered entities”). Five such regulations have been finalized: (I) the Transactions and Code Sets Rule; (ii) the Privacy Rule; (iii) the Security Rule; (iv) the Standard Unique Employer Identifier Rule, which requires the use of a unique employer identifier in connection with certain electronic transactions; and (v) the National Provider Identifier Rule, which requires the use of a unique health care provider identifier in connection with certain electronic transactions.

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The Privacy Rule regulates the use and disclosure of protected health information (“PHI”) by covered entities. It also sets forth certain rights that an individual has with respect to his or her PHI maintained by a covered entity, such as the right to access or amend certain records containing PHI or to request restrictions on the use or disclosure of PHI. The Privacy Rule requires covered entities to contractually bind third parties, known as business associates, in the event that they perform an activity or service for or on behalf of the covered entity that involves access to PHI. The Security Rule establishes requirements for safeguarding patient information that is electronically transmitted or electronically stored. The Company believes that it is in compliance in all material respects with the requirements of the HIPAA Privacy and Security Rules.

The Federal HITECH, which was enacted in February 2009, strengthens and expands the HIPAA Privacy and Security Rules and their restrictions on use and disclosure of PHI. HITECH includes, but is not limited to, prohibitions on exchanging patient identifiable health information for remuneration, and additional restrictions on the use of PHI for marketing. HITECH also fundamentally changes a business associate’s obligations by imposing a number of Privacy Rule requirements and a majority of Security Rule provisions directly on business associates that were previously only directly applicable to covered entities. Moreover, HITECH requires covered entities to provide notice to individuals, HHS, and, as applicable, the media when unsecured protected health information is breached, as that term is defined by HITECH. Business associates are similarly required to notify covered entities of a breach.

The omnibus HIPAA regulation implementing most of the HITECH provisions was issued in January 2013 and made significant changes to the HIPAA Privacy, Security, Enforcement, and Breach Notification Rules. Compliance with most of the changes became required on September 23, 2013. The Company’s policies and procedures are fully compliant with the HITECH Act requirements.

On February 6, 2014, the CMS published final regulations that amend the HIPAA Privacy Rule to provide individuals (or their personal representatives) with the right to receive copies of their test reports from laboratories subject to HIPAA, or to request that copies of their test reports be transmitted to designated third parties with a compliance date of October 4, 2014. Previously, laboratories that were CLIA-certified or CLIA-exempt were not subject to the provision in the Privacy Rule that provides individuals with the right of access to PHI. The HIPAA Privacy Rule amendment resulted in the preemption of a number of state laws that prohibit a laboratory from releasing a test report directly to the individual. The Company revised its policies and procedures to comply with these new access requirements and made changes to its privacy notice to reflect individuals’ new access rights under this final rule.

The standard unique employer identifier regulations require that employers have standard national numbers that identify them on standard transactions. The Employer Identification Number, also known as a Federal Tax Identification Number, issued by the Internal Revenue Service, was selected as the identifier for employers and was adopted effective July 30, 2002. The Company believes it is in compliance with these requirements.

The administrative simplification provisions of HIPAA mandate the adoption of standard unique identifiers for health care providers. The intent of these provisions is to improve the efficiency and effectiveness of the electronic transmission of health information. The National Provider Identification rule requires that all HIPAA-covered health care providers, whether they are individuals or organizations, must obtain a National Provider Identifier (“NPI”) to identify themselves in standard HIPAA transactions. NPI replaces the unique provider identification number - as well as other provider numbers previously assigned by payers and other entities - for the purpose of identifying providers in standard electronic transactions. The Company believes that it is in compliance with the HIPAA National Provider Identification Rule in all material respects.

The total cost associated with the requirements of HIPAA and HITECH is not expected to be material to the Company’s operations or cash flows. However, future regulations and interpretations of HIPAA and HITECH could impose significant costs on the Company.

In addition to the federal HIPAA regulations described above, there are a number of state laws regarding the confidentiality of medical information, some of which apply to clinical laboratories. These laws vary widely, but they most commonly restrict the use and disclosure of medical and financial information. In some cases, state laws are more restrictive than and therefore not preempted by HIPAA. Penalties for violation of these laws may include sanctions against a laboratory’s licensure, as well as civil and/or criminal penalties. Violations of the HIPAA provisions could result in civil and/or criminal penalties, including significant fines and up to 10 years in prison. HITECH also significantly strengthened HIPAA enforcement. It increased the civil penalty amounts that may be imposed, required HHS to conduct periodic audits to confirm compliance and also authorized state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of the HIPAA privacy and security regulations that affect the privacy of state residents. Additionally, numerous other countries have or are developing similar laws governing the collection, use, disclosure and transmission of personal or patient information.

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The Company believes that it is in compliance in all material respects with the current Transactions and Code Sets Rule. The Company implemented Version 5010 of the HIPAA Transaction Standards and is within the testing and implementation phase of the rule to adopt the ICD-10-CM code set. The compliance date for ICD-10-CM is October 1, 2015. The costs associated with ICD-10-CM Code Set were substantial, and failure of the Company, third party payers or physicians to transition within the required timeframe could have an adverse impact on reimbursement, day’s sales outstanding and cash collections. As a result of inconsistent application of transaction standards by payers or the Company’s inability to obtain certain billing information not usually provided to the Company by physicians, the Company could face increased costs and complexity, a temporary disruption in receipts and ongoing reductions in reimbursements and net revenues.

The Company believes it is in compliance in all material respects with the Operating Rules for electronic funds transfers and remittance advice transactions, for which the compliance date was January 1, 2014.

Fraud and Abuse Laws and Regulations

Existing federal laws governing federal health care programs, including Medicare and Medicaid, as well as similar state laws, impose a variety of broadly described fraud and abuse prohibitions on health care providers, including clinical laboratories. These laws are interpreted liberally and enforced aggressively by multiple government agencies, including the U.S. Department of Justice, HHS’ Office of Inspector General (“OIG”), and various state agencies. Historically, the clinical laboratory industry has been the focus of major governmental enforcement initiatives. The federal government’s enforcement efforts have been increasing over the past decade, in part as a result of the enactment of HIPAA, which included several provisions related to fraud and abuse enforcement, including the establishment of a program to coordinate and fund federal, state and local law enforcement efforts. The Deficit Reduction Act of 2005 also included new requirements directed at Medicaid fraud, including increased spending on enforcement and financial incentives for states to adopt false claims act provisions similar to the federal False Claims Act. Recent amendments to the False Claims Act, as well as other enhancements to the federal fraud and abuse laws enacted as part of the ACA, are widely expected to further increase fraud and abuse enforcement efforts. For example, the ACA established an obligation to report and refund overpayments from Medicare within 60 days of identification; failure to comply with this new requirement can give rise to additional liability under the False Claims Act and Civil Monetary Penalties statute. On February 16, 2012, CMS issued a proposed rule to establish regulations addressing the reporting and returning of overpayments. The rule has not been finalized.

The federal health care programs’ anti-kickback law (the “Anti-Kickback Law”) prohibits knowingly providing anything of value in return for, or to induce, the referral of Medicare, Medicaid or other federal health care program business. Violations can result in imprisonment, fines, penalties, and/or exclusion from participation in federal health care programs. The OIG has published “safe harbor” regulations which specify certain arrangements that are protected from prosecution under the Anti-Kickback Law if all conditions of the relevant safe harbor are met. Failure to fit within a safe harbor does not necessarily constitute a violation of the Anti-Kickback Law; rather, the arrangement would be subject to scrutiny by regulators and prosecutors and would be evaluated on a case by case basis. Many states have their own Medicaid anti-kickback laws and several states also have anti-kickback laws that apply to all payers (i.e., not just government health care programs).

From time to time, the OIG issues alerts and other guidance on certain practices in the health care industry that implicate the Anti-Kickback Law or other federal fraud and abuse laws. Examples of such guidance documents particularly relevant to the Company and its operations follow.

In October 1994, the OIG issued a Special Fraud Alert on arrangements for the provision of clinical laboratory services. The Fraud Alert set forth a number of practices allegedly engaged in by some clinical laboratories and health care providers that raise issues under the federal fraud and abuse laws, including the Anti-Kickback Law. These practices include: (i) providing employees to furnish valuable services for physicians (other than collecting patient specimens for testing) that are typically the responsibility of the physicians’ staff; (ii) offering certain laboratory services at prices below fair market value in return for referrals of other tests which are billed to Medicare at higher rates; (iii) providing free testing to physicians’ managed care patients in situations where the referring physicians benefit from such reduced laboratory utilization; (iv) providing free pick-up and disposal of bio-hazardous waste for physicians for items unrelated to a laboratory’s testing services; (v) providing general-use facsimile machines or computers to physicians that are not exclusively used in connection with the laboratory services; and (vi) providing free testing for health care providers, their families and their employees (i.e., so-called “professional courtesy” testing). The OIG emphasized in the Special Fraud Alert that when one purpose of such arrangements is to induce referrals of program-reimbursed laboratory testing, both the clinical laboratory and the health care provider (e.g., physician) may be liable under the Anti-Kickback Law, and may be subject to criminal prosecution and exclusion from participation in the Medicare and Medicaid programs. More recently, in June 2014, the OIG issued another Special Fraud Alert addressing compensation paid by laboratories to referring physicians for blood specimen process and for submitting patient data to registries. This Special Fraud Alert reiterates the OIG’s longstanding concerns about payments from laboratories to physicians in excess of the fair value of the physician’s services and payments that reflect the volume or value of referrals of federal healthcare program business.

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Another issue the OIG has expressed concern about involves the provision of discounts on laboratory services billed to customers in return for the referral of federal health care program business. In a 1999 Advisory Opinion, the OIG concluded that a proposed arrangement whereby a laboratory would offer physician’s significant discounts on non-federal health care program laboratory tests might violate the Anti-Kickback Law. The OIG reasoned that the laboratory could be viewed as providing such discounts to the physician in exchange for referrals by the physician of business to be billed by the laboratory to Medicare at non-discounted rates. The OIG indicated that the arrangement would not qualify for protection under the discount safe harbor to the Anti-Kickback Law because Medicare and Medicaid would not get the benefit of the discount. Similarly, in a 1999 correspondence, the OIG stated that if any direct or indirect link exists between a discounts that a laboratory offers to a skilled nursing facility (“SNF”) for tests covered under Medicare’s payments to the SNF and the referral of tests billable by the laboratory under Medicare Part B, then the Anti-Kickback Law would be implicated.

The OIG also has issued guidance regarding joint venture arrangements that may be viewed as suspect under the Anti-Kickback Law. These documents have relevance to clinical laboratories that are part of (or are considering establishing) joint ventures with potential sources of federal health care program business. The first guidance document, which focused on investor referrals to such ventures, was issued in 1989 and another concerning contractual joint ventures was issued in April 2003. Some of the elements of joint ventures that the OIG identified as “suspect” include: arrangements in which the capital invested by the physicians is disproportionately small and the return on investment is disproportionately large when compared to a typical investment; specific selection of investors who are in a position to make referrals to the venture; and arrangements in which one of the parties to the joint venture expands into a line of business that is dependent on referrals from the other party (sometimes called “shell” joint ventures). In a 2004 advisory opinion, the OIG expressed concern about a proposed joint venture in which a laboratory company would assist physician groups in establishing off-site pathology laboratories. The OIG indicated that the physicians’ financial and business risk in the venture was minimal and that the physicians would contract out substantially all laboratory operations, committing very little in the way of financial, capital, or human resources. The OIG was unable to exclude the possibility that the arrangement was designed to permit the laboratory to pay the physician groups for their referrals, and therefore was unwilling to find that the arrangement fell within a safe harbor or had sufficient safeguards to protect against fraud or abuse.

Violations of other fraud and abuse laws also can result in exclusion from participation in federal health care programs, including Medicare and Medicaid. One basis for such exclusion is an individual’s or entity’s submission of claims to Medicare or Medicaid that are substantially in excess of that individual’s or entities usual charges for like items or services. In 2003, the OIG issued a notice of proposed rulemaking that would have defined the terms “usual charges” and “substantially in excess” in ways that might have required providers, including the Company, to either lower their charges to Medicare and Medicaid or increase charges to certain other payers to avoid the risk of exclusion. On June 18, 2007, however, the OIG withdrew the proposed rule, saying it preferred to continue evaluating billing patterns on a case-by-case basis. In its withdrawal notice, the OIG also said it “remains concerned about disparities in the amounts charged to Medicare and Medicaid when compared to private payers,” that it continues to believe its exclusion authority for excess charges “provides useful backstop protection for the public,” and that it will continue to use “all tools available … to address instances where Medicare or Medicaid are charged substantially more than other payers.” The enforcement by Medicaid officials of similar state law restrictions also could have a material adverse effect on the Company.

Under another federal statute, known as the “Stark Law” or “self-referral” prohibition, physicians who have a financial or compensation relationship with a clinical laboratory may not, unless an exception applies, refer Medicare patients for testing to the laboratory, regardless of the intent of the parties. Similarly, laboratories may not bill Medicare or any other party for services furnished pursuant to a prohibited self-referral. There are several Stark law exceptions that are relevant to arrangements involving clinical laboratories, including: 1) fair market value compensation for the provision of items or services; 2) payments by physicians to a laboratory for clinical laboratory services; 3) an exception for certain ancillary services (including laboratory services) provided within the referring physician’s own office, if certain criteria are satisfied; 4) physician investment in a company whose stock is traded on a public exchange and has stockholder equity exceeding $75.0 million; and 5) certain space and equipment rental arrangements that are set at a fair market value rate and satisfy other requirements. All of the requirements of a Stark Law exception must be met to take advantage of the exception. Many states have their own self-referral laws as well, which in some cases apply to all patient referrals, not just Medicare.

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There are a variety of other types of federal and state fraud and abuse laws, including laws prohibiting submission of false or fraudulent claims. The Company seeks to conduct its business in compliance with all federal and state fraud and abuse laws. The Company is unable to predict how these laws will be applied in the future, and no assurances can be given that its arrangements will not be subject to scrutiny under such laws. Sanctions for violations of these laws may include exclusion from participation in Medicare, Medicaid and other federal health care programs, significant criminal and civil fines and penalties, and loss of licensure. Any exclusion from participation in a federal health care program, or any loss of licensure, arising from any action by any federal or state regulatory or enforcement authority, would likely have a material adverse effect on the Company’s business. In addition, any significant criminal or civil penalty resulting from such proceedings could have a material adverse effect on the Company’s business.

Environmental, Health and Safety

The Company is subject to licensing and regulation under federal, state and local laws and regulations relating to the protection of the environment and human health and safety and laws and regulations relating to the handling, transportation and disposal of medical specimens, infectious and hazardous waste and radioactive materials. All Company laboratories are subject to applicable federal and state laws and regulations relating to biohazard disposal of all laboratory specimens and the Company generally utilizes outside vendors for disposal of such specimens. In addition, the federal OSHA has established extensive requirements relating to workplace safety for health care employers, including clinical laboratories, whose workers may be exposed to blood-borne pathogens such as HIV and the hepatitis B virus. These regulations, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations and other measures designed to minimize exposure to, and transmission of, blood-borne pathogens.

On November 6, 2000, Congress passed the Needle Stick Safety and Prevention Act, which required, among other things, that companies include in their safety programs the evaluation and use of engineering controls such as safety needles if found to be effective at reducing the risk of needle stick injuries in the workplace. The Company has implemented the use of safety needles at all of its service locations, where applicable.

Although the Company is not aware of any current material non-compliance with such federal, state and local laws and regulations, failure to comply could subject the Company to denial of the right to conduct business, fines, criminal penalties and/or other enforcement actions.

Drug Testing

Drug testing for public sector employees is regulated by the Substance Abuse and Mental Health Services Administration (“SAMHSA”) (formerly the National Institute on Drug Abuse), which has established detailed performance and quality standards that laboratories must meet to be approved to perform drug testing on employees of federal government contractors and certain other entities. To the extent that the Company’s laboratories perform such testing, each must be certified as meeting SAMHSA standards.

Controlled Substances

The use of controlled substances in testing for drugs of abuse is regulated by the Federal Drug Enforcement Administration.

Compliance Program

The Company continuously evaluates and monitors its compliance with all Medicare, Medicaid and other rules and regulations. The objective of the Company’s compliance program is to develop, implement, and update compliance safeguards as necessary. Emphasis is placed on developing compliance policies and guidelines, personnel training programs and various monitoring and audit procedures to attempt to achieve implementation of all applicable rules and regulations.

The Company seeks to conduct its business in compliance with all statutes, regulations, and other requirements applicable to its clinical laboratory operations. The clinical laboratory testing industry is, however, subject to extensive regulation, and many of these statutes and regulations have not been interpreted by the courts. There can be no assurance that applicable statutes and regulations will not be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that would adversely affect the Company. Potential sanctions for violation of these statutes and regulations include significant fines and the loss of various licenses, certificates, and authorizations, which could have a material adverse effect on the Company’s business.

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Employees

We employed 187 full-time employees and 18 part-time employees as of June 30, 2015, including 65 sales and customer service personnel, 43 billing and collection employees, 64 laboratory staff, 19 information technology personnel and 14 members of corporate administrative staff.

Available Information

We are required to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC on a regular basis and are required to disclose certain material events in a Current Report on Form 8-K. All reports of the Company filed with the SEC are available free of charge through the SEC’s Web site at http://www.sec.gov. In addition, the public may read and copy materials filed by the Company at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain additional information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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MEDYTOX’S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND  RESULTS OF OPERATIONS

Results of Operations

Year ended December 31, 2014 compared to the year ended December 31, 2013

Net Revenues

The Company’s net revenues for the year ended December 31, 2014 were $57,927,820 as compared to the prior year amount of $41,888,871, an increase of 38.3%. Laboratory services revenues were $57,180,208 for the year ended December 31, 2014; an increase of 36.8% over the year ended December 31, 2013. While volumes for the year ended December 31, 2014 reflected an increase of 61.6% over the prior year, net revenues grew at a slower rate for various reasons including changes in the mix of tests being done and an overall decrease in the percentage of reimbursement being realized on tests completed. The net revenue growth in laboratory services was driven by BioHealth which had an increase in net revenues of $8,528,961 (71.7%) due to volume increases. Epic and Alethea also contributed to the increase in net revenues for the year ended December 31, 2014, reporting increases of $7,995,416 and $7,709,422, respectively. Both of these labs began operations in 2014. These increases were offset, in part by a decrease in net revenues for the year ended December 31, 2014 at PB Labs of $11,036,393 (36.9%). This decline at PB Labs was the result of the Company’s efforts to move volumes from PB to Epic during 2014 in anticipation of closing the PB Lab facility in early 2015.

Operating and Other Expenses

Operating expenses for the year ended December 31, 2014 were $42,272,826 as compared to $27,388,881, an increase of $14,883,945 or 54.3%. Acquisitions completed in 2014 accounted for $1,917,208 of the increase in operating expenses as compared to 2013. Without these added expenses, the growth in operating expenses in 2014 as compared to 2013 would have been 47.3%. Direct costs of revenue was the largest component of this increase, reflecting an increase over the prior year of $6,349,518 or 66.3%. In addition to the added costs resulting from the increased volumes, the 2014 expenses include startup expenses associated with the launch of the Company’s new Epic facility and the Epinex lab acquired in August of 2014. General and administrative expenses for the year ended December 31, 2014 reflect an increase over the prior year of $6,232,139 or 46.2%. In addition to the expense increases to support the Company’s growing lab operations, general and administrative expenses reflect the Company’s efforts to grow in the Medical Solutions Services segment. Specific initiatives in this area include added personnel and infrastructure in the information technology, electronic medical records and medical billing functions of the organization. The 2014 acquisitions of ClinLab and Mime were critical elements of these initiatives and added $1,051,972 to the general and administrative expenses for the year. Sales and marketing expenses for the year ended December 31, 2014 increased 68.2% to $4,967,188. The increase is driven largely by commissions expense due to the growth in lab services revenues. Other actions taken by the Company have also contributed to this increase including expansion of the field sales force, increased marketing activities and efforts to expand into the neurotransmitter testing market. Depreciation and amortization expenses for the year ended December 31, 2014 were $1,500,453 as compared to $407,971 for the prior year. This increase is primarily the result of depreciation expense from the significant capital investments in laboratory equipment and amortization of the software acquired, primarily at ClinLab.

Income from operations for the year ended December 31, 2014 was $15,654,994, an increase over 2013 of $1,155,004 or 8.0%. Other expenses were $273,362 for the year ended December 31, 2014 as compared to $671,473 in the prior year. This change was driven by gains in dispositions of subsidiaries of $134,184 and legal settlements of $105,780 offset in part by increased interest expense of $39,166.

The Company’s effective tax rate for the year ended December 31, 2014 was 49.2% as compared to 40.3% in 2013. This increase is largely the result of differences in the timing of certain deductions for tax purposes.

Net income attributable to Medytox Solutions’ common stockholders for the year ended December 31, 2014 was $2,810,032 compared to $5,658,619 for the year ended December 31, 2013. The growth in operating income was more than offset by increases in income taxes and preferred stock dividends, resulting in the decline in net income attributable to common stockholders.

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Disputed Subsidiary

The dispute with Trident Laboratories, Inc. occurred in 2012. The assets and liabilities of Trident are excluded from the individual consolidated balance sheet line items and are presented separately as assets and liabilities from disputed activity at December 31, 2013. The operating activity for 2013 and the first quarter of 2014 is excluded from the consolidated statement of operations. Effective March 31, 2014, the Company’s management believed that the net assets of Trident are not recoverable and, as such, the Company has accounted for the disputed assets and liabilities as if they have been disposed, resulting in a gain on the disposition of $134,185. Trident was dissolved by the state on September 26, 2014.

For the three months ended June 30, 2015 compared to the three months ended June 30, 2014

Net Revenues

Net revenues were $9,381,651 for the three months ended June 30, 2015 compared to $15,953,899 for the three months ended June 30, 2014, a decline of $6,572.248 or 41.1%. Volumes from insured patients increased approximately 34% over the second quarter of 2014, but the Company reduced anticipated recovery rates on insured patients based on collection history, which offset the impact of this volume growth. The anticipated recovery on billings in the second quarter was reduced to 20% as compared to 28% in the second quarter of 2014. This reduction is a continuation of trend from prior periods as the recovery rate for the first three months of 2015 was estimated to be 25%. Reimbursements per sample also declined as a consequence of reduced insurance reimbursement practices and the mix of testing performed. Net revenues for the three months ended June 30, 2015 were also reduced by $971,022 due to the Company’s clean up and write off of accounts no longer deemed to be collectible.

Operating Expenses and Other Income

Our operating expenses for the three months ended June 30, 2015 were $13,973,359 as compared to $10,155,407 for the same period in 2014, an increase of $3,817,952 or 37.6%. This increase is driven by growth in general administrative expenses which were $9,396,040 for the three months ended June 30, 2015, an increase of $4,939,683 over the second quarter of 2014. The increase in general administrative expenses was due to the issuance of stock valued at $2,800,000 to certain employees and contractors during the quarter. The remainder of the general administrative expense increase reflects increased costs in IT due to continued development of the Company’s software offerings, additional administrative personnel and the first time inclusion of expenses of companies acquired in 2014. Depreciation and amortization reflected an increase in the three months ended June 30, 2015 of $439,159 due to the depreciation of software acquired in the Clinlab and Mime acquisitions. The increases in general administrative and depreciation and amortization expenses were somewhat offset by a decline in direct costs of revenues for the three months ended June 30, 2015. These costs reflected a decline of $1,518,684 as compared to the second quarter of 2014. This decrease in direct expenses is due to changes in the mix of testing being completed and timing of materials purchases. As a consequence of the IT investments, the Company has signed contracts in the third quarter of 2015 with customers for our EHR product.

As a consequence of the decline in net revenues and the increased operating expenses, the Company had a loss from operations of $4,591,708 for the three months ended June 30, 2015. For the same period in the prior year, the Company reported income from operations of $5,798,292.

Other expenses were $542,440 for the three months ended June 30, 2015 as compared to $100,813 for the same period of 2014 due primarily to increased interest expense.

As a consequence of the operating loss for the three months ended June 30, 2015, the Company has no taxable income and tax expense for the period. Rather, the Company is realizing a reduction in taxes in the amount of $878,000.

For the three months ended June 30, 2015, the Company is reporting a net loss attributable to Medytox Solutions’ common stockholders of $5,052,792 as compared to net income attributable to Medytox Solutions’ common stockholders of $1,988,937 for the same period in 2014.

For the six months ended June 30, 2015 compared to the six months ended June 30, 2014

Net Revenues

The Company’s net revenues for the six months ended June 30, 2015 were $23,030,433 as compared to net revenues of the same period in the prior year of $30,829,238, a decrease of 25.3%. Laboratory services revenues were $22,424,754 for the six months ended June 30, 2015 as compared to $30,519,321 for the six months ended June 30, 2014; a decline of 26.5%. Volumes for insured patients increased approximately 37% during the first six months of 2015. However, the beneficial impact of the increased volume was more than offset by declines in the charges per test due to changes in reimbursement practices of payors, the mix of tests being completed and an adjustment of $971,022 to clean up and write off accounts no longer deemed collectible which reduced net revenue. Further, the estimated collection percentage on charges was reduced to 22% for the six months ended June 30, 2015 as compared to 27% for the same period in 2014. The Company closed the PB Lab early in 2015 and these volumes were transitioned to the new EPIC facility. In addition to the volumes from PB Labs, EPIC had volume growth of nearly 82%. International Technologies and Alethea also contributed to the volume growth which was offset in part by a decline in volumes at the Biohealth lab.

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Operating and Other Expenses

Operating expenses for the six months ended June 30, 2015 were $25,407,580 as compared to $18,166,868 for the six months ended June 30, 2014. This represents an increase of $7,240,712 or 39.9%. Acquisitions completed in 2014 whose operating expenses were included in the entire period ended June 30, 2015, but for only a portion of the six months ended June 30, 2014 accounted for $1,757,584 of the increase. Without these added expenses, the growth in operating expenses in the first six months of 2015 as compared to 2014 would have been $5,483,128 or 30.1%. General and administrative expenses accounted for the largest portion of the increase in operating expenses. General and administrative expenses for the six months months ended June 30, 2015 grew $6,859,658 or 83.9% over the same period in 2014. The expenses of the acquired entities accounted for $1,408,408 of the increase. Another primary driver of the increase was $2,800,000 in stock compensation costs for employees and consultants. Other drivers were increases in headcount and contract labor to support the Company’s efforts in developing IT solutions and administrative support for the growing operations. Depreciation and amortization expenses for the six months ended June 30, 2015 were $1,250,434 as compared to $396,170 for the first six months of the prior year. This increase is primarily the result of depreciation expense from the significant capital investments in laboratory equipment and amortization of the software acquired, primarily at Clinlab. Sales and marketing expenses for the six months ended June 30, 2015 increased 14.1% to $2,321,788. The increase is driven primarily by the growth in the Company’s sales force and marketing activities. Despite increased lab volumes, direct costs of revenue reflected a decrease in the six months ended June 30, 2015 as compared to the same period of 2014 of $765,251. This decrease in direct expenses is due to changes in the mix of testing being completed and timing of materials purchases. As a consequence of the IT investments, the Company has signed contracts in the third quarter of 2015 with customers for our EHR product.

As a consequence of the decline in net revenues and the increased operating expenses, the Company had a loss from operations of $2,377,147 for the six months ended June 30, 2015. For the same period in the prior year the Company reported income from operations of $12,662,370.

Other expenses were $772,492 for the six months ended June 30, 2015 as compared to $63,528 for the same period of 2014. This change was driven primarily by increased interest expense offset in part by a gain on legal settlement.

Despite reporting a loss before taxes of $3,149,639 for the six months ended June 30, 2015, the Company has taxable income after eliminating certain items not currently deductible for tax purposes, primarily stock compensation expenses. As a consequence the Company has reported tax expense of $98,800 for the six months ended June 30, 2015. The effective tax rate for the six months ended June 30, 2015 was (3.1%).

For the six months ended June 30, 2015 the Company is reporting a net loss attributable to Medytox Solutions’ common stockholders of $4,568,833 as compared to net income attributable to Medytox Solutions’ common stockholders of $5,378,907 for the same period in 2014.

Liquidity and Capital Resources

Overview

The Company historically has utilized various credit facilities to fund working capital needs, acquisitions and capital expenditures. Future cash needs for working capital, acquisitions and capital expenditures may require management to seek additional equity or obtain additional credit facilities. The sale of additional equity could result in additional dilution to the Company's stockholders. A portion of the Company's cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products or technologies.

For the years ended December 31, 2014 and 2013, we funded our operations primarily through cash provided by operations and borrowings from third parties. Our principal use of funds during the year ended December 31, 2014 has been for payments on borrowings, acquisitions, additions to property and equipment, dividends to Preferred B shareholders, income tax obligations from prior years and general corporate expenses.

For the six months ended June 30, 2015, we funded our operations primarily through cash provided by operations and borrowings from related parties. Our principal use of funds during the six months ended June 30, 2015 has been for operating activities, additions to property and equipment, and dividends to Series B Preferred shareholders. For the six months ended June 30, 2014, we funded our operations primarily through cash provided by operations. Our principal use of funds for the six months ended June 30, 2014 was for acquisitions, dividends on Series B Preferred Stock, purchases of property and equipment and payments of notes payable and capital lease obligations. Management believes that based on the current level of operations, cash flow from operations and financing activities, the Company will have sufficient liquidity to fund anticipated expenses, tax obligations and other commitments for the next twelve months.

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Liquidity and Capital Resources during the year ended December 31, 2014 compared to the year ended December 31, 2013

As of December 31, 2014, we had cash of $2,406,246 and working capital of $2,180,708. The Company generated cash flow from operations of $8,254,275 for the year ended December 31, 2014 compared to cash provided by operations of $8,462,481 for the year ended December 31, 2013. The cash flow from operating activities for the year ended December 31, 2014 was primarily attributable to the Company’s net income from operations of $7,820,332, increased by depreciation and amortization of $1,500,453, stock issued for services and in lieu of cash compensation of $342,494 increase in allowance for bad debts of $8,661,355 offset by gains on legal settlements of $105,780 and disposition of a subsidiary of $134,185 and net changes in operating assets and liabilities of $10,175,763. Cash provided by operations for the year ended December 31, 2013 was primarily attributable to the Company’s net income from operations of $8,259,917, increased by depreciation and amortization of $407,971, stock issued for services of $62,500, stock-based compensation of $452,500, increase in allowance for bad debts of $12,219,399, accretion of loan costs as interest of 181,141 and net changes in operating assets and liabilities of $3,390,286.

Cash used in investing activities for the year ended December 31, 2014 included $2,491,567 for the purchase of property and equipment and cash paid for acquisitions of $1,600,000, offset by cash received in acquisitions of $68,3487. Cash used in investing activities for the year ended December 31, 2014 was attributable primarily to the purchase of property and equipment of $1,097,766 and cash paid for acquisitions of $ 735,052.

Cash used in financing activities for the year ended December 31, 2014, dividends on Series B Preferred Stock of $5,010,300, payments on notes payable of $3,498,800, payments on capital lease obligations of 457,126, offset by proceeds received from the issuance of notes payable of $3,000,000 to a related party. Cash used in financing activities for the year ended December 31, 2013 included primarily payment of dividends to Series B Preferred Stock holders of $2,601,298, payments on notes payable of $2,700,193, payments on related party loans of $195,000, and payments on capital lease obligations of $139,577 offset in part by proceeds from the issuance of notes payable of $1,300,000 and proceeds from the issuance of common stock of $286,000.

On May 14, 2012, the Company borrowed $550,000 from TCA Global Credit Master Fund, LP (the “Lender”) pursuant to the terms of the Senior Secured Revolving Credit Facility Agreement, dated as of April 30, 2012 (the “Credit Agreement”), among Medytox, MMM&S, MDI, PB Labs and the Lender.  The funds were used for general corporate purposes.  Under the Credit Agreement, Medytox may borrow up to an amount equal to the lesser of 80% of its Eligible Accounts (as defined in the Credit Agreement) and the revolving loan commitment, which initially was $550,000.

Medytox could request that the revolving loan commitment be raised by various specified amounts at specified times, up to a maximum of $4,000,000.  In each case, whether to agree to any such increase in the revolving loan commitment is in the Lender’s sole discretion.

On August 9, 2012, the Company borrowed an additional $525,000 in a second round of funding.  These additional funds were also used for general corporate purposes.  In this second round of funding, certain changes were made to the terms of the Credit Agreement:

•	the revolving loan commitment was increased from $550,000 to $1,100,000 and was subject to further increase, up to a maximum of $4,000,000, in the Lender’s sole discretion;

•	the maturity date of the loan was extended to February 8, 2013 from the original maturity date of November 30, 2012 (subject to the Lender’s continuing ability to call the loan upon 60 days written notice); and

•	A prepayment penalty was added of 5% if substantially all of the loan is prepaid between 91 and 180 days prior to the maturity date, or 2.50% if substantially all of the loan is prepaid within 90 days of the maturity date.

On December 4, 2012, the Company borrowed an additional $650,000 in a third round of funding.  These additional funds were used for general corporate purposes.  In this third round of funding, certain additional changes were made to the terms of the Credit Agreement:

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•	the revolving loan commitment was increased from $1,100,000 to $1,725,000 and was subject to further increase, up to a maximum of $15,000,000, in the Lender’s sole discretion;

•	the maturity date of the loan was extended to September 3, 2013 from the previous maturity date of February 8, 2013 (subject to the Lender’s continuing ability to call the loan upon 60 days written notice); and

•	A covenant was added to require that any subsidiary that is formed, acquired or otherwise becomes a subsidiary must guarantee the loan and pledge substantially all of its assets as security for the loan.

On March 4, 2013, Medytox borrowed an additional $800,000 from the Lender pursuant to the terms of Amendment No. 3 to Senior Secured Revolving Credit Facility Agreement, dated as of February 28, 2013 (“Amendment No. 3”). These additional funds were used in accordance with management’s discretion. In connection with Amendment No. 3, Advantage Reference Labs, Inc., a newly-formed wholly-owned subsidiary of Medytox, now known as EPIC Reference Labs, Inc., entered into a Guaranty Agreement to guaranty the TCA loan and a Security Agreement to pledge substantially all its assets to secure its guaranty.

On July 15, 2013, the Company borrowed an additional $500,000 from the Lender pursuant to the terms of Amendment No. 4 to Senior Secured Revolving Credit Facility Agreement, dated as of September 30, 2013 (“Amendment No. 4”). In connection with Amendment No. 4, Alethea Laboratories, Inc. and International Technologies, LLC, wholly-owned subsidiaries of the Company, each entered into a Guaranty Agreement to guaranty the TCA loan and a Security Agreement to pledge substantially all its assets to secure its guaranty. The maturity date of the loan was extended to January 15, 2014 from the previous maturity date of September 3, 2013 (subject to the Lender’s continuing ability to call the loan upon 60 days written notice). On August 12, 2013, the Company made a payment of $550,000 on the note. The maturity date of the loan has been further extended to September 15, 2014.

The borrowings under this facility were paid in full on September 8, 2014.

On December 31, 2014, the Company borrowed $3,000,000 from D&D Funding II, LLC, an entity owned in part by a director of the Company.

Liquidity and Capital Resources during the six months ended June 30, 2015 compared to the six months ended June 30, 2014

As of June 30, 2015, we had cash and working capital of $700,923 and $3,627,686, respectively. The Company’s operations consumed cash in the amount of $2,558,374 for the six months ended June 30, 2015 as compared to cash provided by operations of $4,643,543 for the six months ended June 30, 2014. The net loss from operations for the six months ended June 30, 2015 of $3,248,439 was the primary driver of this cash usage. Non cash charges and changes in net operating assets and liabilities in the amount of $2,009,859 offset the net loss, in part, to account for the cash consumed in the six months ended June 30, 2015. The net income from operations of $7,803,012 for the six months ended June 30, 2014, adjusted by non cash charges and changes in net operating assets aggregating $583,548 generated cash from operations of $7,219,464.

The Company’s income tax liabilities were $7,539,715 and $8,087,946 as of June 30, 2015 and December 31, 2014, respectively. Of the $7,539,715 income tax liabilities as of June 30, 2015, $1,943,925 relates to 2013 and $5,573,190 relates to 2014. On August 26, 2015, the Internal Revenue Service filed a lien against the Company relating to the 2013 federal tax liability.

Cash used in investing activities was $324,750 and $2,388,353 for the six months ended June 30, 2015 and 2014, respectively. In the six months ended June 30, 2015, the Company purchased property and equipment for $324,750. Cash used in investing activities for the six months ended June 30, 2014 included $920,024 for the purchase of property and equipment and cash paid for acquisitions of $1,500,000, offset by cash received in acquisitions of $31,671.

Cash from financing activities was $1,177,801 for the six months ended June 30, 2015 as a result of proceeds from the issuance of notes payable of $3,030,000 offset in part by dividends on Series B Preferred Stock of $1,320,394 and payments of capital lease of $474,305 and notes payable obligations of $57,500. Cash used in financing activities for the six months ended June 30, 2014 was $3,220,846 and included $2,424,105 of dividends on Series B Preferred Stock, payments on notes payable of $659,939, and payments on capital lease obligations of $136,802.

Under terms of the Senior Secured Revolving Credit Facility agreement with TCA Global Credit Master Fund, LP, originally signed May 12, 2012 and as subsequently amended, the Company executed an Amended and Restated Revolving Promissory Note, due January 15, 2014, in the amount of $3,025,000. The note was extended by the lender from January 15, 2014 to September 15, 2014. The borrowings under this facility were repaid in full on September 8, 2014.

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Critical Accounting Policies and Estimates

Our principal accounting policies are described in Note 2 of the consolidated financial statements included in Item 8 of this report. The preparation of the financial statements in accordance with accounting principles generally accepted in the Unites States (“U.S. GAAP”) requires management to make significant judgments and estimates. Some accounting policies have a significant impact on amounts reported in these financial statements. Our financial position and results of operations may be materially different when reported under different conditions or when using different assumptions in the application of such policies. In the event estimates or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. Significant accounting policies, including areas of critical management judgments and estimates, include the following:

Revenue Recognition

Service revenues are principally generated from laboratory testing services including chemical diagnostic tests such as blood analysis and urine analysis. Net service revenues are recognized at the time the testing services are performed and are reported at their estimated net realizable amounts.

Net service revenues are determined utilizing gross service revenues net of contractual allowances. Even though it is the responsibility of the patient to pay for laboratory service bills, most individuals in the United States have an agreement with a third party payer such as Medicare, Medicaid or a commercial insurance provider to pay all or a portion of their healthcare expenses; the majority of services provided by Medytox are to patients covered under a third party payor contract. Despite follow up billing efforts, the Company does not currently anticipate collection of a significant portion of self-pay billings including the patient responsibility portion of the billing for patients covered by third party payors. The Company currently does not have any capitated agreements. In the remainder of the cases, Medytox is provided the third party billing information and seeks payment from the third party under the terms and conditions of the third party payer for health service providers like Medytox. Each of these third party payers may differ not only with regard to rates, but also with regard to terms and conditions of payment and providing coverage (reimbursement) for specific tests. Estimated revenues are established based on a series of procedures and judgments that require industry specific healthcare experience and an understanding of payer methods and trends.

We review our calculations on a monthly basis in order to make certain that we are properly allowing for the uncollectable portion of our gross billings and that our estimates remain sensitive to variances and changes within our payer groups. The contractual allowance calculation is made on the basis of historical allowance rates for the various specific payer groups on a monthly basis with a greater weight being given to the most recent trends; this process is adjusted based on recent changes in underlying contract provisions and shifts in the testing being performed. The provision for bad debts represents our estimate of net revenues that will ultimately be uncollectable and is based upon our analysis of historical payment rates by specific payer groups on a monthly basis with primary weight being given to the most recent trends; this approach allows bad debt to more accurately adjust to short-term changes in the business environment. These two calculations are routinely analyzed by Medytox on the basis of actual allowances issued by payers and the actual payments made to determine what adjustments, if any, are needed.

Contractual Allowances and Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for contractual credits and doubtful accounts, which are estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for contractual credits and doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues which may impact the collectability of these receivables or reserve estimates. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Historically, revisions to the allowances for doubtful accounts estimates are recorded as an adjustment to provision for bad debts within selling, general and administrative expenses.

During the third quarter of 2014, the Company corrected the classification of the provision for bad debts from a component of operating expenses to a reduction in revenues. This presentation is required under U.S. GAAP due to the uncertainties of collection of the self-pay portion of patent service revenues.

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Impairment or Disposal of Long-Lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820 “Fair Value Measurements and Disclosures” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Stock Based Compensation

The Company accounts for Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

On September 25, 2013, the Company’s board of directors approved and adopted Medytox Solutions, Inc. 2013 Incentive Compensation Plan (the “Plan”). The Plan was approved by the holders of a majority of the voting stock of the Company on November 22, 2013. The Plan provides for the grant of shares of common stock, options, performance shares, performance units, restricted stock, stock appreciation rights and other awards. As of December 31, 2013, no awards had been granted under the Plan. As of the date of this report, options to purchase 1,035,000 shares of common stock and 210,000 restricted shares of Common Stock have been granted to the Company’s employees and consultants under the Plan.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees. Under ASC 505-50, the Company determines the fair value of the options, warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options or warrants issued to non-employees are recorded in expense and additional paid-in capital in stockholders’ equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options or warrants at the end of each period.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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INFORMATION WITH RESPECT TO COLLABRX’S BUSINESS

Overview

CollabRx, Inc. develops and markets medical information and clinical decision support products and services intended to set a standard for the clinical interpretation of genomics-based, precision medicine. Building on a comprehensive and specialized knowledge base, software systems that facilitate dynamic updating and automated reporting, and a large network of independent expert clinical advisors, we have developed a suite of unique and differentiated information products and services. These products include a scalable system for providing high-value information on biomarkers and related therapies for inclusion in reports prepared by diagnostic labs reporting on the results from their multi-biomarker genomic-based tests. In addition, we have developed decision-support tools for physicians and patients to assist with treatment planning for advanced cancer, offered over the Internet in both web-based and mobile apps. We believe that both product sets are highly synergistic, and allow opportunities for enhancement, cross-fertilization and adoption that go beyond what each would offer individually.

Our overall vision is that we are at the dawn of an era of explosive growth of data and information generated at the molecular level that must be interpreted and contextualized into knowledge before it can be used effectively by either physicians or patients. We regard this knowledge as being the most valuable portion of the molecular diagnostic process and we believe that all sectors of the healthcare industry, including providers, insurers, drug developers and patients, are potential users of this knowledge. We aim to deliver our proprietary interpretive content as quickly as possible and in as many usable forms as possible via the Internet.

We are just entering our commercialization phase. The systems and approach that we have developed can be applied to many disease states, but we have chosen to focus initially on cancer, an area of tremendous need and potential. We believe that our approach is unique, disruptive in the market and well timed, offering the potential for high growth, profitability and above average returns for investors.

We support oncologists and pathologists in their efforts to plan treatment approaches for their advanced cancer patients. We do so through three major information products, all of which are based on a proprietary knowledgebase that is informed by external data sources, our in-house experts, and a large network of independent clinical advisors. We attempt to gather together much of the data and evidence that is relevant to different therapeutic approaches in the context of the presence of specific genetic biomarkers, relating those to the relevant drugs and clinical trials that may help a physician plan a treatment approach for a patient. Similar to an electronic library, we focus on keeping the information comprehensive, accurate, current and easy to access. Currently, our information products include the following:

Product	Users	Description	Business Model
Genetic Variant Annotation Service™ (GVA™)	Pathologists and Laboratory Medical Directors via cloud-based servers	Automated clinical interpretation of tumor genetic alterations (mutation and copy number variation)	Laboratories pay $75-$150 per test event or purchase annual subscription
Therapy Finders® for Melanoma, Colorectal and Lung Cancer and Metastatic Breast Cancer	Oncology professionals at the point-of-care	Web-based expert systems for clinical decision support	Advertising and sponsorship sharing with on-line media partner MedPage Today
CancerRx	Oncology professionals at the point-of care	Mobile app with reference tools, social media, and expert systems	Advertising and sponsorship sharing with media partner MedPage Today

Since launching our Genetic Variant Annotation Service (GVA) in August 2013, several prominent diagnostic laboratories, comprehensive cancer centers and life science companies have become customers of and/or partners in this product, including: Life Technologies, Inc. (now Thermo-Fisher, Inc., Carlsbad, California), Affymetrix, Inc. (Santa Clara, California), OncoDNA, SA (Brussels, Belgium), Sengenics, Pte., Ltd. (Singapore), Cynvenio Biosystems, Inc. (Westlake Village, California), Quest Diagnostics, Inc. (Madison, New Jersey), CellNetix Pathology and Laboratories (Seattle, Washington), Genoptix (a Novartis company, Carlsbad, California), The Jackson Laboratory for Genomic Medicine (Bar Harbor, Maine), The University of Chicago Medical (Chicago, Illinois) and The Ohio State University Medical Center (Columbus, Ohio).

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Our Therapy Finders® and CancerRx were made available free to physicians and patients via our on-line media partner, MedPage Today, the professional property of Everyday Health, Inc. On June 16, 2015, we terminated our exclusive agreement with MedPage Today which is run by Everyday Health, Inc. We are in the process of updating Therapy Finders® and/or developing alternative decision support products for distribution directly by us or in connection with other on-line media partners. We continue to offer our Therapy Finders® on the CollabRx website.

Company Background

CollabRx (f/k/a Tegal) was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc. We designed, manufactured, marketed and serviced specialized systems used primarily in the production of semiconductors and micro-electrical mechanical devices, including integrated circuits, memory devices, sensors, accelerometers and power devices. Beginning in late 2009, we experienced a sharp decline in revenues resulting from the collapse of the semiconductor capital equipment market and the global financial crisis. In a series of transactions from 2010 to 2012, we sold the majority of our operating assets and intellectual property portfolio. During the same time period, our Board of Directors evaluated a number of strategic alternatives, which included the continued operation of the Company as a stand-alone business with a different business plan, a merger with or into another company, a sale of the Company’s remaining assets, and the liquidation or dissolution of the Company. We investigated opportunities within and outside the semiconductor capital equipment industry and evaluated a number of transactions involving other diversified technology-based companies. Throughout this process, we developed and refined our criteria for a business combination, with an eventual focus on the healthcare industry, and specifically information technology and services within the healthcare industry.

On July 12, 2012, we completed the acquisition of a private company called CollabRx, Inc. (the “2012 Merger”), pursuant to an Agreement and Plan of Merger dated as of June 29, 2012 (the “2012 Merger Agreement”). As a result of the 2012 Merger, CollabRx became a wholly-owned subsidiary of the Tegal Corporation. In consideration for 100% of the stock of CollabRx, we agreed to issue an aggregate of 236,433 shares of common stock, representing approximately 14% of the Company’s total shares outstanding prior to the closing, to former CollabRx stockholders. As of July 12, 2012, these shares had a fair value of $932. We also assumed $500 of existing CollabRx indebtedness through the issuance of promissory notes. The principal amount of the promissory notes is payable in equal installments on the third, fourth and fifth anniversaries of the closing date of the 2012 Merger, along with the accrued but unpaid interest as of such dates. Prior to the closing of the 2012 Merger, we provided $300 of bridge financing to CollabRx. After the completion of the 2012 Merger, this loan was reclassified to be included as part of the purchase price, and the loan was thereby extinguished. In addition, in connection with the 2012 Merger, we granted a total of 368,417 restricted stock units (“RSUs”) and options as “inducement grants” to newly hired management and employees, all subject to four-year vesting and other restrictions. In December 2012, an aggregate of 215,475 RSUs were forfeited in connection with the resignation of James Karis as our Co-Chief Executive Officer.

The Cancer Market and Genomic Testing

Cancer is a worldwide health concern. In 2002, cancer eclipsed heart disease as the number one cause of death in the U.S. for individuals under the age of 85, according to the National Cancer Institute. In the U.S., nearly 12 million individuals are living with a cancer diagnosis, approximately 7 million individuals are being treated for cancer, approximately 1.5 million new cases are diagnosed each year, over 600,000 people die from cancer each year (6 million deaths worldwide), and nearly 1 in 3 females and 1 in 2 males will be diagnosed with cancer in their lifetime, according to the American Cancer Society. Age is the number one risk factor for the development of cancer. Nearly 80% of cancers are diagnosed in individuals aged 55 years and older, which is the fastest growing age segment of the U.S. population according to the U.S. Census Bureau. JPMorgan recently estimated that the total market opportunity for testing in cancer is estimated at $10B in 2014 in the U.S. alone, growing to $25B by 2018, but this opportunity has only been partially tapped.

Cancer treatment and research has been experiencing an unprecedented explosion of knowledge in the past 5-10 years. There are over 500 new cancer therapies in pre-clinical development, thousands of diagnostic labs (private and hospital based), more than 10,000 cancer-related clinical trials are currently ongoing, and over 100,000 cancer-related papers are published in the scientific literature annually, according to PubMed and ClinicalTrials.gov. The knowledge explosion is associated with two interrelated key drivers: (i) cancer is fundamentally a disease of the genome, (i.e., genetic mutations cause cancer), and (ii) the costs and time to sequence genes (and discover mutations that can be targeted for therapy) have been falling at an increasing rate, driven principally by new sequencing technologies commonly referred to as “Next Generation Sequencing” or “NGS”. The concept of a “$1,000 genome” has broad psychological implications since it represents the price point at which leading experts believe that every cancer genome will be sequenced.

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Large-scale genetic sequencing studies in tumors are rapidly uncovering mutations in genes that can be selectively targeted by pharmaceutical and biotechnology companies. There were fewer than 10 cancer genes in 2008 in which genetic aberrations were strongly associated with treatment implications. By comparison, there is broad consensus that there are currently approximately 50 such genes based on recent studies, a number that is expected to double in the next year even as additional mutations are being discovered in genes already associated with cancer. Currently there are approximately over 95 biomarkers representing thousands of mutations in aggregate that are associated with at least some level of clinical actionability. This number is expected to increase rapidly as new discoveries are made.

Competitive Strengths

Faced with this explosion of data that results from the sequencing of multiple genes with hundreds of possible mutations within a single patient tumor, hospital laboratories, diagnostic companies and physicians alike are faced with the challenge of learning about evaluating, and staying current with the therapeutic implications of the presence of such mutations in their patient’s tumor biopsies. CollabRx is differentiated and unique as an information company. We are not a diagnostic lab offering a particular test or series of tests in cancer diagnostics. Instead, we have focused exclusively on the information, analysis and interpretation-based steps in the diagnostic workflow, developing and refining the increasingly complex task of delineating the relationship between known or studied biomarkers in cancer with the therapeutic strategies that the published evidence supports. With our web-based and mobile apps, we provide a means for physicians to access our knowledgebase easily at the point-of-care. For laboratories, we provide a credible, third party resource for the dynamic information and analysis that is needed to interpret the results of genetic tests.

In general, the diagnostic testing workflow for multi-gene cancer testing is comprised of the following steps, with CollabRx focused on the last three:

•	Specimen Handling - including acquisition, transport and acceptance by the lab

•	Sample Prep – extraction of DNA from specimen tissue and preparation for NGS testing

•	Genetic Analysis – sequencing, which results in raw sequencing data file suitable for exporting from platform

•	Bioinformatics – variant calling and quality filtering, resulting in a structured VCF file

•	Data Analysis / Interpretation – identification of “actionable” variants and clinical decision support algorithms

•	Reporting – visual analysis, report configuration in format suitable for physicians

•	Downstream Analytics - compare results across patients; correlate with clinical outcomes; integrate with EMR data

Our conviction is that the interpretation and reporting of genomic-based test results will become the key differentiator in the market, as opposed to the design and performance of the test itself, given the rapid commoditization of NGS data generation and inherent lack of intellectual property in the sequencing steps. Ultimately, we believe physicians will judge the quality of a diagnostic test based on the quality of the report, and how well it supports the treatment decision process. This requires a fine balance between comprehensiveness of content and brevity, the ability to prioritize test results based on the inclusion of additional test or patient data, methods to explore the supporting evidence, and a variety of means to access the report. All of these features are either in our current products or on our product roadmap and we believe that we have substantially more experience in determining the information that should be included and features of a report than any other company of our type. Furthermore, there are significant capital efficiencies in operating as an information and data analytics company, as opposed to a vertically integrated, clinical laboratory. We believe that the evolving regulatory and competitive landscape in genomics-based medicine favors our approach over that of an integrated lab. We are platform agnostic, independent, adaptable and unregulated.

We believe that diagnostic companies, medical centers, hospital labs and other community-based labs interested in developing a genomics testing capability will confront the challenges associated with developing and maintaining a clinically-oriented, evidence-based biomarker reference database, and increasingly will realize that it is better to “buy” than to “build.” As a first-mover in developing an independently vetted, comprehensive, and frequently updated knowledge base in clinical oncology, as well as the means to address large-scale testing, we believe that we have a significant and sustainable lead over other organizations, including those that have traditionally been involved in or serve the genomics-based research community.

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In addition, we believe that it is important to address physician needs for information directly, rather than solely via diagnostic laboratories. For this reason we have continued the development of our web-based and mobile applications, addressing oncologists and pathologists at work and at home, providing a resource for both education and for decision-support. Through these point-of-care products, we strive to build a recognizable brand identity as a reliable and credible resource for molecular information in cancer that extends past “guidelines” or the “standard of care” which are both typically months or years behind where the evidence and thought leaders believe treatment strategies for their advanced cancer patients can be found.

Our ability to compete in these markets and our ability to serve the needs of physicians treating advanced cancer patients rests on a set of principles and ideas that are potentially very disruptive to the markets that we serve and which offer an opportunity for extraordinary growth and profitability. We believe that the following attributes of CollabRx provide a sustainable competitive advantage:

•	Our proprietary knowledgebase is focused on actionable information for physicians – CollabRx medical and scientific content is organized in a knowledgebase that expresses the relationship between genetic profiles, other aspects of the medical record (e.g., stage, prior treatments), and therapy considerations including molecular diagnostics, medical tests, clinical trials, drugs, biologics, and other information relevant for treatment planning. Capturing how highly respected practicing physicians use this information in the clinical setting further refines the knowledgebase. Importantly, all content is dynamically updated to reflect the continual release of relevant information into the public domain; updates are provided monthly. Our focus is on providing actionable information that physicians can use to plan treatment strategies for their advanced cancer patients and identifying the evidence in the public domain that justifies the therapy options presented.

•	Our automated software platform is scalable and capable of handling high test volumes and fast turn-around times – The CollabRx “Semantic Integration Platform” or SIP brings together methods track important changes in molecular oncology from numerous sources, including the published literature and many of the centralized publicly available databases utilized by biomedical and translational clinician/scientists. The SIP is a powerful analytical platform for identifying actionable biomarkers, and incorporates specialized tools that help our knowledge engineers in the curation of the source material. It manages the uploading and analysis of customer provided test results, accumulates and prepares data and reports for export, and provides systems for quality assurance, automated approval, change management, documentation and project management. Our SIP provides CollabRx with a scalable, interactive service that can handle large test volumes and still maintain fast turn-around times for our customers.

•	Our large network of independent expert clinical advisors – We currently have a large network of independent, uncompensated expert advisors, organized by both tissue-specific editorial boards and pan-cancer or biomarker-centric boards, provides a unique, unbiased mechanism to inform and prioritize treatment strategies based on evidence. Currently, portions of our knowledge base that inform our Therapy Finders® (and which already include markers for histopathology, stage, prior treatment history and molecular tests) are invoked when the biomarker test results also include a diagnosis matching one of our Therapy Finders®. Over time, we believe that through the formation of additional editorial boards and the development of additional Therapy Finders®, we will have a means to broaden and enrich our knowledge base in a way that addresses what promises to be an evolving need for more complex, comprehensive and independent decision support. We write and publish with our advisors in the peer-reviewed literature and at conference proceedings, select methods and frameworks by which we qualify the clinical actionability of biomarkers, and participate in original studies that leverage these standards.

•	Our first-mover advantage and independence - We believe that CollabRx is the first company to have focused exclusively on the information-based, value-added steps of the diagnostic testing workflow in the context of providing clinical grade interpretation of multi-gene testing in cancer, separate from the processing of tissue samples in a laboratory environment. We have built our knowledgebase, software platform and information products over several years with an investment of nearly $20M. Without a diagnostic panel or test of our own, we can remain agnostic both with respect to the test vendor and the testing platform. In addition, since our network of independent expert advisors come from over 26 prominent institutions from 6 countries, we believe that we can also avoid any inherent or institutional bias in the analysis of test results and the formation of therapeutic options for cancer patients.

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Growth Strategy

Our strategic vision is to become a leading source of high value, independently reviewed, actionable information on molecular medicine that supports decision-making by physicians and patients, embodied in tools and services whose performance or use allow us to accumulate data that is valuable to paying segments of the health care ecosystem. We intend to build our information franchise first in oncology, and then expand to other genomics-based disease areas that are amenable to our approach of automated, scalable, and expert-vetted content creation and distribution.

Payors, individual practitioners and patients alike will increasingly want to understand the power and utility of biomarkers and their associated targeted therapies in connection with treatment planning. By making our knowledge base accessible through easy to use web-based and mobile apps, we believe that we can extend our franchise beyond oncology, cross-sell related products and provide a service that is currently unmatched in the health care marketplace.

Our growth strategy includes the following key elements:

Marketing of our Genetic Variant Annotation™ Service (GVA™) into additional segments within the clinical diagnostic laboratory market. Since launching the GVA, we have been engaged primarily in a business development effort with the largest general reference laboratories, with the belief that these laboratories will eventually make up a large portion of all of the genomic tests administered to cancer patients. We have also been successful in attracting some of the most prominent specialty reference laboratories in the US. We intend to continue to formalize our approach to these market segments, relying more on marketing than business development. We have had some success in penetration of the important academic hospital lab segment, but intend to do more in this segment, likely in association with strategic partners. The additional segments of community hospital labs and research labs are not prominent short-term targets for the GVA, but will be addressed via partnerships with other companies for whom these are target markets. While most cancer patients are treated in community hospitals, their in-house laboratories currently rely largely on either the general or specialty reference labs for cancer genomic testing.

Forming strategic partnerships with life science companies to expand GVA biomarker coverage and utility and to engage with them in cooperative marketing efforts. An example of such a strategic partner is Affymetrix, Inc., which has supported our inclusion of Copy Number Variation (CNV) data, which along with sequencing data, provides a comprehensive genetic profile of somatic tumors. In addition to supporting the inclusion of CNV data in our GVA, Affymetrix is supporting a cooperative marketing effort to their clinical research customers. Another life science company with whom we were engaged in the early development of our GVA was Life Technologies, Inc. (now a part of Thermo-Fisher). We are actively seeking additional strategic partnerships with life science and other large companies to both expand the utility of our GVA and to market to our mutual customers.

Forming partnerships with companies in the diagnostic testing workflow to enhance the GVA and to expand our customer base. Particularly in the academic hospital laboratory segment, there is a wide range of capabilities in the area of information technology (IT). A certain base level of IT capability is needed to design, manage and track test results and to prepare reports for ordering physicians. Several companies with whom we have entered agreements, such as GeneInsight, Inc., have developed product offerings in these areas. Our aim is to be able to offer our GVA content through such IT platforms. In addition, we have established a partnership with Omicia, Inc. which offers both IT support to labs and provides a powerful platform and algorithm for genomic research. We are also seeking to tie-up with companies that are integrated into or offer Electronic Medical Records, to facilitate the integration and reporting of additional high value patient data, such as clinical outcomes.

Supporting the advertising and sponsorship sales activities of Everyday Health, Inc. in connection with the current and future Therapy Finders® and CancerRx mobile apps. With the successful launch of the CancerRx mobile app in connection with MedPage Today, the sales and marketing teams of Everyday Health have been actively recruiting advertising and sponsorships for the app, which is free to registered users of MedPage Today. We intend to provide our specialized expertise related to the information needs of oncologists and pathologists to promote CancerRx to the largest pharmaceutical and diagnostic companies. In addition, we intend to develop additional Therapy Finders® for other cancers and other tools and features that will drive repeat usage for inclusion on both MedPage Today and CancerRx. Eventually, with continued and prolonged use of the app by physicians, we will be able to develop anonymous data sets which we believe will be of assistance to the detailed sales efforts of our sponsors and advertisers. On June 16, 2015, we terminated our exclusive agreement with MedPage Today which is run by Everyday Health, Inc. We are in the process of updating Therapy Finders® and/or developing alternative decision support products for distribution directly by us or in connection with other on-line media partners. We continue to offer our Therapy Finders® on the CollabRx website.

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Products and Technology

We are focused on developing and delivering content-rich knowledge-based products and services that inform healthcare decision-making, with an emphasis on genomics-based “precision” medicine and big data analytics. Our proprietary content is organized in a knowledge base that expresses the relationship between genetic profiles and therapeutic options, including molecular diagnostics, medical tests, clinical trials, drugs, biologics, and other information relevant for cancer treatment planning. We have developed a method for capturing how practicing physicians use this information in the clinical setting, by incorporating within the knowledge base the views of a large network of independent key opinion leaders in medicine and medical research. We currently deliver our proprietary content to users via web-based applications and services in the “cloud “ serving physicians and their patients in two settings: (i) at the point-of-care in the “clinic”, and (ii) indirectly, as a part of a genetic test report provided to an ordering physician by a diagnostic testing laboratory, (i.e., the “lab”). Portions of our web-based applications are currently available free to physicians and patients through commercial on-line media partners under a license plus advertising or sponsorship revenue sharing arrangement. The content that we offer to laboratories is sold based on a variation of a “Software as a Service” or SaaS business model, in which our content is provided on a one-time, subscription or per test basis. We also receive fee-for-service payments in connection with customized user interfaces to our database.

We use the term “big data” to refer to datasets whose size is beyond the ability of typical database software tools to capture, store, manage, and analyze. We use the term “cloud” to mean a product or service that can be delivered via the Internet, usually on a pay-for-use or subscription basis, versus the purchase and installation of enterprise-based software, which typically requires investments in both software and hardware, often also requiring large-scale customization efforts.

We search publicly available databases as source documents for our knowledgebase. Such databases include those that are available, either free or on a commercial basis, in the areas of clinical trials, drugs, investigational compounds, biomarkers, bioinformatics, cancer oncology and literature. We then aggregate, annotate and integrate these datasets for the purpose of defining the relationship of biomarkers to therapeutic strategies, drugs and clinical trials. None of the individual databases we utilize as sources provide information on the interrelationships of these discrete elements. In addition, CollabRx has developed a process for incorporating the guidance of our network of physician and research advisors in the selection of the most relevant data for specific diagnoses, histopathological data, prior treatments and biomarkers. The result of this software and expert-assisted process is proprietary content that includes decision rules, succinct statements of therapeutic strategy and a comprehensive listing of appropriate drugs and clinical trials, all related to specific aberrations which might be observed in connection with genomic testing.

Although the process and results are proprietary, we always refer to the relevant source documentation that provides the support for the identification of an actionable biomarker, typically a peer-reviewed, published paper. In this way, we avoid the “black-box algorithm problem” which is prevalent in other companies’ predictive analytical models, but is not currently a trusted methodology in medical practice. Our proprietary content is incorporated into our knowledgebase, which is updated regularly with the assistance of a large network of independent advisors, and which forms the basis for all our products and services.

In addition to analyzing the sequencing data that we collect, we intend to pursue collaborative arrangements with other companies and entities that provide contract research services to oncology practices, conduct in-house clinical and translational research, collect information on patient outcomes and link this information to genetic sequencing data, and calculate the relative costs and benefits associated with different diagnostic tests and therapies. We expect such efforts to lead to novel insights and advances to improve the quality of cancer care and reduce the costs of delivering it.

The physicians and researchers within our network of advisors have agreed to participate in our efforts for an indefinite term, on an uncompensated basis, and without a formal agreement. The board assignments, biographies and current affiliations of all of our advisors are posted on our website.

The systems and approach that we have developed for knowledge aggregation, content creation and expert advisory management can be applied to many disease states, but we have chosen to focus initially on genomic medicine in cancer, which is sometimes referred to as “precision oncology.” This is an area of tremendous activity and promise, where clinical research in genomics has given rise to scores of “targeted” therapies that have proven in many cases to prolong the lives of cancer patients. We believe that oncology is also the area of greatest need, where physicians and patients lack convenient access to clear and easy-to-understand information about which drugs, tests and clinical trials should be considered in constructing a cancer treatment plan based on the genetic profile of a tumor. Our overall vision is that we are at the dawn of an era of explosive growth of data and information generated at the molecular level that must be interpreted and contextualized into knowledge before it can be used effectively by either physicians or patients. We regard this knowledge as being the most valuable portion of the molecular diagnostic process and we believe that all sectors of the healthcare industry, including providers, insurers, drug developers and patients are potential users of this knowledge. We aim to deliver our proprietary interpretive content as quickly as possible and in as many usable forms as possible, via the Internet.

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Products

Therapy Finders® and CancerRx Mobile App

Our Therapy Finders® web-based application serves as an initial user-interface to the underlying knowledge base. It is available free of charge on our website. Our Therapy Finders® are also offered to registered physicians through MedPage Today, an offering of Everyday Health, Inc. MedPage Today is a rapidly growing online site that serves 96% of all oncologists and 1.6 million monthly online unique users. Our agreement with Everyday Health provides for an annual license fee payable to our Company and sharing of sponsorships and advertising revenue generated by Everyday Health.

Our Therapy Finders® products are available free-of-charge on our website. Our Therapy Finders® are a series of cancer-specific, web-based apps which are accessed by physicians and patients, usually in the physician’s office. After indicating a number of pre-set options related to stage of cancer, histopathology, prior treatments and presence of biomarkers on an input page, the physician is presented with a results page which explains the role of the biomarker, identifies a possible therapeutic strategy for that particular set of inputs, along with tabs associated with searchable lists of relevant drugs and clinical trials. Therapy Finders® are an interactive, informational and educational resource for both physicians and patients, and can be used for decision-support. Therapy Finders® do not provide the level of detailed information on specific test results that are available from the GVA. Therapy Finders® are offered free of charge and the advisors associated with the development and updating of each app are prominently featured. The development and distribution of Therapy Finders® is partially supported by sponsorships and advertising revenue. Our aim is to make this tool available as widely as possible, through as many channels as possible, to help community physicians understand the relevance of biomarker testing and the availability of potential therapies for their advanced cancer patients.

Our Therapy Finders® products are available on both our website and on the MedPage Today website. There is no material difference between the Therapy Finders® presented on both websites. The only differences are cosmetic, such as background color and placement of individual frames. Initially, the language used in our Therapy Finders® presented on our website was geared toward patients. When the opportunity arose in connection with MedPage Today, we modified the language to be more physician-friendly and indicated this by appending “Professional” to the title “Therapy Finder.” In order to avoid confusion, we replaced the patient oriented version on our website with the professional version that is distributed through MedPage Today. At the same time, we also undertook to revise the other Therapy Finders® appearing on our website, but not yet distributed through MedPage today, to the professional (physician-friendly) version, and labeled them as such. Nevertheless, we anticipate offering both professional and patient oriented versions of our Therapy Finders® in the future.

In 2014, we redesigned our Therapy Finders® so that they could be accessed by physicians using the iOS operating system from Apple, Inc. via an iPhone or an iPad, and have named this mobile application “CancerRx.” CancerRx was co-developed with MedPage Today of Everyday Health, Inc., with the ownership of the application retained by CollabRx. A special feature of CancerRx is a daily oncology newsfeed from MedPage Today, all with real-time over the air updates. Under our agreement with MedPage Today each company absorbs its own costs for the development, and we share the gross advertising, sponsorship and data analytics revenues associated with the app. We launched CancerRx during the first fiscal quarter of fiscal year 2015.

On June 16, 2015, we terminated our exclusive agreement with MedPage Today which is run by Everyday Health, Inc. We are in the process of updating Therapy Finders and/or developing alternative decision support products for distribution directly by us or in connection with other on-line media partners. We continue to offer our Therapy Finders on the CollabRx website.

Genetic Variant Annotation™ Service (GVA™)

Within the clinical laboratory market segment, our current offering provides the clinical interpretation of genetic variants present in human tumor biopsies, and is sold directly to diagnostic labs that perform molecular testing on patients. Our “Genetic Variant Application” or “GVA” is compiled dynamically by our software platform to provide specific insights to a patient’s diagnostic test results on a test-by-test basis. The GVA results are provided to laboratories in a variety of forms, including with a front-end user interface or directly integrated into a customer’s laboratory information management system. Drawing on our interactive and up-to-date knowledge base, a diagnostic lab medical director can select the most relevant insights for a particular patient at the time of testing, and incorporate those insights on potential therapeutic strategies within the report that is transmitted directly back to the ordering physician (typically an oncologist or pathologist). Our content is branded and identified as “Powered by CollabRx” within the test report. We deliver the GVA product via a cloud-based variation on a SaaS business model, and we receive payment directly from the diagnostic laboratory, typically on a per-test basis. Because we are independent and focused exclusively on providing information on actionable biomarkers, we are able to offer our service to many of the hundreds of laboratories globally that offer genetic testing of cancer tumors.

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The GVA is a service offered to diagnostic testing laboratories, including academic medical centers and commercial laboratories. Our lab customers provide us with a test result, usually in the form of an electronic file that represents the results of a genomic test, typically from a “Next Generation Sequencing” (NGS) or similar testing platform. We analyze the test results for the purpose of identifying those aberrations which we have annotated in advance as being “actionable” (i.e., related to a therapeutic strategy). We provide the testing lab with a report, incorporating specific information regarding identified biomarkers and associated therapeutic strategies for each, along with relevant drugs and clinical trials, to a level and in a format that we have agreed in advance with our customer. We are compensated for this service either on a per-test or on a volume-adjusted subscription basis. This service is not available to the public and is not available on our website. To date we have signed SaaS-based, multi-year agreements with Life Technologies, Inc. (Carlsbad, California), OncoDNA, SA (Brussels, Belgium), Sengenics, Pte., Ltd. (Singapore), Cynvenio Biosystems, Inc. (Westlake Village, California), Quest Diagnostics, Inc. (Madison, New Jersey), CellNetix Pathology and Laboratories (Seattle, Washington), Genoptix (a Novartis company) (Carlsbad, California), The Jackson Laboratory for Genomic Medicine (Bar Harbor, Maine).

Technologies

The knowledge base that underlies our clinical and laboratory is focused on the “actionable” molecular biomarkers and evidence-based medicine that guides the selection of therapeutic options. We determine “actionability” based on a defined set of measures of the strength of evidence and other objective criteria supporting different levels of “actionability”. The information that we aggregate, synthesize and report to physicians is based solely on data available publicly in the medical literature. It is referenced with respect to its source documentation and is vetted for appropriateness and relevance as needed by our network of more than 75 independent key opinion leaders, whose identities and biographies are posted on our website. In these important ways we are transparent in our approach to providing the information that supports the day-to-day decisions made by practicing physicians. We have simplified and made more efficient the process by which many physicians would otherwise collect the needed information to make or support clinical decisions (e.g., web search followed by reading). We have performed the searches and compiled the relevant information in advance on behalf of users, ensuring that the information is comprehensive, relevant and up-to-date. Basically, we provide an easy-to-use, efficient, interactive on-line library for practicing oncologists and laboratory medical directors.

We have developed sophisticated, artificial-intelligence-based software programs that allow us to aggregate data from publicly available sources of published, peer-reviewed scientific and medical literature, abstracts and case reports. Our “Semantic Integration Platform”, or SIP, allows us to update on a regular and frequent basis a proprietary knowledge base that links several external and internal databases with information on known and emergent biomarkers, molecular tests that are available to assist with further diagnoses, drugs and compounds that have either been approved as drugs or are under investigation, and the relevant clinical trials that are recruiting patients for further research. All of this information is referenced to published source documentation. We annotate and curate the basic information, creating high-level summaries designed to contextualize for physicians and patients the relationships between the identified biomarkers and the available testing and treatment options.

Fundamental to our business is the concept that “thought-leader” medicine drives advances in clinical practice. Physicians and researchers in the major cancer centers in the United States and abroad that oversee cutting-edge clinical research are discovering new treatment and testing options for patients at an increasingly rapid pace, due in large part to advances in testing and information technology. Treatment options that are incorporated into routine clinical practice “standard of care” guidelines fail to keep up with the rapid pace of discovery in the research laboratories. We have addressed this problem by assembling a large network of leading oncologists and researchers and by providing them with a platform to integrate their knowledge into clinical practice and to distribute that knowledge widely to other practicing physicians. Generally speaking, most patients at this stage are “beyond the standard of care.” We believe this “democratization” of thought-leader medicine is disruptive to the status-quo of compartmentalized, institution-based diagnosis and treatment.

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Building on the well-established conceptual framework for publishing in medicine, we have assembled a network of Editorial and Advisory Boards of independent physicians and researchers, based around specific expertise in organ or location-based cancers (e.g., melanoma, colorectal, breast, prostate, etc.) and “pan-cancer” (a biomarker-centric, non-location specific view). Each Editorial Board has a Chairperson and consists of 6 – 12 additional experts recruited by the Chair and assembled specifically to help us model each disease on a molecular level, to create decision nodes for the consideration of additional testing or therapy options, and to weigh alternative treatments against the highest quality of peer-reviewed scientific and medical evidence. Several of our models have been co-authored by our Editorial Board members and published in open access, peer-reviewed journals. The decision-support features of the knowledge have been developed into easy-to-use, web-based Therapy Finder™ applications that we have made available to physicians and patients free of charge on our website and through other online media outlets. In this way, we fulfill our commitment to transparency and the democratization of thought-leader medicine.

Customers

As we transitioned into healthcare, our customers changed materially. Until February 9, 2011, our sales were primarily to large semiconductor and micro-electrical mechanical systems (“MEMS”) device manufacturers. We generate revenues from a small number of customers. In fiscal year 2015, six customers accounted for 78% of our revenues. In fiscal year 2014, five customer accounted for 96% of our revenues. The loss of any of these customers would significantly impact our operating results in future periods. As we continue to make inroads into the commercialization phase of our current business, we expect that our customer base will expand and that our sales will be less concentrated.

Marketing, Sales and Service

We focus on content creation through the aggregation of peer-reviewed published data and its review and interpretation by clinical experts, and the incorporation of that content into products that provide current, credible and actionable information to users. Updated frequently, such information is highly valuable to several segments of the healthcare market, including patients, healthcare providers (e.g., oncologists and pathologists), provider networks, laboratories, diagnostic companies, medical institutions, pharmaceutical and biotechnology companies, and contract research organizations. The diversity of potential users of such information requires a corresponding diversity in marketing approaches and sales strategies. For this reason, we have chosen to enter the markets through strategic partnering arrangements with companies that already have a significant presence in each of the market segments.

For our clinical products, we formed our first strategic partnership with Everyday Health, Inc. a leading on-line media company in the healthcare market. Our agreement with Everyday Health includes license fees and advertising revenue sharing in connection with making our CollabRx Therapy Finders® available to registered physicians through MedPage Today, Everyday Health, Inc.’s rapidly growing online site that serves 96% of all oncologists and has 1.6 million monthly online unique users. On June 16, 2015, we terminated our exclusive agreement with MedPage Today which is run by Everyday Health, Inc. We are in the process of updating Therapy Finders and/or developing alternative decision support products for distribution directly by us or in connection with other on-line media partners. We continue to offer our Therapy Finders on the CollabRx website.

For our laboratory products, we entered into a multi-year agreements with several companies, including Life Technologies, Inc., Quest Diagnostics, Inc., Affymetrix, Inc., The Jackson Laboratory, CellNetix, Inc., Genoptix, Inc., Cynvenio Biosystems, Inc., OncoDNA, SA (Brussels, Belgium), and Sengenics, Pte., Ltd. (Singapore).

We are in the process of pursuing and negotiating strategic partnerships with other companies in the major healthcare segments as part of a broad business development strategy in which several of our employees, including our senior executives, are involved. Our other marketing efforts consist primarily of our website and presentations by our executives at industry trade shows and conferences. At the present time, we do not engage in direct sales activities to users, and our service activities are limited to supporting and maintaining our software applications that run on several cloud-based servers.

Intellectual Property

Our business relies, in part, upon our ability to protect our proprietary technologies, methods and processes, product designs and branding that we have invented, developed or licensed. To accomplish these objectives, we rely on a combination of patent, trademark, copyright and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections. Our policy is to seek patent protection and trademark registration for commercially valuable assets we develop, as appropriate, and maintain as trade secrets other aspects of our proprietary platform, processes, and know-how.

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We have licensed the rights to two U.S. patent applications to GeneKey, Inc. pursuant to royalty agreements and have filed one provisional U.S. patent application. We also rely on several registered and unregistered trademarks to protect our brand. In addition, we seek to protect our intellectual property rights by generally requiring our employees and independent contractors involved in development to enter into agreements acknowledging that all inventions, trade secrets, works of authorship, developments, concepts, processes, improvements and other works generated by them on our behalf are our property, and assigning to us any rights, including intellectual property rights, that they may claim in those works.

Despite our efforts to protect our proprietary technologies and our intellectual property rights, unauthorized parties may attempt to copy aspects of our products or obtain and use our trade secrets or other confidential information. We generally enter into confidentiality agreements with our employees, consultants, vendors and customers, and generally limit access to and distribution of our confidential information and proprietary technology. These agreements may not effectively prevent unauthorized use or disclosure of our intellectual property or technology and may not provide an adequate remedy in the event of unauthorized use or disclosure of our intellectual property or technology. In addition, others may independently discover our trade secrets and confidential information, and in such cases we could not assert any trade secret rights against such parties. We cannot assure you that the steps taken by us will prevent misappropriation of our trade secrets or technology. In addition, the laws of some foreign countries do not protect our intellectual property rights to as great an extent as the laws of the United States, and many foreign countries do not enforce these laws as diligently as government agencies and private parties in the United States.

Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions, and failure to obtain or maintain trade secret protection, or our competitors’ obtainment of our trade secrets or independent development of unpatented technology similar to ours or competing technologies, could adversely affect our competitive business position.

Litigation or proceedings before the U.S. Patent and Trademark Office, or USPTO, or other governmental authorities and administrative bodies in the United States and abroad may be necessary in the future to enforce our intellectual property rights, to protect our patent rights, trademarks, and trade secrets and to determine the validity and scope of the intellectual property rights of others. Our efforts to enforce or protect our intellectual property rights may be ineffective and could result in substantial costs and diversion of resources and management time, and could substantially harm our results of operations.

Competition

Competition in the “content” space can originate from the cancer Internet, online medical journals, consumer-facing healthcare websites, other proprietary databases, and subscription-based services. However, we believe that none of the existing competitors offer the array of experts, vetted content, tools and services that are embodied in the CollabRx organization.

Competition in the clinical decision support space comes primarily from clinical treatment guidelines publishers (e.g., NCCN), boutique-level consulting companies (e.g., N-of-One, Inc.), companies that develop healthcare applications (“apps”, e.g., Athena Health/Epocrates), and more recently laboratories that conduct genomic testing (e.g., Foundation Medicine and Caris Life Sciences). The most relevant direct competitor to CollabRx interpretive analytics and test reporting services is Foundation Medicine, currently recognized as one of a small number of lab testing companies that also provide “best-in-class” interpretive reporting of tumor mutational profiling. CollabRx has been identified as a key potential competitor to Foundation Medicine and others since we broadly enable others to meet and exceed the standard set by Foundation Medicine with respect to test report quality.

Competition in the “analytics” space comes primarily from large firms with a broad focus (e.g., SAP) and from niche firms with a focus in healthcare (e.g., GNS Healthcare) or cancer genomics (e.g., Molecular Health). Both types of firms currently develop and apply statistical models to identify trends in large and complex datasets, but do not routinely provide a clinically relevant interpretive framework to the results. When they do, it’s typically in the content of drug toxicity, and not efficacy. At present these firms represent potential CollabRx partners, but could conceivably become direct competitors if they developed a clinical expert-backed content strategy similar to CollabRx. In addition, unlike CollabRx, these types of firms (i.e., ones that utilize statistical modeling and algorithms) are likely to face much more intense regulatory oversight and scrutiny, based on recent guidance issued by the FDA.

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Governmental Regulations

FDA

The FDA, regulates the sale and distribution in interstate commerce of medical devices under the Federal Food, Drug, and Cosmetic Act, or the “FDCA”, including in vitro diagnostic devices, reagents and instruments used to perform diagnostic testing. As CollabRx does not conduct LDTs, nor produce or distribute any product that can be categorized as “devices” by the FDA, we do not believe that we are subject to FDA oversight.

HIPAA and HITECH

Under the administrative simplification provisions of the Health Insurance Portability and Accountability Act, or “HIPAA”, as amended by the Health Information Technology for Economic and Clinical Health Act, or “HITECH”, the United States Department of Health and Human Services issued regulations that establish uniform standards governing the conduct of certain electronic health care transactions and protecting the privacy and security of protected health information used or disclosed by health care providers and other covered entities. Three principal regulations with which we are required to comply have been issued in final form under HIPAA: privacy regulations, security regulations, and standards for electronic transactions, which establish standards for common health care transactions. The privacy regulations cover the use and disclosure of protected health information by health care providers. They also set forth certain rights that an individual has with respect to his or her protected health information maintained by a health care provider, including the right to access or amend certain records containing protected health information or to request restrictions in the use or disclosure of protected health information. The security regulations establish requirements for safeguarding the confidentiality, integrity, and availability of protected health information that is electronically transmitted or electronically stored. The HITECH Act, among other things, established certain health information security breach notification requirements. A covered entity must notify any individual whose protected health information is breached. The HIPAA privacy and security regulations establish a uniform federal “floor” and do not supersede state laws that are more stringent or provide individuals with greater rights with respect to the privacy or security of, and access to, their records containing protected health information. Massachusetts, for example, has a state law that protects the privacy of personal information of Massachusetts residents.

These laws contain significant fines and other penalties for wrongful use or disclosure of protected health information. Additionally, to the extent that we submit electronic health care claims and payment transactions that do not comply with the electronic data transmission standards established under HIPAA and HITECH, payments to us may be delayed or denied.

Federal,  State and Foreign Fraud and Abuse Laws

In the United States, there are various fraud and abuse laws with which we must comply and we are potentially subject to regulation by various federal, state and local authorities, including CMS, other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General), the U.S. Department of Justice and individual U.S. Attorney offices within the Department of Justice, and state and local governments. We also may be subject to foreign fraud and abuse laws.

In the United States, the federal Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce or in return for patient referrals for, or purchasing, leasing, ordering or arranging for the purchase, lease or order of, any health care item or service reimbursable under a governmental payor program. Courts have stated that a financial arrangement may violate the Anti-Kickback Statute if any one purpose of the arrangement is to encourage patient referrals or other federal health care program business, regardless of whether there are other legitimate purposes for the arrangement. The definition of “remuneration” has been broadly interpreted to include anything of value, including gifts, discounts, credit arrangements, payments of cash, consulting fees, waivers of co-payments, ownership interests and providing anything at less than its fair market value. Recognizing that the Anti-Kickback Statute is broad and may technically prohibit many innocuous or beneficial arrangements within the health care industry, the U.S. Department of Health and Human Services issued a series of regulatory “safe harbors.” These safe harbor regulations set forth certain provisions, which, if met, will assure health care providers and other parties that they will not be prosecuted under the federal Anti- Kickback Statute. Although full compliance with these provisions ensures against prosecution under the federal Anti-Kickback Statute, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-Kickback Statute will be pursued. Penalties for federal anti-kickback violations are severe, and include imprisonment, criminal fines, civil money penalties, and exclusion from participation in federal health care programs. Many states also have anti-kickback statutes, some of which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

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Legislation defining two new federal crimes related to health care were recently enacted: health care fraud and false statements relating to health care matters. The health care fraud statute prohibits knowingly and willfully executing a scheme to defraud any health care benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from governmental payor programs such as the Medicare and Medicaid programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material act or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for health care benefits, items or services. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from governmental payor programs.

Finally, another development affecting the health care industry is the increased enforcement of the federal False Claims Act and, in particular, actions brought pursuant to the False Claims Act’s “whistleblower” or “qui tam” provisions. The False Claims Act imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal governmental payor program. The qui tam provisions of the False Claims Act allow a private individual to bring actions on behalf of the federal government alleging that the defendant has defrauded the federal government by submitting a false claim to the federal government and permit such individuals to share in any amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties ranging from $5,500 to $11,000 for each false claim.

In addition, various states have enacted false claim laws analogous to the federal False Claims Act, although many of these state laws apply where a claim is submitted to any third-party payor and not merely a governmental payor program.

In Europe various countries have adopted anti-bribery laws providing for severe consequences, in the form of criminal penalties and/or significant fines, for individuals and/or companies committing a bribery offence. Violations of these anti-bribery laws, or allegations of such violations, could have a negative impact on our business, results of operations and reputation. For instance, in the United Kingdom, under the new Bribery Act 2010, which went into effect in July 2011, a bribery occurs when a person offers, gives or promises to give a financial or other advantage to induce or reward another individual to improperly perform certain functions or activities, including any function of a public nature. Bribery of foreign public officials also falls within the scope of the Bribery Act 2010. Under the new regime, an individual found in violation of the Bribery Act of 2010, faces imprisonment of up to 10 years. In addition, the individual can be subject to an unlimited fine, as can commercial organizations for failure to prevent bribery.

Physician Referral Prohibitions

Under a federal law directed at “self-referral,” commonly known as the “Stark Law,” there are prohibitions, with certain exceptions, on referrals for certain designated health services, including laboratory services, that are covered by the Medicare and Medicaid programs by physicians who personally, or through a family member, have an investment or ownership interest in, or a compensation arrangement with, an entity performing the tests. The prohibition also extends to payment for any testing referred in violation of the Stark Law. A person who engages in a scheme to circumvent the Stark Law’s referral prohibition may be fined up to $100,000 for each such arrangement or scheme. In addition, any person who presents or causes to be presented a claim to the Medicare or Medicaid programs in violation of the Stark Law is subject to civil monetary penalties of up to $15,000 per bill submission, an assessment of up to three times the amount claimed and possible exclusion from participation in federal governmental payor programs. Bills submitted in violation of the Stark Law may not be paid by Medicare or Medicaid, and any person collecting any amounts with respect to any such prohibited bill is obligated to refund such amounts. Many states have comparable laws that are not limited to Medicare and Medicaid referrals.

Corporate Practice of Medicine

Numerous states have enacted laws prohibiting business corporations, such as us, from practicing medicine and employing or engaging physicians to practice medicine, generally referred to as the prohibition against the corporate practice of medicine. These laws are designed to prevent interference in the medical decision-making process by anyone who is not a licensed physician. For example, California’s Medical Board has indicated that determining what diagnostic tests are appropriate for a particular condition and taking responsibility for the ultimate overall care of the patient, including providing treatment options available to the patient, would constitute the unlicensed practice of medicine if performed by an unlicensed person. Violation of these corporate practices of medicine laws may result in civil or criminal fines, as well as sanctions imposed against us and/or the professional through licensure proceedings. Typically such laws are only applicable to entities that have a physical presence in the state.

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Segment and Geographical Information

We operate in one reportable business segment and currently derive revenue from the United States alone, although we have signed SaaS-based, multi-year agreements with OncoDNA, SA (Brussels, Belgium) and Sengenics, Pte., Ltd. (Singapore).

Employees

As of June 30, 2015, we had 12 full-time employees and one part-time employee. Of our regular employees, eight are in engineering/research and development, and four are in executive and administrative positions. Of the 12 regular employees, 8 hold advanced degrees, including PhDs, MDs and MBAs.

None of our employees is represented by a labor union or covered by a collective bargaining agreement.

Facilities

Our headquarters, encompassing our executive office and storage areas, is located in San Francisco, California. We have a primary lease for office space, consisting of 2,614 square feet, which expires August 31, 2017. We also rent storage/workspace areas on a monthly basis. Other than the equipment lease for copiers, we own all of the equipment used in our facilities. Such equipment consists primarily of computer related assets. We believe these facilities are sufficient to meet our current needs.

Research and Development

Our research and development, or R&D, efforts span a broad range of activities, including research into peer-reviewed published literature and databases, the development and publication of Molecular Disease Models, or MDMs, the creation of proprietary knowledge bases of medical and scientific content, the development of applications and user interfaces to access the knowledge bases, and the development of a suite of artificial intelligence-based tools that assist in the research, aggregation, organization, curating and updating of  the knowledge bases.

We employ approximately eight full-time scientists and engineers in our R&D organization, supplemented by a number of contract consultants and interns. The expenses related to R&D resulted from the change in categorization of certain employee related expenses from Engineering to R&D. The efforts of our engineering group include supporting existing product offerings as well as developing future product offerings.  We have segregated these expenses and reported expenses that make up the total R&D expenses for respective the fiscal periods.

Research and development expenses for continuing operations for fiscal 2015 and 2014 were $85 and $284, respectively.  The decrease in research and development expenses in fiscal 2015 compared to fiscal 2014 reflected a higher level of effort on existing products than on products that had not yet been offered for sale.

We expect that R&D is and will be an essential part of our business, and that our absolute spending will remain at current levels or increase in the future.

Legal Proceedings

As of June 30, 2015, we had no pending material legal proceedings. From time to time, we may become involved in legal proceedings in the normal course of business and do not expect them to have a material adverse effect on our business.

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COLLABRX’S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with financial statements, related notes, and other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those described in, or implied by, the forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed above in the section titled “Risk Factors” included elsewhere in this prospectus.

Corporate Information

CollabRx, Inc., a Delaware corporation, is the formerly named Tegal Corporation, a Delaware corporation (“Tegal”), which acquired a private company of the same name on July 12, 2012.  Following approval by its stockholders on September 25, 2012, Tegal amended its charter and changed its name to “CollabRx, Inc.” (the “Name Change”).   Tegal was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc.  Tegal’s predecessor company was founded in 1972 and acquired by Motorola, Inc. in 1978. Tegal completed its initial public offering in October 1995.  Our principal executive offices are located at 44 Montgomery St., Suite 800, San Francisco, California 94104 and our telephone number is (415) 248-5350. Our Common Stock trades on the NASDAQ Capital Market under the symbol “CLRX.”

Company Background

CollabRx (f/k/a Tegal) was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc.  Until recently, we designed, manufactured, marketed and serviced specialized systems used primarily in the production of semiconductors and micro-electrical mechanical devices, including integrated circuits, memory devices, sensors, accelerometers and power devices.  Beginning in late 2009, we experienced a sharp decline in revenues resulting from the collapse of the semiconductor capital equipment market and the global financial crisis.  In a series of transactions from 2010 to 2012, we sold the majority of our operating assets and intellectual property portfolio.  During the same time period, our Board of Directors evaluated a number of strategic alternatives, which included the continued operation of the Company as a stand-alone business with a different business plan, a merger with or into another company, a sale of the Company’s remaining assets, and the liquidation or dissolution of the Company.  We investigated opportunities within and outside the semiconductor capital equipment industry and evaluated a number of transactions involving other diversified technology-based companies.   Throughout this process, we developed and refined our criteria for a business combination, with an eventual focus on the healthcare industry, and specifically information technology and services within the healthcare industry.  In July 2012, we completed our acquisition of CollabRx (the “CollabRx Transaction”).  Following approval by our stockholders on September 25, 2012, we amended our charter and changed our name to “CollabRx, Inc.” (the “Name Change”).

Overview of our Current Business

CollabRx, Inc. is just entering the commercialization phase of our business. We are focused on developing and delivering content-rich knowledge-based products and services that inform healthcare decision-making, with an emphasis on genomics-based “precision” medicine and big data analytics. Our proprietary content is organized in a knowledge base that expresses the relationship between genetic profiles and therapy considerations including molecular diagnostics, medical tests, clinical trials, drugs, biologics, and other information relevant for cancer treatment planning. We have developed a method for capturing how practicing physicians use this information in the clinical setting, by incorporating within the knowledge base the views of a large network of independent key opinion leaders in medicine and medical research. We currently deliver our proprietary content to users via web-based applications and services in the “cloud, ” serving physicians and their patients in two settings: (i) at the point-of-care in the clinic and (ii) indirectly, as a part of a genetic test report provided to an ordering physician by a diagnostic testing laboratory, (i.e., the “lab”). Portions of our web-based applications are currently available free to physicians and patients through commercial on-line media partners. The content that we offer to laboratories is based on a “Software as a Service” or SaaS business model, in which our content is provided on a one-time, subscription or per test basis.

At the time of the merger, CollabRx was a development stage company just entering the commercialization phase of business. Following the acquisition, CollabRx recorded initial revenues related to licensing and advertising of its Therapy Finder products on the MedPage Today website. Beginning in the fourth quarter of fiscal 2013 and extending into fiscal 2014, CollabRx recorded revenues related to its fee-for-service activities on behalf of Life Technologies, Inc. (now part of Thermo-Fisher). Initial revenues related to its laboratory products and services were recorded throughout fiscal year 2014 and into the current fiscal year 2015. CollabRx expects to build revenue through the remainder of fiscal 2015 primarily in connection with its Genetic Variant Annotation Service offering to clinical diagnostic laboratories. Significant revenues from advertising and/or sponsorships in connection with its CancerRx mobile app are not expected until next fiscal year beginning April 1, 2015.

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During the period following the acquisition on July 12, 2012 and during the balance of fiscal year 2013, which ended March 31, 2013, CollabRx:

•	Completed the transition of the Company from the former Tegal Corporation to CollabRx, Inc., a data analytics company that uses cloud-based expert systems to inform healthcare decision-making. The Company consolidated operations from Petaluma, CA, and Palo Alto, CA, and completed its relocation into new headquarters in San Francisco, CA;

•	Introduced a second-generation Lung Cancer Therapy Finder App, which was made available to 96% of all U.S. oncologists via MedPage Today, a property of Everyday Health, Inc. CollabRx received license fees and a portion of sponsorship revenue associated with the “Oncology Next” webpage on which the Lung Cancer Therapy Finder App was located;

•	Initiated activities related to the development of content resources to be used in conjunction with Life Technologies’ global cancer diagnostics development and its laboratory developed test services business under the terms of a multi-year partnership agreement with Life Technologies Inc. (now a part of Thermo-Fisher Scientific, Inc.); and

•	Began the development of its laboratory product, later named the “Genetic Variant Annotation Service, or GVA”.

During fiscal year 2014, which ended March 31, 2014, CollabRx

•	Piloted a pre-release version of its GVA Service with two specialty reference labs. Subsequent to the launch of the GVA in August 2013, the Company signed multi-year agreements with Cynvenio Biosystems, Inc. and Quest Diagnostics, Inc.;

•	Formed a Pan Cancer (biomarker-focused) molecular oncology editorial board led by Razelle Kurzrock, M.D., serving as its Chief Editor. Dr. Kurzrock is the Senior Deputy Director for Clinical Science at the Moores Cancer Center at UC San Diego. Dr. Kurzrock leads a distinguished group of physicians from leading institutions on the Pan Cancer editorial board, including from the University of Utah, the University of Texas MD Anderson Cancer Center and the University of Maryland Anderson Cancer Center. The Pan Cancer editorial board is differentiated in that it applies a broad molecular oncology perspective in the identification of biomarkers that are clinically actionable in any cancer type;

•	Formed a Prostate Cancer board led by E. David Crawford, M.D., serving as its Chief Editor. Dr. Crawford is the distinguished Professor of Surgery, Urology, and Radiation Oncology, and head of the Section of Urologic Oncology at the University of Colorado Anschutz Medical Campus. Dr. Crawford leads a distinguished group of physicians from leading institutions such as Yale University, University of Michigan, Cleveland Clinic, Dana-Farber Cancer Institute, and others;

•	Began the development of a Prostate Cancer Therapy Finder, focused initially on neuroendocrine disease;

•	Completed the development of a Metastatic Breast Cancer Therapy Finder under the direction of Hope Rugo, M.D., CollabRx’s Breast Cancer Chief Advisor. Dr. Rugo is co-director of the Breast Oncology Clinical Trials Program and is the principal investigator of several clinical trials testing these treatments. She is a professor of medicine at UCSF; and

•	Initiated a collaboration with the thoracic oncology program at the University of Chicago Medical Center under the direction of Ravi Salgia, MD, PhD, a professor of medicine and vice chair of translational research at the University of Chicago.

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In fiscal year 2015, CollabRx, has made significant progress in building a strong base for future revenues and establishing a leadership position among oncologists and pathologists in the rapidly emerging area of clinical genetic testing in cancer, including:

•	Entering into agreements with additional specialty clinical reference laboratories for the GVA Service, including CellNetix Pathology and Laboratories (Seattle, Washington), Genoptix (a Novartis company in Carlsbad, California) and The Jackson Laboratory for Genomic Medicine (Bar Harbor, Maine);

•	Completing an agreement with Affymetrix, an industry leader in genomics analysis, to optimize the use of our GVA Service in connection with Affymetrix’s platforms and other industry platforms for analysis of gene copy number variation (CNV) to inform cancer treatment planning. This significant extension of the GVA database opens up new commercial and clinical research customers for the Company;

•	Launching CancerRx, an innovative mobile app that combines the Company’s groundbreaking and popular Therapy Finder™ decision support tools in oncology with MedPage Today’s oncology-related news feed. During the week following the launch at the American Society of Clinical Oncology (ASCO) meeting in Chicago at the end of May, more than 10,000 cancer healthcare professionals downloaded the app to learn about the latest developments in molecular oncology to help inform the care of their patients;

•	Presenting at the ASCO meeting an abstract of a research project done in collaboration with clinical researchers at the University of Chicago Medical Center and University of Wisconsin. The project reinterpreted the findings of several dozen FoundationONE™ reports using the CollabRx GVA to identify new therapeutic options not found in the original reports for a cohort of esophageal cancer patients. This demonstrated the superior database and reporting capability of the GVA when used in planning the treatment of patients with advanced cancer. (FoundationONE™ is a trademark of Foundation Medicine, Inc.); and

•	Appointing Paul Billings MD, PhD, FACP, FACMG to its Board of Directors. Dr. Billings is a nationally recognized expert on genomic and precision medicine. He is a board-certified internist and clinical geneticist whose career has been devoted to improving patient care by expanding the use of medically relevant genomic technologies in clinical settings, most recently as Chief Medical Officer of Life Technologies, Inc. (acquired by Thermo Fisher Scientific, Inc. Scientific, Inc. in March 2014). Currently, Dr. Billings serves in multiple roles in industry and government, including as Executive Chairman, Melanoma Diagnostics and a director of Trovagene, DecisionQ, and PAX Neuroscience. Dr. Billings currently serves on the Scientific Advisory Board of the FDA, the Genomic Medicine Advisory Committee at the Department of Veterans Affairs, and the National Academy of Sciences Institute of Medicine’s Roundtable on Genomics.

We do not believe that any of our current or planned products are subject to regulation by the FDA and other regulatory authorities worldwide. Changes in the level of regulation, including an increase in regulatory requirements, could subject us to regulatory approvals and delays in launching our products. Modifying our products to comply with changes in regulations or regulatory guidance could require us to incur substantial costs. Further, changing regulatory requirements may render our products obsolete or make new products or product enhancements more costly or time consuming than we currently anticipate. Failure by us or our customers to comply with applicable regulations could result in increased regulatory scrutiny and enforcement. If our products fail to comply with government regulations or guidelines, we could incur significant liability or be forced to cease offering our applicable products or services.

In both domestic and foreign markets, sales by our customers may depend, in large part, upon the availability of reimbursement from third-party payers. These third-party payers include government healthcare programs such as Medicare, managed care providers, private health insurers, and other organizations.  Physicians and patients may not order genomic test services or products from our customers unless commercial third-party payers and government payers pay for all, or a substantial portion, of the list price, and certain commercial third-party payers may not agree to reimburse our customers if CMS does not issue a positive coverage decision.  There is currently no national coverage decision that determines whether and how certain genomic tests are covered by Medicare. In the absence of a national coverage decision, local Medicare contractors that administer the Medicare program in various regions have some discretion in determining coverage and therefore payment for such tests.  Accordingly, if our customers do not receive full or partial reimbursement for their tests, our revenue and results of operations could be adversely effected.

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The consolidated financial statements have been prepared using the going concern basis, which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future.  The consolidated financial statements are prepared in conformity with GAAP.

The CollabRx Merger

On July 12, 2012, we completed the acquisition of CollabRx (the “2012 Merger”), pursuant to an Agreement and Plan of Merger dated as of June 29, 2012 (the “2012 Merger Agreement”).  As a result of the 2012 Merger, CollabRx became a wholly-owned subsidiary of the Company.  In consideration for 100% of the stock of CollabRx, we agreed to issue an aggregate of 236,433 shares of common stock, representing approximately 14% of the Company’s total shares outstanding prior to the closing, to former CollabRx stockholders.  As of July 12, 2012, these shares had a fair value of $932,000.  We also assumed $500,000 of existing CollabRx indebtedness through the issuance of promissory notes.  The principal amount of the promissory notes is payable in equal installments on the third, fourth and fifth anniversaries of the closing date of the 2012 Merger, along with the accrued but unpaid interest as of such dates.  Prior to the closing of the 2012 Merger, we provided $300,000 of bridge financing to CollabRx. After the completion of the 2012 Merger, this loan was reclassified to be included as part of the purchase price, and the loan was thereby extinguished. In addition, in connection with the 2012 Merger, we granted a total of 368,417 RSUs and options as “inducement grants” to newly hired management and employees, all subject to four-year vesting and other restrictions.  In December 2012, an aggregate of 215,475 RSUs were forfeited in connection with the resignation of James Karis as our Co-Chief Executive Officer.

On July 12, 2012, in connection with the acquisition of CollabRx, pursuant to the 2012 Merger Agreement, dated June 29, 2012, we entered into an Agreement Not to Compete with Jay M. Tenenbaum (the “Noncompete”), pursuant to which Mr. Tenenbaum agreed to refrain from competing with the Company on the terms set forth therein for a period of three years commencing on July 12, 2012.

Also on July 12, 2012, we entered into a Stockholders Agreement (the “Stockholders Agreement”) with the former stockholders of CollabRx.  Pursuant to the Stockholders Agreement, (i) the Company agreed to provide certain registration rights to the stockholders and (ii) the stockholders agreed to certain transfer restrictions and voting provisions for a period of two years.

In connection with the Merger Agreement and the Employment Agreement dated as of June 29, 2012 by and among the Company and James Karis, on July 12, 2012, Mr. Karis, the former Chief Executive Officer of CollabRx, was appointed the Co-Chief Executive Officer and a director of the Company.  In addition, pursuant to the Indemnity Agreement dated as of July 12, 2012 by and between the Company and James Karis (the “Indemnity Agreement”), Mr. Karis was granted customary indemnification rights in connection with his position as an officer and director of the Company.  On December 7, 2012, CollabRx and James M. Karis entered into an Amendment No. 1 (the “Employment Agreement Amendment”) to the Employment Agreement dated June 29, 2012 between the Company and Mr. Karis (the “Employment Agreement”). Pursuant to the Employment Agreement Amendment, Mr. Karis resigned as Co-Chief Executive Officer of the Company effective December 31, 2012 (the “Termination Date”) but will continue to serve as a director of the Company and provide consulting services to the Company from time to time after the Termination Date.  In addition, the Company waived its entitlement to recoup from Mr. Karis his signing bonus and Mr. Karis agreed to amend his Restricted Stock Unit (“RSU”) Agreement to terminate vesting as of the Termination Date.  We and Mr. Karis also agreed to a mutual release of claims.

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The purchase price for the CollabRx acquisition was allocated as follows:

PURCHASE PRICE ALLOCATION FOR ACQUISITION OF COLLABRX (in thousands)

Assets acquired:
Developed Technology	$720
Customer Relationships	433
Trade Name	346
Non Compete Agreement	151
Cash	476
AP and accrueds	(333)
Deferred tax liability	(664)
Goodwill	603
Total Acquired Assets, net	$1,732

Purchase Price summary:
Common Stock Consideration	$932
Promissory Note Assumed	500
Loan/Note Payable Assumed	300
$1,732

We recognized $81,000 and $304,000 in tax benefit in each fiscal year ending March 31, 2014 and 2015, respectively, regarding the deferred tax liability related to this acquisition.

The Company’s condensed consolidated financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. We incurred net losses of $5,164,000 and $3,314,000 for the twelve months ended March 31, 2015 and 2014, respectively. We used $3,365,000 and $2,431,000 of cash in operating activities for the twelve months ended March 31, 2015, and 2014, respectively. We believe that our existing cash and cash equivalents will be adequate to fund the Company’s operations requirements and obligations through the second quarter of fiscal year 2017.

On February 25, 2015, the Company closed an underwritten public offering through an S-1 filing of 4,416,000 shares of its common stock offered at a public offering price of $1.25 per share. Gross proceeds to CollabRx from this offering were $5,520,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx. The Company followed by closing an underwritten public offering through an S-3 filing of 2,716,535 shares of its common stock on March 3, 2015, which closed on March 3, 2015 at a public offering price of $1.27 per share. Gross proceeds to CollabRx from this follow up offering were $3,450,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx.

CollabRx anticipates using the net proceeds from the offering for general corporate purposes, including development of its products and services, general and administrative expenses and working capital. Aegis Capital Corporation acted as the sole book-running manager for both offerings. In addition to the offering of 7,132,535 shares of common stock through its recent S-1 and S-3 filings, shareholders were offered 4,416,000 warrants to purchase shares of common stock in connection with the February 25, 2015 offering. These warrants have an exercise price of $1.18 per share. In addition to the offering of 7,132,535 shares of common stock, 186,066 warrants to purchase shares of common stock were issued in connection with this offering, and were sold to Aegis Capital Corporation for one hundred dollars. These warrants have an exercise price of $1.25 per share and expire February 25, 2020. Such securities could potentially dilute earnings per share in future periods. Previously deferred financing expenses incurred to raise equity capital related to financing transactions prior to the completion of the financing, as well as other related expenses incurred in the current period, were recognized in the current period and offset the gross proceeds raised. Total underwriting discount and financing expenses for both the S-1 and S-3 offerings were $1,035,000.

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The Form S-1 offering was made pursuant to an effective registration statement (No. 333-199477) previously filed with the U.S. Securities and Exchange Commission (the "SEC"). A final prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and is available on the SEC's website located at http://www.sec.gov.

The Form S-3 offering was made pursuant to an effective shelf registration statement (No. 333-193019) previously filed with the SEC. A final prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and is available on the SEC's website located at http://www.sec.gov.

On June 25, 2014, the Company closed an underwritten public offering of 913,500 shares of its common stock, offered at a public offering price of $2.00 per share. Gross proceeds to CollabRx from this offering were $1,827,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx. CollabRx used the net proceeds from this offering for general corporate purposes, including development of its products and services, general and administrative expenses and working capital. Aegis Capital Corporation also acted as the sole book-running manager for the offering. In addition to the offering of 913,500 shares of common stock, 27,405 warrants to purchase shares of common stock were issued in connection with this offering, and were sold to Aegis Capital Corporation for one hundred dollars. These warrants have an exercise price of $2.50 per share and are not exercisable until June 24, 2015 and expire June 24, 2020. Such securities could potentially dilute earnings per share in future periods. Previously deferred financing expenses incurred to raise equity capital related to financing transactions prior to the completion of the financing, as well as other related expenses incurred in the current period, were recognized in the current period and offset the gross proceeds raised. Total underwriting discount and financing expenses were $478,000.

This offering was made pursuant to an effective shelf registration statement (No. 333-193019) previously filed with the SEC. A final prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and is available on the SEC's website located at http://www.sec.gov.

Until the Company can generate sufficient levels of cash from its operations, we may need to sell equity or debt securities to raise additional funds in the future. The Company expects to continue to finance future cash needs primarily through a business combination and collaborative agreements with strategic partners in order to be able to sustain its operations until the Company can achieve profitability and positive cash flows.

Discontinued Operations

Until recently, we designed, manufactured, marketed and serviced specialized plasma etch systems used primarily in the production of micro-electrical mechanical systems devices, such as sensors, accelerometers and power devices.  Previously, we also sold systems for the etching and deposition of materials found in other devices, such as integrated circuits and optoelectronic devices found in products such as smart phones, networking gear, solid-state lighting, and digital imaging.

In a series of meetings in late May and early June 2009, our Board of Directors reviewed several basic strategic options presented by management, including investigating opportunities for the sale of the Company or its assets.  In December 2009, having received no bona fide offers for the Company as a going concern, the Board and management agreed to continue operations and to offer selected asset groups to potential buyers.

On March 19, 2010, we completed the sale of the legacy Etch and PVD assets to OEM Group, Inc. We discontinued our development efforts in nano-layer deposition (“NLD”) at the end of fiscal 2010, and began offering these assets for sale to third-parties.  At the same time, we began the process of closing and/or liquidating all of our other wholly-owned subsidiary companies, including SFI and Tegal GmbH, along with branches in Taiwan, Korea and Italy.   The subsidiaries were then included in discontinued operations.

On February 9, 2011, the Company and SPP Process Technology Systems Limited, (“SPTS”) entered into an Asset Purchase Agreement. That agreement included the sale of all of the shares of Tegal France, SAS, the Company’s wholly-owned subsidiary and product lines and certain equipment, intellectual property and other assets relating to the Deep Reactive Ion Etch (“DRIE”) systems and certain related technology. In accordance with generally accepted accounting principles, the DRIE business operations related to the designing, manufacturing, marketing and servicing of systems and parts within the semiconductor industry was presented in discontinued operations in our consolidated financial statements.  Amounts for the prior periods were reclassified to conform to this presentation.  The exit from the DRIE operation was essentially completed by the end of the fourth quarter of our 2011 fiscal year.

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The assets and liabilities of discontinued operations are presented separately under the captions “Assets of discontinued operations” and “Liabilities of discontinued operations,” respectively, in the accompanying consolidated balance sheets at March 31, 2015 and 2014, respectively, and consist of the following:

	March 31, 2015	March 31, 2014
Assets of Discontinued Operations :
Accounts and other receivables, net of allowances for sales returns and doubtful accounts of $0	$–	$–
Prepaid expenses and other current assets	–	–
Total assets of discontinued operations	$–	$–

Liabilities of Discontinued Operations:
Accrued expenses and other current liabilities	$–	$5
Total liabilities of discontinued operations	$–	$5

Discontinued operations consists of interest income from accounts related to discontinued operations, other income, gains and losses on the disposal of fixed assets of discontinued operations, gains and losses on foreign exchange, as well as the reclassification of net expenses associated with our exit from our historical core operations.

As of March 31, 2014, discontinued assets were eliminated with the final closure of the Company’s foreign subsidiary.  Discontinued liabilities are related to outstanding commission due.  This commission is to be paid when the final documentation of the sale of the last two lots of patents is fulfilled.

During fiscal 2014, we recognized $365,000 from the sale of the last of our NLD patents.  As these assets were internally developed, there was a corresponding zero book value.  The NLD revenue was offset by related expenses of $98,000, resulting in a net gain, net of taxes, of $267,000.  With this sale, the Company has no other intellectual property related to discontinued operations. Discontinued operations also included expenses related to the final closing of former foreign subsidiaries. In the three months ended June 30, 2013, the Company recognized a reclassification out of accumulated other comprehensive loss and into Loss from Discontinued Operations, net of taxes.  The reclassification is related to the recognition of a non-cash loss of $142,000 from the of foreign exchange differences from its former Tegal foreign subsidiaries, primarily as a result of the final closing of the former Tegal German subsidiary. The Company received permission to close the German subsidiary in June 2013. No further audits or reviews are anticipated by foreign taxing authorities. The Company also recognized a cash gain of $20,000 in discontinued operations as a result of final closing of bank accounts in its Italian subsidiary and a federal tax refund regarding discontinued operations, and a net $4,000 non-cash gain related to the write off of discontinued assets and liabilities in its foreign subsidiaries. An $8,000 tax refund from Sonoma county related to an unsecured property tax refund for 2010/2011 was also recognized in discontinued operations.

Total revenue from discontinued operations for fiscal years 2015 and 2014 was $0.  The total net income from discontinued operations, including income tax expense (benefit), was $0 and $155,000, for the same years, respectively.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.

The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, bad debts, intangible and long lived assets, restructure expenses, deferred taxes and freight charged to customers. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

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We prepare the consolidated financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) which requires management to make certain estimates, judgments and assumptions that affect the reported amounts in the accompanying consolidated financial statements, disclosure of contingent assets and liabilities and related footnotes. Accounting and disclosure decisions with respect to material transactions that are subject to significant management judgment or estimates include but are not limited to revenue recognition, accounting for stock-based compensation, accounts for receivables and allowance for doubtful accounts and impairment of long-lived assets.  Actual results may differ from these estimates under different assumptions or conditions.  Critical accounting policies are defined as those that are required for management to make estimates, judgments and assumptions giving due consideration to materiality, in certain circumstances that affect amounts reported in the consolidated financial statements, and potentially result in materially different results under different conditions and assumptions.  We based these estimates and assumptions on historical experience and evaluate them on an on-going basis to help ensure they remain reasonable under current conditions.  Actual results could differ from those estimates.

We believe the following critical accounting policies are the most significant to the presentation of our consolidated financial statements:

Revenue Recognition and Deferred Revenue

Each contract sale of our interpretive data is evaluated individually in regard to revenue recognition.  The Company has integrated in our evaluation the related guidance included in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, the seller’s price is fixed or determinable, delivery has occurred, and collectability is reasonably assured.

For arrangements that include multiple deliverables, the Company identifies separate units of accounting based on the guidance under ASC 605-25, Multiple Element Arrangements, which provides that revenue arrangements with multiple deliverables should be divided into separate units of accounting, if certain criteria are met.  The consideration of the arrangement is allocated to the separate units of accounting using the relative fair value method.  Applicable revenue recognition criteria are considered separately for each separate unit of accounting.

Revenue from fixed price contracts is recognized primarily under the percentage of completion method.  Under this method the Company recognizes estimated contract revenue and resulting income based on costs incurred to date as a percentage of the total estimated costs as the Company considers this model to best reflect the economics of these contracts.  In such contracts, the Company’s efforts, measured by time incurred, typically represents the contractual milestones or output measure. If at any time during the contract period, the Company determines that a loss will occur, the Company recognizes the loss in that period. Furthermore, if in previous periods a profit was recognized under the percentage-of completion method, the profit would be reversed during the period the Company determined a loss on the contract exists.

Accounts Receivable – Allowance for Sales Returns and Doubtful Accounts

For fiscal years 2015 and 2014, the Company had zero reserves for potential credit losses as such risk was determined to be immaterial. The Company does not currently maintain an allowance for doubtful accounts receivable for potential estimated losses resulting from the inability of the Company’s customers to make required payments.  The Company believes no such reserve is currently required.  The Company had zero write-offs during fiscal years 2015 and 2014.  The Company reviews the estimated risk of current customers’ inability to make payments on a quarterly basis to determine if any amount is uncollectible.

As of March 31, 2015, the balance in trade accounts receivable was $88,000.  As of March 31, 2014, the balance in trade accounts receivable was $148,000.

As of March 31, 2015, three customers accounted for 95% of our trade accounts receivable balance.   As of March 31, 2014, four customers accounted for 100% of our trade accounts receivable balance.

As of June 30, 2015 and March 31, 2015, respectively, the Company had zero reserves for potential credit losses assuch risk was determined to be insignificant. The Company does not currently maintain an allowance for doubtful accounts receivable for potential estimated losses resulting from the inability of the Company’s customers to make required payments. The Company believes no such reserve is currently required. The Company had zero write-offs during the periods presented. The Company reviews the estimated risk of current customers’ inability to make payments on a quarterly basis to determine if any amount is uncollectible.

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Fair Value Measurements

The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the Company considers what assumptions market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

•	Level 2: Directly or indirectly observable inputs as of the reporting date through correlation with market data, including quoted prices for similar assets and liabilities in active markets and quoted prices in markets that are not active. Level 2 also includes assets and liabilities that are valued using models or other pricing methodologies that do not require significant judgment since the input assumptions used in the models, such as interest rates and volatility factors, are corroborated by readily observable data from actively quoted markets for substantially the full term of the financial instrument.

•	Level 3: Unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value. Our financial instruments consist primarily of money market funds.  At March 31, 2015, all of our current assets in financial instruments investments were classified as cash equivalents in the consolidated balance sheet. The investment portfolio at March 31, 2014 was comprised of money market funds. Our cash equivalents total $7,521,400.  The carrying amounts of our cash equivalents are valued using Level 1 inputs.  The Company uses the Black-Scholes option pricing model as its method of valuation for warrants that are subject warrant liability accounting.  The determination of the fair value as of the reporting date is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables which could provide differing variables.  These variables include, but are not limited to, expected stock price volatility over the term of the security and risk free interest rate.  In addition, the Black-Scholes option pricing model requires the input of an expected life for the securities for which we have estimated based upon the stage of the Company’s development. The fair value of the warrant liability is revalued each balance sheet date utilizing the Black-Scholes option pricing model computations with the decrease or increase in the fair value being reported in the Consolidated Statement of Operations as other income, net. A significant increase (decrease) of any of the subjective variables independent of other changes would result in a correlated increase (decrease) in the liability and an inverse effect on net income.  We also had warrant liabilities which are valued using Level 3 inputs. In addition, the Company values its equity investment in Nanovibronix using Level 3 inputs. As of June 30, 2015, the investment balance of $818,000 included in the condensed balance sheets is considered Level 2 and is remeasured on a recurring basis. The value of money market funds was immaterial at June 30, 2015.

Intangible Assets and Goodwill

Intangible assets include patents, trade names, software, non-compete agreements, customer relationships and trademarks that are amortized on a straight-line basis over periods ranging from three to ten years.  The Company performs an ongoing review of its identified intangible assets to determine if facts and circumstances exist that indicate the useful life is shorter than originally estimated or the carrying amount may not be recoverable.  If such facts and circumstances exist, the Company assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flow associated with the related asset or group of assets over their remaining lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. As of the current reporting period, the Company’s remaining intangible assets, not including those related to the acquisition of CollabRx, were internally developed, which have a carrying value of zero. Currently the Company expenses all costs incurred to renew or extend the term of a recognized intangible asset.

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Impairment of Long-Lived Assets

During the quarter ended March 31, 2015, we reviewed our long-lived assets for indicators of impairment in accordance with ASC 360 “Property, Plant and Equipment” and ASC 350 “Intangibles – Goodwill and Other”. Based on reduced estimates of future revenues related to certain acquired assets, we identified a potential indicator of impairment. At the end of the fourth quarter of fiscal year 2015, the Company determined that a large portion of the remaining net book value of the developed software product, and customer relationship acquired in the original CollabRx, Inc. merger should be impaired. Since the CollabRx acquisition in June 2012, the basis for the Company’s future growth and profitability has changed materially and is no longer as based on much of the acquired assets. The Company therefore recognized a $571,000 in impairment charge, which included $415,000 for developed technology and $156,000 for customer relationships,. No impairment charges for intangible assets were recorded for the fiscal year ended 2014.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable as well as at fiscal year end. If undiscounted expected future cash flows are less than the carrying value of the assets, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the assets. An impairment of $571,000 was recognized in the fiscal year ended 2015. We also determined that the useful lives of the intangible assets developed technology and customer relationships are shorter than originally estimated. No impairment charges for intangible assets were recorded for the fiscal year ended 2014 since all of our historical intangible assets, other than those related to NLD and Compact, were included in the asset sale of the DRIE product line to SPTS.   As our NLD patents and intellectual property were all internally developed (except for those acquired in connection with the Simplus acquisition, which were subsequently written-off) the value of our NLD technology had no recorded value prior to sale.

Long-lived assets also consist of property and equipment.  We recorded disposal losses of $0 for property and equipment for the fiscal years ended March 31, 2015 and 2014, respectively. The Company recorded $4,000 and $0 in disposal losses for fixed assets for the three months ended June 30, 2015 and 2014.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”), which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Under ASC 740, the liability method is used in accounting for income taxes. Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. ASC 740 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax asset will not be realized. The Company evaluates annually its ability to realize our deferred tax assets by assessing our valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include our forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.  In 2015 and 2014, the Company has recorded a full valuation allowance for our deferred tax assets based on our past losses and uncertainty regarding our ability to project future taxable income. In future periods, if the Company is able to generate income the Company may reduce or eliminate the valuation allowance.

Accounting for Stock-Based Compensation

We have adopted several stock plans that provide for issuance of equity instruments to our employees and non-employee directors. Our plans include incentive and non-statutory stock options and restricted stock awards. These equity awards generally vest ratably over a four-year period on the anniversary date of the grant, and stock options expire ten years after the grant date. Certain restricted stock awards may vest on the achievement of specific performance targets.  We also have an Employee Stock Purchase Plan (“ESPP”) that allows qualified employees to purchase shares of common stock at 85% of the fair market value on specified dates. The estimates and judgments used in calculating stock-based compensation include the use of expected volatility, forfeiture and interest risk free rates, the expected term of options and the use of the Black-Scholes pricing model. The Company does not pay dividends.

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Results of Operations

The following table sets forth certain financial items for the years indicated (in thousands):

	Year Ended March 31,
	2015	2014
Revenue	$498	$658
Cost of revenue	72	158
Gross profit	426	500
Operating expenses:
Engineering	2,087	1,714
Research and development	85	284
Sales and marketing	293	271
General and administrative	2,828	1,819
Intangible asset impairment	571	–
Total operating expenses	5,864	4,088
Operating loss	(5,438)	(3,588)
Other income (expense), net	(27)	40
Loss before income tax benefit	(5,465)	(3,548)
Income tax benefit	(301)	(79)
Loss from continuing operations	(5,164)	(3,627)
Net income from discontinued operations, net of taxes	–	155
Net loss	$(5,164)	$(3,427)
Net loss per share from continuing operations:
Basic and diluted	$(1.52)	$(1.77)
Net income per share from discontinued operations:
Basic and diluted	$–	0.08
Net loss per share:
Basic and diluted	$(1.52)	$(1.69)

Weighted-average shares used in per share computation:
Basic and diluted	3,387	1,965

The following table sets forth certain financial items for the quarters indicated (in thousands):

	Three Months Ended June 30,
	2015	2014
Revenue	$108	$64
Cost of revenue	26	18
Gross profit	82	46
Operating expenses:
Engineering	549	542
Research and development	21	50
Sales and marketing	110	80
General and administrative	753	644
Total operating expenses	1,433	1,316
Operating loss	(1,351)	(1,270)
Other income (expense), net	(7)	7
Loss before income tax benefit	(1,358)	(1,263)
Income tax benefit	(13)	(15)
Net loss	(1,345)	(1,248)
Other comprehensive income	419	–
Comprehensive loss	$(926)	$(1,248)
Net loss per share:
Basic and diluted	$(0.13)	$(0.61)

Weighted-average shares used in per share computation:
Basic and diluted	10,485	2,032

Quarters Ended March 31, 2015 and 2014

Revenue

Revenue for fiscal year 2015 decreased by $160,000 compared to fiscal year 2014. The decrease relates to performance of a one-time milestone agreement with Life Technologies in fiscal year 2014. While the Company did not have such a contract in fiscal year 2015, comparison of our same type only sales increased by approximately $190,000 in fiscal year 2015. Revenue for fiscal year 2014 increased by $258,000 compared to fiscal year 2013. The increase relates to our acquisition of CollabRx and the generation of revenue in connection with commercial agreements.

As a percentage of total revenue for both the fiscal years 2015 and 2014, international sales were 0%. We expect our international sales will account for a significant portion of future revenue once our commercialization activities become more widely accepted.

Revenue for the three month period ended June 30, 2015 increased by $44,000 compared to the three month period ended June 30, 2014. Revenues in fiscal 2014 were derived primarily from the Company’s first multiple-element arrangement with a strategic customer.  This arrangement began in fiscal year 2013 and expired in fiscal year 2014.  Revenues in fiscal 2015 were derived from multiple customer SaaS service agreements, a royalty agreement, advertising revenues and testing fees.

As a percentage of total revenue for each of the three months ended June 30, 2015 and 2014, international sales were an immaterial portion of total revenues.

Gross Profit

Gross profit for the year ended March 31, 2015 decreased $74,000 from our gross profit of $500,000 for the year ended March 31, 2014. The decrease in our gross profit for the year ended March 31, 2015 primarily related to the one-time milestone agreement with Life Technologies in fiscal year 2014, which was offset by the continuing initial commercialization activities of CollabRx represented new and renewing customers. Gross profit for the year ended March 31, 2014 increased $156,000 from our gross profit for the year ended March 31, 2013. The increase in our gross profit for the year ended March 31, 2014 was primarily generated by the agreements with Life Technologies, Inc. and Everyday Health, Inc.

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Our gross profit percentage for the year ended March 31, 2015 was 86% and primarily reflects the impairment of our product specific software, which was acquired through the CollabRx merger.  Our gross profit percentage for the year ended March 31, 2014 was 76% and reflects specific customer related expenses and the amortization of our product specific software, which was included in the CollabRx merger.

At the present time our core operations consist of the development and commercial application of the CollabRx technology and content.  We offer cloud-based expert systems that provide clinically relevant interpretive knowledge to institutions, physicians, researchers and patients for genomics-based medicine in cancer.

Gross profit for the three months ended June 30, 2015 increased by $36,000 compared to the three months ended June 30, 2014.  Our gross profit reflects the amortization of the Company’s product specific software, which was included in the CollabRx acquisition.  Any engineering expenses related to revenue are also included in cost of revenue.  For the three months ended June 30, 2015 there was no additional engineering expenses included in cost of revenue.

Our gross margin for the three months ended June 30, 2015 was 75.9%.  Our gross margin for the three months ended June 30, 2014 was 71.9%.  These periods included revenue solely derived from our genomics based information products.  The amortization of acquired software is included in cost of goods.

Engineering

Engineering expenses consist primarily of salaries. Our engineering expenses increased to $2,087,000 in fiscal year 2015 from $1,714,000 in fiscal 2014, and primarily resulted from employee related expenses. A portion of certain employee related engineering expenses are re-categorized from engineering to research and development. (See “Research and Development” below.) The increase in Engineering expenses in fiscal year 2015 compared to fiscal year 2014 was due primarily to salary and stock compensation expense, which were offset by lower recruiting expenses.

The increase of $1,047,000 in Engineering expenses in fiscal year 2014 compared to fiscal year 2013 was due primarily to salary and stock compensation expense as the Company had only three quarters of Engineering expenses in fiscal year 2013 compared to four quarters of Engineering expenses in fiscal year 2014. In addition, the change reflects increases in recruiting, rent and subscription expenses.

Engineering expenses consist primarily of salaries.  The increase in Engineering expense of $7,000 for the three months ended June 30, 2015, compared to the same period in 2014, reflected higher salary and recruiting expenses offset by lower stock compensation expense and a reduced level of effort focused on existing products than on products that had not yet been offered for sale.

We define “engineering” as those development activities that are related to products, content or services which have been offered for sale or for which we have been paid.  We define “R&D” as those development activities which are not related to products which have been offered for sale or for which we have been paid.

Research and Development

The expenses related to research and development  (“R&D”) are primarily the result of allocations from Engineering.  The efforts of our engineering group include supporting existing product offerings as well as developing future product offerings.  We have segregated these expenses and reported expenses that make up R&D expenses for the three months ended June 30, 2015 and 2014, respectively, and for the fiscal years 2014 and 2015, respectively.

The decrease in R&D expenses of $199,000 in fiscal year 2015 compared to fiscal year 2014 and $252,000 in fiscal year 2014 compared to fiscal year 2013 is related to the efforts of Engineering being directed to supporting new customer offerings.

For the fiscal years ended March 31, 2014, the Company’s discontinued R&D expenses related to the NLD product line, the assets of which were held for sale and subsequently sold to third parties, were included in discontinued operations.

For the fiscal year ended March 31, 2015, we had no employees dedicated to R&D.

The decrease of R&D expense of $29,000 for the three month period ended June 30, 2015, compared to the same period in 2014 reflects the focus of development activities on products offered for sale, as opposed to those that may be offered in the future.  Extensions or improvements to the Therapy Finders, CancerRx mobile app and the GVA, along with fee-for-service development activities are all assigned as Engineering expenses rather than R&D.

Sales and Marketing

Sales and marketing expenses consist primarily of employee related expenses.  Our sales and marketing expenses increased to $271,000 in fiscal 2014 from $257,000 in fiscal 2013. The increase was due primarily to salary and stock compensation expense as the Company had only three quarters of sales and marketing expenses in Sales and Marketing in fiscal year 2013 compared to four quarters in fiscal year 2014. The increase in salary and stock compensation expense was offset by a decrease in outside services. For the three months ended June 30, 2015, sales and marketing expenses increased by $30,000, primarily due to the engagement of a strategic marketing consultant. This expense was offset by the unrelated departure of our Vice President of Strategic Business Development at the end of April 2015.  The Company expects to fill this position later in the fiscal year.

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General and Administrative

General and administrative expenses consist of salaries, legal, accounting and related administrative services and expenses associated with general management, finance, information systems, human resources and investor relations activities. General and administrative expenses increased to $2,828,000 in fiscal year 2015 compared to $1,819,000 for fiscal year 2014. The increase was due primarily to increased consulting, stock-based compensation and merger related expenses in the current fiscal year.

General and administrative expenses decreased by $1,160,000 in fiscal year 2014 compared to fiscal year 2013. The decrease was due primarily to the acquisition costs and cash bonuses for key employees paid in the prior year.  Acquisition costs related to CollabRx included expenses for legal, accounting and consulting services.

General and administrative expenses consist of salaries, legal, accounting and related administrative services and expenses associated with general management, finance, information systems, human resources and investor relations activities. The increase in general and administrative expenses of $109,000 for the three month period ended June 30, 2015, compared to the same period in 2014 was due primarily to increases in an employee bonus for a key employee, and legal expenses which were offset by decreases in consulting, Delaware franchise taxes and stock related compensation expenses. The increase in legal expenses is due to merger related activities.

Intangible Asset Impairment

During the quarter ended March 31, 2015, the Company determined that a large portion of the remaining net book value of the developed technology software product and customer relationship acquired in the original CollabRx, Inc. merger should be impaired. The Company therefore recognized a total of $571,000 in impairment charges, which included $415,000 for developed technology and $156,000 for customer relationships. No impairment charges for intangible assets were recorded for the fiscal year ended 2014.

For the three months ended June 30, 2015 and 2014, respectively, no impairment of intangible assets was recognized. However, the Company did determine that a portion of the net book value at the end of the twelve months ended March 31, 2015 of the developed technology software product and customer relationship acquired in the original CollabRx, Inc. merger should be impaired. The Company then recognized a total of $571,000 in impairment charges, which included $415,000 for developed technology and $156,000 for customer relationships. No impairment charges for intangible assets were recorded for the fiscal year ended 2014.

Other Income (Expense), net

Other income (expense), net consists of the change in fair value of the common stock warrant liability, the interest earned on our NanoVibronix investment, and the interest accrued on our note payable. The increase in other expense in fiscal year 2015 is primarily related to municipal payroll taxes. The change in Other income (expense) in fiscal year 2014 to fiscal year 2013 was flat.

With the conversion of the NanoVibronix promissory note into equity in 2015, the Company no longer recognizes any related interest due.  The Other income expense for the three months ended June 30, 2015 is solely interest expense on our note payable. The change in the estimated fair value of our converted Nano Vibronix investment is included in other comprehensive income.

Income Taxes

As a result of the stock purchase of CollabRx during the fiscal year ended March 31,2013, we had no tax basis in the intangible assets acquired. During the years ended March 31, 2015 and 2014, respectively, we recognized $301,000 and $79,000 in tax benefit as a result of this difference.

During the year ended March 31, 2015, there was no income tax expense or benefit for federal and state income taxes reflected in our consolidated statements of operations due to our net loss and a valuation allowance on the resulting deferred tax asset.

During the years ended March 31, 2015 and 2014, respectively, we recognized $27,000 and $2,000 in payroll tax expense related to being located in the City of San Francisco.

In fiscal 2015, our effective tax rate was (2%). In fiscal 2014 our effective tax rate was (2%). All deferred tax assets have been fully reserved.

As of March 31, 2015, the Company had net operating loss carryforwards of approximately $118.2 million and $50.4 million for federal and state tax purposes, respectively. The federal net operating loss carryforward will begin to expire in the year ending March 31, 2020 and the state of California net operating loss carryforward began to expire in the year ended March 31, 2013. As of March 31, 2015, the Company also had research and experimentation credit carryforwards of $0.9 million and $0.9 million for federal and state income tax purposes, respectively. A portion of the federal credit began to expire in the year ended March 31, 2012 and the state of California will never expire under current law. Net operating loss carryforwards and R&D credits can only offset 90% of state taxable income.

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As a result of the acquisition of CollabRx by stock purchase, the Company had no tax basis in the intangible assets acquired.  The Company recognized $23,000 in each of the three month periods ended June 30, 2015 and 2014, respectively in tax benefit as a result of this difference.

Due to our net loss and the aforementioned valuation allowance on the resulting deferred tax asset, the Company recognized no federal or state income taxes in our condensed statements of operations for the three months ended June 30, 2015 and 2014, respectively.

The Company did however recognize $10,000 for city taxes and the annual minimum amount due for state income taxes in the three months ended June 30, 2015 and $5,000 in city taxes and the state’s annual minimum amount due for state income taxes in the three month period ended June 30, 2014.

During the three months ended June 30, 2015 and 2014, respectively, there was $0 of income tax expense or benefit for federal and state income taxes respectively reflected in our condensed statements of operations.  Both federal and state income taxes due reflected our net loss and a valuation allowance on the resulting deferred tax asset.

The increase in other expense fiscal year 2015 is primarily related to municipal payroll taxes.

As of March 31, 2015, the Company had net operating loss carryforwards of approximately $118.2 million and $50.4 million for federal and state tax purposes, respectively.  The federal net operating loss carryforward will begin to expire in the year ending March 31, 2020 and the state of California net operating loss carryforward began to expire in the year ended March 31, 2013.  As of March 31, 2015, the Company also had research and experimentation credit carryforwards of $0.9 million and $0.9 million for federal and state income tax purposes, respectively. A portion of the federal credit began to expire in the year ended March 31, 2012 and the state of California will never expire under current law. Net operating loss carryforwards and R&D credits can only offset 90% of state taxable income.

Other Comprehensive income

We recognize our investment in NanoVibronix as long-term marketable securities available-for-sale. The Company recognized a $419,000 unrealized gain on these securities in the three months ended June 30, 2015. The unrealized gain reflects the share price of NanoVibronix over our cost basis on June 30, 2015. The NanoVibronix ticker symbol is “NAOV”. While this stock is thinly traded, the share price is our best estimate of the fair value of this investment.

Contractual Obligations

The following summarizes our contractual obligations at March 31, 2015, and the effect such obligations are expected to have on our liquidity and cash flows in future periods (in thousands).

Contractual obligations:	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	After 5 years
Promissory note payable	$500	$167	$333	$–	$–
Interest due on convertible promissory note payable	71	41	30	–	–
Non-cancelable operating lease obligations	309	126	183	–	–
Total contractual cash obligations	$880	$334	$546	$–	$–

Prior to the sale of our legacy Etch and PVD assets to OEM Group and the sale of our DRIE assets to SPTS, certain of our sales contracts included provisions under which customers would be indemnified by us in the event of, among other things, a third-party claim against the customer for intellectual property rights infringement related to our products. There are no limitations on the maximum potential future payments under these guarantees. We have accrued no amounts in relation to these provisions as no such claims have been made and we believe we have valid, enforceable rights to the intellectual property embedded in its products.

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The following summarizes our contractual obligations as of June 30, 2015, and the effect such obligations are expected to have on our liquidity and cash flows in future periods (in thousands).

Contractual obligations:	Total	Less than 1 Year	1-3 Years	3-5 Years
Promissory note payable	$500	$167	$333	$–
Interest due on convertible promissory note payable	71	41	30	–
Non-cancelable operating lease obligations	278	127	151	–
Total contractual cash obligations	$849	$335	$514	$–

Most leases provide for the Company to pay real estate taxes and other maintenance expenses. Rent expense for operating leases related to continuing operations was $32,000 and $31,000 for the three month periods ended June 30, 2015 and 2014, respectively.  The Company has no sublease income for the periods presented.

Certain of our past sales contracts included provisions under which customers would be indemnified by us in the event of, among other things, a third party claim against the customer for intellectual property rights infringement related to our products. There are no limitations on the maximum potential future payments under these guarantees. The Company has accrued no amounts in relation to these provisions as no such claims have been made, and the Company believes it has valid, enforceable rights to the intellectual property embedded in our products.

Liquidity and Capital Resources

For the year ended March 31, 2015, we financed our operations from the net proceeds raised from separate underwritten public offerings which closed in the first and fourth quarters of our fiscal year 2015 and existing cash on hand . Net cash used in operating activities during fiscal year 2015 was $3,565,000. The primary changes in our cash flow statement for fiscal year 2015 were due to our net loss of $5,164,000 and the impairment taken against intangible assets, partially offset by stock compensation expense, amortization and impairment expense, and the changes in deferred financing costs and accrued expenses.

For the year ended March 31, 2014, we financed our operations from existing cash on hand and the net proceeds from the sale of discontinued assets. Net cash used in operating activities during fiscal year 2014 was $2,431,000. The primary changes in our cash flow statement for fiscal year 2014 were due to our net loss of $3,314,000, partially offset by stock compensation expense, amortization expense, and the recognition of a non-cash loss of foreign exchange differences in the amount $142,000 from former subsidiaries related to discontinued operations.

The Company’s net loss increased in fiscal 2015 compared to fiscal 2014 primarily due to increased consulting and merger related expenses and increased employee related expenses, primarily related to new hires in Engineering and the impairment charge taken against intangible assets and goodwill in Other income/(expense), net.

During the two years presented, we were transitioning from the operations of a newly acquired business to supporting a more fully formed organization prepared to position itself in its new marketplace. The major difference between the two fiscal years was an increased need for cash for Engineering and R&D operations as well as the need for cash for G&A, following the merger decision with Medytox Solutions. Fiscal year 2014 included net cash generated from the sale of the last two patents related to discontinued operations.

Net cash used in investing activities totaled ($17,000) and ($22,000), in fiscal years 2015 and 2014, respectively. Cash used in fiscal 2015 was related to the acquisition of computer equipment and furniture. Cash used in fiscal 2014 was related to the acquisition of property and equipment, primarily computer equipment.

Net cash provided by financing activities totaled $9,673,000 and $6,000, in fiscal years 2015 and 2014, respectively.

On February 25, 2015, the Company closed an underwritten public offering through an S-1 filing of 4,416,000 shares of its common stock offered at a public offering price of $1.25 per share. Gross proceeds to CollabRx from this offering were $5,520,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx. The Company followed the successful S-1 offering with an underwritten public offering through an S-3 filing of 2,716,535 shares of its common stock which closed on March 3, 2015 at a public offering price of $1.27 per share. Gross proceeds to CollabRx from this follow up offering were $3,450,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx.

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Aegis Capital Corporation acted as the sole book-running manager for both offerings. In addition to the offering of a total of 7,132,535 shares of common stock through its recent S-1 and S-3 filings, shareholders were offered 4,416,000 warrants to purchase shares of common stock in connection with the February 25, 2015 offering. These warrants have an exercise price of $1.18 per share. In addition 186,066 warrants to purchase shares of common stock were issued in connection with this offering, and were sold to Aegis Capital Corporation for one hundred dollars. These warrants have an exercise price of $1.25 per share and expire February 25, 2020. Such securities could potentially dilute earnings per share in future periods. Previously deferred financing expenses incurred to raise equity capital related to financing transactions prior to the completion of the financing, as well as other related expenses incurred in the current period, were recognized in the current period and offset the gross proceeds raised. Total underwriting discount and financing expenses for both the S-1 and S-3 offerings were $1,035,000. As of the reporting date, 160,000 warrants have been exercised and are included in the number of shares outstanding.

On June 25, 2014, the Company closed an underwritten public offering of 913,500 shares of its common stock, offered at a public offering price of $2.00 per share. Gross proceeds to CollabRx from this offering were $1,827,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx. CollabRx anticipates using the net proceeds from the offering for general corporate purposes, including development of their products and services, general and administrative expenses and working capital. Aegis Capital Corp. acted as the sole book-running manager for the offering. In addition to the offering of 913,500 shares of common stock, 27,405 warrants to purchase shares of common stock were issued in connection with this offering. These warrants have an exercise price of $2.50 per share and are not exercisable until June 24, 2015 and expire June 24, 2020. Such securities could potentially dilute earnings per share in future periods. Previously deferred financing expenses incurred to raise equity capital related to financing transactions prior to the completion of the financing, as well as other related expenses incurred in the current period, were recognized in the current period and offset the gross proceeds raised. Total underwriting discount and financing expenses were $478,000.

Through the June offering, the Company netted $1,641,000 of the gross proceeds of $1,827,000 before additional financing expenses.

Cash provided in fiscal 2014 was related to the sale of stock from an at market distribution plan (At Market Distribution Plan 2014) as a result of the Company’s filing of an S-3 in its third quarter for the prior fiscal year.

CollabRx anticipates using the net proceeds from the fiscal year 2015 offerings for general corporate purposes, including development of its products and services, general and administrative expenses and working capital. The consolidated financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future.  The Company continues to incur recurring losses from operations. Even though the Company has entered into the aforementioned agreement with Medytox, it must still prove its ability to generate sufficient levels of cash from its operations. We believe that our existing cash and cash equivalents will be adequate to fund the Company’s operations requirements and obligations through the second quarter of fiscal year 2017. The Company expects the Loan Agreement with Medytox and the proposed business combination will provide financing that will sustain the Company’s operations until the Company can achieve profitability and positive cash flows.

If the Company is not able to achieve profitability and positive cash flows, the Company may not be able to continue the operation of its business. It is not possible to predict when our business and results of operations will improve.

For the three months ended June 30, 2015 and 2014, respectively, the Company financed its operations from existing cash on hand and the net proceeds raised from separate underwritten public offerings which closed on June 25, 2014, February 25, 2015 and March 3, 2015. Net cash used in operating activities during the three months ended June 30, 2015 was $1,422,000. The primary changes in our cash flow statement for the three months ended June 30, 2015 compared to the corresponding period in the prior fiscal year were due to our net loss of $1,345,000, partially offset by changes in stock-based compensation, amortization of intangibles, and changes in accounts payable and accrued expenses. Net cash used in operating activities during the three months ended June 30, 2014 was $733,000, due primarily to our net loss of $1,248,000, offset by changes in account payable and accrued expenses and a reclassification of financing expenses from prepaid assets to net against the proceeds of the Company’s recent round of new financing and stock-based compensation.

The condensed financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. The Company incurred net comprehensive losses of $926,000 for the three months ended June 30, 2015. The Company’s existing cash and cash equivalents are adequate to fund the Company’s operations requirements and obligations through the third quarter of its fiscal year 2017.

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Net cash used in investing activities totaled ($15,000) and ($13,000), in the three months ended June 30, 2015 and 2014, respectively.  Cash used in fiscal years 2015 and 2016 was related to the acquisition of computer equipment and furniture.

Net cash provided by financing activities totaled $0 and $1,384,000 for the three months ended June 30, 2015 and 2014, respectively.

During the three months ending June 30, 2014, the Company also received $23,000 from the sale of 7,101 shares through an at-the-market financing facility through Cantor Fitzgerald.

On February 25, 2015, the Company closed an underwritten public offering through an S-1 filing of 4,416,000 shares of its common stock offered at a public offering price of $1.25 per share. Gross proceeds to CollabRx from this offering were $5,520,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx. The Company followed the S-1 offering with an underwritten public offering through an S-3 filing of 2,716,535 shares of its common stock which closed on March 3, 2015 at a public offering price of $1.27 per share.  Gross proceeds to CollabRx from this follow up offering were $3,450,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx.

Off Balance Sheet Arrangements

We do not currently have, nor have we ever had, any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not engage in trading activities involving non-exchange traded contracts.

Recent Accounting Pronouncements:

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and the IASB has issued IFRS 15, Revenue from Contracts with Customers. The issuance of these documents completes the joint effort by the FASB and the IASB to improve financial reporting by creating common revenue recognition guidance for U.S. GAAP and IFRS. The new guidance affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance. For public entities, the amendments are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period.  Early application is not permitted. The Company will continue to evaluate this newly issued guidance.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern (Sub Topic 205-40) -Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.  ASU2014-15 clarifies principles and definitions that may be used by an organization’s management for disclosures that are currently made available in financial statement footnotes. Presently, U.S. GAAP does not provide an organization’s management guidance regarding its responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern or to prepare related footnote disclosures. Instead, auditors are responsible for assessing an entity’s ability to continue as a going concern under AU-C 570. ASU 2014-15 will move this responsibility to management.  ASU 2014-15 will require management to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued. ASU 2014-15 is effective for annual periods ending after December 15, 2016 to allow the auditing guidance to catch up with this change. ASU No. 2014-15 affects all companies and nonprofits and early application is allowed.  The Company is currently evaluating the impact of adopting this new guidance on our condensed financial statements.

In April 2015, the FASB issued ASU 2015-05, Intangibles Goodwill and Other – Internal Use Software (Sub Topic 350-40) –Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement.  ASU 2015-05 provides explicit guidance to help companies evaluate the accounting for fees paid by a customer in a cloud computing arrangement. The new guidance clarifies that if a cloud computing arrangement includes a software license, the customer should account for the license consistent with its accounting for other software licenses. If the arrangement does not include a software license, the customer should account for the arrangement as a service contract.ASU 2015-05 is effective for public business entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments are effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. An entity can elect to adopt the amendments either prospectively for all arrangements entered into or materially modified after the effective date, or retrospectively. Early adoption is permitted for all entities. The Company is currently evaluating the impact of adopting this new guidance on our condensed financial statements.

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Quantitative and Qualitative Market Risk Disclosure

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of fluctuations in interest rates and foreign currency exchange rates.

Foreign Currency Exchange Risk

As of March 31, 2015 and 2014, the assets in our investment portfolio were classified as cash equivalents in the consolidated balance sheets.  Our investment portfolio at fiscal 2015 and fiscal 2014 was comprised of money market funds.  With the sale of the DRIE related assets and the closure of the Tegal France subsidiary, our exposure to foreign currency fluctuations has been mostly eliminated.  For the fiscal years ended March 31, 2015, and 2014, fluctuations of the US dollar in relation to the Euro were immaterial to our financial statements.

Changes in the exchange rate between the Euro and the US dollar are currently immaterial to our operating results. Exposure to foreign currency exchange rate risk may increase over time as our business evolves.  We expect that sales in international markets may account for a significant portion of any future revenue, as the Company plans to market to customers located outside the United States.

Periodically, the Company would enter into foreign exchange contracts to sell Euros, which are used to hedge a sales transaction in which costs were denominated in US dollars and the related revenue was generated in Euros.  As of March 31, 2015, there were no outstanding foreign exchange contracts.

As of June 30, 2015 and 2014, respectively, all of the Company’s cash equivalents were held in the form of money market funds denominated in U.S. dollars in the condensed balance sheet.  Changes in the exchange rate between other currencies and the U.S. dollar are currently immaterial to our operating results. Exposure to foreign currency exchange rate risk may increase over time as our business evolves.

Interest Rate Risk

We are only marginally exposed to interest rate risk through interest earned on money market funds. Interest rates that may affect these items in the future will depend on market conditions and may differ from the rates we have experienced in the past. We do not hold or issue derivatives, commodity instruments or other financial instruments for trading purposes.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Statements reflect the combined financial statements after giving effect to the merger. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any adjustments to reflect a purchase price allocation. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with CollabRx’s historical consolidated financial statements and accompanying notes as of and for the year ended March 31, 2015 and as of and for the three months ended June 30, 2015 and Medytox’s historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014 and as of and for the six months ended June 30, 2015, all of which are included herein.

The Unaudited Pro Forma Condensed Combined Statements of Income give effect to the merger as if it had been consummated on January 1, 2014, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet assumes the merger had been consummated on the balance sheet date of June 30, 2015. The following unaudited pro forma condensed combined financial information may require additional pro forma adjustments including, but not limited to, acquisition accounting adjustments. Information necessary to make adjustments for acquisition accounting is not readily available. Such adjustments may be material to the currently presented pro forma financial information.

The following unaudited pro forma condensed combined financial information includes adjustments to eliminate costs associated with this anticipated transaction; certain duplicate expenses since both parties are SEC registrants and, for the year ended December 31, 2014, reflect the tax benefit of the CollabRx losses as if the combined company filed a single tax return for the period. These pro forma adjustments are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only. The pro forma information provided is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the merger been completed on the dates used to prepare these pro forma financial statements. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to project the future financial position or results of operations of the merged companies.

These Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any anticipated purchase price allocations, synergies, operating efficiencies or cost savings that may be associated with the transaction. These financial statements also do not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies. Costs for planning for the integration will be incurred prior to the effective time of the merger, and a substantial portion of the remainder of these costs will be incurred over the year following the merger. In general, these costs will be recorded as expenses when incurred and are non-recurring.

159

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
As of June 30, 2015

	Medytox	CollabRx	Pro Forma Adjustments		Pro Forma
Cash	$700,923	$6,084,000	$		$6,784,923
Accounts receivable, net	22,471,342	192,000			22,663,342
Prepaid expenses and other current assets	572,314	165,000			737,314
					–
Total current assets	$23,744,579	$6,441,000	$		$30,185,579
					–
Property and equipment, net	7,814,666	107,000			7,921,666
					–
Other assets:					–
Intangible assets, net	4,420,372	441,000			4,861,372
Goodwill	3,278,813	603,000			3,881,813
Deposits	218,552				218,552
Investment in equity	–	818,000			818,000
					–
Total assets	$39,476,982	$8,410,000		$–	$47,886,982
					–
Current liabilities:					–
Accounts payable	$3,885,116	$420,000		$(448,405)	$3,856,711
Accrued expenses	3,627,422			(1,398,006)	2,229,416
Accrued compensation					–
Promissory notes payable and interest, current		208,000			208,000
Income tax liabilities	7,539,715				7,539,715
Deferred Income taxes	9,200				9,200
Current portion of notes payable	259,184				259,184
Current portion of notes payable, related party	3,804,329				3,804,329
Current portion of capital lease obligations	611,927				611,927
Derivative liability	380,000				380,000
Deferred revenue	–	210,000			210,000
					–
Total current liabilities	$20,116,893	$838,000		$(1,846,411)	$19,108,482
					–
Other liabilities:					–
Repurchase agreements payable	–				–
Notes payable, net of current portion	–	333,000			333,000
Capital lease obligations, net of current portion	3,145,080				3,145,080
Deferred tax liabilities	291,600	172,000			463,600
Other long-term liabilities		12,000			12,000

Total liabilities	$23,553,573	$1,355,000		$(1,846,411)	$23,062,162
					–
Commitments and contingencies					–
					–
Stockholders' equity:					–
Preferred stock, 100,000,000 shares authorized:					–
Series B preferred stock, $0.0001 par value, 5,000 shares authorized, 5,000 shares issued and outstanding	1				1
Series D preferred stock, $0.0001 par value, 200,000 shares authorized, 50,000 shares issued and outstanding	5				5
Series E preferred stock, $0.0001 par value, 100,000 shares authorized, 45,000 shares issued and outstanding	5				5
Common stock, $0.0001 par value, 500,000,000 shares authorized, 30,931,026 shares issued and outstanding	3,093	105,000			108,093
Additional paid-in-capital	10,926,621	141,129,000			152,055,621
Retained earnings	4,993,684	(134,179,000)		1,846,411	(127,338,905)
Total stockholders' equity	$15,923,409	$7,055,000		$1,846,411	$24,824,820
					–
Total liabilities and stockholders' equity	$39,476,982	$8,410,000		$–	$47,886,982

160

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Six Months Ended June 30, 2015

	Historical		Pro Forma
	Medytox	CollabRx	Adjustments	Pro Forma
Revenues				–
Gross charges (net of contractual allowances and discounts)	$33,347,632	$272,000	$–	$33,619,632
Provision for bad debts	(10,317,199)			(10,317,199)
Net Revenues	23,030,433	272,000		23,302,433
				–
Operating expenses:				–
Direct costs of revenue	6,699,631	44,000		6,743,631
General and administrative	15,035,973	1,712,000	(1,099,454)	15,648,519
Sales and marketing expenses	2,321,788	182,000		2,503,788
Bad debt expense	99,754	–		99,754
Depreciation and amortization	1,250,434	–		1,250,434
Engineering	–	1,080,000		1,080,000
Research and development	–	23,000		23,000
Intangible asset impairment	–	571,000		571,000
Total operating expenses	$25,407,580	$3,612,000	$(1,099,454)	$27,920,126
				–
Income (loss) from operations	(2,377,147)	(3,340,000)	1,099,454	(4,617,693)
				–
Other income (expense):				–
Other income	23	(40,000)		(39,977)
Gain on legal settlement	275,028	–		275,028
Interest expense	(1,047,543)	–		(1,047,543)
Total other income (expense)	$(772,492)	$(40,000)	$–	$(812,492)
				–
Income (Loss) before income taxes	(3,149,639)	(3,380,000)	1,099,454	(5,430,185)
				–
Provision (benefit) for income taxes	98,800	(259,000)	–	(160,200)
				–
Net income (loss)	(3,248,439)	(3,121,000)	1,099,454	(5,269,985)
				–
Preferred stock dividends	1,320,394	–	(1,320,394)	–
				–
Net income (loss) attributable to common shareholders	$(1,928,045)	$(3,121,000)	$2,419,848	$(5,269,985)
				–
Other comprehensive income	–	419,000	–	419,000

Comprehensive loss	$(1,928,045)	$(2,702,000)	$(2,419,848)	$(4,850,985)

Net income (loss) per common share: Basic and Diluted	$(0.16)	$(0.39)		$(0.06)

161

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
For the Twelve Months Ended December 31, 2014

	Historical		Pro Forma	Pro Forma
Income Statement	Medytox	CollabRx	Adjustments
Revenues
Gross charges (net of contractual allowances and discounts)	$77,223,964	$415,000	$	$77,638,964
Provision for bad debts	(19,296,144)	–		(19,296,144)
Net Revenues	57,927,820	415,000		58,342,820

Operating expenses:
Direct costs of revenue	15,920,468	72,000		15,992,468
General and administrative	19,712,018	2,071,000	(271,743)	21,511,275
Legal fees related to disputed subsidiary	94,217	–		94,217
Sales and marketing expenses	4,967,188	296,000		5,263,188
Bad debt expense	78,482	–		78,482
Depreciation and amortization	1,500,453	–		1,500,453
Engineering	–	2,278,000		2,278,000
Research and development	–	133,000		133,000
Total operating expenses	$42,272,826	$4,850,000	$(271,743)	$46,851,083

Income (Loss) from operations	15,654,994	(4,435,000)	271,743	11,491,737
				–
Other income (expense):				–
Other income	489	12,000		12,489
Gain on disposition of subsidiary	134,184	–		134,184
Gain on legal settlement	105,780	–		105,780
Interest expense	(513,815)	–		(513,815)
Total other income (expense)	$(273,362)	$12,000	$–	$(261,362)
				–
Income (Loss) before income taxes	15,381,632	(4,423,000)	271,743	11,230,375
				–
Provision (benefit) for income taxes	7,561,300	(74,000)	(2,034,116)	5,453,184

Net income (Loss) from continuing operations	7,820,332	(4,349,000)	2,305,859	5,777,191

Gain from discontinued operations, net of taxes	–	10,000		10,000

Net income (Loss)	7,820,332	(4,339,000)	2,305,859	5,787,191

Preferred stock dividends	5,010,300	–	(5,010,300)	–

Net income (Loss) attributable to common shareholders	$2,810,032	$(4,339,000)	$7,316,159	$5,787,191

Net income (Loss) per common share:
Diluted	$0.09	$(1.75)		$0.06

162

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The effective date of the merger is assumed to be June 30, 2015 for purposes of preparing the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2015. The effective date of the merger is assumed to be January 1, 2014 for purposes of preparing the Unaudited Pro Forma Condensed Combined Statements of Operations. These unaudited pro forma condensed combined financial statements may require additional pro forma adjustments including, but not limited to, acquisition accounting adjustments. Such additional pro forma adjustments may be material to the currently presented pro forma financial statements.

Pro Forma Adjustments

(a) Accounts Payable

The pro forma adjustment to accounts payable on the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2015 reflects the elimination of payables at that date for transactional expenses and duplicative expenses since both companies are SEC registrants.

(b) Accrued Expenses

The pro forma adjustment to accrued expenses on the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2015 reflects the elimination of preferred stock dividends in the amount of $1,320,394 (see below) and accrued expenses in the amount of $52,487 for transactional costs and $25,125 for duplicate expenses for SEC registrants.

(c) General and Administrative Expenses

The pro forma adjustment to general and administrative expenses for the year ended December 31, 2014 reflects an adjustment of $271,743, which includes the elimination of $122,758 of transactional expenses and $148,985 of duplicative expenses since both companies are SEC registrants.

The pro forma adjustment to general and administrative expenses for the six months ended June 30, 2015 reflects an adjustment of $1,099,454, which includes the elimination of $840,778 of transactional expenses and $258,676 of duplicative expenses since both companies are SEC registrants.

(d) Provision for Income Taxes

The pro forma adjustments to the provision for income taxes for the year ended December 31, 2014 reflects a net tax benefit of $2,034,116, which includes $133,154 of additional taxes resulting from the elimination in the general and administrative expenses described above offset by the tax benefit of $2,167,270 realized from the operating losses of CollabRx.

No pro forma adjustments to the provision for income taxes for the six months ended June 30, 2015 have been reflected since the Unaudited Pro Forma Condensed Combined Statements of Income for the period reflects a loss before taxes.

(e) Preferred Stock Dividends

The pro forma adjustment to preferred stock dividends for the year ended December 31, 2014 and the six months ended June 30, 2015 reflects the elimination of the dividend to the holders of Medytox’s Series B Preferred Stock.

163

MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGER

Directors and Executive Officers of the Combined Company Following the Merger

Pursuant to the terms of the merger agreement, the board of directors of the combined company will consist of seven directors, including five current members of Medytox board of directors and two current members of the CollabRx board of directors. Accordingly, the following three of CollabRx’s current five directors will resign effective upon completion of the merger: James Karis, Jeffrey M. Krauss, and Carl Muscari.

Upon completion of the merger,

•	Thomas R. Mika, CollabRx’s current Chairman of the Board, President, Chief Executive Officer, Acting Chief Financial Officer, Secretary and Treasurer, will serve as Chairman of the Board of the combined company and President of the CollabRx subsidiary of Rennova Health, Inc.;

•	Seamus Lagan, Medytox’s current Chief Executive Officer and Director, will serve as Chief Executive Officer, President and Director of the combined company;

•	Sebastien Sainsbury, Medytox’s current Director, will serve as Secretary of the combined company; and

•	Samuel Mitchell, Medytox’s current Chief Operating Officer, will serve as Chief Operating Officer of the combined company.

Other officers of the combined company will be chosen from the existing management teams of Medytox and CollabRx.

The following table lists the names and ages as of [•], 2015 and positions of the individuals who are expected to serve as directors and executive officers of the combined company upon completion of the merger:

Name	Age	Title
Thomas R. Mika	63	Chairman of the Board
Seamus Lagan	46	Director, Chief Executive Officer and President
Dr. Paul Billings	62	Director
Christopher Diamantis	46	Director
Benjamin Frank	81	Director
Michael L. Goldberg	66	Director
Robert Lee	61	Director
Samuel R. Mitchell	33	Chief Operating Officer

Directors

Thomas R. Mika was appointed CollabRx’s President and Chief Executive Officer in March 2005 and appointed Chairman of the Board of CollabRx in October 2006. In addition, he held the positions of Acting Chief Financial Officer and Secretary of CollabRx. His previous service with Tegal was as Executive Vice President and Chief Financial Officer and as member of the board of directors from 1992 to 2002. Mr. Mika began his association with Tegal in 1990, when he served as consultant to Nazem & Company, a venture firm that acquired the company from Motorola. Previously, Mr. Mika co-founded IMTEC, a boutique investment firm whose areas of focus included health care, pharmaceuticals, media and information technology. Earlier in his career, Mr. Mika was a managing consultant with Cresap, McCormick & Paget and a policy analyst for the National Science Foundation, where he was a member of the initial three-person team that developed and published the landmark Science Indicators, the biennial report of the National Science Board to the President of the United States. Mr. Mika holds a Bachelor of Science degree in Microbiology from the University of Illinois at Urbana-Champaign and a Master of Business Administration degree from the Harvard Graduate School of Business.

164

Seamus Lagan was appointed as Chief Executive Officer and a director of Medytox effective September 15, 2014. Mr. Lagan has been, either individually or through Alcimede LLC, a consultant to Medytox since May 2011. Mr. Lagan has been a director of Alcimede since its formation in 2007. Alcimede is a privately-held, Delaware limited liability company which provides various consulting services, including management, organization, and financial consulting services. Mr. Lagan also currently serves, through Alcimede, as chief executive officer of the following subsidiaries of Medytox: Medytox Diagnostics, Inc. (since February 2012), Medytox Marketing & Sales, Inc. (since March 2012), and Medytox Information & Technology, Inc. (since June 2011) and as president of Medical Billing Choices, Inc. (since July 2013). From September 2008 through May 2011, Mr. Lagan was a private investor. In 2008, TecEnergy UK Limited (“TEC”), a waste management and alternative energy company in England and Wales, of which Mr. Lagan served as a director, was placed into administration to protect it from bankruptcy. The relevant taxing authorities in the United Kingdom alleged that the directors reduced the debt of TEC to its creditors at the expense of tax liabilities to the taxing authorities. There were no other allegations of wrongdoing, but based on such allegations, the taxing authorities sought to have each of the directors of TEC banned from acting as a director in the United Kingdom for a three-year period. At the time of such action, Mr. Lagan had significant health issues and did not defend himself. As a result, Mr. Lagan was banned in his absence from acting as a director of a United Kingdom company from October 8, 2010 until October 2015 (In the Matter of TecEnergy UK Limited and in the Matter of the Company Directors Disqualifications Act of 1986 between the Secretary of State for Business, Innovation and Skills and Seamus Lagan (Norwich County Court, UK, Claim No. 0NR00656)). Mr. Lagan graduated from Ballymena Technical College in Ireland in 1989.

Paul R. Billings, MD, PhD, FACP, FACMG, joined the CollabRx board of directors on April 7, 2014. Dr. Billings, is a nationally recognized expert on genomic and precision medicine and a board certified internist and clinical geneticist whose career has been devoted to improving patient care by expanding the use of medically relevant genomic technologies in clinical settings, most recently as Chief Medical Officer of Life Technologies, Inc. (acquired by Thermo Fisher Scientific, Inc. in March, 2014). Currently, Dr. Billings serves in multiple roles in industry and government, including as Executive Chairman, Melanoma Diagnostics, Inc., and director of Trovagene, Inc., DecisionQ, Inc. and PAX Neuroscience, Inc. He was Co-Founder and first Medical Director of the Cordblood Registry, Inc., past Senior Physician and SVP of Laboratory Corporation of America, Inc. (LabCorp), Co-Founder and Past Director of Omicia, Inc., Founder and EVP of GeneSage, Inc., and past Director of Ancestry.com, Inc. Dr. Billings currently serves on the Scientific Advisory Board of the FDA, the Genomic Medicine Advisory Committee at the Dept. of Veterans Affairs, and the National Academy of Sciences Institute of Medicine’s Roundtable on Genomics. Dr. Billings was the former Director and Chief Science Officer of the Genomic Medicine Institute at El Camino Hospital. He was also a member of the United States Dept. of Health and Human Services Secretary’s Advisory Committee on Genetics, Health and Society. Dr. Billings has held academic appointments at prestigious universities including Harvard University, UCSF, Stanford University and UC Berkeley, and has served as a physician at numerous medical centers. He is the author of nearly 200 publications and books on experimental and clinical medicine. His work on genetic discrimination was instrumental in the creation and passage of the federal Genetic Information Non-Discrimination Act of 2008. Dr. Billings holds an M.D. from Harvard Medical School and a Ph.D. in immunology from Harvard University.

Christopher E. Diamantis has served as a director of Medytox since April 24, 2013. Mr. Diamantis has served, since 1999, as Chairman and Chief Executive Officer of Integrated Financial Settlements, Inc., a structured settlement consulting firm in Tallahassee, Florida. He has also been, since April 2000, a director and managing partner of the Gabor Agency, Inc., a 65-year old Florida-based company specializing in investment and insurance planning for public employees and universities. Since 2007, Mr. Diamantis has been Chairman of Pro Bank Financial Holding Company, the parent of Pro Bank, a community bank in Tallahassee, Florida. He also has served, since 2011, as a director of Esquire Bank, a full-service, federally chartered savings bank in New York City. In addition, since 2007, Mr. Diamantis has been a director and partner in Counsel Financial Services, Inc., a specialty financial firm catering to the needs of the legal community and the largest non-bank lender to law firms in the United States. He is a past member of the Board of Governors of the Florida State University College of Business and past president of the National Structured Settlements Trade Association.

Benjamin Frank has served as a director of Medytox since April 24, 2013. Mr. Frank is a retired lawyer and businessman, with particular experience in healthcare, foreign trade, retail, business development and government. After practicing as an attorney, from 1962 to 1966, he was a Senior Vice President and member of the Board of Directors of Allied Stores Corporation, which owned department stores and specialty stores, including Jordan Marsh, Brooks Brothers, Ann Taylor and others. He also served, from 1971 to 1987, as a Vice President and Trustee of North Shore University Hospital, currently North Shore University Hospital, Long Island Jewish Hospital System. Mr. Frank was appointed in February 2009 by former Florida Governor Charlie Crist to the Board of the Health Care District of Palm Beach County and he served as Chair of the Board from October 2011 to February 2013.

165

Michael L. Goldberg, has been the Managing Director of Monarch Capital LLC. since April, 2006. Monarch is a corporate consulting company primarily servicing small to mid-sized public and private companies. As such, he served in a corporate restructuring capacity as a Director, Acting Chief Executive Officer and President of IDO Security, Inc., from July 2006, until May 2013. Mr. Goldberg served as a Director and Chief Executive Officer of Rx Medical Services Corp. (RXM), an American Stock Exchange listed company, a position he held from May 1991 through June 2006. RXM was a medical company, which at one time managed and owned rural hospitals, clinical laboratories and MRI/CT centers across the United States. While there he was responsible for in excess of 25 acquisitions across the country. Mr. Goldberg has been involved as a consultant to a number of private and public companies in varying industries, assisting in their formation and capital structures. Mr. Goldberg began his career as an Asper Fellow in the US Attorney’s office in 1974 with the Criminal division of the Department of Justice in Washington, D.C. (Watergate prosecution team) before becoming an Assistant District Attorney in Philadelphia where he rose to the major trial and then homicide division. Mr. Goldberg was also a litigator in Philadelphia where he maintained a private practice before he transitioned into a career in corporate restructuring. Mr. Goldberg has served as a Director of both private and publicly traded companies and has served on audit and compensation committees.

Robert Lee, is currently the Managing Partner of Sheffield Investment Partners, and has served in such capacity since 2010. Prior thereto, from 2008 until 2010, Mr. Lee served as a Managing Director of New Stream Capital, and from 2000 until 2007, Mr. Lee was a Managing Director at CRT Capital Group. Mr. Lee also serves as a Board member of SL Investment Management, and has served in such capacity since 2011. From 2001 to 2008, Mr. Lee served on the Board of Springs Industries, and from 2008 until 2013, Mr. Lee served on the Board of Springs Window Fashions. Mr. Lee is also on the board of visitors for the Wake Forest School of Business, and previously served as Chairman of such Board. Mr. Lee received his undergraduate degree in economics from Dartmouth College (BA 1976) and attended the University of Chicago Graduate School of Business.

Executive Officers

Samuel R. Mitchell, Jr. joined Medytox on January 19, 2015 as Chief Operating Officer. Prior to joining Medytox, Mr. Mitchell previously served as the Chief Operating Officer for Premier Family Health, P.A. from August 2013 until November 2014; the Practice Administrator for Pulmonary Disease Specialist, P.A. from May 2012 until July 2013; the Chief Business Officer for Greenville Clinic Corp. from December 2010 until April 2012; and the Area Director for U.S. Healthworks Medical Group from February 2007 until November 2010. Mr. Mitchell received a Master in Business Administration from Nova Southeastern University in 2009; a Master of Health Administration from Nova Southeastern University in 2007; and a Bachelor of Science - Business Administration degree from Florida A&M University in 2004.

Director Independence

Prior to completion of the merger, the CollabRx board of directors will affirmatively determine which of the seven individuals that will serve as directors of the combined company is an “independent director” as defined under the Listing Rules of The NASDAQ Stock Market. The Listing Rules of The NASDAQ Stock Market provide a list of disqualifying criteria for the independence determination. For example, under these rules, a director who is, or during the past three years was, employed by the company or by any parent or subsidiary of the company, other than prior employment as an interim chairman or interim chief executive officer, would not be considered independent. No director qualifies as independent unless the board of directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. Based on information provided by the directors and by Medytox and CollabRx with regard to each of the seven individuals expected to serve as a member of the board of directors of the combined company and such individual’s business and personal activities as they may relate to Medytox, CollabRx, the combined company and their respective management, it is anticipated that five of the individuals that will serve as directors of the combined company will be “independent” excluding Thomas Mika and Seamus Lagan.

166

Board Leadership Structure of the Combined Company

Upon completion of the merger, Mr. Mika will serve as the Chairman of the combined company board of directors and Mr. Lagan will serve as a director, Chief Executive Officer and President of the combined company. The benefits of having Mr. Mika serve as the Chairman and Mr. Lagan serve as the Chief Executive Officer of the combined company include: (1) allowing our Chief Executive Officer to focus on the day-to-day business, while allowing the Chairman to lead the combined company's board of directors in its fundamental role of providing advice to and independent oversight of management, (2) reinforcing the independence of the board of directors from management, and (3) creating an environment that encourages objective oversight of management's performance.

The board of directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as the combined company's Chairman, particularly as the board of directors’ oversight responsibilities continue to grow. The board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of the combined company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the board of directors.

Board Committees of the Combined Company

The board of directors of the combined company will have the same committee structure as CollabRx prior to the merger and therefore will have an audit committee, a compensation committee and a nominating/corporate governance committee. Each of these committees will operate under a charter that has been previously approved by the CollabRx board of directors and will have the composition and responsibilities described below. The board of directors of the combined company from time to time may establish other committees to facilitate the management of the company and may change the composition and the responsibilities of the existing committees.

The table below summarizes the anticipated membership of each of the three standing board committees of the combined company after the merger.

Director	Audit	Compensation	Nominating/ Corporate Governance
Thomas R. Mika	[•]	[•]	[•]
Seamus Lagan	[•]	[•]	[•]
Dr. Paul Billings	[•]	[•]	[•]
Christopher Diamantis	[•]	[•]	[•]
Benjamin Frank	[•]	[•]	[•]
Michael L. Goldberg	[•]	[•]	[•]
Robert Lee	[•]	[•]	[•]

Audit Committee

The purpose of the audit committee of the combined company is to review the combined company’s audited financial statements with management, review the combined company’s independent registered public accountants’ performance in the annual audit, review audit fees, review fees for the preparation of the combined company’s tax returns, discuss the combined company’s internal accounting control policies and procedures and consider and appoint the combined company’s independent registered public accountants. The audit committee will have the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

The audit committee charter is available on CollabRx’s website at www.collabrx.com by selecting “Investors” and then “Governance” from the available options.

It is anticipated that the audit committee of the combined company will consist of Mr. [•], Mr. [•] and Mr. [•]. It is expected that the board of directors of the combined company will determine that each anticipated member of the audit committee will qualify as “independent” for purposes of membership on audit committees pursuant to the Listing Rules of The NASDAQ Stock Market and the rules and regulations of the SEC and is “financially literate” as required by the Listing Rules of The NASDAQ Stock Market. In addition, it is expected that the board of directors of the combined company will determine that Mr. [•] qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Listing Rules of The NASDAQ Stock Market as a result of his experience as [•].

167

Compensation Committee

The purpose of the compensation committee of the combined company is to assist the board of directors of the combined company in the discharge of its responsibilities with respect to employee compensation including the adoption, periodic review and oversight of the combined company’s compensation strategy, policies and plans. The compensation committee of the combined company will administer equity plans of the combined company, CollabRx and Medytox. The compensation committee will have the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

The compensation committee charter is available on CollabRx’s website at www.collabrx.com by selecting “Investors” and then “Governance” from the available options.

It is anticipated that the compensation committee of the combined company will consist of Mr. [•], Mr. [•] and Mr. [•].

Nominating/Corporate Governance Committee

The purpose of the governance and nominating committee of the combined company is to oversee all aspects relating to corporate governance, including acting as an independent committee evaluating transactions between the combined company and directors and officers. The nominating/corporate governance committee will also assist the board of directors by identifying individuals qualified to become board members, recommend for selection by the board of directors the director nominees to stand for election at the next annual meeting of the combined company’s stockholders and recommend to the board director nominees for each committee of the board (other than this committee).

When reviewing related party transactions, the nominating/corporate governance committee will consider all relevant facts and circumstances, including:

•	the commercial reasonableness of the terms;

•	the benefit and perceived benefits, or lack thereof, to the combined company;

•	opportunity costs of alternate transactions; and

•	the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person.

The nominating/corporate governance committee will only approve or ratify a related party transaction when it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of the combined company and stockholders. No related party transactions will be consummated without the approval or ratification of the nominating/corporate governance committee and the disinterested members of the combined company board of directors. Any directors interested in a related party transaction will recuse themselves from any vote relating to a related party transaction in which they have an interest.

The nominating/corporate governance committee will have the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

The nominating/corporate governance committee charter is available on CollabRx’s website at www.collabrx.com by selecting “Investors” and then “Governance” from the available options.

It is anticipated that the nominating/corporate governance committee of the combined company will consist of Mr. [•], Mr. [•] and Mr. [•].

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Risk Management

The combined company board of directors as a whole will monitor and consider policies to manage risk as part of its regular activities. The combined company committees of the board will focus on and manage specific forms of risk and report their activities to the combined company board of directors. The audit committee will be primarily responsible for the identification and review of financial risk. The compensation committee will work to minimize risks associated with the executive compensation plans and stock benefit plans that it establishes. The nominating/corporate governance committee will consider risks presented by changing law and regulation and recommend changes in governance and operations to comply.

Certain Relationships and Related Person Transactions

It is anticipated that the policies and procedures of the combined company with respect to the review, approval or ratification of related-person transactions will be substantially similar to CollabRx’s current policies and procedures on such matters.

CollabRx Related Person Transactions

CollabRx’s Nominating/Corporate Governance Committee reviews related party transactions and only approves or ratifies a related party transaction when it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of CollabRx and its stockholders. CollabRx’s policy with respect to transactions in which any of its directors or officers may have an interest, requires that such transaction (i) be on terms no less favorable to CollabRx than could be obtained from unaffiliated third parties and (ii) be approved by the Nominating/Corporate Governance Committee and a majority of the uninterested, outside members of the CollabRx board. It is CollabRx’s policy that directors interested in a related party transaction will recuse themselves from any vote relating to a related party transaction in which they have an interest. All related party transactions in fiscal years 2013, 2014 and 2015 and up to the latest practicable date before the printing of this joint proxy statement/prospectus were approved in accordance with CollabRx’s policy.

Medytox Related Party Transactions

Medytox does not have a formal policy on related party transactions, but it conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to directors and executive officers must be approved by the independent and disinterested members of the Medytox board of directors. There were no related party transactions for Medytox during fiscal 2012, 2013, 2014 and as of the latest practicable date before the printing of this joint proxy statement/prospectus, except for the following:

William Forhan, the former Chief Executive Officer, and a director and stockholder of Medytox, had advanced loans to Medytox for the payment of certain operating expenses. The loans were non-interest bearing and were due on demand. The amount outstanding to Mr. Forhan was $57,100 at December 31, 2012. During the year ended December 31, 2013, $10,000 was paid and the remaining $47,100 was released by Mr. Forhan. The $47,100 is recorded as a capital contribution as additional paid in capital.

Alcimede LLC, of which Mr. Lagan is the sole manager, had advanced loans to Medytox for the payment of certain operating expenses. The loans were non-interest bearing and were due on demand. The amount outstanding to Alcimede was $85,000 at December 31, 2012. During the year ended December 31, 2013, the $85,000 was paid along with a one-time interest charge of $18,417. Alcimede was paid $364,375 and $240,000 for consulting fees pursuant to a consulting agreement for the years ended December 31, 2014 and 2013, respectively, and $187,500 during the six months ended June 30, 2015. Medytox reimbursed Alcimede $450,408 and $520,334 for certain operating expenses and asset purchases paid by Alcimede on Medytox’s behalf in the years ended December 31, 2014 and 2013, respectively.

On September 10, 2012, Medytox entered into an Asset Purchase Agreement with DASH Software, LLC (“DASH”) for the purchase of certain software utilized by Medytox in its operations for $150,000. Sharon Hollis, a former Vice President and stockholder of Medytox, was the managing member of DASH. During the year ended December 31, 2013, Medytox paid $33,070 to DASH pursuant to the Asset Purchase Agreement. As of December 31, 2013, the purchase was fully paid.

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In connection with Medytox's acquisition of Medical Billing Choices, Inc. (“MBC”), Dr. Thomas Mendolia, the then Chief Executive Officer of Medytox's Laboratories and a stockholder, entered into an agreement with the selling shareholders of MBC to receive 20% of the purchase price of MBC as it was paid by Medytox and 0.88% of the gross collections that MBC collected for Medytox. Pursuant to this agreement, Dr. Mendolia received $29,625 for the year ended December 31, 2011, $90,152 during the year ended December 31, 2012 and $103,583 during the six months ended June 30, 2013 for a total of $223,360. Pursuant to the completion of the acquisition of MBC on July 22, 2013, Medytox and Dr. Mendolia agreed that the $223,360 would be paid back to MBC and payment was received in July 2013. Medytox reimbursed Dr. Mendolia $254,966 and $252,841 for certain operating expenses and asset purchases paid by Dr. Mendolia on Medytox’s behalf in the years ended December 31, 2014 and 2013, respectively, and $4,612 during the six months ended June 30, 2015.

Medytox and SS International Consulting, Ltd. ("International"), of which Sebastien Sainsbury is the sole shareholder, entered into a non-exclusive Consulting Agreement on March 15, 2014. International provides such management consulting services, business advisory services, marketing and investors relations advice and management as may be agreed to by the parties from time to time. Medytox pays International $6,667 per month and reimburses expenses incurred by International on behalf of Medytox. The Consulting Agreement may be terminated by either party at the end of any month. Medytox paid $66,660 to International during the year ended December 31, 2014 and $39,996 during the six months ended June 30, 2015.

Each of the holders of shares of Series B Preferred Stock, Epizon, Ltd., Aella, Ltd., Francisco Roca, III, Dr. Thomas F. Mendolia and Steven Sramowicz, entered into a purchase option agreement with Medytox as of March 27, 2014. Each agreement grants Medytox an option to purchase any or all shares of Series B Preferred Stock held by the holder at any time through March 27, 2016. Each holder owns 1,000 shares of Series B Preferred Stock. If all of a holder's shares are purchased by Medytox pursuant to the option, the purchase price would be $5,000,000. If fewer shares are purchased from a holder, the purchase price would be adjusted proportionately. Each holder agreed not to transfer or dispose of any shares of Series B Preferred Stock during the term of the option, other than to Medytox upon an exercise of the option. Any exercise of an option is completely at Medytox's discretion.

On December 31, 2014, Medytox borrowed $3,000,000 from D&D Funding II, LLC (“D&D”), Christopher Diamantis, a director of Medytox, is the manager and 50% owner of D&D (“D&D Note”). The D&D Note has an interest rate of 10%. The D&D Note is payable in one payment, including interest, at maturity on December 31, 2015. The D&D Note must be prepaid upon the consummation by Medytox of a sale of shares of common stock or other securities convertible into common stock for cash pursuant to which Medytox receives net proceeds of not less than $10 million. The D&D Note is convertible at any time, in whole or in part, into common stock at a conversion price equal to 75% of the Market Price (as defined in the D&D Note). Upon any such conversion, the holder will also receive warrants exercisable into the same number of shares of common stock as are being issued upon conversion. The warrants will have a term of one year and the exercise price will be equal to the Market Price (without any discount).

On February 3, 2015, Medytox borrowed $3,000,000 from Alcimede LLC, of which Medytox’s CEO is the sole manager. The note has an interest rate of 6%. The note is payable in one payment, including interest, at maturity on February 2, 2016. On June 29, 2015, Alcimede exercised options granted in October 2012 to purchase one million shares of the Company’s common stock at an exercise price of $2.50 per share. The loan outstanding was reduced in satisfaction of the aggregate exercise price of $2,500,000.

All of the foregoing related party transactions were approved by the Medytox Board of Directors.

Director Compensation

It is anticipated that at least initially the compensation to be paid to the combined company’s directors after the merger will be substantially similar to the compensation currently paid to members of Medytox board of directors. It is anticipated, however, that the cash and equity non-employee director compensation policies described below will be reviewed by the nominating/corporate governance committee of the board of directors of the combined company following completion of the merger and may be subject to change.

Medytox Director Compensation

Medytox non-employee directors receive an annual cash retainer of $40,000 and are granted stock options upon joining the Board of Directors. Medytox does not pay employee directors for Board service in addition to their regular employee compensation.

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Director Compensation Table - Combined Company Directors from Medytox

The following table shows, for each of Medytox’s non-employee directors who will be a director of the combined company, information concerning annual compensation earned for services in all capacities during Medytox’s fiscal year ended December 31, 2014.

Director (1)	Fees earned or paid in cash	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	All Other Compensation	Total

Christopher Diamantis	$40,000	$–	$–	$–	$–	$40,000

Benjamin Frank	$40,000	$–	$–	$–	$–	$40,000

___________

(1) The following table provides information regarding outstanding equity awards held by the named directors at December  31, 2014:

Option Awards
Name	Number of shares underlying unexercised options exercisable	Number of shares underlying unexercised options unexercisable	Equity Incentive Plan Awards: Number of shares underlying unexercised unearned options	Option exercise price $	Option expiration date
Christopher Diamantis	150,000	–	–	2.50	4/19/2017
	150,000	–	–	5.00	4/19/2017
Benjamin Frank	150,000	–	–	2.50	4/19/2017
	150,000	–	–	5.00	4/19/2017

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CollabRx Director Compensation

CollabRx’s outside directors currently receive an annual $15,000 retainer for service on the Board of Directors, meeting fees of $1,500 per Board meeting and $1,000 for the first six audit committee meetings and $750 for the first six nominating and compensation committee meetings not held in conjunction with a full Board of Directors meeting. Furthermore, directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Additionally, each committee chair receives an annual chair retainer as follows:  $7,500 for the Audit Committee chair, $5,000 for the Compensation Committee chair and $4,000 for the Nominating/Corporate Governance Committee chair. In addition, as of April 7, 2014, non-employee directors receive options to purchase 5,000 shares of common stock upon initial election or appointment to the Board of Directors and each director automatically receives options to purchase 2,500 shares of common stock annually thereafter. (The previous number of options to purchase granted to non-employee directors was 1,667 shares of common stock upon initial election or appointment to the Board of Directors and 833 shares of common stock annually thereafter.)

The following table shows non-employee director compensation during fiscal year 2015.

Fiscal Year Ended March 31, 2015

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Gilbert Bellini	16,250	7,550	23,800
James Karis	28,500	23,221	51,721
Jeffrey M. Krauss	41,500	34,191	75,691
Carl Muscari	39,000	31,797	70,797
Paul Billings	38,000	49,745	87,745

__________

(1)	The value of the stock awards has been computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures.

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Executive Compensation

It is anticipated that at least initially the compensation to be paid to the combined company’s executive officers after the merger will be substantially similar to the compensation currently paid to such individuals by Medytox. It is anticipated, however, that the compensation to be paid to the executive officers of the combined company after the merger will be reviewed by the compensation committee of the board of directors of the combined company following completion of the merger and may be subject to change.

Medytox Summary Compensation Table

The table below provides summary information concerning all compensation awarded to, earned by or paid to Mr. Lagan during the year ended December 31, 2014. Mr. Lagan will serve as a director, Chief Executive Officer and President of the combined company following completion of the merger.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Seamus Lagan Chief Executive Officer and Director(1)	2014	$–	$–	$–	$–	–	–	$144,375	(2)	$144,375

__________

(1)	Mr. Lagan was appointed Chief Executive Officer effective September 15, 2014.
(2)	Represents $144,375, including a bonus of $35,000, paid pursuant to the Consulting Agreement with Alcimede LLC from September 15, 2014 to December 31, 2014. See Medytox’s Agreements with Named Executive Officers below for additional information.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information regarding outstanding equity awards held by Mr. Lagan at December 31, 2014:

Name	Number of shares underlying unexercised options exercisable	Number of shares underlying unexercised options unexercisable	Equity Incentive Plan Awards: Number of shares underlying unexercised unearned options	Option exercise price $	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested $	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested $

Seamus Lagan(1)	–	–	–	–	–	–	–	–	–

__________

(1)	Does not include options issued to Alcimede LLC described below under Medytox’s Agreements with Named Executive Officers.

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Medytox’s Agreements with Named Executive Officers

Seamus Lagan, Chief Executive Officer

Consulting Agreements

The Company and Seamus Lagan entered into a non-exclusive Consulting Agreement on May 25, 2011. Under the agreement, Mr. Lagan rendered management consulting and business advisory services and advised on marketing strategies. The Company paid Mr. Lagan $15,000 per month.  In connection with the consulting agreement, Mr. Lagan received approximately $65,000 in cash and was issued 1,300,000 shares of Common Stock with a value of $13,000. This agreement was in effect through October 3, 2011, when it was replaced by a consulting agreement between the Company and Alcimede LLC, which is controlled by Mr. Lagan. Under this new agreement, Alcimede agreed to assist the Company by providing management as may be required by the Company, assisting with the Company's capital structure and funding, completing acquisitions and funding, and structuring and securing financing.  The term of the Alcimede agreement was from October 3, 2011 to December 31, 2013, with automatic renewals for an additional year unless one party delivered notice of nonrenewal. The Company agreed to pay Alcimede a retainer of $20,000 a month and issued Alcimede options to purchase 200,000 shares of Common Stock, exercisable at $3.00 per share through January 1, 2014, and an additional 200,000 shares of Common Stock exercisable at $6.00 per share through January 1, 2015. The Company also reimbursed Alcimede's expenses.

The Company and Alcimede entered into a revised Consulting Agreement as of October 1, 2012. This agreement replaced and superseded the prior Alcimede consulting agreement.  This new agreement is for three years, subject to annual renewals thereafter, unless either party gives notice of non-renewal. The retainer remained at $20,000 a month and the Company continues to reimburse Alcimede for its expenses.  The parties agreed to cancel the options issued pursuant to the prior agreement. Under the new agreement the Company issued Alcimede 4,500,000 shares of Common Stock and 1,000 shares of Series B Preferred Stock. In addition, Alcimede received options to purchase (i) 1,000,000 shares of Common Stock exercisable at $2.50 per share through December 31, 2017, (ii) 1,000,000 shares of Common Stock exercisable at $5.00 per share through December 31, 2017 and (iii) 1,000,000 shares of Common Stock exercisable at $10.00 a share through December 31, 2022.

Effective September 11, 2014 and in conjunction with the appointment of Mr. Lagan as our Chief Executive Officer, such consulting agreement with Alcimede was amended to provide for a monthly retainer of $31,250, and we agreed to provide Mr. Lagan with an automobile.

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MEDYTOX PROPOSAL NO. 1 – APPROVAL AND ADOPTION OF MERGER AGREEMENT AND

THE TRANSACTIONS CONTEMPLATED THEREBY

Adoption of Merger Agreement

Medytox is asking its stockholders to consider and vote on a proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger. Medytox stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the merger agreement and the transactions contemplated thereby. In particular, Medytox stockholders are directed to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

Recommendation of the Medytox Board of Directors

The Medytox board of directors recommends that Medytox stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby. See “The Merger-Recommendation of the Medytox Board of Directors; Medytox’s Reasons for the Merger” beginning on page 72.

The merger is conditioned on approval of this proposal.

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MEDYTOX PROPOSAL NO. 2 - POSSIBLE ADJOURNMENT OF THE
MEDYTOX SPECIAL MEETING

Possible Adjournment of the Medytox Special Meeting

This proposal would allow Medytox, if a proposal is made by the chairman of the Medytox board of directors to adjourn the Medytox special meeting to approve any motion to adjourn the special meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement and the transactions contemplated thereby.

Recommendation of the Medytox Board of Directors

The Medytox board of directors unanimously recommends that Medytox stockholders vote “FOR” the proposal to adjourn the Medytox special meeting, if proposed by the chairman of the Medytox board of directors during the special meeting.

The merger is conditioned on approval of this proposal.

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COLLABRX PROPOSAL NO. 1 - APPROVAL OF THE ISSUANCE OF SHARES OF COLLABRX COMMON

STOCK AND OTHER SECURITIES EXERCISABLE OR CONVERTIBLE FOR COLLABRX COMMON STOCK

IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT

CollabRx is asking its stockholders to consider and vote on a proposal to approve the issuance of shares of CollabRx common stock and other securities exercisable or convertible for CollabRx common stock to Medytox stockholders, which we refer to as the CollabRx Share Issuance, in connection with the transactions contemplated by the merger agreement. CollabRx stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the merger agreement and the CollabRx Share Issuance contemplated thereby. In particular, CollabRx stockholders are directed to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

Recommendation of the CollabRx Board of Directors

The CollabRx board of directors recommends that the CollabRx stockholders vote “FOR” the proposal to approve the CollabRx Share Issuance in connection with the merger agreement. See “The Merger-Recommendation of the CollabRx Board of Directors; CollabRx’s Reasons for the Merger” beginning on page 73.

The merger is conditioned on approval of this proposal.

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COLLABRX PROPOSAL NO. 2 - APPROVAL OF AN AMENDMENT
TO THE COLLABRX CERTIFICATE OF INCORPORATION, AS AMENDED,
TO EFFECT A REVERSE SPLIT OF COLLABRX’S COMMON STOCK,
TO BE EFFECTED IMMEDIATELY PRIOR TO THE EFFECTIVE TIME OF THE MERGER

The CollabRx board has unanimously approved an amendment to the CollabRx Certificate of Incorporation currently in effect (the “Current CollabRx Certificate”) to effect a reverse split of CollabRx’s common stock at a specific ratio from 1-for-2.5 to 1-for-10, to be effected immediately prior to the effective time of the merger. Under this proposed amendment, a certain number of outstanding shares of common stock, as determined by the applicable ratio, would be combined into one share of common stock (the “Reverse Stock Split”).

If approved by the stockholders, the CollabRx board would have discretion to implement the Reverse Stock Split within a range from 1-for-2.5 to 1-for-10. The CollabRx board believes that stockholder approval of a range of ratios (as opposed to approval of a specified ratio) would provide the board with maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of CollabRx and its stockholders. The actual timing for implementation of the Reverse Stock Split would be determined by the CollabRx board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. However, our current intention is to effect the Reverse Stock Split immediately prior to the effective time of the merger. Furthermore, notwithstanding stockholder approval, the CollabRx board also would have the discretion not to implement a Reverse Stock Split. If the CollabRx board were to elect to implement a Reverse Stock Split, the Board will set the exchange ratio using one of the ratios approved by the stockholders. The CollabRx board would base such a determination upon the then current trading price of the CollabRx common stock, among other things.

The text of the form of amendment to our Certificate of Incorporation that would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split is set forth in Annex G to this joint proxy statement/prospectus; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the CollabRx board deems necessary and advisable to effect the Reverse Stock Split. If the Reverse Stock Split is approved by the stockholders and following such approval the CollabRx board determines that a Reverse Stock Split is in the best interest of CollabRx and its stockholders, the CollabRx Certificate of Incorporation would be amended accordingly.

Purpose of the Reverse Stock Split

The CollabRx board recommends the Reverse Stock Split for the following reasons:

•	The Reverse Stock Split is a condition to the completion of the merger;

•	The CollabRx board believes that the Reverse Stock Split is the most effective means of increasing the per-share market price of our common stock in order to maintain our listing on The Nasdaq Capital Market; and

•	The CollabRx board believes that a higher per-share market price of CollabRx common stock could encourage investor interest in CollabRx and promote greater liquidity for our stockholders.

The CollabRx common stock is currently listed on The Nasdaq Capital Market. The Nasdaq Capital Stock Market’s Marketplace Rules impose certain minimum financial requirements on CollabRx for the continued listing of the CollabRx common stock. One such requirement is the minimum bid price on our stock of $1.00 per share. Beginning in 2002, there have been periods of time during which CollabRx has been out of compliance with the $1.00 minimum bid requirements of The Nasdaq Capital Market.

On June 2, 2015, we were notified by NASDAQ that the bid price of the CollabRx common stock closed below the minimum $1.00 per share requirement for continued inclusion under the Marketplace Rules. We have 180 calendar days, or until November 30, 2015, to regain compliance. If, at any time before November 30, 2015, the bid price of our common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days (the NASDAQ Staff has the discretion to monitor the stock price for up to 20 trading days), we will regain compliance with the Marketplace Rules. In the event CollabRx does not regain compliance within this grace period, CollabRx may be eligible to receive an additional 180-day grace period. In the event CollabRx is not able to regain compliance by the end of the applicable grace period, CollabRx securities would be subject to delisting unless CollabRx requests a hearing before the Nasdaq Listing Qualifications Panel.

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Alternatives to trading on The Nasdaq Capital Market include being listed for trading on the OTC Bulletin board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. However, the alternatives of the OTC Bulletin board and the “pink sheets” are generally considered to be less efficient and less broad-based than The Nasdaq Capital Market, and therefore less desirable.

CollabRx believes that delisting from The Nasdaq Capital Market could adversely affect (i) the liquidity and marketability of shares of the CollabRx common stock; (ii) the trading price of the CollabRx common stock; and (iii) CollabRx’s relationships with vendors and customers. CollabRx also believes that The Nasdaq Capital Market provides a broader market for the CollabRx common stock than would the OTC Bulletin board or the “pink sheets” and is, therefore, preferable to those alternatives. CollabRx believes that a reverse stock split may have the effect of increasing the trading price of our common stock to a level high enough to satisfy the Nasdaq minimum bid price requirement for continued listing of our common stock on The Nasdaq Capital Market, and that a reverse stock split would be the most effective means available to avoid a delisting of the CollabRx common stock.

CollabRx also believes that an increase in the per-share price of the CollabRx common stock could encourage increased investor interest in the CollabRx common stock and possibly promote greater liquidity for CollabRx stockholders. CollabRx believes that the current low per-share price of the CollabRx common stock has had a negative effect on the marketability of the CollabRx common stock. CollabRx believes there are several reasons for this effect. First, many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. Second, because the brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current per-share price of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of the CollabRx common stock were substantially higher. This factor may also limit the willingness of institutional investors to purchase CollabRx common stock. Third, a variety of policies and practices of brokerage firms discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Fourth, many brokerage firms are reluctant to recommend low-priced stocks to their customers. Finally, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of low-priced stocks.

Although any increase in the market price of the CollabRx common stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, CollabRx anticipates that the Reverse Stock Split will result in an increase in the bid price for the CollabRx common stock that will be large enough to avoid delisting from The Nasdaq Capital Market and possibly to reduce the effect of some of the policies, practices and circumstances referred to above.

Possibility that the Reverse Stock Split Will Fail to Achieve the Desired Effects; Other Possible Consequences

Stockholders should note that the effect of the Reverse Stock Split upon the market price for our common stock cannot be accurately predicted. In particular, CollabRx cannot assure you that prices for shares of CollabRx common stock after the Reverse Stock Split will be two and one-half or ten times, as applicable, the prices for shares of CollabRx common stock immediately prior to the Reverse Stock Split. Furthermore, CollabRx cannot assure you that the market price of the CollabRx common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, CollabRx cannot assure you that the Reverse Stock Split will not adversely impact the market price of the CollabRx common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

While CollabRx expects the Reverse Stock Split to be sufficient to prevent Nasdaq from delisting our common stock, it is possible that, even if the Reverse Stock Split results in a bid price for our common stock that exceeds $1.00 per share, CollabRx may not be able to continue to satisfy the additional criteria for continued listing of our common stock on The Nasdaq Capital Market. CollabRx would also need to satisfy additional criteria to continue to have the CollabRx common stock eligible for continued listing on The Nasdaq Capital Market. These criteria require, in addition to the minimum bid price, that:

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•	CollabRx has stockholders’ equity of at least $2.5 million or a market value of listed securities of $35 million, or net income from continuing operations (in the latest fiscal year or in 2 of the last 3 fiscal years) of $500,000;

•	CollabRx’s public float must consist of at least 500,000 shares with a market value of at least $1 million (public float defined under Nasdaq’s rules as the shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares);

•	there be at least 300 round lot holders (defined as persons who own at least 100 shares of CollabRx common stock);

•	there be at least two market makers for CollabRx common stock; and

•	CollabRx complies with certain corporate governance requirements.

CollabRx believes that it satisfies all of these other continued listing criteria as of the mailing date of this joint proxy statement/prospectus. However, CollabRx cannot assure you that it will be successful in continuing to meet all requisite continued listing criteria.

If the Reverse Stock Split is implemented, some stockholders may consequently own less than 100 shares of CollabRx common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they sell their CollabRx shares.

CollabRx believes that the Reverse Stock Split may result in greater liquidity for CollabRx stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Board Discretion to Implement Reverse Stock Split

If the Reverse Stock Split is approved by stockholders at the special meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the CollabRx board that Reverse Stock Split at the applicable ratio (with such ratio determined by the CollabRx board as described above) is in the best interests of CollabRx and its stockholders. However, CollabRx’s current intention is to effect the Reverse Split immediately prior to the effective time of the merger. Such determination shall be based upon various factors, including the satisfaction of all conditions to closing of the merger, meeting the continued listing requirements for The Nasdaq Capital Market, existing and expected marketability and liquidity of CollabRx common stock, prevailing market conditions and the likely effect on the market price of CollabRx common stock. Notwithstanding approval of the Reverse Stock Split by stockholders, the CollabRx board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect the Reverse Stock Split, as permitted under Section 242(c) of the Delaware General Corporation Law.

Effect of the Reverse Stock Split on Registration and Voting Rights

The CollabRx common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and CollabRx is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the CollabRx common stock under the Exchange Act. After the Reverse Stock Split, the CollabRx common stock would continue to be reported on The Nasdaq Capital Market under the symbol “CLRX” or “RNVA” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock after the Reverse Stock Split, subject to dilution as a result of the merger and the other transactions contemplated by the merger agreement. The number of stockholders of record would not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split).

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Effect of the Reverse Stock Split on Stock Options, Warrants and Par Value

Under the terms of the outstanding stock options and warrants, the Reverse Stock Split will effect a reduction in the number of shares of CollabRx common stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the Reverse Stock Split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. No fractional shares of common stock will be issued in connection with the proposed Reverse Stock Split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

The par value of the CollabRx common stock and preferred stock would remain at $0.01 per share following the effective time of the Reverse Stock Split.

Effective Date

If the proposed Reverse Stock Split is approved at the Special Meeting and the CollabRx board elects to proceed with the Reserve Stock Split within the range of the stated ratios, the Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing (the “Effective Date”) of the applicable certificate of amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of common stock in accordance with the Reverse Stock Split ratio determined by the CollabRx board within the range set forth in this proposal.

Exchange of Stock Certificates

Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of CollabRx common stock will receive from CollabRx’s exchange agent (the “Exchange Agent”) instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of transmittal letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Reverse Stock Split represented shares of common stock, together with a duly executed transmittal letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Reverse Stock Split represented any shares of common stock shall be deemed at and after the Reverse Stock Split to represent the number of full shares of common stock contemplated by the preceding sentence. Each certificate representing shares of common stock issued in connection with the Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of common stock.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the Reverse Stock Split represented any shares of CollabRx common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that:

•	The person requesting such issuance pay to us any transfer taxes payable by reason of such issuance or any prior transfer of such certificate, or establish to our satisfaction that such taxes have been paid or are not payable;

•	Such transfer comply with all applicable federal and state securities laws; and

•	Such surrendered certificate be properly endorsed and otherwise be in proper form for transfer.

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No Appraisal Rights

Under Delaware law, CollabRx stockholders would not be entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split.

Cash Payment in Lieu of Fractional Shares

In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, CollabRx will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the CollabRx common stock on The Nasdaq Capital Market during regular trading hours for the five trading day period ending on the last business day immediately preceding the Effective Date.

Federal Income Tax Consequences of the Reverse Stock Split

The U.S. federal income tax consequences of the reverse stock split are described under "Material U.S. Federal Income Tax Consequences Of The Reverse Stock Split, Merger And Ownership Of Collabrx Capital Stock."

Recommendation of the CollabRx Board of Directors

The CollabRx board of directors recommends that the CollabRx stockholders vote “FOR” the proposal to amend the CollabRx Certificate of Incorporation, as amended, to effect a reverse split of CollabRx’s common stock at a specific ratio from 1-for-2.5 to 1-for-10, to be effected immediately prior to the effective time of the merger.

The merger is conditioned on approval of this proposal. If the CollabRx stockholders do not approve the reverse stock split, it is expected that the combined company will not satisfy the $4 bid price initial listing requirement for The Nasdaq Stock Market.

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COLLABRX PROPOSAL NO. 3 - APPROVAL OF AN AMENDMENT
TO THE COLLABRX CERTIFICATE OF INCORPORATION, AS AMENDED,
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COLLABRX COMMON STOCK
FROM 50,000,000 TO 150,000,000, EFFECTIVE AS OF THE EFFECTIVE TIME OF THE MERGER

The CollabRx board of directors has unanimously approved an amendment to the Current CollabRx Certificate to increase the number of authorized shares of CollabRx common stock from 50,000,000 to 150,000,000, effective as of the effective time of the merger. The amendment will be effected, if at all, by the filing of an amendment to the Current CollabRx Certificate in the form set forth as Annex G to this joint proxy statement/prospectus, with the Delaware Secretary of State.

Reason for the Amendment

CollabRx is currently authorized to issue an aggregate of 50,000,000 shares of common stock. As of June 30, 2015, there were outstanding 10,487,033 shares of common stock. Upon completion of the merger and the other transactions contemplated by the merger agreement, it is currently expected that CollabRx will have outstanding more than 50,000,000 shares of common stock.

Principal Effects of Increase in Authorized Shares

The increase in the authorized CollabRx shares of common stock will become effective immediately upon filing an amendment to the Current CollabRx Certificate in the form of Annex G to this joint proxy statement/prospectus with the Secretary of State of the State of Delaware.

There will be no changes to the Current CollabRx Certificate by virtue of the filing of this amendment, other than to increase the authorized number of shares of common stock from 50,000,000 shares to 150,000,000 shares and the other changes discussed herein including the name change and Reverse Stock Split. This amendment will not have any immediate effect on the rights of existing stockholders. Except as described in the accompanying joint proxy statement/prospectus, we have no current plans, agreements or proposals to issue additional shares of common stock. However, to the extent that additional authorized CollabRx shares are issued in the future, the issuances would have consequences on existing CollabRx stockholders, including diluting existing stockholder net tangible book value and voting power. Existing CollabRx stockholders do not have any preemptive rights to purchase or subscribe for any part of any new or additional issuance of securities.

Risks and Possible Disadvantages Associated with the Increase in Authorized Shares

If this amendment is approved, any subsequent issuance of additional CollabRx shares - including the issuance contemplated by the merger agreement - would increase the number of outstanding CollabRx shares and would dilute the percentage ownership of existing stockholders (not participating in any such issuance). The increase in authorized but unissued number of shares could also have possible anti-takeover effects. These authorized but unissued CollabRx shares could (within the limits imposed by applicable law and NASDAQ requirements): (1) be issued in a transaction that the stockholders believe not desirable; or (2) be issued in one or more transactions that could make a change of control of CollabRx (other than the merger with Medytox) more difficult or costly, and therefore more unlikely. The additional authorized CollabRx shares could be used to discourage persons from attempting to gain control of CollabRx by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the CollabRx board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board although perceived to be desirable by some stockholders. The board is not aware of any effort by a third party to accumulate our securities or obtain control of CollabRx by means of a merger, tender offer, solicitation in opposition to management or otherwise nor does the CollabRx board have any intention of using additional authorized CollabRx shares to deter a change of control, all except as it relates to the merger with Medytox as described in this joint proxy statement/prospectus.

Recommendation of the CollabRx Board of Directors

The CollabRx board recommends that the CollabRx stockholders vote “FOR” the proposal to amend the Current CollabRx Certificate to increase the number of authorized shares of CollabRx common stock from 50,000,000 to 150,000,000, effective as of the effective time of the Merger.

The merger is conditioned on approval of this proposal.

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COLLABRX PROPOSAL NO. 4 - APPROVAL OF THE AMENDMENT
TO THE COLLABRX, INC. 2007 INCENTIVE AWARD PLAN TO INCREASE
THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE PLAN AND TO INCREASE
THE MAXIMUM NUMBER OF SHARES ANY ONE INDIVIDUAL MAY RECEIVE IN ANY CALENDAR YEAR, EFFECTIVE AS OF THE EFFECTIVE TIME OF THE MERGER

On [•], 2015, the CollabRx board, subject to stockholder approval, unanimously adopted an amendment to the Tegal Corporation 2007 Incentive Award Plan (as amended, the “2007 Plan”) to increase the number of shares available for issuance under the 2007 Plan from 866,490 shares plus the number of reserved but unissued shares under the Prior Plans (as defined) to 50,000,000 shares and to increase the maximum number of shares any one individual may receive in any calendar year from 100,000 shares to 7,500,000 shares. The amendment will be effective as of the effective time of the merger. A copy of the amendment is attached to this joint proxy statement/prospectus as Annex H.

The CollabRx Board believes that the 2007 Plan promotes the success and enhances the value of CollabRx by linking the personal interest of participants to those of CollabRx stockholders and by providing participants with an incentive for outstanding performance.

The 2007 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals. A summary of the principal provisions of the 2007 Plan is set forth below.

Administration

The 2007 Plan is administered by the CollabRx board. The CollabRx board may delegate to a committee of one or more members of the CollabRx Board or one or more officers of CollabRx the authority to grant or amend awards to participants other than senior executives of CollabRx who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or employees who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

The CollabRx board has the exclusive authority to administer the 2007 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction.

Eligibility

Persons eligible to participate in the 2007 Plan include all members of the CollabRx Board, CollabRx employees, and consultants of CollabRx and its subsidiaries, as determined by the CollabRx board.

Limitation on Awards and Shares Available

Currently, the aggregate number of shares available for issuance under the 2007 Plan is the sum of (i) 866,490 shares and (ii) the number of reserved but unissued shares of common stock under our Eighth Amended and Restated 1998 Equity Participation Plan and our Fifth Amended and Restated Stock Option Plan for Outside Directors (together, the “Prior Plans”) or shares that are subject to awards under the Prior Plans which are forfeited or have expired prior to exercise. As of June 30, 2015, an aggregate of approximately 62,066 shares of common stock remained available for grant pursuant to the 2007 Plan. Giving effect to the proposed amendment to the 2007 Plan, the aggregate number of shares available for issuance under the 2007 Plan will be increased to 50,000,000 shares. The payment of dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2007 Plan. The shares of common stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2007 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation may be used for grants under the 2007 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2007 Plan.

184

The maximum number of shares of stock that may be subject to one or more awards granted to any one participant pursuant to the 2007 Plan during any calendar year is currently 100,000 and the maximum amount that may be paid in cash during any calendar year with respect to any performance-based award is $500,000. Giving effect to the proposed amendment to the 2007 Plan, the maximum number of shares of stock that may be subject to one or more awards granted to any one participant pursuant to the 2007 Plan during any calendar year will be increased to 7,500,000 shares.

Awards

The 2007 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2007 Plan.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2007 Plan. The option exercise price of all stock options granted pursuant to the 2007 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant. Stock options may be exercised as determined by the Board, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee’s death. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides. No stock option may be exercised in whole or in part following an employee’s termination of employment by the Company for “cause,” as defined in the 2007 Plan.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Board in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to the Board (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the 2007 Plan. A restricted stock award is the grant of shares of Stock at a price determined by the Board (including zero) that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Board.

A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR.

The other types of awards that may be granted under the 2007 Plan include performance shares, performance stock units, dividend equivalents, deferred stock, restricted stock units, and other stock-based awards.

The CollabRx Board may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Board for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net income, pre-tax income, operating income, cash flow (including, but not limited to, operating cash flow and free cash flow), earnings per share, return on equity, return on invested capital or assets, cost reductions or savings, funds from operations, appreciation in the Fair Market Value of Stock and earnings before any one or more of the following items: interest, taxes, depreciation or amortization. The CollabRx Board shall define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Board shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Board may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

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Amendment and Termination

The CollabRx Board may terminate, amend, or modify the 2007 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2007 Plan, to permit the CollabRx Board to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2007 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2007 Plan on or after the tenth anniversary of the date the stockholders approved the 2007 Plan.

New Plan Benefits

The grant of awards under the 2007 Plan is within the discretion of the CollabRx Compensation Committee. Therefore, the number of shares of CollabRx Common Stock or dollar value thereof that will be received by or allocated to any stockholder in the future that participates in the 2007 Plan is not determinable.

With respect to nonqualified stock options, CollabRx is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the CollabRx Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and CollabRx will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2007 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

Recommendation of the CollabRx Board of Directors

The CollabRx board of directors recommends that CollabRx stockholders vote “FOR” the approval of the amendment to the CollabRx, Inc. 2007 Incentive Award Plan to increase the number of shares authorized to be issued under the plan and to increase the maximum number of shares any one individual may receive in any calendar year.

The merger is conditioned on approval of this proposal.

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COLLABRX PROPOSAL NO. 5 - ADVISORY (NON-BINDING) APPROVAL OF THE MERGER-RELATED

COMPENSATION OF COLLABRX’S NAMED EXECUTIVE OFFICERS

CollabRx is providing its stockholders with the opportunity to cast a vote, on an advisory (non-binding) basis, to approve the compensation payments that will or may be paid by CollabRx to its named executive officers in connection with the merger as disclosed in the section titled “Interests of CollabRx’s Directors and Officers in the Merger” including the table titled “Golden Parachute Compensation - CollabRx” and the accompanying footnotes, as required by Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Through this proposal, CollabRx is asking its stockholders to indicate their approval, on an advisory (non-binding) basis, of the various change of control, equity acceleration and other payments which CollabRx’s named executive officers will or may be eligible to receive in connection with the merger as described in the section “Interests of CollabRx’s Directors and Officers in the Merger” referred to above.

You should carefully review the “golden parachute” compensation information disclosed in the sections of this proxy statement/prospectus referred to above. The CollabRx board of directors unanimously recommends that CollabRx stockholders approve the following resolution:

“RESOLVED, that the stockholders of CollabRx approve, solely on an advisory, non-binding basis, the ‘golden parachute’ compensation which will or may be paid to CollabRx’s named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section titled “Interests of CollabRx’s Directors and Officers in the Merger,” including the table titled “Golden Parachute Compensation—CollabRx” and the accompanying footnotes.

The vote on the “golden parachute” compensation proposal is a vote separate and apart from the vote on the adoption of the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the “golden parachute” compensation proposal and vice versa. Because the vote on the “golden parachute” compensation proposal is advisory only, it will not be binding on either CollabRx or Medytox. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation payments that are contractually required to be paid by CollabRx to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of CollabRx stockholders.

The affirmative vote of holders of a majority of the shares of CollabRx common stock present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the annual meeting is required to approve, on an advisory (non-binding) basis, the “golden parachute” compensation.

Recommendation of the CollabRx Board of Directors

The Collabrx board of directors unanimously recommends that CollabRx stockholders vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation payments that will or may be paid by CollabRx to its named executive officers in connection with the merger.

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COLLABRX PROPOSAL NO. 6 - POSSIBLE ADJOURNMENT OF THE COLLABRX SPECIAL MEETING

This proposal would allow CollabRx, if a proposal is made by the chairman of the CollabRx board of directors to adjourn the special meeting, to approve any motion to adjourn the special meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposals presented to the CollabRx stockholders at the special meeting.

Recommendation of the CollabRx Board of Directors

The CollabRx board of directors unanimously recommends that CollabRx stockholders vote “FOR” the proposal to adjourn the special meeting, if proposed by the chairman of the CollabRx board of directors during the special meeting.

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND

DIRECTORS OF MEDYTOX

Security Ownership

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of our outstanding common stock as of August 28, 2015 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of our directors, (iii) each of our executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group. The following table does not include the effects on beneficial ownership by virtue of the Voting Agreement entered into by and between the Company, Seamus Lagan and Steven Sramowicz, and the Voting Agreement entered into by and between the Company, Seamus Lagan and Francisco Roca, III. None of the foregoing persons owns any shares of the Series D Preferred Stock or Series E Preferred Stock. Except as indicated in the footnotes below, the stockholders listed below possess sole voting and investment power with respect to their shares.

Name of Beneficial Owner	Address	No. of Shares of Common Stock Owned		Percentage of Ownership (1)
William G. Forhan	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	4,241,551	(3)	12.5%

Jace Simmons	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	4,030,000	(4)	11.9%

Seamus Lagan	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	3,030,000	(5)	9.2%

Epizon Ltd.	Suite 104a Saffrey Square, Bank Lane P.O. Box N-9306 Nassau, Bahamas	4,600,000	(6)	14.9%

Dr. Thomas F. Mendolia	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	7,530,000	(7)	22.2%

Sharon L. Hollis	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	3,030,000	(8)	9.4%

Aella Ltd.	Suite 104a Saffrey Square, Bank Lane P.O. Box N-9306 Nassau, Bahamas	4,500,000	(9)	14.6%

Samuel Mitchell	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	–		–

Francisco Roca, III	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	7,530,000	(10)	22.2%

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Name of Beneficial Owner	Address	No. of Shares of Common Stock Owned		Percentage of Ownership (1)
Steven Sramowicz	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	7,530,000	(11)	22.2%

Christopher E. Diamantis	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	1,050,000	(12)	3.4%

Michael Goldberg	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	–		–

Robert Lee	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	600,000		1.9%

Benjamin Frank	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	300,000	(13)	1.0%

Jeffrey L. Wadman	c/o Medytox Solutions, Inc. 400 S. Australian Ave. Suite 800 West Palm Beach, FL 33401	75,000	(14)	–

All Directors and Executive Officers as a Group (7 persons) (2)	5,055,000	(15)	15.0%

(1)	Based on 30,931,026 shares of common stock issued and outstanding as of August 28, 2015, and additional shares deemed to be outstanding as to a particular person, in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”). Beneficial ownership is determined in accordance with SEC rules to generally include shares of common stock subject to options, and such shares are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. The outstanding number of shares does not include the outstanding Series D Preferred Stock or the outstanding Series E Preferred Stock.
(2)	Includes Messrs. Lagan, Diamantis, Frank, Goldberg, Lee, Mitchell and Wadman.
(3)	Mr. Forhan owns 1,241,551 shares of common stock and has currently exercisable options to purchase 3,000,000 shares of common stock.
(4)	Mr. Simmons owns 1,030,000 shares of common stock and has currently exercisable options to purchase 3,000,000 shares of common stock.
(5)	Alcimede LLC, of which Mr. Lagan is the sole manager, owns 1,030,000 shares of common stock and has currently exercisable options to purchase 2,000,000 shares of common stock. Mr. Lagan has entered into Voting Agreements, pursuant to which, among other things, Mr. Sramowicz and Mr. Roca have each agreed to vote their shares of our common stock for the nominees for directors as instructed by Mr. Lagan.
(6)	All of the outstanding capital stock of Epizon Ltd. is owned by The Shanoven Trust, of which P. Wilhelm F. Toothe serves as trustee. Mr. Lagan is the settlor and Mr. Lagan and his family are the beneficiaries of The Shanoven Trust. Epizon Ltd. also owns 1,000 shares of non-voting Series B Preferred Stock.
(7)	Dr. Mendolia owns 4,530,000 shares of common stock and has currently exercisable options to purchase 3,000,000 shares of common stock. Dr. Mendolia also owns 1,000 shares of non-voting Series B Preferred Stock.
(8)	Ms. Hollis owns 30,000 shares of common stock and has currently exercisable options to purchase 3,000,000 shares of common stock.
(9)	All of the outstanding capital stock of Aella Ltd. is owned by The Olive Tree Trust, of which P. Wilhem F. Toothe serves as the trustee. Ms. Hollis is the settlor and Ms. Hollis and her family are the beneficiaries of The Olive Tree Trust. Aella Ltd. also owns 1,000 shares of non-voting Series B Preferred Stock.
(10)	Mr. Roca owns 4,530,000 shares of common stock and has currently exercisable options to purchase 3,000,000 shares of common stock. Mr. Roca also owns 1,000 shares of non-voting Series B Preferred Stock. Mr. Roca has entered into a Voting Agreement, pursuant to which, among other things, Mr. Roca has agreed to vote his shares of our common stock for the nominees for directors as instructed by Mr. Lagan.
(11)	Mr. Sramowicz owns 4,530,000 shares of common stock and has currently exercisable options to purchase 3,000,000 shares of common stock. Mr. Sramowicz also owns 1,000 shares of non-voting Series B Preferred Stock. Mr. Sramowicz has entered into a Voting Agreement, pursuant to which, among other things, Mr. Sramowicz has agreed to vote his shares of our common stock for the nominees for directors as instructed by Mr. Lagan.
(12)	Mr. Diamantis has currently exercisable options to purchase 300,000 shares of common stock. Does not include securities receivable upon the conversion of the D&D Note, as described in "Certain Relationships and Related Transactions," below.
(13)	Mr. Frank has currently exercisable options to purchase 300,000 shares of common stock.
(14)	Mr. Wadman has currently exercisable options to purchae 75,000 shares of common stock.
(15)	Includes 2,675,000 shares of common stock underlying stock options held by the directors and executive officers that are presently exercisable.

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS OF COLLABRX

Share Ownership

The following table sets forth information with respect to the beneficial ownership of shares of CollabRx common stock by CollabRx directors, CollabRx’s named executive officers, all CollabRx directors and executive officers as a group and beneficial owners of more than 5% of CollabRx common stock as of August 28, 2015. For purposes of this joint proxy statement/prospectus, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or dispose of securities, regardless of any economic interest therein. An asterisk denotes beneficial ownership of less than 1%. The address of each director and officer is c/o CollabRx, Inc., 44 Montgomery Street, Suite 800, San Francisco, CA 94104.

	Beneficially Owned	Percentage
Thomas R. Mika	345,027	3.29%
Clifford Baron	27,500	*
Smruti Vidwans	39,750	*
George Lundberg	24,125	*
Jeffrey M. Krauss	30,923	*
Paul Billings	22,292	*
James Karis	15,192	*
Carl Muscari	24,330	*
Directors and Executive Officers as a group (8 individuals)	529,139	5.05%
5% Stockholders
Alpha Capital Anstalt	650,000	6.20%
Sabby Volatility Warrant Master Fund, Ltd.	650,000	6.20%
Empery Asset Management, LP	640,000	6.10%

(1)	Applicable percentage of ownership is based on 10,487,373 shares of common stock outstanding as of August 28, 2015. The number of shares of common stock beneficially owned and calculation of percent ownership of each person or group of persons named above, in each case, takes into account those shares underlying stock options that are currently exercisable within 60 days of August 28, 2015, but which may or may not be subject to our repurchase rights, and shares of common stock that such person or group of persons has the right to acquire within 60 days of August 28, 2015 pursuant to the vesting or distribution of restricted stock units.

(2)	Includes options to purchase shares of common stock that are exercisable within 60 days of August 28, 2015 and shares underlying RSUs that may be acquired within 60 days of August 28, 2015.

* Less than 1%.

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DESCRIPTION OF COLLABRX SHARES

Set forth below is a summary of the material terms of the CollabRx capital stock. This summary is subject to and is qualified by reference to all of the provisions of CollabRx’s certificate of incorporation, as amended, and CollabRx’s amended and restated bylaws, which you are urged to read carefully.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, and are qualified by reference to our amended and restated certificate of incorporation and amended and restated bylaws. For more detailed information, please see copies of these documents which are included as exhibits to this registration statement. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2015, 10,487,373 shares of our common stock were outstanding and held by approximately 123 stockholders of record. Following the Merger, we will have 150,000,000 shares of common stock authorized.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

Preferred Stock

Our Board of Directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 5,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders would receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

Following the Merger, Medytox will become a wholly-owned subsidiary of CollabRx. CollabRx and its consolidated subsidiaries, including the surviving company and its subsidiaries, will operate as a combined company under the name Rennova Health, Inc. (“Rennova”). Upon the merger, Rennova expects to issue (i) 5,000 shares of Rennova Series B Convertible Preferred Stock ("Rennova Series B Preferred Stock") in exchange for 5,000 shares of Medytox Series B Non-Convertible Preferred Stock, (ii) 50,000 shares of Rennova Series D Convertible Preferred Stock ("Rennova Series D Preferred Stock") in exchange for 50,000 shares of Medytox Series D Convertible Preferred Stock, and (iii) 45,000 shares of Rennova Series E Convertible Preferred Stock ("Rennova Series E Preferred Stock") in exchange for 45,000 shares of Medytox Series E Convertible Preferred Stock. Copies of the Certificates of Designations for the Rennova Series B Preferred Stock, Rennova Series D Preferred Stock and Rennova Series E Preferred Stock are attached to this joint proxy statement/prospectus as Annex I.

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Rennova Series B Convertible Preferred Stock

Pursuant to the Certificate of Designation of Series B Convertible Preferred Stock of Rennova (the “Series B Certificate of Designation”) and the resolutions that were duly adopted by the CollabRx Board of Directors on [●], 2015, the terms of the Rennova Series B Preferred Stock were designated.

Voting Rights. Except as provided by law or the provisions of the Rennova Certificate of Incorporation, as amended, the holders of the Rennova Series B Preferred Stock will vote together with the holders of Rennova common stock as a single class. On any matter presented to Rennova stockholders for their action or consideration at any Rennova stockholders meeting or by written consent in lieu of a meeting, each share of Rennova Series B Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Rennova common stock into which the shares of Rennova Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

Designation and Amount. The number of shares constituting the Rennova Series B Preferred Stock was designated to be 5,000. Such number may be decreased by resolution of the Rennova Board of Directors provided that no such decrease shall reduce the number of authorized shares of Rennova Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Rennova Series B Preferred Stock.

Ranking. The Rennova Series B Preferred Stock shall rank, as to (a) the distribution of the assets upon any liquidation, dissolution or winding-up of Rennova, whether voluntary or involuntary (each, a "Liquidation Event"): (i) senior to the common stock and (ii) senior to all other classes and series of equity securities of Rennova that by their terms do not rank senior to the Rennova Series B Preferred Stock (including the Rennova Series D Convertible Preferred Stock and the Rennova Series E Convertible Preferred Stock); and (b) the payment of dividends: (i) on parity with the Rennova common stock, the Rennova Series D Convertible Preferred Stock and the Rennova Series E Convertible Preferred Stock, and (ii) senior to all other classes and series of equity securities of Rennova that by their terms do not rank senior to the Rennova Series B Preferred Stock.

Dividends. From and after the date of the issuance of any shares of Rennova Series B Preferred Stock, each holder of outstanding shares of Rennova Series B Preferred Stock (each, a "Rennova Series B Holder" and, collectively, the "Rennova Series B Holders") shall be entitled to receive on account of such shares (participating pari passu with the holders of Rennova common stock), dividends in cash out of any funds of Rennova legally available for the payment thereof, at the same time any dividend will be paid or declared and set apart for payment on any shares of any Rennova common stock, in an amount equal to the amount which such holder would have been entitled to receive if such Rennova Series B Preferred Stock were converted to Rennova common stock under the Series B Certificate of Designation on the date such dividend is paid or declared and set apart for payment (for purposes of determining the dividends payable to the Rennova Series B Holders pursuant to the Series B Certificate of Designation, it shall be assumed that all outstanding shares of Rennova Series B Preferred Stock are convertible on such date).

Liquidation Rights. Upon a Liquidation Event, after payment of any distribution of assets or funds of Rennova to holders of any other series of Rennova preferred stock ranking senior to the Rennova Series B Preferred Stock, but prior and in preference to any distribution of any assets or funds of Rennova to any series of Rennova preferred stock ranking junior to the Rennova Series B Preferred Stock or to holders of any shares of Rennova common stock, the record holders of the Rennova Series B Preferred Stock shall be entitled to be paid, out of the assets and funds of Rennova then available for distribution, an amount per share of Rennova Series B Preferred Stock equal to the Rennova Series B Original Issue Price (as defined below) plus any declared but unpaid dividends on the Rennova Series B Preferred Stock. The Rennova Series B Original Issue Price shall mean $5,000.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with the respect to the Rennova Series B Preferred Stock (the "Rennova Liquidation Preference").

Restrictive Covenants. So long as any shares of the Rennova Series B Preferred Stock are outstanding, Rennova shall not, without first obtaining the affirmative written consent of Rennova Series B Holders holding at least a majority of the outstanding shares of the Rennova Series B Preferred Stock, (a) authorize or issue additional shares of the Rennova Series B Preferred Stock; or (b) amend, alter or repeal any provisions of the Rennova Certificate of Incorporation, as amended, or the Rennova bylaws in a manner that adversely affects the powers, preferences or rights of the Rennova Series B Preferred Stock.

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Optional Conversion. The Rennova Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after December 31, 2015 and from time to time thereafter, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Rennova common stock as determined by dividing the Rennova Series B Original Issue Price by the Rennova Series B Conversion Price (as defined below). The Rennova Series B Conversion Price is calculated as the product of (A) 0.9 times (B) the market price calculated and fixed on the closing date. If the Rennova common stock is traded on a national securities exchange, the market price shall be the average closing sales price of the Rennova common stock for the 10 trading days immediately preceding the closing date. If the Rennova common stock is not listed on any national securities exchange but is quoted on an inter-dealer quotation system, the market price shall be the average of the closing bid and ask prices for the 10 trading days immediately preceding the closing date.

If the outstanding shares of Rennova common stock are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of or any other interests in Rennova by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Rennova, or other increase or decrease in such shares effected without receipt of fair and adequate consideration (as determined by the Rennova board of directors), occurring after the closing date, an appropriate adjustment shall be made by the Rennova board of directors to (i) the number and kind of shares of capital stock issuable upon exercise of the conversion rights; and/or (ii) the Rennova Series B Conversion Price.

Transfers; Right of First Offer. No Rennova Series B Holder may assign or transfer any shares of Rennova Series B Preferred Stock, except in accordance with certain provisions set forth in the Rennova Series B Certificate of Designation.

If any Rennova Series B Holder desires to, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of, all or any portion of any of the shares of the Rennova Series B Preferred Stock held by such holder or any economic interest therein to any person (including without limitation any other holder of the Rennova Series B Preferred Stock), such holder shall so inform the other Rennova Series B holders and Rennova in writing, stating the number of shares that re the subject of the proposed transfer, the proposed offer price thereof and any other material terms (including the identity of the prospective purchaser(s)) on which the offeror offers to transfer such shares.

Each of the offerees shall have the right, but not the obligation, to purchase all (but not less than all) of the offered shares at the purchase price by delivering written notice of such election to the offeror within ten (10) days after the delivery of the offer notice. If more than one offeree elects to purchase the offered shares, the offered shares shall be allocated on a pro-rata basis among the electing offerees such that each electing offeree shall be entitled to purchase a percentage of the offered shares based upon a fraction, the numerator of which is the number of shares of Rennova Series B Preferred Stock held by the electing offeree and the denominator of which is the total number of Rennova Series B Preferred Stock held by all of the electing offerees.

If none of the offerees make an election to purchase all of the offered shares in accordance with the Rennova Series B Certificate of Designation, then Rennova shall have the right, but not the obligation, to purchase all (but not less than all) of the offered shares at the purchase price by delivering written notice of such election to the offeror within ten (10) days after the expiration of the ten (10) day period provided to the electing offerees.

If none of the offerees make an election to purchase all of the offered shares in accordance with the Rennova Series B Certificate of Designation, and Rennova does not make an election to purchase all of the offered shares in accordance with the Rennova Series B Certificate of Designation, then the offeror shall be permitted to proceed with the proposed transfer, sell, assignment, pledge, hypothecate, encumbrance or otherwise disposal of the offered shares, and the offeror shall have sixty (60) days following the expiration of the ten (10) day period set forth for Rennova to consummate such proposed transfer before the offeror must again comply with the provisions of the Rennova Series B Certificate of Designation.

Non-Competition. Notwithstanding anything contained in the Rennova Series B Certificate of Designation, Rennova shall have the right, in its sole and absolute discretion, to cancel any shares of a Rennova Series B Holder's Rennova Series B Preferred Stock for no consideration if at any time during the thirty-six (36) month period following the date on which such Rennova Series B Preferred Stock is issued the holder of such Rennova Series B Preferred Stock (i) breaches any restrictive covenant provision in any employment agreement or consulting agreement to which the Rennova Series B Holder and Rennova (or any subsidiary) may be parties, or (ii) directly or indirectly, enters into the employment of, renders any services to, engages, manages, operates, joins, or owns, lends money or otherwise offers other assistance to or participates in or is connected with, as an officer, director, employee, principal, agent, creditor, proprietor, representative, stockholder, partner, associate, consultant, sole proprietor or otherwise, any business (whether of such Rennova Series B Holder or another person or entity) (except for an ownership interest not exceeding two percent (2%) of a publicly-traded entity) that, directly or indirectly, is engaged in providing, selling, consulting with regard to or marketing any products or services that compete with the products and/or services of Rennova or any of its direct or indirect subsidiaries anywhere in the United States or any other country in which Rennova or any such subsidiary has customers, facilities, distributors or employees or does business.

194

Redemption. Unless prohibited by Delaware law governing distributions to stockholders, all or any portion of outstanding shares of Rennova Series B Preferred Stock may be redeemed by Rennova at any time or from time to time in the discretion of the Rennova board of directors at a price per share equal to the purchase price, which shall be paid in cash to the applicable Rennova Series B Holder on a closing date specified under the redemption notice, but in no event later than sixty (60) days following the date of the redemption notice. Rennova is not required to redeem the shares of the Rennova Series B Holders proportionately and may at any time redeem shares held by one Rennova Series B Holder or any number of Rennova Series B Holders in any combination. The allocation among the Rennova Series B Holders of shares of Rennova Series B Preferred Stock to be redeemed is solely at the discretion of Rennova. If on any redemption date Delaware law governing distributions to stockholders prevents Rennova from redeeming all shares of Rennova Series B Preferred Stock to be redeemed, Rennova shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

Mandatory Conversion. Commencing with each mandatory conversion date of December 31, 2016, December 31, 2017, December 31, 2018, December 31, 2019 and December 31, 2020 (as any such date may be delayed as described below), an amount equal to twenty percent (20%) of the shares of Rennova Series B Preferred Stock originally issued to each Rennova Series B Holder (as such percentage shall be automatically adjusted from time to time to account for any voluntary conversions by a Rennova Series B Holder or redemptions by Rennova prior to any mandatory conversion date such that the mandatory conversions are made in equal installments on the mandatory conversion dates and, as of the close of business on December 31, 2020, no shares of Rennova Series B Preferred Stock shall be issued or outstanding) shall automatically be converted into such number of fully paid and non-assessable shares of Rennova common stock as is determined by dividing the Rennova Series B Original Issue Price by the Rennova Series B Conversion Price as determined in accordance with the Rennova Series B Certificate of Designation and such shares may not be reissued by Rennova. Notwithstanding the foregoing, if, as of any mandatory conversion date, the Rennova common stock is not an actively traded security (as defined in the Rennova Series B Certificate of Designation), the mandatory conversion which otherwise would have occurred on such mandatory conversion date shall be delayed and shall not occur until the first business day on which the Rennova common stock is an actively traded security.

Redeemed or Otherwise Acquired Shares. Any shares of Rennova Series B Preferred Stock that are redeemed or otherwise acquired by Rennova or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither Rennova nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Rennova Series B Preferred Stock following redemption.

Waiver. Any of the rights, powers, preferences and other terms of the Rennova Series B Preferred Stock set forth in the Rennova Series B Certificate of Designation may be waived on behalf of all Rennova Series B Holders by the affirmative written consent of Rennova Series B Holders holding at least a majority of the shares of the outstanding Rennova Series B Preferred Stock.

The full text of Rennova Series B Certificate of Designation is within Annex I to this joint proxy statement/prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Rennova Series B Certificate of Designation.

Rennova Series D Convertible Preferred Stock

Pursuant to the Certificate of Designation of Series D Convertible Preferred Stock of Rennova (the “Series D Certificate of Designation”) and the resolutions that were duly adopted by the CollabRx Board of Directors on [●], 2015, the terms of the Rennova Series D Preferred Stock were designated.

Voting Rights. Except as provided by law, the holders of the Rennova Series D Preferred Stock will vote together with the holders of Rennova common stock as a single class. Each holder of outstanding shares of Rennova Series D Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of the Rennova common stock. Each share of Rennova Series D Preferred stock shall have one (1) vote, except as otherwise required by law.

Designation and Amount. The number of shares constituting the Rennova Series D Preferred Stock was designated to be 50,000. Such number may be decreased by resolution of the Rennova Board of Directors provided that no such decrease shall reduce the number of authorized shares of Rennova Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Rennova Series D Preferred Stock.

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Ranking. The Rennova Series D Preferred Stock shall rank, with respect to (a) dividends: (i) on parity with the (x) Rennova common stock, (y) the Rennova Series B Preferred Stock and (z) the Rennova Series E Convertible Preferred Stock; (ii) senior to any class or series of preferred stock of Rennova thereafter created not specifically ranking by its terms senior to or on a parity with the Rennova Series D Preferred Stock; and (iii) junior to any other class or series of preferred stock of Rennova thereafter created specifically ranking by its terms senior to the Rennova Series D Preferred Stock; and (b) a Liquidation Event, (i) on parity with the Rennova common stock and Rennova Series E Convertible Preferred Stock; (ii) senior to any class or series of preferred stock of Rennova thereafter created not specifically ranking by its terms senior to or on a parity with the Rennova Series D Preferred Stock; and (iii) junior to any other class or series of preferred stock of Rennova created concurrently therewith or thereafter created specifically ranking by its terms senior to the Rennova Series D Preferred Stock (including without limitation, the Rennova Series B Preferred Stock, which shall be senior to the Rennova Series D Preferred Stock in connection with any Liquidation Event).

Dividends. From and after the date of the issuance of any shares of Rennova Series D Preferred Stock, each holder of outstanding shares of Rennova Series D Preferred Stock (each, a "Rennova Series D Holder" and, collectively, the "Rennova Series D Holders") shall be entitled to receive on account of such shares (participating pari passu with the holders of Rennova common stock), dividends in cash out of any funds of Rennova legally available for the payment thereof, at the same time any dividend will be paid or declared and set apart for payment on any shares of any Rennova common stock, in an amount equal to the amount which such holder would have been entitled to receive if such Rennova Series D Preferred Stock were converted to Rennova common stock under the Series D Certificate of Designation on the date such dividend is paid or declared and set apart for payment.

Liquidation Rights. Upon a Liquidation Event, each holder of outstanding shares of Rennova Series D Preferred Stock shall be entitled to receive and to be paid out of the assets of Rennova available for distribution to its stockholders (participating pari passu with the holders of Rennova common stock), the amount which such holder would have been entitled to receive if all of the shares of Rennova Series D Preferred Stock held by such holder were, immediately prior to the time of such distribution, converted into the number of fully-paid non-assessable shares of Rennova common stock equal to the Conversion Number as defined in the Rennova Series D Certificate of Designation.

Covenants. So long as any shares of the Rennova Series D Preferred Stock are outstanding, Rennova shall not amend, alter or repeal any provisions of the Rennova Certificate of Incorporation, the Rennova Series D Certificate of Designation or the Rennova bylaws in a manner that adversely affects the powers, preferences or rights of the Rennova Series D Preferred Stock without the affirmative vote of the holders of a majority of the then-outstanding shares of the Rennova Series D Preferred Stock, voting separately as a class.

Conversion. Subject to the terms and conditions of the Rennova Series D Certificate of Designation, each holder of outstanding shares of Rennova Series D Preferred Stock shall have the right to convert some (in minimum amounts of at least 10,000 shares of Rennova Series D Preferred Stock) or all of the outstanding shares of Rennova Series D Preferred Stock then held by such holder into that number of fully-paid and non-assessable shares of Rennova common stock equal to the Conversion Number (as defined in the Rennova Series D Certificate of Designation) as of the time of such conversion.

Any shares of Rennova Series D Preferred Stock outstanding on the mandatory conversion date of March 18, 2016 shall be automatically converted into that number of fully-paid non-assessable shares of Rennova common stock which the holder thereof would have been entitled to receive had such shares of Rennova Series D Preferred Stock been converted into Rennova common stock as described above.

Transfer. No share of Rennova Series D Preferred Stock or any interest therein may be validly sold, assigned, awarded, pledged, encumbered, disposed or otherwise transferred, for consideration or otherwise, whether voluntarily, involuntarily or by operation of law, unless the holder receives from Rennova its prior written consent to such transfer. Any attempt to transfer without such consent by Rennova shall be null and void in all respects and the purported transferee shall not be recognized by Rennova as a holder of Rennova Series D Preferred Stock for any purpose whatsoever.

Waiver. Any of the rights, powers, preferences and other terms of the Rennova Series D Preferred Stock set forth in the Rennova Series D Certificate of Designation may be waived on behalf of all holders of Rennova Series D Preferred Stock by the affirmative written consent of stockholders holding a majority of the shares of the Rennova Series D Preferred Stock.

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The full text of Rennova Series D Certificate of Designation is attached within Annex I to this joint proxy statement/prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Rennova Series D Certificate of Designation.

Rennova Series E Convertible Preferred Stock

Pursuant to the Certificate of Designation of Series E Convertible Preferred Stock of Rennova (the “Series E Certificate of Designation”) and the resolutions that were duly adopted by the CollabRx Board of Directors on [●], 2015, the terms of the Rennova Series E Preferred Stock were designated.

Voting Rights. Except as provided by law, the holders of the Rennova Series E Preferred Stock will vote together with the holders of Rennova common stock as a single class. Each holder of outstanding shares of Rennova Series E Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of the Rennova common stock. Each share of Rennova Series E Preferred stock shall have one (1) vote, except as otherwise required by law.

Designation and Amount. The number of shares constituting the Rennova Series E Preferred Stock was designated to be 45,000. Such number may be decreased by resolution of the Rennova Board of Directors provided that no such decrease shall reduce the number of authorized shares of Rennova Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Rennova Series E Preferred Stock.

Ranking. The Rennova Series E Preferred Stock shall rank, with respect to (a) dividends: (i) on parity with the (x) Rennova common stock, (y) the Rennova Series B Preferred Stock and (z) the Rennova Series D Convertible Preferred Stock; (ii) senior to any class or series of preferred stock of Rennova thereafter created not specifically ranking by its terms senior to or on a parity with the Rennova Series E Preferred Stock; and (iii) junior to any other class or series of preferred stock of Rennova thereafter created specifically ranking by its terms senior to the Rennova Series E Preferred Stock; and (b) a Liquidation Event, (i) on parity with the Rennova common stock and Rennova Series D Convertible Preferred Stock; (ii) senior to any class or series of preferred stock of Rennova thereafter created not specifically ranking by its terms senior to or on a parity with the Rennova Series E Preferred Stock; and (iii) junior to any other class or series of preferred stock of Rennova created concurrently therewith or thereafter created specifically ranking by its terms senior to the Rennova Series E Preferred Stock (including without limitation, the Rennova Series B Preferred Stock, which shall be senior to the Rennova Series E Preferred Stock in connection with any Liquidation Event).

Dividends. From and after the date of the issuance of any shares of Rennova Series E Preferred Stock, each holder of outstanding shares of Rennova Series E Preferred Stock (each, a "Rennova Series E Holder" and, collectively, the "Rennova Series E Holders") shall be entitled to receive on account of such shares (participating pari passu with the holders of Rennova common stock), dividends in cash out of any funds of Rennova legally available for the payment thereof, at the same time any dividend will be paid or declared and set apart for payment on any shares of any Rennova common stock, in an amount equal to the amount which such holder would have been entitled to receive if such Rennova Series E Preferred Stock were converted to Rennova common stock under the Series E Certificate of Designation on the date such dividend is paid or declared and set apart for payment.

Liquidation Rights. Upon a Liquidation Event, each holder of outstanding shares of Rennova Series E Preferred Stock shall be entitled to receive and to be paid out of the assets of Rennova available for distribution to its stockholders (participating pari passu with the holders of Rennova common stock), the amount which such holder would have been entitled to receive if all of the shares of Rennova Series E Preferred Stock held by such holder were, immediately prior to the time of such distribution, converted into the number of fully-paid non-assessable shares of Rennova common stock equal to the Conversion Number as defined in the Rennova Series E Certificate of Designation.

Covenants. So long as any shares of the Rennova Series E Preferred Stock are outstanding, Rennova shall not amend, alter or repeal any provisions of the Rennova Certificate of Incorporation, the Rennova Series E Certificate of Designation or the Rennova bylaws in a manner that adversely affects the powers, preferences or rights of the Rennova Series E Preferred Stock without the affirmative vote of the holders of a majority of the then-outstanding shares of the Rennova Series E Preferred Stock, voting separately as a class.

Conversion. Subject to the terms and conditions of the Rennova Series E Certificate of Designation, each holder of outstanding shares of Rennova Series E Preferred Stock shall have the right to convert some (in minimum amounts of at least 25,000 shares of Rennova Series E Preferred Stock) or all of the outstanding shares of Rennova Series E Preferred Stock then held by such holder into that number of fully-paid and non-assessable shares of Rennova common stock equal to the Conversion Number (as defined in the Rennova Series E Certificate of Designation) as of the time of such conversion.

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Any shares of Rennova Series E Preferred Stock outstanding on the mandatory conversion date of August 28, 2016 shall be automatically converted into that number of fully-paid non-assessable shares of Rennova common stock which the holder thereof would have been entitled to receive had such shares of Rennova Series E Preferred Stock been converted into Rennova common stock as described above.

Transfer. No share of Rennova Series E Preferred Stock or any interest therein may be validly sold, assigned, awarded, pledged, encumbered, disposed or otherwise transferred, for consideration or otherwise, whether voluntarily, involuntarily or by operation of law, unless the holder receives from Rennova its prior written consent to such transfer. Any attempt to transfer without such consent by Rennova shall be null and void in all respects and the purported transferee shall not be recognized by Rennova as a holder of Rennova Series E Preferred Stock for any purpose whatsoever.

Waiver. Any of the rights, powers, preferences and other terms of the Rennova Series E Preferred Stock set forth in the Rennova Series E Certificate of Designation may be waived on behalf of all holders of Rennova Series E Preferred Stock by the affirmative written consent of stockholders holding a majority of the shares of the Rennova Series E Preferred Stock.

The full text of Rennova Series E Certificate of Designation is attached within Annex I to this joint proxy statement/prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Rennova Series E Certificate of Designation.

Options

As of June 30, 2015, we had outstanding options to purchase an aggregate of 610,619 shares of our common stock, with a weighted average exercise price of $8.06, pursuant to our Stock Plans, named above.

Restricted Stock Units

As of June 30, 2015, we had no restricted stock units, or RSUs, outstanding pursuant to our Stock Plans, named above. In addition, there are 23,921 vested RSUs, whose distribution has been deferred.

Warrants

As of June 30, 2015, we had outstanding warrants to purchase 4,469,471 shares of common stock at an exercise price of $1.18 per share, which are not exercisable until June 24, 2015 and which expire June 24, 2020. These warrants were issued in connection with the underwritten public offering which closed on June 25, 2014 for 913,500 shares of its common stock, offered at a public offering price of $2.00 per share.

In the event that the shares underlying the warrants are no longer registered under the Securities Act, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares determined according to the formula set forth in the warrant.

Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

The exercise price is subject to adjustment in the event of sales of our common stock during the one-year period following the date of issuance at a price per share less than the exercise price then in effect (or securities convertible or exercisable into common stock at a conversion or exercise price less than the exercise price then in effect subject to customary exceptions). In addition, the exercise price and the number of shares issuable upon exercise are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares, and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Upon the consummation of a Fundamental Transaction (as defined in the warrant), the holder of the warrant will have the right to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise in full of the warrant without regard to any limitations on exercise contained in the warrant.

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Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Currently, no public market exists for our warrants. We do not intend to apply for the listing of the warrants on any national securities exchange. The common stock and warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Board Composition and Filling Vacancies

Our bylaws provide that any Director or the entire Board may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Directors shall be elected at the annual meeting of the stockholders and each Director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any Director or the entire Board may be removed, either with or without cause, from the Board at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat. Vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining Director. The Directors so chosen shall hold office until the next annual election of Directors and until their successors are duly elected and shall qualify, unless sooner displaced.

No Written Consent of Stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

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Amendment to Certificate of Incorporation and Bylaws

The Board may from time to time make, amend, supplement or repeal the Company’s Bylaws by vote of a majority of the Board, and the stockholders may change or amend or repeal these Bylaws by the affirmative vote of the majority of holders of the Common Stock. In addition to and not in limitation of the foregoing, the Company’s Bylaws or any of them may be amended or supplemented in any respect at any time, either: (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “CLRX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021.

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COMPARISON OF RIGHTS OF HOLDERS OF
COLLABRX COMMON STOCK AND MEDYTOX COMMON STOCK

As a result of the Merger, Medytox common stockholders will become holders of CollabRx common stock. CollabRx is a Delaware corporation and Medytox is a Nevada corporation. The rights of CollabRx stockholders are currently governed by the CollabRx Certificate of Incorporation, as amended, or CollabRx charter, the CollabRx Restated By-laws, or the CollabRx bylaws, and the laws of the State of Delaware. The rights of Medytox stockholders are currently governed by the Articles of Incorporation, as amended of Medytox, or Medytox articles, the Amended and Restated Bylaws of Medytox, or Medytox bylaws, and the laws of the State of Nevada. At the effective time of the merger, holders of Medytox common stock will become holders of CollabRx common stock and, as such, the rights of such holders will be governed by Delaware law, the CollabRx charter and the CollabRx bylaws.

The following is a summary comparison of the material similarities and differences between the rights of holders of CollabRx common stock and holders of Medytox common stock. These differences arise from differences between provisions of the CollabRx charter and Medytox articles, CollabRx’s bylaws and Medytox’s bylaws and the DGCL and the NRS. The following discussion is only a summary of the material differences and does not purport to be a complete description of all the differences. This summary is qualified in its entirety by reference to the full text of the CollabRx charter, Medytox articles, the CollabRx bylaws, Medytox bylaws, the DGCL, and the NRS. Please consult the DGCL, the NRS, and the respective governing documents of CollabRx and Medytox, each as amended, restated, supplemented or otherwise amended from time to time, for a more complete understanding of the differences in the rights between the holders of CollabRx common stock and holders of Medytox common stock.

	MEDYTOX	COLLABRX
Authorized Capital Stock:	Under Medytox articles, Medytox is authorized to issue 600,000,000 shares of capital stock, consisting of 500,000,000 shares of Medytox common stock and 100,000,000 shares of Medytox preferred stock. The authorized preferred stock consist of 5,000 shares of Series B preferred stock, $0.0001 par value, 1,000,000 shares of Series C preferred stock, $0.0001 par value, 200,000 shares of Series D preferred stock, $0.0001 par value, and 100,000 shares of Series E preferred stock, $0.0001 par value. As of July 1, 2015, there were issued and outstanding 30,906,026 shares of Medytox common stock, 5,000 shares of Series B preferred stock, no shares of Series C preferred stock, 50,000 shares of Series D preferred stock, and 45,000 shares of Series E preferred stock.	Under the CollabRx charter, CollabRx is authorized to issue 55,000,000 shares of capital stock, consisting 50,000,000 shares of CollabRx common stock and 5,000,000 shares of CollabRx preferred stock. As of July 1, 2015, there were issued and outstanding 10,511,294 shares of CollabRx common stock and no shares of preferred stock. If the CollabRx Authorized Share Increase Proposal is approved at the CollabRx special meeting, CollabRx will have 150,000,000 shares of CollabRx common stock authorized.
Stockholder Actions:	Medytox’s bylaws provide that annual meetings will be held following the end of Medytox's fiscal year at such a time as determined by Medytox board of directors. Medytox's bylaws provide that special meetings may be called by the chairman of Medytox board of directors, Medytox President or Medytox board of directors. Additionally, a special meeting may be called by holders of voting rights of not less than one-third of all the shares entitled to vote at a special meeting. If stockholders call a special meeting, it shall be called for a date not less than 10 nor more than 60 days after the request is made. The NRS provides that notice of all meetings of stockholders must be in writing. Except for notices relating to an annual meeting, a notice of a meeting must state the purposes for which the meeting is called. Notice of a meeting of Medytox’s stockholders must be given no more than 60 and no less than 10 days prior to the meeting. Action by written consent of stockholders is permitted under Medytox’s bylaws.	CollabRx's bylaws provide that annual meetings will be held on such date and time as the CollabRx board of directors determine each year. CollabRx generally holds its annual meetings in September of each year. CollabRx's bylaws provide that special meetings may be called, except as required by law and subject to rights of holders of any series of preferred stock, only by the CollabRx chief executive officer or by the CollabRx board of directors pursuant to a resolution approved by the majority of the then authorized number of directors. Notice of annual or special meeting must be in writing and must be delivered or sent by mail not less than 10 or more than 60 days before the date of the meeting. Annual meetings must be held within 13 months of the previous annual meeting, as set by the board of directors. The DGCL provides that the board of directors or such person or persons authorized by the corporation’s charter or bylaws may call a special meeting of stockholders. Action by written consent of the stockholders is permitted.

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	MEDYTOX	COLLABRX
Advance Notice of Director Nominations and Other Proposals:	The NRS does not prescribe any advance notice period. For an annual meeting, a stockholder must give written notice of nominations to the secretary of Medytox not later than 90 days in advance of the date in the current year corresponding to the date of the previous year's annual meeting at which directors were elected. For a special meeting at which directors are to be elected, a stockholder must give written notice of nominations to the secretary of Medytox not later than 30 days in advance of the date of the special meeting.

For an annual meeting, a stockholder must give timely written notice of nominations or proposals to the secretary of CollabrRx. To be timely, the stockholder's notice must be delivered to or mailed and received at the principal executive offices of CollabRx not less than 60 days nor more than 90 days prior to the one-year anniversary of the immediately preceding annual meeting (unless the annual meeting is more than 30 days before or after such anniversary date, in which case notice must be received not later than the close of business on the 10th day following the day on which the first public announcement of the date of the annual meeting was first made or the notice of the meeting was mailed, whichever first occurs).

In the event that the number of directors to be elected to the board of directors at the annual meeting is increased and there is no public announcement by CollabRx naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the one-year anniversary of the preceding year's annual meeting, a stockholder's notice required by the bylaws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of CollabRx not later than the close of business on the 10th day following the day on which such public announcement is first made by CollabRx.

Number of Directors:	The NRS requires that a corporation have at least one director and permits the articles of incorporation or bylaws of a corporation to govern the number and term of directors. Medytox bylaws provide for Medytox to have no less than 1 and no more than 9 directors and gives the board of directors the authority to set the number of directors. There are currently 5 directors on Medytox's board of directors.	The DGCL permits the certificate of incorporation or bylaws of a corporation to govern the number and term of directors. The DGCL requires that a corporation shall consist of 1 or more directors. The CollabRx bylaws provide for CollabRx to have not less than 2 and not more than 8 directors. There are currently 5 directors on the CollabRx board of directors.
Removal of Directors:

The NRS provides that any director may be removed by the vote of stockholders representing not less than two-thirds of the voting power of issued and outstanding stock entitled to vote, unless the articles of incorporation require the concurrence of more than two-thirds of the voting power of the issued and outstanding stock. The NRS does not distinguish between removal of directors with or without cause.

Medytox bylaws provide that at a meeting of stockholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, but only by the affirmative vote of the holders of 75 percent of the outstanding voting stock qualified to vote at a meeting for the election of directors.

The DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The CollabRx bylaws provide that any director or the entire board of directors may be removed, either with or without cause, from the board of directors at any meeting of stockholders by a majority of the stock represented and entitled to vote there at.
Qualification of Directors:	The NRS provides that each director must be a natural person who is at least 18 years of age. There are no additional qualifications for Medytox directors in Medytox articles or bylaws.	The DGCL provides that each director must be a natural person. The CollabRx bylaws provides that directors shall be at least 21 years of age.

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	MEDYTOX	COLLABRX
Amendment of Certificate or Articles of Incorporation:

Under the NRS, a proposed amendment to the articles of incorporation requires a resolution adopted by the board of directors and the affirmative vote of the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the articles of incorporation.

The NRS provides that if any such amendment would alter or change any preference or other right given to any class or series of outstanding shares, in addition to the affirmative vote required, the vote of the holders of a majority of the voting power of each class or series adversely affected, voting as a separate class or series, is required unless the articles of incorporation specifically deny the right to vote on such an amendment.

The Certificate of Designation for the Series B Non-Convertible Preferred Stock provides that as long as any shares of the Series B preferred stock are outstanding, Medytox shall not take any actions to amend, alter or repeal any provisions of the articles of incorporation, the certificate of designation of the Series B preferred stock or the bylaws in a manner that adversely affects the powers, preferences or rights of the Series B preferred stock without first obtaining the affirmative written consent of stockholders holding a majority of shares of the Series B preferred stock.

For each of the Series C preferred stock, the Series D preferred stock and the Series E preferred stock, respectively, the relevant certificate of designation for each of the series of preferred stock provides that as long as any shares of the series of preferred stock is outstanding, Medytox shall not amend, alter or repeal any provisions of the articles of incorporation, the relevant certificate of designation of the preferred stock or bylaws in a manner that adversely affects the powers, preferences or rights of the relevant series of preferred stock.

Under the DGCL, a proposed amendment to the certificate of incorporation requires a resolution adopted by the board of directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class.

The DGCL provides that if any such amendment would adversely alter or change the rights of any holders of shares of a class of stock without voting rights, the vote of the holders of a majority of all outstanding shares of the class, voting as a separate class, is nevertheless required to authorize such amendment.

The CollabRx charter provides that any provision of the charter may be amended, altered or repealed and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws.

Furthermore, the CollabRx certificate of designation of Series A Junior Participating Cumulative Preferred Stock provides that the CollabRx charter and the certificate of designation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A preferred stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A preferred stock, voting separately as a class.

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	MEDYTOX	COLLABRX
Amendment of Bylaws:

The NRS provides that, subject to the bylaws, if any, adopted by the stockholders, the directors may make the bylaws of the corporation. Unless prohibited by any bylaw adopted by a corporation’s stockholders, a corporation’s board of directors may adopt, amend or repeal any bylaw adopted by the stockholders. In addition, the NRS provides that the articles of incorporation may grant the authority to adopt, amend or repeal the bylaws exclusively to the directors.

Medytox bylaws state that the bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors; provided, however, that the affirmative vote of the holders of seventy-five percent of the outstanding voting stock qualified to vote at a meeting for the election of directors would be required to alter, amend or repeal specific provisions of the bylaws that address (i) director qualifications, (ii) the number of directors, (iii) the election and term of directors, (iv) director vacancies, (v) removal of directors, or (vi) actions without a meeting of directors.

Under the DGCL, the power to adopt, alter and repeal the bylaws is vested in the stockholders, unless the corporation’s certificate of incorporation vests such power in the board of directors. The fact that such power has been conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

The CollabRx charter provides that in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, (i) the CollabRx board is expressly authorized and empowered to make, amend, supplement or repeal the bylaws in any manner, without the assent or vote of the stockholders, not inconsistent with the laws of the State of Delaware or the CollabRx charter, and (ii) the stockholders may change or amend or repeal the bylaws in any manner pursuant to a vote of a majority of the voting power of the outstanding shares of capital stock entitled to vote.

The CollabRx bylaws also provide that the board of directors may amend, supplement or repeal the bylaws by a vote of a majority of the board of directors and stockholders may change or amend or repeal the bylaws by the affirmative vote of the majority of holders of common stock. Additionally and not in limitation of the foregoing, the bylaws may be amended or supplemented in any respect at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the board of directors, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous board of directors meeting, and provided further that no amendment or supplement adopted by the board of directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

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	MEDYTOX	COLLABRX
State Anti-Takeover Statutes:

The NRS generally prohibits a Nevada corporation with 200 or more stockholders of record and with a class of voting shares registered under Section 12 of the Exchange Act from engaging in a combination, referred to as a variety of transactions, including mergers, combinations, asset sales, issuance of stock and other actions resulting in a financial benefit to the Interested Stockholder, with an “Interested Stockholder” referred to generally as a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares, for a period of two years following the date that such person became an Interested Stockholder unless the board of directors of the corporation first approved either the combination or the transaction that resulted in the stockholder’s becoming an Interested Stockholder. If this approval is not obtained, the combination may be consummated after the three year period expires if either (a) (1) the board of directors of the corporation approved the combination or the purchase of the shares by the Interested Stockholder before the date that the person became an Interested Stockholder, (2) the transaction by which the person became an Interested Stockholder was approved by the board of directors of the corporation before the person became an interested stockholder, or (3) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the Interested Stockholder at a meeting called no earlier than two years after the date the Interested Stockholder became such; or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common stock and holders of any other class or series of shares meets the minimum requirements set forth in NRS Sections 78.441 through 78.443, and prior to the consummation of the combination, except in limited circumstances, the Interested Stockholder would not have become the beneficial owner of additional voting shares of the corporation.

A Nevada corporation may adopt an amendment to its articles of incorporation expressly electing not to be governed by these sections of the NRS, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote; provided, however, such vote by disinterested shareholders is not required to the extent the Nevada corporation is not subject to such provisions. Such an amendment to the articles of incorporation does not become effective until 18 months after the vote of the disinterested stockholders and does not apply to any combination with an Interested Stockholder whose date of acquiring shares is on or before the effective date of the amendment.

Because Medytox has not adopted a provision in its articles in which it elects not to be governed by the sections of the NRS relating to business combinations, the statute applies to combinations involving Medytox.

Under the Delaware business combination statute, a corporation is prohibited from engaging in any business combination with an interested stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within a three-year period did own, 15% or more of the corporation’s voting stock for a three year period following the time the stockholder became an interested stockholder, unless:

•      prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•      the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

•      at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/ 3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

•      mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

•      specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

•      other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

•      Because CollabRx has not adopted any provision in its charter to “opt out” of the Delaware business combination statute, the statute is applicable to business combinations involving CollabRx.

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	MEDYTOX	COLLABRX
Control Share Acquisitions:

The NRS limits the acquisition of a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of whom have Nevada addresses appearing on the corporation’s stock ledger, and that does business in Nevada directly or indirectly through an affiliated corporation. Pursuant to the NRS, an acquiring person who acquires a controlling interest in an issuing corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special or annual meeting of the stockholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares.

Under the NRS, a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of the voting power of the issuing corporation in the election of directors. Outstanding voting shares of an issuing corporation that an acquiring person (i) acquires or offers to acquire in an acquisition and (ii) acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person are referred to as “control shares.”

The control share provisions of the NRS do not apply if the corporation opts out of such provisions in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person. Medytox has opted out of these provisions of the NRS.

The DGCL does not contain a control share acquisition provision.

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	MEDYTOX	COLLABRX
Inspection of Books and Records:	Under the NRS, any person who has been a stockholder of record of a Nevada corporation for at least six months immediately preceding a demand, or any person holding or authorized in writing by the holders of, at least 5% of all of its outstanding shares, upon at least 5 days’ written demand is entitled to inspect and copy the following records: a copy certified by the secretary of state of the corporation’s articles of incorporation, and all amendments thereto; a copy certified by an officer of the corporation of the corporation’s bylaws and all amendments thereto; and a stock ledger, revised annually, containing the names of all persons who are stockholders of the corporation, places of residence, and number of shares held by them respectively. The inspection rights authorized by this provision of the NRS may be denied to a stockholder upon the stockholder’s refusal to furnish to the corporation an affidavit that the inspection is not desired for any other purpose other than the business of the corporation. In addition, any stockholder of a Nevada corporation owning not less than 15% of all issued and outstanding shares, or who has been authorized in writing by the holders of at least 15% of all its issued and outstanding shares, upon at least five days written demand, is entitled to inspect the books of account and all financial records of the corporation, to make extracts therefrom, and to conduct an audit of such records. This right may not be limited in the articles or bylaws of any corporation but may be denied to any stockholder upon the stockholder’s refusal to furnish the corporation an affidavit that such inspection, extracts or audit is not desired for any purpose not related to the stockholder’s interest in the corporation as a stockholder. However, the right to inspect and audit financial records does not apply to any corporation that has filed during the period of 12 months all reports required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act or to any corporation that furnishes to its stockholders a detailed, annual financial statement.	Under the DGCL, any stockholder of a Delaware corporation may examine the list of stockholders and any stockholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to the stockholder’s interest as a stockholder.
Vote Required For Mergers:

Unless otherwise provided in a corporation’s articles of incorporation or any resolutions of the board of directors establishing a class or series of stock or the board conditions its submission of a proposed merger to require a greater vote, the NRS generally requires the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote to approve a merger. Medytox articles and bylaws do not contain any specific provisions relating to stockholder approval of mergers.

Medytox Series A Convertible Preferred Stock Certificate of Designation provides that holders of Series A preferred stock will have full voting rights and powers, equal to the voting rights and powers of holders of Common Stock and entitled to vote upon any question which holders of Common Stock are entitled to vote, voting together with the holders of Common Stock as one class.

Medytox Series C Convertible Preferred Stock Certificate of Designation provides that each holder of outstanding shares of Series C preferred stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock and shall have such number of votes equal to 25 votes for every 1 Series C preferred stock held. Except as provided by law, holders of Series C preferred stock shall vote together with the holders of Common Stock as a single class.

Medytox Series D Convertible Preferred Stock Certificate of Designation provides that each holder of outstanding shares of Series D preferred stock shall be entitled to vote on all matters submitted to a vote for the holders of Common Stock and each share of Series D preferred stock shall have 1 vote, except as otherwise required by law. Except as provided by law, holders of Series D preferred stock shall vote together with the holders of Common Stock as a single class.

Medytox Series E Convertible Preferred Stock Certificate of Designation provides that each holder of outstanding shares of Series E preferred stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock and each share of Series E preferred stock shall have 1 vote, except as otherwise required by law. Except as provided by law, holders of Series E preferred stock shall vote together with the holders of Common Stock as a single class.

Unless a corporation’s certificate of incorporation or its board of directors requires a greater vote, the DGCL generally requires the affirmative vote of the holders of a majority of the shares in each class entitled to vote to approve a merger. The CollabRx charter and bylaws do not contain any specific provisions relating to stockholder approval of mergers.

The CollabRx Series A Junior Participating Cumulative Preferred Stock Certificate of Designation entities each share of Series A Preferred Stock to 10,000 votes on all matters submitted to a vote of the stockholders of CollabRx. Except as otherwise provided, the holders of shares of Series A preferred stock and the holders of common stock and the holders of shares of any other capital stock of the corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

207

	MEDYTOX	COLLABRX
Limitation of Personal Liability of Directors:

Under the NRS, unless a corporation’s articles of incorporation provide for greater individual liability, a director or an officer of a Nevada corporation is not individually liable to the corporation, its stockholders or its creditors for damages as a result of any act or failure to act unless it is proven that the director or officer committed a breach of fiduciary duty and such breach involved intentional misconduct, fraud, or knowing violation of law. Unlike the DGCL, the NRS does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit. Medytox articles do not impose a higher standard for personal liability of directors.

The DGCL provides that a corporation’s charter may include a provision eliminating director liability except for cases of a breach of the director’s duty of loyalty, instances where the director has received an improper personal benefit, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and improper payment of dividends. CollabRx’s charter provides for elimination of director liability to the full extent allowed by Delaware law.
Indemnification of Directors and Officers:

Medytox’s bylaws provide that Medytox will indemnify its directors and officers to the maximum extent permitted by the NRS and may provide for the advancement of defense costs upon receipt of an undertaking to repay such amounts in the event that it is ultimately decided by a court that the officer or director is not entitled to indemnification.

The CollabRx charter and the CollabRx bylaws provide for indemnification of CollabRx’s directors and officers to the fullest extent allowed by the DGCL.

The CollabRx bylaws provide that CollabRx shall to the fullest extent not prohibited by law provide for the advancement of defense costs upon receipt of an undertaking to repay all amounts advanced if it should ultimately be determined that the officer or director is not entitled to be indemnified.

Additionally, the CollabRx bylaws permit CollabRx to purchase insurance on behalf of its directors, officers, employees and agents against any expenses, liabilities, or loss that they may incur in those capacities, whether or not CollabRx would have the power to indemnify them against such liabilities.

Dividends:

The NRS is less restrictive than the DGCL regarding when dividends may be paid. Under the NRS, no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders, if any.

Subject to certain provisions, Medytox bylaws provide that the board of directors may, from time to time, declare, and Medytox may pay, dividends on its shares in cash, property or its own shares, except when Medytox is insolvent, when the payment thereof would render Medytox insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation.

Under the DGCL, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

The CollabRx bylaws provide that the board of directors may declare dividends from time to time in accordance with the law.

208

	MEDYTOX	COLLABRX
Rights of Appraisal:

Under the NRS, except as otherwise provided by the NRS, stockholders have the right to demand and receive payment in cash of the fair value of their stock in the event of a merger or exchange in lieu of the consideration such stockholder would otherwise receive in such transaction. However, stockholders do not have such appraisal rights if they hold shares that are listed, or authorized for listing, on a national securities exchange. In addition, no right of dissent exists for any holders of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under the NRS.

Under the DGCL, except as otherwise provided therein, stockholders have the right to demand and receive payment in cash of the fair value of their stock (as appraised pursuant to judicial proceedings) in the event of a merger or consolidation in lieu of the consideration such stockholder would otherwise receive in such transaction. However, stockholders do not have such appraisal rights if they hold shares or depository receipts that are listed on a national securities exchange or held of record by more than 2,000 stockholders and if, among other things, the consideration they receive for their shares consists of: (a) shares of stock (or depository receipts in respect thereof) of the corporation surviving or resulting from such merger or consolidation, (b) shares of stock (or depository receipts in respect thereof) of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of the corporations described in clause (a) or (b) of this sentence, or (d) any combination of shares of stock and cash in lieu of fractional shares described in the foregoing clauses (a), (b) and (c).

Under the DGCL, any corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as a result of, among other things, any merger or consolidation. The CollabRx charter does not provide for such appraisal rights.

209

LEGAL MATTERS

The valid issuance of the CollabRx securities in connection with the merger has been passed upon for CollabRx by Goodwin Procter LLP. Akerman LLP, counsel to Medytox, has provided an opinion to Medytox regarding material U.S. federal income tax matters set forth in this joint proxy statement/prospectus. Goodwin Procter LLP has provided an opinion to CollabRx regarding material U.S. federal income tax matters set forth in this joint proxy statement/prospectus.

EXPERTS

The consolidated balance sheets of CollabRx and subsidiaries as of March 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended March 31, 2015, have been audited by Burr Pilger Mayer, Inc., independent registered public accounting firm, as stated in their report which is included herein. Such financial statements have been included herein in reliance on the report of such firm given upon its authority as experts in accounting and auditing.

The audited consolidated financial statements of Medytox included in this registration statement have been so included in reliance upon the reports of Green & Company, CPAs, independent registered public accountants, and DKM Certified Public Accountants, independent registered public accountants, upon the authority of said firms as experts in accounting and auditing.

210

FUTURE STOCKHOLDER PROPOSALS

Medytox

Stockholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, wish to present proposals for inclusion in our proxy statement in connection with next year’s annual meeting must submit their proposals so that they are received by the Company’s Chief Executive Officer at our principal executive offices, 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401, a reasonable time before we begin to print and send proxy materials for our 2016 Annual Meeting of Stockholders. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the next year’s annual meeting (including director nominations or other proposals), the proposal must be submitted to the Company’s Chief Executive Officer at our principal executive offices, 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401, a reasonable time before we send out our proxy materials for our 2016 Annual Meeting, as required by Rule 14a–4(c)(1) of the Securities Exchange Act of 1934. Even if a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission’s proxy rules.

CollabRx

CollabRx stockholders interested in submitting a proposal for inclusion in the proxy materials for CollabRx’s annual meeting of stockholders in 2016 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholders proposals must be received by the Corporate Secretary of CollabRx at the principal office in San Francisco, California not later than [•], 2016.

Under the SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2016 Annual Meeting, they must be submitted in writing to our Corporate Secretary, CollabRx, Inc., 44 Montgomery Street, Suite 800, San Francisco, California 94104 on or before [●]. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2016 Annual Meeting, an additional notice of any nomination or proposal must be received by us between [●] and [●]. If our 2016 Annual Meeting is not held within 30 days of [●] to be timely, the notice by the stockholder must not be later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of the 2016 Annual Meeting was made or the notice of the meeting was mailed. The public announcement of an adjournment or postponement of the 2016 Annual Meeting will not trigger a new time period (or extend any time period) for the giving of a stockholder notice as described in this proxy statement.

211

WHERE YOU CAN FIND MORE INFORMATION

Each of Medytox and CollabRx is a public company and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that Medytox or CollabRx files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Medytox and CollabRx. The SEC’s website can be found at http://www.sec.gov.

This joint proxy statement/prospectus is part of a registration statement and constitutes a prospectus of CollabRx in addition to being a proxy statement for the Medytox special meeting and the CollabRx special meeting.

CollabRx has filed a registration statement on Form S-4 with the SEC for its common stock and other securities offered under this joint proxy statement/prospectus. This joint proxy statement/prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this joint proxy statement/prospectus. Whenever CollabRx makes reference in this joint proxy statement/prospectus to any of its contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may:

•	inspect a copy of the Form S-4 registration statement, including the exhibits and schedules, without charge at the public reference room;

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•	obtain a copy from the SEC website.

If you are a CollabRx stockholder, you can obtain a copy of the CollabRx certificate of incorporation, as amended, and bylaws free of charge by requesting them in writing or by telephone as follows:

CollabRx, Inc.

Attention: Investor Relations

44 Montgomery Street, Suite 800

San Francisco, California 94104

Telephone: (415) 248-5350

If you are a Medytox stockholder, you can obtain a copy of the Medytox articles of incorporation and bylaws free of charge by requesting them in writing or by telephone as follows:

Medytox Solutions, Inc.

Attention: Investor Relations

400 S. Australian Avenue, Suite 800

West Palm Beach, Florida 33401

Telephone: (561) 855-1626

You should rely only on the information contained in this joint proxy statement/prospectus or that we have referred to you. None of Medytox or CollabRx has authorized anyone to provide you with any additional information. This joint proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing or posting of this joint proxy statement/prospectus to stockholders of Medytox or CollabRx nor the issuance of CollabRx shares in the merger shall create any implication to the contrary.

212

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Medytox Solutions, Inc.

We have audited the accompanying balance sheet of Medytox Solutions, Inc. as of December 31, 2014, and the related statement of operations, stockholders’ equity, and cash flows for the year ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The December 31, 2013 financial statements were audited by a predecessor independent registered public accounting firm that issued an unqualified opinion on March 26, 2014.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medytox Solutions, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Green & Company, CPAs

Green & Company, CPAs

Temple Terrace, Florida

April 15, 2015

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Medytox Solutions, Inc.

We have audited the accompanying balance sheet of Medytox Solutions, Inc. as of December 31, 2013, and the related statements of operations, cash flows and stockholders’ equity for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medytox Solutions, Inc. as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

March 26, 2014

F-3

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2014	2013

ASSETS

Current assets:
Cash	$2,406,246	$4,141,416
Accounts receivable, net	17,463,947	10,986,368
Prepaid expenses and other current assets	170,353	194,137
Deferred tax assets	28,300	1,748,600
Deposits on acquisitions	259,875	–
Assets attributable to disputed activity	–	1,367,796

Total current assets	20,328,721	18,438,317

Property and equipment, net	7,678,123	2,156,381

Other assets:
Intangible assets, net	4,436,473	3,190,613
Goodwill	3,139,942	1,425,999
Deposits	177,495	96,747

Total assets	35,760,754	25,308,057

See accompanying notes to consolidated financial statements.

F-4

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2014	2013

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,356,797	$1,755,965
Accrued expenses	2,297,416	2,855,884
Income tax liabilities	8,087,946	6,052,740
Disputed net income - Trident	–	397,918
Current portion of notes payable	443,292	3,689,554
Current portion of notes payable, related party	2,620,000	–
Current portion of capital lease obligations	962,562	193,095
Derivative liability	380,000	–
Liabilities attributable to disputed activity	–	1,104,063

Total current liabilities	18,148,013	16,049,219

Other liabilities:
Notes payable, net of current portion	93,392	42,107
Capital lease obligations, net of current portion	2,222,625	405,718
Deferred tax liabilities	252,900	41,800

Total liabilities	20,716,930	16,538,844

Commitments and contingencies

Stockholders' equity:
Preferred stock, 100,000,000 shares authorized:
Series B preferred stock, $0.0001 par value, 5,000 shares authorized, 5,000 and 5,000 shares issued and outstanding at December 31, 2014 and 2013, respectively	1	1
Series C preferred stock, $0.0001 par value, 1,000,000 shares authorized, nil shares issued and outstanding at each of December 31, 2014 and 2013	–	–
Series D preferred stock, $0.0001 par value, 200,000 shares authorized, 200,000 and nil shares issued and outstanding at December 31, 2014 and 2013, respectively	20	–
Series E preferred stock, $0.0001 par value, 100,000 shares authorized, 100,000 and nil shares issued and outstanding at December 31, 2014 and 2013, respectively	10	–
Common stock, $0.0001 par value, 500,000,000 shares authorized, 29,046,386 and 29,996,386 shares issued and outstanding at December 31, 2014 and 2013, respectively	2,905	3,000
Additional paid-in-capital	5,357,367	1,905,223
Deferred issuance costs	–	(12,500)
Retained earnings	9,562,517	6,752,485
Total Medytox Solutions stockholders' equity	14,922,820	8,648,209
Noncontrolling interest	121,004	121,004
Total stockholders' equity	15,043,824	8,769,213

Total liabilities and stockholders' equity	$35,760,754	$25,308,057

See accompanying notes to consolidated financial statements.

F-5

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Statements of Operations

	For the Year Ended December 31,
	2014	2013

Revenues
Gross charges (net of contractual allowances and discounts)	$77,223,964	$52,523,660
Provision for bad debts	(19,296,144)	(10,634,789)
Net Revenues	$57,927,820	$41,888,871

Operating expenses:
Direct costs of revenue	15,920,468	9,570,950
General and administrative	19,712,018	13,479,879
Legal fees related to disputed subsidiary	94,217	976,789
Sales and marketing expenses	4,967,188	2,953,292
Bad debt expense	78,482	–
Depreciation and amortization	1,500,453	407,971
Total operating expenses	42,272,826	27,388,881

Income from operations	15,654,994	14,499,990

Other income (expense):
Other income	489	389
Gain (Loss) on settlement of assets	–	(27,413)
Gain on disposition of subsidiary	134,184	–
Gain (Loss) on legal settlement	105,780	(169,800)
Interest expense	(513,815)	(474,649)
Total other income (expense)	(273,362)	(671,473)

Income before income taxes	15,381,632	13,828,517

Provision for income taxes	7,561,300	5,568,600

Net income attributable to Medytox Solutions	7,820,332	8,259,917

Preferred stock dividends	5,010,300	2,601,298

Net income attributable to Medytox Solutions common shareholders	$2,810,032	$5,658,619

Net income per common share:
Basic	$0.09	$0.19
Diluted	$0.09	$0.19

Weighted average number of common shares outstanding during the period:
Basic	29,899,536	29,692,110
Diluted	30,924,538	30,160,335

See accompanying notes to consolidated financial statements

F-6

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2014	2013
Cash flows from (used in) operating activities:
Net income	$7,820,332	$8,259,917
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	1,500,453	407,971
Stock issued in lieu of cash compensation	162,500	–
Stock issued for services	179,994	62,500
Stock-based compensation	509,585	452,500
Stock-based consulting fees	–	85,000
Bad debts	15,552,375	10,634,789
Accretion of loan costs as interest	–	181,141
Accretion of beneficial conversion feature as interest	3,278	52,280
Write-off of deferred issuance costs	12,500	–
Gain on disposition of subsidiary	(134,185)	–
Loss on disposal of equipment	–	27,413
Gain on legal settlement	(105,780)	–
Changes in operating assets and liabilities:
Accounts receivable	(21,882,667)	(18,351,977)
Prepaid expenses and other current assets	24,025	(84,440)
Deposits on acquisitions	(259,875)	–
Deferred tax assets	1,720,300	232,000
Security deposits	(79,763)	(26,379)
Accounts payable	1,272,949	527,571
Accrued expenses	(288,052)	1,827,655
Income tax liabilities	2,035,206	4,168,840
Deferred tax liabilities	211,100	5,700
Net cash provided by operating activities	8,254,275	8,462,481

Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(2,491,567)	(1,097,766)
Cash received in sale of property and equipment	–	750
Cash paid for acquisitions	(1,600,000)	(735,052)
Cash received in acquisitions	68,348	3,735
Net cash used in investing activities	(4,023,219)	(1,828,333)

Cash flows provided by (used in) financing activities:
Proceeds from the sale of common stock	–	286,000
Deferred issuance costs	–	(12,500)
Deferred loan costs	–	(103,949)
Dividends on Series B preferred stock	(5,010,300)	(2,601,298)
Proceeds from issuance of notes payable	–	1,300,000
Proceeds from issuance of notes payable, related party	3,000,000	–
Payments on notes payable	(3,498,800)	(2,700,193)
Payments on capital lease obligations	(457,126)	(139,577)
Payments on related party loans	–	(195,000)
Common stock repurchased from lender	–	(100,000)
Net cash used in financing activities	(5,966,226)	(4,266,517)

Net increase (decrease) in cash	(1,735,170)	2,367,631

Cash at beginning of year	4,141,416	1,773,785

Cash at end of year	$2,406,246	$4,141,416

See accompanying notes to consolidated financial statements.

Continued

F-7

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows (Continued)

	For the Year Ended December 31,
	2014	2013
Supplemental disclosure of cash flow information:

Cash paid for interest	$510,537	$342,672

Cash paid for taxes	$3,920,633	$1,162,060

Non-cash investing and financing activities:

Net liabilities acquired in acquisitions, net of cash	$(906,819)	$1,565,613
Goodwill	$(1,713,943)	$(2,640,613)
Contingent acquisition liability	$10,217	$–
Acquisition payment liabilities	$150,000	$–
Notes payable issued	$385,545	$1,075,000
Common stock	$1	$–
Series D preferred stock	$20	$–
Series E preferred stock	$10	$–
Additional paid in capital	$2,074,969	$–

Property and equipment acquired with issuance of notes payable	$–	$(56,603)
Notes payable issued	$–	$56,603

Common stock issued as payment of accrued bonuses:
Accrued bonuses	$(525,000)	$–
Common stock	$21	$–
Additional paid in capital	$524,979	$–

Capital lease assets acquired	$(3,043,500)	$(322,441)
Capital lease obligations	$3,043,500	$322,441

Conversion of Series C preferred stock to common stock:
Common stock	$–	$21
Series C preferred stock	$–	$(100)
Additional paid in capital	$–	$79

1,241,550 common shares returned and cancelled from Officer and Director:
Common stock	$(124)	$–
Additional paid in capital	$124	$–

Related party loans forgiven:
Loans and notes payable, related parties	$–	$(47,100)
Additional paid in capital	$–	$47,100

Beneficial conversion feature of convertible notes payable:
Notes payable	$–	$(55,558)
Additional paid in capital	$–	$55,558

Warrant discount on note payable, related party:
Notes payable, related party	$(380,000)	$–
Derivative liability	$380,000	$–

Put premium on note payable, related party:
Notes payable, related party (Put discount)	$(1,000,000)	$–
Notes payable, related party (Put premium liability)	$1,000,000	$–

Adjustment to purchase price for Biohealth Medical Laboratory, Inc.:
Goodwill	$–	$24,913
Notes payable issued	$–	$(24,677)
Accrued expenses	$–	$(236)

Adjustment to purchase price for Medical Billing Choices, Inc.:
Goodwill	$–	$(400,000)
Common Stock	$–	$16
Additional paid in capital	$–	$399,984

See accompanying notes to consolidated financial statements.

F-8

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Statement of Stockholders' Equity

For the years ended December 31, 2014 and 2013

					Additional	Deferred			Total
	Preferred Stock		Common stock		paid-in	issuance	Noncontrolling	Retained	stockholders’
	Shares	Amount	Shares	Amount	capital	costs	interests	earnings	equity
Balance, December 31, 2012	1,005,000	$101	29,533,753	$2,953	616,512	$–	$121,004	$1,093,866	$1,834,336

Common stock issued for cash	–	–	114,400	11	285,989	–	–	–	286,000
Common stock issued for services	–	–	25,000	3	62,497	–	–	–	62,500
Common stock issued in acquisition of Medical Billing Choices, Inc.	–	–	160,000	16	399,984	–	–	–	400,000
Warrants issued for settlement of subsidiary obligations	–	–	–	–	85,000	–	–	–	85,000
Stock options issued	–	–	–	–	452,500	–	–	–	452,500
Common stock repurchased from lender and cancelled	–	–	(40,000)	(4)	(99,996)	–	–	–	(100,000)
Conversion of Series C preferred stock to common stock	(1,000,000)	(100)	203,233	21	79	–	–	–	100
Beneficial conversion feature	–	–	–	–	55,558	–	–	–	55,558
Capital contribution	–	–	–	–	47,100	–	–	–	47,100
Deferred issuance costs	–	–	–	–	–	(12,500)	–	–	(12,500)
Dividends on Series B preferred stock	–	–	–	–	–	–	–	(2,601,298)	(2,601,298)
Net income for the year ended December 31, 2013	–	–	–	–	–	–	–	8,259,917	8,259,917

Balance, December 31, 2013	5,000	$1	29,996,386	$3,000	$1,905,223	$(12,500)	$121,004	$6,752,485	$8,769,213

Common stock issued for cash	–	–	–	–	–	–	–	–	–
Common stock issued for services	–	–	72,000	7	179,993	–	–	–	180,000
Common stock issued for accrued bonuses	–	–	210,000	21	524,979	–	–	–	525,000
Common stock issued for acquisition of assets	–	–	10,000	1	24,999	–	–	–	25,000
Series D preferred stock issued in acquisition of Clinlab, Inc.	200,000	20	–	–	1,249,980	–	–	–	1,250,000
Stock option expense	–	–	–	–	672,079	–	–	–	672,079
Common stock returned from shareholder and cancelled	–	–	(1,241,550)	(124)	124	–	–	–	–
Series E preferred stock issued in acquisition of Epinex	100,000	10	–	–	799,990	–	–	–	800,000
Write-off of deferred issuance costs	–	–	–	–	–	12,500	–	–	12,500
Dividends on Series B preferred stock	–	–	–	–	–	–	–	(5,010,300)	(5,010,300)
Net income for the year ended December 31, 2014	–	–	–	–	–	–	–	7,820,332	7,820,332

Balance December 31, 2014	305,000	31	29,046,836	$2,905	$5,357,367	$–	$121,004	$9,562,517	$15,043,824

See accompanying notes to consolidated financial statements.

Continued

F-9

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Statement of Stockholders' Equity (Continued)

For the years ended December 31, 2014 and 2013

Preferred stock
	Non-designated		Series B		Series C		Series D		Series E		Total Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance, December 31, 2012	–	$–	5,000	$1	1,000,000	$100	–	$–	–	$–	1,005,000	$101

Common stock issued for cash	–	–	–	–	–	–	–	–	–	–	–	–

Common stock issued for services	–	–	–	–	–	–	–	–	–	–	–	–

Common stock issued in acquisition of Medical Billing Choices, Inc.	–	–	–	–	–	–	–	–	–	–	–	–

Warrants issued for settlement of subsidiary obligations	–	–	–	–	–	–	–	–	–	–	–	–

Stock options issued	–	–	–	–	–	–	–	–	–	–	–	–

Common stock repurchased from lender and cancelled	–	–	–	–	–	–	–	–	–	–	–	–

Conversion of Series C preferred stock to common stock	–	–	–	–	(1,000,000)	(100)	–	–	–	–	(1,000,000)	(100)

Beneficial conversion feature	–	–	–	–	–	–	–	–	–	–	–	–

Capital contribution	–	–	–	–	–	–	–	–	–	–	–	–

Deferred issuance costs	–	–	–	–	–	–	–	–	–	–	–	–

Dividends on Series B preferred stock	–	–	–	–	–	–	–	–	–	–	–	–

Net income for the year ended December 31, 2013	–	–	–	–	–	–	–	–	–	–	–	–

Balance, December 31, 2013	–	$–	5,000	$1	–	$–	–	$–	–	$–	5,000	1

Common stock issued for cash	–	–	–	–	–	–	–	–	–	–	–	–

Common stock issued for services	–	–	–	–	–	–	–	–	–	–	–	–

Common stock issued for accrued bonuses	–	–	–	–	–	–	–	–	–	–	–	–

Common stock issued for acquisition of assets	–	–	–	–	–	–	–	–	–	–	–	–

Series D preferred stock issued in acquisition of Clinlab, Inc.	–	–	–	–	–	–	200,000	20	–	–	200,000	20

Stock option expense	–	–	–	–	–	–	–	–	–	–	–	–

Common stock returned from shareholder and cancelled	–	–	–	–	–	–	–	–	–	–	–	–

Series E preferred stock issued in acquisition of Epinex	–	–	–	–	–	–	–	–	100,000	10	100,000	10

Write-off of deferred issuance costs	–	–	–	–	–	–	–	–	–	–	–	–

Dividends on Series B preferred stock	–	–	–	–	–	–	–	–	–	–	–	–

Net income for the year ended December 31, 2014	–	–	–	–	–	–	–	–	–	–	–	–

Balance December 31, 2014	–	$–	5,000	$1	–	$–	200,000	$20	100,000	$10	305,000	$31

See accompanying notes to consolidated financial statements.

F-10

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 1 – Organization, Nature of Business and Presentation

Organization

Medytox Solutions, Inc. (the “Company”), was incorporated in Nevada on July 20, 2005 as Casino Players, Inc. In the first half of 2011, Company management decided to reorganize the operations of the Company as a holding company to acquire and manage a number of companies in the medical services sector.

On June 22, 2011, the Company organized Medytox Medical Management Solutions Corp. ("MMMSC"), a Florida corporation, as a wholly-owned subsidiary. MMMSC was a marketing company selling laboratory testing services to medical clinics, hospitals and physicians’ offices. On October 26, 2013, MMMSC changed its name to Medytox Information Technology, Inc. (“MIT”). MIT provides information technology services and solutions to all subsidiaries and customers of the Company and operates from the corporate offices in West Palm Beach, Florida.

On July 26, 2011, the Company organized Medytox Institute of Laboratory Medicine, Inc. ("MILM"), a Florida corporation, as a wholly-owned subsidiary. MILM was organized to acquire and manage medical testing laboratories. MILM operates from the corporate offices in West Palm Beach, Florida.

On August 22, 2011, the Company acquired 100% of the equity interests in Medical Billing Choices, Inc. ("MBC"), a privately-owned North Carolina corporation, through a stock purchase agreement for cash and an installment note. MBC operates a medical billing service for a variety of medical providers throughout the southeastern United States from offices in Charlotte, North Carolina. Since the acquisition, MBC is the main billing company for the Company's laboratories.

On February 6, 2012, the Company formed Medytox Diagnostics Inc. (“MDI”), a Florida corporation, as a wholly-owned subsidiary to acquire and build clinical laboratories. MDI operates from the corporate offices in West Palm Beach, Florida.

On February 16, 2012, MDI acquired majority interest in Collectaway LLC, now known as PB Laboratories, LLC ("PB Labs"), and a Florida limited liability company. On October 12, 2012, MDI acquired the remaining no controlling interest in PB Labs.  As of October 31, 2012, PB Labs is a wholly-owned subsidiary of MDI.

On March 9, 2012, the Company formed Medytox Medical Marketing & Sales, Inc. (“MMMS”), a Florida corporation, as a wholly-owned subsidiary that provides marketing for clinical laboratories that are owned by the Company.

On December 7, 2012, MDI acquired a majority interest in Biohealth Medical Laboratory, Inc. (“Biohealth”), a Florida corporation. The remaining minority interest was acquired on March 31, 2015. The initial agreement allowed MDI to retain all revenues.

On January 1, 2013, MDI purchased 100% of the stock of Alethea Laboratories, Inc. ("Alethea"). Althea operates a licensed clinical lab in Las Cruces, New Mexico and is an enrolled Medicare provider.

F-11

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

On January 29, 2013, MDI formed Advantage Reference Labs, Inc. (“Advantage”), a Florida corporation, as a wholly-owned subsidiary that will provide reference, confirmation and clinical testing services. On October 14, 2013, Advantage changed its name to EPIC Reference Labs, Inc. (“EPIC”).

On April 4, 2013, MDI purchased 100% of the interests in International Technologies, LLC ("Tech").  In October 2013, Tech began doing business as NJ Reference Labs (“NJ Ref”). NJ Ref operates a licensed clinical lab in Waldwick, New Jersey and is an enrolled Medicare provider.

On March 18, 2014, MDI, purchased all of the outstanding stock of Clinlab, Inc. Clinlab develops and markets laboratory information management systems.

On May 9, 2014, the Company formed Medical Mime, Inc. (“Mime”), a Florida corporation, as a wholly-owned subsidiary.

On May 23, 2014, Mime purchased certain net assets, primarily consisting of software, of GlobalOne Information Technologies, LLC (“GlobalOne”). GlobalOne developed software and provided services for the Electronic Health Records Management (“ERMEHR”) segment of the medical industry.

On August 26, 2014, MDI purchased all of the outstanding stock of Epinex Diagnostics Laboratories, Inc. (“Epinex”), a California corporation. Epinex is a clinical laboratory in Tustin, California.

On July 28, 2014, the Company formed Platinum Financial Solutions, Ltd as a 100% owned foreign subsidiary of the Company to pursue the opportunity of providing financial solutions, including factoring and accounts receivable acquisition in the healthcare sector. PFS has a Florida subsidiary, Platinum Financial Solutions, LLC, through which it may do business with U.S. based customers.

Nature of Operations

The Company operates in two segments, laboratory services and medical solutions support services.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Reclassifications

Certain items on the statement of operations for the year ended December 31, 2013 have been reclassified to conform to the current period presentation.

F-12

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas of estimation include the impairment of assets and rates for amortization, accrued liabilities, future income tax obligations and the inputs used in calculating stock-based compensation and transactions. Actual results could differ from those estimates and would impact future results of operations and cash flows.

Principles of Consolidation

The consolidated financial statements include the accounts of Medytox Solutions, Inc. and its wholly-owned subsidiaries, Medytox Information Technology, Inc., Medytox Institute of Laboratory Medicine, Inc., Medical Billing Choices, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC, Medytox Medical Marketing & Sales, Inc., Alethea Laboratories, Inc., EPIC Reference Labs, Inc., International Technologies, LLC, ClinLab, Inc., Medical Mime, Inc. and Epinex Diagnostics Laboratories, Inc. and its majority-owned subsidiary, Biohealth Medical Laboratory, Inc. Due to the dispute with Trident and its selling shareholders (see Note – 4), the accounts of Trident Laboratories, Inc. have been excluded from consolidation. In addition, a disputed net income reserve of $397,918 was established as of December 31, 2012 representing all of Trident’s net income recognized by the Company since August 22, 2011, the date of acquisition. The assets and liabilities of Trident had been condensed and presented as assets, or liabilities, attributable to disputed activity in the December 31, 2013 consolidated balance sheet.  Effective March 31, 2014, the Company’s management determined that the net assets of Trident are were not recoverable and, as such, the Company accounted for the disputed assets and liabilities as if they had been disposed, resulting in a gain on disposition of $134,184. All significant inter-company balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2014 and 2013, respectively, the Company had no cash equivalents.

Revenue Recognition

Service revenues are principally generated from laboratory testing services including chemical diagnostic tests such as blood analysis and urine analysis. Net service revenues are recognized at the time the testing services are performed and are reported at their estimated net realizable amounts.

F-13

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Net service revenues are determined utilizing gross service revenues net of contractual allowances. Even though it is the responsibility of the patient to pay for laboratory service bills, most individuals in the United States have an agreement with a third party payor such as Medicare, Medicaid or a commercial insurance provider to pay all or a portion of their healthcare expenses; the majority of services provided by Medytox are to patients covered under a third party payer contract. Despite follow up billing efforts, the Company does not currently anticipate collection of a significant portion of self-pay billings including the patient responsibility portion of the billing for patients covered by third party payors. The Company currently does not have any capitated agreements. In the remainder of the cases, Medytox is provided the third party billing information and seeks payment from the third party under the terms and conditions of the third party payer for health service providers like Medytox. Each of these third party payers may differ not only with regard to rates, but also with regard to terms and conditions of payment and providing coverage (reimbursement) for specific tests. Estimated revenues are established based on a series of procedures and judgments that require industry specific healthcare experience and an understanding of payer methods and trends.

We review our calculations on a monthly basis in order to make certain that we are properly allowing for the uncollectable portion of our gross billings and that our estimates remain sensitive to variances and changes within our payer groups. The contractual allowance calculation is made on the basis of historical allowance rates for the various specific payer groups on a monthly basis with a greater weight being given to the most recent trends; this process is adjusted based on recent changes in underlying contract provisions and shifts in the testing being performed. The provision for bad debts represents our estimate of net revenues that will ultimately be uncollectable and is based upon our analysis of historical payment rates by specific payer groups on a monthly basis with primary weight being given to the most recent trends; this approach allows bad debt to more accurately adjust to short-term changes in the business environment. These two calculations are routinely analyzed by Medytox on the basis of actual allowances issued by payers and the actual payments made to determine what adjustments, if any, are needed.

Contractual Allowances and Doubtful Accounts Policy

Accounts receivable are reported at realizable value, net of allowances for contractual credits and doubtful accounts, which are estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for contractual credits and doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues which may impact the collectability of these receivables or reserve estimates. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Historically, revisions to the allowances for doubtful accounts estimates were recorded as an adjustment to the provision for bad debts within selling, general and administrative expenses.

During the third quarter of 2014, the Company corrected the classification of the provision for bad debts from a component of operating expenses to a reduction in revenues. This presentation is required under U.S. GAAP due to the uncertainties of collection of the self-pay portion of patent service revenues.

As of December 31, 2014 and 2013, management recorded allowances for uncollectible accounts in the amount of $15,841,213 and $3,621,814, respectively. The provision for bad debts was $19,296,144 and $10,634,789 for the years ended December 31, 2014 and 2013, respectively.

Impairment or Disposal of Long-Lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.  The Company did not recognize any impairment losses for the years ended December 31, 2014 and 2013.

F-14

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820 “Fair Value Measurements and Disclosures” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 - fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2014 and 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

As of December 31, 2014 and 2013 the fair values of the Company’s financial instruments approximate their historical carrying amount.

F-15

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Advertising

The costs of advertising are expensed as incurred.  Advertising expense was $73,408 and $21,550 for the years ended December 31, 2014 and 2013, respectively. Advertising expenses are included in the Company’s operating expenses.

Stock Based Compensation

The Company accounts for Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees. Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options or warrants issued to non-employees are recorded in expense and additional paid-in capital in stockholders' equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options or warrants at the end of each period.

The Company issues stock to consultants for various services. The costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The Company recognized consulting expense and a corresponding increase to additional paid-in-capital related to stock issued for services.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled.  The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs.  Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

F-16

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

The FASB has issued ASC 740 “Income Taxes”.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by ASC 740 and concluded that the tax position of the Company has not met the more-likely-than-not threshold as of December 31, 2014.

Basic and Diluted Income per Share

The Company computes income per share in accordance with ASC 260, "Earnings per Share", which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all potential dilutive equivalent shares of common stock outstanding during the period using the treasury stock method and convertible debt and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options, convertible debt, convertible preferred stock, or warrants.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments. The Company has two operating segments as of December 31, 2014 and 2013; laboratory services and medical solutions support services.

Note 3 – Recent Accounting Pronouncements

In February 2015, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”, which provides guidance in evaluating entities for inclusion in consolidations. ASU 2015-02 is effective for fiscal years beginning after December 15, 2015. We do not believe the adoption of ASU 2015-02 will have a material effect on the Company’s financial statements.

In November 2014, the FASB issued ASU 2014-16, “Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force)”, which provides guidance which clarifies guidance as to the specific method to be used in evaluating hybrid financial derivatives. ASU 2014-16 is effective for fiscal years beginning after December 15, 2015. We do not believe the adoption of ASU 2014-16 will have a material effect on the Company’s financial statements.

In June 2014, the FASB issued ASU 2014-12, “Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force)”, which provides guidance for accounting and reporting for share-based award programs in which the performance target is achieved after the employee completes the requisite service period. ASU 2014-12 is effective for fiscal years beginning after December 15, 2015. We do not believe the adoption of ASU 2014-12 will have a material effect on the Company’s financial statements.

F-17

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

In May 2014, the FASB issued ASU No. 2014-09 “Revenue from Contracts with Customers (Topic 606)”. This new guidance clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP and IFRS. The Company is currently evaluating this guidance to see if it would have a material impact on its consolidated financial statements. The guidance is effective for the Company as of December 31, 2016. Early adoption is not permitted.

In April 2014, the FASB issued ASU No. 2014-08 “Presentation of Financial Statements (Topic 205), Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”. This new guidance limits the presentation of discontinued operations to business circumstances when the disposal of the business operation represents a strategic shift that has had or will have a major effect on our operations and financial results. As required, the Company will adopt the new provisions on a prospective basis only and does not expect that the provisions of this new standard will have a significant impact on its consolidated financial statements.

Management does not believe any recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the Company’s present or future financial statements.

Note 4 – Disputed Subsidiary

On July 2, 2013, a jury awarded our wholly-owned subsidiary, Medytox Institute of Laboratory Medicine, Inc. ("MILM"), $2,906,844 on its breach of contract claim against Trident Laboratories, Inc. ("Trident"), and its shareholders and awarded Seamus Lagan $750,000 individually against Christopher Hawley for Mr. Hawley's defamatory postings on the internet. The jury rejected every claim made against the MILM parties. Trident’s appeal has been dismissed and the appeals of the shareholders are pending.

The case arose from the August 22, 2011 agreement among MILM and Trident and its shareholders pursuant to which MILM was to acquire 81% of Trident. On January 17, 2012, Trident notified MILM that it was rescinding the agreement. As a result, MILM filed suit against Trident and its shareholders in Florida Circuit Court in Broward County.  The jury found that Trident and its shareholders breached the agreement and failed to perform their obligations thereunder.

Legal fees related to the lawsuit were $94,217 and $976,789 for the years ended December 31, 2014 and 2013, respectively.

The Company has not received any financial statements of Trident since August 31, 2012. These consolidated financial statements were prepared without the missing activity. Management believes that the missing activity is immaterial to the consolidated financial statements as a whole.  The Company established a disputed net income reserve of $397,918 as of December 31, 2012, representing all of Trident's net income recognized by the Company since August 22, 2011, the date of acquisition.  The assets and liabilities of Trident had been condensed and presented as assets, or liabilities, attributable to disputed activity in the December 31, 2013 consolidated balance sheet. A separate $389,135 of commissions payable on Trident sales is included in liabilities attributable to disputed activity as of December 31, 2013. Effective March 31, 2014, the Company’s management determined that the net assets of Trident are were not recoverable and, as such, the Company accounted for the disputed assets and liabilities as if they had been disposed, resulting in a gain on disposition of $134,184. Trident was administratively dissolved by the state in September 2014.

Assets and liabilities of the disputed subsidiary as of December 31, 2014 and 2013, respectively were as follows:

	December 31,	December 31,
	2014	2013

Total assets	$-0-	$1,367,796

Total liabilities	$-0-	$1,104,063

F-18

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 5 – Long Lived Assets

Property and equipment at December 31, 2014 and 2013 consisted of the following:

	December 31,
	2014	2013

Medical equipment	$896,641	$655,125

Equipment	396,551	111,265

Equipment under capital leases (See Note 9 - Capital Lease Obligations)	4,024,449	980,948

Furniture	333,316	206,587

Leasehold improvements	1,665,501	243,983

Vehicles	177,534	177,534

Computer equipment	595,571	235,507

Software	1,832,053	285,175

	9,921,616	2,896,124

Less accumulated depreciation	(2,243,493)	(739,743)

Property and equipment, net	$7,678,123	$2,156,381

Depreciation of property and equipment was $1,481,313 and $407,971 for the years ended December 31, 2014 and 2013, respectively.

F-19

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 5 – Long Lived Assets (Continued)

Intangible assets consisted of the following as of December 31, 2014 and 2013, respectively:

	As of December 31, 2014			As of December 31, 2013
	Gross			Gross
	Carrying	Accumulated		Carrying	Accumulated
	Amount	Amortization	Net	Amount	Amortization	Net
Definite life intangible assets:

Trade names and Trademarks	$221,000	$(8,095)	$212,905	$–	$–	$–

Customer relationships	205,000	(8,828)	196,172	–	–	–

Non-compete agreements	19,000	(2,217)	16,783	–	–	–

	445,000	(19,140)	425,860	–	–	–

Indefinite life intangible assets:

Clinical laboratory licenses	4,010,613	–	4,010,613	3,190,613		3,190,613

Total intangible assets	$4,455,613	$(19,140)	$4,436,473	$3,190,613	$–	$3,190,613

Amortization expense was $19,140 and $0 for the years ended December 31, 2014 and 2013, respectively.

Future estimated amortization expense is as follows:

Year ending December 31,
2015	$32,199
2016	32,199
2017	32,199
2018	32,199
2019	29,982
2020 and thereafter	267,082

Total	$425,860

F-20

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

The Company’s management has performed a valuation of the identifiable intangible assets, including medical licenses at the date of acquisition. As a result, the Company has recorded medical licenses acquired from all laboratory acquisitions in the amounts noted above. The medical licenses include licenses for Medicare and Medicaid, COLA Laboratory Accreditation, Clinical Laboratory Improvement Amendments (CLIA), and State of Florida (AHCA) Clinical Laboratory Licenses, and have indefinite lives. As such, there was no amortization of intangible assets for the years presented.

Goodwill activity for the years ended December 31, 2014 and 2013 was;

	Laboratory Services	Medical Support Solutions
	Segment	Segment	Total

Balance at December 31, 2012	$248,800	$802,112	$1,050,912

Goodwill acquired during the year	–	400,000	400,000

Adjustment to purchase price for contingent consideration adjustment	(24,913)	–	(24,913)

Balance at December 31, 2013	223,887	1,202,112	1,425,999

Goodwill acquired during the year	581,600	1,132,343	1,713,943

Balance at December 31, 2014	$805,487	$2,334,455	$3,139,942

Management periodically reviews the valuation of long-lived assets for potential impairments. Management has not recognized an impairment of these assets to date, and does not anticipate any negative impact from known current business developments.

Note 6 – Accrued Expenses

Accrued expenses at December 31, 2014 and 2013 consisted of the following:

	December 31,
	2014	2013

Commissions payable	$319,270	$277,731

Dividends payable	913,271	360,726

Accrued payroll and related liabilities	554,707	114,471

Accrued bonuses	–	1,900,000

Accrued interest	89,488	46,842

Other accrued expenses	420,680	156,114

Accrued expenses	$2,297,416	$2,855,884

F-21

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 7 – Notes Payable

The Company and its subsidiaries are party to a number of loans with affiliates and unrelated parties. At December 31, 2014 and 2013, notes payable consisted of the following:

	December 31,
	2014	2013

Convertible debenture for working capital, dated September 15, 2011, in the amount of $500,000 and bearing interest at 20%. The note was convertible at $2.50 per share. The due date of the note was extended from October 31, 2013 to February 5, 2014 by the lender. The note was paid in full on February 5, 2014.	–	100,000

Loan from TCA. Principal of $2,475,000 and $2,475,000, respectively, payable by January 15, 2014. The note was extended from January 15, 2014 to September 15, 2014 and was secured by all assets of the Company and its subsidiaries (other than Trident and MBC). See "TCA Global" below.	–	2,475,000

Acquisition note No.1 to former shareholder of Alethea Laboratories, Inc. in the amount of $287,500 at 0% interest, with payments of $50,000 due quarterly starting April 1, 2013.	–	150,000

Acquisition note No. 2 to former shareholder of Alethea Laboratories, Inc. in the amount of $287,500 at 0% interest, with payments of $50,000 due quarterly starting April 1, 2013.	–	150,000

Loan from former shareholders of Alethea Laboratories, Inc. in the amount of $344,650 at 4% interest, with principal payments of $24,618 due monthly starting March 15, 2013. The note was paid in full on April 1, 2014.	–	98,471

Commercial loan with a finance company, dated December 20, 2012, in the original amount of $18,249 and bearing interest at 12.59%. Principal and interest payments in the amount of $364 were payable for 72 months ending on January 3, 2019. This note was secured by a lien on a vehicle with a carrying value of $16,623 at December 31, 2013. The note was paid in full on March 26, 2014.	–	15,845

Commercial loan with a finance company, dated November 15, 2012, in the original amount of $18,008 and bearing interest at 15.07%. Principal and interest payments in the amount of $384 were payable for 72 months ending on November 30, 2018. This note was secured by a lien on a vehicle with a carrying value of $16,430 at December 31, 2013. The note was paid in full on March 26, 2014.	–	16,279

Commercial loan with a finance company, dated November 28, 2012, in the original amount of $20,345 and bearing interest at 8.99%. Principal and interest payments in the amount of $368 were payable for 72 months ending on January 12, 2019. This note was secured by a lien on a vehicle with a carrying value of $18,300 at December 31, 2013. The note was paid in full on March 26, 2014.	–	17,676

Acquisition convertible note No. 1 to former member of International Technologies, LLC in the amount of $250,000 at 5% interest was due January 17, 2014. The note was convertible into the Company's common stock at a ten percent (10%) discount to the average market price for the thirty days prior to conversion. The note is discounted for its unamortized beneficial conversion feature of $-0- and $1,639 at December 31, 2014 and 2013, respectively. See "Acquisition Convertible Notes" below.	250,000	248,361

Acquisition convertible note No. 2 to former member of International Technologies, LLC in the amount of $250,000 at 5% interest was due January 17, 2014. The note was convertible into the Company's common stock at a ten percent (10%) discount to the average market price for the thirty days prior to conversion. The note is discounted for its unamortized beneficial conversion feature of $1,639 at December 31, 2013. See "Acquisition Convertible Notes" below.	–	248,361

Loan from former member of International Technologies, LLC in the remaining amount of $416,667 at the date of acquisition, at 1% interest, with principal payments of $83,333 due quarterly starting June 7, 2013. The note was paid in full on June 6, 2014.	–	166,668

Loan from former member of International Technologies, LLC in the remaining amount of $112,500 at the date of acquisition, at 1% interest, with principal payments of $22,500 due quarterly starting June 7, 2013. The note was paid in full on June 6, 2014.	–	45,000

Loan payable to former shareholder of Epinex Diagnostic Laboratories, Inc. in the amount of $400,000, at 0% interest, with principal payments of $100,000 due in periodic installments from November 26, 2014 through February 26, 2016. Amount recorded is net of imputed discount of $13,316 at December 31, 2014.	286,684	–

	536,684	3,731,661

Less current portion	(443,292)	(3,689,554)

Notes payable, net of current portion	$93,392	$42,107

F-22

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note Payable - Related Party

	December 31, 2014
	Face Value	Put	Put	Debt	Net Value
	of Note	Discount	Premium	Discount	of Note

Convertible debenture dated December 31, 2014 in the amount of $3,000,000 which bears interest at 10% and is due December 31, 2015. The note provides the lender the option to covert the note into the Company's common stock at a 25% discount to the average trading price (as defined in the note agreement) for the ten consecutive trading days prior to the conversion date. The note has been discounted by the value of warrants issuable upon conversion of $380,000 at December 31, 2014. The note has also been discounted by the unamortized value of its put premium of $1,000,000, and increased by the put premium liability of $1,000,000, at December 31, 2014.	$3,000,000	$(1,000,000)	$1,000,000	$(380,000)	$2,620,000

TCA Global

On May 14, 2012, the Company borrowed $550,000 from TCA Global Credit Master Fund, LP (the "Lender") pursuant to the terms of the Senior Secured Revolving Credit Facility Agreement, dated as of April 30, 2012 (the "Credit Agreement"), among Medytox, MMMS, MDI, PB Labs and the Lender.  The funds were used for general corporate purposes. Under the Credit Agreement, Medytox may borrow up to an amount equal to the lesser of 80% of its Eligible Accounts (as defined in the Credit Agreement) and the revolving loan commitment, which initially was $550,000.

Medytox could request that the revolving loan commitment be raised by various specified amounts at specified times, up to an initial maximum of $4,000,000.  In each case, whether to agree to any such increase in the revolving loan commitment was in the Lender's sole discretion.

On August 9, 2012, the Company borrowed an additional $525,000 in a second round of funding.  These additional funds were also used for general corporate purposes.  In this second round of funding, certain changes were made to the terms of the Credit Agreement:

•	the revolving loan commitment was increased from $550,000 to $1,100,000 and was subject to further increase, up to a maximum of $4,000,000, in the Lender's sole discretion;
•	the maturity date of the loan was extended to February 8, 2013 from the original maturity date of November 30, 2012 (subject to the Lender's continuing ability to call the loan upon 60 days written notice); and
•	a prepayment penalty was added of 5% if substantially all of the loan is prepaid between 91 and 180 days prior to the maturity date, or 2.50% if substantially all of the loan is prepaid within 90 days of the maturity date.

F-23

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

TCA Global (Continued)

On December 4, 2012, the Company borrowed an additional $650,000 in a third round of funding. These additional funds were used for general corporate purposes.  In this third round of funding, certain additional changes were made to the terms of the Credit Agreement:

•	the revolving loan commitment was increased from $1,100,000 to $1,725,000 and was subject to further increase, up to a maximum of $15,000,000, in the Lender's sole discretion;
•	the maturity date of the loan was extended to September 3, 2013 from the previous maturity date of February 8, 2013 (subject to the Lender's continuing ability to call the loan upon 60 days written notice); and
•	a covenant was added to require that any subsidiary that is formed, acquired or otherwise becomes a subsidiary must guarantee the loan and pledge substantially all of its assets as security for the loan.

On March 4, 2013, Medytox borrowed an additional $800,000 from the Lender pursuant to the terms of Amendment No. 3 to Senior Secured Revolving Credit Facility Agreement, dated as of February 28, 2013 ("Amendment No. 3"). These additional funds were used in accordance with management's discretion. In connection with Amendment No. 3, Advantage Reference Labs, Inc., a newly-formed wholly-owned subsidiary of Medytox, now known as EPIC Reference Labs, Inc. ("EPIC"), entered into a Guaranty Agreement to guaranty the TCA loan and a Security Agreement to pledge substantially all its assets to secure its guaranty.

In connection with Amendment No. 3, Medytox executed an Amended and Restated Revolving Promissory Note, due September 4, 2013, in the amount of $2,525,000.

On July 15, 2013, Medytox borrowed an additional $500,000 from the Lender pursuant to the terms of Amendment No. 4 to Senior Secured Revolving Credit Facility Agreement, dated as of June 30, 2013 ("Amendment No. 4"). These additional funds were used in accordance with management's discretion. In connection with Amendment No. 4, each of International Technologies, LLC ("International") and Alethea Laboratories, Inc. ("Alethea"), wholly-owned subsidiaries of Medytox, entered into a Guaranty Agreement to guaranty the TCA loan and a Security Agreement to pledge substantially all of its assets to secure its guaranty. The maturity date of the loan was extended to January 15, 2014 from the previous maturity date of September 3, 2013 (subject to the Lender’s continuing ability to call the loan upon 60 days written notice).

In connection with Amendment No. 4, Medytox executed an Amended and Restated Revolving Promissory Note, due January 15, 2014, in the amount of $3,025,000. Except as amended through Amendment No. 4, the terms of the Credit Agreement remain in full force and effect. On August 12, 2013, the Company made a payment of $550,000 on the note. The note has been extended by the lender from January 15, 2014 to September 15, 2014.

All borrowings under this facility were paid in full on September 8, 2014.

Acquisition Convertible Notes

The Company filed actions against Reginald Samuels and Ralph Perricelli seeking, among other things, a declaration that the convertible debentures in the aggregate amount of $500,000 that the Company issued to Mr. Samuels and Mr. Perricelli as part of the consideration for the purchase of their interests in International Technologies, LLC are null and void.

All litigation with Mr. Samuels was settled by the Company on December 8, 2014. Specifics of the settlement are confidential.

The Company received a default judgement against Perricelli in January 2015, relieving the Company of its obligations under the convertible debenture. The note payable and related accrued interest will be written off in January 2015.

F-24

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 8 – Related Party Transactions

On February 3, 2015 the Company borrowed $3,000,000 from Alcimede LLC, of which our CEO is the sole manager. The note has an interest rate of 6% and is due on February 2, 2016.

On December 31, 2014, the Company borrowed $3,000,000 from D&D Funding II, LLC (“D&D”), Christopher Diamantis, a director of the Company, is the manager and 50% owner of D&D. (See Note 7 for a description of this Note.)

On September 11, 2014, William Forhan resigned as Chief Executive Officer and Chairman and returned 1,241,550 restricted common shares to the Company, which were then retired. Mr. Forhan remains the owner of 1,241,551 restricted common shares.

Mr. Forhan was employed as the Company’s Chief Executive Officer pursuant to the terms of an employment agreement dated June 1, 2011, as amended as of September 1, 2013. In connection with his voluntary resignation he entered into an agreement, to be effective as of the date of appointment of a new Chief Executive Officer of the Company, pursuant to which he will receive a severance of $500,000, payable in two installments, the first of $200,000 was paid prior to the effective date of resignation, and the balance to be paid no later than August 31, 2016. In addition, the Agreement provided that Mr. Forhan could participate in any executive bonus plan adopted for calendar year 2014. Mr. Forhan also agreed under the Agreement that any Company stock options previously issued to him, would remain outstanding, subject to their terms, for no longer than 24 months such that the options will expire no later than August 31, 2016. In addition, the Agreement provided, among other things, for the return and cancellation of 1,241,550 shares of Common Stock owned by Mr. Forhan; for the release by Mr. Forhan of any and all claims he may have had against the Company and/or its affiliates; and for Mr. Forhan to abide by certain restrictive covenants, including using his best efforts to protect and maintain the Company's confidential information.

Mr. Forhan had advanced loans to the Company for the payment of certain operating expenses. The loans were non-interest bearing and were due on demand. The amount outstanding to Mr. Forhan was $57,100 at December 31, 2012. During the year ended December 31, 2013, $10,000 was paid and the remaining $47,100 was released by Mr. Forhan. The $47,100 is recorded as a capital contribution as additional paid in capital.

F-25

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 8 – Related Party Transactions (Continued)

Alcimede LLC, of which the CEO of the Company is the sole manager, had advanced loans to the Company for the payment of certain operating expenses. The loans were non-interest bearing and were due on demand. The amount outstanding to Alcimede was $85,000 at December 31, 2012. During the year ended December 31, 2013, the $85,000 was paid along with a one-time interest charge of $18,417. Alcimede was paid $364,375 and $240,000 for consulting fees pursuant to a consulting agreement for the years ended December 31, 2014 and 2013, respectively. The Company reimbursed Alcimede $450,408 and $520,334 for certain operating expenses and asset purchases paid by Alcimede on the Company’s behalf in the years ended December 31, 2014 and 2013, respectively.

A selling shareholder of MBC had advanced loans to the Company for the payment of certain operating expenses.  The loans were non-interest bearing and were due on demand. The amount outstanding to the selling shareholder was $100,000 at December 31, 2012 and was paid during the year ended December 31, 2013.

On September 10, 2012, the Company entered into an Asset Purchase Agreement with DASH Software, LLC (“DASH”) for the purchase of certain software utilized by the Company in its operations for $150,000. Sharon Hollis, a Vice President and shareholder of the Company, was the managing member of DASH. During the year ended December 31, 2013, the Company paid $33,070 to DASH pursuant to the Asset Purchase Agreement. As of December 31, 2013, the purchase is fully paid.

In connection with the Company's acquisition of MBC, Dr. Thomas Mendolia, the then Chief Executive Officer of the Company's Laboratories and a shareholder, entered into an agreement with the selling shareholders of MBC to receive 20% of the purchase price of MBC as it was paid by the Company and 0.88% of the gross collections that MBC collected for the Company.  Pursuant to this agreement, Dr. Mendolia received $29,625 for the year ended December 31, 2011, $90,152 during the year ended December 31, 2012 and $103,583 during the six months ended June 30, 2013 for a total of $223,360. Pursuant to the completion of the acquisition of MBC on July 22, 2013, the Company and Dr. Mendolia agreed that the $223,360 would be paid back to MBC and payment was received in July 2013. The Company reimbursed Dr. Mendolia $254,966 and $252,841 for certain operating expenses and asset purchases paid by Dr. Mendolia on the Company’s behalf in the years ended December 31, 2014 and 2013, respectively.

All of these transactions were completed at arm’s length at values commensurate with those of independent third parties

F-26

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 9 – Capital Lease Obligations

The Company leases various assets under capital leases expiring in 2020 as follows:

	December 31,
	2014	2013

Medical equipment	$4,024,449	$980,948
Less accumulated depreciation	(883,015)	(364,726)

Net	$3,141,434	$616,222

Depreciation expense on assets under capital leases was $518,289 and $364,726 for the years ended December 31, 2014 and 2013, respectively.

Aggregate future minimum rentals under capital leases are as follows:

December 31,
2015	$1,217,946
2016	1,078,010
2017	969,606
2018	382,395
2019	35,575
Thereafter	32,611

Total	3,716,143

Less interest	530,956

Present value of minimum lease payments	3,185,187

Less current portion of capital lease obligations	962,562

Capital lease obligations, net of current portion	$2,222,625

Note 10 – Stockholders’ Equity

Authorized Capital

The Company has 500,000,000 authorized shares of Common Stock at $0.0001 par value and 100,000,000 authorized shares of Preferred Stock at a par value of $0.0001.

On October 1, 2012, the Company filed a certificate of designation with the Secretary of State of Nevada to designate 5,000 shares of Series B Non-convertible Preferred Stock, at $0.0001 par value per share. The Series B shares do not include any voting rights and allow for monthly dividends in an amount equal to the sum of 1) 10% of the amount of gross sales in excess of $1 million collected in the ordinary course of business, not to exceed $150,000, and 2) 15% of the amount of gross sales in excess of $2.5 million collected in the ordinary course of business.

F-27

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

On March 27, 2014, each of the holders of shares of Series B Preferred Stock entered into a purchase option agreement with the Company. Each agreement grants the Company an option to purchase any or all shares of Series B Preferred Stock held by the holder at any time through March 27, 2016 at a purchase price of $5,000 per share. Each holder agreed not to transfer or dispose of any shares of Series B Preferred Stock during the term of the option, other than to the Company upon an exercise of the option. Any exercise of an option is completely at the Company's discretion.

On October 7, 2012, the Company filed a certificate of designation with the Secretary of State of Nevada to designate 1,000,000 shares of Series C Convertible Preferred Stock, at $0.0001 par value per share. The Series C shares were convertible into shares of Common Stock by the quotient of 1 divided by the product of 0.80 multiplied by the market price of the Company’s Common Stock at the date of conversion. The Series C shares also included voting rights of 25 votes for every share of Series C Preferred Stock and were entitled to dividends at the same time any dividend was paid or declared on any shares of the Company’s Common Stock.

On March 17, 2014, the Company filed a Certificate of Designation with the Secretary of State of Nevada authorizing up to 200,000 shares of Series D Convertible Preferred Stock at $0.0001 par value per share ("Series D Preferred Stock"). Each share of Series D Preferred Stock is convertible into the number of shares of Common Stock equal to the quotient of 5 divided by the product of 0.80 multiplied by the market price, as defined in Certificate of Designation, of the Company’s Common Stock at the date of conversion. After the earlier of the date the trading volume of the Common Stock exceeds an aggregate of 3,000,000 shares in any 30 day period or the date the Company sells shares of Common Stock in a firm commitment underwritten public offering with aggregate gross proceeds of at least $30,000,000, each share of Series D Preferred Stock shall be convertible into the number of shares of Common Stock equal to the quotient of (i) 5 divided by (ii) the market price of the Common Stock. All shares of Series D Preferred Stock outstanding on the second anniversary of the original issuance date shall be automatically converted into shares of Common Stock.

The Series D shares also include voting rights of 1 vote for every share of Series D Preferred Stock and are entitled to dividends, at the same time any dividend is paid or declared on any shares of the Company’s Common Stock The dividends are to be in an amount equal to the amount such holder would have received if the Series D Preferred Stock were converted to Common Stock. As of December 31, 2014 and 2013, respectively, there were 200,000 shares and no shares of Series D Preferred Stock outstanding.

On August 21, 2014, the Company filed a Certificate of Designation with the Secretary of State of Nevada authorizing 100,000 shares of Series E Convertible Preferred Stock at a par value of $.0001 per share. The Series E shares are convertible into the number of shares of Common Stock equal to the quotient of 8 divided by the average market price of the Company’s Common Stock for thirty trading days prior to the date of conversion, multiplied by the number of Series E shares being converted. Any Series E shares which remain outstanding on August 28, 2016 will be automatically converted into Common Stock using the prescribed formula. The Series E shares also include voting rights of 1 vote for every share of Series E Preferred Stock and are entitled to dividends at the same time any dividend is paid or declared on any shares of the Company’s Common Stock. The dividends are to be in an amount equal to the amount such holder would have received if the Series E Preferred Stock were converted to Common Stock at the same time any dividend is paid or declared on any shares of the Company’s Common Stock. As of December 31, 2014 and 2013, respectively, there were 100,000 shares and no shares of Series E Preferred Stock outstanding.

F-28

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Preferred Stock

During the year ended December 31, 2012, the Company issued 5,000 shares of Series B Preferred Stock to executives as compensation. The shares were valued at par totaling $1 and charged to operations.

During the year ended December 31, 2014, the Series B preferred shareholders earned dividends totaling $5,010,300 (December 2013 $2,601,298) of which $913,271 was due and payable at December 31, 2014 (December 2013 $360,726)

During the year ended December 31, 2012, the Company issued 1,000,000 shares of Series C Preferred Stock in exchange for $926,675 of repurchase agreements and cancelled 16,580,575 shares of treasury stock. Under the terms of the certificate of designation, the 1,000,000 shares of Series C preferred shares were mandatorily converted into 203,233 shares of the Company’s common stock on December 31, 2013.

On March 18, 2014, 200,000 shares of Series D Preferred Stock of the Company were issued to the previous owners of Clinlab pursuant to a stock purchase agreement whereby the Company purchased all of the outstanding stock of Clinlab (See Note 12 – Business Combinations). On March 20, 2015, 150,000 shares of these Series D Preferred stock were converted to 125,334 shares of common stock.

On August 28, 2014, 100,000 shares of Series E Preferred Stock of the Company were issued to the previous owner of Epinex pursuant to a stock purchase agreement whereby the Company purchased all of the outstanding stock of Epinex (See Note 12 – Business Combinations). On March 3, 2015, 55,000 shares of these Series E Preferred stock were converted to 58,856 shares of common stock.

F-29

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Common Stock

During the year ended December 31, 2013, the Company issued Units consisting of a total of 46,400 shares of its restricted Common Stock and warrants to purchase an additional 46,400 shares of restricted Common Stock at an exercise price of $2.50 to nine investors for $116,000 cash ($2.50 per unit) in private placements.

During the year ended December 31, 2013, the Company issued 68,000 shares of its restricted Common Stock to two investors for $170,000 cash ($2.50 per share) in private placements.

During the year ended December 31, 2013, the Company repurchased the remaining 40,000 shares of its Common Stock from the Lender for $100,000 and cancelled the shares.

During the year ended December 31, 2013, the Company issued 25,000 shares of its restricted common stock to an employee in lieu of cash compensation. The shares were valued at $2.50 per share, based on the price of shares sold to investors, for a total of $62,500.

During the year ended December 31, 2013, the Company issued an aggregate of 160,000 shares of its restricted Common Stock to the former shareholders of its subsidiary, Medical Billing Choices, Inc. (“MBC”) in accordance with an amendment to the Agreement dated August 22, 2011, pursuant to which the Company had acquired MBC. See Note 12 – Business Combinations. The shares were valued at $2.50 per share, based on the price of shares sold to investors, for a total of $400,000.

During the year ended December 31, 2013, pursuant to the terms of the certificate of designation, the Company issued 203,233 shares of its restricted Common Stock in the mandatory conversion of the 1,000,000 shares of its Series C preferred stock.

During the year ended December 31, 2014, the Company issued an aggregate of 285,000 shares of the Company’s restricted common stock. The Company issued an aggregate of 210,000 shares under the Medytox Solutions, Inc. 2013 Incentive Compensation Plan to six management executives and one consultant as partial payment of bonuses which were accrued at December 31, 2013. The shares were valued at $2.50, based on the price of shares sold to investors, for a total of $525,000. An aggregate of 65,000 shares were issued to two employees pursuant to employment agreements, valued at $2.50, based on the price of shares sold to investors, for a total of $162,500. A total of 10,000 shares was issued to GlobalOne in connection with the acquisition of certain assets, valued at $2.50, based on the price of shares sold to investors, for a total of $25,000.

On September 11, 2014, William Forhan resigned as Chief Executive Officer and Chairman and returned 1,241,550 restricted common shares to the Company, which were then retired. Mr. Forhan remains the owner of 1,241,551 restricted common shares.

F-30

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

2013 Equity Plan

On September 25, 2013, the Company’s board of directors approved and adopted the Medytox Solutions, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”). The 2013 Plan was approved by a majority of stockholders of the Company on November 22, 2013. The 2013 Plan provides for the grant of shares of common stock, options, performance shares, performance units, restricted stock, stock appreciation rights and other awards. No awards of any kind were granted under the 2013 Plan during the year ended December 31, 2013. The following summarizes activity under the 2013 Plan for the year ended December 31, 2014:

Shares approved for issuance at plan inception	5,000,000

Options granted in 2014	(1,435,000)

Options cancelled in 2014	10,000

Restricted shares issued in 2014	(210,000)

Balance at December 31, 2014	3,365,000

Stock Options

The following summarizes option activity for the years ended December 31, 2014 and 2013:

	Common Stock Options Outstanding
	Employees and Directors	Non-employees	Total	Weighted average exercise price

Outstanding at December 31, 2012	18,300,000	3,020,000	21,320,000	$5.79

Options granted	1,850,000	–	1,850,000	3.24

Options exercised	–	–	–	–

Options cancelled or expired	–	–	–	–

Balance at December 31, 2013	20,150,000	3,020,000	23,170,000	$5.33

Options granted	1,435,000	–	1,435,000	2.76

Options exercised	–	–	–	–

Reclassified	3,000,000	(3,000,000)		NA

Options cancelled or expired	(360,000)	(20,000)	(380,000)	2.50

Balance at December 31, 2014	24,225,000	–	24,225,000	$5.47

F-31

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Stock Options (Continued)

The following table summarizes information with respect to stock options outstanding and exercisable by employees and directors at December 31, 2014:

	Options outstanding				Options vested and exercisable
		Weighted
		average	Weighted			Weighted
		remaining	average	Aggregate		average	Aggregate
Exercise	Number	contractual	exercise	intrinsic	Number	exercise	intrinsic
price	outstanding	life (years)	price	value	vested	price	value

$2.50	9,475,000	3.37	$2.50	$–	8,987,500	$2.50	$–
$5.00	7,750,000	2.99	$5.00	–	7,700,000	$5.00	–
$10.00	7,000,000	8.01	$10.00	–	7,000,000	$10.00	–
	24,225,000		$5.47	$–	23,687,500	$5.53	$–

During the year ended December 31, 2012, the Company issued 19,300,000 options to employees with a grant date fair value of $0.00 as there was no market value for the stock. 1,000,000 options were cancelled during the year ended December 31, 2012.  All of the options granted were fully vested upon their grant.

The Company estimated the fair value of employee stock options using the Black-Scholes Option Pricing Model. The fair value of employee stock options is expensed upon vesting of the awards. The fair value of employee stock options was estimated using the following assumptions:

Stock price	$0.00
Expected term	1 to 5 years
Expected volatility	29 to 30%
Risk-free interest rate	0.25 to 0.72%
Dividend yield	0

During the year ended December 31, 2013, the Company issued options to purchase a total of 600,000 shares of the Company’s common stock to two directors. These options have contractual lives of four years and were valued at an average grant date fair value of $0.20 per option, or $120,000, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Contractual term	4 years
Expected volatility	26.48%
Risk free interest rate	0.54%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. Vested amount of the options of $80,000 was expensed as stock-based compensation for the year ended December 31, 2013. Another $40,000 of compensation cost associated with these options was recorded in the year ended December 31, 2014.

F-32

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Stock Options (Continued)

During the year ended December 31, 2013, the Company issued options to purchase a total of 1,250,000 shares of the Company’s common stock to an employee. These options have contractual lives of three to five years and were valued at an average grant date fair value of $0.30 per option, or $372,500, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Contractual term	3 to 5 years
Expected volatility	29.50%
Risk free interest rate	0.32% to 0.47%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. All of the options were fully vested upon their grant and the fair value of the options of $372,500 was expensed as stock-based compensation for the year ended December 31, 2013.

During the year ended December 31, 2012, the Company issued 3,020,000 options to non-employees with a grant date fair value of $0.00 as there was no market value for the stock.  400,000 previously issued options were cancelled during the year ended December 31, 2012.  All of the options granted were fully vested upon their grant.  Stock option expense for non-employees was $0 for the year ended December 31, 2013.

The Company estimated the fair value of non-employee stock options using the Black-Scholes Option Pricing Model. The fair value of non-employee stock options is expensed upon vesting of the awards. The fair value of non-employee stock options was estimated using the following assumptions:

Stock price	$0.00
Expected term	2 to 10 years
Expected volatility	29 - 30%
Risk-free interest rate	0.25 – 1.78%%
Dividend yield	0

During the year ended December 31, 2014, the Company issued options to purchase a total of 100,000 shares of the Company’s common stock to an employee pursuant to terms of an employment agreement. These options have contractual lives of two years and were valued at an average grant date fair value of $0.25 per option, or $25,000, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Expected term	1 year
Expected volatility	24.43%
Risk free interest rate	0.30%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. As the 100,000 options were vested as during the year ended December 31, 2014, $25,000 of stock-based compensation was recorded for the year.

F-33

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Stock Options (Continued)

During the year ended December 31, 2014, the Company issued options to purchase a total of 1,035,000 shares of the Company’s common stock to various employees. These options have contractual lives of ten years and were valued at an average grant date fair value of $0.70 per option, or $724,500, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Expected term	5.375 years
Expected volatility	27.72%
Risk free interest rate	1.46%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. As of December 31, 2014, 517,500 of these options had vested and the Company recognized $560,476 of stock-based compensation expense for the year ended December 31, 2014.

During the year ended December 31, 2014, the Company issued options to purchase a total of 300,000 shares of the Company’s common stock to a director. These options have contractual lives of four years and were valued at an average grant date fair value of $0.18 per option, or $54,000, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Expected term	2 years
Expected volatility	24.43%
Risk free interest rate	0.43%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. As of December 31, 2014, 200,000 of these options had vested and the Company recognized $46,603 of stock-based compensation expense for the year ended December 31, 2014.

As of December 31, 2014, there were unrecognized compensation costs of $59,421 related to stock options. The Company expects to recognize those costs over a weighted average period of .21 years as of December 31, 2014. Future option grants will increase the amount of compensation expense to be recorded in these periods.

F-34

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Warrants

The following table summarizes warrant transactions for the years ended December 31, 2014 and 2013:

			Weighted
		Weighted	average
		average	remaining	Aggregate
	Number	exercise	contractual	intrinsic
	of warrants	price	term (years)	value

Granted in 2013	346,400	$3.22

Outstanding at December 31, 2014	300,000	$3.33	0.07	$–

Exercisable at December 31, 2014	300,000	$3.33	0.07	$–

Weighted Average Grant Date Fair Value		$0.25

During the year ended December 31, 2013, the Company issued warrants to purchase a total of 46,400 shares of the Company’s common stock in conjunction with sales of Units. These warrants had a contractual life of one year and expired December 31, 2014. The warrants were valued at a grant date fair value of $-0- per warrant using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$0.01
Contractual term	1 year
Expected volatility	29.13%
Risk free interest rate	0.15%
Dividend yield	0

During the year ended December 31, 2013, the Company issued warrants to purchase a total of 300,000 shares of the Company’s common stock to two individuals in connection with obligations entered into by the Company’s subsidiaries. These warrants have contractual lives of two years and were valued at an average grant date fair value of $0.283 per warrant, or $85,000, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Contractual term	2 years
Expected volatility	29.13%
Risk free interest rate	0.27%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. The $85,000 was expensed as stock-based consulting fees for the year ended December 31, 2013. These warrants expired in January 2015.

F-35

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Basic and Diluted Income per Share

The Company computes income per share in accordance with ASC 260, "Earnings per Share", which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all potential dilutive equivalent shares of common stock outstanding during the period using the treasury stock method and convertible debt and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options, convertible debt, convertible preferred stock, or warrants.

Basic and Diluted EPS were calculated as follows:

	Year Ended December 31,
	2014	2013
Basic:
Numerator - net income available to common stockholders	$2,810,032	5,658,619
Denominator - weighted-average shares outstanding	29,899,536	29,692,110

Net income per share - Basic	$0.09	$0.19

Diluted:
Numerator:
Net income available to common stockholders	$2,810,032	$5,658,619
Interest expense on convertible debt, net of taxes	14,436	53,141
	2,824,468	5,711,760

Denominator:
Weighted-average shares outstanding	29,899,536	29,692,110
Weighted-average equivalent shares options and warrants	610,177
Weighted-average equivalent shares from convertible debt	222,222	264,992
Weighted-average equivalent shares from Series C convertible preferred stock	–	203,233
Weighted-average equivalent shares from Series D convertible preferred stock	157,808	–
Weighted-average equivalent shares from Series E convertible preferred stock	34,795	–
	30,924,538	30,160,335

Net income per share - Diluted	$0.09	$0.19

Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2014 and 2013, the following potential common stock equivalents were excluded from the calculation of Diluted EPS as their effect was anti-dilutive:

	December 31
	2014	2013

Stock options outstanding	14,750,000	23,170,000
Warrants outstanding	–	346,400

	14,750,000	23,516,400

F-36

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 11 – Income Taxes

Significant components of the income tax provision are summarized as follows:

Income Tax Provision:

	Year Ended December 31,
	2014	2013
Current provision:
Federal	$4,807,000	$5,834,600
State	822,900	1,027,500

Deferred provision:
Federal	1,745,200	(1,168,700)
State	186,200	(124,800)

	$7,561,300	$5,568,600

A reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate on income before income taxes for the years ended December 31, 2014 and 2013 is as follows:

	Year Ended December 31,
	2014	2013

Expected federal income tax at 34% statutory rate	34.0%	34.0%
State income taxes	4.3%	4.3%
Permanent differences	10.9%	2.0%
Change in valuation allowance	0.0%	0.0%

	49.2%	40.3%

Of the $8,087,946 income tax liabilities, $2,063,998 relates to 2013. Further, the Company has made no payments on its 2014 tax liability.

The Company provides for income taxes using the liability method in accordance with FASB ASC Topic 740 “Income Taxes”. Deferred income taxes arise from the differences in the recognition of income and expenses for tax purposes. Deferred tax assets and liabilities are comprised of the following at December 31, 2014 and 2013:

	December 31,
	2014	2013
Deferred income tax assets:
Allowance for bad debts	$28,300	$1,362,900
Accrued compensation	–	385,700
Stock options	423,200	170,300
Total deferred income tax assets	$451,500	$1,918,900

Deferred income tax liabilities:
Property and equipment	$(513,600)	$(76,100)
Intangible amortization	(162,500)	(136,000)
Total deferred income tax liabilities	$(676,100)	$(212,100)

Net deferred income taxes:
Current	28,300	1,748,600
Non-current	(252,900)	(41,800)
	$(224,600)	$1,706,800

F-37

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 11 – Income Taxes (Continued)

Management has reviewed the provisions regarding assessment of their valuation allowance on deferred tax assets and based on that criteria determined that it will have sufficient taxable income to realize those assets. Therefore, management has assessed the realization of the deferred tax assets and has determined that it is more likely than not that they will be realized.

The Company recognizes the consolidated financial statement impact of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than–not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company is subject to income taxes in the U.S. federal jurisdiction and the states of Florida, North Carolina, New Mexico and New Jersey. The tax regulations within each jurisdiction are subject to interpretation of related tax laws and regulations and require significant judgment to apply. As of December 31, 2014, returns have been filed for tax years 2013, 2012, 2011, 2010, 2009, 2008, 2007, 2006 and 2005 and remain open for IRS audit. The Company has received no notice of audit from the IRS for any of the open tax years.

Note 12 – Business Combinations

The Company completed three acquisitions during the year ended December 31, 2014 and two during the year ended December 31, 2013.  The Company accounted for the assets, liabilities and ownership interests in accordance with the provisions of FASB ASC 805 “Business Combinations“.  As such, the recorded assets and liabilities acquired have been recorded at fair value and any difference in the net asset values and the consideration given has been recorded as a gain on acquisition or as goodwill.

Goodwill was attributable to the following subsidiaries as of December 31, 2014 and December 31, 2013:

	December 31,
	2014	2013

Medical Billing Choices, Inc.	$1,202,112	$1,202,112

PB Laboratories, LLC	107,124	107,124

Biohealth Medical Laboratory, Inc.	116,763	116,763

Clinlab, Inc.	857,532	–

Medical Mime, Inc.	274,811	–

Epinex Diagnostics Laboratories, Inc.	581,600	–

	$3,139,942	$1,425,999

F-38

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 12 – Business Combinations (continued)

Epinex Diagnostics Laboratories, Inc.

On August 26, 2014, the Company, through its subsidiary, MDI, purchased all of the outstanding stock of Epinex from an unrelated party. The purchase price was an aggregate of $1,300,000, consisting of $100,000 in cash, $400,000 loan payable, and 100,000 shares of Series E Preferred Stock of the Company, currently convertible into $800,000 of common stock of the Company at the date of conversion.

The following table summarizes the consideration given for Epinex and the fair values of the assets acquired and liabilities assumed at the acquisition date.

Consideration Given:

Cash at closing	$100,000
Acquisition Notes	385,545
Series E Convertible Preferred Stock (100,000 shares)	800,000
Contingent consideration adjustment	(43,800)

$1,241,745

Fair value of identifiable assets acquired and liabilities assumed:

Cash	$36,677
Property and equipment, net	26,983
Deposits	285
Accounts payable	(227,855)
Accrued expenses	(75,945)
Identifiable intangible assets	900,000
Total identifiable net assets	660,145

Goodwill	581,600

$1,241,745

Intangible assets consisting of certain medical licenses ($820,000) and Trade Names ($80,000) were valued based on their fair value. The licenses have indefinite lives and are non-amortizable. Trade Names are being amortized over their estimated useful life. (See Note 5 – Long-Lived Assets)

GlobalOne Information Technologies, LLC

On May 23, 2014, the Company, through its subsidiary, Mime, purchased certain net assets, primarily consisting of software, of GlobalOne. The purchase price was an aggregate of $675,000, consisting of $500,000 in cash, 10,000 shares of Common Stock, and $150,000 in cash payable six months after the date of closing.

F-39

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 12 – Business Combinations (Continued)

The following table summarizes the consideration given for the net assets of GlobalOne and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date.

Consideration Given:

Cash at closing	$500,000
Common stock (10,000 shares)	25,000
Contingent acquisition liability	150,000

Total Consideration	$675,000

Fair value of identifiable assets acquired and liabilities assumed:

Accounts receivable	$93,270
Property and equipment, net	7,005
Software	182,000
Accounts payable	(95,086)
Identifiable intangible assets	213,000
Total identifiable net assets	400,189

Goodwill	274,811

$675,000

Intangible assets consisting of Trade Names ($66,000), Customer Relationships ($128,000) and Non-Compete arrangements ($19,000) were valued at fair value and are being amortized over their estimated useful lives. (See Note 5 – Long-Lived Assets)

Clinlab, Inc.

On March 18, 2014, the Company, through its subsidiary, MIT, purchased all of the outstanding stock of Clinlab from two unrelated parties. The purchase price was an aggregate of $2,250,000, $1,000,000 in cash and 200,000 shares of Series D Preferred Stock of the Company, convertible into approximately $1,250,000 of common stock of the Company at the date of conversion.

F-40

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 12 – Business Combinations (Continued)

The following table summarizes the consideration given for Clinlab and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date.

Consideration Given:

Cash at closing	$1,000,000
Series D Convertible Preferred Stock (200,000 shares)	1,250,000
Contingent acquisition liability	54,017

Total Consideration	$2,304,017

Fair value of identifiable assets acquired and liabilities assumed:

Cash	$31,671
Accounts receivable	54,017
Other current assets	241
Software	1,252,000
Deposits	700
Accounts payable	(4,942)
Accrued expenses	(39,202)
Identifiable intangible assets	152,000
Total identifiable net assets	1,446,485

Goodwill	857,532

$2,304,017

Intangible assets consisting of Trade Names ($75,000) and Customer Relationships ($77,000) were valued at fair value and are being amortized over their estimated useful lives. (See Note 5 – Long-Lived Assets)

International Technologies, LLC

On April 4, 2013, the Company, through its subsidiary, Medytox Diagnostics, Inc. (“MDI”), agreed to purchase 100% of the membership interests of International Technologies, LLC ("Intl Tech") from two unrelated parties for cash of $127,000 and two convertible debentures in a total amount of $500,000.

F-41

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 12 – Business Combinations (Continued)

The following table summarizes the consideration given for Intl Tech and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date.

Consideration Given:

Cash	$127,000
Amount due from International Technologies, LLC	483,052
Acquisition notes	500,000

Total Consideration	$1,110,052

Fair value of identifiable assets acquired and liabilities assumed:

Cash	$1,703
Property and equipment, net	31,649
Accounts payable and accrued expenses	(59,462)
Notes payable	(529,167)
Identified intangible assets	1,665,329
Total identifiable net assets	1,110,052

Goodwill and unidentified intangible assets	–

$1,110,052

Intangible assets consisting of certain medical licenses were valued by management based on the fair value of obtaining such licenses.  As the licenses have indefinite lives, the intangible assets are non-amortizable (See Note 5 – Long-Lived Assets).

Alethea Laboratories, Inc.

On January 1, 2013, the Company, through its subsidiary, MDI, agreed to purchase 100% of Alethea Laboratories, Inc. ("Alethea") from two unrelated parties for cash of $125,000 and two non-interest bearing installment notes in a total amount of $575,000.  The notes are being paid in $50,000 quarterly installments beginning on April 1, 2013.

F-42

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 12 – Business Combinations (Continued)

Alethea Laboratories, Inc. (Continued)

The following table summarizes the consideration given for Alethea and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date.

Consideration Given:

Cash	$125,000
Acquisition notes	575,000

Total Consideration	$700,000

Fair value of identifiable assets acquired and liabilities assumed:

Cash	$2,032
Property and equipment, net	92,498
Capital lease assets, net	392,817
Accounts payable	(2,032)
Note payable	(344,650)
Capital lease obligation	(415,949)
Identified intangible assets	975,284
Total identifiable net assets	700,000

Goodwill and unidentified intangible assets	–

$700,000

Intangible assets consisting of certain medical licenses were valued by management based on the fair value of obtaining such licenses.  As the licenses have indefinite lives, the intangible assets are non-amortizable (See Note 5 – Long-Lived Assets).

Medical Billing Choices, Inc.

On July 12, 2013, the Company and the two selling shareholders amended the Agreement, dated August 22, 2011, pursuant to which the Company had acquired Medical Billing Choices, Inc. (“MBC”). The Company paid the balance due of $378,057 under its promissory note and issued an aggregate of 160,000 shares of its restricted common stock to the two selling shareholders. In addition, the loan made by one selling shareholder in the amount of $100,000 was discharged. The amendment to the Agreement resulted in an increase of $400,000 to the purchase price of MBC, as well as the resulting goodwill in connection with the acquisition.

F-43

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 13 – Commitments and Contingencies

Operating Lease Commitments

The Company leases office space and business equipment for its corporate office and subsidiaries under multiple year non-cancelable operating leases that expire through 2016.  The office lease agreements have certain escalation clauses and renewal options.  Additionally, the Company has lease agreements for computer equipment, office copiers and fax machines.

The office space lease agreements include escalating rents over the lease term. The Company expenses rent on a straight-line basis over the lease term which commences on the date the Company has the right to control the property. The cumulative expense recognized on a straight-line basis in excess of the cumulative payments is included in Accrued Expenses in the accompanying Consolidated Balance Sheets.

At December 31, 2014, future minimum lease payments under these leases are as follows:

Year ending December 31,
2015	$741,015
2016	466,327
2017	346,729
2018	146,378
2019	41,524

Total minimum future lease payments	$1,741,972

Rent expense for the years ended December 31, 2014 and 2013 was $608,399 and $350,169 respectively.

Purchase Commitments

On January 25, 2013 MDI entered into a ten year, automatically renewable, License Agreement with Dry Spot Diagnostics AG (Dry Spot”), Medytox will pay to Dry Spot a minimum royalty of $200,000 per year in 2015 and 2016. The agreement provides for a royalty of 10% on sales incorporating the Dry Spot technology in years subsequent to 2016 through the expiry of the agreement.

The Company has entered into a purchase agreement for reagent supplies through December, 2020.

Minimum commitments as of December 31, 2014 for these obligations are as follows:

Year ending December 31,
2015	$254,871
2016	254,871
2017	54,871
2018	54,871
2019 and thereafter	109,742

Total purchase commitments	$729,226

F-44

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 13 – Commitments and Contingencies (continued)

Significant Risks and Uncertainties

[a] Concentrations of Credit Risk - Cash - At December 31, 2014 and 2013, the Company had approximately $2,631,000 and $1,070,000, respectively, in cash balances at financial institutions which were in excess of the federally insured limits.

[b] Concentration of Credit Risk - Accounts Receivable - Credit risk with respect to accounts receivable is generally diversified due to the large number of patients comprising the client base. The Company does have significant receivable balances with government payers and various insurance carriers. Generally, the Company does not require collateral or other security to support customer receivables. However, the Company continually monitors and evaluates its client acceptance and collection procedures to minimize potential credit risks associated with its accounts receivable and establishes an allowance for uncollectible accounts and as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is not material to the financial statements.

A number of proposals for legislation continue to be under discussion which could substantially reduce Medicare and Medicaid (CMS) reimbursements to clinical laboratories. Depending upon the nature of regulatory action, and the content of legislation, the Company could experience a significant decrease in revenues from Medicare and Medicaid (CMS), which could have a material adverse effect on the Company. The Company is unable to predict, however, the extent to which such actions will be taken.

Legal Matters

During the course of business, litigation commonly occurs.  From time to time the Company may be a party to litigation matters involving claims against the Company. The Company operates in a highly regulated industry and employs personnel which may inherently lend itself to legal matters. Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on the Company's financial position or results of operations. Management, in consultation with legal counsel, has addressed known assertions and predicted unasserted claims below.

On July 2, 2013, the Company announced that a jury in the Circuit Court of the Seventeenth Judicial Circuit in Broward County, Florida awarded its wholly-owned subsidiary Medytox Institute of Laboratory Medicine, Inc. ("MILM") $2,906,844 on its breach of contract claim against Trident Laboratories, Inc. and its shareholders and awarded Seamus Lagan $750,000 individually against Christopher Hawley for defamatory postings on the InvestorsHub website. The jury rejected every claim made against the MILM parties. All appeals were dismissed on April 9, 2014. Because of the uncertainties as to the collectability of amounts awarded, no amounts have been recorded by the Company.

On February 26, 2014, the Company filed an action against Reginald Samuels and Ralph Perricelli in the United States District Court for the Southern District of Florida seeking, among other things, a declaration that the convertible debentures in the aggregate amount of $500,000 that the Company issued to Mr. Samuels and Mr. Perricelli as part of the consideration for the purchase of their interests in International Technologies, LLC are null and void.  On October 21, 2013, Mr. Samuels had filed a complaint in the Superior Court of New Jersey (Bergen County) against the Company and Medytox Diagnostics, Inc. alleging breach of contract under his employment agreement and the agreement under which International Technologies, LLC was acquired; unjust enrichment, fraud; intentional and negligent misrepresentation; and breach of an implied duty of good faith and fair dealing and seeking an accounting.  Mr. Perricelli filed a similar action.

All litigation with Reginald Samuels was settled by the Company on December 8, 2014. Specifics of the settlement are confidential.

The Company received a default judgement against Mr. Perricelli on February 12, 2015, relieving the Company of its obligations under the convertible debenture.

F-45

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 14 – ProForma Financial Information

The following unaudited pro forma data summarizes the results of operations for the year ended December 31, 2014 as if the acquisitions of Clinlab and Epinex had been completed January 1, 2014. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisitions had taken place on January 1, 2014.

		Historical (1)
	Medytox Solutions, Inc. Historical	Epinex Diagnostics Laboratories, Inc.	Clinlab, Inc.	Pro Forma Adjustments	Ref	Combined

Revenues	$57,927,820	$44,299	$98,446			$58,070,565

Operating expenses	42,272,826	329,258	94,414			42,696,498

Income (loss) from operations	15,654,994	(327,516)	4,032			15,331,510

Other income (expense)	(273,362)	12,753	1			(260,607)

Income (loss) before income taxes	15,381,632	(340,269)	4,034			15,045,396

Provision (benefit) for income taxes	7,561,300	0	0	(137,856)	(2)	7,423,444

Net income (loss)	7,820,332	(340,269)	4,034	137,856	(2)	7,621,952

Preferred Stock Dividends	5,010,300	0	0	0		5,010,300

Net income (loss) available for common shareholders	$2,810,032	$(340,269)	$4,034	$–		$2,473,796

Net Income per share
Basic	$0.09					$0.08
Diluted	$0.09					$0.08

Weighted average number of shares, basic and diluted:
Basic	29,899,536					29,899,536
Diluted	30,924,538					30,924,538

(1)	Reflects 2014 results of operations prior to the acquisition dates; Epinex was acquired on August 26, 2014 and Clinlab was acquired on March 18, 2014.

(2)	Reflects tax savings resulting from including aggregate net losses of acquired operations in Corporate tax return.

F-46

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 15 – Segment Reporting

Selected financial information for the Company’s operating segments is as follows:

	Year Ended December 31,
	2014	2013
Net revenues - External
Laboratory Services	$57,180,209	$41,802,717
Medical Support Solutions	747,611	86,154
Corporate & Eliminations	–	–
	$57,927,820	$41,888,871
Net revenues - Inter Segment
Laboratory Services	$–	$–
Medical Support Solutions	2,928,160	1,897,900
Corporate & Eliminations	–	–
	$2,928,160	$1,897,900
Income (loss) from operations
Laboratory Services	$19,808,354	$21,276,242
Medical Support Solutions	(816,916)	751,095
Corporate & Eliminations	(3,336,444)	(7,527,347)
	$15,654,994	$14,499,990
Depreciation and amortization
Laboratory Services	$1,104,606	$391,894
Medical Support Solutions	442,321	11,027
Corporate & Eliminations	(46,474)	5,050
	$1,500,453	$407,971
Capital expenditures
Laboratory Services	$5,084,658	$1,370,215
Medical Support Solutions	450,409	94,589
Corporate & Eliminations	–	12,006
	$5,535,067	$1,476,810
Total assets
Laboratory Services	$29,362,062	$17,826,210
Medical Support Solutions	5,214,139	1,731,810
Corporate & Eliminations	1,184,553	5,750,037
	$35,760,754	$25,308,057
Intangible assets
Laboratory Services	$4,088,835	$3,190,613
Medical Support Solutions	347,638	–
Corporate & Eliminations	–	–
	$4,436,473	$3,190,613
Goodwill
Laboratory Services	$805,487	$223,887
Medical Support Solutions	2,334,455	1,202,112
Corporate & Eliminations	–	–
	$3,139,942	$1,425,999

F-47

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 16 – Subsequent Events

On December 6, 2014, the Company and CollabRx, Inc. ("CollabRx") entered into a non-binding letter of intent for a potential business combination between the companies (the “Letter of Intent”). CollabRx develops and markets medical information and clinical decision support products and services intended to set a standard for the clinical interpretation of genomics-based, precision medicine in cancer. The business combination is subject to, among other things, due diligence, the execution of a definitive agreement, necessary board of director and stockholder approvals and other customary conditions.

Pursuant to the Letter of Intent, the Company has agreed to advance certain funding to CollabRx in contemplation of the business combination. On January 16, 2015, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with CollabRx, pursuant to which it is contemplated the Company will loan up to $2,395,644 to CollabRx and an Agreement with CollabRx, pursuant to which CollabRx agreed that in the event it enters into a merger or other sale transaction involving at least thirty-five percent (35.0%) of its shares or assets with a party other than the Company CollabRx will pay the Company a $1,000,000 fee.

On February 19, 2015, Medytox and CollabRx entered into an amendment to the Loan Agreement. The Amendment sets forth CollabRx’s agreement not to request any further advances from Medytox pursuant to the Loan Agreement until after it has spent at least the greater of (i) $1,500,000 of the proceeds of a recent offering by CollabRx of shares of its common stock and warrants or (ii) 60% of the net proceeds of the offering.

On February 3, 2015 the Company borrowed $3,000,000 from Alcimede LLC, of which the CEO of the Company is the sole manager. The note has an interest rate of 6% and is due on February 2, 2016.

The Company has evaluated subsequent events through the date the financial statements were issued and filed with SEC. The Company has determined that there are no other events that warrant disclosure or recognition in the financial statements.

F-48

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS

Current assets:
Cash	$700,923	$2,406,246
Accounts receivable, net	22,471,342	17,463,947
Prepaid expenses and other current assets	572,314	170,353
Deferred tax assets	–	28,300
Deposits on acquisitions	–	259,875

Total current assets	23,744,579	20,328,721

Property and equipment, net	7,814,666	7,678,123

Other assets:
Intangible assets, net	4,420,372	4,436,473
Goodwill	3,278,813	3,139,942
Deposits	218,552	177,495

Total assets	$39,476,982	$35,760,754

See accompanying notes to condensed consolidated financial statements.

F-49

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Condensed Consolidated Balance Sheets (Continued)

(unaudited)

	June 30,	December 31,
	2015	2014
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,885,116	$3,356,797
Accrued expenses	3,627,422	2,297,416
Income tax liabilities	7,539,715	8,087,946
Deferred income taxes	9,200	–
Current portion of notes payable	259,184	443,292
Current portion of notes payable, related party	3,804,329	2,620,000
Current portion of capital lease obligations	611,927	962,562
Derivative liability	380,000	380,000

Total current liabilities	20,116,893	18,148,013

Other liabilities:
Notes payable, net of current portion	–	93,392
Capital lease obligations, net of current portion	3,145,080	2,222,625
Deferred tax liabilities	291,600	252,900

Total liabilities	23,553,573	20,716,930

Commitments and contingencies

Stockholders' equity:
Preferred stock, 100,000,000 shares authorized:
Series B preferred stock, $0.0001 par value, 5,000 shares authorized, 5,000 and 5,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1	1
Series D preferred stock, $0.0001 par value, 200,000 shares authorized, 50,000 and 200,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	5	20
Series E preferred stock, $0.0001 par value, 100,000 shares authorized, 45,000 and 100,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	5	10
Common stock, $0.0001 par value, 500,000,000 shares authorized, 30,931,026 and 29,046,386 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	3,093	2,905
Additional paid-in-capital	10,926,621	5,357,367
Retained earnings	4,993,684	9,562,517
Total Medytox Solutions stockholders' equity	15,923,409	14,922,820
Noncontrolling interest	–	121,004
Total stockholders' equity	15,923,409	15,043,824

Total liabilities and stockholders' equity	$39,476,982	$35,760,754

See accompanying notes to condensed consolidated financial statements.

F-50

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues
Gross charges (net of contractual allowances and discounts)	$13,225,117	$20,784,426	$33,347,632	$41,846,998
Provision for bad debts	(3,843,466)	(4,830,727)	(10,317,199)	(11,017,760)
Net Revenues	9,381,651	15,953,699	$23,030,433	$30,829,238

Operating expenses:
Direct costs of revenue	2,668,357	4,187,041	6,699,631	7,464,882
General and administrative	9,396,040	4,456,357	15,035,973	8,176,315
Legal fees related to disputed subsidiary	–	35,545	–	94,217
Sales and marketing expenses	1,139,567	1,245,982	2,321,788	2,035,284
Bad debt	99,754	–	99,754	–
Depreciation and amortization	669,641	230,482	1,250,434	396,170
Total operating expenses	13,973,359	10,155,407	25,407,580	18,166,868

Income (Loss) from operations	(4,591,708)	5,798,292	(2,377,147)	12,662,370

Other income (expense):
Other income	2	132	23	253
Gain on disposition of subsidiary	–	–	–	134,185
Gain on legal settlement	–	–	275,028	–
Interest expense	(542,442)	(100,945)	(1,047,543)	(197,696)
Total other income (expense)	(542,440)	(100,813)	(772,492)	(63,258)

Income (Loss) before income taxes	(5,134,148)	5,697,479	(3,149,639)	12,599,112

Provision for income taxes	(878,700)	2,198,000	98,800	4,796,100

Net income (loss) attributable to Medytox Solutions	(4,255,448)	3,499,479	(3,248,439)	7,803,012

Preferred stock dividends	797,344	1,510,542	1,320,394	2,424,105

Net income (loss) attributable to Medytox Solutions common shareholders	$(5,052,792)	$1,988,937	$(4,568,833)	$5,378,907

Net income (loss) per common share:
Basic	$(0.17)	$0.07	$(0.16)	$0.18
Diluted	$(0.17)	$0.06	$(0.16)	$0.18

Weighted average number of common shares outstanding during the period:
Basic	29,324,158	30,247,265	29,055,952	30,145,723
Diluted	30,419,158	30,669,487	30,233,452	30,482,862

See accompanying notes to condensed consolidated financial statements.

F-51

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2015	2014
Cash flows from (used in) operating activities:
Net income (loss)	$(3,248,439)	$7,803,012
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	1,250,434	396,170
Stock issued in lieu of cash compensation	2,800,000	162,500
Stock-based compensation	269,421	61,000
Bad debts	10,416,953	11,017,760
Accretion of beneficial conversion feature as interest	495,890	3,278
Accretion of debt discount	188,439	–
Write-off of deferred issuance costs	–	12,500
Gain on disposition of subsidiary	–	(134,185)
Gain on legal settlement	(275,028)	–
Changes in operating assets and liabilities:
Accounts receivable	(15,424,348)	(17,215,280)
Prepaid expenses and other current assets	(401,961)	(114,730)
Deferred tax assets	28,300	(1,786,100)
Security deposits	(41,057)	(55,839)
Accounts payable	528,318	171,777
Accrued expenses	1,355,035	(365,235)
Income tax liabilities	(548,231)	4,637,115
Deferred tax liabilities	47,900	49,800
Net cash provided by (used in) operating activities	(2,558,374)	4,643,543

Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(324,750)	(920,024)
Cash paid for acquisitions	–	(1,500,000)
Cash received in acquisitions	–	31,671
Net cash provided by (used in) investing activities	(324,750)	(2,388,353)

Cash flows provided by (used in) financing activities:
Dividends on Series B preferred stock	(1,320,394)	(2,424,105)
Proceeds from issuance of notes payable, related party	3,030,000	–
Payments on notes payable	(57,500)	(659,939)
Payments on capital lease obligations	(474,305)	(136,802)
Net cash provided by (used in) financing activities	1,177,801	(3,220,846)

Net increase (decrease) in cash	(1,705,323)	(965,656)

Cash at beginning of period	2,406,246	4,141,416

Cash at end of period	$700,923	$3,175,760

See accompanying notes to condensed consolidated financial statements.

Continued

F-52

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Continued)

(unaudited)

	For the Six Months Ended June 30,
	2015	2014
Supplemental disclosure of cash flow information:

Cash paid for interest	$136,028	$172,024

Cash paid for taxes	$570,831	$1,932,383

Non-cash investing and financing activities:

Net liabilities acquired in acquisitions, net of cash	$–	$959,331
Goodwill	$–	$(2,438,348)
Accrued expenses	$–	$150,000
Contingent acquisition liability	$–	$54,017
Common stock	$–	$1
Series D preferred stock	$–	$20
Additional paid in capital	$–	$1,274,979

Exercise of stock options as reduction of notes payable, related party:
Current portion of notes payable, related party	$(2,500,000)	$–
Common stock	$100	$–
Additional paid-in-capital	$2,499,900	$–

Acquisition of noncontrolling interest in Biohealth Medical Laboratory, Inc.:
Deposits on acquisitions	$259,875	$–
Goodwill	$(138,871)	$–
Noncontrolling interest	$(121,004)	$–

Capital lease assets acquired	$(1,046,126)	$(1,321,253)
Capital lease obligations	$1,046,126	$1,321,253

Series D preferred stock converted to common stock:
Series D preferred stock	$(15)	$–
Common stock	$13	$–
Additional paid in capital	$2	$–

Series E preferred stock converted to common stock:
Series E preferred stock	$(5)	$–
Common stock	$5	$–

Common stock issued as payment of accrued bonuses:
Accrued bonuses	$–	$(525,000)
Common stock	$–	$21
Additional paid in capital	$–	$524,979

See accompanying notes to condensed consolidated financial statements.

F-53

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 1 – Organization and Presentation

Organization

Medytox Solutions, Inc. (the “Company”) was incorporated in Nevada on July 20, 2005 as Casino Players, Inc. In the first half of 2011, Company management decided to reorganize the operations of the Company as a holding company to acquire and manage a number of companies in the medical services sector.

On June 22, 2011, the Company organized Medytox Medical Management Solutions Corp. ("MMMSC"), a Florida corporation, as a wholly-owned subsidiary. MMMSC was a marketing company selling laboratory testing services to medical clinics, hospitals and physicians’ offices. On October 26, 2013, MMMSC changed its name to Medytox Information Technology, Inc. (“MIT”). MIT provides information technology services and solutions to all subsidiaries and customers of the Company and operates from the corporate offices in West Palm Beach, Florida.

On July 26, 2011, the Company organized Medytox Institute of Laboratory Medicine, Inc. ("MILM"), a Florida corporation, as a wholly-owned subsidiary. MILM was organized to acquire and manage medical testing laboratories. MILM operates from the corporate offices in West Palm Beach, Florida.

On August 22, 2011, the Company acquired 100% of the equity interests in Medical Billing Choices, Inc. ("MBC"), a privately-owned North Carolina corporation, through a stock purchase agreement for cash and an installment note. MBC operates a medical billing service for a variety of medical providers throughout the southeastern United States from offices in Charlotte, North Carolina. Since the acquisition, MBC is the main billing company for the Company's laboratories.

On February 6, 2012, the Company formed Medytox Diagnostics Inc. (“MDI”), a Florida corporation, as a wholly-owned subsidiary to acquire and build clinical laboratories. MDI operates from the corporate offices in West Palm Beach, Florida.

On February 16, 2012, MDI acquired majority interest in Collectaway, LLC, now known as PB Laboratories, LLC ("PB Labs"), a Florida limited liability company. On October 12, 2012, MDI acquired the remaining interest in PB Labs, and PB Labs became a wholly-owned subsidiary of MDI. Operations of PB Labs were merged into EPIC Reference Labs, Inc. in February 2015.

On March 9, 2012, the Company formed Medytox Medical Marketing & Sales, Inc. (“MMMS”), a Florida corporation, as a wholly-owned subsidiary that provides marketing for clinical laboratories that are owned by the Company.

On December 7, 2012, MDI acquired a majority interest in Biohealth Medical Laboratory, Inc. (“Biohealth”), a Florida corporation. The remaining non-controlling interest was acquired on March 31, 2015. The initial agreement allowed MDI to retain all revenues.

On January 1, 2013, MDI purchased 100% of the stock of Alethea Laboratories, Inc. ("Alethea"). Althea operates a licensed clinical lab in Las Cruces, New Mexico and is an enrolled Medicare provider.

On January 29, 2013, MDI formed Advantage Reference Labs, Inc. (“Advantage”), a Florida corporation, as a wholly-owned subsidiary that provides reference, confirmation and clinical testing services. On October 14, 2013, Advantage changed its name to EPIC Reference Labs, Inc. (“EPIC”).

On April 4, 2013, MDI purchased 100% of the interests in International Technologies, LLC ("Tech").  In October 2013, Tech began doing business as NJ Reference Labs (“NJ Ref”). NJ Ref operates a licensed clinical lab in Waldwick, New Jersey and is an enrolled Medicare provider.

On March 18, 2014, MDI purchased all of the outstanding stock of Clinlab, Inc (“Clinlab”). Clinlab develops and markets laboratory information management systems.

On May 9, 2014, the Company formed Medical Mime, Inc. (“Mime”), a Florida corporation, as a wholly-owned subsidiary.

On May 23, 2014, Mime purchased certain net assets, primarily consisting of software, of GlobalOne Information Technologies, LLC (“GlobalOne”). GlobalOne developed software and provided services for the Electronic Health Records Management (“ERM/EHR”) segment of the medical industry.

F-54

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 1 – Organization and Presentation (Continued)

Organization (Continued)

On July 28, 2014, the Company formed Platinum Financial Solutions, Ltd. (“PFS”) as a 100% owned foreign subsidiary of the Company to pursue the opportunity of providing financial solutions, including factoring and accounts receivable acquisition in the healthcare sector. PFS has a Florida subsidiary, Platinum Financial Solutions, LLC, through which it may do business with U.S. based customers.

On August 26, 2014, MDI purchased all of the outstanding stock of Epinex Diagnostics Laboratories, Inc. (“Epinex”), a California corporation. Epinex is a clinical laboratory in Tustin, California.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial statement presentation and in accordance with Form 10-Q. Accordingly, they do not include all of the information and footnotes required in annual financial statements. In the opinion of management, the unaudited interim condensed consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position and results of operations and cash flows for the interim periods reported in this Form 10-Q. The results of operations presented are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission (“SEC”) on April 15, 2015.

Revenue Recognition

Service revenues are principally generated from laboratory testing services including chemical diagnostic tests such as blood analysis and urine analysis. Net service revenues are recognized at the time the testing services are performed and are reported at their estimated net realizable amounts.

Net service revenues are determined utilizing gross service revenues net of contractual allowances. Even though it is the responsibility of the patient to pay for laboratory service bills, most individuals in the United States have an agreement with a third party payor such as Medicare, Medicaid or a commercial insurance provider to pay all or a portion of their healthcare expenses; the majority of services provided by Medytox are to patients covered under a third party payor contract. In certain cases, the individual has no insurance or does not provide insurance information. Despite follow up billing efforts, the Company does not currently anticipate collection of a significant portion of self-pay billings including the patient responsibility portion of the billing for patients covered by third party payors. The Company does not currently have any capitated agreements. In the remainder of the cases, Medytox is provided the third party billing information and seeks payment from the third party under the terms and conditions of the third party payor for health service providers like Medytox. Each of these third party payors may differ not only with regard to rates, but also with regard to terms and conditions of payment and providing coverage (reimbursement) for specific tests. Estimated revenues are established based on a series of procedures and judgments that require industry specific healthcare experience and an understanding of payor methods and trends.

We review our calculations on a monthly basis in order to make certain that we are properly allowing for the uncollectable portion of our gross billings and that our estimates remain sensitive to variances and changes within our payor groups. The contractual allowance calculation is made on the basis of historical allowance rates for the various specific payor groups on a monthly basis with a greater weight being given to the most recent trends; this process is adjusted based on recent changes in underlying contract provisions and shifts in the testing being performed. The provision for bad debts represents our estimate of net revenues that will ultimately be uncollectable and is based upon our analysis of historical payment rates by specific payor groups on a monthly basis with primary weight being given to the most recent trends; this approach allows bad debt to more accurately adjust to short-term changes in the business environment. These two calculations are routinely analyzed by Medytox on the basis of actual allowances issued by payors and the actual payments made to determine what adjustments, if any, are needed.

F-55

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 1 – Organization and Presentation (Continued)

Contractual Allowances and Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for contractual credits and doubtful accounts, which are estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for contractual credits and doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues which may impact the collectability of these receivables or reserve estimates. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Historically, revisions to the allowances for doubtful accounts estimates were recorded as an adjustment to the provision for bad debt within selling, general and administrative expenses.

During the third quarter of 2014, the Company corrected the classification of the provision for bad debts from a component of operating expenses to a reduction in revenues in our Condensed Consolidated Statements of Operations. This presentation is required under U.S. GAAP due to the uncertainties of collection of the self-pay portion of patent service revenues.

Reclassifications

Certain items on the statements of operations for the three and six months ended June 30, 2014 have been reclassified to conform to current period presentation.

Note 2 – Long-Lived Assets

Property and equipment at June 30, 2015 and December 31, 2014 consisted of the following:

	June 30,	December 31,
	2015	2014
Medical equipment	$928,608	$896,641

Equipment	527,647	396,551

Equipment under capital leases (See Note 5 - Capital Lease Obligations)	5,070,573	4,024,449

Furniture	413,177	333,316

Leasehold improvements	1,703,084	1,665,501

Vehicles	196,534	177,534

Computer equipment	620,816	595,571

Software	1,832,053	1,832,053

	11,292,492	9,921,616

Less accumulated depreciation	(3,477,826)	(2,243,493)

Property and equipment, net	$7,814,666	$7,678,123

F-56

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 2 – Long-Lived Assets (Continued)

Depreciation of property and equipment was $1,234,333 and $396,170 for the six months ended June 30, 2015 and 2014, respectively.

Management periodically reviews the valuation of long-lived assets for potential impairments. Management has not recognized an impairment of these assets to date, and does not anticipate any negative impact from known current business developments.

Note 3 – Notes Payable

The Company and its subsidiaries are party to a number of loans with affiliates and unrelated parties. At June 30, 2015 and December 31, 2014, notes payable consisted of the following:

Notes Payable – Third Parties

	June 30,	December 31,
	2015	2014
Acquisition convertible note No. 1 to former member of International Technologies, LLC in the amount of $250,000 at 5% interest and was due January 17, 2014. The note was convertible into the Company's common stock at a ten percent (10%) discount to the average market price for the thirty days prior to conversion. See "Acquisition Convertible Notes" below.	$–	$250,000

Loan payable to former shareholder of Epinex Diagnostics Laboratories, Inc. in the amount of $400,000, at 0% interest, with principal payments of $100,000 due in periodic installments from November 26, 2014 through February 26, 2016. Amount recorded is net of imputed discount of $13,316 at June 30, 2015 and December 31, 2014.	259,184	286,684

	259,184	536,684

Less current portion	(259,184)	(443,292)

Notes payable, net of current portion	$–	$93,392

F-57

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 3 – Notes Payable (Continued)

Notes Payable – Related Parties

	June 30, 2015
	Face Value	Put	Put	Debt	Net Value
	of Note	Discount	Premium	Discount	of Note
Convertible debenture payable to D&D Funding II, LLC dated December 31, 2014 in the amount of $3,000,000 which bears interest at 10% and is due December 31, 2015. The note provides the lender the option to covert the note into the Company's common stock at a 25% discount to the average trading price (as defined in the note agreement) for the ten consecutive trading days prior to the conversion date. The note has been discounted by the value of warrants issuable upon conversion of $191,561 at June 30, 2015. The note has also been discounted by the unamortized value of its put premium of $504,110, and increased by the put premium liability of $1,000,000, at June 30, 2015.	$3,000,000	$(504,110)	$1,000,000	$(191,561)	$3,304,329

Loan payable to Alcimede LLC in the amount of $3,000,000, at 6% interest, with one payment of $3,000,000, plus interest, due on February 2, 2016. (On June 29, 2015, Alcimede offset $2,500,000 under the loan to pay the exercise price of options to purchase 1,000,000 shares. See Note 4.)	$500,000	–	–	–	$500,000

	$3,500,000	$(504,110)	$1,000,000	$(191,561)	$3,804,329

	December 31, 2014
	Face Value	Put	Put	Debt	Net Value
	of Note	Discount	Premium	Discount	of Note
Convertible debenture payable to D&D Funding II, LLC dated December 31, 2014 in the amount of $3,000,000 which bears interest at 10% and is due December 31, 2015. The note provides the lender the option to covert the note into the Company's common stock at a 25% discount to the average trading price (as defined in the note agreement) for the ten consecutive trading days prior to the conversion date. The note has been discounted by the value of warrants issuable upon conversion of $380,000 at December 31, 2014. The note has also been discounted by the unamortized value of its put premium of $1,000,000, and increased by the put premium liability of $1,000,000, at December 31, 2014.	$3,000,000	$(1,000,000)	$1,000,000	$(380,000)	$2,620,000

F-58

Medytox Solutions, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 3 – Notes Payable (Continued)

Acquisition Convertible Notes

The Company filed actions against Reginald Samuels and Ralph Perricelli seeking, among other things, a declaration that the convertible debentures in the aggregate amount of $500,000 that the Company issued to Mr. Samuels and Mr. Perricelli as part of the consideration for the purchase of their interests in International Technologies, LLC are null and void.

All litigation with Mr. Samuels was settled by the Company on December 8, 2014. Specifics of the settlement are confidential.

The Company received a default judgement against Mr. Perricelli in January 2015, relieving the Company of its obligations under the convertible debenture. The note payable and related accrued interest were written off in January 2015, resulting in a “Gain on Legal Settlement” of $275,028.

Note 4 – Related Party Transactions

On June 30, 2015, the Company issued 200,000 shares of common stock to SS International Consulting Ltd., of which a director of the Company is the sole manager.

On February 27, 2015, the Company borrowed $30,000 from Alcimede LLC, of which our CEO is the sole manager. The loan was repaid on April 15, 2015.

On February 3, 2015, the Company borrowed $3,000,000 from Alcimede LLC. The note has an interest rate of 6% and is due on February 2, 2016. On June 29, 2015, Alcimede exercised options granted in October 2012 to purchase one million shares of the Company’s common stock at an exercise price of $2.50 per share. The loan outstanding was reduced in satisfaction of the aggregate exercise price of $2,500,000.

On December 31, 2014, the Company borrowed $3,000,000 from D&D Funding II, LLC (“D&D”), Christopher Diamantis, a director of the Company, is the manager and 50% owner of D&D. (See Note 3 for a description of this Note.)

Note 5 – Capital Lease Obligations

The Company leases various assets under capital leases expiring through 2020 as follows:

	June 30,	December 31,
	2015	2014

Medical equipment	$5,070,573	$4,024,449
Less accumulated depreciation	(1,399,018)	(883,015)

Net	$3,671,555	$3,141,434

Depreciation expense on assets under capital leases was $516,003 and $147,347 for the six months ended June 30, 2015 and 2014, respectively.

F-59

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 5 – Capital Lease Obligations (Continued)

Aggregate future minimum rentals under capital leases are as follows:

Future minimum rentals

December 31,
2015	$752,062
2016	1,364,188
2017	1,255,783
2018	668,572
2019	130,968
Thereafter	32,611

Total	4,204,184

Less interest	447,177

Present value of minimum lease payments	3,757,007

Less current portion of capital lease obligations	611,927

Capital lease obligations, net of current portion	$3,145,080

Note 6 – Stockholders’ Equity

Authorized Capital

The Company has 500,000,000 authorized shares of Common Stock at $0.0001 par value per share and 100,000,000 authorized shares of Preferred Stock at $0.0001 par value per share.

On October 1, 2012, the Company filed a certificate of designation with the Secretary of State of Nevada to designate 5,000 shares of Series B Non-convertible Preferred Stock, at $0.0001 par value per share.  The Series B shares do not include any voting rights and allow for monthly dividends in an amount equal to the sum of 1) 10% of the amount of gross sales in excess of $1 million collected in the ordinary course of business, not to exceed $150,000, and 2) 15% of the amount of gross sales in excess of $2.5 million collected in the ordinary course of business. At each of June 30, 2015 and December 31, 2014, there were 5,000 shares of Series B Preferred Stock outstanding.

On March 27, 2014, each of the holders of shares of Series B Preferred Stock entered into a purchase option agreement with the Company. Each agreement grants the Company an option to purchase any or all shares of Series B Preferred Stock held by the holder at any time through March 27, 2016 at a purchase price of $5,000 per share. Each holder agreed not to transfer or dispose of any shares of Series B Preferred Stock during the term of the option, other than to the Company upon an exercise of the option. Any exercise of an option is completely at the Company's discretion.

F-60

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 6 – Stockholders’ Equity (Continued)

Authorized Capital (Continued)

On March 17, 2014, the Company filed a Certificate of Designation with the Secretary of State of Nevada authorizing up to 200,000 shares of Series D Convertible Preferred Stock at $0.0001 par value per share ("Series D Preferred Stock"). Each share of Series D Preferred Stock is convertible into the number of shares of Common Stock equal to the quotient of 5 divided by the product of 0.80 multiplied by the market price, as defined in Certificate of Designation, of the Company’s Common Stock at the date of conversion. After the earlier of the date the trading volume of the Common Stock exceeds an aggregate of 3,000,000 shares in any 30 day period or the date the Company sells shares of Common Stock in a firm commitment underwritten public offering with aggregate gross proceeds of at least $30,000,000, each share of Series D Preferred Stock shall be convertible into the number of shares of Common Stock equal to the quotient of (i) 5 divided by (ii) the market price of the Common Stock. All shares of Series D Preferred Stock outstanding on the second anniversary of the original issuance date shall be automatically converted into shares of Common Stock.

The Series D shares also include voting rights of 1 vote for every share of Series D Preferred Stock and are entitled to dividends, at the same time any dividend is paid or declared on any shares of the Company’s Common Stock. The dividends are to be in an amount equal to the amount such holder would have received if the Series D Preferred Stock were converted to Common Stock. As of June 30, 2015 and December 31, 2014, there were 50,000 and 200,000 shares of Series D Preferred Stock outstanding, respectively.

On August 21, 2014, the Company filed a Certificate of Designation with the Secretary of State of Nevada authorizing 100,000 shares of Series E Convertible Preferred Stock at a par value of $.0001 per share. The Series E shares are convertible into the number of shares of Common Stock equal to the quotient of 8 divided by the average market price of the Company’s Common Stock for thirty trading days prior to the date of conversion, multiplied by the number of Series E shares being converted. Any Series E shares which remain outstanding on August 28, 2016 will be automatically converted into Common Stock using the prescribed formula. The Series E shares also include voting rights of 1 vote for every share of Series E Preferred Stock and are entitled to dividends at the same time any dividend is paid or declared on any shares of the Company’s Common Stock. The dividends are to be in an amount equal to the amount such holder would have received if the Series E Preferred Stock were converted to Common Stock at the same time any dividend is paid or declared on any shares of the Company’s Common Stock. As of June 30, 2015 and December 31, 2014, there were 45,000 and 100,000 shares of Series E Preferred Stock outstanding, respectively.

Preferred Stock

During the six months ended June 30, 2015 and 2014, the Series B preferred shareholders earned dividends totaling $1,320,394 and $2,424,105, respectively. At June 30, 2015 and December 31, 2014, accrued dividends of $1,852,355 and $913,271, respectively, were included in accrued expenses.

On March 18, 2014, 200,000 shares of Series D Preferred Stock of the Company were issued to the previous owners of Clinlab pursuant to a stock purchase agreement whereby the Company purchased all of the outstanding stock of Clinlab. On March 20, 2015, 150,000 shares of these Series D Preferred Stock were converted into 125,334 shares of common stock.

On August 28, 2014, 100,000 shares of Series E Preferred Stock of the Company were issued to the previous owner of Epinex pursuant to a stock purchase agreement whereby the Company purchased all of the outstanding stock of Epinex. On March 3, 2015, 55,000 shares of these Series E Preferred Stock were converted into 58,856 shares of common stock.

Common Stock

During the six months ended June 30, 2015, the Company issued an aggregate of 1,884,190 shares of the Company’s common stock; 1,000,000 shares were issued for the exercise of stock options by Alcimede (see Note 4), 184,190 shares were issued in connection with the conversions of the Series D and E Preferred Stock, 100,000 shares, valued at $4.00 per share, were issued to three employees pursuant to employment agreements and an aggregate of 600,000 shares, valued at $4.00 per share, were issued to three consultants as compensation for services.

F-61

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 6 – Stockholders’ Equity (Continued)

2013 Equity Plan

On September 25, 2013, the Company’s board of directors approved and adopted the Medytox Solutions, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”). The 2013 Plan was approved by a majority of stockholders of the Company on November 22, 2013. The 2013 Plan provides for the grant of shares of common stock, options, performance shares, performance units, restricted stock, stock appreciation rights and other awards.

The following summarizes activity under the 2013 Plan through June 30, 2015:

Shares approved for issuance at plan inception	5,000,000

Options granted in 2014	(1,435,000)

Options cancelled in 2014	10,000

Restricted shares issued in 2014	(210,000)

Balance at December 31, 2014	3,365,000

Options granted in 2015	(730,000)

Options cancelled in 2015	100,000

Balance at June 30, 2015	2,735,000

Stock Options

The following summarizes options outstanding at June 30, 2015:

	Common	Weighted
	Stock	average
	Options	exercise
	Outstanding	price
Balance at December 31, 2014	24,225,000	$5.47

Options granted	730,000	4.00

Options exercised	(1,000,000)	2.50

Options cancelled or expired	(100,000)	2.50

Balance at June 30, 2015	23,855,000	$5.56

F-62

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 6 – Stockholders’ Equity (Continued)

Stock Options (Continued)

The following table summarizes information with respect to stock options outstanding and exercisable by employees, directors and consultants at June 30, 2015:

	Options outstanding				Options vested and exercisable
		Weighted
		average	Weighted			Weighted
		remaining	average	Aggregate		average	Aggregate
Exercise	Number	contractual	exercise	intrinsic	Number	exercise	intrinsic
price	outstanding	life (years)	price	value	vested	price	value

$2.50	8,375,000	2.70	$2.50	$12,562,500	8,375,000	$2.50	$12,562,500
$4.00	730,000	10.00	$4.00		200,000	$4.00
$5.00	7,750,000	2.99	$5.00		7,750,000	$5.00
$10.00	7,000,000	8.01	$10.00		7,000,000	$10.00
	23,855,000		$5.56	$12,562,500	23,325,000	$5.59	$12,562,500

During the six months ended June 30, 2014, the Company issued options to purchase a total of 1,035,000 shares of the Company’s common stock to various employees. These options had contractual lives of ten years and were valued at an average grant date fair value of $0.70 per option, or $724,500, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Expected term	5.375 years
Expected volatility	27.72%
Risk free interest rate	1.46%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. As of June 30, 2015, all of these options had vested and the Company recognized $52,024 of stock-based compensation expense for the six months ended June 30, 2015.

In May 2014, the Company issued options to purchase a total of 300,000 shares of the Company’s common stock to a director. These options had contractual lives of four years and were valued at an average grant date fair value of $0.18 per option, or $54,000, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Expected term	2 years
Expected volatility	24.43%
Risk free interest rate	0.43%
Dividend yield	0

F-63

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 6 – Stockholders’ Equity (Continued)

Stock Options (Continued)

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. As of June 30, 2015, all of these options had vested and the Company recognized $2,959 of stock-based compensation expense for the six months ended June 30, 2015.

In June 2015, the Company issued options to purchase a total of 730,000 shares of the Company’s common stock to employees. These options had contractual lives of four years and were valued at an average grant date fair value of $0.18 per option, or $131,400, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$4.00
Expected term	2 years
Expected volatility	24.43%
Risk free interest rate	0.43%
Dividend yield	0

The stock price was based on an independent valuation completed as of November 1, 2014. As of June 30, 2015, 200,000 of these options had vested and the Company recognized $210,000 of stock-based compensation expense for the six months ended June 30, 2015.

As of June 30, 2015, there were unrecognized compensation costs of $583,000 related to stock options. The Company expects to recognize those costs over a weighted average period of .75 years as of June 30, 2015. Future option grants will increase the amount of compensation expense to be recorded in these periods.

Warrants

The following table summarizes warrant transactions for the six months ended June 30, 2015:

Weighted
		Weighted	average
		average	remaining	Aggregate
	Number	exercise	contractual	intrinsic
	of warrants	price	term (years)	value
Outstanding and Exercisable at December 31, 2014	300,000	$3.33	–	$–

Outstanding and Exercisable at June 30, 2015	–	$–	–	$–

Weighted Average Grant Date Fair Value		$–

The warrants were issued by the Company in 2013 to two individuals in connection with obligations entered into by the Company’s subsidiaries. These warrants had contractual lives of two years and expired in January 2015.

Basic and Diluted Income per Share

The Company computes income per share in accordance with ASC 260, "Earnings per Share", which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all potential dilutive equivalent shares of common stock outstanding during the period using the treasury stock method and convertible debt and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options, convertible debt, convertible preferred stock, or warrants.

F-64

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 6 – Stockholders’ Equity (Continued)

Basic and Diluted Income per Share (Continued)

Basic and Diluted EPS were calculated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Basic:
Numerator - net income (loss) available to common stockholders	$(5,052,792)	1,988,937	$(4,568,833)	5,378,907
Denominator - weighted-average shares outstanding	29,324,158	30,247,265	29,055,952	30,145,723

Net income (loss) per share - Basic	$(0.17)	$0.07	$(0.16)	$0.18

Diluted:
Numerator:
Net income (loss) available to common stockholders	$(5,052,792)	$1,988,937	$(4,568,833)	$5,378,907
Interest expense on convertible debt, net of taxes	45,000	3,739	91,912	7,439
	(5,007,792)	1,992,676	(4,476,921)	5,386,346

Denominator:
Weighted-average shares outstanding	29,324,158	30,247,265	29,055,952	30,145,723
Weighted-average equivalent shares options	–	–	–	–
Weighted-average equivalent shares from convertible debt	1,000,000	222,222	1,000,000	222,222
Weighted-average equivalent shares from Series C convertible preferred stock	–	–	–	–
Weighted-average equivalent shares from Series D convertible preferred stock	50,000	200,000	114,167	200,000
Weighted-average equivalent shares from Series E convertible preferred stock	45,000	–	63,333	–
	30,419,158	30,669,487	30,233,452	30,567,945

Net income (loss) per share - Diluted	$(0.17)	$0.06	$(0.16)	$0.18

Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of June 30, 2015 and 2014, the following potential common stock equivalents were excluded from the calculation of Diluted EPS as their effect was anti-dilutive:

	June 30,
	2015	2014
Stock options outstanding	23,855,000	24,395,000
Warrants outstanding	–	346,400

	23,855,000	24,741,400

F-65

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 7 – Income Taxes

Significant components of the income tax provision are summarized as follows:

	Six Months Ended June 30,
	2015	2014
Current provision:
Federal	$19,300	$5,577,600
State	3,300	954,800

Deferred provision:
Federal	68,900	(1,568,800)
State	7,300	(167,500)

	$98,800	$4,796,100

A reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate on income before income taxes for the six months ended June 30, 2015 and 2014 is as follows:

	Six Months Ended June 30,
	2015	2014
Expected federal income tax at 34% statutory rate	34.0%	34.0%
State income taxes	-0.2%	4.1%
Permanent differences	-36.9%	-0.1%

	-3.1%	38.0%

Of the $7,539,715 of income tax liabilities at June 30, 2015, $1,943,925 relates to 2013 and $5,573,190 relates to 2014. The Company has made no payments on its 2015 tax liability. The Company has received a “Notice of Intent to Levy” from the Internal Revenue Service relating to the 2013 tax liability.

The Company provides for income taxes using the liability method in accordance with FASB ASC Topic 740 “Income Taxes”. Deferred income taxes arise from the differences in the recognition of income and expenses for tax purposes. Deferred tax assets and liabilities are comprised of the following at June 30, 2015 and December 31, 2014:

	June 30,	December 31,
	2015	2014
Deferred income tax assets:
Allowance for bad debts	$(9,200)	$28,300
Stock options	524,600	423,200
Total deferred income tax assets	$515,400	$451,500

Deferred income tax liabilities:
Property and equipment	$(603,900)	$(513,600)
Intangible amortization	(212,300)	(162,500)
Total deferred income tax liabilities	$(816,200)	$(676,100)

Net deferred income taxes:
Current	(9,200)	28,300
Non-current	(291,600)	(252,900)
	$(300,800)	$(224,600)

F-66

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 7 – Income Taxes (Continued)

Management has reviewed the provisions regarding assessment of its valuation allowance on deferred tax assets and based on that criteria determined that it will have sufficient taxable income to realize those assets. Therefore, management has assessed the realization of the deferred tax assets and has determined that it is more likely than not that they will be realized.

The Company recognizes the consolidated financial statement impact of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than–not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Note 8 – Business Combinations

On April 15, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Medytox, CollabRx Inc. (“CollabRx”), and CollabRx Merger Sub, Inc., a wholly owned subsidiary of CollabRx (“Merger Sub”), pursuant to which it is contemplated that Merger Sub would merge with and into Medytox, with Medytox surviving the merger as a wholly owned subsidiary of CollabRx (the “Merger”).

In the Merger, (i) each share of Medytox Common Stock will be converted into the right to receive such number of shares of CollabRx Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement), (ii) each share of Medytox Series B Preferred Stock will be converted into the right to receive one share of CollabRx Series B Preferred Stock, which will be designated prior to the closing of the Merger, (iii) each share of Medytox Series D Preferred Stock will be converted into the right to receive one share of CollabRx Series D Preferred Stock, which will be designated prior to the closing of the Merger, (iv) each share of Medytox Series E Preferred Stock will be converted into the right to receive one share of CollabRx Series E Preferred Stock, which will be designated prior to the closing of the Merger, (v) each option and warrant to purchase shares of CollabRx Common Stock will continue in existence pursuant to its terms, (vi) each restricted stock unit for CollabRx Common Stock will settle prior to the closing of the Merger in accordance with its terms, and (vii) Medytox’s equity incentive plan will be assumed by CollabRx and each outstanding option to purchase shares of Medytox Common Stock will be assumed by CollabRx and converted into an option to purchase shares of CollabRx Common Stock (with proportional adjustment to the number of shares underlying the option and the exercise price, each in accordance with the Exchange Ratio). The Exchange Ratio will be calculated such that holders of CollabRx equity prior to the closing of the Merger (including all outstanding CollabRx Common Stock and all restricted stock units, options and warrants exercisable for shares of CollabRx Common Stock) will hold 10% of CollabRx’s Common Stock following the closing of the Merger, and holders of Medytox equity prior to the closing of the Merger (including all outstanding Medytox Common Stock and all outstanding options exercisable for shares of Medytox Common Stock, but less certain options that will be cancelled contingent upon the closing pursuant to agreements between Medytox and such optionees) will hold 90% of CollabRx’s Common Stock following the closing of the Merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx Common Stock after the closing and certain option grants expected to be made at or immediately following the closing of the Merger are excluded from such ownership percentages.

On July 17, 2015, CollabRx filed a Form S-4 with the SEC detailing the merger. The Form S-4 is subject to review by the SEC before its effectiveness. The merger transaction is expected to be completed during the fourth calendar quarter after approval of the shareholders of the respective companies and the satisfaction of all other conditions.

On January 16, 2015, in contemplation of the business combination the Company entered into a Loan and Security Agreement with CollabRx, pursuant to which the Company agreed it would loan up to $2,395,644 to CollabRx. Also, on January 16, 2015, the Company entered into an Agreement with CollabRx, pursuant to which CollabRx agreed that in the event it enters into a merger or other sale transaction involving at least thirty-five percent (35.0%) of its shares or assets with a party other than the Company, CollabRx will pay the Company a $1,000,000 fee.

On February 19, 2015, Medytox and CollabRx entered into an amendment to the Loan Agreement. The Amendment sets forth CollabRx’s agreement not to request any further advances from Medytox pursuant to the Loan Agreement until after it has spent at least the greater of (i) $1,500,000 of the proceeds of a recent offering by CollabRx of shares of its common stock and warrants or (ii) 60% of the net proceeds of the offering.

All amounts loaned to date under the Loan Agreement were repaid before the merger agreement was executed.

The Company entered into a non-binding letter of intent (“LOI”) dated March 25, 2015 for the potential purchase of certain assets of Epinex Diagnostics, Inc. (“Epinex”), a California corporation. In connection with the LOI, the companies entered into a Loan and Security Agreement (“Agreement”) dated as of June 1, 2015. Under the terms of the Agreement, the Company has agreed to make discretionary advances to Epinex up to an aggregate of $637,210; repayable with simple interest at a rate of 15%. The advances are secured by all the assets of Epinex. Further, the parties have entered into an agreement under which Epinex is required to pay Medytox a termination fee of $1,000,000 in the event Epinex enters into an “Alternative Transaction” with another buyer within a specified twelve month time period. As of June 30, 2015, Medytox had advanced Epinex $367,823 under this arrangement.

F-67

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 8 – Business Combinations (Continued)

The Company acquired the remaining 49.5% of Biohealth in the six months ended June 30, 2015.

The Company completed three acquisitions during the year ended December 31, 2014. The Company accounted for the assets, liabilities and ownership interests in accordance with the provisions of FASB ASC 805 “Business Combinations”. As such, the recorded assets and liabilities acquired have been recorded at fair value and any difference in the net asset values and the consideration given has been recorded as goodwill.

Goodwill was attributable to the following subsidiaries as of June 30, 2015 and December 31, 2014:

	June 30,	December 31,
	2015	2014
Medical Billing Choices, Inc.	$1,202,112	$1,202,112

PB Laboratories, LLC	107,124	107,124

Biohealth Medical Laboratory, Inc.	255,634	116,763

Clinlab, Inc.	857,532	857,532

Medical Mime, Inc.	274,811	274,811

Epinex Diagnostics Laboratories, Inc.	581,600	581,600

	$3,278,813	$3,139,942

The purchase of the remaining portion of Biohealth increased previously reported goodwill by $138,871.

Note 9 – Commitments and Contingencies

Legal Matters

During the course of business, litigation commonly occurs.  From time to time the Company may be a party to litigation matters involving claims against the Company. The Company operates in a highly regulated industry and employs personnel which may inherently lend itself to legal matters.  Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on the Company's financial position or results of operations. Management, in consultation with legal counsel, has addressed known assertions and unasserted claims below.

On February 26, 2014, the Company filed an action against Reginald Samuels and Ralph Perricelli in the United States District Court for the Southern District of Florida seeking, among other things, a declaration that the convertible debentures in the aggregate amount of $500,000 that the Company issued to Mr. Samuels and Mr. Perricelli as part of the consideration for the purchase of their interests in International Technologies, LLC are null and void.  On October 21, 2013, Mr. Samuels had filed a complaint in the Superior Court of New Jersey (Bergen County) against the Company and Medytox Diagnostics, Inc. alleging breach of contract under his employment agreement and the agreement under which International Technologies, LLC was acquired; unjust enrichment, fraud; intentional and negligent misrepresentation; and breach of an implied duty of good faith and fair dealing and seeking an accounting.  Mr. Perricelli filed a similar action.

All litigation with Reginald Samuels was settled by the Company on December 8, 2014. Specifics of the settlement are confidential.

The Company received a default judgement against Ralph Perricelli on February 12, 2015, relieving the Company of its obligations under the convertible debenture. As a consequence of the settlement, the Company recognized a gain of $275,028.

F-68

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 10 – Segment Reporting

Selected financial information for the Company’s operating segments is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net revenues - External
Laboratory Services	$8,924,951	$15,672,816	$22,424,754	$30,519,321
Medical Support Solutions	456,700	280,883	605,679	309,917
Corporate & Eliminations	–	–	–	–
	$9,381,651	$15,953,699	$23,030,433	$30,829,238
Net revenues - Inter Segment
Laboratory Services	$–	$–	$–	$–
Medical Support Solutions	444,629	983,930	828,737	1,500,674
Corporate & Eliminations	–	–	–	–
	$444,629	$983,930	$828,737	$1,500,674
Income (loss) from operations
Laboratory Services	$1,291,465	$7,619,944	$6,356,886	$14,897,290
Medical Support Solutions	(1,362,273)	394,711	(2,720,262)	498,187
Corporate & Eliminations	(4,520,900)	(2,216,363)	(6,013,771)	(2,733,107)
	$(4,591,708)	$5,798,292	$(2,377,147)	$12,662,370
Depreciation and amortization
Laboratory Services	$521,024	$219,210	$968,349	$375,900
Medical Support Solutions	175,507	16,074	335,863	25,072
Corporate & Eliminations	(26,890)	(4,802)	(53,778)	(4,802)
	$669,641	$230,482	$1,250,434	$396,170
Capital expenditures
Laboratory Services	$84,867	$344,027	$272,752	$623,408
Medical Support Solutions	26,741	188,590	51,998	296,616
Corporate & Eliminations	–	–	–	–
	$111,608	$532,617	$324,750	$920,024

F-69

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2015

(unaudited)

Note 10 – Segment Reporting (Continued)

	June 30,	December 31,
	2015	2014
Total assets
Laboratory Services	$34,292,391	$29,362,062
Medical Support Solutions	4,039,938	5,214,139
Corporate & Eliminations	1,144,653	1,184,553
	$39,476,982	$35,760,754
Intangible assets
Laboratory Services	$4,086,168	$4,088,835
Medical Support Solutions	334,204	347,638
Corporate & Eliminations	–	–
	$4,420,372	$4,436,473
Goodwill
Laboratory Services	$944,358	$805,487
Medical Support Solutions	2,334,455	2,334,455
Corporate & Eliminations	–	–
	$3,278,813	$3,139,942

Note 11 – Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the SEC. The Company has determined that there are no subsequent events that warrant disclosure or recognition in the consolidated financial statements.

F-70

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of CollabRx, Inc.

We have audited the accompanying consolidated balance sheets of CollabRx, Inc and its subsidiaries (“the Company”) as of March 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended March 31, 2015. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CollabRx, Inc. and its subsidiaries as of March 31, 2015 and 2014, and the results of their operations and their cash flows for each of the two years in the period ended March 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

June 26, 2015

F-71

COLLABRX, INC.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2015	March 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$7,521	$1,430
Accounts receivable	88	148
Prepaid expenses and other current assets	91	183
Deferred financing costs	--	162
Investments	--	378
Total current assets	7,700	2,301
Property and equipment, net	106	130
Intangible assets, net	501	1,281
Goodwill	603	603
Investments	399	--
Total assets	$9,309	$4,315
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$529	$255
Promissory notes payable, current	208	--
Deferred revenue	104	108
Liabilities of discontinued operations	-	5
Total current liabilities	841	368
Deferred tax liability	195	500
Promissory notes payable	325	509
Other long-term liabilities	12	13
Total liabilities	1,373	1,390

Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding	--	--
Common stock, $0.01 par value; 50,000,000 shares authorized; 10,469,120 and 2,005,187 shares issued and outstanding as of March 31, 2015 and March 31, 2014, respectively	105	20
Additional paid-in capital	141,084	130,994
Accumulated deficit	(133,253)	(128,089)
Total stockholders’ equity	7,936	2,925
Total liabilities and stockholders’ equity	$9,309	$4,315

See accompanying notes to consolidated financial statements.

F-72

COLLABRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in thousands, except per share data)

	Year Ended March 31,
	2015	2014

Revenue	$498	$658
Cost of revenue	72	158
Gross profit	426	500
Operating expenses:
Engineering	2,087	1,714
Research and development	85	284
Sales and marketing	293	271
General and administrative	2,828	1,819
Intangible asset impairment	571	–
Total operating expenses	5,864	4,088
Operating loss	(5,438)	(3,588)
Other income (expense), net	(27)	40
Loss before income tax benefit	(5,465)	(3,548)
Income tax benefit	(301)	(79)
Loss from continuing operations	(5,164)	(3,469)
Gain on sale of discontinued operations, net of taxes	--	267
(Loss) income from discontinued operations, net of taxes	--	(112)
Net income from discontinued operations, net of taxes	-	155
Net loss	$(5,164)	$(3,314)

Net loss per share from continuing operations:
Basic and diluted	$(1.52)	$(1.77)
Net income per share from discontinued operations:
Basic and diluted	$-	$0.08
Net loss per share:
Basic and diluted	$(1.52)	$(1.69)

Weighted-average shares used in per share computation:
Basic and diluted	3,387	1,965

See accompanying notes to consolidated financial statements.

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COLLABRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except share data)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accum- ulated	Total Stock- holder's
	Shares	Amount	Capital	Income (loss)	Deficit	Equity

Balances as of March 31, 2013	1,952,980	$19	$130,602	$(142)	$(124,775)	$5,704
Proceeds from at-the-market facility	1,810	-	6	-	-	6
Stock options exercised	10,000	-	35	-	-	35
Stock compensation expense and released restricted stock units	40,397	1	351	-	-	352
Cumulative translation adjustment	-	-	-	142		142
Net loss	-	-	-	-	(3,314)	(3,314)
Balances as of March 31, 2014	2,005,187	20	130,994	-	(128,089)	2,925
Proceeds from at-the-market facility	7,101	-	23	-	-	23
Common stock issued	8,046,035	80	9,204	-	-	9,284
Proceeds from exercised warrants	160,000	2	202	-	-	204
Stock compensation expense and released RSU shares	250,797	3	661	-	-	664
Net loss	-	-	-	-	(5,164)	(5,164)
Balances as of March 31, 2015	10,469,120	$105	$141,084	$-	$(133,253)	$7,936

See accompanying notes to consolidated financial statements.

F-74

COLLABRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(5,164)	$(3,314)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation expense	664	352
Fair value adjustment of common stock warrants	--	(10)
Depreciation	41	34
Reclassified loss of foreign exchange translation	--	142
Intangible asset impairment	571	--
Amortization of intangible assets	209	209
Accrued interest on convertible note receivable	(21)	(33)
Deferred tax liability	(305)	(81)
Accrued interest promissory note payable	24	5

Changes in operating assets and liabilities:
Accounts receivable	60	102
Prepaid expenses and other current assets	92	(46)
Accounts payable, accrued expenses and other liabilities	268	101
Deferred revenue	(4)	108
Net cash used in operating activities	(3,565)	(2,431)
Cash flows from investing activities:
Acquisition of property and equipment	(17)	(22)
Net cash used in investing activities	(17)	(22)
Cash flows from financing activities:
Proceeds from issuance of note payable	678	--
Payments on note payable	(678)	--
Proceeds from warrants exercised	204	--
Proceeds from sale of common stock	10,795	--
Financing costs	(1,349)	(162)
Proceeds from at-the-market facility	23	6
Net cash provided by financing activities	9,673	(156)
Net increase/(decrease) in cash and cash equivalents	6,091	(2,609)
Cash and cash equivalents as of beginning of year	1,430	4,039
Cash and cash equivalents as of end of year	$7,521	$1,430

Supplemental disclosure of non-cash activities:
Amount receivable from stock option exercise	$--	$35
Applied deferred financing costs	$162	$--

See accompanying notes to Consolidated Financial Statements.

F-75

COLLABRX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share and per

share data, unless otherwise noted)

Note 1. Description of Business and Summary of Significant Accounting Policies

The Company

CollabRx, Inc., a Delaware corporation (“CollabRx,” the “Company” or “we,” “us,” or “our”), is the formerly named Tegal Corporation, a Delaware corporation (“Tegal”), which acquired a private company of the same name on July 12, 2012.  Following approval by its stockholders on September 25, 2012, Tegal amended its charter and changed its name to “CollabRx, Inc.” (the “Name Change”).

Tegal was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc.  Tegal’s predecessor company was founded in 1972 and acquired by Motorola, Inc. in 1978. Tegal completed its initial public offering in October 1995.

Originally, Tegal designed, manufactured, marketed and serviced specialized plasma etch systems used primarily in the production of micro-electrical mechanical systems (“MEMS”) devices, such as sensors, accelerometers and power devices.  Tegal also sold systems for the etching and deposition of materials found in other devices, such as integrated circuits (“ICs”) and optoelectronic devices found in products such as smart phones, networking gear, solid-state lighting, and digital imaging.

As the Company transitioned away from its legacy lines of business in manufacturing and devices, it explored opportunities in various emerging technology sectors, including the photovoltaic solar and medical device industries.  These efforts led to Tegal’s investments in Sequel Power and NanoVibronix, as well as the Company’s acquisition of CollabRx, a company that develops information technology products based systems and methods for aggregating and contextualizing the world’s knowledge on genomics-based medicine, with specific applications in advanced cancer.

On July 12, 2012, we completed the transition of our business model with the closing of our acquisition of CollabRx.  We intend that our acquisition of CollabRx will form the core of our operations going forward.  The Company sought and received stockholder approval at the annual meeting held on September 2012 for an amendment to Tegal’s Certificate of Incorporation, changing the corporate name to CollabRx, Inc.

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern.

The CollabRx Merger

On July 12, 2012, we completed the acquisition of CollabRx (the “Merger”), pursuant to an Agreement and Plan of Merger dated as of June 29, 2012, (the “Merger Agreement”).  As a result of the Merger, CollabRx became a wholly-owned subsidiary of the Company.  In consideration for 100% of the stock of CollabRx, we agreed to issue an aggregate of 236,433 shares of common stock, representing 14% of the Company’s total shares outstanding prior to the closing, to former CollabRx stockholders.  As of July 12, 2012, these shares had a fair value of $932.  We also assumed $500 of existing CollabRx indebtedness through the issuance of promissory notes.  The principal amount of the promissory notes is payable in equal installments on the third, fourth and fifth anniversaries of the date of issuance, along with the accrued but unpaid interest as of such dates.  Also the note receivable balance recognized in the period prior to the acquisition date consisted of an outstanding loan related to the Company’s investment in CollabRx in the first quarter of fiscal year 2013.  The Company’s initial investment in CollabRx was in the form of a promissory note that accrued interest at a rate of 0.28% per year compounded annually and matured on or about November 7, 2012.  After the completion of the acquisition of CollabRx, the loan was reclassified to be included as part of the purchase price, thereby extinguishing the $300 bridge loan previously extended to CollabRx.  The Company did not pay any cash consideration in connection with the acquisition.

In addition, Tegal granted a total of 368,417 restricted stock units (“RSUs”) and options as “inducement grants” to newly hired management and employees, all subject to four-year vesting and other restrictions.  In December 2012, an aggregate of 215,475 RSUs were forfeited in connection with the resignation of James Karis as the Company’s Co-Chief Executive Officer.

On July 12, 2012, in connection with the acquisition of CollabRx, pursuant to the Merger Agreement, dated June 29, 2012, we entered into an Agreement Not to Compete with Jay M. Tenenbaum (the “Noncompete”), pursuant to which Mr. Tenenbaum agreed to refrain from competing with the Company on the terms set forth therein for a period of three years commencing on July 12, 2012.

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Also on July 12, 2012, we entered into a Stockholders Agreement (the “Stockholders Agreement”) with the former stockholders of CollabRx.  Pursuant to the Stockholders Agreement, (i) the Company has agreed to provide certain registration rights to the stockholders, and (ii) the stockholders have agreed to certain transfer restrictions and voting provisions for a period of two years.

In connection with the Merger Agreement and the Employment Agreement dated as of June 29, 2012 by and among the Company and James Karis, on July 12, 2012, Mr. Karis, the former Chief Executive Officer of CollabRx, was appointed the Co-Chief Executive Officer and a director of the Company.   In December 2012, Mr. Karis resigned from his position as Co-Chief Executive Officer but remained on the Company’s Board of Directors.

In addition, pursuant to the Indemnity Agreement dated as of July 12, 2012 by and between the Company and James Karis (the “Indemnity Agreement”), Mr. Karis has been granted customary indemnification rights in connection with his position as an officer and director of the Company.

Additional information is set forth, including the description of the Merger provided above, and is qualified in its entirety by reference to the full text of the transaction documents, copies of which are filed as exhibits to the Form 8-K reports filed July 5, 2012 and July 18, 2012.

Principles of Consolidation and Foreign Currency Transactions

The consolidated financial statements include the accounts of the Company and all of its subsidiaries and have been prepared in conformity with accounting principles generally accepted in the United States.  Intercompany transactions and balances are eliminated in consolidation. Accounts denominated in foreign currencies are translated using the foreign currencies as the functional currencies. Assets and liabilities of foreign operations are translated to US dollars at current rates of exchange and revenues and expenses are translated using weighted-average rates. The effects of translating the financial statements of foreign subsidiaries into US dollars are reported as accumulated other comprehensive income (loss), a separate component of stockholders’ equity. Gains and losses from foreign currency transactions are included in the statements of operations as a component of other income (expense), net, and were not material in all periods presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could vary from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt and equity instruments having a maturity of three months or less on the date of purchase to be cash equivalents.

As of March 31, 2015 and 2014, all of the Company’s current investments are classified as cash equivalents in the consolidated balance sheets. The investment portfolio as of March 31, 2015 and 2014 is comprised of money market funds.

Financial Instruments

The carrying amount of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, notes receivable, accounts payable, accrued expenses and other liabilities approximates fair value due to their relatively short maturity. Based on the borrowing rates currently available to the Company, the note payable carrying value approximates fair value. With our exit from our historical operations, our exposure to foreign currency fluctuations has been mostly eliminated.  The Company does not hold derivative financial instruments for speculative purposes.  Previously, the Company would periodically enter into foreign exchange contracts to sell Euros, which are used to hedge a sales transaction in which costs were denominated in US dollars and the related revenue was generated in Euros.  On March 31, 2015 and 2014, the Company had no open foreign exchange contracts to sell Euros or any other foreign currencies.

Changes in the exchange rate between the Euro and the US dollar are currently immaterial to our operating results. Exposure to foreign currency exchange rate risk may increase over time as our business evolves.

F-77

Fair Value Measurements

The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.   When determining fair value measurements for assets and liabilities required or permitted to be recorded at fair value, we consider the principal or most advantageous market in which we would transact and we consider what assumptions market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.   The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

•	Level 2: Directly or indirectly observable inputs as of the reporting date through correlation with market data, including quoted prices for similar assets and liabilities in active markets and quoted prices in markets that are not active. Level 2 also includes assets and liabilities that are valued using models or other pricing methodologies that do not require significant judgment since the input assumptions used in the models, such as interest rates and volatility factors, are corroborated by readily observable data from actively quoted markets for substantially the full term of the financial instrument.

•	Level 3: Unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

The Company’s financial instruments consist primarily of money market funds. As of March 31, 2015, all of the Company’s current assets in financial instruments investments were classified as cash equivalents in the consolidated balance sheet. Our cash equivalents totaled $7,521.  The investment portfolio at March 31, 2015 was comprised of money market funds.  The carrying amounts of the Company’s cash equivalents are valued using Level 1 inputs.  In addition, the Company values its investment in NanoVibronix at cost.

As of September 30, 2013, the Company’s warrant liability has been extinguished, and the Company has no other financial instruments subject to using Level 3 inputs.

Investments

During the fourth quarter of fiscal year 2015, the Convertible Promissory Note was reclassified as an equity instrument at the carrying value of the note upon maturity, as NanoVibronix did not yet have an effective market price.  The Company’s carrying amount of its equity investment approximates fair value.  On a periodic basis, we assess whether there are any indicators that the fair value of our investment may be impaired. An investment is impaired only if our estimate of the fair value of the investment is less than the carrying value of the investment, and such decline in value is deemed to be other than temporary. To the extent impairment has occurred, the loss is measured as the excess of the carrying amount of the investment over the fair value of the investment.

Prior to conversion, the Company’s investment in the Convertible Promissory Note consisted solely of the investment in NanoVibronix.  That note bore interest at a rate of 10% per year compounded annually and matured on November 15, 2014.  Interest was accrued and recognized quarterly.  As of March 31, 2015 and 2014, the Convertible Promissory Note balance was $399 and $378, respectively, consisting of the original $300 investment and $99 and $78, respectively, in accrued interest. The entire outstanding principal balance and any outstanding fees or interest became due and payable in full on the maturity date.  However, the Company agreed to convert the Promissory Note into equity.  On February 9, 2015 NanoVibronix filed a Form 10 with the SEC. On February 10, 2015, the series B-1 promissory note held by CollabRx was converted into Series B-1 preferred shares. Coincident with the effectiveness of this filing, the Series B-1 preferred shares held by CollabRx were converted into 204,507 shares of NanoVibronix common stock, representing 8.9% of the 2,289,682 shares of total common shares outstanding as of January 30, 2015.

F-78

As of March 31, 2015, the NanoVibronix registration statement was not yet effective with the SEC nor was the NanoVibronix stock trading as it has not yet cleared the Depository Trust & Clearing Corporation (“DTC”).The Company believes the maturity date value of the Convertible Promissory Note approximates the fair value of the investment as of March 31, 2015, as NanoVibronix did not yet have an effective market price.

Once the NanoVibronix, Inc. offering is complete, we expect the Company’s Chief Executive Officer will become a member of the NanoVibronix, Inc. Board of Directors.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash investments and accounts receivable. Substantially all of the Company’s liquid investments are invested in money market funds. The Company’s accounts receivable are derived primarily from sales to customers located in the United States. Prior to our exit from our historical core operations, the Company performed ongoing credit evaluations of its customers and generally required no collateral. For fiscal years 2015 and 2014, the Company had zero reserves for potential credit losses as such risk was determined to be immaterial. The Company does not currently maintain an allowance for doubtful accounts receivable for potential estimated losses resulting from the inability of the Company’s customers to make required payments.  The Company believes no such reserve is currently required.  The Company had zero write-offs during fiscal years 2015 and 2014.  The Company reviews the estimated risk of current customers’ inability to make payments on a quarterly basis to determine if any amount is uncollectible.

As of March 31, 2015, three customers accounted for 95% of our trade accounts receivable balance.   As of March 31, 2014, four customers accounted for 100% of the trade accounts receivable balance.  As of March 31, 2015, the balance in trade accounts receivable was $88.  As of March 31, 2014, the balance in trade accounts receivable was $148.

Life Technologies, Inc. has been a major contributor to our revenues and gross profits in the past, however we have funded the Company’s operating expenses primarily with cash on hand and the net proceeds from the sale of discontinued assets, as disclosed in prior and current filings. We are actively engaged in negotiations with several other companies who are interested in purchasing our content on similar terms or under annual subscriptions or software-as-a-service arrangements.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Leasehold improvements are stated at cost and are amortized using the straight-line method over the shorter of the estimated useful life of the improvements or the lease term.  Significant additions and improvements are capitalized, while repairs and maintenance are charged to expense as incurred.   When assets are disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in the results of operations. The Company generally depreciates its assets over the following periods:

Years

Furniture and machinery and equipment	7
Computer and software	3 – 5
Leasehold improvements	5 or remaining lease life

Intangible Assets

Intangibles include acquired technology, customer relationships, non-compete agreements, patents and trademarks that are amortized on a straight-line basis over periods ranging from 3 years to 10 years.  The Company performs an ongoing review of its identified intangible assets to determine if facts and circumstances exist that indicate the useful life is shorter than originally estimated or the carrying amount may not be recoverable.  If such facts and circumstances exist, the Company assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flow associated with the related asset or group of assets over their remaining lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

Intangible assets, except for trade names and goodwill, are amortized on a straight-line basis.  Intangible assets related to trade names and goodwill are not amortized.  The Company tests for impairment at least annually.  The amortization expense included in cost of revenue is related to the acquired developed technology software and is amortized on a straight line basis over the expected life of the asset, which the Company believes to be ten years.

Prior to the acquisition of CollabRx, all of the Company’s historical intangible assets, other than those related to NLD and Compact, were included in the asset sale of the DRIE product line to SPTS.   The last of the intangible assets related to NLD and Compact were sold in the second quarter in fiscal year 2014.

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Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the useful life is shorter than originally estimated or the carrying amount may not be recoverable as well as at fiscal year end. If undiscounted expected future cash flows are less than the carrying value of the assets, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the assets.

During the quarter ended March 31, 2015, we reviewed our long-lived assets for indicators of impairment in accordance with ASC 360 “Property, Plant and Equipment” and ASC 350 “Intangibles - Goodwill and Other.”  Based on reduced estimates of future revenues related to certain acquired assets, we identified a potential indicator of impairment.  At the end of the fourth quarter of fiscal year 2015, the Company determined that a large portion of the remaining net book value of the developed technology software product and customer relationship assets acquired in the original CollabRx, Inc. merger should be impaired.  Since the CollabRx acquisition in June 2012, the basis for the Company’s future growth and profitability has changed materially and is no longer as based on as much of the acquired assets. The Company therefore recognized a total $571 in impairment charges, which included $415 for developed technology, and $156 for customer relationships.  The impairment charge is included separately on the consolidated statement of operations.  We also determined that the useful lives of the intangible assets developed technology and customer relationships are  shorter than originally estimated.   No impairment charges for intangible assets were recorded for the fiscal year ended 2014.

All of the Company’s historical intangible assets, other than those related to NLD and Compact, were included in the asset sale of the DRIE product line to SPTS.   As the Company’s NLD patents and intellectual property were all internally developed (except for those acquired in connection with the Simplus acquisition, which were subsequently written-off) the value of the Company’s NLD technology had no recorded value prior to sale.

Long-lived assets also consist of property, plant and equipment.  The Company recorded disposal losses of $0 for fixed assets for each the fiscal years ended March 31, 2015 and 2014, respectively.

Change of Accounting Estimate

Upon the original acquisition of CollabRx, the Company determined that the lives of intangible assets were determined to be between 3 years to 10 years.  Originally, the life of the acquired developed technology software was determined to be ten years, expiring in July 2022, and the life of the customer relationships was determined to be five years, expiring in July 2017.  During the fiscal year ended March 31, 2015, the Company determined facts and circumstances existed that indicated the useful lives of these two intangible assets were shorter than originally estimated.  The Company has adjusted the lives of its acquired developed technology and its customer relationships and now expects the lives of these assets to expire no later than March 2016.

Deferred Financing Costs

Deferred financing costs represent expenses incurred to raise equity capital related to financing transactions which have not yet been completed as of the consolidated balance sheet dates.

Accounts Receivable – Allowance for Sales Returns and Doubtful Accounts

For fiscal years 2015 and 2014, the Company had zero reserves for potential credit losses as such risk was determined to be immaterial. The Company does not currently maintain an allowance for doubtful accounts receivable for potential estimated losses resulting from the inability of the Company’s customers to make required payments.  The Company believes no such reserve is currently required.  The Company had zero write-offs during fiscal years 2015 and 2014.  The Company reviews the estimated risk of current customers’ inability to make payments on a quarterly basis to determine if any amount is uncollectible.

As of March 31, 2015, the balance in trade accounts receivable was $88.  As of March 31, 2014, the balance in trade accounts receivable was $148.

As of March 31, 2015, three customers accounted for 95% of our trade accounts receivable balance.   As of March 31, 2014, four customers accounted for 100% of the trade accounts receivable balance.

Revenue Recognition

Each contract sale of our interpretive data is evaluated individually in regard to revenue recognition.  We had integrated in our evaluation the related guidance included in Accounting Standards Codification (“ASC”) Topic 605 – “Revenue Recognition”. We recognized revenue when persuasive evidence of an arrangement exists, the seller’s price is fixed or determinable and collectability is reasonably assured.

For arrangements that include multiple deliverables, we identify separate units of accounting based on the guidance under ASC 605-25, “Multiple Element Arrangements”, which provides that revenue arrangements with multiple deliverables should be divided into separate units of accounting, if certain criteria are met.  The consideration of the arrangement is allocated to the separate units of accounting using the relative selling price method.  Applicable revenue recognition criteria are considered separately for each separate unit of accounting.

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Revenue from fixed price contracts is recognized primarily under the percentage of completion method.  Under this method we recognize estimated contract revenue and resulting income based on costs incurred to date as a percentage of the total estimated costs as we consider this model to best reflect the economics of these contracts.  In such contracts, the Company’s efforts, measured by time incurred, typically represents the contractual milestones or output measure.

Income Taxes

We account for income taxes in accordance with ASC Topic 740, “Income Taxes”, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Under ASC 740, the liability method is used in accounting for income taxes. Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. ASC 740 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax asset will not be realized. We evaluate annually the realizability of our deferred tax assets by assessing our valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include our forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. In 2015 and 2014, we have recorded a full valuation allowance for our deferred tax assets based on our past losses and uncertainty regarding our ability to project future taxable income. In future periods, if we are able to generate income we may reduce or eliminate the valuation allowance.

Earnings Per Share

Basic earnings per share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is computed using the weighted-average number of common shares outstanding plus any potentially dilutive securities, except when the effect of including such changes is antidilutive.  The weighted-average number of shares and the (loss) income per share reflect a 1-for-5 reverse stock split effected by the Company on June 15, 2011.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718 – “Compensation-Stock Compensation” (“ASC 718”) which establishes accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the employee’s service period.

We have adopted several stock plans that provide for issuance of equity instruments to our employees and non-employee directors. Our plans include incentive and non-statutory stock options and restricted stock awards.  These equity awards generally vest ratably over a four-year period on the anniversary date of the grant, and stock options expire ten years after the grant date.  Restricted stock awards do not expire.  Certain restricted stock awards may vest on the achievement of specific performance targets.  We also have an Employee Stock Purchase Plan (“ESPP”) that allows qualified employees to purchase shares of common stock at 85% of the fair market value on specified dates.  The ESPP plan expired on July 22, 2014.

Comprehensive Loss

Comprehensive loss is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. For the years ended March 31, 2015 and 2014, the Company had no items of other comprehensive loss.  Therefore, the net loss equals comprehensive loss for the years then ended.

Recent Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) ASU No. 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” “ASU 2014-08”, which changes the requirements for reporting discontinued operations in Subtopic 205-20 “Presentation of Financial Statements - Discontinued Operations.” The ASU changes the definition of discontinued operations by limiting discontinued operations reporting to disposals that represent strategic shifts that have (or will have) a major effect on an entity’s operations and financial results. Under current US GAAP, many disposals, some of which may be routine in nature and not representative of a substantive change in an entity’s strategy, are reported in discontinued operations. ASU 2014-08 requires expanded disclosures for discontinued operations designed to provide users of financial statements with more information about the assets, liabilities, revenues, expenses and cash flows related to discontinued operations. ASU 2014-08 also requires an entity to disclose the pretax profit or loss (or change in net assets for a not-for-profit entity) of an individually significant component of an entity that does not qualify for discontinued operations reporting. The amendments in ASU 2014-08 are effective prospectively for fiscal years, and interim periods, beginning after December 15, 2014. Early adoption is permitted, but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued or available for issuance. The Company does not expect the new guidance to have a material impact on our consolidated financial statements.  See Note 5, Discontinued Operations.

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In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and the IASB has issued IFRS 15, Revenue from Contracts with Customers. The issuance of these documents completes the joint effort by the FASB and the IASB to improve financial reporting by creating common revenue recognition guidance for US GAAP and IFRS. The new guidance affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance.   For public entities, the amendments are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period.  Early application is not permitted. The Company will continue to evaluate this newly issued guidance.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern (Sub Topic 205-40) – Uncertainties about an Entity’s Ability to Continue as a Going Concern.  ASU 2014-15 clarifies principles and definitions that may be used by an organization’s management for disclosures that are currently made available in financial statement footnotes.  Presently U.S. GAAP does not provide an organization’s management guidance regarding its responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern or to prepare related footnote disclosures.  Instead, auditors are responsible for assessing an entity’s ability to continue as a going concern under AUC 570.  ASU 2014-15 will move this responsibility to management.  ASU 2014-15 will require management to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as  going concern from one year from the date the financial statements are issued.  ASU 2014-15 is effective for annual periods ending after December 15, 2016 to allow the auditing guidance to catch up with this change.  ASU 2014-15 affects all companies and non-profits and early application is allowed.  The Company is currently evaluating the impact of adopting this new guidance on our condensed consolidated financial statements.

Note 2. Balance Sheet and Statement of Operations Detail

Property and equipment, net, consisted of:

	March 31,
	2015	2014

Furniture	$144	$133
Office Equipment	78	72
Leasehold Improvements	5	5
Total	227	210
Accumulated Depreciation	(121)	(80)
Disposals	-	-
Total Property and Equipment	106	130

Depreciation expense for years ended March 31, 2015 and 2014 was $41 and $34, respectively.

Note 3. Intangible Assets

With the acquisition of CollabRx, and the impairment of the related acquired software in the current fiscal year, as of March 31, 2015, the Company’s intangible assets net value was $501.  The Company does not amortize the trade name as it has an indefinite life subject to annual impairment tests.  The net book value of Goodwill was $603.

Amortization expense was $209 for each fiscal year 2015 and 2014, respectively.  In fiscal year 2015, the Company impaired the value of its Developed Technology by $415, and Customer Relationships by $156.

As of March 31, 2015, intangible assets, net, not including goodwill, consisted of the following:

	Gross	Accumulated Amortization	Impairment	Net
Developed Technology	$719	$(200)	$(415)	$104
Customer Relationships	433	(239)	(156)	38
Trade Name	346	-	-	346
Non Compete Agreement	151	(138)	-	13
Total	$1,649	$(577)	$(571)	$501

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As of March 31, 2014, intangible assets, net, not including goodwill, consisted of the following:

	Gross	Accumulated Amortization	Impairment	Net
Developed Technology	$719	$(128)	$-	$591
Customer Relationships	433	(152)	-	281
Trade Name	346	-	-	346
Non Compete Agreement	151	(88)	-	63
Total	$1,649	$(368)	$-	$1,281

Future estimated amortization expense is as follows:

Year Ending March 31,	Estimated Amortization Expense
2016	$155
2017	-
2018	-
2019	-
2020	-
Thereafter	-
$155

The Company sold all remaining intangibles, except the NLD related patents, to SPTS on February 9, 2011.  The Company retained the internally developed NLD patents and has sold all of these patents as of March 31, 2014.

Amortization expense was $209 for the fiscal years ended March 31, 2015 and 2014, respectively.

Note 4. Earnings Per Share (EPS)

Basic EPS is computed by dividing income (loss) available to common stockholders (numerator) by the weighted-average number of common shares outstanding (denominator) for the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS uses the average market prices during the period. All amounts in the following table are in thousands except per share data.  The weighted-average number of shares and the (loss) income per share reflect a 1-for-5 reverse stock split effected by the Company on June 15, 2011.

Basic net income (loss) per common share is computed using the weighted-average number of shares of common stock outstanding.

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The following table represents the calculation of basic and diluted net income (loss) per common share (in thousands, except per share data):

	Year Ended March 31,
	2015	2014

Loss from continuing operations	$(5,164)	$(3,469)
Net income from discontinued operations, net of taxes	-	155

Net loss applicable to common stockholders	$(5,164)	$(3,314)
Basic and diluted:
Weighted-average common shares outstanding	3,387	1,965
Weighted-average common shares used in per share computation	3,387	1,965

Net loss per share from continuing operations:
Basic and diluted	$(1.52)	$(1.77)
Net income per share from discontinued operations:
Basic and diluted	$-	$0.08
Net loss per share:
Basic and diluted	$(1.52)	$(1.69)

The following shares of common stock equivalents and warrants were excluded from the computation of diluted earnings per share for the years March 31, 2015 and 2014 because including them would have been anti-dilutive.

	March 31, 2015	March 31, 2014

Outstanding Options	665,058	371,759
Outstanding RSUs	23,921	129,050
	688,979	500,809

Warrants - Sequel	-	92,888
Warrants S-3 (June 2014)	27,405	-
Warrants - S-1	4,256,000	-
Warrants - underwriters	186,066	-
Shares Excluded from EPS calculation	5,158,450	593,697

The weighted-average exercise price per share of the excluded outstanding options and outstanding and deferred RSUs of 688,979 and 500,809 was $8.39 and $10.17, as of March 31, 2015 and 2014, respectively.

The warrants to purchase 92,888 shares of common stock had an exercise price of $3.15 per share, and represented the balance of Sequel Power’s grant, which expired unexercised on January 14, 2015.  In addition, the outstanding balance excludes 27,405 warrants to purchase shares of common stock, which were issued in connection with the recent public offering, which closed on June 25, 2014.  These warrants have an exercise price of $2.50 per share and are not exercisable until June 24, 2015 and expire June 24, 2020.  The S-1 warrants expire February 25, 2020 and have an exercise price of $1.18.  Such securities could potentially dilute earnings per share in future periods.

Note 5. Discontinued Operations

Until 2011, we designed, manufactured, marketed and serviced specialized plasma etch systems used primarily in the production of micro-electrical mechanical systems devices, such as sensors, accelerometers and power devices.  Previously, we also sold systems for the etching and deposition of materials found in other devices, such as integrated circuits and optoelectronic devices found in products such as smart phones, networking gear, solid-state lighting, and digital imaging.

In a series of meetings in late May and early June 2009, our Board of Directors reviewed several basic strategic options presented by management, including investigating opportunities for the sale of the Company or its assets.  In December 2009, having received no bona fide offers for the Company as a going concern, the Board and management agreed to continue operations and to offer selected asset groups to potential buyers.

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On March 19, 2010, we completed the sale of the legacy Etch and PVD assets to OEM Group, Inc. We discontinued our development efforts in NLD at the end of fiscal 2010, and began offering these assets for sale to third-parties.  At the same time, we began the process of closing and/or liquidating all of our other wholly-owned subsidiary companies, including SFI and Tegal GmbH, along with branches in Taiwan, Korea and Italy.   The subsidiaries were then included in discontinued operations.

On February 9, 2011, the Company and SPTS entered into an Asset Purchase Agreement.  That agreement included the sale of all of the shares of Tegal France, SAS, the Company’s wholly-owned subsidiary and product lines and certain equipment, intellectual property and other assets relating to the DRIE systems and certain related technology.  In accordance with generally accepted accounting principles, the DRIE business operations related to the designing, manufacturing, marketing and servicing of systems and parts within the semiconductor industry was presented in discontinued operations in our consolidated financial statements.  Amounts for the prior periods were reclassified to conform to this presentation.  The exit from the DRIE operation was essentially completed by the end of the fourth quarter of our 2011 fiscal year.

The assets and liabilities of discontinued operations are presented separately under the captions “Assets of discontinued operations” and “Liabilities of discontinued operations,” respectively, in the accompanying consolidated balance sheets as of March 31, 2015 and 2014, respectively, and consist of the following:

	March 31, 2015	March 31, 2014

Assets of Discontinued Operations:
Accounts and other receivables, net of allowances for sales returns and doubtful accounts of $0	$-	$-
Prepaid expenses and other current assets	-	-
Total assets of discontinued operations	$-	$-

Liabilities of Discontinued Operations:
Accrued expenses and other current liabilities	$-	$5
Total liabilities of discontinued operations	$-	$5

As of March 31, 2014, discontinued assets were eliminated with the final closure of the Company’s foreign subsidiary.  Discontinued liabilities are related to outstanding commission due.  This commission is to be paid when the final documentation of the sale of the last two lots of patents is fulfilled.  As of March 31, 2013 discontinued assets and liabilities are solely related to a foreign subsidiary.

Discontinued operations consists of interest income from accounts related to discontinued operations, other income, gains and losses on the disposal of fixed assets of discontinued operations, gains and losses on foreign exchange, as well as the reclassification of net expenses associated with our exit from our historical core operations.

During fiscal 2014, we recognized $365 from the sale of the last of our NLD patents.  As these assets were internally developed, there was a corresponding zero book value.  The NLD revenue was offset by related expenses of $98, resulting in a net gain, net of taxes, of $267.  With this sale, the Company has no other intellectual property related to discontinued operations.   Discontinued operations also included expenses related to the final closing of former foreign subsidiaries.   In the three months ended June 30, 2013, the Company recognized a reclassification out of accumulated other comprehensive loss and into Loss from Discontinued Operations, net of taxes.  The reclassification is related to the recognition of a non-cash loss of $142 from foreign exchange differences from its former Tegal foreign subsidiaries, primarily as a result of the final closing of the former Tegal German subsidiary.   The Company received permission to close the German subsidiary in June 2013.  No further audits or reviews are anticipated by foreign taxing authorities.  The Company also recognized a cash gain of $20 in discontinued operations as a result of final closing of bank accounts in its Italian subsidiary and a federal tax refund regarding discontinued operations.

Total revenue from discontinued operations for fiscal years 2015 and 2014 was $0.  The total income from discontinued operations, including income tax expense (benefit), was $0 and $155, for the same years, respectively.

Note 6. Income Taxes

The deferred tax asset valuation allowance as of March 31, 2015 and 2014 is attributed to US federal, and state deferred tax assets, which result primarily from future deductible accruals, net operating loss carryforwards, and tax credit carryforwards. We believe that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding our ability to realize the deferred tax assets such that a full valuation allowance has been recorded. These factors include our history of losses, and the lack of carryback capacity to realize deferred tax assets.

F-85

In accordance with Section 382 of the Internal Revenue Code, the amounts of and benefits from net operating loss and tax credit carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses or credits that we may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50% as defined, over a three year period.

We recognize interest and penalties related to uncertain tax positions in income tax expense. Income tax expense for the year ended March 31, 2015 includes no interest. As of March 31, 2015, we have no accrued interest and penalties related to uncertain tax positions.

As a result of the acquisition of CollabRx by stock purchase, the Company had no tax basis in the intangible assets acquired. During the year ended March 31, 2015, the Company recognized $305 in tax benefit as a result of this difference. The Company also recognized $81 for the year ended March 31, 2014 in tax benefit as a result of this difference.

Components of loss from continuing operations before income taxes is attributed to the following geographic locations for the years ended March 31, 2015 and 2014 (in thousands):

Year ended March 31,	2015	2014

Domestic	$(5,465)	$(3,548)
Foreign	-	-
Income (loss) from continuing operations before income tax expense (benefit)	$(5,465)	$(3,548)

Components of income tax expense (benefit) for the years ended March 31, 2015 and 2014 consisted of the following (in thousands):

Year ended March 31,	2015	2014

Current:
U.S. Federal	$-	$-
State and Local	4	2
Foreign (credit)	-	-
Total current tax expense	4	2
Deferred
U.S. Federal	(305)	(81)
State and Local	-	-
Foreign (credit)	-	-
Total deferred tax (benefit)	(305)	(81)

Total income tax expense (benefit)	$(301)	$(79)

The income tax expense (benefit) for the years ended March 31, 2015 and 2014 differed from the amounts computed by applying the statutory US federal income tax rate as  follows (in thousands):

Year ended March 31,	2015	2014

Federal tax expense (benefit) at U.S. Statutory Rate	$(1,754)	$(1,126)
State tax expense (benefit) net of federal tax effect	(301)	(193)
Change in valuation allowance	(1,444)	1,196
Tax effect of acquired net operating loss carryforwards	3,382	-
Foreign SubF Germany	-	251
Amortization of deferred tax liability	(305)	(81)
Other items	121	(126)
Total income tax (benefit)	$(301)	$(79)

F-86

Components of deferred taxes are as follows (in thousands):

Year ended March 31,	2015	2014

Deferred tax liability:
Intangible assets	$(195)	$(500)
Deferred tax assets:
Deferred revenue	-	48
Accruals, reserves and other	2,612	1,932
Net operating loss carryforwards	43,158	45,142
Credit carryforward	2,000	2,397
Capitalized research and development costs	299	299
Other	5	5

Gross deferred tax assets	47,879	49,323
Valuation allowance	(47,879)	(49,323)
Net deferred tax asset	$-	$-

The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Taxes”, (ASC Topic 740), on January 1, 2007. As a result of the implementation of ASC Topic 740, the Company did not recognize any adjustment to the liability for uncertain tax positions and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. As of the date of adoption, the Company recorded a $1.4 million reduction to deferred tax assets for unrecognized tax benefits, all of which is currently offset by a full valuation allowance and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet at that time.

Tabular Reconciliation of Unrecognized Tax Benefits

Ending Balance as of March 31, 2013	822
Increase/(Decrease) of unrecognized tax benefits taken in prior years	-
Increase/(Decrease) of unrecognized tax benefits related to current year	77
Increase/(Decrease) of unrecognized tax benefits related to settlements	-
Reductions to unrecognized tax benefits related to lapsing statute of limitations	-
Ending Balance as of March 31, 2014	$899
Increase/(Decrease) of unrecognized tax benefits taken in prior years	-
Increase/(Decrease) of unrecognized tax benefits related to current year	(72)
Increase/(Decrease) of unrecognized tax benefits related to settlements	-
Reductions to unrecognized tax benefits related to lapsing statute of limitations	-
Ending Balance as of March 31, 2015	$827

There are no positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date.

F-87

Because the statute of limitations does not expire until after the net operating loss and credit carryforwards are actually used, the statues are still open on fiscal years ended March 31, 1998 forward for federal purposes, and for fiscal years ended March 31, 2003 forward for state purposes.  For the years prior to March 31, 2011 for federal purposes and prior to March 31, 2010 for state purposes, any adjustments would be limited to reduction in the net operating loss and credit carryforwards.

Total interest and penalties included in the statement of operations for the year ended March 31, 2015 is zero.  It is the Company’s policy to include interest and penalties related to uncertain tax positions in tax expense.

We have recorded no net deferred tax assets for the years ended March 31, 2015 and 2014, respectively.  The Company has provided a valuation allowance of $47.9 million and $49.3 million as of March 31, 2015 and 2014, respectively.  The valuation allowance fully reserves all net operating loss carryforwards, credits and non-deductible accruals and reserves, for which realization of future benefit is uncertain.  The realization of net operating losses may be limited due to change of ownership rules.  The valuation allowance decreased by $1.4 million in fiscal 2015 and increased by $1.2 million during fiscal 2014.

As of March 31, 2015, the Company has net operating loss carryforwards of approximately $118.2 million and $50.4 million for federal and state tax purposes, respectively.  The federal and state of California net operating loss carryforward started to expire in the year ended March 31, 2013.

As of March 31, 2015, the Company also has research and experimentation credit carryforwards of $0.9 million and $0.9 million for federal and state income tax purposes, respectively.  The federal credit began to expire in the year ended March 31, 2012 and the state of California will never expire under current law.

The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a corporation during a certain time period.  In the event the Company had incurred a change in ownership, utilization of the carryforwards could be significantly restricted

Note 7. CollabRx Acquisition

On July 12, 2012, we completed the acquisition of CollabRx, pursuant to the previously announced Merger Agreement, dated as of June 29, 2012.  As a result of the merger, CollabRx became a wholly-owned subsidiary of the Company.  In consideration for 100% of the stock of CollabRx, we agreed to issue an aggregate of 236,433 shares of common stock, representing 14% of the Company’s total shares outstanding prior to the closing, to former CollabRx stockholders.  As of July 12, 2012, these shares had a fair value of $932.  We also assumed $500 of existing CollabRx indebtedness through the issuance of promissory notes.  The principal of the promissory notes is payable in equal installments on the third, fourth and fifth anniversaries of the date of issuance, along with the accrued but unpaid interest as of such dates.  Also the prior period note receivable balance consisted of an outstanding loan related to the Company’s investment in CollabRx in the first quarter of the current fiscal year.  The Company’s initial investment in CollabRx was in the form of a promissory note that accrued interest at a rate of 0.28% per year compounded annually and matured on or about November 7, 2012.  After the completion of the acquisition of CollabRx, the loan was reclassified to be included as part of the purchase price, thereby extinguishing the $300 bridge loan previously extended to CollabRx.  The Company did not pay any cash consideration in connection with the acquisition.

In addition, Tegal granted a total of 368,417 RSUs and options as “inducement grants” to newly hired management and employees, all subject to four-year vesting and other restrictions.  In December 2012, an aggregate of 215,475 RSUs were forfeited in connection with the resignation of James Karis as the Company’s Co-Chief Executive Officer.

On July 12, 2012, in connection with the acquisition of CollabRx, pursuant to the Merger Agreement, dated June 29, 2012, we entered into an Agreement Not to Compete with Jay M. Tenenbaum (the “Noncompete”), pursuant to which Mr. Tenenbaum agreed to refrain from competing with the Company on the terms set forth therein for a period of three years commencing on July 12, 2012.

Also on July 12, 2012, we entered into a Stockholders Agreement (the “Stockholders Agreement”) with the former stockholders of CollabRx.  Pursuant to the Stockholders Agreement, (i) the Company has agreed to provide certain registration rights to the stockholders, and (ii) the stockholders have agreed to certain transfer restrictions and voting provisions for a period of two years.

In connection with the Merger Agreement and the Employment Agreement dated as of June 29, 2012 by and among the Company and James Karis, on July 12, 2012, Mr. Karis, the former Chief Executive Officer of CollabRx, was appointed the Co-Chief Executive Officer and a director of the Company. In December 2012, Mr. Karis resigned from his position as Co-Chief Executive Officer but remained on the Company’s Board of Directors.

In addition, pursuant to the Indemnity Agreement dated as of July 12, 2012 by and between the Company and James Karis (the “Indemnity Agreement”), Mr. Karis has been granted customary indemnification rights in connection with his position as an officer and director of the Company.

F-88

Additional information is set forth in the Company’s 8-K report filed on July 18, 2012, and is incorporated herein in its entirety by reference.

The purchase price for the CollabRx acquisition was allocated as follows:

PURCHASE PRICE ALLOCATION FOR ACQUISITION OF COLLABRX

Assets acquired:
Developed Technology	$720
Customer Relationships	433
Trade Name	346
Non Compete Agreement	151
Cash	476
AP and accrueds	(333)
Deferred tax liability	(664)
Goodwill	603
Total Intangible Assets	1,732

Purchase Price summary:
Common Stock Consideration	$932
Promissory Note Assumed	500
Loan/Note Payable Assumed	300
$1,732

CollabRx offers cloud-based expert systems that provide clinically relevant interpretive knowledge to institutions, physicians, researchers and patients for genomics-based medicine in cancer and other diseases to inform health care decision making.  With access to over 50 clinical and scientific advisors at leading academic institutions and a suite of tools and processes that combine artificial intelligence-based analytics with proprietary interpretive content, CollabRx is well positioned to participate in the $300 billion value-added “big data” opportunity in the US health care market (as reported by McKinsey Global Institute), over half of which specifically targets areas in cancer and cancer genomics.   The Company recognized $83 in tax benefit in the year ended March 31, 2014 regarding the deferred tax liability related to this acquisition.

CollabRx provides this market data information so investors may understand the relevance of our estimates.   We believe that overall size of the market for cancer diagnostics and therapeutics is a good indicator of the increasing importance of this market to a wide spectrum of health care providers, researchers and value-chain participants.  The number of people affected by cancer, the information generated in connection with cancer research, the amount of money spent in the United States on cancer diagnostics and therapeutics are all relevant to the opportunity that we have identified.  Further, we know that within these large markets, certain areas, including those that are directly addressed by CollabRx, are growing disproportionately because of advances in technology.  Because the markets are emergent, and because our customers (particularly those within the diagnostic laboratory segment) are still developing their own diagnostic tests in oncology, we currently do not have reliable, publicly-available estimates to accurately determine the size of that particular market.  It is with the recent emergence of multi-biomarker testing and multi-gene panels, to date largely performed by a single private company, that the requirement for complex integration of interpretive data has become a recognizable need.  As the providers of testing platforms enable such testing at the individual laboratory level through increasingly more cost-effective technologies, and as more diagnostic labs develop their own tests based on these technologies, we believe that the market for independent interpretive analysis will expand rapidly.  With regard to the market for our Therapy Finders and related products, we expect to garner some portion of the advertising budgets related to the marketing of cancer diagnostics and therapies, but we are not aware of any reliable, publicly-available estimates of market sizes for web-based tools of the type that we have developed.

With regard to our GVA, while genomic testing for cancer has been performed for a number of years by academic medical centers, such testing was largely focused on single biomarkers, for which the interpretation is relatively straightforward.  It is with the recent emergence of multi-biomarker testing and multi-gene panels, to date largely performed by a single private company, that the requirement for complex integration of interpretive data has become a recognizable need.  As the providers of testing platforms enable such testing at the individual laboratory level through increasingly more cost-effective technologies, and as more diagnostic labs develop their own tests based on these technologies, we believe that the market for independent interpretive analysis will expand rapidly.

The physicians and researchers within our network of advisors have agreed to participate in our efforts for an indefinite term, on an uncompensated basis, and without a formal agreement,

On December 7, 2012, CollabRx and James M. Karis entered into an Amendment No. 1 (the “Employment Agreement Amendment”) to the Employment Agreement dated June 29, 2012 between the Company and Mr. Karis (the “Employment Agreement”). Pursuant to the Employment Agreement Amendment, Mr. Karis resigned as Co-Chief Executive Officer of the Company effective December 31, 2012 (the “Termination Date”) but will continue to serve as a director of the Company and provide consulting services to the Company from time to time after the Termination Date.  In addition, the Company waived its entitlement to recoup from Mr. Karis his signing bonus and Mr. Karis agreed to amend his RSU Agreement to terminate vesting as of the Termination Date.  The Company and Mr. Karis also agreed to a mutual release of claims.

F-89

The full text of the Employment Agreement Amendment and the RSU Agreement amendment was filed as Exhibit 10.1 and 10.2 to the form 8-K filed on December 7, 2012, and is incorporated herein by reference in its entirety.

Note 8. Commitments and Contingencies

The Company has several non-cancelable operating leases, primarily for general office space, that expire over the next four years.  We have no capital leases at this time. Future minimum lease payments under these leases are as follows:

Year Ending March 31,	Operating Leases

2016	$126
2017	129
2018	54
Thereafter	-
Total minimum lease payments	$309

Most leases provide for the Company to pay real estate taxes and other maintenance expenses. Rent expense for operating leases related to continuing operations, net of sublease income, was $122 and $131, during the years ended March 31, 2015 and 2014, respectively.

As of September 1, 2012, we maintain our headquarters, encompassing our executive office and storage areas in San Francisco, California.   We have a primary lease for office space, consisting of 2,614 square feet, which expires August 31, 2017.  We also rent storage/workspace areas on a monthly basis.  We own all of the equipment used in our facilities.  Such equipment consists primarily of computer related assets and furniture.

Note 9. Sale of Common Stock and Warrants

During fiscal years 2015 and 2014, the Company entered into a contract with certain consultants of the Company pursuant to which the Company granted stock options in lieu of some cash payments, dependent upon the continuation of the contract and the achievement of certain performance goals.

During the fiscal year 2011, the Company issued 185,777 warrants valued at $1,645 using the Black-Scholes option pricing model with an exercise price at the market value on the day of the grant (the date the Formation and Contribution Agreement was signed) and an average interest rate of 1.62% and a four year life.  The Company booked $0 of expense for warrants previously issued.  Currently, there are 92,888 warrants outstanding from the original grant.  The balance of the original grant was irrevocably assigned and transferred unto the Company for cancelation by Sequel Power.  In exchange, the Company agreed to waive receivables related to certain fees earned under its Services Agreement with Sequel Partners and its 25% ownership interest in Sequel Power.

As of March 31, 2014, there were no warrants outstanding.  The last of these warrants expired in September 2013, and had an average exercise price of $30.

As of March 31, 2014, there were 1,810 shares issued from the At Market Distribution Plan 2014, which was set up as a result of the Company’s S-3 filing in the third quarter of fiscal year 2014.

As of March 31, 2015, there were 4,469,471 warrants outstanding, with a weighted-average exercise price of $1.20.

On February 25, 2015, the Company closed an underwritten public offering of 4,416,000 shares of its common stock offered at a public offering price of $1.25 per share and warrants to purchase an additional 4,416,000 shares of its common stock.  The warrants have an exercise price of $1.18 per share. Gross proceeds to CollabRx from this offering were $5,520,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx.   The Company subsequently completed a second underwritten public offering of 2,716,535 shares of its common stock on March 3, 2015, which closed on March 3, 2015 at a public offering price of $1.27 per share.  Gross proceeds to CollabRx from this follow up offering were $3,450 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx.

CollabRx anticipates using the net proceeds from the offering for general corporate purposes, including development of its products and services, general and administrative expenses and working capital. In addition to the offerings of 7,132,535 shares of common stock, 186,066 warrants to purchase shares of common stock were issued to Aegis Capital Corporation.  These warrants have an exercise price of $1.25 per share and expire February 25, 2020.  Such securities could potentially dilute earnings per share in future periods.  Previously deferred financing expenses incurred to raise equity capital related to financing transactions prior to the completion of the financing, as well as other related expenses incurred in the current period, were recognized in the current period and offset the gross proceeds raised.   Total underwriting discount and financing expenses for both the S-1 and S-3 offerings were $1,035.

F-90

On June 25, 2014, the Company closed an underwritten public offering of 913,500 shares of its common stock, offered at a public offering price of $2.00 per share. Gross proceeds to CollabRx from this offering were $1,827 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx. CollabRx used the net proceeds from this offering for general corporate purposes, including development of its products and services, general and administrative expenses and working capital. In addition to the offering of 913,500 shares of common stock, 27,405 warrants to purchase shares of common stock were issued to Aegis Capital Corporation.  These warrants have an exercise price of $2.50 per share and are not exercisable until June 24, 2015 and expire June 24, 2020.  Such securities could potentially dilute earnings per share in future periods.  Previously deferred financing expenses incurred to raise equity capital related to financing transactions prior to the completion of the financing, as well as other related expenses incurred in the current period, were recognized in the current period and offset the gross proceeds raised.   Total underwriting discount and financing expenses were $478.

As of March 31, 2015, there were 4,416,000 shares issued as a result of the Company’s S-1 filing on February 25 and 2,716,535 shares issued as a result of the Company’s S-3 filing on March 3, 2015.

At Market Distribution Plan 2014

Pursuant to the terms of the Company’s At Market Distribution Plan (“2014 ATM Plan”), which was authorized and formalized as the result of the Company’s S-3 filing, an aggregate of 709,046 shares of common stock are available for grant pursuant to the terms of the plan. The 2014 ATM Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards.  The option exercise price of all stock options granted pursuant to the 2014 ATM Plan will not be less than 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the Board, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee's death.  Awards granted under the 2014 ATM Plan are generally subject to vesting at the discretion of the Committee.  As of March 31, 2014, 707,236 shares were available for issuance under the 2014 ATM Plan.

Note 10. Employee Benefit Plans

Eighth Amended and Restated 1998 Equity Participation Plan (Eighth Amended and Restated)

Pursuant to the terms of the Company’s Eighth Amended and Restated 1998 Equity Participation Plan (“1998 Equity Plan”), aggregate of 333,333 shares of common stock were reserved for issuance pursuant to granted stock options and stock appreciation rights or upon the vesting of granted restricted stock awards. The exercise price of options generally was the fair value of the Company’s common stock on the date of grant. Options are generally subject to vesting at the discretion of the Compensation Committee of the Board of Directors (the “Committee”). At the discretion of the Committee, vesting may be accelerated when the fair market value of the Company’s stock equals a certain price established by the Committee on the date of grant. Incentive stock options will be exercisable for up to ten years from the grant date of the option. Non-qualified stock options will be exercisable for a maximum term to be set by the Committee upon grant.  Upon the adoption of the 2007 Equity Plan, no further awards were issued under the 1998 Equity Plan.

2007 Incentive Award Plan

Pursuant to the terms of the Company’s 2007 Equity Participation Plan (“2007 Equity Plan”), which was authorized as a successor plan to the Company’s 1998 Equity Incentive Plan and Director Option Plan, an aggregate of 200,000 shares of common stock is available for grant pursuant to the 2007 Equity Plan, plus the number of shares of common stock which are or become available for issuance under the 1998 Equity Plan and the Director Option Plan and which are not thereafter issued under such plans. The 2007 Equity Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards.  The option exercise price of all stock options granted pursuant to the 2007 Equity Plan will not be less than 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the Board, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee's death.  Awards granted under the 2007 Equity Plan are generally subject to vesting at the discretion of the Committee.  As of March 31, 2015, 21,295 shares were available for issuance under the 2007 Equity Plan.

Directors Stock Option Plan

Pursuant to the terms of the Fifth Amended and Restated Stock Option Plan for Outside Directors, as amended, (“Director Option Plan”), an aggregate of 66,667 shares of common stock were reserved for issuance pursuant to stock options granted to outside directors.  Each outside director who was elected or appointed to the Board on or after September 15, 1998 was eligible to be granted an option to purchase 1,667 shares of common stock and on each second anniversary after the applicable election or appointment shall receive an additional option to purchase 833 shares, provided that such outside director continued to serve as an outside director on that date. For each outside director, 1/12th of the total number of shares will vest on the first day of each calendar month following the date of Option grant, contingent upon continued service as a director. Following the adoption of the 2007 Equity Plan, no further awards were issued under the Director Option Plan.

F-91

Employee Qualified Stock Purchase Plan

The Company has offered an employee qualified stock purchase plan (“Employee Plan”) under which rights are granted to purchase shares of common stock at 85% of the lower of the market value of such shares at the beginning of a six month offering period or at the end of that six month period. Under the Employee Plan, the Company is authorized to issue up to 16,667 shares of common stock. There were no common stock shares purchased in fiscal years 2015 or 2014.  Shares available for future purchase under the Employee Plan were 3,705 as of March 31, 2014.  The plan expired July 22, 2014, and no further awards were issued under the Employee Plan.

Savings and Investment Plan

The Company has established a defined contribution plan that covers substantially all US employees. Employee contributions of up to 4% of each US employee’s compensation will be matched by the Company based upon a percentage to be determined annually by the Board. Employees may contribute up to 15% of their compensation, not to exceed a prescribed maximum amount. The Company made contributions to the plan of $57 and $42, in the years ended March 31, 2015 and 2014, respectively.

Note 11. Stock Based Compensation

A summary of stock option activity during the year ended March 31, 2015 is as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Beginning outstanding, March 31, 2014	371,759	$7.89	7.59	$775.00
Granted	352,747	1.29
Forfeited	(32,848)	2.87
Expired	(26,600)	4.01

Ending outstanding, March 31, 2015	665,058	$4.79	7.80	$67,951.00
Ending vested and expected to vest	664,783	$4.79	7.80	$67,920.00
Ending exercisable	289,379	$8.65	6.01	$200.00

The aggregate intrinsic value of options and warrants outstanding as of March 31, 2015 is calculated as the difference between the exercise price of the underlying options and the market price of our common stock as of March 31, 2015.

The weighted-average estimated grant date fair value, as defined by ASC 718, for stock options granted during fiscal 2015 and 2014, was $0.87 and $3.06, per option, respectively.

The following table summarizes information with respect to stock options outstanding as of March 31, 2015:

Range of Exercise Prices		Number Outstanding As of March 31, 2015	Weighted- Average Remaining Contractual Term (in years)	Weighted- Average Exercise Price	Number Exercisable As of March 31, 2015	Weighted- Average Exercise Price As of March 31, 2015
$0.75	$1.50	218,679	9.67	$0.80	15,000	$1.35
1.99	3.22	190,567	9.10	2.55	77,817	2.46
3.35	6.00	158,997	6.83	3.90	99,747	3.89
11.70	17.80	47,024	3.54	12.13	47,024	12.13
21.00	34.20	38,960	2.13	22.67	38,960	22.67
41.40	41.45	10,831	0.43	41.40	10,831	41.40
		665,058			289,379

No shares were granted under the Employee Stock Purchase Plan during fiscal years 2015 and 2014.

F-92

The Company used the following valuation assumptions to estimate the fair value of options granted for the years ended March 31, 2015 and 2014, respectively:

	Twelve Months Ended March 31,
	2015	2014
Expected life (years)	6.0	6.0
Volatility	141.73% - 151.70%	151.81% - 152.95%
Risk-free interest rate	1.63% - 1.75%	1.30% - 1.72%
Dividend yield	0%	0%

Valuation and Other Assumptions for Stock Options

Valuation and Amortization Method. The Company estimates the fair value of stock options granted using the Black-Scholes option pricing model. We estimate the fair value using a single option approach and amortize the fair value on a straight-line basis for options expected to vest. All options are amortized over the requisite service periods of the awards, which are generally the vesting periods.

Expected Term.   The expected term of options granted represents the period of time that the options are expected to be outstanding. We estimate the expected term of options granted based on our historical experience of exercises including post-vesting exercises and termination.

Expected Volatility.    The Company estimates the volatility of our stock options at the date of grant using historical volatilities.  Historical volatilities are calculated based on the historical prices of our common stock over a period at least equal to the expected term of our option grants.

Risk-Free Interest Rate.    The Company bases the risk-free interest rate used in the Black-Scholes option pricing model on the implied yield in effect at the time of option grant on US Treasury zero-coupon issues with remaining terms equivalent to the expected term of our option grants.

Dividends.    The Company has never paid any cash dividends on common stock and we do not anticipate paying any cash dividends in the foreseeable future.

Forfeitures.    The Company uses historical data to estimate pre-vesting option forfeitures. We record stock-based compensation expense only for those awards that are expected to vest.

The Company does not use multiple share-based payment arrangements.

Restricted Stock Units

The following table summarizes the Company’s restricted stock award activity for the period ended March 31, 2015:

	Number of Shares	Weighted- Average Grant Date Fair Value
Balance March 31, 2014	129,070	$2.77
Granted	150,000	1.54
Forfeited	(10,000)	3.75
Vested	(269,070)	2.05
Balance, March 31, 2015	-	$-

The weighted-average estimated grant date fair value, as defined by ASC Topic 718 for restricted stock awards granted during fiscal 2015 and 2014 was $1.54 and $3.22, per award, respectively.

As of March 31, 2015 all restricted stock compensation costs were fully recognized, which included approximately $180 in additional expense related to the accelerated vesting of outstanding RSUs.  There is no unrecognized compensation cost related to restricted stock remaining as of March 31, 2015.

F-93

 As of March 31, 2015 there was $411 of total unrecognized compensation cost related to stock options which is expected to be recognized over a weighted-average period of 1.65 years.

Total stock-based compensation expense related to stock options and RSUs for the years ended March 31, 2015 and 2014 was $664 and $352, respectively.

Note 12. Geographical and Segment Information

As of March 31, 2015, the Company’s sole source of revenue was related to its genomics based information technology with respect to its acquisition of CollabRx.  The Company’s chief operating decision-maker has been identified as the President and Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

For geographical reporting, revenues are attributed to the geographic location in which the customers’ facilities are located.  For all periods presented, net sales by geographic region were all in the United States. For all periods presented, total revenue was derived from our genomics based technology information activities. The Company only operates in this segment.

Revenues for each period presented are all part of continuing operations.  No revenues for the fiscal years 2015 and 2014 have been reclassified to discontinued operations.  All revenues of continuing operations are attributed to the United States.

The composition of our top five customers changed from year to year.  In fiscal year 2015, six customers accounted 78% of our revenues.   In fiscal year 2014, five customers accounted 96% of our revenues.

Long-lived assets consist of property and equipment and are attributed to the geographic location in which they are located.

All long-lived assets are located in the United States and are included in continuing operations.  There are no long-lived assets in discontinued operations.

Note 13. Investment in Unconsolidated Affiliate

As of the filing date of this Form 10-K report, the Company has had no investment in any unconsolidated affiliate since March 31, 2013.

F-94

Note 14. Promissory Notes Payable- Current Amounts Due

On July 12, 2012, Tegal completed the acquisition of CollabRx, pursuant to the previously announced Agreement and Plan of Merger, dated as of June 29, 2012.  As part of the purchase price, Tegal assumed $500 of existing CollabRx indebtedness through the issuance of the promissory notes.  The principal of the promissory notes is payable in equal installments on the third, fourth and fifth anniversaries of the date of issuance, along with the accrued but unpaid interest as of such dates.  The first installment due date is July 12, 2015.  At that time, the Company must make its first payment of principal ($167) and unpaid accrued interest ($41). Principal payments of ($167) and ($166) will be made on July 12, 2016 and 2017, respectively.

Note 15. Subsequent Events

Therapy Finder Exclusive Agreement Termination

In June 2015, CollabRx and Everyday Health, Inc. expect to terminate the exclusive agreement to distribute two Therapy Finders and the CancerRx mobile app through MedPage Today.

The Medytox Solutions, Inc. Merger

On December 6, 2014, CollabRx, Inc. (“CollabRx” or the “Company”) and Medytox Solutions, Inc. (“Medytox”) entered into a non-binding letter of intent for a potential business combination between the companies (the “Letter of Intent”).  The Company pursued the business combination and engaged in, among other things, due diligence, the execution of a definitive agreement, obtaining necessary board of director and stockholder approvals and other customary conditions.  On April 15, 2015, the Company and Medytox entered into a definitive agreement.  Both parties are pursuing the consummation of the contemplated business combination.

F-95

COLLABRX, INC.
CONDENSED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)

	June 30, 2015	March 31, 2015 *
ASSETS
Current assets:
Cash and cash equivalents	$6,084	$7,521
Accounts receivable	192	88
Prepaid expenses and other current assets	165	91
Total current assets	6,441	7,700
Property and equipment, net	107	106
Intangible assets, net	441	501
Goodwill	603	603
Investments	818	399
Total assets	$8,410	$9,309
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$420	$529
Promissory notes payable and interest, current	208	208
Deferred revenue	210	104
Total current liabilities	838	841
Deferred tax liability	172	195
Promissory notes payable	333	325
Other long-term liabilities	12	12
Total liabilities	1,355	1,373

Commitments and contingencies (Note 6)
Stockholders' equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding	–	–
Common stock, $0.01 par value; 50,000,000 shares authorized; 10,487,373 and 10,469,120 shares issued and outstanding as of June 30, 2015, and March 31, 2015, respectively	105	105
Additional paid-in capital	141,129	141,084
Accumulated other comprehensive income	419	–
Accumulated deficit	(134,598)	(133,253)
Total stockholders' equity	7,055	7,936
Total liabilities and stockholders' equity	$8,410	$9,309

*   Derived from the Company's audited financial statements.
See accompanying notes to condensed financial statements.

F-96

COLLABRX, INC.
CONDENSED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,
	2015	2014

Revenue	$108	$64
Cost of revenue	26	18
Gross profit	82	46
Operating expenses:
Engineering	549	542
Research and development	21	50
Sales and marketing	110	80
General and administrative	753	644
Total operating expenses	1,433	1,316
Operating loss	(1,351)	(1,270)
Other income (expense)	(7)	7
Loss before income tax benefit	(1,358)	(1,263)
Income tax benefit	(13)	(15)
Net loss	(1,345)	(1,248)
Other comprehensive income	419	–
Comprehensive loss	$(926)	$(1,248)

Net loss per share
Basic and diluted	$(0.13)	$(0.61)

Weighted-average shares used in per share computation:
Basic and diluted	10,485	2,032

See accompanying notes to condensed financial statements.

F-97

COLLABRX, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(1,345)	$(1,248)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation expense	36	94
Depreciation	10	9
Loss on disposal of property and equipment	4	–
Amortization of intangible assets	60	52
Accrued interest on convertible note receivable	–	(9)
Deferred taxes	(23)	(21)
Accrued interest on promissory note payable	8	2
Changes in operating assets and liabilities:
Accounts receivable	(104)	24
Prepaid expenses and other current assets	(74)	(63)
Deferred financing costs	–	162
Accounts payable and accrued expenses	(100)	191
Deferred revenue	106	79
Current assets and liabilities from discontinued operations, net	–	(5)
Net cash used in operating activities	(1,422)	(733)
Cash flows from investing activities:
Acquisition of property and equipment	(15)	(13)
Net cash used in investing activities	(15)	(13)
Cash flows from financing activities:
Proceeds from at-the-market facility	–	23
Proceeds from sale of common stock, net of expenses of $466	–	1,361
Net cash provided by financing activities	–	1,384
Net cash increase/(decrease) in cash and cash equivalents	(1,437)	638
Cash and cash equivalents, beginning	7,521	1,430
Cash and cash equivalents, ending	$6,084	$2,068

Supplemental disclosure of non-cash activities:
Unrealized gain on available-for-sale securities	$419	$–
Over accrued financing costs	$9	–

See accompanying notes to condensed financial statements.

F-98

COLLABRX, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
(All amounts in thousands, except share and per share data, unless otherwise noted)

1.	Description of Business and Summary of Significant Accounting Policies:

CollabRx, Inc., a Delaware corporation ("CollabRx," the "Company" or "we," "us," or "our"), is the renamed Tegal Corporation, ("Tegal"), which acquired a private company of the same name on July 12, 2012.  Following approval by its stockholders on September 25, 2012, Tegal amended its charter and changed its name to "CollabRx, Inc." (the "Name Change").

Tegal was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc., Tegal's predecessor company was founded in 1972 and acquired by Motorola, Inc. in 1978. Tegal completed its initial public offering in October 1995.

CollabRx offers cloud-based expert systems that provide clinically relevant interpretive knowledge to institutions, physicians, researchers and patients for genomics-based medicine in cancer to inform health care decision-making.  With access to a large network of clinical and scientific advisors at leading academic institutions and a suite of tools and processes that combine artificial intelligence-based analytics with proprietary interpretive content, the Company is well positioned to participate in the value-added "big data" opportunity in the U.S. health care.  We use the term "cloud" to mean a product or service that can be delivered via the Internet, usually on a pay-for-use or subscription basis, versus the purchase and installation of enterprise-based software, which typically requires investments in both software and hardware, often also requiring large-scale customization efforts.  The Company uses the term "big data" to refer to datasets whose size is beyond the ability of typical database software tools to capture, store, manage, and analyze.

The Company searches publicly available databases as source documents for our knowledge base.  Such databases include those that are available, either free or on a commercial basis, in the areas of clinical trials, drugs, investigational compounds, biomarkers, bioinformatics, cancer ontology and literature.  The Company then aggregates, annotates and integrates these datasets for the purpose of defining the relationship of biomarkers to therapeutic strategies, drugs and clinical trials. None of the individual databases the Company utilizes as sources provide information on the interrelationships of these discrete elements.  In addition, CollabRx has developed a process for incorporating the guidance of our network of physician and research advisors in the selection of the most relevant data for specific diagnoses, histopathology data, prior treatments and biomarkers.  The result of this software- and expert-assisted process is proprietary content incorporated into our knowledge base which includes decision rules, succinct statements of therapeutic strategy and a comprehensive listing of appropriate drugs and clinical trials, all related to specific aberrations which might be observed in connection with genomic testing.

Although the process and results are proprietary, the Company always refers to the relevant source documentation that provides the support for the identification of an actionable biomarker, typically a peer-reviewed, published paper.  In this way, the Company avoids the "black-box algorithm problem", which is prevalent in other companies' predictive analytical models, but is not currently a trusted methodology in medical practice.  Our proprietary content is incorporated into our knowledge base, which is updated regularly with the assistance of a large network of independent advisors, and which forms the basis for all our products and services. Our knowledge base contains no individual patient data, nor do our processes for providing related content include the review by our network of independent experts of any individual test data.

Our knowledge base informs two distinctly different products and services.

Genetic Variant Annotation™ Service. The "Genetic Variant Annotation" or "GVA" is a service offered to diagnostic testing laboratories, including academic medical centers and commercial laboratories.  Our lab customers provide us with a test result, usually in the form of an electronic file that represents the results of a genomic test, typically from a "Next Generation Sequencing" ("NGS"), micro-array or similar testing platform.  The test results provided to us contain no patient-identifiable information.  The Company analyzes the test results for the purpose of identifying those genetic alterations which the Company has annotated in advance as being "actionable" (i.e., related to a therapeutic strategy).  The Company provides the testing lab with a report, incorporating information regarding identified biomarkers and associated therapeutic strategies for each, along with relevant drugs and clinical trials, to a level and in a format that the Company has agreed in advance with our customer.  The Company is compensated for this service either on a per-test or on a volume-adjusted subscription basis.   This service is not available to the public and is not available on our website.

F-99

Therapy Finder Products.  Our Therapy Finder® products are a series of cancer-specific, web-based and mobile apps which are accessed by physicians and patients, usually in the physician's office.  After indicating a number of pre-set options related to stage of cancer, histopathology, prior treatments and presence of biomarkers on an input page, the physician is presented with a results page which explains the role of the biomarker, identifies a possible therapeutic strategy for that particular set of inputs, along with tabs associated with searchable lists of relevant drugs and clinical trials. Therapy Finders are an interactive, informational and educational resource for both physicians and patients, and can be used for decision-support.  They neither contain nor store any patient identifiable information.  The advisors associated with the development and updating of each app are prominently featured.  The development and distribution of Therapy Finders is partially supported by sponsorships and advertising revenue.  They are available free of charge on our company website.  Our aim is to make this tool widely available to help community physicians understand the relevance of biomarker testing and the availability of potential therapies for their advanced cancer patients.

In 2014, the Company redesigned its Therapy Finders so that they could be accessed by physicians using the iOS operating system from Apple, Inc. via an iPhone or an iPad, and have named this mobile application "CancerRx." CancerRx was co-developed with MedPage Today of Everyday Health, Inc., with the ownership of the application retained by CollabRx. A special feature of CancerRx is a daily oncology newsfeed from MedPage Today, all with real-time over the air updates. The Company launched CancerRx during the first fiscal quarter of fiscal year 2015.

Recently, we undertook a review of the software engineering and the biomedical and scientific basis of the Therapy Finders and the related CancerRx mobile app in order to determine the feasibility of offering a replacement product that incorporates the breadth of data that we have accumulated since the initial development of those products in 2010, and which is easier to maintain with frequent updates.  We expect to complete that review over the next several months.   While we undertook the review in close collaboration with our on-line media partner, MedPage Today of Everyday Health, Inc., we temporarily suspended all or certain features of these products.  On June 16, 2015, we terminated our exclusive agreement with MedPage Today / Everyday Health, Inc.  We are in the process of updating Therapy Finders and/or developing alternative decision support products for distribution directly by us or in connection with other on-line media partners.  We continue to offer our Therapy Finders on the CollabRx website.

The Company intends to pursue collaborative arrangements with other companies and entities that provide contract research services to oncology practices, conduct in-house clinical and translational research, collect information on patient outcomes and link this information to genetic sequencing data, and calculate the relative costs and benefits associated with different diagnostic tests and therapies. The Company expects such efforts to lead to novel insights and advances to improve the quality of cancer care and reduce the costs of delivering it.The physicians and researchers within our network of advisors have agreed to participate in our efforts for an indefinite term, on an uncompensated basis, and without a formal agreement.  The board assignments, biographies and current affiliations of all of our advisors are posted on our website.

The Company's condensed financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future.  The Company incurred net losses of $1,345 and $1,248 for the three months ended June 30, 2015and 2014, respectively.  The Company used $1,422 and $733 of cash in operating activities for the three months ended June 30, 2015and 2014, respectively.  The Company's existing cash and cash equivalents are adequate to fund the Company's operations requirements and obligations through the third quarter of its fiscal year 2017.   As a result, over the past year it has been pursuing several alternative financing sources to continue operations.

On December 6, 2014, we entered into a non-binding letter of intent to acquire Medytox Solutions, Inc. ("Medytox") in a reverse merger transaction.  Medytox is a holding company that owns and operates businesses in the medical services sector.  Its principal line of business is clinical laboratory blood and urine testing services, with a particular emphasis in the provision of urine drug toxicology and comprehensive pain medication monitoring programs to physicians, clinics and rehabilitation facilities in the United States.

On April 15, 2015, we and Medytox entered into a definitive Agreement and Plan of Merger, which we filed as an exhibit to our Form 8-K filed on April 17, 2015.  Completion of the merger is subject to the satisfaction or waiver of a number of conditions.   If the proposed transaction is completed, Medytox Solutions would be the accounting acquirer of the Company, the management of Medytox Solutions would become the management of our Company, and the current directors of Medytox Solutions would constitute a majority of our Board of Directors. Following the transaction, we may be a "controlled company" exempt from certain corporate governance requirements under the NASDAQ Rules.

F-100

Upon completion of the reverse merger transaction with Medytox Solutions, we expect to continue to operate CollabRx as an independent subsidiary, pursuing our current business strategy as a developer and marketer of medical information and clinical decision support products and services to oncologists. We expect that the additional management and financial resources that will be made available to us by Medytox Solutions will allow us to gain market share against our current and potential competitors, to expand our product offerings with additional interpretive content that supports ever more complex decision-making in the treatment of advanced cancers, to better support our large network of clinical  advisors, and to develop new products that address emerging needs for oncology clinicians and researchers in pharmaceutical development.

In the event that Medytox Solutions decides to enter the genomic-based testing market through the acquisition or internal development of an NGS testing lab capability in cancer or another genomic-based disease area (such as hereditary diseases or pharmacogenomics), CollabRx is ideally suited, via our current and expanded GVA product-line, to provide the leading-edge tools needed to provide robust interpretation of those complex tests. In addition, the availability of additional resources for the marketing and promotion of our existing web-based and mobile decision support products will allow us to expand the use of our Therapy Finder and CancerRx products among oncology professionals, enhance awareness of our brand, and deliver more and better tools to physicians and patients alike.

By letter dated June 2, 2015, CollabRx was notified by Nasdaq that the bid price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). In accordance with Marketplace Rule 4310(c)(8)(D), we have180 calendar days to regain compliance.  If at any time before the expiration of such 180-day period, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, we will regain compliance with the Rule.  If we do not regain compliance prior to the expiration of such 180-day period, an additional 180 days will be granted to regain compliance, so long as we meet The Nasdaq Capital Market initial listing criteria (except for the bid price requirement).

The Company continues to incur recurring losses from operations.  Even though the Company has entered into the aforementioned agreement with Medytox, it must still prove its ability to generate sufficient levels of cash from its operations.

Basis of Presentation

In the opinion of management, the unaudited condensed financial statements have been prepared on the same basis as the March 31, 2015 audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary to fairly state the information set forth herein.  The financial statements have been prepared in accordance with the regulations of the Securities and Exchange Commission ("SEC"), but omit certain information and footnote disclosures necessary to present the financial statements in accordance with GAAP.  The accompanying condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty, and contemplate the realization of assets and the settlement of liabilities and commitments in the normal course of business. The accompanying condensed financial statements have been prepared assuming the Company will continue as a going concern. These condensed financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed on June 26, 2015.  The results of operations for the three months ended June 30, 2015 are not necessarily indicative of results to be expected for the entire year.

Comprehensive Income (loss)

Comprehensive income (loss) is defined as the change in equity of the Company during the period from transactions and other events and circumstances, excluding transactions resulting from investments by owners and other distributions to owners.   For the three months ended June 30, 2015, the Company recognized an increase in the estimated fair value of its investment in NanoVibronix, which it holds as long-term marketable securities available-for-sale.  The unrealized gain on this investment for the current period is $419.  For the three months ended June 30, 2014, the Company had no items of other comprehensive income (loss).  Therefore the net loss in the prior period equaled the comprehensive loss for the three months ended June 30, 2014.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could vary from those estimates.

F-101

Change in Accounting Estimate

Upon the original acquisition of the private company called CollabRx, the Company determined that the lives of intangible assets were determined to be between 3 years to 10 years.  Originally, the life of the acquired developed technology software was determined to be ten years, expiring in July 2022, and the life of the customer relationships was determined to be five years, expiring in July 2017.  During the fiscal year ended March 31, 2015, the Company determined facts and circumstances existed that indicated the useful lives of these two intangible assets were shorter than originally estimated.  The Company has adjusted the lives of its acquired developed technology and its customer relationships and now expects the lives of these assets to expire no later than March 2016.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash investments.  The Company's accounts receivable balance is also subject to credit risk. Substantially all of the Company's cash equivalents are held in liquid cash accounts.  The Company's accounts receivable are derived primarily from sales to customers located in the United States.  The Company performs ongoing credit evaluations of its customers and generally requires no collateral. The Company no longer maintains reserves for potential credit losses. There have been no write-offs during the periods presented.

For the three months ended June 30, 2015, four customers accounted for 23.1%, 18.3%, 16.3% and 13.8%, respectively, of the Company's revenue.  For the three months ended June 30, 2014, four customers accounted for 26.1%, 23.1%, 19.6% and 18.2%, respectively, of the Company's revenue.

As of June 30, 2015, three customers accounted for 94.0% of the balance in accounts receivable.  Two customers accounted for 95.1% of the balance in accounts receivable as of June 30, 2014. As of March 31, 2015, three customers accounted for 95% of our trade accounts receivable balance.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments having a maturity of three months or less on the date of purchase to be cash equivalents.

As of June 30, 2015 and March 31, 2015, all of the Company's cash equivalents are included as Level 1 assets on the fair value hierarchy, and were held in the form of money market funds in the condensed balance sheets.

Promissory Notes Payable

On July 12, 2012, the Company completed the acquisition of the private company called CollabRx, pursuant to the previously announced Agreement and Plan of Merger, dated as of June 29, 2012.  As part of the purchase price, the Company assumed $500 of existing CollabRx indebtedness through the issuance of the promissory notes.  The principal of the promissory notes is payable in equal installments on the third, fourth and fifth anniversaries of the date of issuance, along with the accrued but unpaid interest as of such dates.  On July 13, 2015, the Company made a $208 payment of principal and accrued interest.  Principal payments of $167 and $166, together with accrued interest, will be made in July 2016 and July 2017, respectively.

Investment

On November 22, 2011, the Company completed a $300 strategic investment in NanoVibronix, Inc., ("NanoVibronix") a private company that develops medical devices and products that implement its proprietary therapeutic ultrasound technology.  The Company's investment in NanoVibronix was in the form of a convertible promissory note that bears interest at a rate of 10% per year compounded annually, which matured on November 15, 2014.  Our investment was intended to precede a possible merger of the two companies.  However, those discussions were terminated by mutual agreement between the parties and NanoVibronix, Inc. continued to operate as a private company.  NanoVibronix filed a registration statement with the Securities and Exchange Commission in connection with a proposed initial public offering.  In connection with the planned offering, the parties agreed that the Convertible Promissory Note will be converted into common stock of NanoVibronix.

On February 9, 2015 NanoVibronix filed a Form 10 with the SEC.  On February 10, 2015, the series B-1 promissory note held by CollabRx was converted into Series B-1 preferred shares. Coincident with the effectiveness of this filing, the Series B-1 preferred shares held by CollabRx was converted into 204,507 shares of NanoVibronix common stock, representing 8.9% of the 2,289,682 shares of total common shares outstanding as of January 30, 2015.

F-102

During the fourth quarter of fiscal year 2015, the Convertible Promissory Note was converted into a cost investment on the Company's condensed balance sheets at the carrying value of the note upon maturity.  As of March 31, 2015, the Convertible Promissory Note balance was $399, consisting of the original $300 investment and $99 in accrued interest income.   At that time, the Company believed the maturity date value of the Convertible Promissory Note approximated the fair value of the investment as of March 31, 2015, as NanoVibronix did not yet have an effective market price.

In May 2015, NanoVibronix, Inc. became a public company and the Company's Chief Executive Officer became a member of the NanoVibronix, Inc. Board of Directors. For the three months ended June 30, 2015, the Company recognized an increase in the estimated fair value of its investment in NanoVibronix, which it holds as long-term marketable securities available-for-sale.  The unrealized gain on this investment for the three months ended June 30, 2015 is $419. For the three months ended June 30, 2014, the Company had no items of other comprehensive income (loss).  Therefore the net loss in the prior period equaled the comprehensive loss for the three months ended June 30, 2014.

The unrealized gain in the current period reflects the share price of NanoVibronix on June 30, 2015. The NanoVibronix ticker symbol is "NAOV".  While this stock is thinly traded, the share price is our best estimate of the fair value of this investment.

On a periodic basis, we assess whether there are any indicators that the fair value of our investment may be impaired. An investment is impaired only if our estimate of the fair value of the investment is less than the carrying value of the investment, and such decline in value is deemed to be other than temporary. To the extent impairment has occurred, the loss is measured as the excess of the carrying amount of the investment over the fair value of the investment.

Accounts Receivable - Allowance for Sales Returns and Doubtful Accounts

As of June 30, 2015 and March 31, 2015, respectively, the Company had zero reserves for potential credit losses assuch risk was determined to be insignificant.  The Company does not currently maintain an allowance for doubtful accounts receivable for potential estimated losses resulting from the inability of the Company's customers to make required payments.  The Company believes no such reserve is currently required.  The Company had zero write-offs during the periods presented.  The Company reviews the estimated risk of current customers' inability to make payments on a quarterly basis to determine if any amount is uncollectible.

Revenue Recognition and Deferred Revenue

Each contract sale of our interpretive data is evaluated individually in regard to revenue recognition.  The Company has integrated in our evaluation the related guidance included in Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 605, Revenue Recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, the seller's price is fixed or determinable, delivery has occurred, and collectability is reasonably assured.

For arrangements that include multiple deliverables, the Company identifies separate units of accounting based on the guidance under ASC 605-25, Multiple Element Arrangements, which provides that revenue arrangements with multiple deliverables should be divided into separate units of accounting, if certain criteria are met.  The consideration of the arrangement is allocated to the separate units of accounting using the relative fair value method.  Applicable revenue recognition criteria are considered separately for each separate unit of accounting.

Revenue from fixed price contracts is recognized primarily under the percentage of completion method.  Under this method the Company recognizes estimated contract revenue and resulting income based on costs incurred to date as a percentage of the total estimated costs as the Company considers this model to best reflect the economics of these contracts.  In such contracts, the Company's efforts, measured by time incurred, typically represents the contractual milestones or output measure.   If at any time during the contract period, the Company determines that a loss will occur, the Company recognizes the loss in that period. Furthermore, if in previous periods a profit was recognized under the percentage-of completion method, the profit would be reversed during the period the Company determined a loss on the contract exists.

F-103

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes ("ASC 740"), which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Under ASC 740, the liability method is used in accounting for income taxes. Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. ASC 740 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax asset will not be realized. The Company evaluates annually its ability to realize our deferred tax assets by assessing our valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include our forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.  In 2015 and 2014, the Company has recorded a full valuation allowance for our deferred tax assets based on our past losses and uncertainty regarding our ability to project future taxable income. In future periods, if the Company is able to generate income the Company may reduce or eliminate the valuation allowance.

Fair Value Measurements

The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the Company considers what assumptions market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.   The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

•	Level 2: Directly or indirectly observable inputs as of the reporting date through correlation with market data, including quoted prices for similar assets and liabilities in active markets and quoted prices in markets that are not active. Level 2 also includes assets and liabilities that are valued using models or other pricing methodologies that do not require significant judgment since the input assumptions used in the models, such as interest rates and volatility factors, are corroborated by readily observable data from actively quoted markets for substantially the full term of the financial instrument.

•	Level 3: Unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management's estimates of market participant assumptions.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.  The Company's financial instruments consist primarily of liquid cash accounts denominated in U.S. dollars.As of June 30, 2015, the investment balance of $818 included in the condensed balance sheets is considered  Level 2 and is remeasured on a recurring basis.  The value of money market funds was immaterial at June 30, 2015.

Intangible Assets and Goodwill

Intangible assets include patents, trade names, software, non-compete agreements, customer relationships and trademarks that are amortized on a straight-line basis over periods ranging from three to ten years.  The Company performs an ongoing review of its identified intangible assets to determine if facts and circumstances exist that indicate the useful life is shorter than originally estimated or the carrying amount may not be recoverable.  If such facts and circumstances exist, the Company assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flow associated with the related asset or group of assets over their remaining lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.   As of the current reporting period, the Company's remaining intangible assets, not including those related to the acquisition of CollabRx, were internally developed, which have a carrying value of zero. Currently the Company expenses all costs incurred to renew or extend the term of a recognized intangible asset.

F-104

With the acquisition of CollabRx, the Company acquired software, trade names, customer relationships, non-compete agreements and goodwill.  The lives of the acquired intangible assets range from three to ten years.  Intangible assets, except for trade names and goodwill, are amortized on a straight-line basis.  Intangible assets related to trade names and goodwill are not amortized.  The Company tests goodwill for impairment annually during the fourth quarter of each fiscal year.  The fair values of these assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount might not be recoverable. No impairment charges for intangible assets or goodwill were recorded for the three months ended June 30, 2015 and 2014, respectively.  The Company recognized $60 and $52 of amortization expense for the three month periods ended June 30, 2015 and 2014, respectively.   The amortization expense included in cost of revenue is related to the acquired software and is amortized on a straight-line basis over the updated expected life of the asset, which the Company believes to be completed by the end of fiscal year 2016.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for indicators of impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If undiscounted expected future cash flows are less than the carrying value of the assets, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the assets.  The Company recorded $4 and $0 in disposal losses for fixed assets for the three months ended June 30, 2015 and 2014.

Stock-Based Compensation

The Company has adopted several stock plans that provide for issuance of equity instruments to our employees and non-employee directors. Our plans include incentive and non-statutory stock options and restricted stock awards.  These equity awards generally vest ratably over a four-year period on the anniversary date of the grant, and stock options expire ten years after the grant date. Certain restricted stock awards may vest on the achievement of specific performance targets.  The Company also had an Employee Stock Purchase Plan ("ESPP"), allowing qualified employees to purchase Company shares at 85% of the fair market value on specified dates.  The ESPP was allowed to expire on July 22, 2014 and has not been renewed.

Total stock-based compensation related to stock options and restricted stock units ("RSUs") for the three months ended June 30, 2015 and 2014 was $36 and $94, respectively.

The Company utilized the following valuation assumptions to estimate the fair value of options that were granted for the three month periods ended June 30, 2015 and 2014, respectively.   The Company utilized the following assumptions to estimate the fair value of options that were granted for the three months ended June 30, 2014.  There were no options granted for the three months  ended June 30, 2015.

	Three Months Ended June 30, 2015	2014
Expected life (years)	N/A	6.0

The Company's ESPP plan expired in the prior fiscal year. No ESPP awards were made in the current period nor are any future ESPP awards expected to be made. Prior ESPP awards were valued using the Black-Scholes option pricing model with expected volatility calculated using a six-month historical volatility.

Volatility	N/A	151.70%
Risk-free interest rate	N/A	1.62% -1.74%
Dividend yield	N/A	0%
Forfeiture rate	N/A	10%

Valuation and Other Assumptions for Stock Options

Valuation and Amortization Method.    The Company estimates the fair value of stock options granted using the Black-Scholes option pricing model. The Company estimates the fair value using a single option approach and amortizes the fair value on a straight-line basis over the requisite service periods of the awards, which are generally the vesting periods.

Expected Term. The expected term of options granted represents the period of time that the options are expected to be outstanding. The Company estimates the expected term of options granted based on our historical experience of exercises including post-vesting exercises and termination.

F-105

Expected Volatility.    The Company estimates the volatility of our stock options at the date of grant using historical volatilities.  Historical volatilities are calculated based on the historical prices of our common stock over a period at least equal to the expected term of our option grants.

Risk-Free Interest Rate.    The Company bases the risk-free interest rate used in the Black-Scholes option pricing model on U.S. Treasury yield curve in effect at the time of grant for zero-coupon issues with remaining terms equivalent to the expected term of our option grants.

Dividends.    The Company has never paid any cash dividends on common stock and the Company does not anticipate paying any cash dividends in the foreseeable future.

Forfeitures.    The Company uses historical data to estimate pre-vesting option forfeitures. The Company record stock-based compensation only for those awards that are expected to vest.

During the three months ended June 30, 2015, the Company granted no options either to any current employees or to any current members of the Board of Directors.

Stock Options

A summary of the stock option activity during the three months ended June 30, 2015 is as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Beginning outstanding, March 31, 2015	665,058	$4.79	7.80	$67,951
Granted	–	–
Forfeited	(49,938)	2.54
Expired	(4,501)	25.52

Ending outstanding, June 30, 2015	610,619	$4.82	7.35	$–
Ending vested and expected to vest	610,474	$4.82	7.35	$–
Ending exercisable	299,876	$8.06	5.62	$–

The aggregate intrinsic value of stock options outstanding as of June 30, 2015 is calculated as the difference between the exercise price of the underlying options and the market price of our common stock as of June 30, 2015.

F-106

The following table summarizes information with respect to stock options outstanding as of June 30, 2015:

Range of Exercise Prices		Number Outstanding As of June 30, 2015	Weighted- Average Remaining Contractual Term (in years)	Weighted- Average Exercise Price	Number Exercisable As of June 30, 2015	Weighted- Average Exercise Price As of June 30, 2015
$0.75	$1.50	206,679	9.42	$0.80	17,500	$1.31
1.99	3.22	167,629	8.39	2.54	88,190	2.41
3.35	6.00	143,997	6.25	3.90	101,872	3.89
11.70	17.80	46,191	3.35	12.03	46,191	12.03
21.00	34.20	36,125	2.04	22.63	36,125	22.63
41.40	41.45	9,998	0.21	41.40	9,998	41.40
		610,619	7.35	$4.82	299,876	$8.06
As of June 30, 2015, there was $197 of total unrecognized compensation cost related to outstanding options which the Company expects to recognize over an estimated weighted average period of 1.38years.

Restricted Stock Units

The Company had no activity related to unvested RSUs in the current period.

Unvested Restricted Stock as of June 30, 2015

As of June 30, 2015, there was no amount of total unrecognized compensation cost related to outstanding RSUs.  All related expenses were previously recognized.

In the three months ending June 30, 2015, the Company did not grant any RSUs.

2.	Earnings Per Share (EPS):

Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted-average number of common shares outstanding (denominator) for the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS uses the average market prices during the period.

Basic net loss per common share is computed using the weighted-average number of shares of common stock outstanding.

The following table represents the calculation of basic and diluted net loss per common share:

	Three Months Ended June 30,
	2015	2014

Net loss	$(1,345)	$(1,248)
Basic and diluted:
Weighted-average common shares outstanding	10,485	2,032
Weighted-average common shares used in per share computation	10,485	2,032

Net loss per share
Basic and diluted	$(0.13)	$(0.61)

F-107

The following shares of common stock equivalents were excluded from the computation of diluted earnings per share for the three months ended June 30, 2015 and 2014 because including them would have been anti-dilutive.

	June 30, 2015	June 30, 2014

Outstanding Options	610,619	383,427
Outstanding RSUs	23,921	152,631
	634,540	536,058

Warrants - Sequel	–	92,888
Warrants S-3 (June 2014)	27,405	27,405
Warrants - S-1	4,256,000	–
Warrants - underwriters	186,066	–
Shares Excluded from EPS calculation	5,104,011	656,351

The weighted-average exercise price per share of the excluded outstanding options and outstanding and deferred RSUs was $7.78 and $8.93 on June 30, 2015 and 2014, respectively.

At June 30, 2015, the Company had the following warrants outstanding to purchase the Company's stock:

Issue Date	Outstanding Warrants	Exercise Price	Maturity Date

6/24/2014	27,405	$2.50	6/24/2020
2/25/2015	4,256,000	$1.18	2/25/2020
2/25/2015	115,200	$1.56	2/18/2020
3/2/2015	70,866	$1.59	2/25/2020
	4,469,471

3.	Financial Instruments:

The carrying amount of the Company's financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, convertible promissory note, notes receivable, accrued expenses, promissory note payable and other liabilities approximates fair value due to their relatively short maturity. The Company currently has only minimal sales in global markets and is not exposed to changes in foreign currency exchange rates.  The Company does not hold derivative financial instruments for speculative purposes.  Foreign currency transaction gains and (losses), if any, are included in other income (expense), and were $0 for the three month periods ended June 30, 2015 and 2014.  On June 30, 2015, the Company had no open foreign exchange contracts to sell Euros or any other foreign currencies.

Changes in the exchange rate between the Euro and the U.S. dollar are currently immaterial to our operating results. Exposure to foreign currency exchange rate risk may increase over time as our business evolves.

4.	Geographical and Segment Information:

For the periods presented, the Company's sourceof revenue was related to genomics based technology information services.  The Company's chief operating decision-maker has been identified as the President and Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

F-108

For geographical reporting, revenues are attributed to the geographic location in which the customers' facilities are located.  Long-lived assets consist of property, plant and equipment and are attributed to the geographic location in which they are located.  For all periods presented, revenues by geographic region were all in the United States.

Additionally, all long-lived, intangible and goodwill assets are located in the United States.

5.	Recent Accounting Pronouncements:

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and the IASB has issued IFRS 15, Revenue from Contracts with Customers. The issuance of these documents completes the joint effort by the FASB and the IASB to improve financial reporting by creating common revenue recognition guidance for U.S. GAAP and IFRS. The new guidance affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance.   For public entities, the amendments are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period.  Early application is not permitted. The Company will continue to evaluate this newly issued guidance.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern (Sub Topic 205-40) -Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern.  ASU2014-15 clarifies principles and definitions that may be used by an organization's management for disclosures that are currently made available in financial statement footnotes. Presently, U.S. GAAP does not provide an organization's management guidance regarding its responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern or to prepare related footnote disclosures. Instead, auditors are responsible for assessing an entity's ability to continue as a going concern under AU-C 570. ASU 2014-15 will move this responsibility to management.  ASU 2014-15 will require management to evaluate whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern for one year from the date the financial statements are issued. ASU 2014-15 is effective for annual periods ending after December 15, 2016 to allow the auditing guidance to catch up with this change. ASU No. 2014-15 affects all companies and nonprofits and early application is allowed.  The Company is currently evaluating the impact of adopting this new guidance on our condensed financial statements.

In April 2015, the FASB issued ASU 2015-05, Intangibles Goodwill and Other - Internal Use Software (Sub Topic 350-40) -Customer's Accounting for Fees Paid in a Cloud Computing Arrangement.  ASU 2015-05 provides explicit guidance to help companies evaluate the accounting for fees paid by a customer in a cloud computing arrangement. The new guidance clarifies that if a cloud computing arrangement includes a software license, the customer should account for the license consistent with its accounting for other software licenses. If the arrangement does not include a software license, the customer should account for the arrangement as a service contract.ASU 2015-05 is effective for public business entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments are effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. An entity can elect to adopt the amendments either prospectively for all arrangements entered into or materially modified after the effective date, or retrospectively. Early adoption is permitted for all entities. The Company is currently evaluating the impact of adopting this new guidance on our condensed financial statements.

6.	Commitments and Contingencies

The Company has several non-cancelable operating leases, primarily for general office space, that expire over the next three years.  The Company has no capital leases at this time. Future minimum lease payments under these leases are as follows:

Year Ending March 31,	Operating Leases
2016	95
2017	129
2018	54
Total minimum lease payments	$278

F-109

Most leases provide for the Company to pay real estate taxes and other maintenance expenses. Rent expense for operating leases related to continuing operations, net of sublease income was $32 and $31, during the three months ended June 30, 2015 and 2014, respectively.

7.	Subsequent Events:

On July 13, 2015, the Company made its first payment of principal ($167) and unpaid accrued interest ($41) on the CollabrRx acquisition promissory notes payable.

On July 17, 2015 the Company filed an S-4 registration statement. The statement contained a preliminary joint proxy statement/prospectus for the plan of merger between CollabRx, Inc. and Medytox Solutions, Inc.

F-110

ANNEX A

Agreement And Plan Of Merger

by and among

CollabRx, Inc.,

CollabRx Merger Sub, Inc.

and

Medytox Solutions, Inc.

Dated as of April 15, 2015

ANNEX A - 1

ANNEX A - 2

ANNEX A - 3

ANNEX A - 4

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of April 15, 2015, by and among CollabRx, Inc., a Delaware corporation (“Parent”), CollabRx Merger Sub, Inc., a Nevada corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and Medytox Solutions, Inc., a Nevada corporation (the “Company” and, collectively with Parent and Merger Sub, the “Parties”).

RECITALS

WHEREAS, the Parties desire to enter into a strategic business combination transaction pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger on the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, subject to the terms and conditions set forth in this Agreement, unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub, (b) approved the execution, delivery and performance of this Agreement and the consummation of the strategic business combination transaction contemplated hereby, including the Merger (defined below), and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the respective Boards of Directors of Parent (the “Parent Board”) and Merger Sub have, subject to the terms and conditions set forth in this Agreement, unanimously approved this Agreement, and have determined that it is advisable and in the best interests of their respective companies and stockholders to consummate the strategic business combination transaction provided for in this Agreement, and the Parent Board has determined to recommend to the stockholders of Parent, among other things, that they approve the issuance of shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) in connection with the strategic business combination transaction provided for in this Agreement (the “Parent Share Issuance”);

WHEREAS, the Parties intend for federal income tax purposes that the Merger shall qualify (a) as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and (b) as a tax-free contribution of the Company Common Stock to the Parent in exchange for the Parent Common Stock in a transaction governed by Section 351 of the Code, and that this Agreement shall constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury Regulations (the “Tax-Free Reorganization/Contribution”);

WHEREAS, in connection with the execution and delivery of this Agreement by the Parties, each of the Key Company Stockholders has entered into a Support Agreement (each, a “Company Support Agreement”) dated as of the date of this Agreement with Parent and Merger Sub, pursuant to which each of the applicable Company stockholders has agreed, among other things, to vote all of the Company Capital Stock beneficially owned by it in favor of the adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement, on the terms and subject to the conditions set forth in such Company Support Agreement;

ANNEX A - 5

WHEREAS, in connection with the execution and delivery of this Agreement by the Parties, each of the Key Parent Stockholders has entered into a Support Agreement (each, a “Parent Support Agreement”) dated as of the date of this Agreement with the Company, pursuant to which each of the applicable stockholders of Parent has agreed, among other things, to vote all of the Parent Common Stock beneficially owned by it in favor of approval of the Parent Proposals (defined below), on the terms and subject to the conditions set forth in such Parent Support Agreement;

WHEREAS, in connection with the execution and delivery of this Agreement by the Parties, each of Parent, the Key Company Stockholders and Key Parent Stockholders identified in Appendix A has entered into the Post-Merger Stockholders Agreement dated as of the date of this Agreement;

WHEREAS, in connection with the Closing, the employee of Parent identified in Appendix B (the “Key Employee”) shall execute and deliver to Parent or the applicable Subsidiary of Parent the New Employment Agreement dated as of the Closing Date;

WHEREAS, immediately following the Effective Time, the Parent Common Stock outstanding immediately prior to the Effective Time, on a Fully Diluted Basis, shall comprise ten percent (10%) of the Closing Capitalization; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (the “NRS”), Merger Sub shall be merged with and into the Company at the Effective Time (the “Merger”). Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the NRS as the surviving corporation in the Merger and a wholly owned Subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, the Company Common Stock and Company Stock Options outstanding immediately prior to the Effective Time, on a Fully Diluted Basis (but excluding Company Preferred Stock and the D&D Convertible Note), shall be converted into shares of Parent Common Stock or options to purchase shares of Parent Common Stock comprising an aggregate of ninety percent (90%) of the Closing Capitalization; provided, however, that such percentage shall be decreased for any Company Dissenting Shares, as further provided in Sections 1.8 and 1.9 below.

Section 1.2 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. on the date that is no later than three (3) Business Days following the satisfaction or (subject to applicable Law) waiver of the conditions set forth in Article VII (excluding conditions that, by their nature, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of those conditions), unless another time or date is agreed to by the Parties (the actual time and date of the Closing being referred to herein as the “Closing Date”). The Closing shall be held at the offices of Akerman LLP, One Southeast Third Avenue, 25th Floor, Miami, Florida 33131, or at such other place as the Parties may agree.

ANNEX A - 6

Section 1.3 Effective Time. As soon as practicable on the Closing Date, the Company shall (a) file articles of merger (the “Articles of Merger”) in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the NRS, and (b) make all other filings or recordings required under the NRS in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Nevada Secretary of State or at such subsequent time as Parent and the Company may agree and as shall be specified in the Articles of Merger (the date and time the Merger becomes effective being the “Effective Time”).

Section 1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth herein and in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

Section 1.5 Bylaws. At the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in their entirety as the bylaws of the Merger Sub as in effect immediately prior to the Effective Time, except the references to Merger Sub’s name shall be replaced by references to “Medytox Solutions, Inc.” until thereafter changed or amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, or as provided by applicable Law (subject to Section 6.7(b)).

Section 1.6 Articles of Incorporation. At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended so as to read in its entirety as the articles of incorporation of the Merger Sub as in effect immediately prior to the Effective Time, except the references to Merger Sub’s name shall be replaced by references to “Medytox Solutions, Inc.” until thereafter amended in accordance with the terms thereof or as provided by applicable Law (subject to Section 6.7(b)).

Section 1.7 Directors and Officers. The directors and officers of Merger Sub shall be the individuals specified in Section 1.7 of the Company Disclosure Letter (as such provision of the Company Disclosure Letter may be amended by the Company from time to time prior to the Effective Date upon written notice to Parent), in each case, immediately prior to the Effective Time. Such individuals shall be the directors and officers of the Surviving Corporation, in each case, from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

ANNEX A - 7

Section 1.8 Effect on Capital Stock.

(a) At the Effective Time, as a result of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (but excluding any shares cancelled under Section 1.8(g)), shall be converted into and shall thereafter represent the right to receive the number of validly issued, fully paid and non-assessable shares of Parent Common Stock based on and equal to the Exchange Ratio (collectively with any shares of Parent Capital Stock to be issued pursuant to clauses (c), (d) and (e) of this Section 1.8 and Section 2.4, the “Merger Consideration”). For purposes of this Agreement, (i) the “Exchange Ratio” means (A) nine (9) multiplied by the Parent Effective Time Shares, (B) divided by the Company Select Effective Time Shares, (ii) the “Parent Effective Time Shares” means the number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time (but after the Parent Reverse Split) on a Fully Diluted Basis (for the avoidance of doubt, the Post-Closing Parent Stock Options and the New Preferred Shares are excluded from the Parent Effective Time Shares), and (iii) “Company Select Effective Time Shares” means the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (but after the Company Option Cancellation) on a Fully Diluted Basis, but excluding the D&D Convertible Note and the Company Preferred Stock. For the avoidance of doubt, Company Select Effective Time Shares excludes the Post-Closing Company Stock Options.

(c) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Series B Non-Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Shares”; and, each holder of Series B Shares, a “Series B Shareholder”) issued and outstanding immediately prior to the Effective Time (but excluding any Series B Shares cancelled under Section 1.8(g)), shall be converted into and shall thereafter represent the right to receive one validly issued, fully paid and non-assessable share of Series B Convertible Preferred Stock of Parent, par value $0.01 per share (the “New Series B Shares”).

(d) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Series D Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series D Shares” and, each holder of Series D Shares, a “Series D Shareholder”) issued and outstanding immediately prior to the Effective Time (but excluding any Series D Shares cancelled under Section 1.8(g)), shall be converted into and shall thereafter represent the right to receive one validly issued, fully paid and non-assessable share of Series D Convertible Preferred Stock of Parent, par value $0.01 per share (the “New Series D Shares”).

ANNEX A - 8

(e) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Series E Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series E Shares” and, each holder of Series E Shares, a “Series E Shareholder”) issued and outstanding immediately prior to the Effective Time (but excluding any Series E Shares cancelled under Section 1.8(g)), shall be converted into one validly issued, fully paid and non-assessable share of Series E Convertible Preferred Stock of Parent, par value $0.01 per share (the “New Series E Shares; and, collectively with the New Series B Shares and the new Series E Shares, the “New Preferred Shares”).

(f) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of outstanding Company Capital Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented shares of Company Capital Stock (“Capital Stock Certificates”) or book-entry shares which immediately prior to the Effective Time represented shares of Company Capital Stock (“Capital Stock Book-Entry Shares”) shall thereafter cease to have any rights with respect to such shares of Company Capital Stock except as provided herein or by Law.

(g) Each share of Company Capital Stock owned by Parent, Merger Sub or any of their Subsidiaries or held by the Company or any of its Subsidiaries (including any shares held in the treasury of the Company) at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of Parent or other consideration shall be delivered in exchange therefor.

Section 1.9 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock (whether in certificated or book-entry form) issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with the applicable provisions of Sections 92A.300 through 92A.500 of the NRS (such shares of Company Capital Stock being referred to collectively as the “Company Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the NRS with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Sections 92A.300 through 92A.500 of the NRS; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Sections 92A.300 through 92A.500 of the NRS or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Sections 92A.300 through 92A.500 of the NRS, such holder’s Company Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 1.8, without interest thereon, upon surrender of the Capital Stock Certificate formerly representing such Company Dissenting Shares or transfer of the Capital Stock Book-Entry Shares, as applicable. The Company shall provide Parent written notice of any demands received by the Company for appraisal of shares of Company Capital Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time that relates to such demand, and the Company shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands; provided, that Parent shall have the right to consent to any final resolution of such demands, which consent shall not be unreasonably withheld, conditioned or delayed. Except with the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

ANNEX A - 9

Section 1.10 Parent Stock Options and Other Derivative Securities . Prior to the Effective Time, Parent shall take such actions as may be necessary to assume and continue the existence of each and every option and warrant to purchase shares of Parent Capital Stock ("Parent Stock Options") outstanding and unexercised at such time. The terms and conditions governing such options and warrants shall remain unchanged, including without limitation with respect to vesting schedule. Prior to the Effective Time, Parent shall take such actions as may be necessary to cause each and every restricted stock unit of Parent to settle prior to the Effective Time in accordance with its terms.

Section 1.11 Company Stock Options .

(a) By virtue of the Merger, Parent shall assume the Company Stock Plans and each option to purchase shares of Company Common Stock under the applicable Company Stock Plans or independent of the Company Stock Plans that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable (collectively, the “Company Stock Options”) shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by Parent and shall be converted, at the Effective Time, into an option to purchase shares of Parent Common Stock (a “Converted Parent Stock Option”), on substantially the same terms and conditions as were applicable to such Company Stock Option immediately before the Effective Time (including expiration date, vesting conditions, and exercise provisions, but taking into account any changes thereto, including the acceleration thereof, provided for in the Company Stock Plans, in an award agreement or in such Company Stock Option by reason of this Agreement or the transactions contemplated herein), except that: (i) each Converted Parent Stock Option shall have an exercise price per share of Parent Common Stock equal to the exercise price per share of Company Common Stock underlying such Company Stock Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded, if necessary, up to the nearest whole cent; and (ii) the number of shares of Parent Common Stock which shall be subject to each such Converted Parent Stock Option shall be the number of shares of Company Common Stock subject to each Company Stock Option immediately prior to the Effective Time, multiplied by the Exchange Ratio, rounded, if necessary, down to the nearest whole share of Parent Common Stock; provided, however, that notwithstanding anything to the contrary in this Agreement, in all cases such conversion shall be effected in a manner consistent with the requirements of Section 424(a) of the Code (as modified by Section 409A of the Code with respect to Company Stock Options that are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code). For the avoidance of doubt, the term Company Stock Options shall not include the Cancelled Company Options, which shall be cancelled pursuant to an agreement between the Company and each holder thereof prior to the Effective Time.

(b) Prior to the Effective Time, the Parent Board (or the appropriate committee thereof) and the Company Board (or the appropriate committee thereof) shall take such action and adopt such resolutions as are required to effectuate the treatment of the Company Stock Options pursuant to the terms of this Section 1.11, and to take all actions reasonably required to effectuate any provision of this Section 1.11, including (i) the Parent Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to assume and continue the Company Stock Plans subject to any amendment or termination in accordance with the terms of such plans; (ii) the Parent Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of a Converted Parent Stock Option; (iii) the Company Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to ensure that, after the Effective Time, neither the Company nor the Surviving Corporation will be required to deliver shares of Company Common Stock or any other capital stock to any person pursuant to or in settlement of Company Stock Options; and (iv) the Company Board shall approve the cancellation of the Cancelled Company Options.

ANNEX A - 10

(c) As soon as practicable following the Effective Time, Parent shall file a Form S-8 registration statement (or such other appropriate form), or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the shares of Parent Common Stock available for grant and delivery under the Company Stock Plans from and after the Effective Time and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such shares are available for grant and delivery under the Company Stock Plans.

Section 1.12 Certain Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Capital Stock are changed into a different number of shares or different class of capital stock of the Company by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change. For the avoidance of doubt, the formulation of the Exchange Ratio set forth in Section 1.8(b) takes into account the prior occurrence of the Parent Reverse Split.

Section 1.13 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a Tax-Free Reorganization/Contribution and the Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) of the Treasury Regulations.

ARTICLE II
EXCHANGE OF SHARES

Section 2.1 Exchange Agent. Prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) to act as agent pursuant to an Exchange Agent Agreement, which agreement shall be reasonably acceptable to the Company. On or as soon as reasonably practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Capital Stock, book-entry shares (or certificates if requested) representing the Parent Capital Stock issuable pursuant to Sections 1.8 and 2.4 in exchange for outstanding shares of Company Capital Stock. Any shares of Parent Capital Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” The Exchange Fund shall not be used for any other purpose. Parent shall pay, or shall cause to be paid, all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares for the Merger Consideration. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Capital Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Capital Stock Certificates or transfer of the Capital Stock Book-Entry Shares to the Exchange Agent) (a “Letter of Transmittal”) for use in such exchange. The Letter of Transmittal shall be in customary form and have such other provisions as Parent may reasonably specify.

ANNEX A - 11

Section 2.2 Exchange Procedures.

(a) Each holder of Company Capital Stock shall be required to deliver a duly executed and completed Letter of Transmittal to the Exchange Agent in order to receive the Merger Consideration that such holder is entitled to receive pursuant to this Agreement. If the Company Capital Stock being exchanged for Merger Consideration is certificated, the corresponding Capital Stock Certificate shall be delivered to the Exchange Agent together with the Letter of Transmittal. Upon surrender of such Letter of Transmittal (and if applicable, a Capital Stock Certificate) to the Exchange Agent, and such other documents as may reasonably be required by the Exchange Agent, the holder of such shares of Company Capital Stock shall be entitled to receive in exchange therefor: (i) in the case of Company Common Stock, (A) one or more shares of Parent Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8(b) (after taking into account all shares of Company Capital Stock then held by such holder), and (B) one or more shares of Parent Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.4, (ii) in the case of Series B Shares, one or more shares of New Series B Shares (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8(c) (after taking into account all Series B Shares then held by such holder), (iii) in the case of Series D Shares, one or more shares of New Series D Shares (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8(d) (after taking into account all Series D Shares then held by such holder) and (iv) in the case of Series E Shares, one or more shares of New Series E Shares (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8(e) (after taking into account all Series E Shares then held by such holder).

(b) No interest will be paid or will accrue on any cash payable pursuant to Section 2.2(d).

ANNEX A - 12

(c) In the event of a transfer of ownership of a Capital Stock Certificate representing Company Capital Stock that is not registered in the stock transfer records of the Company, the Merger Consideration shall be issued or paid in exchange therefor to a Person other than the Person in whose name the Capital Stock Certificate so surrendered is registered if the Capital Stock Certificate formerly representing such Company Capital Stock is properly endorsed or otherwise in proper form for transfer and the Person requesting such payment or issuance pays any transfer or other similar Taxes required by reason of the payment or issuance to a Person other than the registered holder of the Capital Stock Certificate or establishes to the reasonable satisfaction of Parent that the Tax has been paid or is not applicable.

(d) Distributions with Respect to Unexchanged Shares. All shares of Parent Capital Stock to be issued pursuant to this Agreement shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of a class or series of Parent Capital Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement of the same class or series of Parent Capital Stock; provided, however, that no dividends or other distributions declared or made in respect of the Parent Capital Stock shall be paid to the holder of any unsurrendered Capital Stock Certificate or Capital Stock Book-Entry Shares until such holder surrenders such Capital Stock Certificate or Capital Stock Book-Entry Shares in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Capital Stock Certificate or Capital Stock Book-Entry Shares, there shall be paid to such holder of shares of Parent Capital Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time therefor paid with respect to such whole shares of Parent Capital Stock; and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date at or after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Capital Stock.

Section 2.3 No Further Ownership Rights. All shares of Parent Capital Stock issued in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.2(d)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Capital Stock.

Section 2.4 No Fractional Shares of Parent Common Stock.

(a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Capital Stock Certificates or Capital Stock Book-Entry Shares, and such fractional share interests shall not entitle the owner thereof to vote or to have any rights, including without limitation dividend or distribution rights, as a stockholder of Parent or a holder of shares of Parent Common Stock.

(b) Notwithstanding anything contained in this Agreement to the contrary, each holder of shares of Company Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Capital Stock Certificates or Capital Stock Book-Entry Shares delivered by such holder) shall receive, in lieu thereof, one whole share of Parent Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested).

ANNEX A - 13

Section 2.5 Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Capital Stock one (1) year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Capital Stock for the Merger Consideration in accordance with Section 2.2 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Capital Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Capital Stock two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.6 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.7 Lost Certificates. If any Capital Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Capital Stock Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Capital Stock Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Capital Stock Certificate, the Merger Consideration to be paid in respect of the shares of Company Capital Stock formerly represented by such Capital Stock Certificate (and unpaid dividends and distributions, if any, on shares of Parent Capital Stock to which such holders are entitled pursuant to Section 2.2(d)) as contemplated under this Article II.

Section 2.8 Withholding Rights. Each of the Exchange Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such withheld amounts shall be remitted to the applicable Governmental Entity and such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 2.9 Further Assurances. After the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ANNEX A - 14

Section 2.10 Stock Transfer Books. The stock transfer books of the Company shall be closed at the close of business on the day on which the Effective Time occurs and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company. On or after the Effective Time, any Capital Stock Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Capital Stock formerly represented thereby (including any shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.4).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the Company SEC Documents filed since March 31, 2014 but prior to the date of this Agreement (but excluding any disclosures contained under the heading “Risk Factors” or “forward looking statements” or any other disclosures included in such filings to the extent that they are forward-looking statements or cautionary, nonspecific, predictive or forward-looking in nature) or (ii) as set forth in the Company Disclosure Letter delivered by the Company to Parent prior to or concurrently with the execution of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization, Standing and Power; Organizational Documents; Subsidiaries.

(a) Each of the Company and its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company or other organizational, as applicable, power and authority to own, lease and operate its assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has delivered or made available to Parent a true and correct copy of the Organizational Documents of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of the Organizational Documents. The Company has delivered or made available to Parent true, correct and complete copies of the minute books of the Company and each of its Subsidiaries from January 1, 2013 through the date of this Agreement. Such minute books contain a correct and complete copy of the minutes or written consents of all meetings of or actions by the directors, managers, members, partners or shareholders, as applicable, or any committees thereof (or, in the case of any minutes or written consents that have not been finalized, drafts thereof), and such minutes or written consents record, in all material respects, all meetings or material corporate actions held or taken through the date of this Agreement by such directors, managers, members, partners or shareholders, as applicable, or any committees thereof.

ANNEX A - 15

(c) Section 3.1(c)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 3.1(c)(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by the Company, (x) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (y) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company and any other Person. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens (x) imposed by applicable securities Laws or (y) arising pursuant to the Organizational Documents of any non-wholly owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.2 Capital Structure.

(a) Capital Stock. The authorized capital stock of the Company consists of: (i) 500,000,000 shares of Company Common Stock and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”), of which 5,000 of such shares have been designated the Series B Shares, 1,000,000 of such shares have been designated the “Series C Convertible Preferred Stock” (the “Series C Shares”), 200,000 of such shares have been designated the Series D Shares and 100,000 of such shares have been designated the Series E Shares. As of the date of this Agreement (the “Company Capitalization Date”), (1) 29,306,026 shares of Company Common Stock are issued and outstanding, (2) no shares of Company Common Stock are issued and held by the Company in its treasury, (3) 5,000 Series B Shares are issued and outstanding, (4) no Series C Shares are issued and outstanding, (5) 50,000 Series D Shares are issued and outstanding and (6) 45,000 Series E Shares are issued and outstanding. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of the Company.

ANNEX A - 16

(b) Stock Awards.

(i) As of the Company Capitalization Date, an aggregate of 24,095,000 shares of Company Common Stock are subject to issuance pursuant to Company Stock Options or Company Stock Awards granted under the plans listed in Section 3.2(b) of the Company Disclosure Letter (the plans referred to immediately above and the award or other applicable agreements entered into thereunder, in each case as amended, are collectively referred to herein as the “Company Stock Plans”) or granted independent of such plans. Section 3.2(b)(i) of the Company Disclosure Letter sets forth as of the Company Capitalization Date a list of each outstanding Company Equity Award granted under the Company Stock Plans or independent of such plans and (A) the name of the holder of such Company Equity Award, (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award, (C) the exercise price, purchase price or similar pricing of such Company Equity Award, (D) the date on which such Company Equity Award was granted or issued, (E) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof, and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance under the Company Stock Plans or independent of such plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

(ii) Except for the Company Stock Plans and as set forth in Section 3.2(b)(ii)(A) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards or as set forth in Section 3.2(b)(ii)(B) of the Company Disclosure Letter, as of the date hereof, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Company Voting Debt or shares of capital stock of the Company, (B) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Company Voting Debt or shares of capital stock of (or securities convertible into or exercisable or exchangeable for shares of capital stock of) the Company or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B) and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, and all outstanding shares of capital stock, voting securities or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) Except for withholding in accordance with the terms of the Company’s equity incentive plans and grant agreements, there are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

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(c) Voting Debt. No bonds, debentures, notes or other Indebtedness issued by the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equity holders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exercisable or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Company Voting Debt”).

(d) Company Subsidiary Securities. As of the date hereof, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exercisable or exchangeable for Company Voting Debt, capital stock, voting securities or other ownership interests in any Subsidiary of the Company, (ii) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Company Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exercisable or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of the Company, or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in the case of each of clauses (i), (ii) and (iii) that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 3.3 Corporate Authority.

(a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject only to the adoption of this Agreement by the affirmative vote of the holders of at least a majority of each of the outstanding Company Common Stock, outstanding Series D Shares and outstanding Series E Shares, respectively, entitled to vote thereon, and the unanimous consent of the holders of all of the outstanding Series B Shares (the “Company Stockholder Approval”), and to the filing and recording of the Articles of Merger under the provisions of the NRS. The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt, approve or authorize this Agreement, the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

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(b) As of the date of this Agreement, the Company Board, by resolution duly adopted at a meeting duly called and held, has (i) approved and declared advisable this Agreement and the Merger and the other transactions contemplated by this Agreement; (ii) resolved to recommend adoption of this Agreement to the stockholders of the Company; and (iii) directed that this Agreement be submitted to the stockholders of the Company for adoption.

(c) Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.21, no “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of incorporation and bylaws is, or at the Effective Time will be, applicable to the Company Common Stock, the Merger or the other transactions contemplated by this Agreement. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.21, the Company Board has taken all action so that the Company will not be deemed to have agreed to any acquisition of a controlling interest in an issuing corporation (as such terms are used in Sections 78.378 to 78.3793 inclusive of the NRS) as a result of the execution of this Agreement, or the consummation of the Merger or the other transactions contemplated hereby.

Section 3.4 Governmental Filings; No Violations, Etc.

(a) Except for the reports, registrations, consents, approvals, permits, authorizations, notices and/or filings (i) pursuant to Section 1.3, (ii) under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) required to be made with NASDAQ, (iv) for or pursuant to other applicable foreign securities Law approvals, state securities, takeover and “blue sky” Laws, and (v) as set forth in Section 3.4(a) of the Company Disclosure Letter, no notices, reports or other filings are required to be made by the Company with, nor are any registrations, consents, approvals, permits or authorizations required to be obtained by the Company from any Governmental Entity, in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except those that the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both), (i) subject to obtaining the Company Stockholder Approval, conflict with or violate any provision of the Company’s certificate of incorporation or bylaws or any equivalent organizational or governing documents of any of the Company’s Subsidiaries; (ii) conflict with or violate any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; or (iii) except as set forth in Section 3.4(b)(iii) of the Company Disclosure Letter, require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien, other than Permitted Liens, upon any of the respective properties or assets of the Company or any of its Subsidiaries pursuant to, any Contract, permit or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, consents, approvals, authorizations, permits, breaches, losses, defaults, other occurrences or Liens which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.5 Company Reports; Financial Statements.

(a) Except as set forth on Section 3.5(a) of the Company Disclosure Letter, since January 1, 2013, the Company has filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission (the “SEC”), including exhibits and other information incorporated therein as they have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder. None of the Company’s Subsidiaries is required to make any filings with the SEC. All of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (together with the related notes and schedules thereto, collectively, the “Company Financial Statements”) (A) have been prepared from, and are in accordance with, the books and records of the Company and the Company’s Subsidiaries in all material respects, (B) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments) and (C) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries as of the dates and for the periods referred to therein.

(b) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries. The Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the over the counter Bulletin Board, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(c) The Company and each of its Subsidiaries have established and maintain a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Company Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements.

(d) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s auditors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, all of which are set forth on Section 3.5(d) of the Company Disclosure Letter, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(e) To the Company’s Knowledge, none of the Company SEC Documents is the subject of ongoing SEC review. The Company has made available to Parent true and complete copies of all written comment letters from the staff of the SEC received since January 1, 2013 through the date of this Agreement relating to the Company SEC Documents and all written responses of the Company thereto through the date of this Agreement. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents. As of the date of this Agreement, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Company's Knowledge, threatened, in each case regarding any accounting practices of the Company.

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Section 3.6 Absence of Certain Changes. Since March 31, 2014, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred:

(a) any Company Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b) any event, condition, action or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

Section 3.7 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries, whether accrued, absolute, determined or contingent, except for (a) liabilities or obligations disclosed and provided for in the balance sheets included in the Company Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement; (b) liabilities or obligations incurred in accordance with or in connection with this Agreement; (c) liabilities or obligations incurred since September 30, 2014 in the ordinary course of business consistent with past practice; and (d) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose, or effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries, in the Company Financial Statements or other Company SEC Documents.

Section 3.8 Litigation.

(a) As of the date of this Agreement, except as set forth in Section 3.8(a) of the Company Disclosure Letter, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings (collectively, “Actions”) pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties or, to the Knowledge of the Company, any executive officer or director of the Company or any of its Subsidiaries in their capacities as such, other than any such Action that (i) does not involve an amount in controversy in excess of $50,000, or (ii) does not seek material injunctive or other material non-monetary relief. None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any executive officer or director of the Company or any of its Subsidiaries, is subject to any order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity (“Order”), whether temporary, preliminary or permanent, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any executive officer or director of the Company.

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(b) For the avoidance of doubt, the provisions of this Section 3.8 do not apply to Environmental Laws, Environmental Permits or Hazardous Materials, as representations and warranties made by the Company and its Subsidiaries with regard to all environmental matters, including Environmental Laws, Environmental Permits and Hazardous Materials are solely and exclusively made in Section 3.16 of this Agreement.

Section 3.9 Compliance with Laws.

(a) The Company and each of its Subsidiaries is and, since December 31, 2013, has been in compliance with all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound, except where any such failure to be in compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same which, in each case, would reasonably be expected to have a Company Material Adverse Effect. The Company is in material compliance with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and any rules and regulations thereunder, as well as other anti-corruption laws to which it may be subject. None of the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any director, officer, agent, employee or other Person associated with or acting on behalf of the Company or its Subsidiaries, has, directly or indirectly, provided anything of value to any foreign official, as that term is defined in the FCPA, in connection with obtaining, retaining or otherwise securing an improper advantage in connection with the business of the Company or its Subsidiaries.

(b) The Company is not engaged in the “practice of medicine” as that term is defined by any state or federal law, regulation, or rule regulating the “practice of medicine” in the United States or as interpreted by any government or quasi-government regulatory body, professional board, or accrediting body regulating the practice of medicine in the United States.

(c) The Company has not received any notice from any government or quasi-government regulatory body, professional board, or accrediting body which regulates the practice of medicine in the United States with respect to any past, present, or proposed product, service, advertisement, or business activity of the Company.

(d) The Company is not engaged in the field of “telehealth” as that term is defined by any state or federal law, regulation, or rule regulating the “practice of medicine” and/or “telehealth” in the United States or as interpreted by any government or quasi-government regulatory body, professional board, or accrediting body regulating the practice of medicine in the United States.

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(e) The Company has not received any notice from any government or quasi-government regulatory body, professional board, or accrediting body which regulates the practice of medicine and/or “telehealth” in the United States with respect to any past, present, or proposed product, service, advertisement, or business activity of the Company.

(f) For the avoidance of doubt, the provisions of this Section 3.9 do not apply to Environmental Laws, Environmental Permits or Hazardous Materials, as representations and warranties made by the Company and its Subsidiaries with regard to all environmental matters, including Environmental Laws, Environmental Permits and Hazardous Materials are solely and exclusively made in Section 3.16.

Section 3.10 Properties. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries, as the case may be, (i) hold good and valid title to all of the properties and assets reflected in the September 30, 2014 balance sheet included in the Company SEC Documents as being owned by the Company or one of its Subsidiaries or acquired after the date thereof that are material to the Company’s business on a consolidated basis (except for properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business) (collectively, with respect to real property, the “Company Owned Real Property”), free and clear of all Liens, except for Permitted Liens and other matters described in Section 3.10 of the Company Disclosure Letter; (ii) holds the Company Owned Real Property, or any portion thereof or interest therein, free of any outstanding options or rights of first refusal or offer to purchase or lease; (iii) is the lessee or permittee of all leasehold estates reflected in the March 31, 2014 financial statements included in the Company SEC Documents or acquired after the date thereof that are material to the Company’s business on a consolidated basis (except for leases that have expired by their terms since the date thereof or been assigned, terminated or otherwise disposed of in the ordinary course of business) (collectively, with respect to real property, the “Company Leased Real Property”); (iv) is in possession of the Company Leased Real Property, and each lease underlying the Company Leased Real Property is valid and in full force and effect, and constitutes a valid and binding obligation of the Company or the applicable Subsidiary of the Company, subject to the Bankruptcy and Equity Exception; and (v) has not received any written notice of termination or cancellation of or of a breach or default in connection with the Company Leased Real Property.

Section 3.11 Contracts.

(a) As of the date of this Agreement, except as set forth in Section 3.11(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any:

(i) “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act), whether or not filed by the Company with the SEC;

(ii) employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (x) executive officer of the Company, (y) member of the Company Board, or (z) Company Employee providing for an annual base salary in excess of $50,000;

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(iii) Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (x) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (A) the Company or another wholly owned Subsidiary thereof or (B) any Subsidiary (other than a wholly owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (y) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iv) Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (x) to engage in any line of business, or (y) to compete with any Person or operate in any geographical location;

(v) Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets with a fair market value in excess of $50,000;

(vi) Contract that contains any provision that requires the purchase of all of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given Third Party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(vii) Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any Third Party or upon consummation of the Merger will obligate Parent, the Surviving Corporation or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis with any Third Party;

(viii) Contracts relating to Indebtedness for borrowed money or any guarantee of any Indebtedness for borrowed money (other than in respect of Indebtedness for borrowed money of a wholly owned Subsidiary of the Company) or loans or other advances to any Person in excess of $50,000;

(ix) Contracts where the Company or any of its Subsidiaries has received or expects to receive $50,000 or more in revenues pursuant to such agreements in the current fiscal year;

(x) Contracts with respect to the receipt of any goods and services involving a payment of $50,000 or more per annum;

(xi) Employee collective bargaining agreement or other Contract with any labor union;

(xii) Joint venture, alliance, partnership or limited liability company agreements or similar Contracts relating to the formation, creation, operation, management or control of any joint venture, alliance, partnership or limited liability company that (A) is material to the Company, any of its Subsidiaries or any of its Subsidiaries; (B) is material to any investment in, or other commitment to, any Related Entity of the Company; or (C) would reasonably be expected to require the Company or its Subsidiaries to make expenditures in excess of $50,000 or more in the current fiscal year;

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(xiii) Contract which is not otherwise described in clauses (i)-(xii) above that is material to the Company and its Subsidiaries, taken as a whole; or

(xiv) Contracts material to the Company’s or any of its Subsidiaries' Intellectual Property owned or used by the Company or any of its Subsidiaries.

(b) All Contracts to which the Company or any of its Subsidiaries is a party to or bound by as of the date of this Agreement that are of the type described in clause (a) above are referred to herein as the “Company Material Contracts.” Except, in each case, as has not, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Company Material Contracts are valid and binding on the Company and/or the relevant Subsidiary of the Company that is a party thereto and, to the Company’s Knowledge, each other party thereto, subject to the Bankruptcy and Equity Exception, (ii) all Company Material Contracts are in full force and effect, (iii) the Company and each of its Subsidiaries has performed all material obligations required to be performed by them under the Company Material Contracts to which they are parties, (iv) to the Company’s Knowledge, each other party to a Company Material Contract has performed all material obligations required to be performed by it under such Company Material Contract and (v) no party to any Company Material Contract has given the Company or any of its Subsidiaries written notice of its intention to cancel, terminate, change the scope of rights under or fail to renew any Company Material Contract and neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any other party to any Company Material Contract, has repudiated in writing any material provision thereof. Since January 1, 2013, neither the Company nor any of its Subsidiaries has Knowledge of, or has received written notice of, any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under or permit termination, modification or acceleration under) any Company Material Contract or any other Contract to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective material properties or assets is bound, except for violations or defaults that are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect.

Section 3.12 Employee Benefit Plans.

(a) Section 3.12(a) of the Company Disclosure Letter sets forth a true, complete and correct list of each material “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder (“ERISA”) (whether or not subject to ERISA), and any other material plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company or any ERISA Affiliate, which are now maintained, sponsored or contributed to by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has any material obligation or liability, whether actual or contingent, including all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock, restricted stock unit, stock-based compensation, change-in-control, retention, employment, consulting, personnel or severance policies, programs, practices, Contracts or arrangements (each, a “Company Benefit Plan”). For purposes of this Agreement, the term “Company Foreign Benefit Plans” shall mean those Company Benefit Plans maintained, sponsored or contributed to primarily for the benefit of current or former employees of the Company or any ERISA Affiliate who are or were regularly employed outside the United States. Section 3.12(a) of the Company Disclosure Letter sets forth a true, complete and correct list of each Company Foreign Benefit Plan to Parent. For purposes of this Section 3.12 and Section 4.11, “ERISA Affiliate” shall mean any entity (whether or not incorporated) that, together with any other entity, is considered under common control and treated as one employer under Section 414(b) of the Code. The Company has no express or implied commitment to terminate or modify or change any Company Benefit Plan, other than with respect to a termination, modification or change required by this Agreement, ERISA or the Code or which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

ANNEX A - 26

(b) Except as set forth in Section 3.12(b) of the Company Disclosure Letter, with respect to each Company Benefit Plan (including each Company Foreign Benefit Plan to the extent applicable), the Company has made available to Parent true, complete and correct copies of the following (as applicable): (i) the written document evidencing such Company Benefit Plan or, with respect to any such plan that is not in writing, a written description of the material terms thereof; (ii) the summary plan description; (iii) the most recent annual report, financial statement and/or actuarial report; (iv) the most recent determination letter from the Internal Revenue Service (the “IRS”); (v) the most recent Form 5500 required to have been filed, including all schedules thereto; (vi) any related trust agreements, insurance contracts or other funding arrangements; (vii) any notices to or from the IRS, Department of Labor, Pension Benefit Guaranty Corporation (“PBGC”) or any other Governmental Entity relating to any unresolved compliance issues in respect of any such Company Benefit Plan; and (viii) all material amendments, modifications or supplements to any Company Benefit Plan.

(c) Except as set forth in Section 3.12(c) of the Company Disclosure Letter, each Company Benefit Plan has been administered in all material respects in accordance with its terms, applicable Law (including Section 409A of the Code) and any applicable collective bargaining agreement, including, in all material respects, timely filing of all Tax, annual reporting and other governmental filings required by ERISA and the Code and timely contribution (or, if not yet due, proper financial reporting) of any amounts required to be made under the terms of any of the Company Benefit Plans. With respect to the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries would be subject to any liability that, individually or in the aggregate, would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Each Company Benefit Plan that is intended to be “qualified” under Section 401 of the Code has received a favorable determination letter from the IRS to such effect and, to the Company’s Knowledge, no fact, circumstance or event has occurred or exists since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan. None of the Company or any of its Subsidiaries has received notice of and, to the Company’s Knowledge, there are no audits or investigations by any Governmental Entity with respect to, or other Actions against or involving any Company Benefit Plan or asserting rights or claims to benefits under any Company Benefit Plan (other than routine claims for benefits payable in the normal course). Other than as set forth in Section 3.12(c) of the Company Disclosure Letter, each Company Benefit Plan subject to ERISA that provides retiree healthcare or life insurance benefits in the United States provides by its terms that it may be amended or terminated without material liability to the Company or any of its Subsidiaries at any time after the Effective Time (other than as required by applicable Law).

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(d) Except as set forth in Section 3.12(d) of the Company Disclosure Letter, no Company Benefit Plan is a “multiemployer plan” (as defined in Sections 3(37) and 4001(a)(3) of ERISA) or a “multiple employer plan” within the meaning of Sections 4063/4064 of ERISA or Section 413(c) of the Code and neither the Company nor any ERISA Affiliate has sponsored or contributed to or been required to contribute to, or has any liability with respect to, a “multiemployer plan” or “multiple employer plan.”

(e) Except as set forth in Section 3.12(e) of the Company Disclosure Letter, neither the Company nor any ERISA Affiliate maintains or contributes to, or in the past has maintained or contributed to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. With respect to each plan set forth in Section 3.12(e) of the Company Disclosure Letter that is subject to Section 412 of the Code or Section 302 of Title IV of ERISA, except to the extent that the event or condition in question would not give rise to a Company Material Adverse Effect, (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) there has been no “reportable event” within the meaning of Section 4043 of ERISA and the regulations thereunder which required a notice to the PBGC which has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would constitute grounds for the PBGC to institute involuntary termination proceedings with respect to any Company Benefit Plan that is subject to Title IV of ERISA; (iii) all premiums to the PBGC have been timely paid in full; (iv) there has not been a partial termination; and (v) none of the following events has occurred: (A) the filing of a notice of intent to terminate, (B) the treatment of an amendment to such a Company Benefit Plan as a termination under Section 4041 of ERISA or (C) the commencement of proceedings by the PBGC to terminate such a Company Benefit Plan and, to the Company’s Knowledge, no condition exists that presents a substantial risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan.

(f) (i) Each Company Foreign Benefit Plan has, in all material respects, been established, maintained and administered in compliance with its terms and all applicable Laws and Orders of any controlling Governmental Entity; (ii) each Company Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iii) each Company Foreign Benefit Plan required to be funded and/or book reserved is funded and/or book reserved, as appropriate, in accordance with applicable Law.

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Section 3.13 Labor and other Employment Matters.

(a) Each of the Company and its Subsidiaries is in material compliance with all applicable Laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, including without limitation the Immigration Reform and Control Act, the Worker Adjustment Retraining and Notification Act, any Laws respecting employment discrimination, harassment, retaliation, disability rights or benefits, equal opportunity, plant closure or mass or group layoff or separation issues, affirmative action, workers’ compensation, employee benefits, severance payments, COBRA, labor relations, collective bargaining, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. Except as specifically identified on Section 3.13 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any labor union or collective bargaining agreement. There is no unfair labor practice charge pending or, to the Company’s Knowledge, threatened which if determined adversely to the Company or its Subsidiaries would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, there are no organizational campaigns, petitions or other activities or proceedings of any labor union, workers’ council or labor organization (a) seeking to represent employees of the Company or any of its Subsidiaries or recognition by the Company or any of its Subsidiaries as the representative of a collective bargaining unit with respect to any of the employees of the Company or any of its Subsidiaries or (b) compelling the Company or any of its Subsidiaries to bargain with any such labor union, works council or labor organization. There are no material strikes, slowdowns, walkouts, work stoppages or other labor-related controversies pending or, to the Company’s Knowledge, threatened, and neither the Company nor any of its Subsidiaries has experienced any such strike, slowdown, walkout, work stoppage or other labor-related controversy within the past three (3) years.

(b) As of the date of this Agreement, the Company employs 170 full-time employees and 17 part-time employees and engages 25 consultants or independent contractors. Section 3.13(b) of the Company Disclosure Letter sets forth all material compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each current officer, employee, consultant and independent contractor of the Company who received compensation in excess of $50,000 for the year ended December 31, 2014 or is anticipated to receive compensation in excess of $50,000 for the fiscal year ending December 31, 2015.

(c) The Company has identified in Section 3.13(c) of the Company Disclosure Letter and has made available to Parent true and complete copies of (A) all current severance and employment agreements with directors, officers or employees of or consultants to the Company, (B) all current severance programs and policies of the Company with or relating to its employees, and (C) all current plans, programs, agreements and other arrangements of the Company with or relating to its directors, officers, employees or consultants which contain change in control provisions. Except as set forth in Section 3.13(c) of the Company Disclosure Letter, none of the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment (including severance, parachute or otherwise) becoming due to any director or employee of the Company or any Subsidiary from the Company or such Subsidiary under any agreement or otherwise, (B) increase any benefits otherwise payable under any agreement with the Company or any Subsidiary or (C) result in any acceleration of the time of payment or vesting or any material benefits, except as required by Law. No individual who is a party to an employment agreement listed in Section 3.13(c) of the Company Disclosure Letter or any agreement incorporating change in control provisions with the Company has terminated employment or been terminated, nor to the Knowledge of the Company, has an event occurred that could reasonably be expected to give rise to a termination event in either case under circumstances that has given, or could reasonably be expected to give, rise to a severance obligation on the part of the Company under such agreement.

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(d) Except as set forth on Section 3.13(d) of the Company Disclosure Letter, to the Knowledge of the Company each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the counsel for Parent. Except as set forth on Section 3.13(d) of the Company Disclosure Letter, to the Knowledge of the Company each current and former employee of the Company or any Subsidiary has executed a non-solicitation agreement substantially in the form or forms made available to counsel for Parent. The Company is not aware that any of its employees is in violation of any agreement covered in this Section 3.13(d). To the Knowledge of the Company, no current employee, consultant or independent contractor of the Company or any of its Subsidiaries: (i) is in violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, non-solicitation agreement, non-competition agreement, or any other contract with any other Person by virtue of such employee’s, consultant’s, or independent contractor’s being employed by, or performing services for, the Company or any of its Subsidiaries or using trade secrets or proprietary information of others without permission; (ii) is party to any contract with any prior employer or other party that prohibits or otherwise restricts such employee, consultant or independent contractor in any material respect from performing his prior or current duties at the Company or any of its Subsidiaries; or (iii) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for the Company or any of its Subsidiaries that is subject to any contract under which such employee, consultant or independent contractor has assigned or otherwise granted (or agreed to assign or otherwise grant) to any third party any rights (including Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. To the Knowledge of the Company, the employment of any employee of the Company or any of its Subsidiaries and the use by the Company or any of its Subsidiaries of the services of any consultant or independent contractor has not and does not subject the Company or any of its Subsidiaries to any liability to any third party for improperly soliciting such employee or consultant, or independent contractor to work for the Company or any of its Subsidiaries, whether such liability is based on contractual or other legal obligations to such third party.

Section 3.14 Tax.

(a) (i) All federal and state Tax Returns and all other material Tax Returns that were or are required to be filed on or before the Closing Date by the Company or its Subsidiaries have been or will be timely filed on or before the Closing Date, and all such Tax Returns are or will be true, correct and complete in all material respects and were or will be prepared in substantial compliance with all Applicable Laws; (ii) all Taxes due and owing by the Company or its Subsidiaries (whether or not shown on the Tax Returns referred to in clause (i)) have been or will be timely paid in full on or before the Closing Date; (iii) all deficiencies asserted in writing or assessments made in writing by the relevant Taxing Authority in connection with any of the Tax Returns referred to in clause (i) have been or will be timely paid in full on or before the Closing Date; and (iv) no issues that have been raised in writing (or otherwise to the Company's Knowledge) by the relevant Taxing Authority in connection with any of the Tax Returns referred to in clause (i) are pending as of the date of this Agreement, or, if pending, have been specifically identified by the Company to Parent and adequately reserved for in the Company Financial Statements. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

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(b) No federal, state, local or non-U.S. tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries. Neither the Company nor its Subsidiaries has received from any federal, state, local or non-U.S. Taxing Authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Taxing Authority against the Company or any of its Subsidiaries. Section 3.14(b) of the Company Disclosure Letter lists all Tax Returns filed by the Company and its Subsidiaries for taxable periods ended on or after December 31, 2011, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Parent has received (or had made available to it) correct and complete copies of all federal and state income Tax Returns filed by the Company and each of its Subsidiaries for taxable periods ended on or after December 31, 2011 and all examination reports and statements of deficiencies related to federal and state income Tax assessed against or agreed to by the Company or any of its Subsidiaries with respect to those taxable periods.

(c) There are no Liens on the Company’s or any of its Subsidiaries’ assets that arose in connection with any failure (or alleged failure) to pay any Tax other than Liens for Taxes not yet due and payable or which the validity thereof is being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP in the Company Financial Statements.

(d) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency.

(e) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Third Party.

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(f) Except as listed on Section 3.14(f) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is (or has been) a party to any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was the Company); or (B) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law) as a transferee, successor, by contract or otherwise. Any Tax allocation or sharing agreement that is listed on Section 3.14(f) of the Company Disclosure Letter will be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year or a past year). As of the Closing Date, the Company and its Subsidiaries shall have no further liability or claim under such Tax allocation or sharing agreements.

(g) Except as listed on Schedule 3.14(g) of the Company Disclosure Letter, there are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which the Company or any Subsidiary is a party and that is treated as a partnership for federal income Tax purposes.

(h) Neither the Company nor any Subsidiary has, nor has it ever had, a “permanent establishment” in any foreign country, as such term is defined in any applicable Tax treaty or convention between the United States and such foreign country, nor has it otherwise taken steps that have exposed, or will expose, it to the taxing jurisdiction of a foreign country.

(i) No claim has been made in the last five (5) years by a Taxing Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company (or such Subsidiary) is or may be subject to taxation by that jurisdiction nor is there any factual or legal basis for any such claim.

(j) Neither the Company nor any Subsidiary has, in the last five (5) years, distributed stock of another corporation, or had its stock distributed by another corporation, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(k) Neither the Company nor any Subsidiary is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l) Neither the Company nor any Subsidiary participates in or cooperates with (or has at any time participated in or cooperated with) an international boycott within the meaning of Section 999 of the Code.

(m) Neither the Company nor any Subsidiary has engaged in any transaction that, as of the date hereof, is a “listed transaction” under Treasury Regulations Section 1.6011-4(b)(2). The Company and each Subsidiary have disclosed in their Tax Returns all information required by the provisions of the Treasury Regulations issued under Section 6011 of the Code with respect to any “reportable transaction” as that term is defined in Section 6707A(c) of the Code.

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(n) No gain recognition agreements have been entered into by either the Company or any Subsidiary, and, except as listed on Section 3.14(n) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has obtained a private letter ruling or closing agreements from the IRS (or any comparable ruling from any other Taxing Authority).

(o) Neither the Company nor any Subsidiary is or has at any time been (A) a “controlled foreign corporation” as defined by Section 957 of the Code; (B) a “personal holding company” as that term has been defined from time to time in Section 542 of the Code; or (C) a “passive foreign investment company” nor has the Company or any Subsidiary at any time held directly, indirectly, or constructively shares of any “passive foreign investment company” as that term has been defined from time to time in Section 1296 or 1297 of the Code.

(p) The Company and each Subsidiary is in full compliance with all the terms and conditions of any Tax exemption or other Tax reduction agreement or order of a foreign or state government and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax reduction agreement or order.

(q) Except as listed on Section 3.14(q) of the Company Disclosure Letter, there is no agreement, contract or arrangement to which the Company or any Subsidiary is a party that would, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 162 (other than 162(a)), or 404 of the Code.

(r) Neither the Company nor any Subsidiary has been, nor will any of them be, required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date (i) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events, or accounting methods employed prior to the transactions contemplated hereby, (ii) as a result of any installment sale or open transaction disposition made on or prior to the Closing Date, (iii) as a result of any prepaid amount received on or prior to the Closing Date, (iv) as a result of an election under Section 108(i) of the Code or (v) as a result of any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

(s) The Company and its Subsidiaries have complied in all material respects with all applicable unclaimed property Laws. Without limiting the generality of the foregoing, the Company and each Subsidiary has established and followed procedures to identify any unclaimed property and, to the extent required by Law, remit such unclaimed property to the applicable Governmental Entity. The Company’s and each Subsidiary’s records are adequate to permit a Governmental Entity or other outside auditor to confirm the foregoing representations.

(t) All transactions for taxable years for which the statute of limitations is still open (including but not limited to sales of goods, loans, and provision of services) between (i) the Company or any Subsidiary and (ii) any other Person that is controlled directly or indirectly by the Company (within the meaning of Section 482 of the Code) were effected on arms’-length terms and for fair market value consideration.

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(u) The unpaid Taxes of the Company and each Subsidiary (i) did not exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Financial Statements (rather than in any notes thereto) and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and each Subsidiary in filing its Tax Returns. Since the filing of the Company Financial Statements, neither the Company nor any Subsidiary has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(v) The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

(w) The Company has provided or otherwise made available to Parent all of the Company’s and its Subsidiaries’ books and records with respect to Tax matters pertinent to the Company or its Subsidiaries relating to any Tax periods commencing on or before the Closing Date including all Tax opinions relating to and in the audit files of the Company or its Subsidiaries that have been received since December 31, 2011.

Section 3.15 Intellectual Property.

(a) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens, other than Permitted Liens), all Intellectual Property used in its business as currently conducted (the “Company Intellectual Property”); (ii) the conduct of its business as currently conducted, including the use of any Intellectual Property by the Company or its Subsidiaries, does not infringe on, misappropriate or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the Company’s Knowledge, no Person is challenging, infringing on, misappropriating or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries has received any written notice or otherwise has Knowledge of any pending claim, Order or proceeding with respect to any Company Intellectual Property and (v) no Intellectual Property owned by the Company or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. The Company Intellectual Property comprises all of the Intellectual Property that is used in or is reasonably necessary to conduct the Company's business as currently conducted. Neither the Company nor any of its Subsidiaries has agreed to indemnify any Person against any infringement of any Intellectual Property rights of any third party with respect to any Company Intellectual Property, other than indemnification provisions contained in the Company's or any of its Subsidiaries’ purchase orders or other contracts entered into in the ordinary course of business.

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(b) The Company and its Subsidiaries have taken all commercially reasonable steps to protect the confidentiality and value of all material trade secrets and any other material confidential information that are owned, used or held by the Company or its Subsidiaries in confidence, including entering into licenses and Contracts that require licensees, contractors, or other Persons with access to trade secrets or other confidential information to safeguard and maintain the secrecy and confidentiality of such trade secrets. To the Company’s Knowledge, such trade secrets have not been used, disclosed to or discovered by any Person except pursuant to a valid and enforceable non-disclosure agreement, license or any other appropriate Contract which, in each of the preceding cases has not been breached by such other Person.

(c) The consummation of the transactions contemplated by this Agreement will not diminish or terminate the ownership of or rights in any material Company Intellectual Property and, after the Closing Date, the Company and its Subsidiaries will have the right to use such Intellectual Property on the same basis as prior to the consummation of the transactions contemplated by this Agreement.

(d) Schedule 3.15(d) of the Company Disclosure Letter lists all patents and pending patent applications and registrations and applications for copyrights, trademarks, trade names, or service marks and domain names owned by the Company or any of its Subsidiaries (the “Company Registered Intellectual Property”). To the Company’s Knowledge, the Company Registered Intellectual Property is valid, enforceable and subsisting. All required filings and fees related to the Company Registered Intellectual Property have been timely filed with and paid to the relevant Governmental Entity and authorized registrars. Section 3.15(d) of the Company Disclosure Letter also sets forth a complete and correct list of all written or oral licenses and arrangements (i) pursuant to which the use by any Person of the Company Intellectual Property is permitted by the Company and/or its Subsidiaries or (ii) pursuant to which the Company and/or any of its Subsidiaries is permitted by any Person to use the Intellectual Property of such Person, except in either case for (A) nondisclosure agreements; (B) Company Personnel Agreements (defined below); (C) the nonexclusive license of or access to commercially available object code, internal use software, including any terms of service or privacy policies for websites; (D) access to technology which is software pursuant to “shrink wrap” or “click wrap” agreements; and (E) licenses to software or other technology preinstalled or embedded in hardware (collectively, the “Company Intellectual Property Licenses”). The Company Intellectual Property Licenses are valid, biding and enforceable and are in full force and effect. There is no material default under any Company Intellectual Property License by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder. The Company and each of its Subsidiaries and, to the Knowledge of the Company, each other party thereto, is in material compliance with all obligations under each Company Intellectual Property License.

(e) Except as set forth in Section 3.15(e) of the Company Disclosure Letter, there are no royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries to any third Person (other than pursuant to any Company Intellectual Property Licenses or amounts payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license, sale, marketing, advertising or disposition of any Company Intellectual Property by the Company or any of its Subsidiaries and none will become payable as a result of the consummation of the transactions contemplated hereby.

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(f) Each current and former employee and consultant of the Company and its Subsidiaries has executed an agreement with the Company or its Subsidiaries relating to proprietary information and assignment of inventions substantially in the form made available to Parent (the “Company Personnel Agreements”). To the Company’s Knowledge, no current or former employee or consultant has violated any provision thereof. The Company or its Subsidiaries have secured valid written assignments from all of the Company's and its Subsidiaries’ consultants, contractors and employees who conceived (in whole or in part) of any Company Intellectual Property, to the extent legally permissible. No current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries has any right, license, claim or interest whatsoever in or with respect to any Company Intellectual Property Rights.

(g) No government funding, facilities of a university, college, other educational institution or research center or funding from third parties (other than funds received in consideration for the Company's or any of its Subsidiaries' stock) was used in the development of the Company Intellectual Property. To the Company’s Knowledge, no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Company Intellectual Property has performed services for any governmental entity, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries. To the Knowledge of the Company, no Governmental Entity, university, college, or other educational institution or non-profit research center has any claim or right in or to any Company Intellectual Property.

(h) To the extent the Company uses any “open source” or “copyleft” software or is a party to “open” or “public source” or similar licenses, the Company is in compliance with the terms of any such licenses, and the Company is not required under any such license to (a) make or permit any disclosure or to make available any source code for its (or any of its licensors’) proprietary software or (b) distribute or make available any of the Company’s proprietary software or intellectual property (or to permit any such distribution or availability).

(i) In connection with the Company’s or any of its Subsidiaries’ collection, use or transmission of personally identifiable information, the Company and its Subsidiaries have complied in all material respects with all applicable Law, its publicly available privacy policy and any contractual obligations to third parties.

Section 3.16 Environmental Matters.

(a) The Company and its Subsidiaries are, and have been for the past five (5) years, in material compliance with all Environmental Laws, and any past material noncompliance by the Company and its Subsidiaries with Environmental Laws has been resolved.

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(b) (i) Each of the Company and its Subsidiaries has, as applicable, developed and submitted or obtained, maintained and materially complied with all Environmental Permits that are required for the conduct and operation of its business, and the Company or any applicable Subsidiary of the Company has not received any written notice that any such Environmental Permit is not in full force and effect; and (ii) to the Company’s Knowledge, no such Environmental Permit is or will be subject to review, revision, major modification, voidance or prior consent by any Governmental Entity as a result of the consummation of the transactions contemplated by this Agreement.

(c) Except as set forth in Section 3.16(c) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries has received any written notice of any violation of, or liability under, Environmental Laws or Environmental Permits or with respect to Hazardous Materials in the last five (5) years or that remains open or not fully resolved or otherwise terminated.

(d) Except as set forth in Section 3.16(c) of the Company Disclosure Letter, there are no pending or, to the Company’s Knowledge, threatened, civil, criminal or administrative Actions, notices of violation, or arbitrations, which, in each instance, is alleged against the Company or any of its Subsidiaries or related to the Company Owned Real Property or the Company Leased Real Property or any other property previously owned or operated by the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries retains any liabilities.

(e) Neither the Company nor any of its Subsidiaries has Released or received a written notice of a Release of Hazardous Materials and, to the Company’s Knowledge, none of them has other notice of a Release of any Hazardous Materials on, at, or from the Company Owned Real Property or the Company Leased Real Property, except for any release (i) that is (A) in compliance with Environmental Laws or Environmental Permits and (B) occurring in a manner or in quantities or locations that would not require any investigation or remediation of soil or groundwater or any other environmental media, including in an offshore environment, under Environmental Laws, or (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Except as set forth in Section 3.16(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has transported or disposed of, or arranged for the transport or disposal of any Hazardous Material at or to any off-site location which, to the Company’s Knowledge, has resulted in, or would reasonably be expected to result in, a liability to the Company.

(g) The Company has made available to Parent true and complete copies of, or access to, correct and complete copies of (i) all Environmental Permits currently in effect; and (ii) results of any material reports, assessments, studies, analyses, tests, correspondence or monitoring, possessed or initiated by the Company or any of its Subsidiaries pertaining to Hazardous Materials in, on or under their Company Owned Real Property or Company Leased Real Property, or concerning compliance by the Company or any of its Subsidiaries with Environmental Laws.

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Section 3.17 Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each insurance policy under which the Company or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage (each a “Company Insurance Policy”) is in full force and effect, all premiums due thereon have been paid in full and the Company and its Subsidiaries are in compliance with the terms and conditions of such Company Insurance Policy; (b) neither the Company nor any of its Subsidiaries is in breach or default under any Company Insurance Policy; and (c) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under any Company Insurance Policy.

Section 3.18 Regulatory Matters; Permits.

(a) Each of the Company and its Subsidiaries holds all material licenses, permits, franchises, variances, registrations, exemptions, Orders and other governmental authorizations, consents, approvals and clearances with, and has submitted notices to, all Governmental Entities necessary for the lawful operating of the businesses of the Company or any of its Subsidiaries as currently conducted (the “Company Permits”), and to the Company’s Knowledge all such Company Permits are valid, and in full force and effect. Since January 1, 2013, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Company Permit. The Company and each of its Subsidiaries are in compliance in all material respects with the terms of all Company Permits, and no event has occurred that would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any Company Permit.

(b) For the avoidance of doubt, the provisions of this Section 3.18 do not apply to Environmental Laws, Environmental Permits or Hazardous Materials, as representations and warranties made by the Company and its Subsidiaries with regard to all environmental matters, including Environmental Laws, Environmental Permits and Hazardous Materials, are solely and exclusively made in Section 3.16 of this Agreement.

Section 3.19 Interested Party Transactions. Except as disclosed in Section 3.19 of the Company Disclosure Letter, since January 1, 2013, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries on the one hand, and the Affiliates of the Company on the other hand (other than the Company’s Subsidiaries), that would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act and that has not been so disclosed.

Section 3.20 Company Information. The information relating to the Company or any Subsidiary of the Company to be included or incorporated by reference in the Joint Proxy Statement and the Form S-4 will not, at the time the Form S-4 is declared effective, the time the Joint Proxy Statement is first mailed to stockholders of the Company and Parent and the time of the Company Stockholder Meeting and the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The information relating to the Company or any Subsidiary of the Company that is provided or to be provided by the Company or its Representatives for inclusion in any document (other than the Form S-4) filed with any other Governmental Entity in connection with the transactions contemplated by this Agreement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated hereby (including the Joint Proxy Statement and the Form S-4) (except for such portions thereof that relate only to Parent, Merger Sub or any of their Subsidiaries) will comply as to form and substance in all material respects with the provisions of the Securities Act and the Exchange Act.

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Section 3.21 Company Ownership of Parent Securities. Prior to the Parent Board approving this Agreement, the Merger and the other transactions contemplated hereby for purposes of the applicable provisions of the NRS, neither the Company nor any of its Subsidiaries, alone or together with any other Person, was at any time, or became, an “interested stockholder” (as such term is defined in Section 78.3787 of the NRS) thereunder or has taken any action that would cause any anti-takeover statute under the NRS or other applicable state Law to be applicable to this Agreement, the Merger, or any of the transactions contemplated hereby. None of the Company or any of its Subsidiaries has any direct or indirect beneficial ownership, or sole or shared voting power, with respect to any shares of Parent Common Stock.

Section 3.22 Brokers and Finders. Neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated by this Agreement.

Section 3.23 Related Entity Representations. Neither the Company nor any of its Subsidiaries has any Related Entity.

Section 3.24 Tax-Free Reorganization/Contribution. Neither the Company nor any of its Subsidiaries has taken any action, and the Company is not aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying as a Tax-Free Reorganization/Contribution.

Section 3.25 No Additional Representations.

(a) Except for the representations and warranties made in this Article III, neither the Company nor the Company’s Subsidiaries nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or Related Entities or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated hereby, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article III, neither the Company, its Subsidiaries nor any other Person makes or has made any representation or warranty to Parent, Merger Sub, or any of their Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or Related Entities or their respective businesses; or (ii) any oral or written information presented to Parent, Merger Sub or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

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(b) The Company acknowledges and agrees that it has (i) had the opportunity to meet with the management of Parent and to discuss the business, assets and liabilities of Parent and its Subsidiaries and Related Entities; (ii) been afforded the opportunity to ask questions of and receive answers from officers of Parent; and (iii) conducted its own independent investigation of Parent and its Subsidiaries and Related Entities, their respective businesses, assets, liabilities and the transactions contemplated by this Agreement.

(c) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of Parent, Merger Sub or any other Person has made or is making any representations or warranties relating to Parent or its Subsidiaries (including Merger Sub) or Related Entities whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article IV, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company, or any of its Representatives. Without limiting the generality of the foregoing, the Company acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its Representatives.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except (i) as disclosed in the Parent SEC Documents filed since March 31, 2014 but prior to the date of this Agreement (but excluding any disclosures contained under the heading “Risk Factors” or “forward looking statements” or any other disclosures included in such filings to the extent that they are forward-looking statements or cautionary, nonspecific, predictive or forward-looking in nature) or (ii) as set forth in the Parent Disclosure Letter delivered by Parent to the Company prior to or concurrent with the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization, Standing and Power; Organizational Documents; Subsidiaries.

(a) Each of Parent and its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company or other organizational, as applicable, power and authority to own, lease and operate its assets and to carry on its business as presently conducted. Each of Parent and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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(b) Parent has delivered or made available to the Company a true and correct copy of the Organizational Documents of Parent and each of its Subsidiaries. Neither Parent nor any of its Subsidiaries is in violation of any of the provisions of the Organizational Documents. Parent has delivered or made available to the Company true, correct and complete copies of the minute books of Parent and each of its Subsidiaries from January 1, 2013 through the date of this Agreement. Such minute books contain a correct and complete copy of the minutes or written consents of all meetings of or actions by the directors, managers, members, partners or shareholders, as applicable, or any committees thereof (or, in the case of any minutes or written consents that have not been finalized, drafts thereof), and such minutes or written consents record, in all material respects, all meetings or material corporate actions held or taken through the date of this Agreement by such directors, managers, members, partners or shareholders, as applicable, or any committees thereof.

(c) Section 4.1(c)(i) of the Parent Disclosure Letter lists each of the Subsidiaries of Parent as of the date hereof and its place of organization. Section 4.1(c)(ii) of the Parent Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by Parent, (x) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (y) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by Parent and any other Person. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Parent that is owned directly or indirectly by Parent have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens (x) imposed by applicable securities Laws or (y) arising pursuant to the Organizational Documents of any non-wholly owned Subsidiary of Parent. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Parent does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 4.2 Capital Structure.

(a) Capital Stock. The authorized capital stock of Parent consists of: (i) 50,000,000 shares of Parent Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (the “Parent Preferred Stock”), of which 10,000 of such shares have been designated the Series A Junior Participating Cumulative Preferred Stock (the “Class A Preferred Shares”). As of the date of this Agreement (the “Parent Capitalization Date”), (x) 10,487,373 shares of Parent Common Stock are issued and outstanding, (y) no shares of Parent Common Stock are issued and held by Parent in its treasury and (z) no Class A Preferred Shares are issued and outstanding. All of the outstanding shares of capital stock of Parent are, and all shares of capital stock of Parent which may be issued as contemplated or permitted by this Agreement (including without limitation the Merger Consideration) will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of Parent owns any shares of the Company.

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(b) Stock Awards.

(i) As of the Parent Capitalization Date, an aggregate of 686,480 shares of Parent Common Stock are subject to issuance pursuant to Parent Stock Options or Parent Stock Awards granted under the plans listed in Section 4.2(b) of the Parent Disclosure Letter (the plans referred to immediately above and the award or other applicable agreements entered into thereunder, in each case as amended, are collectively referred to herein as the “Parent Stock Plans”) or granted independent of such plans. Section 4.2(b)(i) of the Parent Disclosure Letter sets forth as of the Parent Capitalization Date a list of each outstanding Parent Equity Award granted under Parent Stock Plans or independent of such plans and (A) the name of the holder of such Parent Equity Award, (B) the number of shares of Parent Common Stock subject to such outstanding Parent Equity Award, (C) the exercise price, purchase price or similar pricing of such Parent Equity Award, (D) the date on which such Parent Equity Award was granted or issued, (E) the applicable vesting schedule, and the extent to which such Parent Equity Award is vested and exercisable as of the date hereof, and (F) with respect to Parent Stock Options, the date on which such Parent Stock Option expires. All shares of Parent Common Stock subject to issuance under Parent Stock Plans or independent of such plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

(ii) Except for Parent Stock Plans and as set forth in Section 4.2(b)(ii)(A) of the Parent Disclosure Letter, there are no Contracts to which Parent is a party obligating Parent to accelerate the vesting of any Parent Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Parent Equity Awards or as set forth in Section 4.2(b)(ii)(B) of the Parent Disclosure Letter, as of the date hereof, there are no outstanding (A) securities of Parent or any of its Subsidiaries convertible into or exchangeable for Parent Voting Debt or shares of capital stock of Parent, (B) options, warrants or other agreements or commitments to acquire from Parent or any of its Subsidiaries, or obligations of Parent or any of its Subsidiaries to issue, any Parent Voting Debt or shares of capital stock of (or securities convertible into or exercisable or exchangeable for shares of capital stock of) Parent or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of Parent, in each case that have been issued by Parent or its Subsidiaries (the items in clauses (A), (B) and (C), together with the capital stock of Parent, being referred to collectively as “Parent Securities”). All outstanding shares of Parent Common Stock, all outstanding Parent Equity Awards, and all outstanding shares of capital stock, voting securities or other ownership interests in any Subsidiary of Parent, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) Except for withholding in accordance with the terms of Parent’s equity incentive plans and grant agreements, there are no outstanding Contracts requiring Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities or Parent Subsidiary Securities. Neither Parent nor any of its Subsidiaries is a party to any voting agreement with respect to any Parent Securities or Parent Subsidiary Securities.

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(c) Voting Debt. No bonds, debentures, notes or other Indebtedness issued by Parent or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equity holders of Parent or any of its Subsidiaries may vote (or which is convertible into, or exercisable or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of Parent or any of its Subsidiaries, are issued or outstanding (collectively, “Parent Voting Debt”).

(d) Parent Subsidiary Securities. As of the date hereof, there are no outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exercisable or exchangeable for Parent Voting Debt, capital stock, voting securities or other ownership interests in any Subsidiary of Parent, (ii) options, warrants or other agreements or commitments to acquire from Parent or any of its Subsidiaries, or obligations of Parent or any of its Subsidiaries to issue, any Parent Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exercisable or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of Parent, or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of Parent, in the case of each of clauses (i), (ii) and (iii) that have been issued by a Subsidiary of Parent (the items in clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Subsidiaries, being referred to collectively as “Parent Subsidiary Securities”).

Section 4.3 Corporate Authority.

(a) Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject only to the adoption of this Agreement and the other Parent Proposals by the affirmative vote of the holders of a majority of the outstanding capital stock of Parent entitled to vote thereon (the “Parent Stockholder Approval”), and to the filing and recording of the Articles of Merger under the provisions of the NRS. The Parent Stockholder Approval is the only vote of the holders of any class or series of capital stock of Parent necessary to adopt, approve or authorize this Agreement, the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly authorized and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) As of the date of this Agreement, Parent Board, by resolution duly adopted at a meeting duly called and held, has (i) approved and declared advisable this Agreement and the Merger and the other transactions contemplated by this Agreement; (ii) resolved to recommend adoption of this Agreement to the stockholders of Parent; and (iii) directed that this Agreement be submitted to the stockholders of Parent for adoption.

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(c) Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.21, no Takeover Statute or any anti-takeover provision in Parent’s certificate of incorporation and bylaws is, or at the Effective Time will be, applicable to Parent Common Stock, the Merger or the other transactions contemplated by this Agreement. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.21, Parent Board has taken all action so that Parent will not be prohibited from entering into a “business combination” with the Company (as such term is used in Section 203 of the Delaware General Corporation Law) as a result of the execution of this Agreement, or the consummation of the Merger or the other transactions contemplated hereby, without any further action on the part of Parent stockholders or Parent Board.

Section 4.4 Governmental Filings; No Violations, Etc.

(a) Except for the reports, registrations, consents, approvals, permits, authorizations, notices and/or filings (i) pursuant to Section 1.3, (ii) under the Securities Act and the Exchange Act, (iii) required to be made with NASDAQ, (iv) for or pursuant to other applicable foreign securities Law approvals, state securities, takeover and “blue sky” Laws, and (v) as set forth in Section 4.4(a) of the Parent Disclosure Letter, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any registrations, consents, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent or Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, except those that the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) None of the execution, delivery or performance of this Agreement by Parent, the consummation by Parent of the Merger or any other transaction contemplated by this Agreement, or Parent’s compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both), (i) subject to obtaining the Parent Stockholder Approval, conflict with or violate any provision of Parent’s certificate of incorporation or bylaws or any equivalent organizational or governing documents of any of Parent’s Subsidiaries; (ii) conflict with or violate any Law or Order applicable to Parent or any of its Subsidiaries or any of their respective properties or assets; or (iii) except as set forth in Section 4.4(b)(iii) of the Parent Disclosure Letter, require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien, other than Permitted Liens, upon any of the respective properties or assets of Parent or any of its Subsidiaries pursuant to, any Contract, permit or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, consents, approvals, authorizations, permits, breaches, losses, defaults, other occurrences or Liens which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of the execution, delivery or performance of this Agreement by Parent shall constitute or give rise to a Triggering Event under the Parent Rights Agreement (as such term is defined therein).

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Section 4.5 Company Reports; Financial Statements.

(a) Except as set forth on Section 4.5(a) of the Parent Disclosure Letter, since January 1, 2013, Parent has filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act (such documents and any other documents filed by Parent or any of its Subsidiaries with the SEC, including exhibits and other information incorporated therein as they have been supplemented, modified or amended since the time of filing, collectively, the “Parent SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Parent SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder. None of Parent’s Subsidiaries is required to make any filings with the SEC. All of the audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Documents (together with the related notes and schedules thereto, collectively, the “Parent Financial Statements”) (A) have been prepared from, and are in accordance with, the books and records of Parent and Parent’s Subsidiaries in all material respects, (B) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments) and (C) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of Parent and its Subsidiaries as of the dates and for the periods referred to therein.

(b) Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Parent SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither Parent nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of Parent or any of its Subsidiaries. Parent is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NASDAQ, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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(c) Parent and each of its Subsidiaries have established and maintain a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with authorizations of management and Parent Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s and its Subsidiaries’ assets that could have a material effect on Parent’s financial statements.

(d) Parent’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, are designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports. Parent has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to Parent’s auditors and the audit committee of Parent Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information, all of which are set forth on Section 4.5(d) of the Parent Disclosure Letter, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(e) To Parent’s Knowledge, none of the Parent SEC Documents is the subject of ongoing SEC review. Parent has made available to the Company true and complete copies of all written comment letters from the staff of the SEC received since January 1, 2013 through the date of this Agreement relating to the Parent SEC Documents and all written responses of Parent thereto through the date of this Agreement. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Parent SEC Documents. As of the date of this Agreement, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to Parent's Knowledge, threatened, in each case regarding any accounting practices of Parent.

Section 4.6 Absence of Certain Changes. Since March 31, 2014, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of Parent and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred:

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(a) any Parent Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; or

(b) any event, condition, action or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

Section 4.7 No Undisclosed Material Liabilities. There are no liabilities or obligations of Parent or any of its Subsidiaries, whether accrued, absolute, determined or contingent, except for (a) liabilities or obligations disclosed and provided for in the balance sheets included in the Parent Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement; (b) liabilities or obligations incurred in accordance with or in connection with this Agreement; (c) liabilities or obligations incurred since September 30, 2014 in the ordinary course of business consistent with past practice; and (d) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose, or effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries, in the Parent Financial Statements or other Parent SEC Documents. As of the close of business on the date immediately preceding the date of this Agreement, Parent and its Subsidiaries had not less than $6,820,000 of cash and cash equivalents on the balance sheet of Parent and its consolidated Subsidiaries.

Section 4.8 Litigation.

(a) As of the date of this Agreement, except as set forth in Section 4.8(a) of the Parent Disclosure Letter, there are no Actions pending or, to Parent’s Knowledge, threatened against Parent or any of its Subsidiaries or any of their respective assets or properties or, to the Knowledge of Parent, any executive officer or director of Parent or any of its Subsidiaries in their capacities as such, other than any such Action that (i) does not involve an amount in controversy in excess of $50,000, or (ii) does not seek material injunctive or other material non-monetary relief. None of Parent or any of its Subsidiaries or, to the Knowledge of Parent, any executive officer or director of Parent or any of its Subsidiaries, is subject to any Order, whether temporary, preliminary or permanent, which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the Knowledge of Parent, threatened, in each case regarding any accounting practices of Parent or any of its Subsidiaries or any malfeasance by any executive officer or director of Parent.

(b) For the avoidance of doubt, the provisions of this Section 4.8 do not apply to Environmental Laws, Environmental Permits or Hazardous Materials, as representations and warranties made by Parent and its Subsidiaries with regard to all environmental matters, including Environmental Laws, Environmental Permits and Hazardous Materials are solely and exclusively made in Section 4.16 of this Agreement.

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Section 4.9 Compliance with Laws.

(a) Parent and each of its Subsidiaries is and, since December 31, 2013, has been in compliance with all Laws or Orders applicable to Parent or any of its Subsidiaries or by which Parent or any of its Subsidiaries or any of their respective businesses or properties is bound, except where any such failure to be in compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To Parent’s Knowledge, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same which, in each case, would reasonably be expected to have a Parent Material Adverse Effect. Parent is in material compliance with the FCPA, and any rules and regulations thereunder, as well as other anti-corruption laws to which it may be subject. None of Parent or any of its Subsidiaries, or, to Parent’s Knowledge, any director, officer, agent, employee or other Person associated with or acting on behalf of Parent or its Subsidiaries, has, directly or indirectly, provided anything of value to any foreign official, as that term is defined in the FCPA, in connection with obtaining, retaining or otherwise securing an improper advantage in connection with the business of Parent or its Subsidiaries.

(b) Parent is not engaged in the “practice of medicine” as that term is defined by any state or federal law, regulation, or rule regulating the “practice of medicine” in the United States or as interpreted by any government or quasi-government regulatory body, professional board, or accrediting body regulating the practice of medicine in the United States.

(c) Parent has not received any notice from any government or quasi-government regulatory body, professional board, or accrediting body which regulates the practice of medicine in the United States with respect to any past, present, or proposed Parent product, service, advertisement, or business activity.

(d) Parent is not engaged in the field of “telehealth” as that term is defined by any state or federal law, regulation, or rule regulating the “practice of medicine” and/or “telehealth” in the United States or as interpreted by any government or quasi-government regulatory body, professional board, or accrediting body regulating the practice of medicine in the United States.

(e) Parent has not received any notice from any government or quasi-government regulatory body, professional board, or accrediting body which regulates the practice of medicine and/or “telehealth” in the United States with respect to any past, present, or proposed Parent product, service, advertisement, or business activity.

(f) For the avoidance of doubt, the provisions of this Section 4.9 do not apply to Environmental Laws, Environmental Permits or Hazardous Materials, as representations and warranties made by Parent and its Subsidiaries with regard to all environmental matters, including Environmental Laws, Environmental Permits and Hazardous Materials are solely and exclusively made in Section 4.16.

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Section 4.10 Properties. Except as would not have a Parent Material Adverse Effect, Parent and its Subsidiaries, as the case may be, (i) hold good and valid title to all of the properties and assets reflected in the September 30, 2014 balance sheet included in the Parent SEC Documents as being owned by Parent or one of its Subsidiaries or acquired after the date thereof that are material to Parent’s business on a consolidated basis (except for properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business) (collectively, with respect to real property, the “Parent Owned Real Property”), free and clear of all Liens, except for Permitted Liens and other matters described in Section 4.10 of the Parent Disclosure Letter; (ii) holds the Parent Owned Real Property, or any portion thereof or interest therein, free of any outstanding options or rights of first refusal or offer to purchase or lease; (iii) is the lessee or permittee of all leasehold estates reflected in the March 31, 2014 financial statements included in the Parent SEC Documents or acquired after the date thereof that are material to Parent’s business on a consolidated basis (except for leases that have expired by their terms since the date thereof or been assigned, terminated or otherwise disposed of in the ordinary course of business) (collectively, with respect to real property, the “Parent Leased Real Property”); (iv) is in possession of the Parent Leased Real Property, and each lease underlying the Parent Leased Real Property is valid and in full force and effect, and constitutes a valid and binding obligation of Parent or the applicable Subsidiary of Parent, subject to the Bankruptcy and Equity Exception; and (v) has not received any written notice of termination or cancellation of or of a breach or default in connection with Parent Leased Real Property.

Section 4.11 Contracts.

(a) As of the date of this Agreement, except as set forth in Section 4.11(a) of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries is a party to or bound by any:

(i) “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act), whether or not filed by Parent with the SEC;

(ii) employment or consulting Contract (in each case with respect to which Parent has continuing obligations as of the date hereof) with any current or former (x) executive officer of Parent, (y) member of Parent Board, or (z) Parent Employee providing for an annual base salary in excess of $50,000;

(iii) Contract providing for indemnification or any guaranty by Parent or any Subsidiary thereof, in each case that is material to Parent and its Subsidiaries, taken as a whole, other than (x) any guaranty by Parent or a Subsidiary thereof of any of the obligations of (A) Parent or another wholly owned Subsidiary thereof or (B) any Subsidiary (other than a wholly owned Subsidiary) of Parent that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (y) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

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(iv) Contract that purports to limit in any material respect the right of Parent or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (x) to engage in any line of business, or (y) to compete with any Person or operate in any geographical location;

(v) Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by Parent or any of its Subsidiaries after the date of this Agreement of assets with a fair market value in excess of $50,000;

(vi) Contract that contains any provision that requires the purchase of all of Parent’s or any of its Subsidiaries’ requirements for a given product or service from a given Third Party, which product or service is material to Parent and its Subsidiaries, taken as a whole;

(vii) Contract that obligates Parent or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any Third Party or upon consummation of the Merger will obligate Parent, the Surviving Corporation or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis with any Third Party;

(viii) Contracts relating to Indebtedness for borrowed money or any guarantee of any Indebtedness for borrowed money (other than in respect of Indebtedness for borrowed money of a wholly owned Subsidiary of Parent) or loans or other advances to any Person in excess of $50,000;

(ix) Contracts where Parent or any of its Subsidiaries has received or expects to receive $50,000 or more in revenues pursuant to such agreements in the current fiscal year;

(x) Contracts with respect to the receipt of any goods and services involving a payment of $50,000 or more per annum;

(xi) Employee collective bargaining agreement or other Contract with any labor union;

(xii) Joint venture, alliance, partnership or limited liability company agreements or similar Contracts relating to the formation, creation, operation, management or control of any joint venture, alliance, partnership or limited liability company that (A) is material to Parent, any of its Subsidiaries or any of its Subsidiaries; (B) is material to any investment in, or other commitment to, any Related Entity of Parent; or (C) would reasonably be expected to require Parent or its Subsidiaries to make expenditures in excess of $50,000 or more in the current fiscal year;

(xiii) Contract which is not otherwise described in clauses (i)-(xii) above that is material to Parent and its Subsidiaries, taken as a whole; or

(xiv) Contracts material to Parent’s or any of its Subsidiaries' Intellectual Property owned or used by Parent or any of its Subsidiaries.

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(b) All Contracts to which Parent or any of its Subsidiaries is a party to or bound by as of the date of this Agreement that are of the type described in clause (a) above are referred to herein as the “Parent Material Contracts.” Except, in each case, as has not, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) all Parent Material Contracts are valid and binding on Parent and/or the relevant Subsidiary of Parent that is a party thereto and, to Parent’s Knowledge, each other party thereto, subject to the Bankruptcy and Equity Exception, (ii) all Parent Material Contracts are in full force and effect, (iii) Parent and each of its Subsidiaries has performed all material obligations required to be performed by them under Parent Material Contracts to which they are parties, (iv) to Parent’s Knowledge, each other party to a Parent Material Contract has performed all material obligations required to be performed by it under such Parent Material Contract and (v) no party to any Parent Material Contract has given Parent or any of its Subsidiaries written notice of its intention to cancel, terminate, change the scope of rights under or fail to renew any Parent Material Contract and neither Parent nor any of its Subsidiaries, nor, to Parent’s Knowledge, any other party to any Parent Material Contract, has repudiated in writing any material provision thereof. Since January 1, 2013, neither Parent nor any of its Subsidiaries has Knowledge of, or has received written notice of, any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under or permit termination, modification or acceleration under) any Parent Material Contract or any other Contract to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or any of their respective material properties or assets is bound, except for violations or defaults that are not, individually or in the aggregate, reasonably likely to result in a Parent Material Adverse Effect.

Section 4.12 Employee Benefit Plans.

(a) Section 4.12(a) of the Parent Disclosure Letter sets forth a true, complete and correct list of each material “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and any other material plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of Parent or any ERISA Affiliate, which are now maintained, sponsored or contributed to by Parent or any ERISA Affiliate, or under which Parent or any ERISA Affiliate has any material obligation or liability, whether actual or contingent, including all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock, restricted stock unit, stock-based compensation, change-in-control, retention, employment, consulting, personnel or severance policies, programs, practices, Contracts or arrangements (each, a “Parent Benefit Plan”). For purposes of this Agreement, the term “Parent Foreign Benefit Plans” shall mean those Parent Benefit Plans maintained, sponsored or contributed to primarily for the benefit of current or former employees of Parent or any ERISA Affiliate who are or were regularly employed outside the United States. Section 4.12(a) of the Parent Disclosure Letter sets forth a true, complete and correct list of each Parent Foreign Benefit Plan to the Company. For purposes of this Section 4.12 and Section 4.11, “ERISA Affiliate” shall mean any entity (whether or not incorporated) that, together with any other entity, is considered under common control and treated as one employer under Section 414(b) of the Code. Parent has no express or implied commitment to terminate or modify or change any Parent Benefit Plan, other than with respect to a termination, modification or change required by this Agreement, ERISA or the Code or which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

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(b) Except as set forth in Section 4.12(b) of the Parent Disclosure Letter, with respect to each Parent Benefit Plan (including each Parent Foreign Benefit Plan to the extent applicable), Parent has made available to Parent true, complete and correct copies of the following (as applicable): (i) the written document evidencing such Parent Benefit Plan or, with respect to any such plan that is not in writing, a written description of the material terms thereof; (ii) the summary plan description; (iii) the most recent annual report, financial statement and/or actuarial report; (iv) the most recent determination letter from the IRS; (v) the most recent Form 5500 required to have been filed, including all schedules thereto; (vi) any related trust agreements, insurance contracts or other funding arrangements; (vii) any notices to or from the IRS, Department of Labor, PBGC or any other Governmental Entity relating to any unresolved compliance issues in respect of any such Parent Benefit Plan; and (viii) all material amendments, modifications or supplements to any Parent Benefit Plan.

(c) Except as set forth in Section 4.12(c) of the Parent Disclosure Letter, each Parent Benefit Plan has been administered in all material respects in accordance with its terms, applicable Law (including Section 409A of the Code) and any applicable collective bargaining agreement, including, in all material respects, timely filing of all Tax, annual reporting and other governmental filings required by ERISA and the Code and timely contribution (or, if not yet due, proper financial reporting) of any amounts required to be made under the terms of any of Parent Benefit Plans. With respect to Parent Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which Parent or any of its Subsidiaries would be subject to any liability that, individually or in the aggregate, would reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. Each Parent Benefit Plan that is intended to be “qualified” under Section 401 of the Code has received a favorable determination letter from the IRS to such effect and, to Parent’s Knowledge, no fact, circumstance or event has occurred or exists since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Parent Benefit Plan. None of Parent or any of its Subsidiaries has received notice of and, to Parent’s Knowledge, there are no audits or investigations by any Governmental Entity with respect to, or other Actions against or involving any Parent Benefit Plan or asserting rights or claims to benefits under any Parent Benefit Plan (other than routine claims for benefits payable in the normal course). Other than as set forth in Section 4.12(c) of the Parent Disclosure Letter, each Parent Benefit Plan subject to ERISA that provides retiree healthcare or life insurance benefits in the United States provides by its terms that it may be amended or terminated without material liability to Parent or any of its Subsidiaries at any time after the Effective Time (other than as required by applicable Law).

(d) Except as set forth in Section 4.12(d) of the Parent Disclosure Letter, no Parent Benefit Plan is a “multiemployer plan” (as defined in Sections 3(37) and 4001(a)(3) of ERISA) or a “multiple employer plan” within the meaning of Sections 4063/4064 of ERISA or Section 413(c) of the Code and neither Parent nor any ERISA Affiliate has sponsored or contributed to or been required to contribute to, or has any liability with respect to, a “multiemployer plan” or “multiple employer plan.”

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(e) Except as set forth in Section 4.12(e) of the Parent Disclosure Letter, neither Parent nor any ERISA Affiliate maintains or contributes to, or in the past has maintained or contributed to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. With respect to each plan set forth in Section 4.12(e) of the Parent Disclosure Letter that is subject to Section 412 of the Code or Section 302 of Title IV of ERISA, except to the extent that the event or condition in question would not give rise to a Parent Material Adverse Effect, (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) there has been no “reportable event” within the meaning of Section 4043 of ERISA and the regulations thereunder which required a notice to the PBGC which has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would constitute grounds for the PBGC to institute involuntary termination proceedings with respect to any Company Benefit Plan that is subject to Title IV of ERISA; (iii) all premiums to the PBGC have been timely paid in full; (iv) there has not been a partial termination; and (v) none of the following events has occurred: (A) the filing of a notice of intent to terminate, (B) the treatment of an amendment to such a Parent Benefit Plan as a termination under Section 4041 of ERISA or (C) the commencement of proceedings by the PBGC to terminate such a Parent Benefit Plan and, to Parent’s Knowledge, no condition exists that presents a substantial risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan.

(f) (i) Each Parent Foreign Benefit Plan has, in all material respects, been established, maintained and administered in compliance with its terms and all applicable Laws and Orders of any controlling Governmental Entity; (ii) each Parent Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iii) each Parent Foreign Benefit Plan required to be funded and/or book reserved is funded and/or book reserved, as appropriate, in accordance with applicable Law.

Section 4.13 Labor Matters and other Employment Matters.

(a) Each of Parent and its Subsidiaries is in material compliance with all applicable Laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, including without limitation the Immigration Reform and Control Act, the Worker Adjustment Retraining and Notification Act, any Laws respecting employment discrimination, harassment, retaliation, disability rights or benefits, equal opportunity, plant closure or mass or group layoff or separation issues, affirmative action, workers’ compensation, employee benefits, severance payments, COBRA, labor relations, collective bargaining, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. Neither Parent nor any of its Subsidiaries is a party to or bound by any labor union or collective bargaining agreement. There is no unfair labor practice charge pending or, to Parent’s Knowledge, threatened which if determined adversely to Parent or its Subsidiaries would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To Parent’s Knowledge, there are no organizational campaigns, petitions or other activities or proceedings of any labor union, workers’ council or labor organization (a) seeking to represent employees of Parent or any of its Subsidiaries or recognition by Parent or any of its Subsidiaries as the representative of a collective bargaining unit with respect to any of the employees of Parent or any of its Subsidiaries or (b) compelling Parent or any of its Subsidiaries to bargain with any such labor union, works council or labor organization. There are no material strikes, slowdowns, walkouts, work stoppages or other labor-related controversies pending or, to Parent’s Knowledge, threatened, and neither Parent nor any of its Subsidiaries has experienced any such strike, slowdown, walkout, work stoppage or other labor-related controversy within the past three (3) years.

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(b) As of the date of this Agreement, Parent employs 13 full-time employees and one (1) part-time employee and engages five (5) consultants or independent contractors. Section 4.13(b) of the Parent Disclosure Letter sets forth all material compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each current officer, employee, consultant and independent contractor of the Company who received compensation in excess of $50,000 for the year ended December 31, 2014 or is anticipated to receive compensation in excess of $50,000 for the fiscal year ending December 31, 2015.

(c) Parent has identified in Section 4.13(c) of the Parent Disclosure Letter and has made available to the Company true and complete copies of (A) all current severance and employment agreements with directors, officers or employees of or consultants to Parent, (B) all current severance programs and policies of Parent with or relating to its employees, and (C) all current plans, programs, agreements and other arrangements of Parent with or relating to its directors, officers, employees or consultants which contain change in control provisions. Except as set forth in Section 4.13(c) of the Parent Disclosure Letter, none of the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment (including severance, parachute or otherwise) becoming due to any director or employee of Parent or any Subsidiary from Parent or such Subsidiary under any agreement or otherwise, (B) increase any benefits otherwise payable under any agreement with Parent or any Subsidiary or (C) result in any acceleration of the time of payment or vesting or any material benefits, except as required by Law. No individual who is a party to an employment agreement listed in Section 4.13(c) of the Parent Disclosure Letter or any agreement incorporating change in control provisions with Parent has terminated employment or been terminated, nor to the Knowledge of Parent or Merger Sub, has an event occurred that could reasonably be expected to give rise to a termination event in either case under circumstances that has given, or could reasonably be expected to give, rise to a severance obligation on the part of Parent under such agreement.

(d) Except as set forth on Section 4.13(d) of the Parent Disclosure Letter, to the Knowledge of Parent each current and former employee, consultant and officer of Parent has executed an agreement with Parent regarding confidentiality and proprietary information substantially in the form or forms made available to the counsel for Parent. Except as set forth on Section 4.13(d) of the Parent Disclosure Letter, to the Knowledge of Parent each current and former employee of Parent or any Subsidiary has executed a non-solicitation agreement substantially in the form or forms made available to counsel for Parent. Parent is not aware that any of its employees is in violation of any agreement covered in this Section 4.13(d). To the Knowledge of Parent, no current employee, consultant or independent contractor of Parent or any of its Subsidiaries: (i) is in violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, non-solicitation agreement, non-competition agreement, or any other contract with any other Person by virtue of such employee’s, consultant’s, or independent contractor’s being employed by, or performing services for, Parent or any of its Subsidiaries or using trade secrets or proprietary information of others without permission; (ii) is party to any contract with any prior employer or other party that prohibits or otherwise restricts such employee, consultant or independent contractor in any material respect from performing his prior or current duties at Parent or any of its Subsidiaries; or (iii) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Parent or any of its Subsidiaries that is subject to any contract under which such employee, consultant or independent contractor has assigned or otherwise granted (or agreed to assign or otherwise grant) to any third party any rights (including Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. To the Knowledge of Parent, the employment of any employee of Parent or any of its Subsidiaries and the use by Parent or any of its Subsidiaries of the services of any consultant or independent contractor has not and does not subject Parent or any of its Subsidiaries to any liability to any third party for improperly soliciting such employee or consultant, or independent contractor to work for Parent or any of its Subsidiaries, whether such liability is based on contractual or other legal obligations to such third party.

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Section 4.14 Tax.

(a) (i) All federal and state Tax Returns and all other material Tax Returns that were or are required to be filed on or before the Closing Date by Parent or its Subsidiaries have been or will be timely filed on or before the Closing Date, and all such Tax Returns are or will be true, correct and complete in all material respects and were or will be prepared in substantial compliance with all Applicable Laws; (ii) all Taxes due and owing by Parent or its Subsidiaries (whether or not shown on the Tax Returns referred to in clause (i)) have been or will be timely paid in full on or before the Closing Date; (iii) all deficiencies asserted in writing or assessments made in writing by the relevant Taxing Authority in connection with any of the Tax Returns referred to in clause (i) have been or will be timely paid in full on or before the Closing Date; and (iv) no issues that have been raised in writing (or otherwise to Parent's Knowledge) by the relevant Taxing Authority in connection with any of the Tax Returns referred to in clause (i) are pending as of the date of this Agreement, or, if pending, have been specifically identified by Parent to Parent and adequately reserved for in Parent Financial Statements. Neither Parent nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

(b) No federal, state, local or non-U.S. tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Parent or any of its Subsidiaries. Neither Parent nor its Subsidiaries has received from any federal, state, local or non-U.S. Taxing Authority (including jurisdictions where Parent or its Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Taxing Authority against Parent or any of its Subsidiaries. Section 4.14(b) of the Parent Disclosure Letter lists all Tax Returns filed by Parent and its Subsidiaries for taxable periods ended on or after March 31, 2012, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Parent has received (or had made available to it) correct and complete copies of all federal and state income Tax Returns filed by Parent and each of its Subsidiaries for taxable periods ended on or after March 31, 2012 and all examination reports and statements of deficiencies related to federal and state income Tax assessed against or agreed to by Parent or any of its Subsidiaries with respect to those taxable periods.

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(c) There are no Liens on Parent’s or any of its Subsidiaries’ assets that arose in connection with any failure (or alleged failure) to pay any Tax other than Liens for Taxes not yet due and payable or which the validity thereof is being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP in the Parent Financial Statements.

(d) Neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency.

(e) Parent and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Third Party.

(f) Except as listed on Section 4.14(f) of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries is (or has been) a party to any Tax allocation or sharing agreement. Neither Parent nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was Parent); or (B) has any liability for Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law) as a transferee, successor, by contract or otherwise. Any Tax allocation or sharing agreement that is listed on Section 4.14(f) of the Parent Disclosure Letter will be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year or a past year). As of the Closing Date, Parent and its Subsidiaries shall have no further liability or claim under such Tax allocation or sharing agreements.

(g) Except as listed on Schedule 4.14(g) of the Parent Disclosure Letter, there are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which Parent or any Subsidiary is a party and that is treated as a partnership for federal income Tax purposes.

(h) Neither Parent nor any Subsidiary has, nor has it ever had, a “permanent establishment” in any foreign country, as such term is defined in any applicable Tax treaty or convention between the United States and such foreign country, nor has it otherwise taken steps that have exposed, or will expose, it to the taxing jurisdiction of a foreign country.

(i) No claim has been made in the last five (5) years by a Taxing Authority in a jurisdiction where Parent or any Subsidiary does not file Tax Returns that Parent (or such Subsidiary) is or may be subject to taxation by that jurisdiction nor is there any factual or legal basis for any such claim.

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(j) Neither Parent nor any Subsidiary has, in the last five (5) years, distributed stock of another corporation, or had its stock distributed by another corporation, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(k) Neither Parent nor any Subsidiary is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l) Neither Parent nor any Subsidiary participates in or cooperates with (or has at any time participated in or cooperated with) an international boycott within the meaning of Section 999 of the Code.

(m) Neither Parent nor any Subsidiary has engaged in any transaction that, as of the date hereof, is a “listed transaction” under Treasury Regulations Section 1.6011-4(b)(2). Parent and each Subsidiary have disclosed in their Tax Returns all information required by the provisions of the Treasury Regulations issued under Section 6011 of the Code with respect to any “reportable transaction” as that term is defined in Section 6707A(c) of the Code.

(n) No gain recognition agreements have been entered into by either Parent or any Subsidiary, and, except as listed on Section 4.14(n) of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has obtained a private letter ruling or closing agreements from the IRS (or any comparable ruling from any other Taxing Authority).

(o) Neither Parent nor any Subsidiary is or has at any time been (A) a “controlled foreign corporation” as defined by Section 957 of the Code; (B) a “personal holding company” as that term has been defined from time to time in Section 542 of the Code; or (C) a “passive foreign investment company” nor has Parent or any Subsidiary at any time held directly, indirectly, or constructively shares of any “passive foreign investment company” as that term has been defined from time to time in Section 1296 or 1297 of the Code.

(p) Parent and each Subsidiary is in full compliance with all the terms and conditions of any Tax exemption or other Tax reduction agreement or order of a foreign or state government and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax reduction agreement or order.

(q) Except as listed on Section 4.14(q) of the Parent Disclosure Letter, there is no agreement, contract or arrangement to which Parent or any Subsidiary is a party that would, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 162 (other than 162(a)), or 404 of the Code.

(r) Neither Parent nor any Subsidiary has been, nor will any of them be, required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date (i) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events, or accounting methods employed prior to the transactions contemplated hereby, (ii) as a result of any installment sale or open transaction disposition made on or prior to the Closing Date, (iii) as a result of any prepaid amount received on or prior to the Closing Date, (iv) as a result of an election under Section 108(i) of the Code or (v) as a result of any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

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(s) Parent and its Subsidiaries have complied in all material respects with all applicable unclaimed property Laws. Without limiting the generality of the foregoing, Parent and each Subsidiary has established and followed procedures to identify any unclaimed property and, to the extent required by Law, remit such unclaimed property to the applicable Governmental Entity. Parent’s and each Subsidiary’s records are adequate to permit a Governmental Entity or other outside auditor to confirm the foregoing representations.

(t) All transactions for taxable years for which the statute of limitations is still open (including but not limited to sales of goods, loans, and provision of services) between (i) Parent or any Subsidiary and (ii) any other Person that is controlled directly or indirectly by Parent (within the meaning of Section 482 of the Code) were effected on arms’-length terms and for fair market value consideration.

(u) The unpaid Taxes of Parent and each Subsidiary (i) did not exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of Parent Financial Statements (rather than in any notes thereto) and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent and each Subsidiary in filing its Tax Returns. Since the filing of Parent Financial Statements, neither Parent nor any Subsidiary has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(v) Parent operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

(w) Parent has provided or otherwise made available to Parent all of Parent’s and its Subsidiaries’ books and records with respect to Tax matters pertinent to Parent or its Subsidiaries relating to any Tax periods commencing on or before the Closing Date including all Tax opinions relating to and in the audit files of Parent or its Subsidiaries that have been received since December 31, 2011.

Section 4.15 Intellectual Property.

(a) Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens, other than Permitted Liens), all Intellectual Property used in its business as currently conducted (the “Parent Intellectual Property”); (ii) the conduct of its business as currently conducted, including the use of any Intellectual Property by Parent or its Subsidiaries, does not infringe on, misappropriate or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which Parent or any Subsidiary acquired the right to use any Intellectual Property; (iii) to Parent’s Knowledge, no Person is challenging, infringing on, misappropriating or otherwise violating any right of Parent or any of its Subsidiaries with respect to any Intellectual Property owned by or exclusively licensed to Parent or its Subsidiaries; (iv) neither Parent nor any of its Subsidiaries has received any written notice or otherwise has Knowledge of any pending claim, Order or proceeding with respect to any Parent Intellectual Property and (v) no Intellectual Property owned by Parent or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. The Parent Intellectual Property comprises all of the Intellectual Property that is used in or is reasonably necessary to conduct Parent's business as currently conducted. Neither Parent nor any of its Subsidiaries has agreed to indemnify any Person against any infringement of any Intellectual Property rights of any third party with respect to any Parent Intellectual Property, other than indemnification provisions contained in Parent's or any of its Subsidiaries’ purchase orders or other contracts entered into in the ordinary course of business.

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(b) Parent and its Subsidiaries have taken all commercially reasonable steps to protect the confidentiality and value of all material trade secrets and any other material confidential information that are owned, used or held by Parent or its Subsidiaries in confidence, including entering into licenses and Contracts that require licensees, contractors, or other Persons with access to trade secrets or other confidential information to safeguard and maintain the secrecy and confidentiality of such trade secrets. To Parent’s Knowledge, such trade secrets have not been used, disclosed to or discovered by any Person except pursuant to a valid and enforceable non-disclosure agreement, license or any other appropriate Contract which, in each of the preceding cases, has not been breached by such other Person.

(c) The consummation of the transactions contemplated by this Agreement will not diminish or terminate the ownership of or rights in any material Parent Intellectual Property and, after the Closing Date, Parent and its Subsidiaries will have the right to use such Intellectual Property on the same basis as prior to the consummation of the transactions contemplated by this Agreement.

(d) Schedule 4.15(d) of the Parent Disclosure Letter lists all patents and pending patent applications and registrations and applications for copyrights, trademarks, trade names, or service marks and domain names owned by Parent or any of its Subsidiaries (the “Parent Registered Intellectual Property”). To Parent’s Knowledge, the Parent Registered Intellectual Property is valid, enforceable and subsisting. All required filings and fees related to the Parent Registered Intellectual Property have been timely filed with and paid to the relevant Governmental Entity and authorized registrars. Section 4.15(d) of the Parent Disclosure Letter also sets forth a complete and correct list of all written or oral licenses and arrangements (i) pursuant to which the use by any Person of the Parent Intellectual Property is permitted by Parent and/or its Subsidiaries or (ii) pursuant to which Parent and/or any of its Subsidiaries is permitted by any Person to use the Intellectual Property of such Person, except in either case for (A) nondisclosure agreements; (B) Parent Personnel Agreements (defined below); (C) the nonexclusive license of or access to commercially available object code, internal use software, including any terms of service or privacy policies for websites; (D) access to technology which is software pursuant to “shrink wrap” or “click wrap” agreements; and (E) licenses to software or other technology preinstalled or embedded in hardware (collectively, the “Parent Intellectual Property Licenses”). The Parent Intellectual Property Licenses are valid, biding and enforceable and are in full force and effect. There is no material default under any Parent Intellectual Property License by Parent or any of its Subsidiaries or, to the Knowledge of Parent, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder. Parent and each of its Subsidiaries and, to the Knowledge of Parent, each other party thereto, is in material compliance with all obligations under each Parent Intellectual Property License.

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(e) Except as set forth in Section 4.15(e) of the Parent Disclosure Letter, there are no royalties, honoraria, fees or other payments payable by the Parent or any of its Subsidiaries to any third Person (other than pursuant to Parent Intellectual Property Licenses or amounts payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license, sale, marketing, advertising or disposition of any Parent Intellectual Property by Parent or any of its Subsidiaries and none will become payable as a result of the consummation of the transactions contemplated hereby.

(f) Each current and former employee and consultant of Parent or its Subsidiaries has executed an agreement with Parent or its Subsidiaries relating to proprietary information and assignment of inventions substantially in the form made available to Company (the “Parent Personnel Agreements”). To Parent’s Knowledge, no current or former employee or consultant has violated any provision thereof. Parent or its Subsidiaries have secured valid written assignments from all of Parent's and its Subsidiaries’ consultants, contractors and employees who conceived (in whole or in part) of any Parent Intellectual Property, to the extent legally permissible. No current or former employee, officer, director, consultant or independent contractor of Parent or any of its Subsidiaries has any right, license, claim or interest whatsoever in or with respect to any Parent Intellectual Property Rights.

(g) No government funding, facilities of a university, college, other educational institution or research center or funding from third parties (other than funds received in consideration for Parent's or any of its Subsidiaries' stock) was used in the development of the Parent Intellectual Property. To Parent’s Knowledge, no current or former employee, consultant or independent contractor of Parent or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Parent Intellectual Property has performed services for any governmental entity, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Parent or any of its Subsidiaries. To the Knowledge of the Parent, no Governmental Entity, university, college, or other educational institution or non-profit research center has any claim or right in or to any Parent Intellectual Property.

(h) To the extent Parent uses any “open source” or “copyleft” software or is a party to “open” or “public source” or similar licenses, Parent is in compliance with the terms of any such licenses, and Parent is not required under any such license to (a) make or permit any disclosure or to make available any source code for its (or any of its licensors’) proprietary software or (b) distribute or make available any of Parent’s proprietary software or intellectual property (or to permit any such distribution or availability).

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(i) In connection with Parent’s or any of its Subsidiaries’ collection, use or transmission of personally identifiable information, Parent and its Subsidiaries have complied in all material respects with all applicable Law, its publicly available privacy policy and any contractual obligations to third parties.

Section 4.16 Environmental Matters.

(a) Parent and its Subsidiaries are, and have been for the past five (5) years, in material compliance with all Environmental Laws, and any past material noncompliance by Parent and its Subsidiaries with Environmental Laws has been resolved.

(b) (i) Each of Parent and its Subsidiaries has, as applicable, developed and submitted or obtained, maintained and materially complied with all Environmental Permits that are required for the conduct and operation of its business, and Parent or any applicable Subsidiary of Parent has not received any written notice that any such Environmental Permit is not in full force and effect; and (ii) to Parent’s Knowledge, no such Environmental Permit is or will be subject to review, revision, major modification, voidance or prior consent by any Governmental Entity as a result of the consummation of the transactions contemplated by this Agreement.

(c) Except as set forth in Section 4.16(c) of the Parent Disclosure Letter, none of Parent or any of its Subsidiaries has received any written notice of any violation of, or liability under, Environmental Laws or Environmental Permits or with respect to Hazardous Materials in the last five (5) years or that remains open or not fully resolved or otherwise terminated.

(d) Except as set forth in Section 4.16(c) of the Parent Disclosure Letter, there are no pending or, to Parent’s Knowledge, threatened, civil, criminal or administrative Actions, notices of violation, or arbitrations, which, in each instance, is alleged against Parent or any of its Subsidiaries or related to the Parent Owned Real Property or the Parent Leased Real Property or any other property previously owned or operated by Parent or any of its Subsidiaries for which Parent or any of its Subsidiaries retains any liabilities.

(e) Neither Parent nor any of its Subsidiaries has Released or received a written notice of a Release of Hazardous Materials and, to Parent’s Knowledge, none of them has other notice of a Release of any Hazardous Materials on, at, or from the Parent Owned Real Property or the Parent Leased Real Property, except for any release (i) that is (A) in compliance with Environmental Laws or Environmental Permits and (B) occurring in a manner or in quantities or locations that would not require any investigation or remediation of soil or groundwater or any other environmental media, including in an offshore environment, under Environmental Laws, or (ii) that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(f) Except as set forth in Section 4.16(c) of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has transported or disposed of, or arranged for the transport or disposal of any Hazardous Material at or to any off-site location which, to Parent’s Knowledge, has resulted in, or would reasonably be expected to result in, a liability to Parent.

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(g) Parent has made available to the Company true and complete copies of, or access to, correct and complete copies of (i) all Environmental Permits currently in effect; and (ii) results of any material reports, assessments, studies, analyses, tests, correspondence or monitoring, possessed or initiated by Parent or any of its Subsidiaries pertaining to Hazardous Materials in, on or under their Parent Owned Real Property or Parent Leased Real Property, or concerning compliance by Parent or any of its Subsidiaries with Environmental Laws.

Section 4.17 Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) each insurance policy under which Parent or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage (each a “Parent Insurance Policy”) is in full force and effect, all premiums due thereon have been paid in full and Parent and its Subsidiaries are in compliance with the terms and conditions of such Parent Insurance Policy; (b) neither Parent nor any of its Subsidiaries is in breach or default under any Parent Insurance Policy; and (c) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under any Parent Insurance Policy.

Section 4.18 Regulatory Matters; Permits.

(a) Each of Parent and its Subsidiaries holds all material licenses, permits, franchises, variances, registrations, exemptions, Orders and other governmental authorizations, consents, approvals and clearances with, and has submitted notices to, all Governmental Entities necessary for the lawful operating of the businesses of Parent or any of its Subsidiaries as currently conducted (the “Parent Permits”), and to Parent’s Knowledge all such Parent Permits are valid, and in full force and effect. Since January 1, 2013, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Parent Permit. Parent and each of its Subsidiaries are in compliance in all material respects with the terms of all Parent Permits, and no event has occurred that would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any Parent Permit.

(b) Parent is not a “Covered Entity”, as that term is defined in 45 C.F.R. Section 160.103. Parent is not in breach, default or violation in any material respect under: the Health Insurance Portability and Accountability Act of 1999 (“HIPAA”), the regulations promulgated thereunder (including, without limitation, the HIPAA Privacy Standards, HIPAA Security Standards and HIPAA Transaction Standards), the Health Information Technology for Economic and Clinical Health Act or any applicable state law relating to the confidentiality of medical information.

(c) None of Parent's products or services collects or maintains any individually identifiable health information and they are not intended, advertised or promoted for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease in man and are not intended, advertised or promoted to affect the structure or any function of the human body within the meaning of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. Section 321(h). Parent is not required to make any filings or registrations with or provide any notices to, and is not subject to any rules or regulations of, the United States Food and Drug Administration.

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(d) For the avoidance of doubt, the provisions of this Section 4.18 do not apply to Environmental Laws, Environmental Permits or Hazardous Materials, as representations and warranties made by Parent and its Subsidiaries with regard to all environmental matters, including Environmental Laws, Environmental Permits and Hazardous Materials, are solely and exclusively made in Section 4.16 of this Agreement.

Section 4.19 Interested Party Transactions. Except as disclosed in Section 4.19 of the Parent Disclosure Letter, since January 1, 2013, there have been no transactions, agreements, arrangements or understandings between Parent or any of its Subsidiaries on the one hand, and the Affiliates of Parent on the other hand (other than Parent’s Subsidiaries), that would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act and that has not been so disclosed.

Section 4.20 Parent Information. The information relating to Parent or any Subsidiary of Parent to be included or incorporated by reference in the Joint Proxy Statement and the Form S-4 will not, at the time the Form S-4 is declared effective, the time the Joint Proxy Statement is first mailed to stockholders of Parent and the Company and the time of the Parent Stockholder Meeting and the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The information relating to Parent or any Subsidiary of Parent that is provided or to be provided by Parent or its Representatives for inclusion in any document (other than the Form S-4) filed with any other Governmental Entity in connection with the transactions contemplated by this Agreement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated hereby (including the Joint Proxy Statement and the Form S-4) (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply as to form and substance in all material respects with the provisions of the Securities Act and the Exchange Act.

Section 4.21 Company Ownership of Parent Securities. Prior to the Parent Board approving this Agreement, the Merger and the other transactions contemplated hereby for purposes of the applicable provisions of the NRS, neither Parent nor any of its Subsidiaries, alone or together with any other Person, was at any time, or became, an “interested stockholder” (as such term is defined in Section 78.3787 of the NRS) thereunder or has taken any action that would cause any anti-takeover statute under the NRS or other applicable state Law to be applicable to this Agreement, the Merger, or any of the transactions contemplated hereby. None of Parent or any of its Subsidiaries has any direct or indirect beneficial ownership, or sole or shared voting power, with respect to any shares of Company Common Stock.

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Section 4.22 Opinion of Financial Advisor. Parent has received the opinion of Ladenburg Thalman & Co. Inc., financial advisor to Parent (the “Parent Financial Advisor”), to the effect that, as of the date of this Agreement, and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio is fair to Parent’s stockholders from a financial point of view.

Section 4.23 Brokers and Finders. Neither Parent nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has retained Parent Financial Advisor, and Parent has heretofore made available to the Company a true and complete copy of all agreements between Parent and Parent Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger and the other transactions contemplated by this Agreement.

Section 4.24 Related Entity Representations. Neither Parent nor any of its Subsidiaries has any Related Entity.

Section 4.25 Tax-Free Reorganization/Contribution. Neither Parent nor any of its Subsidiaries has taken any action, and Parent is not aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying as a Tax-Free Reorganization/Contribution.

Section 4.26 New Company/No Operations of Merger Sub. Merger Sub was incorporated in the State of Nevada on March 13, 2015. Merger Sub has no Subsidiaries and does not otherwise own any Equity Interests in any Person. Since its inception, Merger Sub has not engaged in any activity or entered into any Contract, other than such actions incident to (i) its organization and (ii) the preparation, negotiation and execution of this Agreement and the Merger. Merger Sub has not had any operations or generated any revenues and has no liabilities other than those incurred in connection with the preparation, negotiation and execution of this Agreement and the Merger.

Section 4.27 No Additional Representations.

(a) Except for the representations and warranties made in this Article IV, neither Parent nor Parent’s Subsidiaries nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or Related Entities or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated hereby, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Parent and Merger Sub in this Article IV, none of Parent, its Subsidiaries, or any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent or any of its Subsidiaries or Related Entities or their respective businesses; or (ii) any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

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(b) Each of Parent and Merger Sub acknowledges and agrees that it has (i) had the opportunity to meet with the management of the Company and to discuss the business, assets and liabilities of the Company and its Subsidiaries and Related Entities; (ii) been afforded the opportunity to ask questions of and receive answers from officers of the Company; and (iii) conducted its own independent investigation of the Company and its Subsidiaries and Related Entities, their respective businesses, assets, liabilities and the transactions contemplated by this Agreement.

(c) Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other Person has made or is making any representations or warranties relating to the Company or its Subsidiaries or Related Entities whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub, or any of their Representatives. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent, Merger Sub or any of their Representatives.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1 Conduct of Businesses Prior to the Effective Time. From the date of this Agreement until the Effective Time, except as (a) expressly contemplated or permitted by this Agreement, (b) required by applicable Law, (c) as consented to in writing by Parent or the Company, as applicable (such consent not to be unreasonably withheld, delayed or conditioned), or (d) set forth in Section 5.1 of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, each of Parent and the Company shall, and shall cause each of its respective Subsidiaries to, (i) conduct its business in all material respects in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; and (ii) to the extent consistent with clause (i), use reasonable best efforts to maintain and preserve intact its business organization, employees, advantageous business relationships (including with its customers and suppliers), Company Permits or Parent Permits, as applicable, and retain the services of its key officers and key employees (in the case of Parent, including without limitation the Key Employee). As soon as practicable following the date of this Agreement, Parent and the Company shall cooperate in good faith to prepare and mutually agree on a monthly cash budget for Parent relating to each monthly period prior to the Closing Date and Parent shall conduct the business of Parent at all times prior to the Closing Date in accordance therewith, it being understood and agreed that such monthly cash budget shall contemplate variances therefrom mutually agreed by the Parties in good faith which would not require the Company's prior consent and, in all events, if the monthly cash budget is not mutually agreed by the Parties, cash expenditures by Parent prior to the Closing Date shall be limited to an aggregate maximum amount of $600,000 per month; provided, however, that such maximum amount shall not include (A) reasonable expenses related to the transactions contemplated by this Agreement (including any disputes or litigation related to such transactions), (B) compliance with Laws and/or compliance with investigations or review by any Governmental Entity, (C) repayment of principal and accrued interest under currently outstanding promissory notes in favor of CommerceNet and Jay M. Tenenbaum, copies of which have been made available to the Company, and (D) expenses related to the engagement of one of the strategic consulting firms previously disclosed to the Company, at a rate not to exceed $500,000 per year.

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Section 5.2 Company Forbearances. Without limiting the generality of Section 5.1 above, except as set forth in Section 5.2 of the Company Disclosure Letter, and except as expressly contemplated or permitted by this Agreement or as required by applicable Law, from the date of this Agreement until the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned):

(a) (i) other than dividends and distributions by a direct or indirect Subsidiary to the Company or any direct or indirect wholly owned Subsidiary of the Company, declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except upon the exercise of stock options or settlement of stock units or conversion of convertible securities that are outstanding as of the date of this Agreement in accordance with their present terms; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or other securities or any of its Subsidiaries, or any rights, warrants or options to acquire any such shares or other securities (other than the withholding of shares of common stock to satisfy the exercise price or Tax withholding upon the exercise of stock options, vesting of restricted shares or settlement of stock units, in each case that are outstanding as of the date of this Agreement in accordance with their present terms and the Company’s practices as of the date of this Agreement);

(b) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities, including any restricted shares of its common stock, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including any stock options and unit awards (other than the issuance of its common stock upon the exercise of stock options or vesting of restricted shares or conversion of convertible securities, in each case that are outstanding as of the date of this Agreement in accordance with their present terms);

(c) amend its articles of incorporation, bylaws or other comparable Organizational Documents or the Organizational Documents of any of its Subsidiaries;

(d) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of, or by any other manner, any business or any Person, or otherwise acquire or agree to acquire any assets in each case, except for acquisitions of inventory or other assets (other than property, plant and equipment) in the ordinary course of business consistent with past practice; provided, however, that no acquisition otherwise permitted by the foregoing may be made to the extent it may reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement;

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(e) sell, assign, transfer, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of any of its properties or assets or create any security interest in such assets or properties, in each case, other than in the ordinary course of business consistent with past practice;

(f) except for borrowings under the Company’s Credit Agreements that are incurred in the ordinary course of business consistent with past practice, or Indebtedness owed by any wholly owned Subsidiary to the Company or any other wholly owned Subsidiary of the Company, incur, redeem, prepay, repurchase, defease, cancel, or modify the terms of, any Indebtedness or assume, guarantee or endorse, or otherwise become responsible for the Indebtedness of any Person (other than any of its wholly owned Subsidiaries);

(g) make any loans or advances to any Person other than its wholly owned Subsidiaries or as a result of ordinary advances and reimbursements to employees;

(h) change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, in each case, in effect on the date of this Agreement, except as required by changes in GAAP or regulatory accounting principles;

(i) make investments in Persons (other than in any of its wholly owned Subsidiaries or any Related Entity) in excess of $50,000 in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment or acquisition;

(j) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any material claim or assessment from a Taxing Authority or surrender any right to claim a refund of a material amount of Taxes;

(k) except as expressly permitted by any other provision of this Section 5.2 or as set forth in Section 5.2 of the Company Disclosure Letter, terminate or waive any material provision of any Company Material Contract other than normal renewals of such Contracts without materially adverse changes, additions or deletions of terms, or enter into or renew any agreement or contract or other binding obligation of the Company or its Subsidiaries containing (i) any restriction on the ability of the Company and its Subsidiaries, or, after the Merger, Parent and its Subsidiaries (including the Company), to conduct their businesses as presently conducted or currently contemplated to be conducted after the Merger or (ii) any restriction on the Company or its Subsidiaries, or, after the Merger, Parent and its Subsidiaries (including the Company), in engaging in any type of activity or business;

(l) (i) incur any capital expenditures or (ii) enter into any Contract obligating the Company (or any of its Subsidiaries) to make capital expenditures, except for, in each case, capital expenditures not in excess of $50,000 in the aggregate;

(m) except as required by agreements or instruments in effect on the date of this Agreement, alter in any material respect, fail to satisfy or enter into any commitment to alter in any material respect, any material interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any equity or ownership interest on the date of this Agreement;

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(n) except as required by the terms of Company Benefit Plans or Company Employment Agreements as in effect on the date of this Agreement or as required by applicable Law or as provided by this Agreement, or as in the ordinary course of business consistent with past practice, (i) grant or pay to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries any increase in compensation, except for annual or promotional salary or wage increases in the ordinary course of business consistent with past practice not to exceed, in the aggregate for all such increases, 10% of the aggregate wage and salary expense for the prior year to the Company and its Subsidiaries on a consolidated basis; (ii) grant, pay, promise to pay, or enter into any Company Benefit Plan or Company Employment Agreement to pay, to any current or former director, officer, employee, consultant or service provider of the Company or any of its Subsidiaries any severance, retention, change in control or termination pay or any increase in actual or potential severance, retention, change in control or termination pay; (iii) increase the compensation or benefits provided or payable under any Company Benefit Plan or Company Employment Agreement; (iv) modify the terms of any equity-based award granted under any Company Stock Plan (other than the Company Option Cancellation); (v) make any discretionary contributions or payments with respect to any Company Benefit Plan or Company Employment Agreement to any trust or other funding vehicle; (vi) accelerate the payment or vesting of any payment or benefit provided or to be provided to any director, officer, employee or consultant of the Company or any of its Subsidiaries or otherwise pay any amounts not due such individual; (vii) enter into any new or amend or modify any existing Company Employment Agreement (or agreement that would be a Company Employment Agreement if in effect on the date of this Agreement), other than employment agreements for new hires with an annual compensation not exceeding $50,000 in the aggregate; (viii) establish any new or amend or modify any existing Company Benefit Plans (or plans that would be a Company Benefit Plan if in effect on the date of this Agreement); or (ix) establish, adopt or enter into any collective bargaining agreement;

(o) except as set forth in Section 5.2 of the Company Disclosure Letter, pay, discharge, settle, waive, release or assign or compromise any legal action, litigation, arbitration, suit, investigation or proceeding, other than any such payment, discharge, settlement or compromise (i) that involves solely money damages in an amount not in excess of $50,000 in the aggregate, and that does not create binding precedent for other pending or potential legal action, litigation, arbitration or proceeding, or (ii) pursuant to the terms of any Contract in effect on the date of this Agreement (copies of which have been made available to Parent prior to the date of this Agreement);

(p) take any action, or knowingly fail to take any action within its control, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or as a contribution governed by Section 351 of the Code;

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(q) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

(r) fail to maintain in full force and effect the material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and business in a form and amount consistent with past practices;

(s) enter into any hedging Contracts not in the ordinary course of business consistent with past practice;

(t) fail to comply in all material respects with the Securities Act, the Exchange Act or the Sarbanes-Oxley Act in respect of all Company SEC Documents filed with or furnished to, as applicable, the SEC;

(u) purchase or otherwise acquire, directly or indirectly (including by way of providing financing), any Equity Interests in Parent or any of Parent’s Subsidiaries; or

(v) commit or agree to take any of the actions contemplated by Section 5.2(a) through Section 5.2 (u) above.

Section 5.3 Parent Forbearances. Without limiting the generality of Section 5.1 above, except as set forth in Section 5.3 of the Parent Disclosure Letter, and except as expressly contemplated or permitted by this Agreement or as required by applicable Law, from the date of this Agreement until the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned):

(a) (i) other than dividends and distributions by a direct or indirect Subsidiary to Parent or any direct or indirect wholly owned Subsidiary of Parent, declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except upon the exercise of stock options or settlement of stock units or conversion of convertible securities that are outstanding as of the date of this Agreement in accordance with their present terms and except for the Parent Reverse Split; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or other securities or any of its Subsidiaries, or any rights, warrants or options to acquire any such shares or other securities (other than the withholding of shares of common stock to satisfy the exercise price or Tax withholding upon the exercise of stock options, vesting of restricted shares or settlement of stock units, in each case that are outstanding as of the date of this Agreement in accordance with their present terms and Parent’s practices as of the date of this Agreement);

(b) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities, including any restricted shares of its common stock, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including any stock options and unit awards (other than (i) the issuance of its common stock upon the exercise of stock options or vesting of restricted shares or conversion of convertible securities, in each case that are outstanding as of the date of this Agreement in accordance with their present terms; or (ii) the issuance of stock options (but, for the avoidance of doubt, not restricted stock units or any other Parent Stock Awards) prior to or at the Effective Time to certain employees and directors of and consultants to Parent (“Post-Closing Parent Stock Options”), it being understood and agreed that any such Post-Closing Parent Stock Options shall be issued in accordance with and subject to the terms of Parent's 2007 Stock Plan and form award agreement thereunder (as previously made available to the Company) and such total number of Post-Closing Parent Stock Options so granted shall not exceed a number equal to three percent (3%) multiplied by the Closing Capitalization);

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(c) amend its certificate of incorporation or bylaws or the Organizational Documents of any of its Subsidiaries, except as contemplated herein or necessary to effect the transactions contemplated herein, including without limitation the filing with the Secretary of State of Delaware of the New Preferred Certificates of Designation and an amendment to Parent’s certificate of incorporation to effect the Parent Reverse Split, the Name Change and an increase in the authorized number of shares of Parent Common Stock;

(d) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of, or by any other manner, any business or any Person, or otherwise acquire or agree to acquire any assets in each case, except for acquisitions of inventory or other assets (other than property, plant and equipment) in the ordinary course of business consistent with past practice; provided, however, that no acquisition otherwise permitted by the foregoing may be made to the extent it may reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement;

(e) sell, assign, transfer, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of any of its properties or assets or create any security interest in such assets or properties, in each case, other than in the ordinary course of business consistent with past practice;

(f) except for borrowings under the Parent’s Credit Agreements that are incurred in the ordinary course of business consistent with past practice, or Indebtedness owed by any wholly owned Subsidiary to Parent or any other wholly owned Subsidiary of Parent, incur, redeem, prepay, repurchase, defease, cancel, or modify the terms of, any Indebtedness or assume, guarantee or endorse, or otherwise become responsible for the Indebtedness of any Person (other than any of its wholly owned Subsidiaries);

(g) make any loans or advances to any Person other than its wholly owned Subsidiaries or as a result of ordinary advances and reimbursements to employees;

(h) change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, in each case, in effect on the date of this Agreement, except as required by changes in GAAP or regulatory accounting principles;

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(i) make investments in Persons (other than in any of its wholly owned Subsidiaries or any Related Entity) in excess of $50,000 in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment or acquisition;

(j) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any material claim or assessment from a Taxing Authority or surrender any right to claim a refund of a material amount of Taxes;

(k) except as expressly permitted by any other provision of this Section 5.3 or as set forth in Section 5.3 of the Parent Disclosure Letter, terminate or waive any material provision of any Parent Material Contract other than normal renewals of such Contracts without materially adverse changes, additions or deletions of terms, or enter into or renew any agreement or contract or other binding obligation of Parent or its Subsidiaries containing (i) any restriction on the ability of Parent and its Subsidiaries, including, after the Merger, the Company and its Subsidiaries, to conduct their businesses as presently conducted or currently contemplated to be conducted after the Merger or (ii) any restriction on Parent or its Subsidiaries, including, after the Merger, the Company and its Subsidiaries, in engaging in any type of activity or business;

(l) (i) incur any capital expenditures or (ii) enter into any Contract obligating Parent (or any of its Subsidiaries) to make capital expenditures, except for, in each case, capital expenditures not in excess of $50,000 in the aggregate;

(m) except as required by agreements or instruments in effect on the date of this Agreement, alter in any material respect, fail to satisfy or enter into any commitment to alter in any material respect, any material interest in any corporation, association, joint venture, partnership or business entity in which Parent directly or indirectly holds any equity or ownership interest on the date of this Agreement;

(n) except as required by the terms of Parent Benefit Plans or Parent Employment Agreements as in effect on the date of this Agreement or as required by applicable Law or as provided by this Agreement (including without limitation the issuance of the Post-Closing Parent Stock Options and the Key Employee Agreement Amendment), or as in the ordinary course of business consistent with past practice, (i) grant or pay to any current or former director, officer, employee or consultant of Parent or any of its Subsidiaries any increase in compensation, except for annual or promotional salary or wage increases in the ordinary course of business consistent with past practice not to exceed, in the aggregate for all such increases, 10% of the aggregate wage and salary expense for the prior year to Parent and its Subsidiaries on a consolidated basis; (ii) grant, pay, promise to pay, or enter into any Parent Benefit Plan or Parent Employment Agreement to pay, to any current or former director, officer, employee, consultant or service provider of Parent or any of its Subsidiaries any severance, retention, change in control or termination pay or any increase in actual or potential severance, retention, change in control or termination pay; (iii) increase the compensation or benefits provided or payable under any Parent Benefit Plan or Parent Employment Agreement; (iv) modify the terms of any equity-based award granted under any Parent Stock Plan; (v) make any discretionary contributions or payments with respect to any Parent Benefit Plan or Parent Employment Agreement to any trust or other funding vehicle; (vi) accelerate the payment or vesting of any payment or benefit provided or to be provided to any director, officer, employee or consultant of Parent or any of its Subsidiaries or otherwise pay any amounts not due such individual; (vii) enter into any new or amend or modify any existing Parent Employment Agreement (or agreement that would be a Parent Employment Agreement if in effect on the date of this Agreement), other than employment agreements for new hires with an annual compensation not exceeding $50,000 in the aggregate; (viii) establish any new or amend or modify any existing Parent Benefit Plans (or plans that would be a Parent Benefit Plan if in effect on the date of this Agreement); or (ix) establish, adopt or enter into any collective bargaining agreement;

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(o) except as set forth in Section 5.3 of the Parent Disclosure Letter, pay, discharge, settle, waive, release or assign or compromise any legal action, litigation, arbitration, suit, investigation or proceeding, other than any such payment, discharge, settlement or compromise (i) that involves solely money damages in an amount not in excess of $50,000 in the aggregate, and that does not create binding precedent for other pending or potential legal action, litigation, arbitration or proceeding, or (ii) pursuant to the terms of any Contract in effect on the date of this Agreement (copies of which have been made available to the Company prior to the date of this Agreement);

(p) take any action, or knowingly fail to take any action within its control, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or as a contribution governed by Section 351 of the Code;

(q) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries (other than the Merger);

(r) fail to maintain in full force and effect the material insurance policies covering Parent and its Subsidiaries and their respective properties, assets and business in a form and amount consistent with past practices;

(s) enter into any hedging Contracts not in the ordinary course of business consistent with past practice;

(t) fail to comply in all material respects with the Securities Act, the Exchange Act or the Sarbanes-Oxley Act in respect of all Parent SEC Documents filed with or furnished to, as applicable, the SEC;

(u) purchase or otherwise acquire, directly or indirectly (including by way of providing financing), any Equity Interests in the Company or any of the Company's Subsidiaries; or

(v) commit or agree to take any of the actions contemplated by Section 5.3(a) through Section 5.3 (u) above.

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Section 5.4 No Control of the Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company, or shall give the Company, directly or indirectly, the right to control or direct the operations of Parent, prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VI
ADDITIONAL AGREEMENTS

Section 6.1 Proxy Statement; Registration Statement. Parent and the Company shall, as promptly as reasonably practicable following the date of this Agreement, prepare and file with the SEC a proxy statement relating to the meetings of the Company’s stockholders and Parent’s stockholders to be held in connection with this Agreement and the transactions contemplated by this Agreement (together with any amendments or supplements thereto, the “Joint Proxy Statement”) and a registration statement on Form S-4 (together with any amendments or supplements thereto, the “Form S-4”), in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall, upon the reasonable request by the Other Party, furnish to the Other Party all information as may be reasonably necessary or advisable in connection with the Joint Proxy Statement or the Form S-4. Each of Parent and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the transactions contemplated by this Agreement. Each of the Parties shall mail or deliver the Joint Proxy Statement to its respective stockholders as promptly as reasonably practicable after the Form S-4 has been declared effective under the Securities Act. Parent shall also use its reasonable best efforts to obtain all necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning it and the holders of Company Common Stock as may be reasonably requested in connection with any such action. Each of Parent and the Company shall, as promptly as reasonably practicable after receipt thereof, provide the Other Party copies of any written comments and advise the Other Party of any oral comments, with respect to the Joint Proxy Statement and/or the Form S-4 received from the SEC. Each Party shall also advise the Other Party, as promptly as reasonably practicable after receipt of notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, or the suspensions of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. The Parties shall cooperate and provide the Other Party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement and the Form S-4 prior to filing such with the SEC and will provide the Other Party with a copy of all such filings with the SEC to the extent not otherwise publicly available. If at any time prior to the Effective Time, Parent or the Company has Knowledge of any information relating to Parent or the Company, or any of their respective officers, directors or other Affiliates, which should be set forth in an amendment or supplement to the Form S-4 or the Joint Proxy Statement so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the Other Party and, to the extent required by applicable Laws, an appropriate amendment or supplement describing such information shall be filed as promptly as reasonably practicable with the SEC and, to the extent required under applicable Law, disseminated to the stockholders of Parent and the Company. Notwithstanding anything contained in this Agreement to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement or the Form S-4 shall be made without the approval of both Parent and the Company, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that the Company, in connection with a Company Adverse Recommendation Change, or the Parent, in connection with a Parent Adverse Recommendation Change, may amend or supplement the Joint Proxy Statement and/or the Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a change, and in such event, this right of approval shall apply only with respect to information relating to the Other Party or its business, financial condition or results of operations, and shall be subject to the right of each Party to have its Board’s deliberations and conclusions be accurately described. A “Qualifying Amendment” means an amendment or supplement to the Joint Proxy Statement or the Form S-4 (including by incorporation by reference) to the extent that it contains (a) a Company Adverse Recommendation Change or a Parent Adverse Recommendation Change, (b) a statement of the reasons of the Company Board or Parent Board (as the case may be) for making such Company Adverse Recommendation Change or Parent Adverse Recommendation Change, and (c) additional information reasonably related to the foregoing.

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Section 6.2 Access to Information.

(a) Upon reasonable notice and subject to applicable Law, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, afford to the Other Party and its Representatives reasonable access, at such Other Party’s expense, during normal business hours, to all of its properties, books, Contracts, commitments, financial and operating data, records, and officers and employees and, during such period, the Parties shall, shall cause their respective Subsidiaries to, and shall use their reasonable best efforts to cause their Representatives to, make available to the Other Party all other information concerning their businesses, properties and personnel as the Other Party may reasonably request. Each of the Company and Parent shall, and shall cause each of its Subsidiaries to, provide to the Other Party, to the extent not publicly available, a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of the federal and state securities Laws. Neither the Company nor Parent nor any of their Subsidiaries shall be required to provide access to or to disclose information if it would unreasonably disrupt the operations of such Party or any of its Subsidiaries or where such Party determines in good faith, after consultation with legal counsel, that such access or disclosure is reasonably likely to jeopardize the attorney-client or other legal privilege of such Party or its Subsidiaries or contravene any Law, Order or binding agreement. If any material is withheld by such Party pursuant to the preceding sentence, such Party shall inform the Other Party as to the general nature of what is being withheld.

(b) All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement.

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(c) No investigation by either of the Parties or their respective Representatives shall have any effect for the purpose of determining the accuracy of the representations and warranties of the Other Party set forth in this Agreement.

Section 6.3 Stockholder Meetings. The Company and Parent shall each establish a record date for, duly call, give notice of, convene and hold a meeting of their respective stockholders to be held for the purpose of obtaining the requisite Company Stockholder Approval and Parent Stockholder Approval required in connection with this Agreement and the Merger (the “Company Stockholder Meeting” and the “Parent Stockholder Meeting,” respectively), and each shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable after the Form S-4 is declared effective. The Company and Parent shall each use their reasonable best efforts to cause the Company Stockholder Meeting and the Parent Stockholder Meeting to be held on the same day. The Company Board has resolved to recommend to the Company’s stockholders that such stockholders vote in favor of the adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement (the “Company Board Recommendation”). Unless otherwise agreed by the Parties, this Agreement and the Merger shall be submitted to the stockholders of the Company at the Company Stockholder Meeting for the purpose of obtaining the Company Stockholder Approval, and subject to Section 6.11(a), the Company and its Board shall use their reasonable best efforts to solicit and obtain the Company Stockholder Approval. The Parent Board has resolved to recommend to its stockholders (the “Parent Board Recommendation”) that such stockholders vote in favor of (a) the adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement, including without limitation the Parent Share Issuance and the Asset Contribution, (b) an amendment to Parent’s certificate of incorporation and the filing of the New Preferred Certificates of Designation to (i) if the Company elects in connection with the preparation of the Joint Proxy Statement, change the name of Parent to “Platinum Healthcare Solutions, Inc.” (or such other name as shall be communicated in writing by the Company to Parent in connection with the preparation by the Parties of the Joint Proxy Statement) (the “Name Change”), (ii) effect the Parent Reverse Split, and (iii) increase the authorized shares of Parent Capital Stock in an amount sufficient to permit Parent to perform its obligations under this Agreement relating to the Merger Consideration, the Converted Parent Stock Options, the Post-Closing Company Stock Options and the Post-Closing Parent Stock Options, (c) approving the Company Stock Plans as assumed by Parent pursuant to Section 1.11, and (d) electing the directors specified on Section 6.3 of the Company Disclosure Letter (collectively, the “Parent Proposals”). Parent Board shall recommend to Parent’s stockholders any other proposals that a Party, in preparing the Joint Proxy Materials, reasonably and in good faith determines is necessary in connection with the consummation of the Merger in accordance with the terms of this Agreement, it being understood and agreed that such further proposals shall include without limitation amendments to the Tegal, Inc. 2007 Incentive Award Plan to (x) increase the number of shares authorized to be issued under such plan and (y) increase the maximum number of shares any one individual may receive in any calendar year, in each case as necessary to allow for the issuance of the Post-Closing Company Stock Options and the Post-Closing Parent Stock Options and an additional amount of Parent Stock Options as the Parent Board may elect from time to time following Closing not to exceed three percent (3%) of the outstanding shares of Parent Common Stock on a Fully Diluted Basis immediately following the Effective Time. Unless otherwise agreed by the Parties, the Parent Proposals shall be submitted to the stockholders of Parent at the Parent Stockholder Meeting for the purpose of obtaining the Parent Stockholder Approval, and Parent and its Board shall use their reasonable best efforts to solicit and obtain the Parent Stockholder Approval. The Company and Parent shall not postpone or adjourn the Company Stockholder Meeting or the Parent Stockholder Meeting, as applicable, except to the extent required by applicable Law or to solicit additional proxies and votes in favor of: (a) in the case of the Company, the adoption of this Agreement if sufficient votes to constitute the Company Stockholder Approval have not been obtained; or (b) in the case of Parent, the Parent Proposals if sufficient votes to constitute the Parent Stockholder Approval have not been obtained; provided, however, that unless otherwise agreed to by the Parties, neither the Company Stockholder Meeting nor the Parent Stockholder Meeting may be postponed or adjourned to a date that is more than twenty (20) Business Days after the date for which the Company Stockholder Meeting or the Parent Stockholder Meeting, as the case may be, was originally scheduled (excluding any adjournments or postponements required by applicable Law). Unless this Agreement has been validly terminated in accordance with its terms, each of the Parties shall submit the matters set forth above to their respective stockholders for approval.

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Section 6.4 Legal Conditions to Merger. Upon the terms and subject to the conditions set forth in this Agreement, each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply as promptly as reasonably practicable with all legal requirements that may be imposed on such Party or its Subsidiaries with respect to the Merger, the Parent Share Issuance and the other transactions contemplated by this Agreement (including the furnishing of information for, and the preparation and filing of, all necessary and proper statements, forms, registrations, filings, notices, representation letters, and declarations related to the Merger); (b) to cause the conditions set forth in Article VII to be satisfied and to consummate the transactions contemplated by this Agreement in a reasonably expeditious manner (including the furnishing of customary representation letters to enable tax opinions to be rendered); and (c) to obtain (and to cooperate with the Other Party to obtain) any material consent, authorization, Order or approval of, or any exemption or waiver by, any Governmental Entity (including any Requisite Approvals) and any other Third Party (including without limitation each Third Party specified under Section 3.3(c) of the Company Disclosure Letter and Section 4.3(c) of the Parent Disclosure Letter whose consent is required in order to assign the agreement to which it is a party) that is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. Upon either Party’s receipt of a communication from any Governmental Entity that causes such Party to believe that there is a reasonable likelihood that any Stockholder Approval will not be obtained or that the receipt of any required consent or approval may be materially delayed, such Party shall promptly (i) advise the Other Party and (ii) to the extent permitted by Law, provide the Other Party with a copy of such communication.

Section 6.5 NASDAQ Listing. Parent shall cause the shares of Parent Common Stock to be issued in the Merger and such other shares of Parent Common Stock to be reserved for issuance in connection with the Merger to be approved for listing on the NASDAQ, subject to official notice of issuance as promptly as reasonably practicable after the date of this Agreement, and in any event, prior to the Closing Date.

Section 6.6 Employee Matters.

(a) Provided the Company has complied with Section 5.2(n) and Parent has complied with Section 5.3(n), at the Effective Time, and except as otherwise provided in the New Employment Agreement or the Baron New Employment Agreement in the case of the Parent Employees specified therein, Parent shall provide or cause the Surviving Corporation to provide each Company Employee and Parent Employee with compensation and benefits that are the same or substantially comparable in the aggregate to those provided to such Company Employee and Parent Employee as of immediately prior to the Effective Time.

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(b) The Parties shall cause each benefit plan in which Company Employees are eligible to participate after the Effective Time to take into account, to the extent consistent and compatible with the terms of the applicable benefit plan, for purposes of eligibility, vesting and benefit accrual under such benefit plans, the service of the Company Employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company or its Subsidiaries; provided, however, that such credited service shall not result in a duplication of benefits. Nothing herein shall limit the ability of Parent or its Affiliates to amend or terminate any of the Company Benefit Plans or Parent Benefit Plans in accordance with their terms after the Effective Time.

(c) If Company Employees become eligible to participate in Parent Benefit Plans that are health plans, to the extent allowable by the applicable insurance carrier, if any, or applicable plan, the Parties shall use commercially reasonable efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable life, disability, medical, health or dental plans, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by such employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time for the year in which the Effective Time or participation in such plans, as applicable, occurs.

(d) Parent shall terminate Parent's 401(k) Savings & Retirement Plan (the “Parent 401(k) Plan”) immediately prior to the Closing Date by resolutions adopted by the Parent Board reasonably acceptable to the Company, and simultaneously amend the Parent 401(k) Plan to the extent necessary to comply with all applicable laws to the extent not previously amended. Parent shall notify all participants in the Parent 401(k) Plan of the plan’s termination, and the consequences thereof, prior to the Closing Date.

(e) Without limiting the generality of Section 9.5, this Section 6.6 shall be binding upon and inure solely to the benefit of each Party, and nothing in this Section 6.6, express or implied, is intended to confer upon any other Person, including, any current or former director, officer or employee of the Company, Parent or their respective Subsidiaries, any rights or remedies of any nature whatsoever under or by reason of this Section 6.6. Nothing in this Section 6.6, express or implied, shall be (i) deemed an amendment of any Company Benefit Plan or Parent Benefit Plan, or (ii) construed to prevent any Party or its Affiliates from terminating or modifying to any extent or in any respect any employee benefit plan that a Party or its Affiliates may establish or maintain.

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Section 6.7 Indemnification; Directors’ and Officers’ Insurance.

(a) In the event of any threatened or actual Action, whether civil, criminal or administrative, in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company, Parent or any of its Subsidiaries or who is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the Company or any of its Subsidiaries, (ii) all acts or omissions by him taken at the request of the Company or any of its Subsidiaries at any time prior to the Effective Time, or (iii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Effective Time, the Parties shall cooperate and use their best efforts to defend against and respond thereto. From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless, as and to the fullest extent permitted under applicable Law and the Company’s and Parent’s Organizational Documents, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any such Action upon receipt of any undertaking required by applicable Law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual Action.

(b) Unless required by applicable law, no provision in any Organizational Documents of the Company, Parent or any of its Subsidiaries providing indemnification, advancement or exculpation shall for a period of six (6) years following the Effective Time be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company, Parent or any of its Subsidiaries.

(c) The Company may elect to purchase, prior to the Effective Time (and Parent shall cause to be maintained in effect throughout its term), a six (6) year prepaid “tail policy” from a broker specifically designated by Parent, on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’, officers’ and employees’ liability insurance maintained by the Company and Parent with respect to acts or omissions occurring prior to the Effective Time that were committed by such directors, officers and employees in their capacity as such.

(d) The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and Representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

(e) If Parent or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation (or acquiror of such assets), as the case may be, shall assume all of the obligations of Parent or the Surviving Corporation set forth in this Section 6.7.

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Section 6.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Parent, on the one hand, and a Subsidiary of the Company, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either Party, the proper officers and directors of each Party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

Section 6.9 Advice of Changes. The Company and Parent shall promptly advise the Other Party of any change or event having or reasonably likely to have a Company Material Adverse Effect, with respect to the Company, or a Parent Material Adverse Effect, with respect to the Parent.

Section 6.10 Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent Common Stock resulting from the transactions contemplated by this Agreement by any individual who is subject to Section 16 of the Exchange Act with respect to the Company, or will become subject to such requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the procedures set forth therein.

Section 6.11 No Solicitation.

(a) By the Company:

(i) The Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit its and its Subsidiaries’ Representatives to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Company Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Company Takeover Proposal, or, subject to Section 6.11(a)(ii), (A) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that is seeking to make, or has made, any Company Takeover Proposal, (B) amend or grant any waiver (other than any wavier, as required by Law, of any “don’t ask don’t waive” provisions of any standstill agreements now in effect) or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (C) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Company Takeover Proposal (each, a “Company Acquisition Agreement”). Subject to Section 6.11(a)(ii), neither the Company Board nor any committee thereof shall fail to make the Company Board Recommendation, or withdraw, amend, modify or materially qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, or recommend a Company Takeover Proposal, fail to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock constituting a Company Takeover Proposal within ten (10) Business Days after the commencement of such offer, or make any public statement inconsistent with the Company Board Recommendation, or resolve or agree to take any of the foregoing actions (any of the foregoing, a “Company Adverse Recommendation Change”). The Company shall, and shall cause its Subsidiaries to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Company Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries in connection with a Company Takeover Proposal to return or destroy (and confirm destruction of) all such information.

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(ii) Notwithstanding Section 6.11(a)(i), prior to the receipt of the Company Stockholder Approval, the Company Board, directly or indirectly through any Representative, may, subject to Sections 6.11(a)(iii) and 6.11(a)(iv) (i) participate in negotiations or discussions with any Third Party that has made (and not withdrawn) a bona fide, unsolicited Company Takeover Proposal in writing that the Company Board believes in good faith, after consultation with outside legal counsel, constitutes or would reasonably be expected to result in a Company Superior Proposal, (ii) thereafter furnish to such Third Party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement; provided, that any non-public information relating to the Company or any of its Subsidiaries made available to such Third Party shall have been previously made available to Parent or is made available to Parent prior to, or concurrent with, the time such information is made available to such third party, (iii) following receipt of and on account of a Company Superior Proposal, make a Company Adverse Recommendation Change, and/or (iv) take any action related to such Company Takeover Proposal that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iii), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Company Board from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Company Takeover Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law.

(iii) The Company Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 6.11(a)(ii) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any bona fide Company Takeover Proposal, any inquiry that would reasonably be expected to lead to a Company Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or any request for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any third party in connection with a Company Takeover Proposal. In such notice, the Company shall identify the Third Party making, and details of the material terms and conditions of, any such Company Takeover Proposal, indication or request. The Company shall keep Parent informed, on a reasonably current basis, of the status and material terms of any such Company Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Parent with at least forty-eight (48) hours prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Company Takeover Proposal. The Company shall promptly provide Parent with a list of any non-public information concerning the Company’s business, present or future performance, financial condition or results of operations, made available to any Third Party, and, to the extent such information has not been previously made available to Parent, copies of such information.

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(iv) Except as set forth in this Section 6.11(a)(iv), the Company Board shall not make any Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Company Stockholder Approval, the Company Board may make a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement, if: (i) the Company promptly notifies Parent, in writing, at least four (4) Business Days (the “Company Notice Period”) before making a Company Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) a Company Acquisition Agreement, of its intention to take such action with respect to a Company Superior Proposal, which notice shall state expressly that the Company has received a Company Takeover Proposal that the Company Board intends to declare a Company Superior Proposal and that the Company Board intends to make a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement; (ii) the Company attaches to such notice the most current material terms of the proposed agreement (which shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal; (iii) the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to, during the Company Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Company Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, definitively proposes to make such adjustments (it being agreed that in the event that, after commencement of the Company Notice Period, there is any material revision to the terms of a Company Superior Proposal, including, any revision in price, the Company Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remain in the Company Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Company Board determines in good faith, after consulting with outside legal counsel, that such Company Takeover Proposal continues to constitute a Company Superior Proposal after taking into account any adjustments made by Parent during the Notice Period in the terms and conditions of this Agreement.

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(b) By Parent:

(i) Parent shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit its and its Subsidiaries’ Representatives to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Parent Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Parent Takeover Proposal, or, subject to Section 6.11(b)(ii), (A) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Parent or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of Parent or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that is seeking to make, or has made, any Parent Takeover Proposal, (B) amend or grant any waiver (other than any wavier, as required by Law, of any “don’t ask don’t waive” provisions of any standstill agreements now in effect) or release under any standstill or similar agreement with respect to any class of equity securities of Parent or any of its Subsidiaries or (C) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Parent Takeover Proposal (each, a “Parent Acquisition Agreement”). Subject to Section 6.11(b)(ii), neither Parent Board nor any committee thereof shall fail to make the Parent Board Recommendation, or withdraw, amend, modify or materially qualify, in a manner adverse to the Company, the Parent Board Recommendation, or recommend a Parent Takeover Proposal, fail to recommend against acceptance of any tender offer or exchange offer for the shares of Parent Common Stock constituting a Parent Takeover Proposal within ten (10) Business Days after the commencement of such offer, or make any public statement inconsistent with Parent Board Recommendation, or resolve or agree to take any of the foregoing actions (any of the foregoing, a “Parent Adverse Recommendation Change”). Parent shall, and shall cause its Subsidiaries to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Parent Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Parent or any of its Subsidiaries that was furnished by or on behalf of Parent and its Subsidiaries in connection with a Parent Takeover Proposal to return or destroy (and confirm destruction of) all such information.

(ii) Notwithstanding Section 6.11(b)(i), prior to the receipt of Parent Stockholder Approval, Parent Board, directly or indirectly through any Representative, may, subject to Sections 6.11(b)(iii) and 6.11(b)(iv) (i) participate in negotiations or discussions with any Third Party that has made (and not withdrawn) a bona fide, unsolicited Parent Takeover Proposal in writing that Parent Board believes in good faith, after consultation with outside legal counsel and Parent Financial Advisor, constitutes or would reasonably be expected to result in a Parent Superior Proposal, (ii) thereafter furnish to such third party non-public information relating to Parent or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement; provided, that any non-public information relating to Parent or any of its Subsidiaries made available to such third party shall have been previously made available to Parent or is made available to Parent prior to, or concurrent with, the time such information is made available to such third party, (iii) following receipt of and on account of a Parent Superior Proposal, make a Parent Adverse Recommendation Change, and/or (iv) take any action related to such Parent Takeover Proposal that any court of competent jurisdiction orders Parent to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iii), only if Parent Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause Parent Board to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent Parent Board from disclosing to Parent’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Parent Takeover Proposal, if Parent determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law.

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(iii) Parent Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 6.11(b)(ii) unless Parent shall have delivered to the Company a prior written notice advising the Company that it intends to take such action. Parent shall notify the Company promptly (but in no event later than twenty-four (24) hours) after it obtains Knowledge of the receipt by Parent (or any of its Representatives) of any bona fide Parent Takeover Proposal, any inquiry that would reasonably be expected to lead to a Parent Takeover Proposal, any request for non-public information relating to Parent or any of its Subsidiaries or any request for access to the business, properties, assets, books or records of Parent or any of its Subsidiaries by any third party in connection with a Parent Takeover Proposal. In such notice, Parent shall identify the Third Party making, and details of the material terms and conditions of, any such Parent Takeover Proposal, indication or request. Parent shall keep Parent informed, on a reasonably current basis, of the status and material terms of any such Parent Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. Parent shall provide Parent with at least forty-eight (48) hours prior notice of any meeting of Parent Board (or such lesser notice as is provided to the members of Parent Board) at which Parent Board is reasonably expected to consider any Parent Takeover Proposal. Parent shall promptly provide Parent with a list of any non-public information concerning Parent’s business, present or future performance, financial condition or results of operations, made available to any third party, and, to the extent such information has not been previously made available to Parent, copies of such information.

(iv) Except as set forth in this Section 6.11(b)(iv), Parent Board shall not make any Parent Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Parent Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of Parent Stockholder Approval, Parent Board may make a Parent Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Parent Acquisition Agreement, if: (i) Parent promptly notifies the Company, in writing, at least four (4) Business Days (the “Parent Notice Period”) before making a Parent Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) a Parent Acquisition Agreement, of its intention to take such action with respect to a Parent Superior Proposal, which notice shall state expressly that Parent has received a Parent Takeover Proposal that Parent Board intends to declare a Parent Superior Proposal and that Parent Board intends to make a Parent Adverse Recommendation Change and/or Parent intends to enter into a Parent Acquisition Agreement; (ii) Parent attaches to such notice the most current material terms of the proposed agreement (which shall be updated on a prompt basis) and the identity of the third party making such Parent Superior Proposal; (iii) Parent shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to, during the Parent Notice Period, negotiate with the Company in good faith to make such adjustments in the terms and conditions of this Agreement so that such Parent Takeover Proposal ceases to constitute a Parent Superior Proposal, if the Company, in its discretion, definitively proposes to make such adjustments (it being agreed that in the event that, after commencement of the Parent Notice Period, there is any material revision to the terms of a Parent Superior Proposal, including, any revision in price, the Parent Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remain in the Parent Notice Period subsequent to the time Parent notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (iv) Parent Board determines in good faith, after consulting with outside legal counsel and its Parent Financial Advisor, that such Parent Takeover Proposal continues to constitute a Parent Superior Proposal after taking into account any adjustments made by the Company during the Parent Notice Period in the terms and conditions of this Agreement.

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Section 6.12 Takeover Statutes. Each of Parent, Merger Sub and the Company shall use its reasonable best efforts (a) to take all actions necessary so that no “moratorium,” “control share,” “fair price,” “anti-greenmail,” “takeover,” “interested stockholder” or similar Laws are or become applicable to the Merger or any of the other transactions contemplated by this Agreement and (b) if any such Law is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement, to take all actions necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Laws on the Merger and the other transactions contemplated hereby.

Section 6.13 Reorganization Tax Matters. For federal income tax purposes, the Merger is intended to constitute a Tax-Free Reorganization/Contribution and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). After the date of this Agreement (including, without limitation, after the Effective Time) subject to the other terms and conditions in this Agreement, each party hereto shall take any action that is required to cause the Merger to qualify, and will not take any actions or cause any actions to be taken which could reasonably be likely to prevent the Merger from qualifying, as a Tax-Free Reorganization/Contribution. All Parties hereto shall report the Merger as a Tax-Free Reorganization/Contribution, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

Section 6.14 Transaction Litigation. Subject to applicable Law, each of Parent and the Company shall give the Other Party the opportunity to participate in the defense or settlement of any stockholder litigation against such Party and its directors or executive officers relating to the Merger and the other transactions contemplated by this Agreement. Each Party agrees that, except to the extent permitted pursuant to Sections 5.2(o) or 5.3(p) (as applicable), such Party shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against such Party or its directors, executive officers or similar persons by any stockholder of such Party relating to the Merger or the other transactions contemplated by this Agreement without the prior written consent of the Other Party (such consent not to be unreasonably withheld, delayed or conditioned).

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Section 6.15 Supplement to Disclosure Letters. Each Party (for purposes of this Section 6.15, the “Disclosing Party”) shall promptly notify the other Party in writing of any fact or circumstance that would cause any of the Disclosing Party’s representations, warranties or covenants in this Agreement or the Company Disclosure Letter or the Parent Disclosure Letter (each, a “Disclosure Letter”), as applicable, to be untrue or incomplete in any material respect, or would cause the Disclosing Party to be unable to deliver the certificate required under Section 7.2(a), (b) or (c) or Section 7.3(a), (b) or (c), as applicable, and the Disclosing Party shall promptly deliver to the other Party an updated version of any applicable Section of the Disclosing Party’s Disclosure Letter or add a new Section to the Disclosing Party's Disclosure Letter to which such fact or circumstance relates (the “Updated Disclosure Letter”). The delivery by the Disclosing Party of an Updated Disclosure Letter shall not prejudice any rights of any Other Party hereunder prior to the Closing, including the right to claim that the representations and warranties of the Disclosing Party, when made as of the date hereof, were inaccurate or false in any material respect and to exercise any right to terminate this Agreement with respect to any inaccuracy of the Disclosure Party’s representations and warranties as of the date hereof or as any date after the date hereof. If the Other Party consummates the Merger following delivery of an Updated Disclosure Letter, such Updated Disclosure Letter shall be deemed to qualify the representations and warranties made as of the Effective Time by the Disclosing Party and replace for such purpose, in whole or in part, as the case may be, the applicable Section(s) of the Disclosing Party’s Disclosure Letter delivered hereunder for such purpose.

Section 6.16 Certain Governance Matters. At or immediately prior to the Effective Time: (a) Parent or Merger Sub, as the case may be, shall take all requisite action to have appointed the individuals set forth in Section 6.16 of the Company Disclosure Letter to the offices of Parent and Merger Sub set forth opposite their respective names therein (as such provision of the Company Disclosure Letter may be amended by the Company from time to time prior to the Effective Date upon written notice to Parent) and (b) the New Employment Agreement and the Baron New Employment Agreement shall be in full force and effect and the Parent Employees specified thereunder shall not have notified Parent or the Company of any intention to terminate such Parent Employee's employment with Parent.

Section 6.17 Cancellation of Series D Shares and Series E Shares. In the event that the holders of all of the outstanding Series D Shares and Series E Shares have not executed a Company Support Agreement with respect to such shares within thirty (30) days after the date of this Agreement, then the Company shall, within forty-five (45) days after the date of this Agreement, cause all outstanding Series D Shares and/or all outstanding Series E Shares, as applicable, to be cancelled, whether by redemption, repurchase, conversion to Company Common Stock, or otherwise. For the avoidance of doubt, if the Series D Shares and/or Series E Shares are converted into shares of Company Common Stock in accordance with this Section 6.17, such number of shares of Company Common Stock shall be included in the Company Select Effective Time Shares.

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Section 6.18 Asset Contribution.

(a) At least ten (10) days prior to the Closing Parent shall form or cause to be formed a new corporation organized under the laws of the State of Delaware which shall be a wholly-owned Subsidiary of Parent (“New Sub”). Without limiting the generality of the foregoing, Parent shall own all of the outstanding Equity Interests of New Sub (which ownership shall be evidenced to the Company by virtue of customary supporting documentation including without limitation the Articles of Incorporation of New Sub and written consents of the Board of New Sub and such other supporting documentation as may be reasonably requested by the Company) free and clear of Liens other than Permitted Liens. New Sub shall be organized and maintained through and including the Effective Time such that it shall have no Subsidiaries and does not otherwise own any Equity Interests in any Person. Further, through and including the Effective Time New Sub shall not have (i) been engaged in any activity or entered into any Contract, other than such actions incident to (A) its organization and (B) the preparation and execution of the Asset Contribution (as defined below) or (ii) had any operations or generated any revenues or incurred any liabilities other than those incurred in connection with the preparation and execution of the Asset Contribution. Parent shall cause the directors and officers of New Sub to be the individuals specified in Section 6.18 of the Company Disclosure Letter (as such provision of the Company Disclosure Letter may be amended by the Company from time to time prior to the Effective Date upon written notice to Parent), in each case, immediately prior to the Effective Time and from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and bylaws of New Sub.

(b) Automatically as of the Effective Time without any further actions required of the Parties hereto, Parent contributes, assigns, transfers and conveys to New Sub all of the Parent Assets free and clear of Liens other than Permitted Liens, and causes New Sub to assume of the Parent Liabilities to the full extent Parent had been, prior to the Effective Time, or would have been in the future, obligated to pay, perform and discharge the Parent Liabilities but for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder; provided, however, that said assumption of the Parent Liabilities shall not have the effect of (i) increasing the obligations of New Sub with respect to the Parent Liabilities beyond those of Parent, (ii) waiving any valid defense that was available to Parent with respect to the Parent Liabilities or (iii) enlarging any rights or remedies of any third party under any of the Parent Liabilities (such contribution, assignment and assumption of the Parent Assets and the Parent Liabilities, respectively, being referred to as the “Asset Contribution”). In furtherance of the consummation of such Asset Contribution as of the Effective Time, prior to the Effective Time Parent shall execute and deliver to New Sub and shall cause New Sub to execute and deliver to it (A) an assignment of and bill of sale relating to the Parent Assets in a customary form reasonably satisfactory to the Company, (B) an assumption of all of the Parent Liabilities in a customary form reasonably satisfactory to the Company, (C) as assignment of trademarks in a customary form reasonably satisfactory to the Company, (D) quit claim deeds with respect to any real property included in the Parent Assets (in a form commonly used in the jurisdiction where such property is located and (E) such other documents and items relating to the consummation of the Asset Contribution as the Company may reasonably request (in each case, an “Asset Contribution Document”), each such document to be automatically effective as of the Effective Time without any further actions required of the Parties hereto or the parties thereto.

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(c) Nothing in this Agreement or the Asset Contribution Documents, nor the consummation of the transactions contemplated hereby or thereby shall be construed as an attempt or agreement to contribute any Parent Assets which by their terms or by applicable Law are non-assignable without the consent of a third party or a Governmental Entity or are cancelable by a third party in the event of an assignment without consent (the “Non-Assignable Assets”) unless and until such consent shall have been obtained. When and if such consents are obtained, to the extent permitted by Law and the terms of the applicable Non-assignable Asset, the contribution of the Non-Assignable Asset subject thereto shall become effective automatically as of the date of such consent, without further action on the part of any Party. Parent agrees to use commercially reasonable efforts, at its sole cost and expense (including reasonable attorney’s fees), to obtain on a timely basis the consents required to assign the Non-Assignable Assets as of the Effective Time. In the event consents to the contribution of a Non-Assignable Asset cannot be obtained, to the extent permitted by Law and the terms of the applicable Non-Assignable Asset, such Non-Assignable Asset shall be held from and after the Effective Time, by Parent in trust for New Sub and the covenants and obligations thereunder shall be performed by New Sub in the name of Parent and all benefits, obligations and liabilities existing thereunder shall be for New Sub’s account.

ARTICLE VII
CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver (to the extent permitted by Law) on or prior to the Closing Date of the following conditions:

(a) Stockholder Approvals. The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained in accordance with applicable Law (subject to the obligations of the Company under Section 6.17).

(b) No Injunctions or Restraints; Illegality. No Laws shall have been adopted or promulgated by a Governmental Entity of competent jurisdiction and no temporary restraining order, preliminary or permanent injunction or other Order issued by a court or other Governmental Entity of competent jurisdiction in the United States shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

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(c) Regulatory Matters. Each of the approvals set forth in Section 3.4(a) and Section 4.4(a) required to be obtained for the consummation, as of the Effective Time, of the Merger and the other transactions contemplated by this Agreement (such approvals, the “Requisite Approvals”), other than any approvals the failure to obtain of which would not, individually or in the aggregate, have a Company Material Adverse Effect or Parent Material Adverse Effect, shall have been obtained.

(d) NASDAQ Listing. The shares of Parent Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for that purpose shall be pending before the SEC.

Section 7.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in the second sentence of Section 3.2(a) and the first sentence of Section 3.2(b) shall be true and correct other than in de minimis respects as of the Company Capitalization Date; (ii) each representation and warranty of the Company qualified by a Company Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date); and (iii) each of the other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), except in the case of this clause (iii), where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect. Parent shall have received a certificate of the chief executive officer or the chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied with, in all material respects, all material agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate of the chief executive officer or the chief financial officer of the Company to such effect.

(c) Absence of Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate of the chief executive officer or the chief financial officer of the Company to such effect.

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(d) Tax Opinion. Parent shall have received an opinion from Goodwin Procter LLP, on the basis of representations and warranties set forth or referred to in such opinion, dated as of the Closing Date, to the effect that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations, warranties and covenants of officers of Parent, Merger Sub or the Company.

(e) Amended and Restated D&D Convertible Note. The Company shall have executed and delivered the Amended and Restated D&D Convertible Note to the holder thereunder and the same shall be in full force and effect.

Section 7.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in the second sentence of Section 4.2(a) and the first sentence of Section 4.2(b) shall be true and correct other than in de minimis respects as of the Parent Capitalization Date; (ii) each representation and warranty of Parent and Merger Sub qualified by a Parent Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date); and (iii) each of the other representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), except in the case of this clause (iii), where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Parent Material Adverse Effect. The Company shall have received a certificate of the chief executive officer or the chief financial officer of Parent to such effect. For purposes of clarity, Section 6.18 and the other obligations of Parent thereunder relating to the Asset Contribution shall be disregarded in their entirety and not given any effect for purposes of determining whether Parent has satisfied the condition under this Section 7.3(a), as if Parent were continuing to hold the Parent Assets and Parent Liabilities at all times through and including the Effective Time without any obligation to dispose of the same pursuant to the Asset Contribution.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied with, in all material respects, all material agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing Date and the Company shall have received a certificate of the chief executive officer or the chief financial officer of Parent to such effect.

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(c) Absence of Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate of the chief executive officer or the chief financial officer of Parent to such effect.

(d) Tax Opinion. The Company shall have received an opinion from Akerman LLP, on the basis of representations and warranties set forth or referred to in such opinion, dated as of the Closing Date, to the effect that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations, warranties and covenants of officers of Parent, Merger Sub or the Company.

(e) Resignation and Appointment of Directors and Officers. Parent shall have delivered to the Company (a) resignation letters of any officers and directors of Parent and Merger Sub, to be effective as of the Effective Time, who are not identified in Section 7.3(e) of the Company Disclosure Letter as continuing officers or directors of Parent or Merger Sub (as such provision of the Company Disclosure Letter (relating to officers of Parent and officers and directors of Merger Sub only) may be amended by the Company from time to time prior to the Effective Date upon written notice to Parent), and (b) certified resolutions of the stockholders and the Boards of Parent and Merger Sub (as applicable and necessary pursuant to the Organizational Documents of Parent and Merger Sub), in a form reasonably acceptable to the Company (i) causing the whole Parent Board to consist of seven (7) directors as of the Effective Time and the whole Board of Merger Sub to consist of four (4) directors as of the Effective Time, (ii) appointing to the Parent Board and the Board of Merger Sub such individuals as necessary to cause the Boards of such entities as of the Effective Time to conform with the requirements of Section 7.3(e) of the Company Disclosure Letter and (iii) appointing as officers of Parent and Merger Sub such individuals as necessary to cause the officers of Parent and Merger Sub as of the Effective Time to conform with the requirements of Section 7.3(e) of the Company Disclosure Letter (as such provision of the Company Disclosure Letter may be amended by the Company from time to time prior to the Effective Date upon written notice to Parent).

(f) Asset Contribution. The Asset Contribution shall have been consummated as of the Closing Date in accordance with the terms of Section 6.18.

(g) Bridge Note. There shall not have occurred and be continuing as of the Closing Date any Event of Default under the Bridge Agreements (as such term is defined therein).

(h) Amended and Restated D&D Convertible Note. Parent shall have executed and delivered the Amended and Restated D&D Convertible Note to the holder thereunder and the same shall be in full force and effect as of the Effective Time.

(i) Key Employees. The Key Employee shall have executed and delivered to Parent or the applicable Subsidiary of Parent the New Employment Agreement and the same shall be in full force and effect as of the Effective Time. Clifford Baron shall have executed and delivered to Parent or the applicable Subsidiary of Parent the Baron New Employment Agreement and the same shall be in full force and effect as of the Effective Time.

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(j) Certificates of Designation. Parent shall have filed or caused to have been filed with the Secretary of State of the State of Delaware Certificates of Designation relating to the New Series B Shares, New Series D Shares and New Series E Shares in the forms attached hereto as Exhibits A, B, and C, respectively, and the same shall be in full force and effect as of the Effective Time (the “New Preferred Certificates of Designation”).

(k) Parent Reverse Split. The Parent Reverse Split shall have been effected.

ARTICLE VIII
TERMINATION AND AMENDMENT

Section 8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company or Parent) by mutual written consent of the Company and Parent.

Section 8.2 Termination by Either Parent or the Company. This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company or Parent) by either the Company Board or the Parent Board:

(a) if the Merger has not been consummated on or before December 31, 2015 (the “Outside Date”); provided, however, that if by the Outside Date, any of the conditions set forth in Section 7.1(b) or Section 7.1(c) shall not have been satisfied but all other conditions to the Parties' obligation to consummate the Merger shall have been satisfied or shall be capable of being satisfied at the Closing, then the Outside Date may be extended from time to time by any Party, in its discretion, by written notice to the other Parties to a date not later than March 31, 2016 (in which case any references to the Outside Date herein shall mean the Outside Date as extended); provided, that the right to extend or terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party that has breached its obligations in any material respect under this Agreement in any manner that shall have proximately caused or resulted in the failure of the Merger to have been consummated by the Outside Date;

(b) if any Governmental Entity shall have issued a final and non-appealable Order permanently enjoining, restraining, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Order; or

(c) if the Company Stockholder Approval or the Parent Stockholder Approval has not been obtained after a vote thereon at the Company Stockholder Meeting (or any adjournment or postponement thereof) or the Parent Stockholder Meeting (or any adjournment or postponement thereof), respectively; provided, however, the Company may not terminate this Agreement without Parent’s approval if Company Stockholder Approval was not obtained solely because (1) the consent of the holders of a majority of the outstanding Series D Shares was not obtained and one or more holders of the outstanding Series D Shares did not execute a Company Support Agreement with respect to such shares and/or (2) the consent of the holders of a majority of the outstanding Series E Shares was not obtained and one or more holders of the outstanding Series E Shares did not execute a Company Support Agreement with respect to such shares.

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Section 8.3 Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time:

(a) if prior to the receipt of the Parent Stockholder Approval, the Parent Board authorizes Parent, in full compliance with the terms of this Agreement, including Section 6.11(b) hereof, to enter into a Parent Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Parent Superior Proposal; provided; that Parent shall have paid any amounts due pursuant to Section 8.6 hereof in accordance with the terms, and at the times, specified therein; and provided, further that in the event of such termination, Parent substantially concurrently enters into such Parent Acquisition Agreement;

(b) if (i) a Company Adverse Recommendation Change shall have occurred, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (iii) the Company Board fails to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after the date any Company Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Company Takeover Proposal, (iv) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten (10) Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company Board Recommendation and recommending that stockholders reject such tender or exchange offer, or (v) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this Section 8.3(b); or

(c) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.2(a) or (b) would not be satisfied and, in either such case, such breach is incapable of being cured by the Outside Date; provided, that Parent shall have given the Company at least thirty (30) days written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 8.3(b); provided, further, Parent shall not have the right to terminate pursuant to this Section 8.3(b) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 8.4 Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time:

(a) if prior to the receipt of the Company Stockholder Approval, the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 6.11(a) hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Company Superior Proposal; provided; that the Company shall have paid any amounts due pursuant to Section 8.6 hereof in accordance with the terms, and at the times, specified therein; and provided, further that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement;

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(b) if (i) a Parent Adverse Recommendation Change shall have occurred, (ii) Parent shall have entered into, or publicly announced its intention to enter into, a Parent Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (iii) the Parent Board fails to reaffirm (publicly, if so requested by the Company) the Parent Board Recommendation within ten (10) Business Days after the date any Parent Takeover Proposal (or material modification thereto) is first publicly disclosed by Parent or the Person making such Parent Takeover Proposal, (iv) a tender offer or exchange offer relating to Parent Common Stock shall have been commenced by a Person unaffiliated with the Company and Parent shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten (10) Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Parent Board Recommendation and recommending that stockholders reject such tender or exchange offer, or (v) Parent or the Parent Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this Section 8.4(b); or

(c) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.3(a) or (b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the Outside Date; provided, that the Company shall have given Parent at least thirty (30) days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.4(c); provided, further, the Company shall not have the right to terminate pursuant to this Section 8.4(c) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 8.5 Notice of Termination; Effect of Termination. The Party desiring to terminate this Agreement pursuant to this Article VIII (other than pursuant to Section 8.1) shall deliver written notice of such termination to each other Party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 8.5 shall be effective immediately upon delivery of such written notice to the other Party. If this Agreement is terminated pursuant to this Article VIII, it will become void and of no further force and effect, with no liability on the part of any Party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such Party) to any other Party hereto, except (i) with respect to Section 6.2(b) (as well as the Confidentiality Agreement), this Section 8.5, Section 8.6, and Article IX (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a Party, to the extent such liabilities or damages were the result of fraud or the willful breach by another Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

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Section 8.6 Fees and Expenses Following Termination.

(a) If this Agreement is terminated by Parent pursuant to Section 8.3(b), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to the Company Termination Fee.

(b) If this Agreement is terminated by the Company pursuant to Section 8.4(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Company Termination Fee.

(c) If this Agreement is terminated by the Company pursuant to Section 8.4(b), then Parent shall pay to the Company (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to the Parent Termination Fee.

(d) If this Agreement is terminated by Parent pursuant to Section 8.3(a), then Parent shall pay to the Company (by wire transfer of immediately available funds), at or prior to such termination, the Parent Termination Fee.

(e) If this Agreement is terminated (i) by Parent pursuant to Section 8.3(c) and the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof) or (ii) by the Company or Parent pursuant to (x) Section 8.2(a) hereof and the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof) or (y) Section 8.2(c) hereof because the Company Stockholder Approval has not been obtained and, in the case of clauses (i) and (ii) immediately above, (A) prior to such termination (in the case of termination pursuant to Section 8.2(a) or Section 8.3(c)) or the Company Stockholders Meeting (in the case of termination pursuant to Section 8.2(c)), a Company Takeover Proposal shall (1) in the case of a termination pursuant to Section 8.2(a) or Section 8.2(c), have been publicly disclosed and not withdrawn or (2) in the case of a termination pursuant to Section 8.3(c), have been publicly disclosed or otherwise made or communicated to the Company or the Company Board, and not withdrawn, and (B) within twelve (12) months following the date of such termination of this Agreement the Company shall have entered into a definitive agreement with respect to any Company Takeover Proposal, or any Company Takeover Proposal shall have been consummated (in each case whether or not such Company Takeover Proposal is the same as the original Company Takeover Proposal made, communicated or publicly disclosed), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Company Termination Fee less any Company Expense Reimbursement Amount already paid to Parent (it being understood for all purposes of this Section 8.6(e), all references in the definition of Company Takeover Proposal to 25% shall be deemed to be references to “more than 50%” instead). If a Person (other than Parent) makes a Company Takeover Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Company Stockholder Meeting, as applicable, and, within twelve (12) months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes a Company Takeover Proposal that is publicly disclosed, such initial Company Takeover Proposal shall be deemed to have been “not withdrawn” for purposes of clauses (1) and (2) of this paragraph (e).

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(f) If this Agreement is terminated (i) by the Company pursuant to Section 8.4(c) and the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting (including any adjournment or postponement thereof) or (ii) by the Company or Parent pursuant to (x) Section 8.2(a) hereof and the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting (including any adjournment or postponement thereof) or (y) Section 8.2(c) hereof because the Parent Stockholder Approval has not been obtained and, in the case of clauses (i) and (ii) immediately above, (A) prior to such termination (in the case of termination pursuant to Section 8.2(a) or Section 8.4(c)) or the Parent Stockholders Meeting (in the case of termination pursuant to Section 8.2(c)), a Parent Takeover Proposal shall (1) in the case of a termination pursuant to Section 8.2(a) or Section 8.2(c), have been publicly disclosed and not withdrawn or (2) in the case of a termination pursuant to Section 8.4(c), have been publicly disclosed or otherwise made or communicated to Parent or the Parent Board, and not withdrawn, and (B) within twelve (12) months following the date of such termination of this Agreement Parent shall have entered into a definitive agreement with respect to any Parent Takeover Proposal, or any Parent Takeover Proposal shall have been consummated (in each case whether or not such Parent Takeover Proposal is the same as the original Parent Takeover Proposal made, communicated or publicly disclosed), then in any such event Parent shall pay to the Company (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Parent Termination Fee less any Parent Expense Reimbursement Amount already paid to the Company (it being understood for all purposes of this Section 8.6(f), all references in the definition of Parent Takeover Proposal to 25% shall be deemed to be references to “more than 50%” instead). If a Person (other than the Company) makes a Parent Takeover Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Parent Stockholder Meeting, as applicable, and, within twelve (12) months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes a Parent Takeover Proposal that is publicly disclosed, such initial Parent Takeover Proposal shall be deemed to have been “not withdrawn” for purposes of clauses (1) and (2) of this paragraph (f).

(g) If this Agreement is terminated pursuant to Section 8.2(c) because the Company Stockholder Approval was not obtained at the Company Stockholder Meeting and Section 8.6(e) does not apply, then the Company shall pay to Parent (by wire transfer of immediately available funds) within two (2) business days after such termination, the Company Expense Reimbursement Amount.

(h) If this Agreement is terminated pursuant to Section 8.2(c) because the Parent Stockholder Approval was not obtained at the Parent Stockholder Meeting and Section 8.6(f) does not apply, then Parent shall pay to the Company (by wire transfer of immediately available funds) within two (2) business days after such termination, the Parent Expense Reimbursement Amount.

(i) Each Party acknowledges and hereby agrees that the provisions of this Section 8.6 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the Parties would not have entered into this Agreement. If a Party shall fail to pay in a timely manner the amounts due pursuant to this Section 8.6 (the “Termination Party”), and, in order to obtain such payment, the Other Party makes a claim against the Termination Party that results in a judgment against the Termination Party, the Termination Party shall pay to the Other Party the reasonable costs and expenses of the Other Party (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 8.6 at the prime lending rate prevailing during such period as published in The Wall Street Journal. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a three hundred sixty (360)-day year. The parties acknowledge and agree that in no event shall a Party be obligated to pay the Termination Fee on more than one occasion.

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(j) Except as expressly set forth in this Section 8.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

Section 8.7 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the Parties, by action taken or authorized by their respective Boards, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company or Parent, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

Section 8.8 Extension; Waiver. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Boards, may, subject to applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the Other Party, (b) waive any inaccuracies in the representations and warranties of the Other Party contained in this Agreement and (c) waive compliance with any of the agreements or conditions of the Other Party contained in this Agreement; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company and Parent, there may not be, without further approval of such stockholders any extension or waiver of this Agreement that requires such further approval under applicable Law. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX
GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein (including Article I and Article II, Section 6.6, Section 6.7, Section 6.8 and Section 6.14) that by their terms are to be performed in whole or in part after the Effective Time and this Article IX.

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Section 9.2 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), in each case on a Business Day; (b) on the fifth (5th) Business Day after dispatch by registered or certified mail (return receipt requested and first-class postage prepaid); or (c) on the next Business Day if transmitted by national overnight courier (with proof of service), in each case as follows:

(a) if to Parent or Merger Sub, to:	CollabRx, Inc. 44 Montgomery Street, Ste. 800 San Francisco, CA 94104 Attn: Thomas R. Mika (415) 248-5350

with a copy (which shall not constitute notice) to:	Goodwin Procter LLP 135 Commonwealth Drive. Menlo Park, CA 94025 Attn: William Davisson (650) 752-3114

(b) if to the Company, to:	Medytox Solutions, Inc. 400 South Australian Avenue, Ste. 800 West Palm Beach, FL 33401 Attn: Seamus Lagan (561) 855-1620

with a copy (which shall not constitute notice) to:	Akerman LLP One Southeast Third Avenue, 25th Fl. Miami, FL 33131 Attn: J. Thomas Cookson (305) 982-5560

Section 9.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the Other Party, it being understood that each Party need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.5 Entire Agreement; No Third-Party Beneficiaries.

(a) This Agreement (including the Exhibits and Schedules hereto), the Company Support Agreements, the Parent Support Agreements, the Confidentiality Agreement, the Bridge Agreements, the Post-Merger Stockholders Agreement and any document delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral (including without limitation the LOI, which is hereby terminated for all purposes and in all respects), among the Parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, and the Company Disclosure Letter and the Parent Disclosure Letter (other than an exception expressly set forth as such therein), the statements in the body of this Agreement will control.

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(b) Except as provided in Section 6.7 and Section 6.14 hereof (which shall be to the benefit of and may be enforced by the parties referred to in such section), this Agreement is for the sole benefit of the Parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York (without giving effect to choice of law principles thereof).

Section 9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the Other Party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.9 Submission to Jurisdiction; Waivers. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any Other Party or its successors or assigns may be brought and determined exclusively in any federal or state court located in the State and County of New York (the “Applicable Courts”), and each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Applicable Courts and agrees that it will not bring any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof in any court other than the Applicable Courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof, (a) any claim that it is not personally subject to the jurisdiction of the Applicable Courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such Applicable Court or from any legal process commenced in such Applicable Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the Action in any such Applicable Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such Applicable Courts. Each Party irrevocably consents to service of process in the manner provided for notices in Section 9.2; provided that nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law.

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Section 9.10 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or otherwise breached, that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be the principal remedy for breaches of this Agreement, and that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Applicable Court, in addition to any other remedy to which they are entitled at Law or in equity. Each Party further acknowledges and agrees that the agreements contained in this Section 9.10 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Other Party would not enter into this Agreement. Each Party further agrees that no Other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 9.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.11.

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Section 9.12 Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All references to “dollars” or “$” are to United States dollars. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter and the Parent Disclosure Letter. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. This Agreement is the product of negotiation by the Parties having the assistance of counsel and other advisors. It is the intention of the Parties that this Agreement not be construed more strictly with regard to one Party than with regard to the others.

Section 9.13 Publicity. The initial press release with respect to this Agreement and the Merger shall be mutually agreed upon by Parent and the Company. Thereafter, neither Parent nor the Company shall, and neither Parent nor the Company shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld, delayed or conditioned) of Parent, in the case of a proposed announcement or statement by the Company, or the Company, in the case of a proposed announcement or statement by Parent; provided, however, that either Party may, without the prior consent of the Other Party (but after prior consultation with the Other Party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by Law or by the rules and regulations of NASDAQ; provided, further, that each Party may make oral or written public announcements, releases or statements without complying with the foregoing procedures if the substance of such announcement, release or statement was publicly disclosed and previously subject to the foregoing requirements. Notwithstanding anything herein to the contrary, the restrictions of this Section 9.13 shall cease to apply following a Company Adverse Recommendation Change or Parent Adverse Recommendation Change.

Section 9.14 Definitions. As used in this Agreement the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable to the Company or Parent, as applicable, than those terms currently in effect and contained in the Confidentiality Agreement, and which includes standstill provisions in a customary form.

“Actions” has the meaning set forth in Section 3.8(a).

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management policies of a Person, whether through the ownership of voting securities, by Contract, as trustee or otherwise.

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“Affiliated Group” shall mean any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision-of any Law.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated D&D Note” means the Amended and Restated 10% Convertible Non-Negotiable Senior Promissory Note by Parent in favor of the holder specified therein in the form attached hereto as Exhibit D.

“Applicable Courts” has the meaning set forth in Section 9.9.

“Articles of Merger” has the meaning set forth in Section 1.3.

“Asset Contribution” has the meaning set forth in Section 6.18(b).

“Asset Contribution Document” has the meaning set forth in Section 6.18(b).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.3(a).

“Baron New Employment Agreement” means an Employment Agreement between Parent and/or the applicable Subsidiary of Parent and Clifford Baron, in the form attached hereto as Exhibit E.

“Board” means the board of directors of any specified Person and any committees thereof.

“Bridge Agreements” mean that certain Loan and Security Agreement between Parent and the Company, the Grid Note issued by Parent to the Company and that certain Agreement between Parent and the Company, in each case, dated as of January 16, 2015, as the same may be amended from time to time.

“Business Day” means any day other than a Saturday or Sunday or any day on which the Federal Reserve Bank of New York is closed or any day on which banks in the city of New York are required to close.

“Capital Stock Book-Entry Shares” has the meaning set forth in Section 1.8(f).

“Capital Stock Certificates” has the meaning set forth in Section 1.8(f).

“Class A Preferred Shares” has the meaning set forth in Section 4.2(a).

“Closing” has the meaning set forth in Section 1.2.

“Closing Capitalization” means the number of shares of Parent Common Stock, on a Fully Diluted Basis, outstanding as of immediately after the Effective Time, except for (i) all D&D Convertible Shares, (ii) all New Preferred Shares, (iii) all Post-Closing Company Stock Options and (iv) all Post-Closing Parent Stock Options.

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“Closing Date” has the meaning set forth in Section 1.2.

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code §4980B and of any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 6.11(a)(i).

“Company Adverse Recommendation Change” has the meaning set forth in Section 6.11(a)(i).

“Company Benefit Plan” has the meaning set forth in Section 3.12(a).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 6.3.

“Company Capital Stock” means the Company Common Stock, Company Preferred Stock and any other capital stock of the Company.

“Company Capitalization Date” has the meaning set forth in Section 3.2(a).

“Company Common Stock” has the meaning set forth in Section 1.8(b).

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Dissenting Shares” has the meaning set forth in Section 1.9.

“Company Employees” means employees of the Company or any Subsidiary at Closing who remain or become an employee of the Company, Parent or any Affiliate at Closing.

“Company Employment Agreement” means a contract, offer letter or agreement of the Company or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which the Company or any of its Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

“Company Equity Award” means a Company Stock Option or a Company Stock Award or a phantom stock award, as the case may be.

“Company Expense Reimbursement Amount” means $1,000,000.00.

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“Company Financial Statements” has the meaning set forth in Section 3.5(a).

“Company Foreign Benefit Plans” has the meaning set forth in Section 3.12(a).

“Company Insiders” means those officers and directors (including directors by deputization) of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

“Company Insurance Policy” has the meaning set forth in Section 3.17.

“Company Intellectual Property” has the meaning set forth in Section 3.15(a).

“Company Intellectual Property Licenses” has the meaning set forth in Section 3.15(d).

“Company Leased Real Property” has the meaning set forth in Section 3.10.

“Company Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole; provided, however, that a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, financial or securities markets; (b) the announcement of the transactions contemplated by or compliance with the terms of this Agreement; (c) any outbreak or escalation of war or any act of terrorism; (d) general conditions in the industry in which the Company and its Subsidiaries operate; (e) any change in Laws or the interpretation thereof or GAAP or the interpretation thereof; or (f) disclosures in the Company Disclosure Letter; provided further, however, that any event, change and effect referred to in clauses (a), (c), (d) or (e) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.

“Company Material Contracts” has the meaning set forth in Section 3.11(b).

“Company Notice Period” has the meaning set forth in Section 6.11(a)(iv).

“Company Option Cancellation” means the cancellation, by written agreement executed by the Company and the applicable optionee prior to but effective as of the Effective Time of options exercisable for shares of Company Common Stock (such number of options cancelled, the “Cancelled Company Options”). For the avoidance of doubt, Cancelled Company Options are not included in the Company Select Effective Time Shares.

“Company Owned Real Property” has the meaning set forth in Section 3.10.

“Company Permits” has the meaning set forth in Section 3.18(a).

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“Company Preferred Stock” has the meaning set forth in Section 3.2(a).

“Company Registered Intellectual Property” has the meaning set forth in Section 3.15(d).

“Company Restricted Stock” has the meaning set forth in Section 1.9(b).

“Company SEC Documents” has the meaning set forth in Section 3.5(a).

“Company Securities” has the meaning set forth in Section 3.2(b)(i).

“Company Select Effective Time Shares” has the meaning set forth in Section 1.8(b).

“Company Stock Award” means each restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of Company Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any Company Stock Plan, other than Company Stock Options.

“Company Stock Options” has the meaning set forth in Section 1.11(a).

“Company Stock Plans” has the meaning set forth in Section 3.2(b)(i).

“Company Stockholder Approval” has the meaning set forth in Section 3.3(a).

“Company Stockholder Meeting” has the meaning set forth in Section 6.3.

“Company Subsidiary Securities” has the meaning set forth in Section 3.2(d).

“Company Superior Proposal” means a bona fide written Company Takeover Proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company’s consolidated assets or a majority of the outstanding Company Common Stock, that the Company Board determines in good faith (after consultation with outside legal counsel) is more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account (a) all financial considerations, (b) the identity of the third party making such Company Takeover Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Company Takeover Proposal, (d) the other terms and conditions of such Company Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Company Takeover Proposal deemed relevant by the Company Board and (e) any revisions to the terms of this Agreement and the Merger proposed by the Parent during the Company Notice Period set forth in Section 6.11(a)(iv).

“Company Support Agreement” has the meaning set forth in the Recitals.

“Company Takeover Proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than Parent and its Subsidiaries, including Merger Sub) relating to any (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to twenty-five percent (25%) or more of the fair market value of the Company’s consolidated assets or to which twenty-five percent (25%) or more of the Company’s net revenues or net income on a consolidated basis are attributable, (b) direct or indirect acquisition of twenty-five percent (25%) or more of the voting equity interests of the Company, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) twenty-five percent (25%) or more of the voting equity interests of the Company, (d) merger, consolidation, other business combination or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person would own twenty-five percent (25%) or more of the consolidated assets, or net revenues of the Company, taken as a whole, or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

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“Company Termination Fee” means $1,000,000.00.

“Company Voting Debt” has the meaning set forth in Section 3.2(c).

“Confidentiality Agreement” means the Confidentiality and Non-Circumvent Agreement dated November 24, 2014 between the Company and Parent.

“Contracts” means, with respect to any Person, any of the agreements, contracts, leases (whether for real or personal property), notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of Indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, employment agreements, license agreements, or similar instruments to which such Person or any of its Subsidiaries is a party, whether oral or written.

“Converted Parent Stock Option” has the meaning set forth in Section 1.11(a).

“Credit Agreements” means the Company’s credit agreements and the Parent’s credit agreements (or renewals, extensions or replacements therefor that do not increase the aggregate amount available thereunder and that do not provide for any termination fees or penalties, prohibit pre-payments or provide for any pre-payment penalties, or contain any like provisions limiting or otherwise affecting the ability of the applicable Party or its Subsidiaries or successors to terminate or pre-pay such facilities, or contain financial terms less favorable, in the aggregate, than existing credit facilities, and as they may be so renewed, extended or replaced).

“D&D Convertible Note” means the 10% Convertible Non-Negotiable Senior Promissory Note, dated as of December 31, 2014, by the Company in favor of D&D Funding II, LLC.

“D&D Convertible Shares” means the number of shares of Parent Common Stock issuable under the Amended and Restated D&D Note plus the number of shares of Parent Common Stock underlying the warrant issuable under the Amended and Restated D&D Note, in each case assuming that the Amended and Restated D&D Note was converted on the Closing Date.

ANNEX A - 105

“Disclosing Party” has the meaning set forth in Section 6.15.

“Disclosure Letter” has the meaning set forth in Section 6.15.

“Effective Time” has the meaning set forth in Section 1.3.

“Environmental Laws” means any and all Laws that (i) regulate or relate to the protection of human health and safety to the extent exposed to harmful or deleterious substances in the workplace, protection or clean-up of natural resources (including without limitation wildlife and plants) and the environment (including without limitation soils, subsurface soils, groundwater, surface and subsurface water, waterways and ambient air); (ii) regulate or relate to the treatment, storage, handling, packaging, labeling, transport or disposal, arrangement for transport or disposal, or release of, or exposure to, any pollutants, contaminants, hazardous substances, wastes or similarly regulated materials; or (iii) impose liability with respect to any of the foregoing, including property and business transfer Laws to the extent relating to identification and allocation of environmental liabilities.

“Environmental Permit” means any permit, certificate, consent, registration, exemption, variance, plan, approval, identification number, license and other authorization issued by any Governmental Entity or required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, limited liability company, membership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor or pursuant thereto.

“ERISA” has the meaning set forth in Section 3.12(a).

“ERISA Affiliate” has the meaning set forth in Section 3.12(a).

“Exchange Act” has the meaning set forth in Section 3.4(a).

“Exchange Agent” has the meaning set forth in Section 2.1.

“Exchange Fund” has the meaning set forth in Section 2.1.

“Exchange Ratio” has the meaning set forth in Section 1.8(b).

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing and mailing of the Joint Proxy Statement, the filing of any required notices with Governmental Entities, or in connection with other regulatory approvals, and all other matters related to the Merger and any other transactions contemplated hereby.

“FCPA” has the meaning set forth in Section 3.9(a).

ANNEX A - 106

“Form S-4” has the meaning set forth in Section 6.1.

“Fully Diluted Basis” means, for purposes of determining the number of outstanding shares of stock, the number of outstanding shares of stock assuming the exercise, conversion, redemption or exchange of all securities, rights, or obligations which are outstanding and by its terms convertible into or redeemable or exchangeable or exercisable for shares of such stock, including without limitation, outstanding options, warrants, restricted stock units, convertible preferred stock and convertible promissory notes.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

“Hazardous Material” means chemicals, materials, substances or wastes in any amount or concentration that are regulated pursuant to or the basis for liability pursuant to any Environmental Law, including any “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “pollutant,” “regulated substance,” “solid waste,” “contaminant” or words of similar import defined under any Environmental Law.

“HIPAA” has the meaning set forth in Section 4.18(b).

“Indebtedness” means, with respect to a Person, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes and similar agreements, (iii) all leases of such Person capitalized pursuant to GAAP, and (iv) all obligations of such Person under sale-and-lease back transactions, agreements to repurchase securities sold and other similar financing transactions.

“Indemnified Parties” has the meaning set forth in Section 6.7(a).

“Intellectual Property” means trademarks, trade names, service marks, brand names, certification marks, trade dress or any other indications of origin, the goodwill associated with the foregoing and registrations in any domestic or foreign jurisdiction of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas and know-how, whether patentable or not, in any domestic or foreign jurisdiction; patents, applications for patents (including divisions, continuations, continuations-in-part and renewal applications), utility models, statutory invention registrations, and any renewals, extensions, reexaminations or reissues thereof, in any such jurisdiction; non-public information, trade secrets and confidential information (including confidential information of another Person) and rights in any domestic or foreign jurisdiction to limit the use or disclosure thereof by any Person; writings and other works of authorship, whether copyrightable or not, in any such jurisdiction; and registrations or applications for registration of copyrights in any domestic or foreign jurisdiction, and any renewals or extensions thereof; and any similar or other intellectual property or proprietary rights.

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“IRS” has the meaning set forth in Section 3.12(b).

“Joint Proxy Statement” has the meaning set forth in Section 6.1.

“Key Company Stockholders” means the Persons identified as such set forth on Appendix A hereto.

“Key Employee” has the meaning set forth in the Recitals.

“Key Parent Stockholders” means the Persons identified as such set forth on Appendix A hereto.

“Knowledge” means (i) with respect to the Company, the actual knowledge after due inquiry of any of the Persons listed in Section 9.14 of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub, the actual knowledge after due inquiry of any of the Persons listed in Section 9.14 of the Parent Disclosure Letter.

“Law” means any applicable federal, regional, state, local, national or supranational or foreign law (including common law), statute, ordinance, rule, regulation, Order, code, ruling, decree, arbitration award, legally enforceable requirement, license or permit of any Governmental Entity.

“Letter of Transmittal” has the meaning set forth in Section 2.1.

“Lien” means any lien, mortgage, pledge, encumbrance, condition, restriction, lease, license, security interest or deed of trust.

“LOI” means the Non-Binding Letter of Intent, dated as of December 6, 2014, between Parent and the Company.

“Merger” has the meaning set forth in Section 1.1.

“Merger Consideration” has the meaning set forth Section 1.8(b).

“Merger Sub” has the meaning set forth in the Preamble.

“Name Change” has the meaning set forth in Section 6.3.

“NASDAQ” means the NASDAQ stock market.

“New Employment Agreement” means an Employment Agreement between Parent and/or the applicable Subsidiary of Parent and the Key Employee, in the form attached hereto as Exhibit F.

“New Preferred Certificates of Designation” has the meaning set forth in Section 7.3(i).

“New Preferred Shares” has the meaning set forth in Section 1.8(e).

“New Series B Shares” has the meaning set forth in Section 1.8(c).

ANNEX A - 108

“New Series D Shares” has the meaning set forth in Section 1.8(d).

“New Series E Shares” has the meaning set forth in Section 1.8(e).

“New Sub” has the meaning set forth in Section 6.18(a).

“Non-assignable Assets” has the meaning set forth in Section 6.18(c).

“NRS” has the meaning set forth in Section 1.1.

“Order” has the meaning set forth in Section 3.8(a).

“Organizational Documents” means, with respect to any entity, the certificate of formation, certificate of incorporation, articles of organization, articles of incorporation, bylaws, regulations, operating agreement, limited liability company agreement, stockholders agreement or other organizational document of such entity and any amendments thereto.

“Other Party” means, with respect to the Company, Parent or Merger Sub and means, with respect to Parent or Merger Sub, the Company, unless the context otherwise requires.

“Outside Date” has the meaning set forth in Section 8.2(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Acquisition Agreement” has the meaning set forth in Section 6.11(b)(i).

“Parent Adverse Recommendation Change” has the meaning set forth in Section 6.11(b)(i).

“Parent Assets” means all tangible and intangible, recorded and unrecorded, moveable and immoveable, real and personal assets, properties, rights and privileges that are owned, leased, licensed, used or held for use by Parent and all of the goodwill associated therewith.

“Parent Benefit Plan” has the meaning set forth in Section 4.12(a).

“Parent Board” has the meaning set forth in the Recitals.

“Parent Board Recommendation” has the meaning set forth in Section 6.3.

“Parent Capital Stock” means the Parent Common Stock, Parent Preferred Stock and any other capital stock of Parent.

“Parent Capitalization Date” has the meaning set forth in Section 4.2(a).

“Parent Common Stock” has the meaning set forth in the Recitals.

“Parent Disclosure Letter” has the meaning set forth in Article IV.

“Parent Effective Time Shares” has the meaning set forth in Section 1.8(b).

ANNEX A - 109

“Parent Employees” means employees of Parent or any Subsidiary at Closing who remain or become an employee of the Company, Parent or any Affiliate at Closing.

“Parent Equity Award” means a Parent Stock Option or a Parent Stock Award or a phantom stock award, as the case may be.

“Parent Expense Reimbursement Amount” means $1,000,000.00.

“Parent Financial Advisor” has the meaning set forth in Section 4.22.

“Parent Financial Statements” has the meaning set forth in Section 4.5(a).

“Parent 401(k) Plan” has the meaning set for in Section 6.6(d).

“Parent Foreign Benefit Plans” has the meaning set forth in Section 4.12(a).

“Parent Insurance Policy” has the meaning set forth in Section 4.17.

“Parent Intellectual Property” has the meaning set forth in Section 4.15(a).

“Parent Intellectual Property Licenses” has the meaning set forth in Section 4.15(d).

“Parent Leased Real Property” has the meaning set forth in Section 4.10.

“Parent Liabilities” means all of the obligations and liabilities of Parent.

“Parent Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of Parent and its Subsidiaries, taken as a whole, provided, however, that, a Parent Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, financial or securities markets; (b) the announcement of the transactions contemplated by or compliance with the terms of this Agreement; (c) any outbreak or escalation of war or any act of terrorism; (d) general conditions in the industry in which Parent and its Subsidiaries operate; (e) any change in Laws or the interpretation thereof or GAAP or the interpretation thereof; (f) disclosure in the Parent Disclosure Letter; (g) the circumstances set forth in the Form 8-K filed with the SEC on November 24, 2014 and the Form 8-K filed with the SEC on December 3, 2014; and (h) Parent’s shortage in cash; provided further, however, that any event, change and effect referred to in clauses (a), (c), (d) or (e) immediately above shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on Parent and its Subsidiaries, taken as a whole, compared to other participants in the industries in which Parent and its Subsidiaries conduct their businesses.

“Parent Material Contracts” has the meaning set forth in Section 4.11(b).

“Parent Notice Period” has the meaning set forth in Section 6.11(b)(iv).

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“Parent Owned Real Property” has the meaning set forth in Section 4.10.

“Parent Permits” has the meaning set forth in Section 4.18.

“Parent Personnel Agreements” has the meaning set forth in Section 4.15(f).

"Parent Preferred Stock" has meaning set forth in Section 4.2(a).

“Parent Proposals” has the meaning set forth in Section 6.3.

“Parent Registered Intellectual Property” has the meaning set forth in Section 4.15(d).

“Parent Rights Agreement” means the Shareholders Rights Agreement, dated as of April 13, 2011, between Tegal Corporation (a predecessor in interest to Parent) and Registrar and Transfer Company, as Rights Agent, as amended by the Amendment to Shareholder Rights Agreement dated on or around the date hereof.

“Parent Reverse Split” means a 1 for 2.5 reverse split of Parent Capital Stock to be effected immediately prior to the Effective Time. Prior to the Effective Time, each Party shall consider in good faith making any modifications to the foregoing reverse split as the Other Party deems necessary or appropriate taking into account such factors as the listing requirements for NASDAQ, and shall not unreasonably withhold its consent to any such proposed modification.

“Parent SEC Documents” has the meaning set forth in Section 4.5(a).

“Parent Securities” has the meaning set forth in Section 4.2(b)(ii).

“Parent Share Issuance” has the meaning set forth in the Recitals.

“Parent Stock Award” means each restricted stock award and other right, contingent or accrued, to acquire or receive shares of Parent Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of Parent Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any Parent Stock Plan (as defined below), other than Parent Stock Options.

“Parent Stock Options” has the meaning set forth in Section 1.10.

“Parent Stock Plan” has the meaning set forth in Section 4.2(b)(i).

“Parent Stockholder Approval” has the meaning set forth in Section 4.3(a).

“Parent Stockholder Meeting” has the meaning set forth in Section 6.3.

“Parent Subsidiary Securities” has the meaning set forth in Section 4.2(d).

“Parent Superior Proposal” means a bona fide written Parent Takeover Proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of Parent’s consolidated assets or a majority of the outstanding Parent Common Stock, that the Parent Board determines in good faith (after consultation with outside legal counsel and the Parent Financial Advisor) is more favorable from a financial point of view to the holders of Parent Common Stock than the transactions contemplated by this Agreement, taking into account (a) all financial considerations, (b) the identity of the third party making such Parent Takeover Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Parent Takeover Proposal, (d) the other terms and conditions of such Parent Takeover Proposal and the implications thereof on Parent, including relevant legal, regulatory and other aspects of such Parent Takeover Proposal deemed relevant by the Parent Board and (e) any revisions to the terms of this Agreement and the Merger proposed by the Company during the Parent Notice Period set forth in Section 6.11(a)(iv).

ANNEX A - 111

“Parent Support Agreement” has the meaning set forth in the Recitals.

“Parent Takeover Proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than the Company, Parent and its Subsidiaries) relating to any (a) direct or indirect acquisition of assets of Parent or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to twenty-five percent (25%) or more of the fair market value of Parent's consolidated assets or to which twenty-five percent (25%) or more of Parent net revenues or net income on a consolidated basis are attributable, (b) direct or indirect acquisition of twenty-five percent (25%) or more of the voting equity interests of Parent, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) twenty-five percent (25%) or more of the voting equity interests of Parent, (d) merger, consolidation, other business combination or similar transaction involving Parent or any of its Subsidiaries, pursuant to which such Person would own twenty-five percent (25%) or more of the consolidated assets, or net revenues of Parent, taken as a whole, or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of Parent or the declaration or payment of an extraordinary dividend (whether in cash or other property) by Parent.

“Parent Termination Fee” means $1,000,000.00.

“Parent Voting Debt” has the meaning set forth in Section 4.2(c).

“Parent's 2007_Stock Plan” means the Tegal Corporation 2007 Incentive Award Plan.

“Parties” has the meaning set forth in the Preamble.

“PBGC” has the meaning set forth in Section 3.12(b).

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established in the latest Company Financial Statements or Parent Financial Statements, as applicable, (ii) Liens in favor of vendors, leasors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or other encumbrances arising by operation of Law or Contract and that secure obligations that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established in the latest Company Financial Statements or Parent Financial Statements, as applicable, (iii) Liens affecting the interest of the grantor of any easements benefiting owned real property and Liens of record attaching to real property, fixtures or leasehold improvements, which would not materially impair the use of the real property in the operation of the business thereon, (iv) Liens, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights-of-way, covenants, restrictions, and other similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, and (v) Liens existing or expressly permitted pursuant to the Credit Agreements.

ANNEX A - 112

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Entity, or other entity or group (as defined in the Exchange Act).

“Post-Closing Company Stock Options” means options to purchase up to 14,800,000 shares of Parent Common Stock (such number after taking into account the Parent Reverse Split) to be granted to certain of the holders of the Cancelled Company Options after the Effective Time.

“Post-Closing Parent Stock Options” has the meaning set forth in Section 5.3(b).

“Post-Merger Stockholders Agreement” means the Stockholders Agreement, in substantially the form attached hereto as Exhibit G, among Parent, the Key Parent Stockholders and the Key Company Stockholders.

“Qualifying Amendment” has the meaning set forth in Section 6.1.

“Related Entity” means, with respect to a Party, any Person that is not a Subsidiary of such Party in which such Party or a Subsidiary of such Party directly owns an Equity Interest.

“Release” means release, spill, leak, discharge, dispose of, pump, pour, emit, empty, inject, leach, dump or allow to escape into or through the environment.

“Representatives” means, with respect to any Party, such Party or any of its Subsidiaries’ respective directors, officers, partners, employees, investment bankers, financing sources, financial advisors, attorneys, accountants or other advisors, agents or other representatives.

“Requisite Approvals” has the meaning set forth in Section 7.1(c).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.5(a).

“SEC” has the meaning set forth in Section 3.5(a).

“Section 16 Information” means information accurate in all material respects regarding the Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in the Merger, and the number and description of Company Stock Options or Company Restricted Stock held by each such Company Insider, as applicable, in connection with the Merger; provided that the requirement for a description of any Company Stock Options shall be deemed to be satisfied if copies of all Company Stock Plans, and forms of agreements evidencing grants thereunder, under which such Company Stock Options have been granted, have been made available to Parent.

ANNEX A - 113

“Series B Shares” has the meaning set forth in Section 1.8(c).

“Series B Shareholder” has the meaning set forth in Section 1.8(c).

“Series C Shares” has the meaning set forth in Section 3.2(a).

“Series D Shareholder” has the meaning set forth in Section 1.8(d).

“Series D Shares” has the meaning set forth in Section 1.8(d).

“Series E Shareholder” has the meaning set forth in Section 1.8(e).

“Series E Shares” has the meaning set forth in Section 1.8(e).

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Approval” means the Company Stockholder Approval or the Parent Stockholder Approval, as applicable.

“Subsidiary” means any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other Equity Interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Takeover Statute” has the meaning set forth in Section 3.3(c).

“Tax-Free Reorganization/Contribution” has the meaning set forth in the Recitals.

“Tax Return” means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and, in each case, any amendments thereto.

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

ANNEX A - 114

“Taxing Authority” means, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-Governmental Entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

“Termination Party” has the meaning set forth in Section 8.6(i).

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent, the Company or any of their respective Affiliates, and the Representatives of such Person, in each case, acting in such capacity.

“Treasury Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Updated Disclosure Letter” has the meaning set forth in Section 6.15.

[Remainder of page intentionally left blank]

ANNEX A - 115

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

COLLABRX, INC.

By:	/s/ Thomas R. Mika
Name: Thomas R.Mika
Title:President and Chief Executive Officer

COLLABRX MERGER SUB, INC.

By:	/s/ Thomas R. Mika
Name: Thomas R.Mika
Title: President

MEDYTOX SOLUTIONS, INC.

By:	/s/ Seamus Lagan
Name: Seamus Lagan
Title: Chief Executive Officer

ANNEX A - 116

Appendix A

Key Stockholders

Key Company Stockholders:

Alcimede, LLC

Epizon, Ltd.

Sharon Hollis

Aella, Ltd.

Frank Roca

Steve Sramowicz

Tom Mendolia

Jace Simmons

Bill Forhan

Key Parent Stockholders:

Thomas R. Mika

ANNEX A - 117

Appendix B

Key Employee

Thomas R. Mika

ANNEX A - 118

ANNEX B

N.R.S. 78.3793

78.3793. Rights of dissenting stockholders

Unless otherwise provided in the articles of incorporation or the bylaws of the issuing corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, if the control shares are accorded full voting rights pursuant to NRS 78.378 to 78.3793, inclusive, and the acquiring person has acquired control shares with a majority or more of all the voting power, any stockholder, as that term is defined in NRS 92A.325, other than the acquiring person, whose shares are not voted in favor of authorizing voting rights for the control shares may dissent in accordance with the provisions of NRS 92A.300 to 92A.500, inclusive, and obtain payment of the fair value of his or her shares.

ANNEX B - 1

N.R.S. 92A.300

92A.300. Definitions

As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

ANNEX B - 2

N.R.S. 92A.305

92A.305. “Beneficial stockholder” defined

“Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

ANNEX B - 3

N.R.S. 92A.310

92A.310. “Corporate action” defined

“Corporate action” means the action of a domestic corporation.

ANNEX B - 4

N.R.S. 92A.315

92A.315. “Dissenter” defined

“Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

ANNEX B - 5

N.R.S. 92A.320

92A.320. “Fair value” defined

Effective: October 1, 2009

“Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.           Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.           Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.           Without discounting for lack of marketability or minority status.

ANNEX B - 6

N.R.S. 92A.325

92A.325. “Stockholder” defined

“Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

ANNEX B - 7

N.R.S. 92A.330

92A.330. “Stockholder of record” defined

“Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

ANNEX B - 8

N.R.S. 92A.335

92A.335. “Subject corporation” defined

“Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

ANNEX B - 9

N.R.S. 92A.340

92A.340. Computation of interest

Effective: October 1, 2009

Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

ANNEX B - 10

N.R.S. 92A.350

92A.350. Rights of dissenting partner of domestic limited partnership

A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

ANNEX B - 11

N.R.S. 92A.360

92A.360. Rights of dissenting member of domestic limited-liability company

The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

ANNEX B - 12

N.R.S. 92A.370

92A.370. Rights of dissenting member of domestic nonprofit corporation

1.           Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.           Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

ANNEX B - 13

N.R.S. 92A.380

92A.380. Right of stockholder to dissent from certain corporate actions and to obtain payment for shares

Effective: October 1, 2011

1.           Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a)           Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1)           If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2)           If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b)           Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c)           Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d)           Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e)           Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f)           Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.           A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3.           Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

ANNEX B - 14

N.R.S. 92A.390

92A.390. Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger

Effective: October 1, 2013

1.           There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a)           A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b)           Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c)           Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.           The applicability of subsection 1 must be determined as of:

(a)           The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b)           The day before the effective date of such corporate action if there is no meeting of stockholders.

3.           Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4.           There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.           There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

ANNEX B - 15

N.R.S. 92A.400

92A.400. Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder

Effective: October 1, 2009

1.           A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.           A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a)           Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b)           Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

ANNEX B - 16

N.R.S. 92A.410

92A.410. Notification of stockholders regarding right of dissent

Effective: October 1, 2013

1.           If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

2.           If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

ANNEX B - 17

N.R.S. 92A.420

92A.420. Prerequisites to demand for payment for shares

Effective: October 1, 2013

1.           If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a)           Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b)           Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.           If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.           A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

ANNEX B - 18

N.R.S. 92A.430

92A.430. Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents

Effective: October 1, 2013

1.           The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2.           The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a)           State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)           Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)           Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d)           Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e)           Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

ANNEX B - 19

N.R.S. 92A.440

92A.440. Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process

Effective: October 1, 2009

1.           A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a)           Demand payment;

(b)           Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)           Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2.           If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.           Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.           A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.           The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

ANNEX B - 20

N.R.S. 92A.450

92A.450. Uncertificated shares: Authority to restrict transfer after demand for payment

Effective: October 1, 2009

The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

ANNEX B - 21

N.R.S. 92A.460

92A.460. Payment for shares: General requirements

Effective: October 1, 2013

1.           Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)           Of the county where the subject corporation’s principal office is located;

(b)           If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c)           At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2.           The payment must be accompanied by:

(a)           The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b)           A statement of the subject corporation’s estimate of the fair value of the shares; and

(c)           A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

ANNEX B - 22

N.R.S. 92A.470

92A.470. Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements

Effective: October 1, 2013

1.           A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.           To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a)           Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b)           Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c)           That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d)           That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e)           That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3.           Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.           Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

ANNEX B - 23

N.R.S. 92A.480

92A.480. Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate

Effective: October 1, 2009

1.           A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.           A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

ANNEX B - 24

N.R.S. 92A.490

92A.490. Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter

Effective: October 1, 2013

1.           If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.           A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3.           The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.           The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.           Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)           For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)           For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

ANNEX B - 25

N.R.S. 92A.500

92A.500. Assessment of costs and fees in certain legal proceedings

Effective: October 1, 2009

1.           The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.           The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)           Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)           Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.           If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.           In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.           To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.           This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

ANNEX B - 26

Annex C

March 17th, 2015

Board of Directors

CollabRx, Inc.

44 Montgomery Street

Suite 800
San Francisco, CA 94104

Gentlemen:

We have been advised that CollabRx, Inc. (the “Company”) is considering entering into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, the Company’s Merger Sub, a direct wholly owned subsidiary of the Company (“Merger Sub”), and Medytox Solutions, Inc. (“Medytox”) (the “Transaction”). Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Merger Agreement and other ancillary documents to be entered into in connection with the Merger Agreement (collectively, the “Transaction Documents”).

Pursuant to the Transaction Documents, Medytox will merge with the Merger Sub and each outstanding share of common stock of Medytox will be converted into the right to receive such number of shares of common stock of the Company based on the calculation provided in Section 1.8(b) of the Merger Agreement (“Common Stock Exchange Ratio”).

The terms and conditions of the Transaction and the other actions contemplated are more specifically set forth in the Transaction Documents.

Ladenburg Thalmann & Co. Inc. (“Ladenburg”) is a full service investment bank providing investment banking, brokerage, equity research, institutional sales and trading, and asset management services. In the ordinary course of business, Ladenburg, certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell long or short positions, or trade or otherwise effect transactions in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company.

We have been retained to render an opinion as to whether, on the date of such opinion, the Common Stock Exchange Ratio is fair, from a financial point of view, to the Company’s stockholders.

We do not express any opinion as to the underlying valuation or future performance of the Company, or the price at which the Company’s securities might trade at any time in the future.

We have not been requested to opine as to, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for the Company, the decision of whether the Company should complete the Transaction, and other alternatives to the Transaction that might exist for the Company.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed the Transaction Documents;

•	Reviewed the last two years of SEC filings of the Company and Medytox (including, but not limited to, 8Ks, 10Ks and 10Qs);

ANNEX C - 1

•	Reviewed the last two years of financial data of the Company and Medytox (obtained from SEC filings and S&P Capital IQ);

•	Reviewed the Company’s stock price and trading volume history up to the public announcement date of the Transaction;

•	Discussed at length with the Company’s CEO and other members of the Company’s management the current and past state of the Company’s business, the steps taken to raise or secure capital, which included efforts through bankers, strategic partnerships, venture and PE firms, the steps taken to explore the sale of the Company or assets, and the Company’s equity listing history and status with NASDAQ;

•	Reviewed materials containing the history of meetings held with prospective investment bankers, investors, venture capital and PE firms and the feedback received;

•	Discussed at length with the Company’s CEO and other members of Company management the terms of the Transaction, employment agreements, and stockholder ownership at closing and post-closing of the Transaction;

•	Reviewed and discussed at length with the Company’s CEO and other members of Company management the Company’s weekly cash requirements from January 2015 through the end of April 2015, financial models and the operating assumptions underlying the models;

•	Reviewed and discussed at length with Medytox’s CFO the financial models that were provided to Ladenburg, the operating assumptions underlying the financial model and the ability to satisfy working capital requirements post Transaction;

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Medytox;

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of Medytox; and

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion, with your consent, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us and we have further relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and the financial projections reviewed, we assumed that such information was reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not evaluated the solvency or fair value of the Company under any applicable foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. We have not physically inspected the Company’s properties and facilities and have not made or obtained any evaluations or appraisals of the Company’s assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities). We have not attempted to confirm whether the Company has good title to its assets.

We assumed that the Transaction will be consummated in a manner that complies in all respects with applicable foreign, federal, state and local laws, rules and regulations. We have assumed, with your consent, that the final executed forms of the Transaction Documents will not differ in any material respect from the proposed final form documents we have reviewed and that the Transaction will be consummated on the terms set forth in the Transaction Documents, without further amendments thereto, and without waiver by the Company of conditions to any of its obligations thereunder or in the alternative that any such amendments or waivers thereto will not be detrimental to the Company or its stockholders in any material respect. We have also assumed that the representations and warranties of the parties thereto contained in the Transaction Documents are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the Transaction Documents. We have not been asked to, nor do we, offer any opinion as to the non-financial contractual terms of the Transaction Documents or the prospect that the conditions set forth in the Transaction Documents will be satisfied.

ANNEX C - 2

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, March 17, 2015. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion to you or any other person.

Our opinion is for the use and benefit of the Board in connection with its consideration of the Transaction. Our opinion may not be used by any other person, including the stockholders, lenders or creditors of the Company or for any other purpose without our prior written consent. Our opinion is not intended to and does not constitute an opinion or recommendation to any of the Company’s stockholders as to how such stockholders should vote or act with respect to the Transaction, should a vote of such stockholders be required, or any matter relating thereto. Our opinion should not be construed as creating any fiduciary duty on our part to any party to the Transaction Documents or any other person.

In connection with our services, and pursuant to that certain Fairness Opinion Agreement between Ladenburg and the Company dated December 29, 2014 (the “Ladenburg Engagement Agreement”), we have received a retainer and are entitled to receive the balance of our fee, which is not contingent upon the completion of the Transaction, when we notify the Company that we are prepared to deliver the opinion. Also, pursuant to the Ladenburg Engagement Agreement, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Transaction is fair, from a financial point of view, to the Company’s stockholders.

Very truly yours,

/s/Ladenburg Thalmann & Co. Inc.

Ladenburg Thalmann & Co. Inc.

ANNEX C - 3

ANNEX D

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of April 15, 2015, is by and among (i) CollabRx, Inc., a Delaware corporation (the “Company”), (ii) Thomas R. Mika (the “Continuing Stockholder”) and (iii) each of the other Persons whose name appears on the signature pages hereto (each, a “New Stockholder” and, collectively, the “New Stockholders”).

RECITALS

WHEREAS, the Company, CollabRx Merger Sub, Inc., a Nevada corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Medytox Solutions, Inc., a Nevada corporation (“Medytox”), are all of the parties to the Agreement and Plan of Merger, dated as of even date herewith (as the same may be amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into Medytox (the “Merger”), with Medytox continuing as the surviving company and a direct wholly owned subsidiary of the Company, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, each share of outstanding capital stock of Medytox (except the Company Preferred Stock), par value $0.0001 per share, shall be converted in the Merger into the right to receive shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”);

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger and following the grant of the Post-Closing Parent Options, the Continuing Stockholder is expected to continue to Beneficially Own shares of Company Common Stock and/or options to purchase Company Common Stock;

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, , each of the parties to the Merger Agreement has requested that the Continuing Stockholder and the New Stockholders enter into this Agreement with the Company; and

WHEREAS, the Company, the Continuing Stockholder and the New Stockholders hereto wish to set forth in this Agreement certain terms and conditions regarding the Continuing Stockholder’s ongoing rights relating to the governance of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties agree as follows:

ANNEX D - 1

ARTICLE I
GOVERNANCE

1.1              Size of the Board of Directors at the Closing. On or prior to the Closing Date, the Company’s board of directors (the “Board”) shall take all action necessary and appropriate (including by amending the bylaws of the Company, if necessary) to cause the number of directors on the Board to consist of seven (7) members as of the Closing Date.

1.2              Continuing Composition of the Board of Directors.

(a)                Following the Closing, subject to the other provisions of this Section 1.2 and Section 1.3, at each annual or special meeting of the stockholders of the Company at which directors are to be elected to the Board, the Company will nominate and use its commercially reasonable efforts (which shall, subject to Applicable Law, include the inclusion, in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting, the recommendation of the Board that stockholders of the Company vote in favor of the slate of directors, including the Continuing Stockholder Designees) to cause the stockholders of the Company to elect to the Board a slate of directors which includes, prior to a Continuing Stockholder Rights Termination Event, the Continuing Stockholder Designees.

(b)               Upon reasonable prior written notice by the Company, the Continuing Stockholder shall notify the Company of the identity of the proposed Continuing Stockholder Designees in writing, by the time such information is reasonably requested by the Board or the Corporate Governance Committee for inclusion in a proxy statement for a meeting of stockholders of the Company (which time shall be concurrent with the request for such information from and otherwise consistent with the request for such information from the other nominees), together with all information about the proposed Continuing Stockholder Designees as shall be reasonably requested by the Board or the Corporate Governance Committee and of the type of information requested by the Board or the Corporate Governance Committee of any other person nominated for election to the Board (including, at a minimum, any information regarding the proposed Continuing Stockholder Designees to the extent required by applicable securities laws or for any other person nominated for election to the Board).

(c)                Subject to Section 1.2(b) and Section 1.3, so long as no Continuing Stockholder Rights Termination Event has occurred, in the event of the death, disability, removal or resignation of any Continuing Stockholder Director, the Board will promptly appoint as a replacement Continuing Stockholder Director, a new Continuing Stockholder Designee designated by the Continuing Stockholder to fill the resulting vacancy, and such individual(s) shall then be deemed a Continuing Stockholder Director for all purposes hereunder; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary contained herein, without limiting the rights of the Continuing Stockholder under this Section 1.2 with respect to subsequent annual or special meetings of the stockholders of the Company at which directors are to be elected to the Board, neither the Company nor the Board shall be under any obligation to appoint any Continuing Stockholder Designee to the Board in the event of the failure of a Continuing Stockholder Designee to be elected to the Board at any annual or special meeting of the stockholders of the Company at which such Continuing Stockholder Designees stood for election but was nevertheless not elected. So long as no Continuing Stockholder Rights Termination Event has occurred, the Board shall not seek the removal of any Continuing Stockholder Director without the prior written consent of the Continuing Stockholder, unless such Continuing Stockholder Director is no longer eligible for designation as a member of the Board pursuant to Section 1.3; in which case the Board shall appoint as a replacement Continuing Stockholder Director a new Continuing Stockholder Designee designated by the Continuing Stockholder.

ANNEX D - 2

(d)               The Company will at all times provide each Continuing Stockholder Director (in his or her capacity as a member of the Board) with the same rights to indemnification and exculpation that it provides to the other members of the Board (in either case, if any).

1.3              Objection to Continuing Stockholder Designees.

Notwithstanding the provisions of this Article I, the Continuing Stockholder will not be entitled to designate any Continuing Stockholder Designees to the Board pursuant to this Article I in the event that the Board reasonably determines that (a) the election of such Continuing Stockholder Designee to the Board would cause the Company to not be in compliance with Applicable Law or (b) such Continuing Stockholder Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company or (c) such Continuing Stockholder Designee is not reasonably acceptable to the Board or Corporate Governance Committee. In any such case described in clause (a), (b) or (c) of the immediately preceding sentence, the Continuing Stockholder will withdraw the designation of such proposed Continuing Stockholder Designee and, so long as no Continuing Stockholder Rights Termination Event has occurred, be permitted to designate a replacement(s) therefor (which replacement Continuing Stockholder Designee will also be subject to the requirements of this Section 1.3).

1.4              No Adverse Action; Voting Agreement.

(a)                Until the occurrence of any Continuing Stockholder Rights Termination Event, without the prior written consent of the Continuing Stockholder, except as required by Applicable Law, the Company shall not take any action to cause the amendment of its charter or bylaws or corporate governance policies such that any of the Continuing Stockholder’s rights under this Article I would not be given full effect; provided, that, for the avoidance of doubt, the foregoing shall not prohibit any increase or decrease in the size of the Board to the extent such increase or decrease does not affect the Continuing Stockholder’s rights to designate the Continuing Stockholder Designees to the Board.

(b)               Until the Continuing Stockholder either no longer has any rights under this Article I to designate any Continuing Stockholder Designees to serve on the Board or has irrevocably waived any such rights, each New Stockholder agrees to cause each Voting Security Beneficially Owned by it to be voted in person or by proxy (returned sufficiently in advance of the deadline for proxy voting for the Company to have the reasonable opportunity to verify receipt) mailed to the stockholders of the Company in connection with the solicitation of any proxy (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) in favor of the Continuing Stockholder Designees nominated to serve as directors of the Company by the Board or the Corporate Governance Committee. Subject to Sections 1.5 and 4.1, for as long as Voting Securities are Beneficially Owned by any New Stockholder's Controlled Affiliates or (in the case of any New Stockholder that is an individual) Immediate Family Members, such New Stockholder shall use its commercially reasonable efforts to cause the applicable Controlled Affiliate or (if applicable) Immediate Family Member to vote such Voting Securities (in person or by proxy) in the same manner as such New Stockholder would have been required to vote such same shares under this Section 1.4. For avoidance of doubt, none of the terms of this Agreement shall restrict or otherwise limit the right of any New Stockholder to Transfer any shares of Voting Securities or other capital stock of the Company or any interest therein, in all events free and clear of any and all obligations or other requirements under this Agreement (except in the cases of Transfers to Controlled Affiliates or (in the case of any New Stockholder that is an individual) Immediate Family Members to the extent provided under this Section 1.4).

ANNEX D - 3

1.5              Termination of Rights. Immediately upon the occurrence of any Continuing Stockholder Rights Termination Event, all obligations of the Company and each New Stockholder with respect to the Continuing Stockholder and any Continuing Stockholder Director or Continuing Stockholder Designees pursuant to this Article I shall forever terminate and, unless otherwise consented to by a majority of the members of the Board (excluding the Continuing Stockholder Directors), the Continuing Stockholder shall cause the Continuing Stockholder Directors to immediately resign from the Board.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1              Representations and Warranties of the Continuing Stockholder. The Continuing Stockholder hereby represents and warrants to the Company as follows:

(a)                The Continuing Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Continuing Stockholder of this Agreement, the performance by him of his obligations hereunder and the consummation by him of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of the Continuing Stockholder and no other actions or proceedings on his part are necessary to authorize the execution and delivery by him of this Agreement, the performance by him of his obligations hereunder or the consummation by him of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Continuing Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of the Continuing Stockholder enforceable against him in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

ANNEX D - 4

(b)               The execution, delivery and performance of this Agreement by the Continuing Stockholder do not and will not (i) contravene or conflict with, or result in any violation or breach of, any Applicable Laws applicable to the Continuing Stockholder or by which any of his assets or properties is bound or (ii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Continuing Stockholder is a party or by which he or any of his assets or properties is bound, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Continuing Stockholder to perform his obligations hereunder.

(c)                The execution and delivery of this Agreement by the Continuing Stockholder does not, and the performance by the Continuing Stockholder of his obligations under this Agreement and the consummation by him of the transactions contemplated by this Agreement will not, require the Continuing Stockholder to obtain any consent, approval, authorization or permit of, or make any filing with or notification to, any Governmental Authority or any other Person, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Continuing Stockholder to perform his obligations hereunder.

2.2              Representations and Warranties of the New Stockholders. Each New Stockholder hereby represents and warrants to the Company as follows with respect to itself solely:

(a)                If not a natural person, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. It has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by it of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on its part and no other actions or proceedings on its part are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of it enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)               The execution, delivery and performance of this Agreement by it do not and will not (i) if such New Stockholder is not a natural person, contravene or conflict with, or result in any violation or breach of, any provision of its Organizational Documents, (ii) contravene or conflict with, or result in any violation or breach of, any Applicable Laws applicable to it or by which any of its assets or properties is bound or (iii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its assets or properties is bound, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay its ability to perform its obligations hereunder.

ANNEX D - 5

(c)                The execution and delivery of this Agreement by it does not, and the performance by such New Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require it to obtain any consent, approval, authorization or permit of, or make any filing with or notification to, any Governmental Authority or any other Person, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay its ability to perform its obligations hereunder.

2.3              Representations and Warranties of the Company. The Company hereby represents and warrants to the Continuing Stockholder and each New Stockholder as follows:

(a)                The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by the Company and no other actions or proceedings on the part of the Company are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)               The execution, delivery and performance of this Agreement by the Company do not and will not (i) contravene or conflict with, or result in any violation or breach of, any provision of the Organizational Documents of the Company, (ii) contravene or conflict with, or result in any violation or breach of, any Applicable Laws applicable to the Company or by which any of its assets or properties is bound or (iii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which it or any of its assets or properties is bound, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Company to perform its obligations hereunder.

(c)                The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require the Company to obtain any consent, approval, authorization or permit of, or make any filing with or notification to, any Governmental Authority or any other Person, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Company to perform its obligations hereunder.

ANNEX D - 6

ARTICLE III
DEFINITIONS

3.1              Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 promulgated under the Securities Act.

“Applicable Law” means, with respect to any Person, any foreign, federal, state or local statute, law (including common law), ordinance, rule, regulation, regulatory guideline having the force of law, order, writ, injunction, judgment or decree applicable to such Person, its assets, properties, operations or business.

“Beneficial Owner” or “Beneficially Own” has the meaning assigned to such term in Rule 13d-3 promulgated under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday.

“Continuing Stockholder Designees” means, subject to Section 1.3, two (2) individuals designated in writing by the Continuing Stockholder for election or appointment to the Board, one of whom shall be a senior executive employed on a full time basis by the Company and one of whom shall have no employment or other direct or indirect service relationship with the Company or any of its Affiliates whatsoever and shall otherwise satisfy the criteria for an "independent director" under the rules of NASDAQ and any other exchange on which shares of Company Common Stock are listed.

“Continuing Stockholder Director” means the Continuing Stockholder Designees who have been elected to the Board.

“Continuing Stockholder Rights Termination Event” shall be deemed to occur on the earliest of (a) the end of any Business Day following the Closing Date on which the number of shares of Company Common Stock outstanding and/or underlying derivative securities (including options) exercisable or convertible into Company Common Stock that is Beneficially Owned by the Continuing Stockholder and the Continuing Stockholder's Controlled Affiliates and Immediate Family Members in the aggregate for any reason represents less than the Minimum Equity Percentage, (b) the first (1st) anniversary of the date of this Agreement and (c) the date of termination of the Continuing Stockholder's employment relationship with the Company or any Subsidiary for any reason.

ANNEX D - 7

“Control” means the possession, directly or indirectly, of the sole power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person.

“Corporate Governance Committee” means the Corporate Governance Committee or the Nominating Committee of the Company, as applicable, or any successor committee in respect of the foregoing.

“Encumbrance” means any charge, pledge, option, mortgage, deed of trust, hypothecation, security interest, lien, claim, license, encroachment, easement or defect or imperfection of title, or any right of first refusal or other restriction on use, voting or transfer, or any other similar limitation, restriction or encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or self-regulatory organization, having jurisdiction over the matter or matters in question.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural Person referred to herein.

“Minimum Equity Percentage” means such percentage of the outstanding shares of Company Common Stock on a Fully Diluted Basis represented by 75% of the number of shares of Company Common Stock and/or derivative securities (including options) exercisable or convertible therefor granted to the Continuing Stockholder out of the Post-Closing Parent Stock Options, calculated at the time the Post-Closing Parent Stock Options are granted.

“Organizational Documents” means any charter, certificate of incorporation, articles of association, bylaws, operating agreement or similar formation or governing documents and instruments.

“Person” means any individual, corporation, company, partnership (limited or general), joint venture, limited liability company, association, trust or other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power Beneficially Owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then Beneficially Owned by such Person.

ANNEX D - 8

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, Encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Voting Securities” means shares of Company Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

ARTICLE IV
MISCELLANEOUS

4.1              Term. This Agreement will be effective as of and contingent upon the Effective Time. This Agreement shall automatically and irrevocably terminate upon (i) the termination of the Merger Agreement for any reason or (ii) the date that the New Stockholders, collectively with their respective Controlled Affiliates and (in the case of any New Stockholders that are individuals) Immediate Family Members, in the aggregate, Beneficially Own less than twenty five percent (25%) of the Total Voting Power for any reason.

4.2              Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if they are: (a) delivered in person, (b) transmitted by facsimile (deemed given upon confirmation of receipt), (c) delivered by an express courier (deemed given upon receipt of proof of delivery) or (d) delivered by e-mail to a party at its e-mail address listed below (deemed given upon confirmation of receipt by non-automated reply e-mail from the recipient) (or to such other person or at such other facsimile or address as such party shall deliver to the other party by like notice):

To the Company:

CollabRx, Inc.

44 Montgomery Street, Ste. 800

San Francisco, CA 94104

Attn: Thomas Mika

Fax: (561) 855-1620

Email: tmika@collabrx.com

ANNEX D - 9

With a concurrent copy to (which shall not constitute notice):

Akerman LLP

One Southeast Third Avenue, 25th Fl.

Miami, FL 33131

Attn: J. Thomas Cookson

Fax: (305) 374-5095

Email: tom.cookson@akerman.com

To the Continuing Stockholder:

Thomas R. Mika

44 Montgomery Street, Ste. 800

San Francisco, CA 94104

Email: tmika@collabrx.com

With a concurrent copy to (which shall not constitute notice)

Goodwin Procter LLP

135 Commonwealth Drive

Menlo Park, CA 94025

Attn: William Davisson

Fax: (650) 853-1038

Email: wdavisson@goodwinprocter.com

or to any New Stockholder to the address set forth under such New Stockholder's signature on the signature pages hereto.

4.3              Amendments and Waivers. This Agreement may not be amended, altered or modified except by written instrument executed by (i) the Company, (ii) the Continuing Stockholder and (ii) the New Stockholders Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all New Stockholders. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

4.4              Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, it being understood that it is the intention of the parties hereto that the rights afforded to the Continuing Stockholder are personal to such Person and are not transferable except as expressly provided herein. Subject to the preceding sentence and Section 1.4(b), this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any attempted assignment in violation of this Section 4.4 shall be void.

ANNEX D - 10

4.5              Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

4.6              Counterparts. This Agreement may be executed in any number of counterparts (delivery of which may occur via facsimile or e-mail), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

4.7              Entire Agreement. This Agreement (together with the Merger Agreement, the Company Support Agreements, the Parent Support Agreements and the Confidentiality Agreement) constitutes the entire understanding of the parties hereto with respect to the transactions contemplated hereby and the subject matter contained herein, and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

4.8              Governing Law; Consent to Jurisdiction.

(a)                This Agreement shall be governed and construed in accordance with the Laws of the State of New York without giving effect to the principles of conflicts of law thereof.

(b)               Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party or its successors or assigns may be brought and determined exclusively in any federal or state court located in the State and County of New York (the “Applicable Courts”), and each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the Applicable Courts and agrees that it will not bring any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof in any court other than the Applicable Courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof, (a) any claim that it is not personally subject to the jurisdiction of the Applicable Courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such Applicable Court or from any legal process commenced in such Applicable Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the action in any such Applicable Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such Applicable Courts. Each Party irrevocably consents to service of process in the manner provided for notices in Section 4.2; provided that nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Applicable Law.

ANNEX D - 11

4.9              WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, CAUSE OF ACTION, SUIT OR PROCEEDING (IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES ACKNOWLEDGE THAT THIS SECTION 4.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM, CAUSE OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE ANY OF THE WAIVERS CONTAINED IN THIS SECTION 4.9, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, AND (C) IT MAKES SUCH WAIVERS VOLUNTARILY.

4.10          Specific Performance. The parties’ rights in this Section 4.10 are an integral part of the transactions contemplated by this Agreement and each party hereby waives any objections to any remedy referred to in this Section 4.10. For the avoidance of doubt, the parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or remedy breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, and to any further equitable relief, this being in addition to any other remedy to which they are entitled at law or in equity. In the event any party seeks any remedy referred to in this Section 4.10, such party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

4.11          No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns.

The remainder of this page left intentionally blank.

ANNEX D - 12

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

COLLABRX, INC. By: /s/ Thomas R. Mika Name: Thomas R. Mika Title: President and Chief Executive Officer

CONTINUING STOCKHOLDER: /s/ Thomas R. Mika Name: Thomas R. Mika NEW STOCKHOLDERS: /s/ Sharon Hollis Sharon Hollis
/s/ Frank Roca
Frank Roca
/s/ Steve Sramowicz
Steve Sramowicz /s/ Tom Mendolia Tom Mendolia /s/ Jace Simmons
Jace Simmons /s/ Bill Forhan
Bill Forhan

Signature page to Stockholders Agreement

ANNEX D - 13

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

NEW STOCKHOLDERS:
Alcimede, LLC By: /s/ Seamus Lagan Name: Seamus Lagan Title: Authorized Signatory
Epizon, Ltd. By: /s/ Wilhelm Toothe Name: Wilhelm Toothe Title: Authorized Signatory
Aella, Ltd. By: /s/ Wilhelm Toothe Name: Wilhelm Toothe Title: Authorized Signatory

Signature Page to Stockholders Agreement

ANNEX D - 14

ANNEX E

FORM OF

VOTING AND SUPPORT AGREEMENT
(COMPANY)

This VOTING AND SUPPORT AGREEMENT, dated as of April 15, 2015 (this “Agreement”), is made and entered into by and between CollabRx, Inc., a Delaware corporation (“Parent”), and the stockholder of Medytox Solutions, Inc., a Nevada corporation (the “Company”), listed on Schedule A hereto (the “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and CollabRx Merger Sub, Inc., a Nevada corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares, class and series of Company Capital Stock set forth across from such Stockholder’s name on Schedule A attached hereto and has the voting and dispositive power in connection with the Merger with respect to such shares (“Existing Shares” and, together with any shares of Company Capital Stock acquired after the date hereof, whether upon the exercise of options, conversion of convertible securities or otherwise, the Stockholder’s “Shares”); and

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agrees, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

AGREEMENT

1. Agreement to Vote; Irrevocable Proxy; Etc.

(a) Agreement to Vote. Subject to the terms and conditions hereof, the Stockholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the Termination Date, at any meeting of the holders of Company Capital Stock, however called, or in connection with any written consent of the holders of Company Capital Stock, such Stockholder shall (i) appear at such meeting or otherwise cause all of such Stockholder’s Shares to be counted as present thereat for purposes of calculating a quorum and respond to any other request by the Company or Parent for written consent, if any, and (ii) vote (or cause to be voted) such Stockholder’s Shares or grant consent, as applicable (x) in favor of (A) approval of the Merger and the other transactions contemplated by the Merger Agreement and (B) any other matter that is required to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including without limitation any adjournment or postponement of such meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of such meeting to approve the adoption of the Merger, and (y) against (1) any Company Takeover Proposal, (2) any proposal made in opposition to or in competition with the Merger, or which would result in a breach of the Merger Agreement, or (3) any other action involving the Company or any Subsidiary of the Company that would reasonably be expected to have the effect of impeding, materially interfering with, materially delaying, materially postponing, or otherwise impairing the ability of the Company to consummate the Merger. Subject to the terms and conditions hereof, the Stockholder shall not enter into any agreement or understanding with any Person prior to the termination of this Agreement to vote in any manner inconsistent herewith. Subject to the terms and conditions hereof, the obligations of the Stockholder specified in this Section 1(a) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal prior to the Termination Date.

ANNEX E - 1

(b) Irrevocable Proxy. The Stockholder hereby revokes any and all previous proxies and powers of attorney granted with respect to such Stockholder’s Shares, and the Stockholder shall not grant any subsequent proxy or power of attorney with respect to such Stockholder’s Shares, except as set forth in this Agreement or required by a Letter of Transmittal. By entering into this Agreement, subject to the last sentence of this Section 1(b), the Stockholder hereby grants, or agrees to cause the applicable record holder to grant, a proxy appointing Parent, any designee of Parent and each of Parent’s officers, with full power of substitution and re-substitution, as such Stockholder’s attorney-in-fact and proxy, for and in such Stockholder’s name, to be counted as present and vote and express consent or dissent with respect to such Stockholder’s Shares for the purposes set forth in Section 1(a). The proxy granted by the Stockholder pursuant to this Section 1(b) is, subject to the last sentence of this Section 1(b), irrevocable and is coupled with an interest, in accordance with Section 78.355 of the NRS, and is granted in order to secure such Stockholder’s performance under this Agreement and also in consideration of Parent entering into this Agreement and the Merger Agreement. If Stockholder fails for any reason to be counted as present, consent or vote such Stockholder’s Shares in accordance with the requirements of Section 1(a), then Parent shall have the right to cause to be present, consent or vote such Stockholder’s Shares in accordance with the provisions of Section 1(a). The proxy granted by the Stockholder shall be automatically revoked upon the valid termination of this Agreement in accordance with Section 5.

(c) Stockholder Restrictions. From the date of this Agreement until the Termination Date and except as otherwise contemplated in the Merger Agreement, the Stockholder shall not (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of such Stockholder’s Shares (any such action, a “Transfer”); provided that nothing in this Agreement shall prohibit the exercise by the Stockholder of any options to purchase Shares, (ii) deposit any of such Stockholder’s Shares into a voting trust or enter into a separate voting agreement with respect to such Stockholder’s Shares, (iii) take any action, either directly or indirectly, that would cause any representation or warranty of such Stockholder contained herein to become untrue or incorrect, in each case, in any material respect, or would reasonably be expected to have the effect of preventing or disabling such Stockholder from performing its, his or her obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, the Stockholder may make Transfers of Shares by will, for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations; provided, that, as a condition to any such Transfer, each transferee agrees in writing to be bound by the terms of this Agreement applicable to such Stockholder and to hold such Shares subject to all the terms and provisions of this Agreement to the same extent as such terms and provisions bound such Stockholder. If any involuntary Transfer of any of the Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

(d) Additional Shares. The Stockholder hereby agrees, during the term of this Agreement, to promptly notify Parent of any new Shares acquired by such Stockholder, if any, after the execution of this Agreement. Any such Shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date of this Agreement. In the event of a stock split, stock dividend or distribution, or any change in the Company Capital Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(e) Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, any of the Persons identified in Section 1(b) or any other Person any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any of the Shares. All rights, ownership and economic benefits of and relating to, and pecuniary interest in, the Shares shall remain vested in and belong to the Stockholder, and neither Parent, the Persons identified in Section 1(b) nor any other Person shall have any power or authority to direct the Stockholder in the voting or disposition of any of the Shares, except as otherwise expressly provided in this Agreement.

ANNEX E - 2

2. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent, as of the date hereof, and at all times during the term of this Agreement, as follows:

(a) Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform its, his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Shares. Such Stockholder’s Existing Shares are owned beneficially and/or of record by such Stockholder, as set forth on Schedule A attached hereto. Such Stockholder’s Existing Shares constitute all of the shares of Company Capital Stock owned of record or beneficially by such Stockholder as of the date hereof, and, except for such Stockholder’s Existing Shares, such Stockholder does not beneficially own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Company Capital Stock or any securities convertible into shares of Company Capital Stock (other than pursuant to any option, stock award or similar compensation plan adopted by the Company). Such Stockholder has the voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof and power to agree to all of the matters set forth in this Agreement with respect to each of such Stockholder’s Existing Shares as set forth on Schedule A attached hereto, with no other limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws, the organizational documents of the Company and the terms of this Agreement and the Merger Agreement.

(c) No Conflicts. The execution and delivery of this Agreement by such Stockholder do not, and the performance of the terms of this Agreement by such Stockholder will not, (a) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on such Stockholder or its, his or her properties or assets, (b) except as may otherwise be required by federal securities Laws, conflict with or violate any Law applicable to such Stockholder or pursuant to which any of its, his or her properties or assets are bound or (c) violate any other agreement to which such Stockholder is a party, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust. Such Stockholder’s Existing Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

(d) Brokers and Finders. Such Stockholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder’s fees or other similar fees or commissions in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in its, his or her capacity as such.

(e) Acknowledgment. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

3. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder, as of the date hereof, and at all times during the term of this Agreement, as follows:

(a) Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b) Corporate Authorization; Validity of Agreement; Necessary Action. Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Parent Board, and no other corporate action or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement, and the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

ANNEX E - 3

(c) No Conflicts. The execution and delivery of this Agreement by Parent do not, and the performance of the terms of this Agreement by Parent will not, (a) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Parent, (b) except as may otherwise be required by federal securities Laws, conflict with or violate any Law applicable to Parent or (c) violate any other material agreement to which Parent is a party.

4. Further Assurances. From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5. Termination. This Agreement, and the irrevocable proxy set forth in Section 1(b), shall automatically terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further force or effect with no liability on the part of any party hereto upon the earliest to occur of (a) the Effective Time, (b) a valid termination of the Merger Agreement in accordance with its terms, and (c) a Parent Adverse Recommendation Change or a Company Adverse Recommendation Change, and (any such date shall be referred to herein as the “Termination Date”). Nothing in this Section 5 shall relieve any party of liability for breach of this Agreement prior to the termination of this Agreement pursuant to its terms.

6. Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

7. Amendment and Modification; No Waiver. This Agreement may be amended, modified and supplemented in any and all respects only by written agreement executed and delivered by each of the respective parties. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought, except that this Agreement may be terminated as set forth in Section 5. The failure of either party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligations under this Agreement, shall not constitute a waiver of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

8. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained); (b) on the fifth (5th) Business Day after dispatch by registered or certified mail (return receipt requested and first-class postage prepaid); or (c) on the next Business Day if transmitted by national overnight courier (with proof of service), in each case as follows:

(a) if to Parent or Merger Sub, to:

CollabRx, Inc.
44 Montgomery Street, Ste. 800
San Francisco, CA 94104
Attn: Thomas R. Mika
Fax: (415) 248-5350

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
135 Commonwealth Drive
Menlo Park, CA 94025
Attn: William Davisson
Fax: (650) 752-3114

ANNEX E - 4

(b) if to the Stockholder, to the address set forth on the signature page hereto;

with a copy (which shall not constitute notice) to:

Medytox Solutions, Inc.
400 South Australian Avenue, Ste. 800
West Palm Beach, FL 33401
Attn: Seamus Lagan
Fax: (561) 855-1620

and a copy (which shall not constitute notice) to:

Akerman LLP
One Southeast Third Avenue, 25th Fl.
Miami, FL 33131
Attn: J. Thomas Cookson
Fax: (305) 374-5095

9. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”.

10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

11. Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Schedules hereto and the Merger Agreement, the Parent Support Agreements, the other Company Support Agreements, the Post-Merger Stockholders Agreement and the Confidentiality Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. This Agreement is intended to create a contractual relationship between the Stockholder and Parent and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between any of the parties hereto. Without limiting the generality of the foregoing, none of the Stockholder or Parent, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with each other or any other stockholder of the Company.

12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13. Specific Performance; Remedies Cumulative.

(a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

(b) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

ANNEX E - 5

14. Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of New York without giving effect to the principles of conflicts of law thereof.

15. Assignment. Except as set forth in Section 1(c), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

16. Consent to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party or its successors or assigns may be brought and determined exclusively in any federal or state court located in the State and County of New York (the "Applicable Courts"), and each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Applicable Courts and agrees that it will not bring any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof in any court other than the Applicable Courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof, (a) any claim that it is not personally subject to the jurisdiction of the Applicable Courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such Applicable Court or from any legal process commenced in such Applicable Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the action in any such Applicable Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such Applicable Courts. Each Party irrevocably consents to service of process in the manner provided for notices in Section 8; provided that nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law.

17. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18. Negotiated Terms. The provisions of this Agreement are the result of negotiations between the parties. Accordingly, this Agreement shall not be construed in favor of or against any party by reason of the extent to which the party or any of his or its professional advisors participated in its preparation.

ANNEX E - 6

19. Action in Stockholder Capacity Only. The parties acknowledge and agree that this Agreement is entered into by the Stockholder solely in its, his or her capacity as the record and/or beneficial owner of such Stockholder’s Shares and nothing in this Agreement shall restrict or limit in any respect any action taken by such Stockholder in its, his or her capacity as a director or officer of the Company. The taking of any action (or failure to act) by the Stockholder in its, his or her capacity as an officer or director of the Company will in no event be deemed to constitute a breach of this Agreement.

20. Documentation and Information. The Stockholder (i) consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holdings of the Shares, and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, in any disclosure document required by Law, rule or regulation in connection with the Merger or any other transaction contemplated by the Merger Agreement (and, with respect to any other press release or similar announcement, authorizes publication and disclosure of such information if the Stockholder has given prior consent to such press release or other announcement) and (ii) agrees as promptly as practicable to give to Parent and the Company any information reasonably related to the foregoing as either may reasonably require for the preparation of any such disclosure documents. As promptly as practicable, the Stockholder shall notify Parent and the Company of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any have become false or misleading in any material respect.

[Signature Pages Follow]

ANNEX E - 7

IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be signed as of the date first written above.

COLLABRX, INC. By: ____________________ Name: Thomas R. Mika Title: President and Chief Executive Officer
STOCKHOLDER By: ____________________ Name: Sharon Hollis Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER By: ____________________ Name: Frank Roca Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER By: ____________________ Name: Steve Sramowicz Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER By: ____________________ Name: Tom Mendolia Address for Notice: ____________________ ____________________ ____________________

Signature Page to Company Support Agreement

ANNEX E - 8

STOCKHOLDER By: ____________________ Name: Jace Simmons Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER By: ____________________ Name: Bill Forhan Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER Alcimede, LLC By: ____________________ Name: Title: Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER Epizon, Ltd. By: ____________________ Name: Title: Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER Aella, Ltd. By: ____________________ Name: Title: Address for Notice: ____________________ ____________________ ____________________

Signature Page to Company Support Agreement

ANNEX E - 9

SCHEDULE A

Stockholder	Existing Shares

ANNEX E - 10

ANNEX F

VOTING AND SUPPORT AGREEMENT
(PARENT)

This VOTING AND SUPPORT AGREEMENT, dated as of April 15, 2015 (this “Agreement”), is made and entered into by and between Medytox Solutions, Inc., a Nevada corporation (the "Company"), and the stockholder of CollabRx, Inc., a Delaware corporation ("Parent”), listed on Schedule A hereto (the “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and CollabRx Merger Sub, Inc., a Nevada corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Parent Common Stock set forth across from such Stockholder’s name on Schedule A attached hereto and has the voting and dispositive power in connection with the Merger with respect to such shares (“Existing Shares” and, together with any shares of Parent Common Stock acquired after the date hereof, whether upon the exercise of options, conversion of convertible securities or otherwise, the Stockholder’s “Shares”); and

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the Company has required that the Stockholder agrees, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

AGREEMENT

1.                   Agreement to Vote; Irrevocable Proxy; Etc.

(a)                 Agreement to Vote. Subject to the terms and conditions hereof, the Stockholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the Termination Date, at any meeting of the holders of Parent Common Stock, however called, or in connection with any written consent of the holders of Parent Common Stock, such Stockholder shall (i) appear at such meeting or otherwise cause all of such Stockholder’s Shares to be counted as present thereat for purposes of calculating a quorum and respond to any other request by the Company or Parent for written consent, if any, and (ii) vote (or cause to be voted) such Stockholder’s Shares or grant consent, as applicable (x) in favor of (A) approval of the Merger and the other transactions contemplated by the Merger Agreement, including without limitation the Parent Share Issuance and the Asset Contribution, (B) the amendments to Parent's certificate of incorporation in the form and setting forth the substance recommended to the Stockholder by the Parent Board, (C) the election to the Parent Board of the individuals specified on Section 6.3 of the Company Disclosure Letter and the removal from the Parent Board (to the extent any such individuals have not previously resigned or been removed) of any individuals not specified on Section 7.3(g) of the Company Disclosure Letter as being a member of the Parent Board immediately following the Effective Time and (D) any other Parent Proposals and any other matter that is required to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including without limitation any adjournment or postponement of such meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of such meeting to approve the adoption of the Merger, and (y) against (1) any Parent Takeover Proposal, (2) any proposal made in opposition to or in competition with the Merger, or which would result in a breach of the Merger Agreement, or (3) any other action involving Parent or any Subsidiary of Parent that would reasonably be expected to have the effect of impeding, materially interfering with, materially delaying, materially postponing, or otherwise impairing the ability of Parent to consummate the Merger. Subject to the terms and conditions hereof, the Stockholder shall not enter into any agreement or understanding with any Person prior to the termination of this Agreement to vote in any manner inconsistent herewith. Subject to the terms and conditions hereof, the obligations of the Stockholder specified in this Section 1(a) shall not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Parent Takeover Proposal prior to the Termination Date.

ANNEX F - 1

(b)                 Irrevocable Proxy. The Stockholder hereby revokes any and all previous proxies and powers of attorney granted with respect to such Stockholder’s Shares, and the Stockholder shall not grant any subsequent proxy or power of attorney with respect to such Stockholder’s Shares, except as set forth in this Agreement or required by a Letter of Transmittal. By entering into this Agreement, subject to the last sentence of this Section 1(b), the Stockholder hereby grants, or agrees to cause the applicable record holder to grant, a proxy appointing the Company, any designee of the Company and each of the Company’s officers, with full power of substitution and re-substitution, as such Stockholder’s attorney-in-fact and proxy, for and in such Stockholder’s name, to be counted as present and vote and express consent or dissent with respect to such Stockholder’s Shares for the purposes set forth in Section 1(a). The proxy granted by the Stockholder pursuant to this Section 1(b) is, subject to the last sentence of this Section 1(b), irrevocable and is coupled with an interest, in accordance with Section 212(e) of the Delaware General Corporation Law, and is granted in order to secure such Stockholder’s performance under this Agreement and also in consideration of the Company entering into this Agreement and the Merger Agreement. If Stockholder fails for any reason to be counted as present, consent or vote such Stockholder’s Shares in accordance with the requirements of Section 1(a), then the Company shall have the right to cause to be present, consent or vote such Stockholder’s Shares in accordance with the provisions of Section 1(a). The proxy granted by the Stockholder shall be automatically revoked upon the valid termination of this Agreement in accordance with Section 5.

(c)                 Stockholder Restrictions. From the date of this Agreement until the Termination Date and except as otherwise contemplated in the Merger Agreement, the Stockholder shall not (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of such Stockholder’s Shares (any such action, a “Transfer”); provided that nothing in this Agreement shall prohibit the exercise by the Stockholder of any options to purchase Shares, (ii) deposit any of such Stockholder’s Shares into a voting trust or enter into a separate voting agreement with respect to such Stockholder’s Shares, (iii) take any action, either directly or indirectly, that would cause any representation or warranty of such Stockholder contained herein to become untrue or incorrect, in each case, in any material respect, or would reasonably be expected to have the effect of preventing or disabling such Stockholder from performing its, his or her obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, the Stockholder may make Transfers of Shares by will, for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations; provided, that, as a condition to any such Transfer, each transferee agrees in writing to be bound by the terms of this Agreement applicable to such Stockholder and to hold such Shares subject to all the terms and provisions of this Agreement to the same extent as such terms and provisions bound such Stockholder. If any involuntary Transfer of any of the Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

(d)                 Additional Shares. The Stockholder hereby agrees, during the term of this Agreement, to promptly notify the Company of any new Shares acquired by such Stockholder, if any, after the execution of this Agreement. Any such Shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date of this Agreement. In the event of a stock split, stock dividend or distribution, or any change in the Parent Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ANNEX F - 2

(e)                 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company, any of the Persons identified in Section 1(b) or any other Person any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any of the Shares. All rights, ownership and economic benefits of and relating to, and pecuniary interest in, the Shares shall remain vested in and belong to the Stockholder, and neither the Company, the Persons identified in Section 1(b) nor any other Person shall have any power or authority to direct the Stockholder in the voting or disposition of any of the Shares, except as otherwise expressly provided in this Agreement.

2.                   Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company, as of the date hereof, and at all times during the term of this Agreement, as follows:

(a)                 Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform its, his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)                 Shares. Such Stockholder’s Existing Shares are owned beneficially and/or of record by such Stockholder, as set forth on Schedule A attached hereto. Such Stockholder’s Existing Shares constitute all of the shares of Parent Common Stock owned of record or beneficially by such Stockholder as of the date hereof, and, except for such Stockholder’s Existing Shares, such Stockholder does not beneficially own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Parent Common Stock or any securities convertible into shares of Parent Common Stock (other than pursuant to any option, stock award or similar compensation plan adopted by Parent). Such Stockholder has the voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof and power to agree to all of the matters set forth in this Agreement with respect to each of such Stockholder’s Existing Shares as set forth on Schedule A attached hereto, with no other limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws, the organizational documents of Parent and the terms of this Agreement and the Merger Agreement.

(c)                 No Conflicts. The execution and delivery of this Agreement by such Stockholder do not, and the performance of the terms of this Agreement by such Stockholder will not, (a) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on such Stockholder or its, his or her properties or assets, (b) except as may otherwise be required by federal securities Laws, conflict with or violate any Law applicable to such Stockholder or pursuant to which any of its, his or her properties or assets are bound or (c) violate any other agreement to which such Stockholder is a party, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust. Except for that certain Stockholders Agreement dated as of July 12, 2012, such Stockholder’s Existing Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

(d)                 Brokers and Finders. Such Stockholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder’s fees or other similar fees or commissions in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in its, his or her capacity as such.

(e)                 Acknowledgment. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

3.                   Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder, as of the date hereof, and at all times during the term of this Agreement, as follows:

(a)                 Organization. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada.

ANNEX F - 3

(b)                 Corporate Authorization; Validity of Agreement; Necessary Action. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company Board, and no other corporate action or proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)                 No Conflicts. The execution and delivery of this Agreement by the Company do not, and the performance of the terms of this Agreement by the Company will not, (a) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on the Company, (b) except as may otherwise be required by federal securities Laws, conflict with or violate any Law applicable to the Company or (c) violate any other material agreement to which the Company is a party.

4.                   Further Assurances. From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5.                   Termination. This Agreement, and the irrevocable proxy set forth in Section 1(b), shall automatically terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further force or effect with no liability on the part of any party hereto upon the earliest to occur of (a) the Effective Time, (b) a valid termination of the Merger Agreement in accordance with its terms, and (c) a Parent Adverse Recommendation Change or a Company Adverse Recommendation Change (any such date shall be referred to herein as the “Termination Date”). Nothing in this Section 5 shall relieve any party of liability for breach of this Agreement prior to the termination of this Agreement pursuant to its terms.

6.                   Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

7.                   Amendment and Modification; No Waiver. This Agreement may be amended, modified and supplemented in any and all respects only by written agreement executed and delivered by each of the respective parties. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought, except that this Agreement may be terminated as set forth in Section 5. The failure of either party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligations under this Agreement, shall not constitute a waiver of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

8.                   Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained); (b) on the fifth (5th) Business Day after dispatch by registered or certified mail (return receipt requested and first-class postage prepaid); or (c) on the next Business Day if transmitted by national overnight courier (with proof of service), in each case as follows:

(a)                 if to the Company, to:
Medytox Solutions, Inc.
400 South Australian Avenue, Ste. 800
West Palm Beach, FL 33401
Attn: Seamus Lagan
Fax: (561) 855-1620

with a copy (which shall not constitute notice) to:

Akerman LLP
One Southeast Third Avenue, 25th Fl.
Miami, FL 33131
Attn: J. Thomas Cookson
Fax; (305) 374-5095

ANNEX F - 4

(b)                 if to the Stockholder, to the address set forth on the signature page hereto;

with a copy (which shall not constitute notice) to:

CollabRx, Inc.
44 Montgomery Street, Ste. 800
San Francisco, CA 94104
Attn: Thomas R. Mika
Fax: (415) 248-5350

and a copy (which shall not constitute notice) to:

Goodwin Procter LLP
135 Commonwealth Drive
Menlo Park, CA 94025
Attn: William Davisson
Fax: (650) 752-3114

9.                   Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”.

10.                Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

11.                Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Schedules hereto and the Merger Agreement, the Company Support Agreements, the other Parent Support Agreements, the Post-Merger Stockholders Agreement and the Confidentiality Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. This Agreement is intended to create a contractual relationship between the Stockholder and the Company and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between any of the parties hereto. Without limiting the generality of the foregoing, none of the Stockholder or the Company, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with each other or any other stockholder of Parent.

12.                Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13.                Specific Performance; Remedies Cumulative.

(a)                 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

ANNEX F - 5

(b)                 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

14.                Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of New York without giving effect to the principles of conflicts of law thereof.

15.                Assignment. Except as set forth in Section 1(c), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

16.                Consent to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party or its successors or assigns may be brought and determined exclusively in any federal or state court located in the State and County of New York (the "Applicable Courts"), and each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Applicable Courts and agrees that it will not bring any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof in any court other than the Applicable Courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof, (a) any claim that it is not personally subject to the jurisdiction of the Applicable Courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such Applicable Court or from any legal process commenced in such Applicable Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the action in any such Applicable Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such Applicable Courts. Each Party irrevocably consents to service of process in the manner provided for notices in Section 8; provided that nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law.

17.                WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18.                Negotiated Terms. The provisions of this Agreement are the result of negotiations between the parties. Accordingly, this Agreement shall not be construed in favor of or against any party by reason of the extent to which the party or any of his or its professional advisors participated in its preparation.

ANNEX F - 6

19.                Action in Stockholder Capacity Only. The parties acknowledge and agree that this Agreement is entered into by the Stockholder solely in its, his or her capacity as the record and/or beneficial owner of such Stockholder’s Shares and nothing in this Agreement shall restrict or limit in any respect any action taken by such Stockholder in its, his or her capacity as a director or officer of Parent. The taking of any action (or failure to act) by the Stockholder in its, his or her capacity as an officer or director of the Parent will in no event be deemed to constitute a breach of this Agreement.

20.                Documentation and Information. The Stockholder (i) consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holdings of the Shares, and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, in any disclosure document required by Law, rule or regulation in connection with the Merger or any other transaction contemplated by the Merger Agreement (and, with respect to any other press release or similar announcement, authorizes publication and disclosure of such information if the Stockholder has given prior consent to such press release or other announcement) and (ii) agrees as promptly as practicable to give to Parent and the Company any information reasonably related to the foregoing as either may reasonably require for the preparation of any such disclosure documents. As promptly as practicable, the Stockholder shall notify Parent and the Company of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any have become false or misleading in any material respect.

[Signature Pages Follow]

ANNEX F - 7

IN WITNESS WHEREOF, the Company and the Stockholder have caused this Agreement to be signed as of the date first written above.

MEDYTOX SOLUTIONS, INC. By: /s/ Seamus Lagan Name: Seamus Lagan Title: Chief Executive Officer
STOCKHOLDER /s/ Thomas R. Mika Name: Thomas R. Mika Address for Notice: c/o CollabRx, Inc. 44 Montgomery St., Ste. 800 San Francisco, CA 94104

ANNEX F - 8

SCHEDULE A

Stockholder	Existing Shares
Thomas R. Mika	277,338 Common Stock

ANNEX F - 9

ANNEX G

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

COLLABRX, INC.

It is hereby certified that:

1.          The name of the corporation is CollabRx, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”).

2.          The Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting Article FOURTH thereof and inserting in lieu of said Article the following new Article FOURTH:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred and fifty five million (155,000,000) shares, comprised of one hundred and fifty million (150,000,000) shares of Common Stock, par value $0.01 per share, and five million (5,000,000) shares of Preferred Stock, par value $0.01 per share. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each [●] shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common Stock, par value $0.01 per share, of the Corporation (the “Reverse Split”); provided, however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to such fraction multiplied by the average of the high and low prices of the Corporation’s Common Stock as reported on The Nasdaq Capital Market for the five trading-day period ending on the last business day before the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (as adjusted to give effect to the Reverse Split). The designation, powers, preferences and relative, participating, option or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.”

3.          The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be executed by its duly authorized officer this ____ day of ____, 2015.

COLLABRX, INC.

By:
Name:	Thomas R. Mika
Title:	President and Chief Executive Officer

ANNEX G - 1

ANNEX H

AMENDMENT TO THE

TEGAL CORPORATION

2007 INCENTIVE AWARD PLAN

WHEREAS, CollabRx, Inc., a Delaware corporation (the “Company”) currently maintains and sponsors the Tegal Corporation 2007 Incentive Award Plan (the “Plan”); and

WHEREAS, Section 15.1 of the Plan provides that the Company may amend the Plan from time to time; and

WHEREAS, the Company has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company's Stockholders' approval as set forth in Section 15.1 of the Plan, the following amendment to the Plan is hereby adopted:

1.          Section 3.1(a) of the Plan shall be amended to authorize fifty million (50,000,000) shares of Company common stock for issuance as awards under the Plan and to provide that no more than fifty million (50,000,000) shares of Company common stock may be issued upon the exercise of an incentive stock option.

2.          Section 3.3 of the Plan shall be amended to authorize that the maximum number of shares of Company common stock that may be granted to any one Participant pursuant to the Plan during any calendar year shall be seven million five hundred thousand (7,500,000).

3.          Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the _____ day of ________2015, on behalf of the Company.

COLLABRX, INC.

By __________________________

Name:________________________
Title:_________________________

ANNEX H - 1

ANNEX I

CERTIFICATE OF DESIGNATION

of

SERIES B CONVERTIBLE PREFERRED STOCK

of

COLLABRX, INC.

(Pursuant to Section 151(g) of the

Delaware General Corporation Law)

CollabRx, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation on __________, 2015 pursuant to Section 151(g) of the Delaware General Corporation Law:

RESOLVED, that pursuant to the authority vested in the Board of Directors (the “Board”) of CollabRx, Inc. (the “Corporation”) by the Corporation’s Certificate of Incorporation, and in accordance with the Delaware General Corporation Law (the “DGCL”), Section 151, the Board hereby designates the terms of the Series B Convertible Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

1.          Designation and Amount. The shares of such series shall be designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting the Series B Preferred Stock shall be 5,000. Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to the DGCL, Section 151(g), or any successor provision; provided, that no such decrease shall reduce the number of authorized shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Series B Preferred Stock.

2.          Ranking. The Series B Preferred Stock shall rank, as to (a) the distribution of the assets upon any Liquidation Event (as defined below): (i) senior to the Common Stock and (ii) senior to all other classes and series of equity securities of the Corporation that by their terms do not rank senior to the Series B Preferred Stock (including the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock of the Corporation); and (b) the payment of dividends: (i) on parity with the common stock, par value $.01 per share (the “Common Stock”), of the Corporation, the Series D Convertible Preferred Stock of the Corporation and the Series E Convertible Preferred Stock of the Corporation, and (ii) senior to all other classes and series of equity securities of the Corporation that by their terms do not rank senior to the Series B Preferred Stock.

3.          Dividends. From and after the date of the issuance of any shares of Series B Preferred Stock, each holder of outstanding shares of Series B Preferred Stock (each, a “Series B Holder” and, collectively, the “Series B Holders”) shall be entitled to receive on account of such shares (participating pari passu with the holders of Common Stock), dividends in cash out of any funds of the Corporation legally available for the payment thereof, at the same time any dividend will be paid or declared and set apart for payment on any shares of any Common Stock, in an amount equal to the amount which such holder would have been entitled to receive if such Series B Preferred Stock were converted to Common Stock under Section 6(a) on the date such dividend is paid or declared and set apart for payment (for purposes of determining the dividends payable to the Series B Holders pursuant to this Section 3, it shall be assumed that all outstanding shares of Series B Preferred Stock are convertible on such date).

ANNEX I - 1

4.          Liquidation Rights. Upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (each, a “Liquidation Event”), after payment of any distribution of assets or funds of the Corporation to holders of any other series of Preferred Stock ranking senior to the Series B Preferred Stock, but prior and in preference to any distribution of any assets or funds of the Corporation to any series of Preferred Stock ranking junior to the Series B Preferred Stock or to holders of any shares of Common Stock, the record holders of the Series B Preferred Stock shall be entitled to be paid, out of the assets and funds of the Corporation then available for distribution, an amount per share of Series B Preferred Stock equal to the Series B Original Issue Price (as defined below) plus any declared but unpaid dividends on the Series B Preferred Stock. The Series B Original Issue Price shall mean $5,000.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with the respect to the Series B Preferred Stock (the “Liquidation Preference”). If the assets and funds of the Corporation available for distribution to the Series B Holders upon any liquidation, dissolution or winding up of the Corporation shall be insufficient to permit payment in full to such Series B Holders and the holders of any Preferred Stock ranking on a parity with the Series B Preferred Stock with respect to such distribution, then all such assets and funds shall be distributed ratably among the Series B Holders and such other holders in proportion to the full preferential amounts which such holders would otherwise have been entitled to receive. Any (a) consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the equity holders of the Corporation immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly-owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (b) transaction or series of related transactions to which the Corporation is a party in which a majority of the Corporation's outstanding voting power is transferred (but excluding any transaction or series of related transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof); or (c) sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation, for purposes of this Certificate of Designation will be deemed to be a Liquidation Event entitling the Series B Holders to receive the Liquidation Preference payable in cash. Notwithstanding the foregoing, transactions contemplated by that certain Agreement and Plan of Merger, dated as of April ___, 2015, by and among the Corporation, Medytox Solutions, Inc. and CollabRx Merger Sub, Inc. (the “Merger Agreement”) shall not constitute a Liquidation Event.

5.          Restrictive Covenants. So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not take any of the following actions without first obtaining the affirmative written consent of Series B Holders holding at least a majority of outstanding shares of the Series B Preferred Stock:

(a)          authorize or issue additional shares of the Series B Preferred Stock; or

ANNEX I - 2

(b)          amend, alter or repeal any provisions of the Certificate of Incorporation or the Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock.

6.          Optional Conversion. The Series B Holders shall have conversion rights as follows (the “Conversion Rights”):

(a)          Right to Convert:

(i)          Conversion Ratio: Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after December 31, 2015 and from time to time thereafter, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below). For purposes of this Certificate of Designation, the “Series B Conversion Price” shall be the product of (A) 0.9 times (B) the Market Price (as defined below):

The “Market Price” shall be calculated and fixed as of the Closing Date (as defined below) as follows: (i) if the Common Stock is traded on a national securities exchange, the average closing sales price of the Common Stock for the 10 trading days immediately preceding the Closing Date; or (ii) if the Common Stock is not listed on any national securities exchange but is quoted on an inter-dealer quotation system, the average of the closing bid and ask prices for the 10 trading days immediately preceding the Closing Date.

“Closing Date” shall have the meaning ascribed to such term under the Merger Agreement.

(ii)         Recapitalization. If the outstanding shares of the Corporation's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of or any other interests in the Corporation by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Corporation, or other increase or decrease in such shares effected without receipt of fair and adequate consideration (as determined by the Board), occurring after the Closing Date, an appropriate adjustment shall be made by the Board to (i) the number and kind of shares of capital stock issuable upon exercise of the Conversion Rights; and/or (ii) the Series B Conversion Price. All adjustments under this Section 6(a)(ii) shall be made in good faith by the Board and shall be final and binding. For the avoidance of doubt, this clause (ii) is not applicable to the Parent Reverse Split (as defined in the Merger Agreement).

ANNEX I - 3

(iii)        Termination of Conversion Rights. In the event of a Liquidation Event, the Conversion Rights under this Section 6 shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the Series B Holders.

(iv)        Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(b)          Mechanics of Conversion.

(i)          In order for a holder of Series B Preferred Stock to voluntarily convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation at the principal office of the Corporation that such holder elects to convert all or any of such holder’s shares of Series B Preferred Stock (a “Conversion Notice”) and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series B Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the principal office of the Corporation. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the Corporation of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series B Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series B Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 6(a)(iv) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series B Preferred Stock converted.

ANNEX I - 4

(ii)         Rights Upon Receipt of a Redemption Notice. For avoidance of doubt, the receipt by any Series B Holder of a Redemption Notice (as defined below) pursuant to Section 9 shall in no event restrict, limit or otherwise affect the Conversion Rights of such Series B Holder under this Section 6, and such Series B Holder may continue to exercise his, her or its Conversion Rights under this Section 6 in whole or in part, including without limitation relating to any shares of Series B Preferred Stock which would otherwise be the subject of any such Redemption Notice. If the Series B Holder desires to convert any shares of Series B Preferred that are the subject of a Redemption Notice, such Series B Holder shall deliver a Conversion Notice in accordance with this Section 6 no later than ten (10) business days prior to any Redemption Date specifying the number of shares of Series B Preferred he, she or it desires to convert. The number of shares of Series B Preferred Stock to be redeemed under any Redemption Notice shall be automatically reduced to the extent required (including without limitation to zero if necessary) in order to enable any applicable Series B Holder to convert the full number of shares of Series B Preferred Stock specified under any Conversion Notice.

(iii)        Reservation of Shares. The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing any Series B Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series B Conversion Price.

(iv)        Effect of Conversion. All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only for the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 6(a)(iv) and to receive payment of any dividends declared but unpaid thereon. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

ANNEX I - 5

(v)         No Further Adjustment. Upon any such conversion, no adjustment to the Series B Conversion Price shall be made for any declared but unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(vi)        Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 6. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax is not payable.

7.          Transfers; Right of First Offer. No Series B Holder may assign or transfer any shares of Series B Preferred Stock, except in accordance with the following provisions:

(a)          if any Series B Holder desires to, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of (collectively, “Transfer”), all or any portion of any of the shares of the Series B Preferred Stock held by such holder or any economic interest therein to any person (including without limitation any other holder of the Series B Preferred Stock), such holder (the “Offeror”) shall so inform the other Series B Holders (the ''Offerees”) and the Corporation in writing (the “Offer Notice”), stating the number of shares that are the subject of such proposed Transfer (the “Offered Shares”), the proposed offer price thereof and any other material terms (including the identity of the prospective purchaser(s)) on which the Offeror offers to Transfer such shares;

(b)          each of the Offerees shall have the right, but not the obligation, to purchase all (but not less than all) of the Offered Shares at the Purchase Price (as defined below) by delivering written notice (the “Offeree Acceptance Notice”) of such election to the Offeror within ten (10) days after the delivery of the Offer Notice. If more than one Offeree elects to purchase the Offered Shares (the “Electing Offerees”), the Offered Shares shall be allocated on a pro-rata basis among the Electing Offerees such that each Electing Offeree shall be entitled to purchase a percentage of the Offered Shares based upon a fraction, the numerator of which is the number of shares of Series B Preferred Stock held by the Electing Offeree and the denominator of which is the total number of Series B Preferred Stock held by all of the Electing Offerees;

(c)          if none of the Offerees makes an election to purchase all of the Offered Shares in accordance with Section 7(b), then the Corporation shall have the right, but not the obligation, to purchase all (but not less than all) of the Offered Shares at the Purchase Price by delivering written notice (the “Corporation Acceptance Notice”) of such election to the Offeror within ten (10) days after the expiration of the ten (10) day period set forth in Section 7(b);

(d)          If one or more Offerees elect to purchase the Offered Shares in accordance with Section 7(b), or the Corporation elects to purchase the Offered Shares in accordance with Section 7(c), such transaction shall be consummated at a closing which shall be held within thirty (30) days following delivery of the Offeree Acceptance Notice or the Corporation Acceptance Notice, as the case may be. The Purchase Price shall be payable at the option of the Offerees or the Corporation, as the case may be, in their or its sole and absolute discretion (i) in a lump sum at the closing or (ii) in twelve (12) equal monthly installments, with the first installment due and payable within thirty (30) days after the closing and a successive installment due and payable on each of the eleven (11) monthly anniversaries thereafter (with interest payable at the rate of 8% per annum and any unpaid installments being secured by the Offered Shares);

ANNEX I - 6

(e)          if none of the Offerees makes an election to purchase all of the Offered Shares in accordance with Section 7(b), and the Corporation does not make an election to purchase all of the Offered Shares in accordance with Section 7(c), then the Offeror shall be permitted to proceed with the proposed Transfer of the Offered Shares, and the Offeror shall have sixty (60) days following the expiration of the ten (10) day period set forth in Section 7(c) to consummate such proposed Transfer before the Offeror must again comply with the provisions of this Section 7.

(f)           For purposes of this Certificate of Designation, the term “Purchase Price” shall mean an amount per share of Series B Preferred Stock equal to the Series B Original Issue Price plus any declared but unpaid dividends on the Series B Preferred Stock.

(g)          Notwithstanding anything to the contrary contained in this Section 7, a Transfer shall not include:

(i)          any Transfer of shares of Series B Preferred Stock pursuant to Sections 8 and 9 hereof;

(ii)         if a holder of shares of Series B Preferred Stock is an entity, any Transfer to any beneficial owner of such entity; provided, that, after any such Transfer, for purposes of Sections 8 and 9 hereof, the terms “holder” and “Series B Holder” shall be deemed to include both such transferor and such transferee;

(iii)        any Transfer to the children or spouse of a holder, or an entity solely owned or controlled by the children or spouse of a holder (and in which no other party has an interest, contingent or otherwise); provided, that, after any such Transfer, for purposes of Sections 8 and 9 hereof, the terms “holder” and “Series B Holder” shall be deemed to include both such transferor and such transferee; and

(iv)        in the case of multiple transfers of the same shares of Series B Preferred Stock under this clause (g), for purposes of Sections 8 and 9 hereof, the terms “holder” and “Series B Holder” shall be deemed to include all such transferors and such transferees.

8.          Non-Competition. Notwithstanding anything contained in this Certificate of Designation, the Corporation shall have the right, in its sole and absolute discretion, to cancel any shares of a Series B Holder's Series B Preferred Stock for no consideration if at any time during the thirty-six (36) month period following the date on which such Series B Preferred Stock is issued (the “Restricted Period”) the holder of such Series B Preferred Stock (i) breaches any restrictive covenant provision in any employment agreement or consulting agreement to which the Series B Holder and the Corporation (or any subsidiary) may be parties, or (ii) directly or indirectly, enters into the employment of, renders any services to, engages, manages, operates, joins, or owns, lends money or otherwise offers other assistance to or participates in or is connected with, as an officer, director, employee, principal, agent, creditor, proprietor, representative, stockholder, partner. associate, consultant, sole proprietor or otherwise, any business (whether of such Series B Holder or another person or entity) (except for an ownership interest not exceeding two percent (2%) of a publicly-traded entity) that, directly or indirectly, is engaged in providing, selling, consulting with regard to or marketing any products or services that compete with the products and/or services of the Corporation or any of its direct or indirect subsidiaries anywhere in the United States or any other country in which the Corporation or any such subsidiary has customers, facilities, distributors or employees or does business.

ANNEX I - 7

9.          Redemption.

(a)          General. Unless prohibited by Delaware law governing distributions to stockholders, all or any portion of outstanding shares of Series B Preferred Stock may be redeemed by the Corporation at any time or from time to time in the discretion of the Board (except as provided in Subsection 9(e) below) at a price per share equal to the Purchase Price (for purposes of this Section 9, the “Redemption Price”), which shall be paid in cash to the applicable Series B Holder on a closing date (each, a “Redemption Date”) specified under the Redemption Notice (as defined below), but in no event later than sixty (60) days following the date of the Redemption Notice. The Corporation is not required to redeem the shares of the Series B Holders proportionately and may at any time redeem shares held by one Series B Holder or any number of Series B Holders in any combination. The allocation among the Series B Holders of shares of Series B Preferred Stock to be redeemed is solely at the discretion of the Corporation. If on any Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series B Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

(b)          Redemption Notice. The Corporation shall send written notice of any redemption (the “Redemption Notice”) to each holder of record of Series B Preferred Stock not less than forty (40) days prior to each Redemption Date. Each Redemption Notice shall state:

(i)          the number of shares of Series B Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(ii)         the Redemption Date and the Redemption Price;

(iii)        the date upon which the holder's right to convert such shares terminates (as determined in accordance with Subsection 6(b)(ii)); and

(iv)        for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

(c)          Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 6, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series B Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series B Preferred Stock shall promptly be issued to such holder.

ANNEX I - 8

(d)          Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series B Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series B Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series B Preferred Stock (if any) shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

10.        Mandatory Conversion.

(a)          Annual Conversions. Commencing with December 31, 2016 and thereafter on each of December 31, 2017, December 31, 2018, December 31, 2019 and December 31, 2020 (as any such date may be delayed pursuant to the penultimate sentence of this Subsection 10(a), each a “Mandatory Conversion Date”), an amount equal to twenty percent (20%) of the shares of Series B Preferred Stock originally issued to each Series B Holder (as such percentage shall be automatically adjusted from time to time to account for any voluntary conversions by a Series B Holder or redemptions by the Corporation prior to any Mandatory Conversion Date such that the Mandatory Conversions (as defined below) are made in equal installments on the Mandatory Conversion Dates and, as of the close of business on December 31, 2020, no shares of Series B Preferred Stock shall be issued or outstanding) shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price as determined in accordance with Section 4(a)(i) above (for avoidance of doubt, giving effect to the 10% discount contemplated thereunder) (each, a “Mandatory Conversion”) and such shares may not be reissued by the Corporation. For avoidance of doubt, the receipt by any Series B Holder of a Redemption Notice pursuant to Section 9 on a date which precedes any Mandatory Conversion Date but which specifies a Redemption Date thereunder which follows such Mandatory Conversion Date (as the same may be delayed pursuant to the penultimate sentence of this Section 10(a)) shall in no event restrict, limit or otherwise affect the Mandatory Conversion on such Mandatory Conversion Date, which shall proceed and occur as if no such Redemption Notice had been issued or otherwise delivered by the Corporation, and the number of shares of Series B Preferred Stock to be redeemed under the applicable Redemption Notice shall be automatically reduced to the extent required (including without limitation to zero if necessary) in order to enable the applicable Mandatory Conversion to be consummated in accordance with this Section 10 without limitation or other restriction. Notwithstanding the foregoing provisions of this Subsection 10(a), if, as of any Mandatory Conversion Date, the Common Stock of the Corporation is not an Actively Traded Security (as defined below), the Mandatory Conversion which otherwise would have occurred on such Mandatory Conversion Date shall be delayed and shall not occur until the first business day on which the Common Stock of the Corporation is an Actively Traded Security. For purposes of this Certificate of Designation, “Actively Traded Security” means, as of any applicable date of determination, the Common Stock of the Corporation has had an aggregate trading volume of at least One Million Dollars ($1,000,000) during the immediately preceding 10-day period.

ANNEX I - 9

(b)          Procedural Requirements. All holders of record of shares of Series B Preferred Stock shall be sent written notice of each Mandatory Conversion Date and the place designated for mandatory conversion of the applicable shares of Series B Preferred Stock pursuant to this Section 10 (a “Mandatory Conversion Notice”). Such Mandatory Conversion Notice need not be sent in advance of the occurrence of the Mandatory Conversion Date. Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for the applicable shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the applicable shares of Series B Preferred Stock converted pursuant to Subsection 10(a), including the rights, if any, to receive notices and vote such shares (other than as a holder of Common Stock), will terminate on the Mandatory Conversion Date (notwithstanding the failure of the Corporation to deliver the Mandatory Conversion Notice on or prior to such date or of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 10(b) or the last sentence of this Subsection 10(b). As soon as practicable after each Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock representing the same, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 6(a)(iv) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series B Preferred Stock converted. Such converted Series B Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly. In the event any certificates surrendered to the Corporation for conversion pursuant to this Section 10 represent a number of shares of Series B Preferred Stock which is greater than the number of shares which are required to be converted as of the applicable Mandatory Conversion Date, as soon as practicable thereafter the Corporation shall issue to the applicable Series B Holder a certificate for the number (if any) of the shares of Series B Preferred Stock represented by the surrendered certificate that were not converted into Common Stock.

11.        Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock following redemption.

12.        Notices. All notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it at its principal executive offices and, if to any holder of Series B Preferred Stock, shall be delivered to such holder at such holder's address as it appears on the stock books of the Corporation.

13.        Waiver. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all Series B Holders by the affirmative written consent of Series B Holders holding at least a majority of the shares of the outstanding Series B Preferred Stock.

14.        Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each share of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (for purposes of determining the number of votes any share of Series B Preferred Stock may have pursuant to this Section 14, it shall be assumed that all outstanding shares of Series B Preferred Stock are convertible as of such record date). Except as provided by law or by the other provisions of the Certificate of Incorporation, Series B Holders shall vote together with the holders of Common Stock as a single class.

*******

ANNEX I - 10

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series B Preferred Stock of CollabRx, Inc. to be signed by its Chief Executive Officer on this ____ day of ________, 2015.

COLLABRX, INC.

By:
	Name:	Thomas R. Mika

ANNEX I - 11

CERTIFICATE OF DESIGNATION

of

SERIES D CONVERTIBLE PREFERRED STOCK

of

COLLABRX, INC.

(Pursuant to Section 151(g) of the

Delaware General Corporation Law)

CollabRx, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation on _________, 2015 pursuant to Section 151(g) of the Delaware General Corporation Law:

RESOLVED, that pursuant to the authority vested in the Board of Directors (the “Board”) of CollabRx, Inc. (the “Corporation”) by the Corporation’s Certificate of Incorporation, and in accordance with the Delaware General Corporation Law (the “DGCL”), Section 151, the Board hereby designates the terms of the Series D Convertible Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

1.          Designation and Amount. The shares of such series shall be designated as “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”) and the number of shares constituting the Series D Preferred Stock shall be 50,000. Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to the DGCL, Section 151(g), or any successor provision; provided, that no such decrease shall reduce the number of authorized shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Series D Preferred Stock.

2.          Ranking. With respect to (a) dividends (as provided in Section 3 below), the Series D Preferred Stock shall rank (i) on parity with the Corporation's (x) common stock, par value $0.01 per share (“Common Stock”), (y) Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and (z) Series E Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”); (ii) senior to any class or series of preferred stock of the Corporation hereafter created not specifically ranking by its terms senior to or on a parity with the Series D Preferred Stock; and (iii) junior to any other class or series of preferred stock of the Corporation hereafter created specifically ranking by its terms senior to the Series D Preferred Stock; and (b) a Liquidation Event (as defined below), (1) on parity with the Common Stock and Series E Preferred Stock; (2) senior to any class or series of preferred stock of the Corporation hereafter created not specifically ranking by its terms senior to or on a parity with the Series D Preferred Stock; and (3) junior to any other class or series of preferred stock of the Corporation created concurrently herewith or hereafter created specifically ranking by its terms senior to the Series D Preferred Stock (including without limitation the Series B Preferred Stock, which shall be senior to the Series D Preferred Stock in connection with any Liquidation Event).

ANNEX I - 12

3.          Dividends. From and after the date of the issuance of any shares of Series D Preferred Stock (“Original Issuance Date”), each holder of outstanding shares of Series D Preferred Stock shall be entitled to receive on account of such shares (participating pari passu with the holders of Common Stock), dividends in cash out of any funds of the Corporation legally available for the payment thereof, at the same time any dividend will be paid or declared and set apart for payment on any shares of any Common Stock, in an amount equal to the amount which such holder would have been entitled to receive if such Series D Preferred Stock were converted to Common Stock under Section 6(a) on the date such dividend is paid or declared and set apart for payment.

4.          Voting Rights. Each holder of outstanding shares of Series D Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Common Stock. Each share of Series D Preferred Stock shall have one (1) vote, except as otherwise required by law. Except as provided by law, holders of Series D Preferred Stock shall vote together with the holders of Common Stock as a single class.

5.          Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation (each, a “Liquidation Event”), whether voluntary or involuntary, each holder of outstanding shares of Series D Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders (participating pari passu with the holders of Common Stock), the amount which such holder would have been entitled to receive if all of the shares of Series D Preferred Stock held by such holder were, immediately prior to the time of such distribution, converted into that number of fully-paid non-assessable shares of Common Stock equal to the Conversion Number (as defined below) (the “Liquidation Preference”). From and after the distribution of such amount, such holder's shares of Series D Preferred Stock shall no longer be deemed to be outstanding, and all rights of such holder relating to such shares shall cease and terminate. Any (a) consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the equity holders of the Corporation immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly-owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (b) transaction or series of related transactions to which the Corporation is a party in which a majority of the Corporation's outstanding voting power is transferred (but excluding any transaction or series of related transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof); or (c) sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation, for purposes of this Certificate of Designation will be deemed to be a Liquidation Event entitling the Series D Holders to receive the Liquidation Preference. Notwithstanding the foregoing, the transactions contemplated by that certain Agreement and Plan of Merger dated as of April 15, 2015 by and among the Corporation, Medytox Solutions, Inc. and CollabRx Merger Sub, Inc. (the “Merger Agreement”) shall not constitute a Liquidation Event.

ANNEX I - 13

6.          Conversion.

(a)          Right to Convert. Subject to the terms and conditions of this Section 6, each holder of outstanding shares of Series D Preferred Stock shall have the right to convert some (in minimum amounts of at least 10,000 shares of Series D Preferred Stock) or all of the outstanding shares of Series D Preferred Stock then held by such holder into that number of fully-paid and non-assessable shares of Common Stock equal to the Conversion Number (as defined below) as of the time of such conversion. For purposes of this Certificate of Designation, (A) the “Conversion Number” as of a specified date prior to the Qualification Date (as defined below) shall be the number resulting from the following calculation, rounded down to the nearest whole number: (i) the quotient of (I) 5 divided by (II) the product of 0.80 multiplied by the Market Price of the Common Stock as of such date, multiplied by (ii) the total number of outstanding shares of Series D Preferred Stock being converted as of such date; and (B) the “Conversion Number” as of a specified date from and after the Qualification Date shall be the number resulting from the following calculation, rounded down to the nearest whole number: (1) the quotient of (x) 5 divided by (y) the Market Price of the Common Stock as of such date, multiplied by (2) the total number of outstanding shares of Series D Preferred Stock being converted as of such date. Such right of conversion shall be exercised by a holder of outstanding shares of Series D Preferred Stock by delivery of a written notice to the Corporation stating that the holder elects to convert a stated number of shares of Series D Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted (the “Conversion Certificates”) to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of outstanding shares of the Series D Preferred Stock) at any time during its usual business hours on the date set forth in such notice.

For purposes of this Section 6(a), the ''Market Price” shall be, as of any specified date with respect to any share of Common Stock, (i) if the Common Stock is traded on a national securities exchange, the closing sales price of the Common Stock reported on the exchange on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted on an inter-dealer quotation system, the average of the bid and ask prices on such date, or if there are no such sales on that date, then on the last preceding date on which such sales were reported: or (iii) if the Common Stock is not traded on a national securities exchange or quoted on all inter-dealer quotation system, the Market Price shall be established by the board of directors by resolutions duly adopted and certified by the Secretary of the Corporation, which certified resolutions (A) set forth the price per share of Common Stock established by the board of directors which shall be based on the price that would be paid for all of the capital stock of the Corporation in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion) as reasonably determined by the board of directors, or, in the event that the board of directors reasonably determines that such valuation of all of the capital stock of the Corporation would exceed $10 million, as determined by the valuation of a nationally recognized investment banking or appraisal firm, and (B) are delivered to the holder of such outstanding shares of Series D Preferred Stork within ten (10) business days following the date of such determination.

ANNEX I - 14

For purposes of this Section 6(a), the “Qualification Date” shall be the earlier of (i) the date after the Closing Date (as defined in the Merger Agreement) on which the volume of shares of Common Stock traded on any inter-dealer quotation system and/or any exchange on which the Common Stock may be listed or traded, exceeds an aggregate of 30,000,000 in any 30-day period, or (ii) the date after the Closing Date (as defined in the Merger Agreement) on which the Corporation sells shares of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate gross proceeds of not less than $30,000,000.

(b)          Issuance of Certificate; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Section 6(a) and the surrender of the Conversion Certificates as provided in Section 6(a), the Corporation shall issue and deliver to a holder exercising conversion rights under Section 6(a), at such holder's address as it shall appear on the records of the Corporation, (i) a certificate or certificates representing that number of fully-paid non-assessable shares of Common Stock issuable upon the conversion of such shares of Series D Preferred Stock pursuant to Section 6(a) and (ii) to the extent that such holder exercises his, her or its right to convert some but not all of the outstanding shares of Series D Preferred Stock then held by such holder pursuant to Section 6(a), a certificate or certificates for that number of shares of Series D Preferred Stock represented by the Conversion Certificates for which such holder is not exercising his, her or its conversion rights under Section 6(a) (if any). Such conversion shall be deemed to have been effected as of the date on which the written notice delivered pursuant to Section 6(a) is actually received by the Corporation and the Conversion Certificates shall have been duly surrendered. All dividends accrued but unpaid with respect to any shares of Series D Preferred Stock converted under Section 6(a) shall be paid in cash within seven (7) days following the date on which such shares are converted (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible).

(c)          Effect of Subdivision or Combination of Common Stock on Conversions. In case the Corporation shall at any time after the Closing Date (as defined in the Merger Agreement) subdivide by stock split, stock dividend, or otherwise its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock into which the Series D Preferred Stock is convertible shall be proportionately increased; in case the Corporation shall at any time combine (by reverse stock split or otherwise) its outstanding shares of Common Stock into a lesser number of shares, the number of shares of Common Stock into which the Series D Preferred Stock is convertible shall be proportionately decreased. For the avoidance of doubt, this paragraph is not applicable to the Parent Reverse Split (as defined in the Merger Agreement).

(d)          Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of shares of Series D Preferred Stock shall upon conversion of the Series D Preferred Stock as described in this Certificate of Designation have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately therefor receivable upon the conversion of such share or shares of Series D Preferred Stock, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock immediately receivable upon such conversion had such reorganization or reclassification not taken place. In any such case, appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of such conversion rights.

ANNEX I - 15

(e)          Mandatory Conversion; Cancellation. Any shares of Series D Preferred Stock outstanding on March 18, 2016 (the “Mandatory Conversion Date”) shall be automatically converted into that number of fully-paid non-assessable shares of Common Stock which the holder thereof would have been entitled to receive had such shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 6(a) on the Mandatory Conversion Date. All certificates evidencing the shares of Series D Preferred Stock held by a holder shall, on the Mandatory Conversion Date or such earlier date on which such certificates are so surrendered for conversion, be deemed to have been retired and canceled and the shares of Series D Preferred Stock represented thereby converted into shares of Common Stock as described above for all purposes. Upon the mandatory conversion of shares of Series D Preferred Stock pursuant to this Section 6(e), all accrued but unpaid dividends thereon shall be paid in cash within seven (7) days following the date on which such shares are converted (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible). The Corporation shall, promptly following the Mandatory Conversion Date, or such earlier date as the certificates representing all of the shares of Series D Preferred Stock held by a holder shall have been duly surrendered by such holder pursuant to this Section 6(e), issue and deliver to such holder, at such holder's address as it shall appear on the records of the Corporation, a certificate or certificates representing that number of fully-paid non-assessable shares of Common Stock issuable upon conversion of such shares pursuant to this Section 6(e).

7.          Transfer. No share of Series D Preferred Stock or any interest therein may be validly sold, assigned, awarded, pledged, encumbered, disposed or otherwise transferred, for consideration or otherwise, whether voluntarily, involuntarily or by operation of law (collectively, a “Transfer”), unless the holder receives from the Corporation its prior written consent to such Transfer. Any attempt to Transfer without such consent by the Corporation shall be null and void in all respects and the purported transferee shall not be recognized by the Corporation as a holder of Series D Preferred Stock for any purpose whatsoever.

8.          Covenants. So long as any shares of the Series D Preferred Stock are outstanding, the Corporation shall not amend, alter or repeal any provisions of the Certificate of Incorporation, this Certificate or the Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series D Preferred Stock without the affirmative vote of the holders of a majority of the then-outstanding shares of Series D Preferred Stock, voting separately as a class.

9.          Notices. All notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it at its principal executive offices and, if to any holder of Series D Preferred Stock, shall be delivered to such holder at such holder's address as it appears on the stock books of the Corporation.

10.        Waiver. Any of the rights, powers, preferences and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of all holders of Series D Preferred Stock by the affirmative written consent of stockholders holding a majority of the shares of the Series D Preferred Stock.

*******

ANNEX I - 16

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series D Preferred Stock of CollabRx, Inc. to be signed by its Chief Executive Officer on this ____ day of ________, 2015.

COLLABRX, INC.

By:
	Name:	Thomas R. Mika

ANNEX I - 17

CERTIFICATE OF DESIGNATION

of

SERIES E CONVERTIBLE PREFERRED STOCK

of

COLLABRX, INC.

(Pursuant to Section 151(g) of the

Delaware General Corporation Law)

CollabRx, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation on ____________, 2015 pursuant to Section 151(g) of the Delaware General Corporation Law:

RESOLVED, that pursuant to the authority vested in the Board of Directors (the “Board”) of CollabRx, Inc. (the “Corporation”) by the Corporation’s Certificate of Incorporation, and in accordance with the Delaware General Corporation Law (the “DGCL”), Section 151, the Board hereby designates the terms of the Series E Convertible Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

1.          Designation and Amount. The shares of such series shall be designated as “Series E Convertible Preferred Stock” (the “Series E Preferred Stock”) and the number of shares constituting the Series E Preferred Stock shall be 45,000. Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to the DGCL, Section 151(g), or any successor provision; provided, that no such decrease shall reduce the number of authorized shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Series E Preferred Stock.

2.          Ranking. With respect to (a) dividends (as provided in Section 3 below), the Series E Preferred Stock shall rank (i) on parity with the Corporation's (x) common stock, par value $0.01 per share (“Common Stock”), (y) Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and (z) Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock”); (ii) senior to any class or series of preferred stock of the Corporation hereafter created not specifically ranking by its terms senior to or on a parity with the Series E Preferred Stock; and (iii) junior to any other class or series of preferred stock of the Corporation hereafter created specifically ranking by its terms senior to the Series E Preferred Stock; and (b) a Liquidation Event (as defined below), (1) on parity with the Common Stock and Series D Preferred Stock; (2) senior to any class or series of preferred stock of the Corporation hereafter created not specifically ranking by its terms senior to or on a parity with the Series E Preferred Stock; and (3) junior to any other class or series of preferred stock of the Corporation created concurrently herewith or hereafter created specifically ranking by its terms senior to the Series E Preferred Stock (including without limitation the Series B Preferred Stock, which shall be senior to the Series E Preferred Stock in connection with any Liquidation Event).

ANNEX I - 18

3.          Dividends. From and after the date of the issuance of any shares of Series E Preferred Stock (“Original Issuance Date”), each holder of outstanding shares of Series E Preferred Stock shall be entitled to receive on account of such shares (participating pari passu with the holders of Common Stock), dividends in cash out of any funds of the Corporation legally available for the payment thereof, at the same time any dividend will be paid or declared and set apart for payment on any shares of any Common Stock, in an amount equal to the amount which such holder would have been entitled to receive if such Series E Preferred Stock were converted to Common Stock under Section 6(a) on the date such dividend is paid or declared and set apart for payment.

4.          Voting Rights. Each holder of outstanding shares of Series E Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Common Stock. Each share of Series E Preferred Stock shall have one (1) vote, except as otherwise required by law. Except as provided by law, holders of Series E Preferred Stock shall vote together with the holders of Common Stock as a single class.

5.          Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation (each, a “Liquidation Event”), whether voluntary or involuntary, each holder of outstanding shares of Series E Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders (participating pari passu with the holders of Common Stock), the amount which such holder would have been entitled to receive if all of the shares of Series E Preferred Stock held by such holder were, immediately prior to the time of such distribution, converted into that number of fully-paid non-assessable shares of Common Stock equal to the Conversion Number (as defined below) (the “Liquidation Preference”). From and after the distribution of such amount, such holder's shares of Series E Preferred Stock shall no longer be deemed to be outstanding, and all rights of such holder relating to such shares shall cease and terminate. Any (a) consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the equity holders of the Corporation immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly-owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (b) transaction or series of related transactions to which the Corporation is a party in which a majority of the Corporation's outstanding voting power is transferred (but excluding any transaction or series of related transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof); or (c) sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation, for purposes of this Certificate of Designation will be deemed to be a Liquidation Event entitling the Series E Holders to receive the Liquidation Preference. Notwithstanding the foregoing, the transactions contemplated by that certain Agreement and Plan of Merger dated as of April 15, 2015 by and among the Corporation, Medytox Solutions, Inc. and CollabRx Merger Sub, Inc. (the “Merger Agreement”) shall not constitute a Liquidation Event.

ANNEX I - 19

6.          Conversion.

(a)          Right to Convert. Subject to the terms and conditions of this Section 6, each holder of outstanding shares of Series E Preferred Stock shall have the right to convert some (in minimum amounts of at least 25,000 shares of Series E Preferred Stock) or all of the outstanding shares of Series E Preferred Stock then held by such holder into that number of fully-paid and non-assessable shares of Common Stock equal to the Conversion Number (as defined below) as of the time of such conversion. For purposes of this Certificate of Designation, the “Conversion Number” shall be the number resulting from the following calculation rounded down to the nearest whole number: (i) the quotient of (I) eight (8) divided by (II) the average Market Price of the Common Stock for the thirty (30) trading days prior to such date, multiplied by (ii) the total number or outstanding shares of Series E Preferred Stock being converted as of such date. Such right of conversion shall be exercised by a holder of outstanding shares of Series E Preferred Stock by delivery of a written notice to the Corporation stating that the holder elects to convert a stated number of shares of Series E Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted (the “Conversion Certificates”) to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of outstanding shares of the Series E Preferred Stock) at any time during its usual business hours on the date set forth in such notice.

For purposes of this Section 6(a), the ''Market Price” shall be, as of any specified date with respect to any share of Common Stock, (i) if the Common Stock is traded on a national securities exchange, the closing sales price of the Common Stock reported on the exchange on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted on an inter-dealer quotation system, the average of the bid and ask prices on such date, or if there are no such sales on that date, then on the last preceding date on which such sales were reported: or (iii) if the Common Stock is not traded on a national securities exchange or quoted on all inter-dealer quotation system, the Market Price shall be established by the board of directors by resolutions duly adopted and certified by the Secretary of the Corporation, which certified resolutions (A) set forth the price per share of Common Stock established by the board of directors which shall be based on the price that would be paid for all of the capital stock of the Corporation in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion) as reasonably determined by the board of directors, or, in the event that the board of directors reasonably determines that such valuation of all of the capital stock of the Corporation would exceed $10 million, as determined by the valuation of a nationally recognized investment banking or appraisal firm, and (B) are delivered to the holder of such outstanding shares of Series E Preferred Stork within ten (10) business days following the date of such determination.

(b)          Issuance of Certificate; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Section 6(a) and the surrender of the Conversion Certificates as provided in Section 6(a), the Corporation shall issue and deliver to a holder exercising conversion rights under Section 6(a), at such holder's address as it shall appear on the records of the Corporation, (i) a certificate or certificates representing that number of fully-paid non-assessable shares of Common Stock issuable upon the conversion of such shares of Series E Preferred Stock pursuant to Section 6(a) and (ii) to the extent that such holder exercises his, her or its right to convert some but not all of the outstanding shares of Series E Preferred Stock then held by such holder pursuant to Section 6(a), a certificate or certificates for that number of shares of Series E Preferred Stock represented by the Conversion Certificates for which such holder is not exercising his, her or its conversion rights under Section 6(a) (if any). Such conversion shall be deemed to have been effected as of the date on which the written notice delivered pursuant to Section 6(a) is actually received by the Corporation and the Conversion Certificates shall have been duly surrendered. All dividends accrued but unpaid with respect to any shares of Series E Preferred Stock converted under Section 6(a) shall be paid in cash within seven (7) days following the date on which such shares are converted (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible).

ANNEX I - 20

(c)          Effect of Subdivision or Combination of Common Stock on Conversions. In case the Corporation shall at any time after the Closing Date (as defined in the Merger Agreement) subdivide by stock split, stock dividend, or otherwise its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be proportionately increased; in case the Corporation shall at any time combine (by reverse stock split or otherwise) its outstanding shares of Common Stock into a lesser number of shares, the number of shares of Common Stock into which the Series E Preferred Stock is convertible shall be proportionately decreased. For the avoidance of doubt, this paragraph is not applicable to the Parent Reverse Split (as defined in the Merger Agreement).

(d)          Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of shares of Series E Preferred Stock shall upon conversion of the Series E Preferred Stock as described in this Certificate of Designation have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately therefor receivable upon the conversion of such share or shares of Series E Preferred Stock, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock immediately receivable upon such conversion had such reorganization or reclassification not taken place. In any such case, appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of such conversion rights.

(e)          Mandatory Conversion; Cancellation. Any shares of Series E Preferred Stock outstanding on August 28, 2016 (the “Mandatory Conversion Date”) shall be automatically converted into that number of fully-paid non-assessable shares of Common Stock which the holder thereof would have been entitled to receive had such shares of Series E Preferred Stock been converted into Common Stock pursuant to Section 6(a) on the Mandatory Conversion Date. All certificates evidencing the shares of Series E Preferred Stock held by a holder shall, on the Mandatory Conversion Date or such earlier date on which such certificates are so surrendered for conversion, be deemed to have been retired and canceled and the shares of Series E Preferred Stock represented thereby converted into shares of Common Stock as described above for all purposes. Upon the mandatory conversion of shares of Series E Preferred Stock pursuant to this Section 6(e), all accrued but unpaid dividends thereon shall be paid in cash within seven (7) days following the date on which such shares are converted (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible). The Corporation shall, promptly following the Mandatory Conversion Date, or such earlier date as the certificates representing all of the shares of Series E Preferred Stock held by a holder shall have been duly surrendered by such holder pursuant to this Section 6(e), issue and deliver to such holder, at such holder's address as it shall appear on the records of the Corporation, a certificate or certificates representing that number of fully-paid non-assessable shares of Common Stock issuable upon conversion of such shares pursuant to this Section 6(e).

ANNEX I - 21

7.          Transfer. No share of Series E Preferred Stock or any interest therein may be validly sold, assigned, awarded, pledged, encumbered, disposed or otherwise transferred, for consideration or otherwise, whether voluntarily, involuntarily or by operation of law (collectively, a “Transfer”), unless the holder receives from the Corporation its prior written consent to such Transfer. Any attempt to Transfer without such consent by the Corporation shall be null and void in all respects and the purported transferee shall not be recognized by the Corporation as a holder of Series E Preferred Stock for any purpose whatsoever.

8.          Covenants. So long as any shares of the Series E Preferred Stock are outstanding, the Corporation shall not amend, alter or repeal any provisions of the Certificate of Incorporation, this Certificate or the Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series E Preferred Stock without the affirmative vote of the holders of a majority of the then-outstanding shares of Series E Preferred Stock, voting separately as a class.

9.          Notices. All notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it at its principal executive offices and, if to any holder of Series E Preferred Stock, shall be delivered to such holder at such holder's address as it appears on the stock books of the Corporation.

10.        Waiver. Any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of Series E Preferred Stock by the affirmative written consent of stockholders holding a majority of the shares of the Series E Preferred Stock.

*******

ANNEX I - 22

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series E Preferred Stock of CollabRx, Inc. to be signed by its Chief Executive Officer on this ____ day of ________, 2015.

COLLABRX, INC.

By:
	Name:	Thomas R. Mika

ANNEX I - 23

PART II
INFORMATION NOT REQUIRED IN JOINT PROXY STATEMENT/PROSPECTUS

Item 20. Indemnification of Directors and Officers

The following is a summary of the statutes, certificate of incorporation, and bylaw provisions or other arrangements under which the registrant’s directors and officers are insured or indemnified against liability in their capacities as such. All the directors and officers of the registrants are covered by insurance policies maintained and held in effect by CollabRx against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Section 145 of Delaware General Corporation Law.

CollabRx is incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

Section 145 provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

A Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Certificate of Incorporation Provisions on Exculpation and Indemnification.

CollabRx’s Certificate of Incorporation, as amended provides that the personal liability of the directors of CollabRx is eliminated to the fullest extent permitted by paragraph (7) of Subsection 102 of the DGCL which provides that a director of CollabRx shall not be personally liable to either CollabRx for any of its stockholders for monetary damages for a breach of fiduciary duty except for: (i) breaches of the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law; (iii) as required by Section 174 of the DGCL; or (iv) a transaction resulting in an improper personal benefit. In addition the corporation has the power to indemnify any person serving as a director, officer or agent of the corporation to the fullest extent permitted by law.

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Bylaws Provisions on Indemnification.

The CollabRx bylaws generally provide that CollabRx shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may thereafter be amended, certain covered persons who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of CollabRx or, while a director or officer of CollabRx, is or was serving at the request of CollabRx as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such covered person. The CollabRx bylaws further specifies that the rights provided in the bylaws shall not be exclusive of any other rights that the covered person may have or thereafter acquire under any statute, provision of the CollabRx charter, the CollabRx bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The above discussion of the certificate of incorporation, as amended and the restated bylaws of the registrant is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, as amended and the restated bylaws.

Item 21. Exhibits and Financial Statement Schedules

(a)           Exhibits Index.

See the accompanying Exhibit Index beginning on page II-5 which is incorporated herein by reference.

(b)           Financial Statement Schedules.

The financial statements filed with this registration statement on Form S-4 are set forth in the Index to Medytox’s Financial Statements and the Index to CollabRx’s Financial Statements and are incorporated herein by reference.

Item 22. Undertakings

(a)	(1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that for the purpose of determining liabilities under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on August 28, 2015.

COLLABRX, INC.

By: /s/ Thomas R. Mika

       Thomas R. Mika

       President, Chief Executive Officer
       and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on the dates indicated below.

Name and Signature	Title	Date

/s/ Thomas R. Mika	President, Chief Executive Officer and Chairman of the Board	August 28, 2015
Thomas R. Mika	(principal executive officer)

/s/ Thomas R. Mika	Acting Chief Financial Officer	August 28, 2015
Thomas R. Mika	(principal financial and accounting officer)

*	Director	August 28, 2015
Jeffrey M. Krauss

*	Director	August 28, 2015
Carl Muscari

*	Director	August 28, 2015
James Karis

*	Director	August 28, 2015
Paul Billings

*By: /s/ Thomas R. Mika

Thomas R. Mika

Attorney-in-fact

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COLLABRX, INC.

EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-4

Exhibit Number		Description

2.1		Agreement and Plan of Merger, dated June 29, 2012, by and among Tegal Corporation, CLBR Acquisition Corp., CollabRx, Inc. and CommerceOne, as Stockholders’ Representative (incorporated by reference to Exhibit 10.1 to CollabRx’s Current Report on Form 8-K filed with the SEC on July 5, 2012).
2.2		Agreement and Plan of Merger, dated April 15, 2015, by and among Medytox Solutions, Inc., CollabRx, Inc. and CollabRx Merger Sub, Inc. (included as Annex A to the joint proxy statement/prospectus that is a part of this registration statement).(1)
3.1		Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of CollabRx's Quarterly Report on Form 10-Q filed with the SEC on November 14, 2013).
3.2		Restated Bylaws of Tegal Corporation (incorporated by reference to Exhibit 3.2 of CollabRx's Current Report on Form 8-K filed with the SEC on November 3, 2006).
4.1		Stockholders Agreement, dated July 12, 2012, by and among Tegal Corporation and the stockholders identified therein (incorporated by reference to Exhibit 10.4 to CollabRx's Current Report on Form 8-K filed with the SEC on July 18, 2012).
4.2		Form of Warrant.(2)
4.3		Shareholder Rights Agreement, dated as of April 13, 2011, by and between Tegal Corporation and Registrar and Transfer Company (incorporated by reference to Exhibit 4.1 of CollabRx's Registration Statement on Form 8-A filed with the SEC on April 14, 2011).
4.4		Amendment to Shareholder Rights Agreement, dated April 15, 2015, by and between CollabRx, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of CollabRx's Current Report on Form 8-K filed with the SEC on April 17, 2015).
5.1		Opinion of Goodwin Procter LLP regarding the validity of the securities being registered herein.(2)
8.1		Opinion of Goodwin Procter LLP regarding tax matters.(2)
8.2		Opinion of Akerman LLP regarding tax matters.(2)
10.1	**	Fifth Amended and Restated Stock Option Plan for Outside Directors (incorporated by reference to CollabRx’s Quarterly Report on Form 10-Q, for the quarter ended June 30, 2006, filed with the SEC on August 14, 2006.)
10.2	**	Eighth Amended and Restated 1998 Equity Participation Plan of Tegal Corporation (incorporated by reference to Exhibit 10.1 to CollabRx’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the SEC on August 14, 2006.)
10.3	**	2007 Incentive Award Plan (incorporated by reference to Appendix A to CollabRx’s definitive proxy statement on Schedule 14A, filed with the SEC on July 29, 2007).
10.4	**	Second Amended and Restated Employee Qualified Stock Purchase Plan (incorporated by reference to Appendix C to CollabRx’s revised definitive proxy statement on Schedule 14A filed with the SEC on July 29, 2004).
10.5		Form of Stock Option Agreement for Employees from the 2007 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to CollabRx’s Current Report on Form 8-K filed with the SEC on December 21, 2007).
10.6	**	Form of Non-Qualified Stock Option Agreement for Employees from the Eighth Amended and Restated 1998 Equity Participation Plan (incorporated by reference to Exhibit 10.1 to CollabRx’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2004).
10.7	**	Form of Restricted Stock Unit Award Agreement from the Eighth Amended and Restated 1998 Equity Participation (incorporated by reference to Exhibit 10.5.4 to CollabRx’s Current Report on Form 8-K filed with the SEC on July 11, 2005).
10.8	**	Restricted Stock Unit Award Agreement between Tegal Corporation and Tom Mika, dated July 5, 2005, (incorporated by reference to Exhibit 10.4 to CollabRx’s Current Report on Form 8-K filed with the SEC on July 11, 2005).
10.9	**	Restricted Stock Unit Awards between Tegal Corporation and each of Thomas Mika and Christine Hergenrother, each dated October 7, 2010. (2)
10.10		Warrant issued to se2quel Partners LLC dated January 14, 2011 (incorporated by reference to Exhibit 99.3 to CollabRx’s Current Report on Form 8-K filed with the SEC on January 21, 2011).

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10.11		Warrant issued to se2quel Management GmbH dated January 14, 2011 (incorporated by reference to Exhibit 99.4 to CollabRx’s Current Report on Form 8-K filed with the SEC on January 21, 2011).
10.12		Warrant Transfer Agreement and replacement Warrants issued dated March 31, 2012 (incorporated by reference to Exhibit 99.5 to CollabRx’s Annual Report on Form 10-K filed with the SEC on June 14, 2012).
10.13		Warrant Transfer Agreement issued dated March 31, 2013 (incorporated by reference to Exhibit 10.13 to CollabRx’s Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.14	**	Employment Agreement, dated June 29, 2012, by and between Tegal Corporation and James Karis (incorporated by reference to Exhibit 10.2 to CollabRx’s Current Report on Form 8-K filed with the SEC on July 5, 2012).
10.15		Agreement Not to Compete, dated July 12, 2012, by and between Tegal Corporation and Jay M. Tenenbaum (incorporated by reference to Exhibit 10.1 to CollabRx’s Current Report on Form 8-K filed with the SEC on July 18, 2012).
10.16		Promissory Note issued by Tegal Corporation on July 12, 2012 to Jay M. Tenenbaum (incorporated by reference to Exhibit 10.2 to CollabRx’s Current Report on Form 8-K filed with the SEC on July 18, 2012).
10.17		Promissory Note issued by Tegal Corporation on July 12, 2012 to CommerceNet (incorporated by reference to Exhibit 10.3 to CollabRx’s Current Report on Form 8-K filed with the SEC on July 18, 2012).
10.18	**	Restricted Stock Unit Award Agreement, dated July 12, 2012, by and between Tegal Corporation and James Karis (incorporated by reference to Exhibit 10.7 to CollabRx’s Current Report on Form 8-K filed with the SEC on July 18, 2012).
10.19		Indemnity Agreement, dated July 12, 2012, by and between Tegal Corporation and James Karis (incorporated by reference to Exhibit 10.8 to CollabRx’s Current Report on Form 8-K filed with the SEC on July 18, 2012).
10.20	**	Amendment No. 1 to Employment Agreement, dated as of December 7, 2012, by and between CollabRx, Inc. and James M. Karis (incorporated by reference to Exhibit 10.1 to CollabRx’s Current Report on Form 8-K filed with the SEC on December 7, 2012).
10.21	**	Amendment No. 1 to Restricted Stock Unit Award Agreement, dated as of December 7, 2012, by and between CollabRx, Inc. and James M. Karis (incorporated by reference to Exhibit 10.2 to CollabRx’s Current Report on Form 8-K filed with the SEC on December 7, 2012).
10.22	**	Employment Agreement, dated February 12, 2013, by and among CollabRx, Inc. and Thomas R. Mika (incorporated by reference to Exhibit 10.1 to CollabRx’s Current Report on Form 8-K filed with the SEC on February 12, 2013).
10.23	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and Smruti Vidwans (incorporated by reference to Exhibit 10.23 to CollabRx’s Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.24	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and Michelle Turski (incorporated by reference to Exhibit 10.24 to CollabRx’s Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.25	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and Lisandra West (incorporated by reference to Exhibit 10.25 to CollabRx’s Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.26	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and Gavin Gordon (incorporated by reference to Exhibit 10.26 to CollabRx’s Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.27	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and John Randy Gobbel (incorporated by reference to Exhibit 10.27 to CollabRx’s Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.28	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and George Lundberg (incorporated by reference to Exhibit 10.28 to CollabRx’s Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.29	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and Jeff Shrager (incorporated by reference to Exhibit 10.29 to CollabRx’s Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.30		Loan and Security Agreement, dated January 16, 2015, between CollabRx, Inc. and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.1 to CollabRx’s Report on Form 8-K filed with the SEC on January 22, 2015).

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10.31	Agreement, dated January 16, 2015, between CollabRx, Inc. and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.2 to CollabRx’s Current Report on Form 8-K filed with the SEC on January 22, 2015).
10.32	Parent Support Agreement, dated April 15, 2015, between Medytox Solutions, Inc. and Thomas R. Mika (incorporated by reference to Exhibit 10.1 of CollabRx's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.33	Form of Company Support Agreement, dated April 15, 2015, between CollabRx, Inc. and certain Medytox Solutions, Inc. stockholders identified therein (incorporated by reference to Exhibit 10.2 of CollabRx's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.34	Stockholders Agreement, dated April 15, 2015, among CollabRx, Inc., Thomas R. Mika and certain Medytox Solutions, Inc. stockholders identified therein (incorporated by reference to Exhibit 10.3 of CollabRx's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.35	Agreement regarding Termination of Employment, dated April 15, 2015, among CollabRx, Inc., Medytox Solutions, Inc. and Thomas R. Mika (incorporated by reference to Exhibit 10.4 of CollabRx's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.36	Agreement regarding Termination of Employment, dated April 15, 2015, among CollabRx, Inc., Medytox Solutions, Inc. and Clifford Baron (incorporated by reference to Exhibit 10.5 of CollabRx's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.37	Form of Employment Agreement among New Sub, CollabRx, Inc. and Thomas R. Mika (incorporated by reference to Exhibit 10.6 of CollabRx's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.38	Form of Employment Agreement among New Sub, CollabRx, Inc. and Clifford Baron (incorporated by reference to Exhibit 10.7 of CollabRx's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.39	Agreement, dated August 22, 2011, among Trident Laboratories, Inc., its shareholders and Medytox Institute of Laboratory Medicine, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on November 4, 2011.)
10.40	Agreement, dated August 22, 2011, among Medical Billing Choices, Inc., its shareholders and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on November 4, 2011.)
10.41	Promissory Note, dated as of December 6, 2011, issued by Medytox Solutions, Inc. to Valley View Drive Associates, LLC (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on December 12, 2011.)
10.42	Convertible Promissory Note, dated as of December 6, 2011, issued by Medytox Solutions, Inc. to Valley View Drive Associates, LLC (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on December 12, 2011.)
10.43	Security Agreement, dated as of December 6, 2011, among Medytox Solutions, Inc., Medytox Management Solutions Corp., Medytox Institute of Laboratory Medicine, Inc. and Valley View Drive Associates, LLC (incorporated by reference to Exhibit 10.3 to Medytox's Current Report on Form 8-K filed with the SEC on December 12, 2011.)
10.44	Membership Interest Purchase Agreement, dated as of February 16, 2012, between Marylu Villasenor Hall and Medytox Diagnostics, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on February 17, 2012.)
10.45	Secured Promissory Note, dated February 16, 2012, issued by Medytox Diagnostics, Inc. to Marylu Villasenor Hall (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on February 17, 2012.)
10.46	Senior Secured Revolving Credit Facility Agreement, dated as of April 30, 2012, among Medytox Solutions, Inc., Medytox Medical Marketing & Sales, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.47	Revolving Promissory Note, dated April 30, 2012, issued by Medytox Solutions, Inc. to TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.48	Guaranty Agreement, dated as of April 30, 2012, by Medytox Medical Marketing & Sales, Inc. in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.3 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)

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10.49	Guaranty Agreement, dated as of April 30, 2012, by Medytox Diagnostics, Inc. in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.4 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.50	Guaranty Agreement, dated as of April 30, 2012, by PB Laboratories, LLC in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.5 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.51	Security Agreement, dated as of April 30, 2012, between Medytox Solutions, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.6 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.52	Security Agreement, dated as of April 30, 2012, between Medytox Medical Marketing & Sales, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.7 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.53	Security Agreement, dated as of April 30, 2012, between Medytox Diagnostics, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.8 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.54	Security Agreement, dated as of April 30, 2012, between PB Laboratories, LLC and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.9 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.55	Amendment No. 1 to Senior Secured Revolving Credit Facility, dated as of July 31, 2012, among Medytox Solutions, Inc., Medytox Medical Marketing & Sales, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on August 15, 2012.)
10.56	Amended and Restated Revolving Promissory Note, dated July 31, 2012, issued by Medytox Solutions, Inc. to TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on August 15, 2012.)
10.57	Amendment to Convertible Promissory Note, dated as of July 27, 2012, between Medytox Solutions, Inc. and Valley View Drive Associates, LLC (incorporated by reference to Exhibit 10.4 to Medytox's Current Report on Form 8-K filed with the SEC on August 15, 2012.)
10.58	Amendment to Security Agreement, dated as of July 27, 2012, among Medytox Solutions, Inc., Medytox Medical Management Solutions Corp. and Medytox Institute of Laboratory Medicine, Inc. in favor of Valley View Drive Associates, LLC (incorporated by reference to Exhibit 10.5 to Medytox's Current Report on Form 8-K filed with the SEC on August 15, 2012.)
10.59	Membership Interest Purchase Agreement, dated as of October 31, 2012, between Medytox Diagnostics, Inc. and Marylu Villasenor Hall (incorporated by reference to Exhibit 10.10 to Medytox's Quarterly Report on Form 10-Q/A filed with the SEC on November 21, 2012.)
10.60	Secured Promissory Note, dated October 31, 2012, issued by Medytox Diagnostics, Inc. to Marylu Villasenor Hall (incorporated by reference to Exhibit 10.11 to Medytox's Quarterly Report on Form 10-Q/A filed with the SEC on November 21, 2012.)
10.61	Amendment No. 2 to Senior Secured Revolving Credit Facility Agreement, dated as of October 31, 2012, among Medytox Solutions, Inc., Medytox Medical Marketing & Sales, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on December 17, 2012.)
10.62	Amended and Restated Revolving Promissory Note, dated October 31, 2012, issued by Medytox Solutions, Inc. to TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on December 17, 2012.)
10.63	Stock Purchase Agreement, dated as of December 7, 2012, between Luisa G. Suarez and Medytox Diagnostics, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on December 19, 2012.)
10.64	Stock Purchase Agreement, dated as of December 7, 2012, between Balbino Suarez and Medytox Diagnostics, Inc.( incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on December 19, 2012.)
10.65	Secured Promissory Note, dated December 7, 2012, issued by Medytox Diagnostics, Inc. to Balbino Suarez (incorporated by reference to Exhibit 10.3 to Medytox's Current Report on Form 8-K filed with the SEC on December 19, 2012.)
10.66	Guarantee of Medytox Solutions, Inc., dated December 7, 2012, of Secured Promissory Note issued to Balbino Suarez (incorporated by reference to Exhibit 10.4 to Medytox's Current Report on Form 8-K filed with the SEC on December 19, 2012.)

II-8

10.67		Option Agreement, dated as of December 31, 2012, between Joseph Fahoome and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on January 15, 2013.)
10.68		Option Agreement, dated as of December 31, 2012, between Robert Kuechenberg and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on January 15, 2013.)
10.69		Amendment No. 3 to Senior Secured Revolving Credit Facility Agreement, dated as of February 28, 2013, among Medytox Solutions, Inc., Medytox Medical Marketing & Sales, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC, Biohealth Medical Laboratory, Inc., Advantage Reference Labs, Inc., and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.70		Amended and Restated Revolving Promissory Note, dated February 28, 2013, by Medytox Solutions, Inc. to TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.71		Guaranty Agreement, dated as of January 22, 2013, by Biohealth Medical Laboratory, Inc. in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.3 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.72		Security Agreement, dated as of January 22, 2013, between Biohealth Medical Laboratory, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.4 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.73		Guaranty Agreement, dated as of February 28, 2013, by Advantage Reference Labs, Inc. in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.5 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.74		Security Agreement, dated as of February 28, 2013, between Advantage Reference Labs, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.6 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.75		Consulting Agreement, dated May 25, 2011, between Seamus Lagan and Medytox Solutions, Inc. ( incorporated by reference to Exhibit 10.37 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.76		Consulting Agreement, dated October 3, 2011, between Alcimede LLC and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.38 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.77		Consulting Agreement, dated as of October 1, 2012, between Alcimede LLC and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.39 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.78	+	Employment Agreement, dated as of October 1, 2012, between Medytox Solutions, Inc. and Dr. Thomas F. Mendolia (incorporated by reference to Exhibit 10.45 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013)
10.79		Stock Purchase Agreement, dated as of January 1, 2013, among Bill White, Jackson R. Ellis and Medytox Diagnostics, Inc. (incorporated by reference to Exhibit 10.46 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.80		Secured Promissory Note, dated January 1, 2013, issued by Medytox Diagnostics, Inc. to Bill White (incorporated by reference to Exhibit 10.47 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.81		Secured Promissory Note, dated January 1, 2013, issued by Medytox Diagnostics, Inc. to Jackson R. Ellis (incorporated by reference to Exhibit 10.48 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.82		Promissory Note, dated March 13, 2013, issued by Alethea Laboratories, Inc. to Summit Diagnostics, LLC (incorporated by reference to Exhibit 10.49 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.83		Membership Interest Purchase Agreement, dated as of January 14, 2013, as amended, among Reginald Samuels, Ralph Perricelli and Medytox Diagnostics, Inc. (incorporated by reference to Exhibit 10.50 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.84		Convertible Debenture, dated April 4, 2013, issued by Medytox Solutions, Inc. to Reginald Samuels (incorporated by reference to Exhibit 10.51 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.85		Convertible Debenture, dated April 4, 2013, issued by Medytox Solutions, Inc. to Ralph Perricelli (incorporated by reference to Exhibit 10.52 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)

II-9

10.86		Option Agreement, effective as of April 19, 2013, between Christopher E. Diamantis and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on April 26, 2013.)
10.87		Option Agreement, effective as of April 19, 2013, between Benjamin Frank and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on April 26, 2013.)
10.88		Amendment No. 4 to Senior Secured Revolving Credit Facility Agreement, dated as of June 30, 2013, among Medytox Solutions, Inc., Medytox Medical Marketing & Sales, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC, Biohealth Medical Laboratory, Inc., Advantage Reference Labs, Inc., International Technologies, LLC, Alethea Laboratories, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)
10.89		Fourth Amended and Restated Revolving Promissory Note, dated June 30, 2013 (effective date July 15, 2013), issued by Medytox Solutions, Inc. to TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)
10.90		Guaranty Agreement, dated as of July 15, 2013, by International Technologies, LLC in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.3 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)
10.91		Security Agreement, dated as of July 15, 2013, between International Technologies, LLC and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.4 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)
10.92		Guaranty Agreement, dated as of July 15, 2013, by Alethea Laboratories, Inc. in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.5 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)
10.93		Security Agreement, dated as of July 15, 2013, between Alethea Laboratories, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.6 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)
10.94		Amendment, dated July 12, 2013, to the Agreement, dated August 22, 2011, among Medical Billing Choices, Inc., its shareholders and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.53 to Medytox's Quarterly Report on Form 10-Q filed with the SEC on August 14, 2013.)
10.95	+	Form of Medytox Solutions, Inc. 2013 Incentive Compensation Plan Restricted Stock Agreement (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on March 19, 2014.)
10.96		Stock Purchase Agreement, dated as of March 18, 2014, by and among Clinlab, Inc., Daniel Stewart, James A. Wilson, Medytox Information Technology, Inc. and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.65 to Medytox's Annual Report on Form 10-K filed with the SEC on March 31, 2014.)
10.97		Form of Purchase Option Agreement between Medytox Solutions, Inc., and each holder of Series B Preferred Stock (incorporated by reference to Exhibit 10.66 to Medytox's Annual Report on Form 10-K filed with the SEC on March 31, 2014.)
10.98		Consulting Agreement, dated March 15, 2014, between Medytox Solutions, Inc. and SS International Consulting, Ltd. (incorporated by reference to Exhibit 10.67 to Medytox's Annual Report on Form 10-K filed with the SEC on March 31, 2014.)
10.99		Stock Purchase Agreement, dated as of August 26, 2014, by and among Epinex Diagnostics Laboratories, Inc., Epinex Diagnostics, Inc., Medytox Diagnostics, Inc. and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on August 28, 2014.)
10.100	+	Agreement for the Retirement as CEO and Release of Any and All Claims by and between Medytox Solutions, Inc. and William G. Forhan, dated August 26, 2014, effective as of September 11, 2014 (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on September 12, 2014.)
10.101		Amendment to Consulting Agreement, by and between Medytox Solutions, Inc. and Alcimede LLC, dated as of September 11, 2014 (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on September 12, 2014.)
10.102	+	Employment Agreement by and between Medytox Solutions, Inc. and Samuel R. Mitchell, dated as of February 4, 2015 (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on February 18, 2015).

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21.1	List of Subsidiaries of CollabRx (Incorporated by reference to Exhibit 21.1 of CollabRx’s Annual Report on Form 10-K filed with the SEC on June 26, 2015).
23.1	Consent of Independent Registered Public Accounting Firm – Burr Pilger Mayer, Inc.
23.2	Consent of Green & Company, CPAs.
23.3	Consent of DKM Certified Public Accountants.
23.4	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
23.5	Consent of Goodwin Procter LLP (included in Exhibit 8.1).
23.6	Consent of Akerman LLP (included in Exhibit 8.2).
24.1	Power of Attorney for CollabRx, Inc. (3)
99.1	Proxy Card of CollabRx, Inc.(2)
99.2	Proxy Card of Medytox Solutions, Inc.(2)
99.3	Consent of Ladenburg Thalmann & Co, Inc.
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

(1)	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. CollabRx will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.
(2)	To be filed by pre-effective amendment.
(3)	Previously filed.
**	Management contract for compensatory plan or arrangement.

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